The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has been omitted from this free writing prospectus.

         THE DATE OF THIS FREE WRITING PROSPECTUS IS SEPTEMBER 13, 2006

     The depositor has filed a registration statement (including a prospectus)
with the SEC (SEC File No. 333-130408) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

                                ---------------

                                 $2,246,176,000
                                 (APPROXIMATE)

                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
                               as Issuing Entity

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                  as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                          as Sponsors and Loan Sellers

                                ---------------

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to the securitization transaction that is the subject of this offering prospectus. This offering prospectus relates to, and is accompanied by, our base prospectus dated September 13, 2006. Only the classes of commercial mortgage pass-through certificates listed in the table below are being offered by this offering prospectus and the accompanying base prospectus. The offered certificates represent beneficial interests only in the issuing entity identified above and will not represent obligations of or interests in the depositor, any sponsor or any of their respective affiliates. The assets of the issuing entity will consist primarily of a pool of 211 commercial, multifamily and manufactured housing community mortgage loans with an initial mortgage pool balance of approximately $2,425,022,033 and the other characteristics described in this offering prospectus.

     INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD CAREFULLY
REVIEW THE FACTORS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 37 OF THIS
OFFERING PROSPECTUS AND ON PAGE 18 OF THE ACCOMPANYING BASE PROSPECTUS.

     The holders of each class of offered certificates will be entitled to receive monthly distributions of interest, principal or both, commencing in
October 2006. The offered certificates will accrue interest from September 1,
2006. Credit enhancement for any particular class of the offered certificates is being provided through the subordination of various other classes, including multiple non-offered classes, of the certificates.

                                              APPROXIMATE        APPROXIMATE
                            EXPECTED            INITIAL            INITIAL
                            RATINGS         TOTAL PRINCIPAL     PASS-THROUGH       ASSUMED FINAL          RATED FINAL
                        (FITCH/MOODY'S)         BALANCE             RATE         DISTRIBUTION DATE     DISTRIBUTION DATE
                       -----------------   -----------------   --------------   -------------------   ------------------

Class A-1 ..........        AAA/Aaa         $   66,580,000                %        August 2011            July 2046
Class A-2 ..........        AAA/Aaa         $  163,000,000                %        October 2011           July 2046
Class A-3 ..........        AAA/Aaa         $   34,000,000                %        August 2013            July 2046
Class A-SB .........        AAA/Aaa         $  118,000,000                %       December 2015           July 2046
Class A-4 ..........        AAA/Aaa         $1,023,044,000                %       September 2016          July 2046
Class A-1A .........        AAA/Aaa         $  292,891,000                %       September 2016          July 2046
Class AM ...........        AAA/Aaa         $  242,502,000                %       September 2016          July 2046
Class AJ ...........        AAA/Aaa         $  190,971,000                %       September 2016          July 2046
Class B ............         AA/Aa2         $   48,500,000                %       September 2016          July 2046
Class C ............        AA-/Aa3         $   18,188,000                %       September 2016          July 2046
Class D ............          A/A2          $   48,500,000                %       September 2016          July 2046

                                ---------------

     No one will list the offered certificates on any national securities exchange or any automated quotation system of any registered securities association. The Securities and Exchange Commission and state securities regulators have not approved or disapproved of the certificates offered to you or determined if this offering prospectus or the accompanying base prospectus is adequate or accurate. Any representation to the contrary is a criminal offense.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, Countrywide Securities
Corporation, PNC Capital Markets LLC, Goldman, Sachs & Co. and Morgan Stanley &
Co. Incorporated are the underwriters of this offering. Merrill Lynch, Pierce,
Fenner & Smith Incorporated and Countrywide Securities Corporation are acting as joint bookrunning managers in the following manner: Countrywide Securities
Corporation is acting as sole bookrunning manager with respect to % of the class certificates, and Merrill Lynch, Pierce, Fenner & Smith Incorporated is
acting as sole bookrunning manager with respect to the remainder of the class certificates and all other classes of offered certificates. PNC Capital
Markets LLC, Goldman Sachs & Co. and Morgan Stanley & Co. Incorporated will act as co-managers. We will sell the offered certificates to the underwriters, who will sell their respective allotments of those securities from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters expect to deliver the offered certificates to purchasers on or about September 29, 2006. We will identify in a final prospectus supplement relating to the offered certificates the amount of sale proceeds that we expect to receive from this offering before deducting expenses payable by us. Not every underwriter will have an obligation to buy offered certificates from us.

                                ---------------

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION

                            PNC CAPITAL MARKETS LLC

GOLDMAN, SACHS & CO.                                              MORGAN STANLEY

                                TABLE OF CONTENTS

                               OFFERING PROSPECTUS

                                                                            Page
                                                                            ----

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING

  Cross-Collateralized and Cross-Defaulted Mortgage Loans,
    Multi-Property Mortgage Loans and Mortgage Loans with
    Affiliated Borrowers ..................................................   69
  Terms and Conditions of the Mortgage Loans ..............................   71
  Collateral Substitution and Partial Releases Other Than In

  The Controlling Class Representative and the Loan Combination

                                        3

  Reductions to Certificate Principal Balances in Connection with
    Realized Losses and Additional Trust Fund Expenses ....................  175
  Advances of Delinquent Monthly Debt Service Payments and

                                        4

Annex A-1    --    Certain Characteristics of the Mortgage Loans
Annex A-2    --    Certain Statistical Information Regarding the Mortgage Loans
Annex A-3    --    Sonic Automotive I Amortization Schedule
Annex A-4    --    Memorial Regional MOB III Amortization Schedule
Annex B      --    Certain Characteristics Regarding Multifamily Properties
Annex C      --    Structural and Collateral Term Sheet*
Annex D      --    Form of Trustee Report
Annex E      --    Class A-SB Planned Principal Balance Schedule
Annex F      --    Global Clearance, Settlement And Tax Documentation Procedures

*     Includes Description of the Ten Largest Mortgage Loans and/or Groups of
      Cross-Collateralized Mortgage Loans.

                                        5

        IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS OFFERING
                PROSPECTUS AND THE ACCOMPANYING BASE PROSPECTUS

      Information about the offered certificates is contained in two separate documents--

      o     this offering prospectus, which describes the specific terms of the offered certificates; and

      o     the accompanying base prospectus, which provides general
            information, some of which may not apply to the offered
            certificates.

      You should read both this offering prospectus and the accompanying base prospectus in full to obtain material information concerning the offered certificates. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this offering prospectus and the accompanying base prospectus.

      When reading the accompanying base prospectus in conjunction with this offering prospectus, references in the accompanying base prospectus to
"prospectus supplement" should be read as references to this offering prospectus.

      The annexes attached to this offering prospectus are hereby incorporated into and made a part of this offering prospectus.

      This offering prospectus and the accompanying base prospectus do not constitute an offer to sell or a solicitation of an offer to buy any security other than the offered certificates, nor do they constitute an offer to sell or a solicitation of an offer to buy any of the offered certificates to any person in any jurisdiction in which it is unlawful to make such an offer or solicitation to such person.

      Merrill Lynch Mortgage Investors, Inc., which is the depositor for the subject securitization transaction, has prepared this offering prospectus and the accompanying base prospectus. Accordingly references to "we", "us", "our"
and "depositor" in either this offering prospectus or the accompanying base prospectus refer or relate to Merrill Lynch Mortgage Investors, Inc.

                      NOTICE TO RESIDENTS OF UNITED KINGDOM

      Within the United Kingdom, this offering prospectus and the accompanying base prospectus are directed only at persons who (i) have professional experience in matters relating to investments or (ii) are persons falling within
Articles 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial
Promotion) Order 2001 (all such persons together being referred to as "Relevant
U.K. Persons"). This offering prospectus and the accompanying base prospectus must not be acted on or relied on within the United Kingdom by persons who are not Relevant U.K. Persons. Within the United Kingdom, any investment or investment activity to which this offering prospectus and the accompanying base prospectus relate, including the offered certificates, is available only to
Relevant U.K. Persons and will be engaged in only with Relevant U.K. Persons.

                             EUROPEAN ECONOMIC AREA

      Each underwriter has agreed with us that it will abide by certain selling restrictions with respect to offers of series certificates to the public in the
European Economic Area. See "Method of Distribution" in this offering prospectus.

                                        6

          NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

      Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this offering prospectus may have been attached are not applicable to this offering prospectus and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this offering prospectus having been sent via Bloomberg or another e-mail system.

                                        7

                         SUMMARY OF OFFERING PROSPECTUS

      This summary contains selected information regarding the offering being made by this offering prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand more fully the terms of the offering of the offered certificates, you should read carefully this offering prospectus and the accompanying base prospectus in full.

                   OVERVIEW OF THE SERIES 2006-3 CERTIFICATES

      The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as Commercial Mortgage Pass-Through
Certificates, Series 2006-3, and issued in multiple classes. The immediately following table identifies and specifies various characteristics for those classes of certificates, both offered and non-offered, that bear interest.

          Commercial Mortgage Pass-Through Certificates, Series 2006-3

                                                APPROX.        APPROX. %                     APPROX.
                              APPROX. %      INITIAL TOTAL     OF INITIAL       PASS-        INITIAL    WEIGHTED
               EXPECTED         TOTAL      PRINCIPAL BALANCE    MORTGAGE       THROUGH        PASS-     AVERAGE
               RATINGS         CREDIT         OR NOTIONAL         POOL          RATE         THROUGH      LIFE        PRINCIPAL
CLASS      (FITCH/MOODY'S)     SUPPORT          AMOUNT          BALANCE      DESCRIPTION       RATE     (YEARS)        WINDOW
-----      ---------------    ---------    -----------------   ----------    -----------     -------   ----------    -----------

Offered Certificates
A-1            AAA/Aaa         30.000%     $    66,580,000         2.746%                       %          2.951     10/06-08/11
A-2            AAA/Aaa         30.000%     $   163,000,000         6.722%                       %          4.953     08/11-10/11
A-3            AAA/Aaa         30.000%     $    34,000,000         1.402%                       %          6.787     07/13-08/13
A-SB           AAA/Aaa         30.000%     $   118,000,000         4.866%                       %          7.176     10/11-12/15
A-4            AAA/Aaa         30.000%     $ 1,023,044,000        42.187%                       %          9.748     12/15-09/16
A-1A           AAA/Aaa         30.000%     $   292,891,000        12.078%                       %          9.040     10/06-09/16
AM             AAA/Aaa         20.000%     $   242,502,000        10.000%                       %          9.953     09/16-09/16
AJ             AAA/Aaa         12.125%     $   190,971,000         7.875%                       %          9.953     09/16-09/16
B               AA/Aa2         10.125%     $    48,500,000         2.000%                       %          9.953     09/16-09/16
C              AA-/Aa3          9.375%     $    18,188,000         0.750%                       %          9.953     09/16-09/16
D                A/A2           7.375%     $    48,500,000         2.000%                       %          9.953     09/16-09/16

Certificates Not Offered
E               A-/A3           6.500%     $    21,219,000         0.875%                       %          9.953     09/16-09/16
F             BBB+/Baa1         5.000%     $    36,375,000         1.500%                       %         10.020     09/16-10/16
G              BBB/Baa2         4.000%     $    24,251,000         1.000%                       %         10.036     10/16-10/16
H             BBB-/Baa3         3.125%     $    21,219,000         0.875%                       %         10.036     10/16-10/16
J              BB+/Ba1          2.625%     $    12,125,000         0.500%                       %         10.036     10/16-10/16
K               BB/Ba2          2.375%     $     6,062,000         0.250%                       %         10.036     10/16-10/16
L              BB-/Ba3          2.000%     $     9,094,000         0.375%                       %         10.036     10/16-10/16
M               B+/B1           1.750%     $     6,063,000         0.250%                       %         10.265     10/16-02/17
N                B/B2           1.500%     $     6,062,000         0.250%                       %         10.369     02/17-02/17
P               B-/B3           1.375%     $     3,031,000         0.125%                       %         10.369     02/17-02/17
Q               NR/NR           0.000%     $    33,345,032         1.375%                       %         11.980     02/17-07/24
X              AAA/Aaa          N/A        $ 2,425,022,032         N/A        Variable          %         N/A            N/A

      In reviewing the foregoing table, prospective investors should note that--

      o     The class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G,
            H, J, K, L, M, N, P and Q certificates are the only certificates identified in the table that have principal balances and are sometimes referred to in this offering prospectus as principal balance certificates. The principal

                                        8

            balance of any of those certificates at any time represents the maximum amount that the holder may receive as principal out of cash flow received on or with respect to the mortgage loans.

      o     The class X certificates do not have principal balances. They are interest-only certificates and will accrue interest on a notional amount.

      o     For purposes of calculating the amount of accrued interest on the class X certificates, that class of certificates will have a total notional amount equal to the total principal balance of the class
            A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J, K,
            L, M, N, P and Q certificates outstanding from time to time.

      o     The actual total principal balance or notional amount, as
            applicable, of any class of certificates at initial issuance may be larger or smaller than the amount shown above, depending on the actual size of the initial mortgage pool balance or for other reasons. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this offering prospectus.

      o     The ratings shown in the table are those expected of Fitch, Inc. and
            Moody's Investors Service, Inc., respectively. It is a condition to the issuance of the offered certificates that they receive ratings no lower than those shown in the table. The rated final distribution date for the offered certificates is the distribution date in July
            2046. See "Ratings" in this offering prospectus.

      o     The percentages indicated under the column "Approx. % Total Credit
            Support" with respect to the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates represent the approximate credit support for those classes of certificates, collectively.

      o     Each class of certificates identified in the table as having a
            "Fixed" pass-through rate will have a fixed pass-through rate that will remain constant at the initial pass-through rate shown for that class in the table.

      o     Each class of certificates identified in the table as having a "WAC
            Cap" pass-through rate will have a variable pass-through rate equal to the lesser of--

            (a)   the initial pass-through rate identified in the table with respect to that class, and

            (b)   a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

      o     Each class of certificates identified in the table as having a "WAC"
            pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time.

      o     Each class of certificates identified in the table as having a
            "WAC-x%" pass-through rate will have a variable pass-through rate equal to a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, minus x%.

      o     The pass-through rate for the class X certificates, will equal the weighted average of the respective strip rates at which interest accrues from time to time on the respective components of the total notional amount of the subject class of certificates. The total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates. The class X strip rate applicable to the accrual of interest on

                                        9

            any particular component of the total principal balance of the class
            X certificates will generally equal the excess, if any, of--

            1.    a weighted average of the adjusted net mortgage interest rates on the mortgage loans from time to time, over

            2.    the pass-through rate from time to time on the class of
                  principal balance certificates whose total principal balance constitutes the subject component.

      o     The initial pass-through rates listed in the table for the class X certificates and each class of certificates identified in the table as having a WAC or a WAC-x% pass-through rate are approximate.

      o     As to any given class of offered certificates, the weighted average life is the average amount of time in years between the assumed settlement date for that class of certificates and the payment of each dollar of principal of that class of certificates.

      o     As to any given class of offered certificates, the principal window is the period during which holders of those certificates would receive distributions of principal. The distribution date in the last month of the principal window for any class of offered certificates would be the final principal distribution date for that class.

      o     The weighted average lives and principal windows for the respective classes of offered certificates have been calculated based on the assumptions, among others, that--

            1.    each mortgage loan with an anticipated repayment date is paid in full on that date,

            2.    no mortgage loan is otherwise prepaid prior to maturity,

            3.    no defaults or losses occur with respect to the mortgage
                  loans, and

            4.    no extensions of maturity dates of mortgage loans occur.

            See "Yield and Maturity Considerations--Weighted Average Lives" in
            this offering prospectus.

      o     The certificates will also include the class R-I, R-II and Z certificates, which are not presented in the table. The class R-I,
            R-II and Z certificates do not have principal balances or notional amounts and do not accrue interest. The class R-I, R-II and Z certificates are not offered by this offering prospectus.

      o     When we refer to the "adjusted net mortgage interest rate" of a mortgage loan in the bullets above, we mean the mortgage interest rate for that mortgage loan in effect as of the date of initial issuance of the certificates--

            1.    without regard to any increase in the mortgage interest rate that may occur in connection with a default,

            2.    without regard to any modification of the mortgage interest rate that may occur after the date of initial issuance of the certificates,

                                       10

            3.    without regard to any increase in the mortgage interest rate that may occur if that mortgage loan, if it has an anticipated repayment date, is not repaid in full on or before that
                  anticipated repayment date, and

            4.    net of the sum of the per annum rates at which the related master servicing fee (which is inclusive of primary servicing fees with respect to each mortgage loan) and the trustee fee accrue,

as that net mortgage interest rate for that mortgage loan, if it accrues interest on the basis of the actual number of days during each one-month accrual period in a year assumed to consist of 360 days, may be adjusted in the manner described in this offering prospectus for purposes of calculating the pass-through rates of the various classes of interest-bearing certificates.

      The offered certificates will evidence beneficial ownership interests in the assets of the issuing entity. The primary assets of the issuing entity will consist of a segregated pool of commercial, multifamily and manufactured housing community mortgage loans. When we refer to mortgage loans in this offering prospectus, we are referring to the mortgage loans that we intend to transfer to the issuing entity, unless the context clearly indicates otherwise. We identify the mortgage loans that we intend to transfer to the issuing entity on Annex A-1 to this offering prospectus.

      The governing document for purposes of issuing the offered certificates, as well as the other certificates, and forming the issuing entity will be a pooling and servicing agreement to be dated as of September 1, 2006. The pooling and servicing agreement will also govern the servicing and administration of the mortgage loans and the other assets that back the certificates. The parties to the pooling and servicing agreement will include us, a trustee, two master servicers and a special servicer. A copy of the pooling and servicing agreement will be filed with the Securities and Exchange Commission as an exhibit to a current report on Form 8-K following the initial issuance of the certificates.
The Securities and Exchange Commission will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Available
Information" in the accompanying base prospectus.

                                RELEVANT PARTIES

ISSUING ENTITY

      ML-CFC Commercial Mortgage Trust 2006-3, a New York common law trust, is the entity that will hold and own the mortgage loans and in whose name the certificates will be issued. See "Transaction Participants--The Issuing Entity"
in this offering prospectus and "The Trust Fund--Issuing Entities" in the accompanying base prospectus.

DEPOSITOR

      We are Merrill Lynch Mortgage Investors, Inc., the depositor of the series
2006-3 securitization transaction. We are a special purpose Delaware corporation. Our address is 4 World Financial Center, 16th Floor, 250 Vesey
Street, New York, New York 10080 and our telephone number is (212) 449-1000. We will acquire the mortgage loans and transfer them to the issuing entity. We are an affiliate of Merrill Lynch Mortgage Lending, Inc., one of the sponsors, and
Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters. See
"Transaction Participants--The Depositor" in this offering prospectus and "The
Depositor" in the accompanying base prospectus.

                                       11

SPONSORS / MORTGAGE LOAN SELLERS

      Merrill Lynch Mortgage Lending, Inc., Countrywide Commercial Real Estate
Finance, Inc., and PNC Bank, National Association will be the sponsors with respect to the series 2006-3 securitization transaction. Countrywide Commercial
Real Estate Finance, Inc. is an affiliate of Countrywide Securities Corporation, one of the underwriters. Merrill Lynch Mortgage Lending, Inc. is our affiliate and an affiliate of Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of
the underwriters. PNC Bank, National Association is an affiliate of Midland Loan
Services, Inc., one of the master servicers, and an affiliate of PNC Capital
Markets LLC, one of the underwriters.

      We will acquire the mortgage loans that will back the certificates from the sponsors, each of which originated or acquired from a third party the mortgage loans to be transferred to the issuing entity. Accordingly, the sponsors are also referred to as mortgage loan sellers in this offering prospectus.

      The following table shows the number of mortgage loans that we expect will be sold to us by each sponsor and the respective percentages that those mortgage loans represent of the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance.

                                                                                       % OF       % OF       % OF
                                                                                     INITIAL     INITIAL    INITIAL
                                           NUMBER OF                                 MORTGAGE     LOAN       LOAN
                                           MORTGAGE       AGGREGATE CUT-OFF DATE       POOL      GROUP 1    GROUP 2
         MORTGAGE LOAN SELLER                LOANS          PRINCIPAL BALANCE        BALANCE     BALANCE    BALANCE
---------------------------------------    ---------      ----------------------     --------    -------    -------

1. Merrill Lynch Mortgage Lending, Inc.         58        $     1,077,900,362          44.45%     44.60%     43.56%
2. Countrywide Commercial Real Estate
     Finance, Inc.                             113        $     1,009,711,413          41.64%     44.49%     24.36%
3. PNC Bank, National Association               40        $       337,410,257          13.91%     10.91%     32.08%
                                           ---------      ----------------------     --------    -------    -------
                                               211        $     2,425,022,033         100.00%    100.00%    100.00%
                                           =========      ======================     ========    =======    =======

      See "Transaction Participants--The Sponsors" in this offering prospectus and "The Sponsor" in the accompanying base prospectus.

TRUSTEE

      Upon initial issuance of the certificates, LaSalle Bank National
Association, a national banking association with corporate trust offices located in Chicago, Illinois, will act as trustee of the assets of the issuing entity on behalf of all the certificateholders. The trustee will be responsible for: (a)
maintaining, directly or through one or more custodians appointed by it, possession of the promissory notes for the mortgage loans and various other important loan documents; (b) distributing payments to certificateholders; and
(c) delivering or otherwise making available certain reports to certificateholders that provide various details regarding the certificates and the mortgage loans. In addition, the trustee will be primarily responsible for back-up advancing. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. See
"Transaction Participants--The Trustee" in this offering prospectus.

MASTER SERVICERS

      Upon initial issuance of the certificates, Midland Loan Services, Inc., a
Delaware corporation, and Capmark Finance Inc., a California corporation, will act as the master servicers with respect to the mortgage loans. Midland Loan
Services, Inc. is an affiliate of PNC Bank, National Association, one of the sponsors, and of PNC Capital Markets LLC, one of the underwriters.

                                       12

      Midland Loan Services, Inc. will act as master servicer with respect to the mortgage loans that we acquire from Merrill Lynch Mortgage Lending, Inc. and
PNC Bank, National Association and transfer to the issuing entity. Capmark
Finance Inc. will act as master servicer with respect to the mortgage loans that we acquire from Countrywide Commercial Real Estate Finance, Inc. and transfer to the issuing entity.

      The master servicers will be primarily responsible for servicing and administering, directly or through sub-servicers: (a) mortgage loans as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) mortgage loans as to which any such default or reasonably foreseeable default has been corrected, including as part of a work-out. In addition, the master servicers will be the primary parties responsible for making delinquency advances and servicing advances under the pooling and servicing agreement. See "Transaction
Participants--The Master Servicers" in this offering prospectus.

SPECIAL SERVICER

      Upon initial issuance of the certificates, ING Clarion Partners, LLC, a
New York limited liability company, will act as special servicer with respect to the mortgage loans and any related foreclosure properties. The special servicer will be primarily responsible for making decisions and performing certain servicing functions, including work-outs and foreclosures, with respect to the mortgage loans that, in general, are in default or as to which default is reasonably foreseeable and for liquidating foreclosure properties that are acquired as part of the assets of the issuing entity. See "Transaction
Participants--The Special Servicer" in this offering prospectus.

CONTROLLING CLASS OF CERTIFICATEHOLDERS

      The holders--or, if applicable, beneficial owners--of certificates representing a majority interest in a designated controlling class of the certificates (initially the class Q certificates) will have the right, subject to the conditions described under "Servicing of the Mortgage Loans--The
Controlling Class Representative and the Loan Combination Subordinate
Noteholders" and "--Replacement of the Special Servicer" in this offering prospectus, to--

      o     replace the special servicer; and

      o     select a representative that may direct and advise the special servicer on various servicing matters with respect to the mortgage loans, except to the extent that the holders of the non-trust subordinate loan described under "--The Stonestown Mall Controlling
            Party" below, may exercise those, or similar, rights with respect to the mortgage loans (loan number 2) that we identify on Annex A-1 to this offering prospectus as being secured by the Stonestown Mall.

      Unless there are significant losses on the mortgage loans, the controlling class of certificateholders will be the holders of a non-offered class of certificates. The initial controlling class of certificateholders will be the class Q certificateholders.

THE STONESTOWN MALL CONTROLLING PARTY

      As indicated under "--The Mortgage Loans and the Mortgaged Real
Properties--The Loan Combinations" below, the mortgage loan secured by the mortgaged real property identified on Annex A-1 to this offering prospectus as
Stonestown Mall, is part of a loan combination that is comprised of the subject mortgage loan, which will be transferred to the issuing entity, and a subordinate B-note loan that will not be transferred to the issuing entity, which we refer to in this offering prospectus as a B-note non-trust loan.

                                       13

      In the case of the Stonestown Mall loan combination the holder of the related B-note non-trust loan, for so long as it has an outstanding principal balance, as deemed reduced by any appraisal reduction amount with respect to the subject loan combination that is allocable to that B-note non-trust loan, that is equal to or greater than 25% of its outstanding principal balance (without taking into account any appraisal reduction amount), will have the right, in lieu of the controlling class representative, to direct and advise the applicable master servicer and the special servicer on various servicing matters with respect to the loans in the Stonestown Mall loan combination and the related mortgaged real property. See "Description of the Mortgage Pool--The Loan
Combinations--The Stonestown Mall Loan Combination" and "Servicing of the
Mortgage Loans--The Controlling Class Representative and the Loan Combination
Subordinate Noteholders" in this offering prospectus.

SIGNIFICANT OBLIGORS

      The mortgage loan identified on Annex A-1 to this offering prospectus as being secured by the Atrium Hotel Portfolio, represents a portion of the initial mortgage pool balance in excess of 10% and therefore, the related borrower will be considered a significant obligor. See Annex C, "Ten Largest Mortgage Loans or
Groups of Cross-Collateralized Mortgage Loans--The Atrium Hotel Portfolio" in
this offering prospectus.

                           RELEVANT DATES AND PERIODS

CUT-OFF DATE

      References in this offering prospectus to the "cut-off date" mean, individually and collectively, as the context may require, with respect to each mortgage loan, the related due date of that mortgage loan in September 2006 or, with respect to any mortgage loan that has its first due date in October 2006,
September 1, 2006, or, with respect to any mortgage loan that has its first due date in November 2006, the date of origination. All payments and collections received on each mortgage loan after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the issuing entity.

      With respect to seven (7) mortgage loans (loan numbers 13, 14, 21, 44, 45,
138 and 158), the related mortgage loan seller(s) will deposit, for the benefit of the trust, amounts that will cause the trust to receive, in October 2006, a full month's interest with respect to those mortgage loans. For purposes of determining distributions on the certificates, those supplemental interest payments should be considered payments by the related borrowers.

CLOSING DATE

      The date of initial issuance for the offered certificates will be on or about September 29, 2006.

DETERMINATION DATE

      For any distribution date, the fourth business day prior to the distribution date.

      Notwithstanding the foregoing, the applicable master servicer may make its determination as to the collections received in respect of certain mortgage loans as of a later date during each month because those mortgage loans provide for monthly debt-service payments to be due on a day later than the first day of each month, but which, subject to the applicable business day convention, is not later than the 8th day of each month.

      With respect to any distribution date, references in this offering prospectus to "determination date" mean, as to each mortgage loan, the applicable determination date occurring in the same month as that distribution date.

                                       14

DISTRIBUTION DATE

      Payments on the offered certificates are scheduled to occur monthly, commencing in October 2006. During any given month, the distribution date will be the 12th day of such month or, if the 12th day is not a business day, the next succeeding business day.

RECORD DATE

      The record date for each monthly payment on an offered certificate will be the last business day of the prior calendar month. The registered holders of the offered certificates at the close of business on each record date will be entitled to receive any payments on those certificates on the following distribution date, except that the last payment on any offered certificate will be made only upon presentation and surrender of that certificate.

RATED FINAL DISTRIBUTION DATE

      The rated final distribution date for each class of the offered certificates is the distribution date in July 2046.

ASSUMED FINAL DISTRIBUTION DATES

      Set forth opposite each class of offered certificates in the table below is the distribution date on which the principal balance of that class is expected to be paid in full, assuming, among other things, no delinquencies, losses, modifications, extensions of maturity dates, repurchases or, except as contemplated by the next sentence, prepayments of the mortgage loans after the initial issuance of the certificates. For purposes of the table, each mortgage loan with an anticipated repayment date is assumed to be repaid in full on its anticipated repayment date.

                                              MONTH AND YEAR OF
                     CLASS             ASSUMED FINAL DISTRIBUTION DATE
              -------------------   -------------------------------------
                      A-1                        August 2011
                      A-2                       October 2011
                      A-3                        August 2013
                     A-SB                       December 2015
                      A-4                      September 2016
                     A-1A                      September 2016
                      AM                       September 2016
                      AJ                       September 2016
                       B                       September 2016
                       C                       September 2016
                       D                       September 2016

      See the maturity assumptions described under "Yield and Maturity
Considerations" in this offering prospectus for further assumptions that were taken into account in determining the assumed final distribution dates.

COLLECTION PERIOD

      On any distribution date, amounts available for payment on the offered certificates will depend on the payments and other collections received, and any advances of payments due, on the mortgage loans during the related collection period. In general, each collection period--

                                       15

      o     will relate to a particular distribution date;

      o     will be approximately one month long;

      o     will begin on the day after the determination date in the
            immediately preceding month or, in the case of the first collection period, will begin immediately following the cut-off date; and

      o     will end on the determination date in the month of the related distribution date.

      However, the collection period for any distribution date for certain mortgage loans may differ from the collection period with respect to the rest of the mortgage pool for that distribution date because the determination dates for those mortgage loans may not be the same as the determination date for the rest of the mortgage pool. Accordingly, there may be more than one collection period with respect to some distribution dates.

      With respect to any distribution date, references in this offering prospectus to "collection period" mean, as to each mortgage loan, the applicable collection period ending in the month in which that distribution date occurs.

INTEREST ACCRUAL PERIOD

      The amount of interest payable with respect to the offered certificates on any distribution date will be a function of the interest accrued during the related interest accrual period. The interest accrual period with respect to each class of interest bearing certificates for any distribution date will be the calendar month immediately preceding the month in which that distribution date occurs. Interest will be calculated with respect to each class of interest bearing certificates assuming that each interest accrual period consists of 30 days and each year consists of 360 days.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The issuing entity will issue 26 classes of the certificates with an approximate total principal balance at initial issuance equal to $2,425,022,032.
Eleven (11) of those classes of the certificates are being offered by this offering prospectus. The classes offered by this offering prospectus are identified on the cover hereof. The remaining classes of the certificates will be offered separately in a private offering.

REGISTRATION AND DENOMINATIONS

      We intend to deliver the offered certificates in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

      You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company and they will be registered in the name of
Cede & Co. as nominee for The Depository Trust Company. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates--Registration and Denominations"
in this offering prospectus and under "Description of the
Certificates--Book-Entry Registration" in the accompanying base prospectus.

                                       16

PAYMENTS

A. GENERAL

      For purposes of making distributions with respect to the class A-1, A-2,
A-3, A-SB, A-4 and A-1A certificates, the mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 178 mortgage loans, with an initial loan group 1 balance of
$2,080,866,100 and representing approximately 85.81% of the initial mortgage pool balance, that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 33 mortgage loans, with an initial loan group 2 balance of $344,155,933 and representing approximately 14.19% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties. Annex A-1 to this offering prospectus sets forth the loan group designation with respect to each mortgage loan.

      On each distribution date, to the extent of available funds attributable to the mortgage loans as described below, which available funds will be net of specified expenses of the issuing entity, including all servicing fees, trustee fees and other compensation, the trustee will make payments of interest and, except in the case of the class X certificates, principal to the holders of the following classes of certificates, in the following order:

                 PAYMENT ORDER                      CLASS
              -------------------   -------------------------------------
                       1            A-1, A-2, A-3, A-SB, A-4, A-1A and X
                       2                             AM
                       3                             AJ
                       4                              B
                       5                              C
                       6                              D
                       7                              E
                       8                              F
                       9                              G
                      10                              H
                      11                              J
                      12                              K
                      13                              L
                      14                              M
                      15                              N
                      16                              P
                      17                              Q

      In general, payments of interest in respect of the class A-1, A-2, A-3,
A-SB and A-4 certificates will be made pro rata, based on entitlement, to the extent of available funds attributable to the mortgage loans in loan group 1.
Payments of interest in respect of the class A-1A certificates will be made to the extent of available funds attributable to the mortgage loans in loan group
2. Payments of interest on the class X certificates will be made without regard to loan groups. However, if the funds available for those distributions of interest on any distribution date are insufficient to pay in full the total amount of interest to be paid with respect to any of the class A-1, A-2, A-3,
A-SB, A-4, A-1A and/or X certificates, then the funds available for distribution will be allocated among all these classes pro rata in accordance with their interest entitlements, without regard to loan groups.

      The allocation of principal payments among the class A-1, A-2, A-3, A-SB,
A-4 and A-1A certificates also takes into account loan groups and is described under "--Payments--Payments of Principal" below. The

                                       17

class X certificates do not have principal balances and do not entitle their holders to payments of principal. See "Description of the Offered
Certificates--Payments--Priority of Payments" in this offering prospectus.

      No payments or other collections on the B-note non-trust loans described under "--The Mortgage Loans and the Mortgaged Real Properties--Loan
Combinations" below, which are not assets of the issuing entity, will be available for distributions on the certificates. See "Description of the
Mortgage Pool--Loan Combination" in this offering prospectus.

B. PAYMENTS OF INTEREST

      Each class of certificates (other than the class Z, R-I and R-II certificates) will bear interest. With respect to each interest-bearing class of certificates that interest will accrue during each interest accrual period based upon--

      o     the pass-through rate applicable for the particular class of certificates for that interest accrual period;

      o     the total principal balance or notional amount, as the case may be, of the particular class of certificates outstanding immediately prior to the related distribution date; and

      o     the assumption that each year consists of twelve 30-day months.

      A whole or partial prepayment on a mortgage loan may not be accompanied by the amount of one full month's interest on the prepayment. As and to the extent described under "Description of the Offered Certificates--Payments--Payments of
Interest" in this offering prospectus, these shortfalls may be allocated to reduce the amount of accrued interest otherwise payable to the holders of the respective interest-bearing classes of the certificates (other than the class X certificates).

      On each distribution date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of: (a) all interest accrued with respect to your class of offered certificates during the related interest accrual period;
plus (b) any interest that was payable with respect to your class of offered certificates on all prior distribution dates, to the extent not previously paid;
less (c) except in the case of the class X certificates, your class's share of any shortfalls in interest collections due to prepayments on mortgage loans that are not offset by certain payments made by, in each case, the applicable master servicer.

      See "Description of the Offered Certificates--Payments--Payments of
Interest", "--Payments--Priority of Payments" and "--Calculation of Pass-Through
Rates" in this offering prospectus.

C. PAYMENTS OF PRINCIPAL

      The class X, R-I, R-II and Z certificates do not have principal balances and do not entitle their holders to payments of principal. Subject to available funds and the payment priorities described under "--Payments--General" above, however, the holders of each class of principal balance certificates will be entitled to receive a total amount of principal over time equal to the initial principal balance of their particular class. The trustee will be required to make payments of principal in a specified sequential order to ensure that--

                                       18

      o     no payments of principal will be made to the holders of the class E,
            F, G, H, J, K, L, M, N, P or Q certificates until the total principal balance of the offered certificates is reduced to zero;

      o     no payments of principal will be made to the holders of the class
            AM, AJ, B, C or D certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero; and

      o     except as described under "--Amortization, Liquidation and Payment
            Triggers" below, payments of principal will be made--

            (i)   to, first, the holders of the class A-1 certificates, until the total principal balance of such certificates is reduced to zero, second, the holders of the class A-2 certificates until the total principal balance of such certificates is reduced to zero, third, the holders of the class A-3 certificates until the total principal balance of such certificates is reduced to zero, fourth, the holders of the class A-SB certificates,
                  until the total principal balance of such certificates is
                  reduced to zero, and fifth, the holders of the class A-4
                  certificates, until the total principal balance of such
                  certificates is reduced to zero, in an aggregate amount equal to the funds allocated to principal with respect to mortgage loans in loan group 1 and, after the total principal balance of the class A-1A certificates has been reduced to zero, the funds allocated to principal with respect to mortgage loans in loan group 2, provided that, on each distribution date the total principal balance of the class A-SB certificates must, subject to available funds, be paid down, if necessary, to the scheduled principal balance for that class for that
                  distribution date that is set forth on Annex E to this
                  offering prospectus before any payments of principal are made with respect to the class A-1, A-2 and/or A-3 certificates,
                  and

            (ii)  to the holders of the class A-1A certificates, until the total principal balance of such certificates is reduced to zero, in an aggregate amount equal to the funds allocated to principal with respect to mortgage loans in loan group 2 and, after the total principal balance of the class A-1, A-2, A-3, A-SB and
                  A-4 certificates has been reduced to zero, the funds allocated to principal with respect to mortgage loans in loan group 1.

      The total payments of principal to be made on the principal balance certificates on any distribution date will generally be a function of--

      o     the amount of scheduled payments of principal due or, in some cases, deemed due on the mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the applicable master servicer or the trustee; and

      o     the amount of any prepayments and other unscheduled collections of previously unadvanced principal with respect to the mortgage loans that are received during the related collection period.

      However, if the applicable master servicer, the special servicer or the trustee reimburses itself out of general collections on the mortgage pool for any advance, together with any interest accrued on that advance, that it has determined is not ultimately recoverable out of collections on the related mortgage loan, then that advance, together with interest accrued on that advance, will be reimbursed first out of payments and other collections of principal on all the mortgage loans, thereby reducing the amount of principal otherwise distributable in respect of the principal balance certificates on the related distribution date, prior to being reimbursed out of payments and other collections of interest on all the mortgage loans.

                                       19

      Additionally, if any advance, together with interest accrued on that advance, with respect to a defaulted mortgage loan remains unreimbursed following the time that the mortgage loan is modified and returned to performing status, then (even though that advance has not been deemed nonrecoverable from collections on the related mortgage loan) the applicable master servicer, the special servicer or the trustee, as applicable, will be entitled to reimbursement for that advance, with interest, on a monthly basis, out of payments and other collections of principal on all the mortgage loans after the application of those principal payments and collections to reimburse any party for advances that are nonrecoverable on a loan-specific basis as described in the prior paragraph, thereby reducing the amount of principal otherwise distributable in respect of the principal balance certificates on the related distribution date.

      Reimbursements of the advances described in the prior two paragraphs will generally be made first from principal collections on the mortgage loans included in the loan group which includes the mortgage loan in respect of which the advance was made, and if those collections are insufficient to make a full reimbursement, then from principal collections on the mortgage loans in the other loan group. As a result, distributions of principal with respect to the class A-1, A-2, A-3, A-SB, A-4 or A-1A certificates may be reduced even if the advances being reimbursed were made in respect of mortgage loans included in the loan group that does not primarily relate to such class of certificates.

      If any advance described above is not reimbursed in whole on any distribution date due to insufficient principal collections and, solely in the case of an advance that is nonrecoverable on a loan-specific basis, interest collections on the mortgage pool during the related collection period, then the portion of that advance which remains unreimbursed will be carried over, and continue to accrue interest, for reimbursement on the following distribution date.

      The payment of certain default-related or otherwise unanticipated expenses with respect to any mortgage loan may reduce the amounts allocable as principal of that mortgage loan and, accordingly, the principal distributions on the principal balance certificates.

      See "Description of the Offered Certificates--Payments--Payments of
Principal" and "--Payments--Priority of Payments" in this offering prospectus.

E. AMORTIZATION, LIQUIDATION AND PAYMENT TRIGGERS

      As a result of losses on the mortgage loans and/or default-related or other unanticipated expenses of the issuing entity, the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates could be reduced to zero at a time when the class A-1, A-2, A-3, A-SB, A-4 and
A-1A certificates, or any two or more of those classes, remain outstanding. See
"--Description of the Offered Certificates--Allocation of Losses on the Mortgage
Loans and Other Unanticipated Expenses" below. If the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates is reduced to zero at a time when the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, or any two or more of those classes, remain outstanding, any payments of principal will be distributed to the holders of the outstanding class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, pro rata, rather than sequentially, in accordance with their respective principal balances and without regard to loan groups.

F. PAYMENTS OF PREPAYMENT PREMIUMS AND YIELD MAINTENANCE CHARGES

      You may, in certain circumstances, also receive distributions of prepayment premiums and yield maintenance charges collected on the mortgage loans. Any distributions of those amounts would be in addition to the distributions of principal and interest described above.

                                       20

      If any prepayment premium or yield maintenance charge is collected on any of the mortgage loans, then the trustee will pay that amount in the proportions described under "Description of the Offered Certificates--Payments--Payments of
Prepayment Premiums and Yield Maintenance Charges" in this offering prospectus, to--

      o     the holders of any of the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM,
            AJ, B, C, D, E, F, G and/or H certificates that are then entitled to receive payments of principal with respect to the loan group that includes the prepaid mortgage loan; and/or

      o     the holders of the class X certificates.

      All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the issuing entity and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

      See "Description of the Offered Certificates--Payments--Payments of
Prepayment Premiums and Yield Maintenance Charges" in this offering prospectus.

G. FEES AND EXPENSES

      The amounts available for distribution on the certificates on any distribution date will generally be reduced by the fees and expenses described below.

      Master Servicers. The master servicers will earn a master servicing fee with respect to each and every mortgage loan held by the issuing entity, including each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity. With respect to each such mortgage loan, the master servicing fee will: (1) generally be calculated for the same number of days and on the same principal amount as interest accrues or is deemed to accrue on that mortgage loan; (2) accrue at an annual rate that ranges, on a loan-by-loan basis, from 0.020% to 0.110% per annum; and (3) be payable (a) monthly from amounts allocable as interest with respect to that mortgage loan and/or (b) if the subject mortgage loan and any related foreclosure property has been liquidated on behalf of, among others, the certificateholders, out of general collections on the mortgage pool. Master servicing fees with respect to any mortgage loan will include the primary servicing fees payable by the applicable master servicer to any sub-servicer with respect to that mortgage loan.

      Special Servicer. The special servicer will earn a special servicing fee with respect to each mortgage loan that is being specially serviced or as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity. With respect to each such mortgage loan, the special servicing fee will: (a) accrue for the same number of days and on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; (b) accrue at a special servicing fee rate of 0.35% per annum (but in any event may not be less than $4,000 in any month with respect to any specially serviced mortgage loan); and (c) be payable monthly from general collections on the mortgage pool.

      The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that it successfully works out. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it is not returned to special servicing by reason of an actual or reasonably foreseeable default.

      Subject to the exceptions described under "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses--Principal
Special Servicing Compensation" and "--The Principal Recovery Fee" in this offering prospectus, the special servicer will, in general, be entitled to receive a principal

                                       21

recovery fee with respect to: (a) each specially serviced mortgage loan--or any replacement mortgage loan substituted for it--as to which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or foreclosure property as to which the special servicer receives any liquidation proceeds, sale proceeds, insurance proceeds or condemnation proceeds. As to each such specially serviced mortgage loan or foreclosure property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

      Trustee. The trustee will earn a trustee fee, which for any distribution date, will equal one month's interest at 0.001% per annum with respect to each and every mortgage loan in the trust, including each specially serviced mortgage loan, if any, and each mortgage loan, if any, as to which the corresponding mortgaged real property has been acquired as foreclosure property as part of the assets of the issuing entity.

      Other Fees and Expenses. The master servicers, the special servicer and the trustee will be entitled to certain other additional compensation and the reimbursement of expenses.

      Further information with respect to the foregoing fees and expenses, including information regarding the general purpose of and the source of payment for these fees and expenses, as well as information regarding other fees and expenses, is set forth under "Description of the Offered Certificates--Fees and
Expenses" in this offering prospectus.

      The foregoing fees and expenses will generally be payable prior to distribution on the offered certificates. If any of the foregoing fees and expenses are identified as being payable out of a particular source of funds, then the subject fee or expense, as the case may be, will be payable out of that particular source of funds prior to any application of those funds to make payments with respect to the offered certificates. In addition, if any of the foregoing fees and expenses are identified as being payable out of general collections with respect to the mortgage pool, then the subject fee or expense, as the case may be, will be payable out of those general collections prior to any application of those general collections to make payments with respect to the offered certificates.

H. PAYMENTS OF ADDITIONAL INTEREST

      On each distribution date, any additional interest collected during the related collection period on a mortgage loan with an anticipated repayment date will be distributed to the holders of the class Z certificates. See "Description of the Offered Certificates--Payments--Payments of Additional Interest" in this offering prospectus.

ALLOCATION OF LOSSES ON THE MORTGAGE LOANS AND OTHER UNANTICIPATED EXPENSES

      Because of losses on the mortgage loans, reimbursements of advances determined to be nonrecoverable on a loan-specific basis and/or default-related and other unanticipated expenses of the issuing entity (such as interest on advances, special servicing fees, workout fees and principal recovery fees), the total principal balance of the mortgage pool, less any related outstanding advances of principal, may fall below the total principal balance of the principal balance certificates. For purposes of this determination only, effect will not be given to any reductions of the principal balance of any mortgage loan for payments of principal collected on the mortgage loans that were used to reimburse any advances outstanding after a workout of another mortgage loan to the extent those advances are not otherwise determined to be nonrecoverable on a loan-specific basis. If and to the extent that those losses, reimbursements and expenses cause the total principal balance of the mortgage pool, less any related outstanding advances of principal, to be less than the total principal balance of the principal balance certificates following the payments made on the certificates on any distribution date, the total principal balances of the following classes of principal balance certificates will be successively reduced in the following order, until the deficit is eliminated:

                                       22

                REDUCTION ORDER                     CLASS
              -------------------   -------------------------------------
                       1                              Q
                       2                              P
                       3                              N
                       4                              M
                       5                              L
                       6                              K
                       7                              J
                       8                              H
                       9                              G
                      10                              F
                      11                              E
                      12                              D
                      13                              C
                      14                              B
                      15                             AJ
                      16                             AM
                      17              A-1, A-2, A-3, A-SB, A-4 and A-1A

      Any reduction to the total principal balances of the class A-1, A-2, A-3,
A-SB, A-4 and A-1A certificates will be made on a pari passu and pro rata basis in accordance with the relative sizes of those principal balances, without regard to loan groups.

      See "Description of the Offered Certificates--Reductions to Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" in this offering prospectus.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

      Except as described below, each master servicer will be required to make advances of principal and/or interest due on the mortgage loans master serviced by that master servicer with respect to any delinquent monthly payments, other than balloon payments. In addition, the trustee must make any of those advances that the applicable master servicer is required but fails to make. As described under "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this offering prospectus, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at a published prime rate, as described in that section of this offering prospectus.

      Notwithstanding the foregoing, none of the master servicers or the trustee will be required to make any advance that it determines, in its reasonable judgment, will not be recoverable (together with interest accrued on that advance) from proceeds of the related mortgage loan. The trustee will be entitled to rely on any determination of nonrecoverability made by a master servicer. The special servicer may also determine that any interest and/or principal advance made or proposed to be made by a master servicer or the trustee is not or will not be, as applicable, recoverable, together with interest accrued on that advance, from proceeds of the mortgage loan to which that advance relates, and the applicable master servicer and the trustee will be entitled to rely on any determination of nonrecoverability made by the special servicer and will be required to act in accordance with that determination. The special servicer, however, will not have the right to determine as recoverable any advance that has been determined by the applicable master servicer to be nonrecoverable.

      In addition, if any of the adverse events or circumstances that we refer to under "Servicing of the Mortgage Loans--Required Appraisals" in, and describe in the glossary to, this offering prospectus occur or exist

                                       23

with respect to any mortgage loan or the mortgaged real property for that mortgage loan, the special servicer will be obligated to obtain a new appraisal or, at the special servicer's option in cases involving mortgage loans with relatively small principal balances, conduct a valuation of that property. If, based on that appraisal or other valuation, subject to the discussion below regarding the loan combinations, it is determined that:

      o     the sum of the principal balance of the subject mortgage loan plus other delinquent amounts due under the subject mortgage loan exceeds,

      o     an amount generally equal to:

            1.    90% of the new estimated value of the related mortgaged real property, which value may be reduced by the special servicer based on its review of the related appraisal and other
                  relevant information; plus

            2.    certain other amounts, such as escrow funds,

then the amount otherwise required to be advanced with respect to interest on that mortgage loan will be reduced in the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, which will be deemed to be reduced by any outstanding advances of principal in respect of that mortgage loan. In the event advances of interest are so reduced, funds available to make payments on the certificates then outstanding will be reduced.

      The calculation of any appraisal reduction amount in respect of any trust mortgage loan that is part of a loan combination will take into account the related B-note loan, which is not held by the issuing entity. The special servicer will determine whether an appraisal reduction amount exists with respect to any of those loan combinations based on a calculation that generally treats the subject loan combination as if it were a single mortgage loan. Any resulting appraisal reduction amount with respect to any of those loan combinations will be allocated, first to the related B-note loan (up to the amount of the outstanding principal balance of that B-note loan), and then to the related mortgage loan held by the issuing entity. The amount of advances of interest on each of the mortgage loans held by the issuing entity that is part of a loan combination will be reduced so as to take into account any appraisal reduction amount allocable to the subject mortgage loan.

      None of the master servicers or the trustee will be required to make advances of principal and/or interest with respect to any mortgage loan that is not held by the issuing entity.

      See "Description of the Offered Certificates--Advances of Delinquent
Monthly Debt Service Payments and Reimbursement of Advances" and "Servicing of
the Mortgage Loans--Required Appraisals" in this offering prospectus. See also
"Description of the Governing Documents--Advances" in the accompanying base prospectus.

REPORTS TO CERTIFICATEHOLDERS

      On each distribution date, the trustee will make available on its internet website, initially located at www.etrustee.net, or provide on request, to the registered holders of the offered certificates, a monthly report substantially in the form of Annex D to this offering prospectus. The trustee's report will detail, among other things, the distributions made to the certificateholders on that distribution date and the performance of the mortgage loans and the mortgaged real properties.

      You may also review on the trustee's website or, upon reasonable prior notice, at the trustee's offices during normal business hours, a variety of information and documents that pertain to the mortgage loans and the mortgaged real properties for those loans.

                                       24

      See "Description of the Offered Certificates--Reports to
Certificateholders; Available Information" in this offering prospectus.

OPTIONAL AND OTHER TERMINATION

      Specified parties to the transaction may purchase all of the mortgage loans and any foreclosure properties held by the issuing entity, and thereby terminate the issuing entity, when the aggregate principal balance of the mortgage loans, less any outstanding advances of principal, is less than approximately 1.0% of the initial mortgage pool balance.

      In addition, if, following the date on which the total principal balance of the offered certificates is reduced to zero, all of the remaining certificates (but excluding the class Z, R-I and R-II certificates) are held by the same certificateholder, the issuing entity may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates
(other than the class Z, R-I and R-II certificates) for all the mortgage loans and any foreclosure properties held by the issuing entity at the time of exchange.

      See "Description of the Offered Certificates--Termination" in this offering prospectus.

              THE MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES

GENERAL

      In this section, we provide summary information with respect to the mortgage loans that we intend to transfer to the issuing entity. For more detailed information regarding those mortgage loans, you should review the following sections in this offering prospectus:

      o     "Description of the Mortgage Pool";

      o     "Risk Factors--Risks Related to the Mortgage Loans";

      o     Annex A-1--Certain Characteristics of the Mortgage Loans;

      o     Annex A-2--Certain Statistical Information Regarding the Mortgage
            Loans;

      o     Annex B--Certain Characteristics Regarding Multi-family Properties;
            and

      o     Annex C--Structural and Collateral Term Sheet (which contains a description of the ten largest mortgage loans and/or groups of cross-collateralized mortgage loans).

      When reviewing the information that we have included in this offering prospectus with respect to the mortgage loans that are to be transferred to the issuing entity, please note that--

      o     all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

      o     all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

      o     all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances;

                                       25

      o     unless specifically indicated otherwise, statistical information presented in this offering prospectus with respect to any mortgage loan held by the issuing entity that is part of a loan combination excludes the related B-note loan, which is not held by the issuing entity;

      o     statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as 5% larger or smaller than indicated;

      o     the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

      o     when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this offering prospectus.

SUBSTITUTIONS, ACQUISITIONS AND REMOVALS OF MORTGAGE LOANS

      On or prior to the date of initial issuance of the offered certificates, we will acquire the mortgage loans from the sponsors and will transfer the mortgage loans to the issuing entity. Except as contemplated in the following paragraphs regarding the replacement of a defective mortgage loan, no mortgage loan may otherwise be added to the assets of the issuing entity.

      Each sponsor, with respect to each mortgage loan transferred by it to us for inclusion in the assets of the issuing entity, will:

      o     make, as of the date of initial issuance of the offered
            certificates, and subject to any applicable exceptions, the representations and warranties generally described under
            "Description of the Mortgage Pool--Representations and Warranties"
            in this offering prospectus; and

      o     agree to deliver the loan documents described under "Description of the Mortgage Pool--Assignment of the Mortgage Loans" in this offering prospectus.

      If there exists a breach of any of those representations and warranties, or if there exists a document defect with respect to any mortgage loan, which breach or document defect materially and adversely affects the value of the subject mortgage loan or the interests of the certificateholders, and if that breach or document defect is not cured within the period contemplated under
"Description of the Mortgage Pool--Repurchases and Substitutions" in this offering prospectus, then the affected mortgage loan will be subject to repurchase or substitution as described under "Description of the Mortgage
Pool--Repurchases and Substitutions" in this offering prospectus.

      If any mortgage loan experiences payment defaults similar to the payment defaults that would result in a transfer of servicing from the applicable master servicer to the special servicer, then it will be subject to a fair value purchase option on the part of the special servicer, the holder--or, if applicable, the beneficial owner--of certificates representing the largest percentage interest of voting rights allocated to the controlling class or an assignee of the foregoing, as described under "Servicing of the Mortgage
Loans--Realization Upon Defaulted Mortgage Loans--Fair Value Call" in this offering prospectus.

      If, in the case of any mortgage loan held by the issuing entity, there exists additional debt that is secured by the related mortgaged real property or by an interest in the related borrower, which additional debt is not held by the issuing entity, then the lender on that additional debt may be entitled to acquire that mortgage loan--generally at a price no less than the unpaid principal balance of the subject mortgage loan, plus interest, exclusive

                                       26

of default interest, accrued thereon--upon the occurrence of a default or, in some cases, a reasonably foreseeable default.

      The issuing entity will be subject to optional termination as discussed under "Description of the Offered Certificates--Termination" in this offering prospectus.

PAYMENT AND OTHER TERMS

      Each of the mortgage loans is the obligation of a borrower to repay a specified sum with interest. Each of the mortgage loans is secured by a first mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily or manufactured housing community real properties, although in one (1) case (loan number 211), the related mortgaged real property pledged to secure the subject mortgage loan is limited to a borrower's fee interest in land and does not include the improvements on that land. Each mortgage lien will be subject to the limited permitted encumbrances that we describe in the glossary to this offering prospectus.

      All of the mortgage loans are or should be considered nonrecourse. None of the mortgage loans is insured or guaranteed by any governmental agency or instrumentality, by any private mortgage insurer, by any sponsor or by any of the parties to the pooling and servicing agreement.

      Each of the mortgage loans currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this offering prospectus.
Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the mortgage loan.

A. Partial Interest-Only Balloon Loans

      One hundred fourteen (114) of the mortgage loans, representing approximately 61.15% of the initial mortgage pool balance (97 mortgage loans in loan group 1, representing approximately 61.68% of the initial loan group 1 balance, and 17 mortgage loans in loan group 2, representing approximately
57.94% of the initial loan group 2 balance), require:

      o     the payment of interest only on each due date until the expiration of a designated period;

      o     the amortization of principal following the expiration of that interest-only period based on an amortization schedule that is significantly longer than its remaining term to stated maturity; and

      o     a substantial payment of principal on its maturity date.

      In the case of one (1) mortgage loan (loan number 86), there is an initial amortization period before the interest-only period commences.

B. Interest-Only Balloon Loans

      Eleven (11) of the mortgage loans, representing approximately 11.57% of the initial mortgage pool balance (eight (8) mortgage loans in loan group 1, representing approximately 11.39% of the initial loan group 1 balance, and three
(3) mortgage loans in loan group 2, representing approximately 12.63% of the initial loan group 2 balance), require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

                                       27

C. Amortizing Balloon Loans

      Eighty-three (83) of the mortgage loans, representing approximately 26.48%
of the initial mortgage pool balance (70 mortgage loans in loan group 1, representing approximately 25.99% of the initial loan group 1 balance, and 13 mortgage loans in loan group 2, representing approximately 29.43% of the initial loan group 2 balance), provide for:

      o     no interest-only period;

      o     an amortization schedule that is significantly longer than its remaining term to stated maturity; and

      o     a substantial payment of principal on its maturity date.

      These 83 balloon mortgage loans do not include any of the balloon mortgage loans described under "--Partial Interest-Only Balloon Loans" above or
"--Interest-Only Balloon Loans" above.

D. ARD Loans

      Two (2) of the mortgage loans, representing approximately 0.65% of the initial mortgage pool balance and approximately 0.76% of the initial loan group
1 balance, which are commonly referred to as hyper-amortization loans or ARD loans, each provide for material changes to their terms to encourage the related borrower to pay the mortgage loan in full by a specified date. We consider that date to be the anticipated repayment date for each of those ARD loans. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date.
The changes to the loan terms, which, in each case, will become effective as of the related anticipated repayment date, include:

      o     accrual of interest at a rate in excess of the initial mortgage interest rate with the additional interest to be deferred and payable only after the outstanding principal balance of the subject mortgage loan is paid in full; and

      o     applying excess cash flow from the mortgaged real property to pay down the principal amount of the subject mortgage loan, which payment of principal will be in addition to the principal portion of the normal monthly debt service payment.

      The two (2) above-identified ARD loans require:

      o     the payment of interest only until the expiration of a designated period; and

      o     the amortization of principal following the expiration of that interest-only period.

E. Fully Amortizing Loans

      One (1) of the mortgage loans, representing approximately 0.15% of the initial mortgage pool balance and approximately 0.17% of the initial loan group
1 balance, has a payment schedule that provides for the payment of principal substantially in full by its maturity date.

LOAN COMBINATIONS

      Two (2) mortgage loans are, in each case, part of a loan combination comprised of two or more mortgage loans that are obligations of the same borrower, only one of which will be transferred to the issuing entity. The

                                       28

remaining mortgage loan in each loan combination will not be transferred to the issuing entity, however all of the mortgage loans in the subject loan combination are together secured by the same mortgage instrument(s) encumbering the same mortgaged real property or properties. In the case of each such loan combination, the mortgage loan that will not be transferred to the issuing entity is, in general, subordinate in right of payment with the mortgage loan in the same loan combination that has been transferred to the issuing entity, to the extent set forth in the related co-lender or intercreditor agreement. All of the mortgage loans comprising a given loan combination are cross-defaulted with each other.

      The following mortgage loans are each part of a loan combination:

----------------------------------------------------------------------------------------------------------------------
                                                                             ORIGINAL
  MORTGAGED REAL PROPERTY NAME                         % OF INITIAL     PRINCIPAL BALANCE                   CUT-OFF
 (AS IDENTIFIED ON ANNEX A-1 TO     CUT-OFF DATE         MORTGAGE       OF RELATED B-NOTE     U/W NCF        DATE
   THIS OFFERING PROSPECTUS)      PRINCIPAL BALANCE    POOL BALANCE     NON-TRUST LOAN(S)      DSCR      LOAN-TO-VALUE
----------------------------------------------------------------------------------------------------------------------

Stonestown Mall                   $   155,600,000          6.42%        $     60,000,000       1.56x       55.42%
----------------------------------------------------------------------------------------------------------------------
Sportmart/Westwood Storage        $    18,000,000          0.74%        $      1,010,000       1.10x       78.88%
----------------------------------------------------------------------------------------------------------------------

      See "Description of the Mortgage Pool--The Loan Combinations" in this offering prospectus for a more detailed description, with respect to each loan combination, of the related co-lender arrangement and the priority of payments among the mortgage loans constituting such loan combination. Also, see
"Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this offering prospectus.

DELINQUENCY STATUS

      None of the mortgage loans was 30 days or more delinquent with respect to any monthly debt service payment as of its cut-off date or at any time since the date of its origination. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

PREPAYMENT LOCK-OUT PERIODS

      Except as described under "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Prepayment Lock-out Periods" in this offering prospectus with respect to one (1) mortgage loan (loan number 12), the mortgage loans restrict prepayment for a particular period commonly referred to as a lock-out period and, in most cases (see "--Defeasance" below), a period during which the subject mortgage loan may be defeased but not prepaid. The weighted average remaining lock-out period and defeasance period of the mortgage loans that provide for a lock-out period or for both lock-out and defeasance periods, is approximately 104 payment periods.

DEFEASANCE

      One hundred eighty-four (184) of the mortgage loans, representing approximately 91.85% of the initial mortgage pool balance (158 mortgage loans in loan group 1, representing approximately 94.11% of the initial loan group 1 balance, and 26 mortgage loans in loan group 2, representing approximately
78.22% of the initial loan group 2 balance), permit the related borrower, under certain conditions, to obtain a full or, in some cases, a partial release of the mortgaged real property from the mortgage lien by delivering U.S. Treasury obligations or other non-callable government securities as substitute collateral. None of these mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the certificates. The payments on the defeasance collateral are required to be at least equal to an amount sufficient to make, when due, all debt service payments on the defeased mortgage loan or portion thereof or allocated to the related mortgaged real property, including any balloon payment.

                                       29

PREPAYMENT CONSIDERATION

      Thirty-two (32) of the mortgage loans, representing approximately 9.31% of the initial mortgage pool balance (25 mortgage loans in loan group 1, representing approximately 7.24% of the initial loan group 1 balance, and seven
(7) mortgage loans in loan group 2, representing approximately 21.78% of the initial loan group 2 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term and, in all but one (1) case (loan number 12), following an initial prepayment lock-out period. See "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Prepayment Consideration" in this offering prospectus.

      In the case of each of five (5) of the 32 mortgage loans referred to above, the related borrower may either prepay the mortgage loan with prepayment consideration (i.e. a yield maintenance amount or a prepayment premium, as provided in the related loan documents) or defease the mortgage loan following the initial lockout period. These five (5) mortgage loans are included among the
184 mortgage loans identified under "--Defeasance" above. For purposes of the
Modeling Assumptions used with respect to the certificates and the mortgage loans to be held by the issuing entity, these five (5) mortgage loans are considered to be mortgage loans providing for prepayment with prepayment consideration.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

                                       30

ADDITIONAL STATISTICAL INFORMATION

      The mortgage pool will have the following general characteristics as of the cut-off date:

                                                                     MORTGAGE POOL        LOAN GROUP 1         LOAN GROUP 2
                                                                   -----------------    ----------------      --------------

Initial mortgage pool/loan group balance                             $2,425,022,033      $2,080,866,100        $344,155,933
Number of mortgage loans                                                  211                 178                   33
Number of mortgaged real properties                                       290                 256                   34
Percentage of investment grade, shadow rated loans (1)                    6.4%                7.5%                 0.0%

Average cut-off date principal balance                                $11,492,995         $11,690,259           $10,428,968
Largest cut-off date principal balance                                $247,200,000        $247,200,000          $27,500,000
Smallest cut-off date principal balance                                 $745,455            $745,455            $1,081,741
                                                                        6.1415%             6.1407%               6.1462%
Weighted average mortgage interest rate
Highest mortgage interest rate                                          7.1300%             7.1300%               7.0000%
Lowest mortgage interest rate                                           5.2709%             5.2709%               5.4130%
Number of cross-collateralized loans                                       11                  11                    0
Cross-collateralized loan groups as a percentage of initial              1.45%               1.69%                 0.00%
  mortgage pool/loan group balance
Number of multi-property mortgage loans                                    16                  15                    1
Multi-property mortgage loans as a percentage of initial                 22.97%              26.69%                0.47%
  mortgage pool/loan group balance

Weighted average underwritten debt service coverage ratio (2)            1.36x               1.37x                 1.28x
Highest underwritten debt service coverage ratio                         2.48x               2.48x                 1.67x
Lowest underwritten debt service coverage ratio                          1.15x               1.15x                 1.15x
                                                                         67.79%              66.99%               72.61%
Weighted average cut-off date loan-to-value ratio(2)
Highest cut-off date loan-to-value ratio                                 82.73%              80.07%               82.73%
Lowest cut-off date loan-to-value ratio                                  32.05%              32.05%               51.84%

Weighted average original term to maturity or anticipated
  repayment date (months)                                                 115                 115                   118
Longest original term to maturity or anticipated repayment date
  (months)                                                                216                 180                   216
Shortest original term to maturity or anticipated repayment date
  (months)                                                                 60                  60                   60

Weighted average remaining term to maturity or anticipated
  repayment date (months)                                                 114                 114                   117
Longest remaining term to maturity or anticipated repayment date
  (months)                                                                214                 179                   214
Shortest remaining term to maturity or anticipated repayment
  date (months)                                                            59                  60                   59

________________________

(1)   It has been confirmed to us by each of Fitch and Moody's, in accordance with their respective methodologies, that loan number 2 has credit characteristics consistent with investment grade-rated obligations.

(2)   In the case of certain mortgage loans, the related debt service coverage ratio and/or loan-to-value ratio was calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See the footnotes to Annex A-1 to this offering prospectus for more information regarding the calculations of debt service coverage ratios and loan-to-value ratios with respect to the mortgage loans referred to above.

                                       31

PROPERTY TYPE

      The table below shows the number of and the total cut-off date principal balance and percentages of the initial mortgage pool balance, the loan group 1 balance and the loan group 2 balance, respectively, secured by mortgaged real properties operated primarily for each indicated purpose:

                                                                      % OF
                                 NUMBER OF          TOTAL           INITIAL
                                 MORTGAGED       CUT-OFF DATE       MORTGAGE      % OF INITIAL     % OF INITIAL
                                    REAL          PRINCIPAL           POOL        LOAN GROUP 1     LOAN GROUP 2
       PROPERTY TYPES            PROPERTIES       BALANCE(1)       BALANCE(1)      BALANCE(1)       BALANCE(1)
-----------------------------    ----------    ----------------    ----------     ------------     ------------

Retail                              113        $    886,782,259        36.57%         42.62%            0.00%
   Retail-Anchored                   35        $    527,933,211        21.77%         25.37%            0.00%
   Retail-Unanchored                 50        $    224,506,482         9.26%         10.79%            0.00%
   Retail-Shadow-Anchored(2)         13        $     50,318,544         2.07%          2.42%            0.00%
   Retail-Single Tenant              15        $     84,024,022         3.46%          4.04%            0.00%
Multifamily                          37        $    376,580,018        15.53%          1.56%          100.00%
   Multifamily                       33        $    332,655,933        13.72%          0.00%           96.66%
   Manufactured Housing
      Communities                     4        $     43,924,085         1.81%          1.56%            3.34%
Hospitality                          30        $    519,174,711        21.41%         24.95%            0.00%
Office(3)                            46        $    323,764,612        13.35%         15.56%            0.00%
Industrial                           35        $    171,550,240         7.07%          8.24%            0.00%
Mixed Use                             9        $     74,734,146         3.08%          3.59%            0.00%
Self Storage                         19        $     71,690,592         2.96%          3.45%            0.00%
Land                                  1        $        745,455         0.03%          0.04%            0.00%
                                 ----------    ----------------    ----------     ------------     ------------
TOTAL:                              290        $  2,425,022,033       100.00%        100.00%          100.00%

_______________________

(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   A mortgaged real property is classified as shadow anchored if it is located in close proximity to an anchored retail property.

(3)   Thirteen mortgaged real properties are medical offices, some of which include a surgical center tenant.

                                       32

PROPERTY LOCATION

      The mortgaged real properties are located in 34 states. The following table sets forth the indicated information regarding those states where 5% or more of mortgaged real properties, based on allocated loan balance, are located.

                              NUMBER OF            TOTAL
                              MORTGAGED         CUT-OFF DATE        % OF INITIAL      % OF INITIAL     % OF INITIAL
                                REAL             PRINCIPAL            MORTGAGE        LOAN GROUP 1     LOAN GROUP 2
          STATE              PROPERTIES          BALANCE(1)       POOL BALANCE(1)      BALANCE(1)       BALANCE(1)
--------------------------   ----------     -----------------     ---------------     ------------     ------------

California                        57        $     578,645,822           23.86%            27.81%             0.00%
         Southern (2)             44        $     299,870,276           12.37%            14.41%             0.00%
         Northern (2)             13        $     278,775,546           11.50%            13.40%             0.00%
Texas                             34        $     279,201,534           11.51%             7.84%            33.73%
Virginia                          52        $     278,721,250           11.49%            13.39%             0.00%
Florida                           16        $     178,506,525            7.36%             6.53%            12.36%
Arizona                           14        $     144,812,988            5.97%             3.53%            20.75%
Other                            117        $     965,133,913           39.80%            40.90%            33.16%
                             ----------     -----------------     ---------------     ------------     ------------

TOTAL:                           290        $   2,425,022,033          100.00%           100.00%           100.00%

_______________________

(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   For purposes of determining whether a mortgaged real property is located in Northern California or Southern California, Northern California
      includes areas with zip codes of 93600 and above, and Southern California includes areas with zip codes below 93600.

ENCUMBERED INTERESTS

      The table below shows the number of, as well as the total cut-off date principal balance and percentage of the initial mortgage pool balance, the initial loan group 1 balance and the initial loan group 2 balance, respectively, secured by mortgaged real properties for which the significant encumbered interest is as indicated:

      ENCUMBERED
    INTEREST IN THE           NUMBER OF               TOTAL            % OF INITIAL        % OF INITIAL        % OF INITIAL
    MORTGAGED REAL            MORTGAGED            CUT-OFF DATE          MORTGAGE          LOAN GROUP 1        LOAN GROUP 2
       PROPERTY            REAL PROPERTIES     PRINCIPAL BALANCE(1)   POOL BALANCE(1)       BALANCE(1)          BALANCE(1)
-----------------------    ---------------     --------------------   ---------------      ------------        ------------

Fee (2)                           276          $    2,126,064,782           87.67%             86.79%              93.03%
Leasehold                           9          $      188,657,803            7.78%              9.07%               0.00%
Fee/Leasehold                       5          $      110,299,448            4.55%              4.15%               6.97%
-----------------------    ---------------     --------------------   ---------------      ------------        ------------

TOTAL:                            290          $    2,425,022,033          100.00%            100.00%             100.00%

_______________________

(1)   For mortgage loans secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among those individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual

                                       33

      property, securing the subject mortgage loan and (iii) an allocated loan balance specified in the related loan documents.

(2)   In circumstances where both the fee interest and the overlapping leasehold interest in a mortgaged real property are encumbered, a mortgage loan is considered to be secured by the fee interest in the subject mortgaged real property.

                       LEGAL AND INVESTMENT CONSIDERATIONS

FEDERAL INCOME TAX CONSEQUENCES

      The trustee or its agent will make elections to treat designated portions of the assets of the issuing entity as two separate real estate mortgage investment conduits or REMICs under sections 860A through 860G of the Internal
Revenue Code of 1986, as amended. The designations for each of those two REMICs are as follows:

      o     REMIC I, the lower tier REMIC, which will consist of, among other things--

            1.    the mortgage loans, and

            2.    various other related assets; and

      o     REMIC II, which will hold the non-certificated regular interests in
            REMIC I.

      The class R-I and R-II certificates will represent the respective residual interests in those REMICs.

      Any assets not included in a REMIC will constitute one or more grantor trusts for U.S. federal income tax purposes.

      The portion of the assets held by the issuing entity that is represented by the class Z certificates will entitle the holders of those certificates to receive any additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date, and will constitute a grantor trust for federal income tax purposes. That additional interest will be excluded from the REMICs referred to above.

      The offered certificates will be treated as regular interests in REMIC II.
This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trusts referred to above.

      One or more classes of offered certificates may be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

      The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for
U.S. federal income tax purposes, will be that, subsequent to any date of determination--

      o     each mortgage loan with an anticipated repayment date will be paid in full on that date,

      o     no mortgage loan will otherwise be prepaid prior to maturity, and

      o     there will be no extension of maturity for any mortgage loan.

      However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all.

                                       34

      For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in this offering prospectus and "Federal Income Tax Consequences" in the accompanying base prospectus.

ERISA CONSIDERATIONS

      We anticipate that, subject to satisfaction of the conditions referred to under "ERISA Considerations" in this offering prospectus, employee benefit plans and other retirement plans or arrangements subject to--

      o     Title I of the Employee Retirement Income Security Act of 1974, as
            amended, or

      o     section 4975 of the Internal Revenue Code of 1986, as amended,

will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon individual prohibited transaction exemptions granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated and
Countrywide Securities Corporation by the U.S. Department of Labor.

      If you are a fiduciary of any employee benefit plan or other retirement plan or arrangement subject to Title I of ERISA or section 4975 of the Internal
Revenue Code of 1986, as amended, you are encouraged to review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" in this offering prospectus and in the accompanying base prospectus.

LEGAL INVESTMENT

      The offered certificates will not be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

      All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates will be legal investments for them. See "Legal Investment" in this offering prospectus and in the accompanying base prospectus.

INVESTMENT CONSIDERATIONS

      The rate and timing of payments and other collections of principal on or with respect to the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- may affect the yield to maturity on each offered certificate. In the case of offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- could result in a lower than anticipated yield. In the case of the offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the mortgage loans -- and, in particular, in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on or with respect to the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on or with respect to the mortgage loans in loan group 2 -- could result in a lower than anticipated yield.

                                       35

      The yield on any offered certificate with a variable or capped pass-through rate, could also be adversely affected if the mortgage loans with relatively higher net mortgage interest rates pay principal faster than the mortgage loans with relatively lower net mortgage interest rates.

      See "Yield and Maturity Considerations" in this offering prospectus and in the accompanying base prospectus.

                                       36

                                  RISK FACTORS

      The offered certificates are not suitable investments for all investors.
In particular, you should not purchase any class of offered certificates unless you understand and are able to bear the risks associated with that class.

      The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this offering prospectus and the accompanying base prospectus in the context of your financial situation.

      YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THOSE SET FORTH
UNDER "RISK FACTORS" IN THE ACCOMPANYING BASE PROSPECTUS, IN DECIDING WHETHER TO
PURCHASE ANY OFFERED CERTIFICATES. THE "RISK FACTORS" SECTION IN THE
ACCOMPANYING BASE PROSPECTUS INCLUDES A NUMBER OF GENERAL RISKS ASSOCIATED WITH
MAKING AN INVESTMENT IN THE OFFERED CERTIFICATES.

      THE RISKS AND UNCERTAINTIES DESCRIBED BELOW AND UNDER "RISK FACTORS" IN
THE ACCOMPANYING BASE PROSPECTUS ARE NOT THE ONLY ONES RELATING TO YOUR OFFERED
CERTIFICATES. ADDITIONAL RISKS AND UNCERTAINTIES NOT PRESENTLY KNOWN TO US OR
THAT WE CURRENTLY DEEM IMMATERIAL MAY ALSO IMPAIR YOUR INVESTMENT.

      THIS OFFERING PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE
RISKS AND UNCERTAINTIES. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE
ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS,
INCLUDING THE RISKS DESCRIBED BELOW, ELSEWHERE IN THIS OFFERING PROSPECTUS AND
IN THE ACCOMPANYING BASE PROSPECTUS.

      IF ANY OF THE FOLLOWING EVENTS OR CIRCUMSTANCES IDENTIFIED AS RISKS
ACTUALLY OCCUR OR MATERIALIZE, YOUR INVESTMENT COULD BE MATERIALLY AND ADVERSELY
AFFECTED.

                    RISKS RELATED TO THE OFFERED CERTIFICATES

THE CLASS AM, AJ, B, C AND D CERTIFICATES ARE SUBORDINATE TO, AND ARE THEREFORE
RISKIER THAN, THE CLASS A-1, A-2, A-3, A-SB, A-4 AND A-1A CERTIFICATES

      If you purchase class AM, AJ, B, C or D certificates, then your offered certificates will provide credit support to other classes of offered certificates and to the class X certificates. As a result, you will receive payments after, and must bear the effects of losses on the mortgage loans before, the holders of those other classes of certificates.

      When making an investment decision, you should consider, among other things--

      o     the payment priorities of the respective classes of the
            certificates;

      o     the order in which the principal balances of the respective classes of the certificates with principal balances will be reduced in connection with losses and default-related shortfalls; and

      o     the characteristics and quality of the mortgage loans.

      See "Description of the Mortgage Pool" and "Description of the Offered
Certificates--Payments" and "--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this offering prospectus. See also "Risk Factors--The Investment Performance of Your
Offered Certificates Will Depend Upon Payments, Defaults and Losses on the
Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable", "--Any Credit Support for Your Offered Certificates May Be
Insufficient to Protect You Against All Potential Losses" and "--Payments on the
Offered

                                       37

Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those
Certificates" in the accompanying base prospectus.

CHANGES IN MORTGAGE POOL COMPOSITION CAN CHANGE THE NATURE OF YOUR INVESTMENT

      If you purchase any of the offered certificates that are expected to have relatively longer weighted average lives, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own offered certificates that are expected to have relatively shorter weighted average lives. See "Risk Factors--Changes in
Pool Composition Will Change the Nature of Your Investment" in the accompanying base prospectus.

THE OFFERED CERTIFICATES WILL HAVE LIMITED LIQUIDITY AND MAY EXPERIENCE
FLUCTUATIONS IN MARKET VALUE UNRELATED TO THE PERFORMANCE OF THE MORTGAGE LOANS

      Your offered certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your offered certificates. While one or more of the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Moreover, if a secondary market does develop, there can be no assurance that it will provide you with liquidity of investment or that it will continue for the life of your offered certificates. Accordingly, you may not have an active or liquid secondary market for your offered certificates. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. The market value of your offered certificates also may be affected by many other factors, including the then prevailing interest rates and market perceptions of risks associated with commercial mortgage lending, and no representation is made by any person or entity as to what the market value of any offered certificate will be at any time. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your
Offered Certificates and May Have an Adverse Effect on the Market Value of Your
Offered Certificates" and "--The Market Value of Your Offered Certificates May
Be Adversely Affected by Factors Unrelated to the Performance of Your Offered
Certificates and the Underlying Mortgage Assets, such as Fluctuations in
Interest Rates and the Supply and Demand of CMBS Generally" in the accompanying base prospectus.

THE OFFERED CERTIFICATES HAVE UNCERTAIN YIELDS TO MATURITY

      The yield on your offered certificates will depend on--

      o     the price you paid for your offered certificates; and

      o     the rate, timing and amount of payments on your offered
            certificates.

      The frequency, timing and amount of payments on your offered certificates will depend on:

      o     the pass-through rate for, and other payment terms of, your offered certificates;

      o     the frequency and timing of payments and other collections of principal on the mortgage loans or, in some cases, a particular group of mortgage loans;

      o     the frequency and timing of defaults, and the severity of losses, if any, on the mortgage loans or, in some cases, a particular group of mortgage loans;

      o     the frequency, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

                                       38

      o     repurchases of mortgage loans--or, in some cases, mortgage loans of a particular group--for material breaches of representations or warranties and/or material document defects;

      o     the collection and payment of prepayment premiums and yield maintenance charges with respect to the mortgage loans or, in some cases, a particular group of mortgage loans; and

      o     servicing decisions with respect to the mortgage loans or, in some cases, a particular group of mortgage loans.

      In general, the factors described in the preceding paragraph cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates. Further, in the absence of significant losses on the mortgage pool, holders of the class A-1, A-2, A-3, A-SB and A-4 certificates should be concerned with the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 1. Until the class A-1, A-2, A-3, A-SB and A-4 certificates are retired, holders of the class A-1A certificates would, in the absence of significant losses on the mortgage pool, be affected by the factors described in the second through seventh bullets of the preceding paragraph primarily insofar as they relate to the mortgage loans in loan group 2.

      See "Description of the Mortgage Pool", "Servicing of the Mortgage Loans",
"Description of the Offered Certificates--Payments" and "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" and "Yield and Maturity Considerations" in this offering prospectus. See also "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable" and "Yield and Maturity Considerations" in the accompanying base prospectus.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES MAY VARY MATERIALLY AND
ADVERSELY FROM YOUR EXPECTATIONS BECAUSE THE RATE OF PREPAYMENTS AND OTHER
UNSCHEDULED COLLECTIONS OF PRINCIPAL ON THE MORTGAGE LOANS IS FASTER OR SLOWER
THAN YOU ANTICIPATED

      If you purchase any offered certificates at a premium relative to their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with a greater frequency than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase any offered certificates at a discount from their principal balances, and if payments and other collections of principal on the mortgage loans--and, in particular, in the case of the class
A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and in the case of the class A-1A certificates, on the mortgage loans in loan group 2--occur with less frequency than you anticipated, then your actual yield to maturity may be lower than you had assumed. You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances and no prepayment premium or yield maintenance charge will be paid in connection with a purchase or repurchase of a mortgage loan. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates.

      Some of the mortgage loans may require the related borrower to make, or permit the lender to apply reserve funds to make, partial prepayments if specified conditions, such as meeting certain debt service coverage ratios and/or satisfying certain leasing conditions, have not been satisfied. The required prepayment may need to be made even though the subject mortgage loan is in its lock-out period. See "Description of the Mortgage Pool--Terms and
Conditions of the Mortgage Loans--Mortgage Loans Which May Require Principal
Paydowns" in this offering prospectus.

                                       39

      The yield on the offered certificates with variable or capped pass-through rates could also be adversely affected if the mortgage loans with higher net mortgage interest rates pay principal faster than the mortgage loans with lower net mortgage interest rates. This is because those classes bear interest at pass-through rates equal to, based upon or limited by, as applicable, a weighted average of the adjusted net mortgage interest rates derived from the mortgage loans.

      Prepayments resulting in a shortening of weighted average lives of the offered certificates may be made at a time of low interest rates when investors may be unable to reinvest the resulting payment of principal on their certificates at a rate comparable to the yield anticipated by them in making their initial investment in those certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when investors may have been able to reinvest principal payments that would otherwise have been received by them at higher rates.

      The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

      o     the terms of the mortgage loans;

      o     the length of any prepayment lockout period;

      o     the level of prevailing interest rates;

      o     the availability of mortgage credit;

      o     the applicable yield maintenance charges or prepayment premiums;

      o     the applicable master servicer's or the special servicer's ability to enforce yield maintenance charges and prepayment premiums;

      o     the failure to meet certain requirements for the release of escrows;

      o     the occurrence of casualties or natural disasters; and

      o     economic, demographic, tax, legal or other factors.

      A borrower is generally less likely to prepay its mortgage loan if prevailing interest rates are at or above the mortgage interest rate borne by that mortgage loan. On the other hand, a borrower is generally more likely to prepay its mortgage loan if prevailing rates fall significantly below the mortgage interest rate borne by that mortgage loan. Borrowers are less likely to prepay mortgage loans with lock-out periods or yield maintenance charge provisions, to the extent enforceable, than otherwise identical mortgage loans without these provisions, with shorter lock-out periods or with lower or no yield maintenance charges. None of the master servicers, the special servicer or the trustee will be required to advance any yield maintenance charges.

      Provisions requiring yield maintenance charges may not be enforceable in some states and under federal bankruptcy law, and may constitute interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge.

      Additionally, although defeasance provisions do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge. In certain jurisdictions, those defeasance provisions might be deemed unenforceable under applicable law or public policy, or usurious.

                                       40

      See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Voluntary Prepayment Provisions" in this offering prospectus for a discussion of prepayment restrictions with respect to the mortgage loans. No assurance can be given to you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or that involuntary prepayments will not occur.

      In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to material breaches of representations or warranties or material document defects, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.

A HIGH RATE AND EARLY OCCURRENCE OF BORROWER DELINQUENCIES AND DEFAULTS MAY
ADVERSELY AFFECT YOUR INVESTMENT

      The actual yield to maturity of your offered certificates will be lower than expected and could be negative under certain extreme scenarios if (a) you calculate the anticipated yield of your offered certificates based on a default rate or amount of losses lower than that actually experienced by the mortgage loans and (b) the additional losses are allocable to or otherwise required to be borne by your class of offered certificates. The actual yield to maturity of your offered certificates will also be affected by the timing of any loss on a liquidated mortgage loan if a portion of the loss is allocable to or otherwise required to be borne by your class of offered certificates, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier you bear a loss, the greater the effect on your yield to maturity. Delinquencies on the mortgage loans may result in shortfalls in distributions of interest and/or principal to the holders of the offered certificates for the current month if the delinquent amounts are not advanced.
Furthermore, no interest will accrue on this shortfall during the period of time that the payment is delinquent. Defaults and losses on the mortgage loans may affect the weighted average life and/or yield to maturity of a particular class of offered certificates even if those losses are not allocated to, or required to be borne by the holders of, that class of offered certificates. The special servicer may accelerate the maturity of the related mortgage loan in the case of any monetary or material non-monetary default, which could result in an acceleration of payments to the certificateholders. In addition, losses on the mortgage loans may result in a higher percentage ownership interest evidenced by a class of offered certificates in the remaining mortgage loans than would otherwise have been the case absent the loss, even if those losses are not allocated to that class of offered certificates. The consequent effect on the weighted average life and/or yield to maturity of a class of offered certificates will depend upon the characteristics of the remaining mortgage loans.

THE RIGHT OF THE MASTER SERVICERS, THE SPECIAL SERVICER AND THE TRUSTEE TO
RECEIVE INTEREST ON ADVANCES, SPECIAL SERVICING FEES, PRINCIPAL RECOVERY FEES
AND WORKOUT FEES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS

      To the extent described in this offering prospectus and provided in the pooling and servicing agreement, the master servicers, the special servicer and the trustee will each be entitled to receive interest (which will generally accrue from the date on which the related advance is made through the date of reimbursement) on unreimbursed advances made by it. In addition, the special servicer will be entitled to receive, in connection with its servicing, liquidation and/or workout of defaulted mortgage loans, compensation consisting of special servicing fees, principal recovery fees and workout fees, respectively. The right to receive these amounts is senior to the rights of certificateholders to receive distributions on the offered certificates and, consequently, may result in shortfalls and losses being allocated to the offered certificates that would not have otherwise resulted.

YOUR LACK OF CONTROL OVER THE ISSUING ENTITY CAN CREATE RISKS

      You and other holders of the offered certificates generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the issuing entity. See "Description of the Offered
Certificates--Voting Rights" in this offering prospectus. Those decisions are generally made, subject to the

                                       41

express terms of the pooling and servicing agreement, by a master servicer, the trustee or the special servicer, as applicable. Any decision made by one of those parties in respect of the assets of the issuing entity, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other holders of the offered certificates would have made and may negatively affect your interests.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO THE MASTER SERVICERS, THE
SPECIAL SERVICER AND THE CONTROLLING CLASS REPRESENTATIVE

      Midland Loan Services, Inc., an initial master servicer, is an affiliate of PNC Bank, National Association, one of the mortgage loan sellers. This affiliation could cause a conflict with Midland Loan Services, Inc.'s duties to the issuing entity under the pooling and servicing agreement notwithstanding the fact that the pooling and servicing agreement provides that the mortgage loans serviced pursuant to that agreement must be administered in accordance with the servicing standard described in this offering prospectus without regard to an affiliation with any other party involved in the transaction. See "Servicing of the Mortgage Loans--General" in this offering prospectus. A master servicer, the special servicer or any affiliate of a master servicer or the special servicer may acquire certificates. This could cause a conflict between a master servicer's or the special servicer's duties to the issuing entity under the pooling and servicing agreement and its or its affiliate's interest as a holder of certificates issued under that agreement. In addition, the master servicers, the special servicer and certain of their respective affiliates own and are in the business of acquiring assets similar in type to the assets of the issuing entity. Accordingly, the assets of those parties and their affiliates may, depending upon the particular circumstances including the nature and location of those assets, compete with the mortgaged real properties for tenants, purchasers, financing and in other matters related to the management and ownership of real estate. See "Servicing of the Mortgage Loans--Modifications,
Waivers, Amendments and Consents" in this offering prospectus.

      The special servicer will have the right to determine that any P&I advance made or to be made by a master servicer or the trustee is not recoverable from proceeds of the mortgage loan to which that advance relates. The applicable master servicer or the trustee will then be required to not make a proposed advance or may obtain reimbursement for a previously made advance from collections of principal and, in some cases, interest, which may reduce the amount of principal and, in some cases, interest that will be paid on your offered certificates.

      In addition, in connection with the servicing of the specially serviced mortgage loans (other than the Stonestown Mall trust mortgage loan prior to the occurrence of certain "change of control" events with respect to the related
B-note non-trust loan), the special servicer may, at the direction of the controlling class representative, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the holder of a B-note non-trust loan or its designee (prior to the occurrence of a "change of control" event with respect to that B-note non-trust loan), take generally similar but not identical actions with respect to the related loan combination that could adversely affect the holders of some or all of the classes of offered certificates. Furthermore, the holders of the
Stonestown Mall and Sportmart/Westwood Storage B-note non-trust loans have a par purchase option and cure rights with respect to the related A-note mortgage loans that will be assets of the issuing entity, upon the occurrence of specified adverse circumstances with respect to the related loan combination.
See "Description of the Mortgage Pool--The Loan Combinations--The Stonestown
Mall Loan Combination" and "--The Sportmart/Westwood Storage Loan Combination"
and "Servicing of the Mortgage Loans--The Controlling Class Representative and
the Loan Combination Subordinate Noteholders" in this offering prospectus.

      The controlling class representative will be selected by the holders of certificates representing a majority interest in the controlling class. The controlling class of certificateholders and the holders of the Stonestown Mall and Sportmart/Westwood Storage B-note non-trust loans may have interests that conflict with those of the holders of the offered certificates. As a result, it is possible that the controlling class representative or the holders of the
Stonestown Mall and Sportmart/Westwood Storage B-note non-trust loans may direct or advise the special servicer to take actions which conflict with the interests of the holders of certain classes of the offered certificates.

                                       42

However, the special servicer is not permitted to take actions which are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

                       RISKS RELATED TO THE MORTGAGE LOANS

CONCENTRATION OF MORTGAGED REAL PROPERTY TYPES SUBJECT THE ISSUING ENTITY TO
INCREASED RISK OF DECLINE IN A PARTICULAR INDUSTRY

      The inclusion, among the assets of the issuing entity, of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type.

RETAIL PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

      One hundred-thirteen (113) of the mortgaged real properties, which represent security for approximately 36.57% of the initial mortgage pool balance and approximately 42.62% of the initial loan group 1 balance, are fee and/or leasehold interests in retail properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting retail properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Retail Properties".

HOSPITALITY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Thirty (30) of the mortgaged real properties, which represent security for approximately 21.41% of the initial mortgage pool balance and approximately
24.95% of the initial loan group 1 balance, are fee and/or leasehold interests in hospitality properties. Mortgage loans secured by liens on those types of properties are exposed to unique risks particular to those types of properties.
In addition, for certain of the mortgage loans secured by hospitality properties that are a franchise of a national or regional hotel chain, the related franchise agreement is scheduled to terminate during the term of the related mortgage loan.

      For a more detailed discussion of factors uniquely affecting hospitality properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Hospitality Properties".

MULTIFAMILY PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Thirty-three (33) of the mortgaged real properties, which represent security for approximately 13.72% of the initial mortgage pool balance and approximately 96.66% of the initial loan group 2 balance), are fee and/or leasehold interests in multifamily properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting multifamily properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Multifamily Rental Properties".

                                       43

OFFICE PROPERTIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR
CERTIFICATES

      Forty-six (46) of the mortgaged real properties, which represent security for approximately 13.35% of the initial mortgage pool balance and approximately
15.56% of the initial loan group 1 balance, are fee and/or leasehold interests in office properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting office properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Office Properties".

      In the case of five (5) mortgage loans, which represent approximately
1.89% of the initial mortgage pool balance and approximately 2.20% of the initial loan group 1 balance, the related mortgaged real properties are medical offices. Mortgage loans secured by liens on medical office properties are also exposed to the unique risks particular to health care related properties. For a more detailed discussion of factors uniquely affecting medical offices, you should refer to the section in the accompanying base prospectus captioned "Risk
Factors--Various Types of Income-Producing Properties May Secure Mortgage Loans
Underlying a Series of Offered Certificates and Each Type of Income-Producing
Property May Present Special Risks as Collateral for a Loan--Health Care Related
Properties".

INDUSTRIAL FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Thirty-five (35) of the mortgaged real properties, which represent security for approximately 7.07% of the initial mortgage pool balance and approximately 8.24% of the initial loan group 1 balance, are fee and/or leasehold interests in industrial properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting industrial properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Industrial Properties".

SELF STORAGE FACILITIES ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON
YOUR CERTIFICATES

      Nineteen (19) of the mortgaged real properties, which represent security for approximately 2.96% of the initial mortgage pool balance and approximately
3.45% of the initial loan group 1 balance, are fee and/or leasehold interests in self storage facility properties. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting self storage facilities, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of Income-Producing Properties May Secure
Mortgage Loans Underlying a Series of Offered Certificates and Each Type of
Income-Producing Property May Present Special Risks as Collateral for a
Loan--Warehouse, Mini-Warehouse and Self Storage Facilities".

MANUFACTURED HOUSING COMMUNITIES, MOBILE HOME PARKS AND RECREATIONAL VEHICLE
PARKS ARE SUBJECT TO UNIQUE RISKS WHICH MAY REDUCE PAYMENTS ON YOUR CERTIFICATES

      Four (4) of the mortgaged real properties, which represent security for approximately 1.81% of the initial mortgage pool balance (comprised of three (3)
mortgage loans in loan group 1, representing approximately 1.56% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately 3.34% of the initial loan group 2 balance), are fee and/or leasehold interests in manufactured housing community

                                       44

properties, mobile home parks and/or recreational vehicle parks. Mortgage loans that are secured by liens on those types of properties are exposed to unique risks particular to those types of properties.

      For a more detailed discussion of factors uniquely affecting manufactured housing community properties, you should refer to the section in the accompanying base prospectus captioned "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan--Manufactured Housing Communities, Mobile
Home Parks and Recreational Vehicle Parks".

RISKS ASSOCIATED WITH ALTERNATIVE FORMS OF PROPERTY OWNERSHIP

      Ten (10) mortgage loans, representing in the aggregate approximately 4.01%
of the initial mortgage pool balance (comprised of nine (9) mortgage loans in loan group 1, representing approximately 4.08% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately
3.60% of the initial loan group 2 balance), are, or may become, secured by the related borrower's interest in residential and/or commercial condominium units.
Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. See "Risk Factors--Lending on Condominium
Units Creates Risks for Lenders That Are Not Present When Lending on
Non-Condominiums" in the base prospectus.

REPAYMENT OF THE MORTGAGE LOANS DEPENDS ON THE OPERATION OF THE MORTGAGED REAL
PROPERTIEs

      The mortgage loans are secured by mortgage liens on fee and/or leasehold
(which may include sub-leasehold) interests in commercial, multifamily and manufactured housing community real property. The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, such mortgage loans are often larger and repayment of each of the mortgage loans is dependent on--

      o     the successful operation and value of the mortgaged real property;
            and

      o     the related borrower's ability to sell or refinance the mortgaged real property.

      See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" and "Risk Factors--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" in the accompanying base prospectus.

THE MORTGAGED REAL PROPERTY WILL BE THE SOLE ASSET AVAILABLE TO SATISFY THE
AMOUNTS OWING UNDER A MORTGAGE LOAN IN THE EVENT OF DEFAULT

      The mortgage loans will not be an obligation of, or be insured or guaranteed by, us, any sponsor, any governmental entity, any private mortgage insurer, any mortgage loan seller, any underwriter, either master servicer, the special servicer, the trustee, any of their respective affiliates or any other person or entity.

      All of the mortgage loans are or should be considered nonrecourse loans.
If the related borrower defaults on any of the mortgage loans, only the related mortgaged real property (together with any related insurance policies or other pledged collateral), and none of the other assets of the borrower, is available to satisfy the debt. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged real property. Payment at maturity is primarily dependent upon the market value of the mortgaged real property or the borrower's ability to refinance the mortgaged real property. Even if the related loan documents permit recourse to the borrower or a guarantor, the issuing entity may not be able to ultimately collect

                                       45

the amount due under a defaulted mortgage loan. We have not evaluated the significance of the recourse provisions of mortgage loans that may permit recourse against the related borrower or another person in the event of a default. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage
Loan Depends upon the Performance and Value of the Underlying Real Property,
Which May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance" in the accompanying base prospectus.

RESERVES TO FUND CAPITAL EXPENDITURES MAY BE INSUFFICIENT AND THIS MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

      Although many of the mortgage loans require that funds be put aside for specific reserves, certain of the mortgage loans do not require any reserves. We cannot assure you that any such reserve amounts will be sufficient to cover the actual costs of the items for which the reserves were established. We also cannot assure you that cash flow from the related mortgaged real properties will be sufficient to fully fund any ongoing monthly reserve requirements.

OPTIONS AND OTHER PURCHASE RIGHTS MAY AFFECT VALUE OR HINDER RECOVERY WITH
RESPECT TO THE MORTGAGED REAL PROPERTIES

      The borrowers under certain of the mortgage loans have given to one or more tenants or another person a right of first refusal in the event a sale is contemplated or an option to purchase all or a portion of the related mortgaged real property. These rights, which may not be subordinated to the related mortgage, may impede the lender's ability to sell the related mortgaged real property at foreclosure or after acquiring the mortgaged real property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged real property. Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

INCREASES IN REAL ESTATE TAXES DUE TO TERMINATION OF PAYMENT-IN-LIEU-OF-TAXES OR
OTHER TAX ABATEMENT ARRANGEMENTS MAY REDUCE PAYMENTS TO CERTIFICATEHOLDERS

      In the case of some of the mortgage loans, the related mortgaged real properties may be the subject of municipal payment-in-lieu-of-taxes programs or other tax abatement arrangements, whereby the related borrower pays payments in lieu of taxes that are less than what its tax payment obligations would be absent the program or pays reduced real estate taxes. These programs or arrangements may be scheduled to terminate or provide for significant tax increases prior to the maturity of the related mortgage loans or may require increased payments in the future, in each case resulting in increased payment obligations (which could be substantial) in the form of real estate taxes or increased payments in lieu of taxes, which could adversely impact the ability of the related borrowers to pay debt service on their mortgage loans.

IN SOME CASES, A MORTGAGED REAL PROPERTY IS DEPENDENT ON A SINGLE TENANT OR ON
ONE OR A FEW MAJOR TENANTS

      In the case of 134 mortgaged real properties, securing approximately
34.79% of the initial mortgage pool balance and approximately 40.55% of the initial loan group 1 balance, the related borrower has leased the property to one tenant that occupies 25% or more of the particular property. In the case of
83 of those properties, securing approximately 20.10% of the initial mortgage pool balance and approximately 23.42% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies 50% or more of the particular property. In the case of 56 mortgaged real properties, securing approximately 13.90% of the initial mortgage pool balance and approximately 16.20% of the initial loan group 1 balance, the related borrower has leased the particular property to a single tenant that occupies approximately 100% of the particular property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant, at the mortgaged

                                       46

real property. In addition, the leases of some of these tenants may terminate prior to the maturity date of the related mortgage loan and some of these tenants may have early termination options prior to the maturity date of the related mortgage loan. For information regarding the lease expiration dates of significant tenants at the mortgaged real properties, see Annex A-1 to this offering prospectus. See "Risk Factors--Repayment of a Commercial or Multifamily
Mortgage Loan Depends upon the Performance and Value of the Underlying Real
Property, Which May Decline Over Time and the Related Borrower's Ability to
Refinance the Property, of Which There Is No Assurance" in the accompanying base prospectus.

THE BANKRUPTCY OR INSOLVENCY OF A TENANT WILL HAVE A NEGATIVE IMPACT ON THE
RELATED MORTGAGED REAL PROPERTY

      The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, industrial and office properties may adversely affect the income produced by a mortgaged real property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim) and the amounts the landlord could claim would be limited. One or more tenants at a particular mortgaged real property may have been the subject of bankruptcy or insolvency proceedings. See "Risk Factors--Bankruptcy Proceedings
Entail Certain Risks" in this offering prospectus and "Risk Factors--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable--Dependence on a Single Tenant
or a Small Number of Tenants Makes a Property Riskier Collateral" in the
accompanying base prospectus.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

      The income from, and market value of, the mortgaged real properties leased to various tenants would be adversely affected if, among other things:

      o     space in the mortgaged real properties could not be leased or re-leased;

      o     substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

      o     tenants were unwilling or unable to meet their lease obligations;

      o     a significant tenant were to become a debtor in a bankruptcy case;
            or

      o     rental payments could not be collected for any other reason.

      Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged real properties may be leased in whole or in part by government-sponsored tenants who have the right to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged real properties may have concentrations of leases expiring at varying rates in varying percentages, including single-tenant mortgaged real properties, during the term of the related mortgage loans and in some cases most or all of the leases on a mortgaged real property may expire prior to the related anticipated repayment date or maturity date. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged real properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged real property.

                                       47

      The risks described above are increased if there is a concentration of tenants in a particular industry at one or more of the mortgaged real properties. For example, if a particular industry experiences an economic downturn, a concentration among tenants of any mortgaged real property in that industry may lead to losses on the related mortgage loan that are substantially more severe than would be the case if its tenants were in diversified industries.

      Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions
(provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.
Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

      Certain of the mortgaged real properties may have tenants that are related to or affiliated with a borrower. In such cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant. If a mortgaged real property is leased in whole or substantial part to an affiliate of the borrower, it may be more likely that a landlord will waive lease conditions for an affiliated tenant than it would for an unaffiliated tenant. We cannot assure you that the conflicts arising where a borrower is affiliated with a tenant at a mortgaged real property will not adversely impact the value of the related mortgage loan. In some cases this affiliated lessee may be physically occupying space related to its business; in other cases, the affiliated lessee may be a tenant under a master lease with the borrower, under which the tenant is obligated to make rent payments but does not occupy any space at the mortgaged real property. These master leases are typically used to bring occupancy to a "stabilized" level but may not provide additional economic support for the mortgage loan. We cannot assure you the space "leased" by a borrower affiliate will eventually be occupied by third party tenants and consequently, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the related mortgaged real property if the borrower's or its affiliate's financial condition worsens.

      If a mortgaged real property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged real properties with fewer tenants, thereby reducing the cash flow available for debt service payments.
Multi-tenant mortgaged real properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

MORTGAGE LOANS SECURED BY MORTGAGED REAL PROPERTIES SUBJECT TO ASSISTANCE AND
AFFORDABLE HOUSING PROGRAMS ARE SUBJECT TO THE RISK THAT THOSE PROGRAMS MAY
TERMINATE OR BE ALTERED.

      Certain of the mortgaged real properties may be secured by mortgage loans that are eligible (or may become eligible in the future) for and have received
(or in the future may receive) low income housing tax credits pursuant to
Section 42 of the Internal Revenue Code in respect of various units within the related mortgaged real property or have a material concentration of tenants that rely on rent subsidies under various government funded programs, including the
Section 8 Tenant Based Assistance Rental Certificate Program of the United
States Department of Housing and Urban Development. With respect to certain of the mortgage loans, the related borrowers may receive subsidies or other assistance from government programs. Generally, in the case of mortgaged real properties that are subject to assistance programs of the kind described above, the subject mortgaged real property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. No assurance can be given that any government or other assistance programs will be continued in their present form during the terms of the related mortgage loans, that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies or assistance in the future, or that the owners of a borrower will continue to receive tax credits or that the level of assistance provided will be sufficient to generate enough revenues for the

                                       48

related borrower to meet its obligations under the related mortgage loans even though the related mortgage loan seller may have underwritten the related mortgage loan on the assumption that any applicable assistance program would remain in place. Loss of any applicable assistance could have an adverse effect on the ability of a borrower whose property is subject to an assistance program to make debt service payments. Additionally, the restrictions described above relating to the use of the related mortgaged real property could reduce the market value of the related mortgaged real property.

GEOGRAPHIC CONCENTRATION EXPOSES INVESTORS TO GREATER RISKS ASSOCIATED WITH THE
RELEVANT GEOGRAPHIC AREAS

      Mortgaged real properties located in California, Texas and Virginia will represent approximately 23.86%, 11.51% and 11.49%, respectively, by allocated loan amount, of the initial mortgage pool balance and approximately 27.81%,
7.84% and 13.39% respectively, of the initial loan group 1 balance. Mortgaged real properties located in Texas, Arizona and Florida will represent approximately 33.73%, 20.75% and 12.36% respectively, of the initial loan group
2 balance. The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Certain
State-Specific Considerations" below and "Risk Factors--Geographic Concentration
Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the
accompanying base prospectus.

CERTAIN STATE-SPECIFIC CONSIDERATIONS

      Fifty-seven (57) mortgaged real properties, representing security for approximately 23.86% of the initial mortgage pool balance and approximately
27.81% of the initial loan group 1 balance, are located in California. Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust or by judicial foreclosure. Public notice of either the trustee's sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real property may be sold by the trustee, if foreclosed pursuant to the trustee's power of sale, or by court appointed sheriff under a judicial foreclosure. Following a judicial foreclosure sale, the borrower or its successor in interest may, for a period of up to one year, redeem the property.
California's "one action rule" requires the lender to exhaust the security afforded under the deed of trust by foreclosure in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain cases involving environmentally impaired real property. California courts have held that acts such as an offset of an unpledged account constitute violations of such statutes. Violations of such statutes may result in the loss of some or all of the security under the loan. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under
California law, once a property has been sold pursuant to a power-of-sale clause contained in a deed of trust, the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors.
California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender's right to have a receiver appointed under certain circumstances.

                                       49

THE MORTGAGE POOL WILL INCLUDE MATERIAL CONCENTRATIONS OF BALLOON LOANS AND
LOANS WITH ANTICIPATED REPAYMENT DATES

      Two hundred-eight (208) of the mortgage loans, representing approximately
99.20% of the initial mortgage pool balance (175 mortgage loans in loan group 1, representing approximately 99.07% of the initial loan group 1 balance, and 33 mortgage loans in loan group 2, representing approximately 100.00% of the initial loan group 2 balance), are balloon loans that will have substantial remaining principal balances at their respective stated maturity dates. In addition, two (2) mortgage loans, representing approximately 0.65% of the initial mortgage pool balance and approximately 0.76% of the initial loan group
1 balance, provide material incentives for the related borrower to repay the mortgage loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon its ability either to refinance the mortgage loan or to sell the mortgaged real property. The ability of a borrower to effect a refinancing or sale will be affected by a number of factors, including--

      o     the value of the related mortgaged real property;

      o     the level of available mortgage interest rates at the time of sale or refinancing;

      o     the borrower's equity in the mortgaged real property;

      o     the financial condition and operating history of the borrower and the mortgaged real property,

      o     tax laws;

      o     prevailing general and regional economic conditions;

      o     the fair market value of the related mortgaged real property;

      o     reductions in applicable government assistance/rent subsidy programs; and

      o     the availability of credit for loans secured by multifamily or commercial properties, as the case may be.

      Although a mortgage loan may provide the related borrower with incentives to repay the mortgage loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that mortgage loan. See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans" in this offering prospectus and "Risk Factors--The Investment
Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and
Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses
May Be Highly Unpredictable" in the accompanying base prospectus.

THE MORTGAGE POOL WILL INCLUDE SOME DISPROPORTIONATELY LARGE MORTGAGE LOANS AND
GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

      The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. In this regard:

      o     The largest mortgage loan or group of cross-collateralized mortgage loans to be included in the assets of the issuing entity, represents approximately 10.19% of the initial mortgage pool balance. The largest mortgage loan or group of cross-collateralized mortgage loans loan group 1 represents

                                       50

            approximately 11.88% of the initial loan group 1 balance and the largest mortgage loan in loan group 2 represents approximately 7.99%
            of the initial loan group 2 balance.

      o     The five (5) largest mortgage loans and groups of
            cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 28.36% of the initial mortgage pool balance. The five (5) largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 33.05% of the initial loan group 1 balance and the five (5) largest mortgage loans and groups of
            cross-collateralized mortgage loans in loan group 2 represent approximately 35.35% of the initial loan group 2 balance.

      o     The 10 largest mortgage loans and groups of cross-collateralized mortgage loans to be included in the assets of the issuing entity represent approximately 35.71% of the initial mortgage pool balance.
            The 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 1 represent approximately 41.62% of the initial loan group 1 balance and the 10 largest mortgage loans and groups of cross-collateralized mortgage loans in loan group 2 represent approximately 58.97% of the initial loan group 2 balance.

      See "Description of the Mortgage Pool--General", "--Cross-Collateralized
and Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage
Loans with Affiliated Borrowers" and "--Significant Mortgage Loans" in this offering prospectus and "Risk Factors--Loan Concentration Within a Trust Exposes
Investors to Greater Risk of Default and Loss" in the accompanying base prospectus.

THE EXERCISE OF CERTAIN RIGHTS AND POWERS BY THE HOLDERS OF THE SUBORDINATE
COMPANION LOANS OF THE MORTGAGE LOANS THAT ARE PART OF LOAN COMBINATIONS MAY
CONFLICT WITH YOUR INTERESTS

      Two (2) mortgage loans (loan numbers 2 and 34), which are secured by the mortgaged real properties identified on Annex A-1 to this offering prospectus as
Stonestown Mall and Sportmart/Westwood Storage, respectively, representing approximately 7.16% of the initial mortgage pool balance and approximately 8.34%
of the initial loan group 1 balance, are each one of a group of loans, that we refer to as a loan combination, made to the same borrower and that are secured by a single mortgage instrument on the same mortgaged real property. The other loan in each of these loan combinations will not be included as an asset of the issuing entity.

      As described under "Description of the Mortgage Pool--The Loan
Combinations" in this offering prospectus, the holders of the loans comprising the loan combinations have entered into intercreditor arrangements, which include provisions to the following effect--

      o     the holder of the Stonestown Mall B-note non-trust loan (in each case, for so long as the Stonestown Mall B-Note loan has an outstanding principal balance, as deemed reduced by any appraisal reduction amount with respect to the Stonestown Mall loan
            combination allocable thereto, that is generally equal to or greater than 25% of its unpaid principal balance) or any designee thereof, will have the right, in lieu of the controlling class
            representative, to direct and advise the applicable master servicer and the special servicer on various servicing matters with respect to the mortgage loans in the Stonestown Mall loan combination and the related mortgaged real property;

      o     the holder of the Sportmart/Westwood Storage B-note non-trust loan will have the right to consult, in a non-binding manner, with the applicable master servicer and the special servicer on various servicing matters with respect to the mortgage loans in the
            Sportmart/Westwood Storage loan combination and the related mortgaged real property;

      o     if and for so long as certain specified uncured events of default have occurred and are continuing with respect to the related mortgage loan that will be included in the assets of the issuing entity, the holder of the related B-note non-trust loan has the right to purchase the related mortgage loan

                                       51

            that will be included in the assets of the issuing entity at the purchase price set forth in the related intercreditor agreement; and

      o     the holder of the related B-note non-trust loan has cure rights with respect to the related mortgage loan that will be included in the assets of the issuing entity.

      In connection with exercising any of the foregoing rights, the holder of a
B-note non-trust loan may have interests that conflict with your interests.

      See "Description of the Mortgage Pool-- The Loan Combinations" in this offering prospectus.

THE MORTGAGE POOL WILL INCLUDE LEASEHOLD MORTGAGE LOANS AND LENDING ON A
LEASEHOLD INTEREST IN REAL PROPERTY IS RISKIER THAN LENDING ON THE FEE INTEREST
IN THAT PROPERTY

      In the case of nine (9) mortgaged real properties, representing security for approximately 7.78% of the initial mortgage pool balance and approximately
9.07% of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold interest, but not on the corresponding fee interest, in all or a material portion of the related mortgaged real property, which leasehold interest is subject to a ground lease. Because of possible termination of the related ground lease, lending on a leasehold interest in a real property is riskier than lending on an actual fee interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the issuing entity, generally will have the right to cure defaults under the related ground lease. In addition, the terms of certain ground leases may require that insurance proceeds or condemnation awards be applied to restore the property or be paid, in whole or in part, to the ground lessor rather than be applied against the outstanding principal balance of the related mortgage loan. Finally, there can be no assurance that any of the ground leases securing a mortgage loan contain all of the provisions, including a lender's right to obtain a new lease if the current ground lease is rejected in bankruptcy that a lender may consider necessary or desirable to protect its interest as a lender with respect to a leasehold mortgage loan. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Ground Leases" in this offering prospectus. See also "Risk Factors--Lending on Ground Leases Creates Risks for
Lenders that Are Not Present When Lending on an Actual Ownership Interest in a
Real Property" and "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold
Considerations" in the accompanying base prospectus.

SOME OF THE MORTGAGED REAL PROPERTIES ARE LEGAL NONCONFORMING USES OR LEGAL
NONCONFORMING STRUCTURES

      Some of the mortgaged real properties are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty.

      In addition, certain of the mortgaged real properties that do not conform to current zoning laws may not be legal non-conforming uses or legal non-conforming structures. The failure of a mortgaged real property to comply with zoning laws or to be a legal non-conforming use or legal non-conforming structure may adversely affect market value of the mortgaged real property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

      In addition, certain of the mortgaged real properties may be subject to certain use restrictions imposed pursuant to reciprocal easement agreements, operating agreements or historical landmark designations. Use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' rights to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged real property on favorable terms, thereby adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan. See "Description of the
Mortgage Pool--Additional Loan and Property Information--Zoning and Building
Code Compliance" in this offering

                                       52

prospectus and "Risk Factors--Changes in Zoning Laws May Adversely Affect the
Use or Value of a Real Property" in the accompanying base prospectus.

A BORROWER'S OTHER LOANS MAY REDUCE THE CASH FLOW AVAILABLE TO THE MORTGAGED
REAL PROPERTY WHICH MAY ADVERSELY AFFECT PAYMENT ON YOUR CERTIFICATES; MEZZANINE
FINANCING REDUCES A PRINCIPAL'S EQUITY IN, AND THEREFORE ITS INCENTIVE TO
SUPPORT, A MORTGAGED REAL PROPERTY

      Two (2) mortgage loans, which represent approximately 7.16% of the initial mortgage pool balance and approximately 8.34% of the initial loan group 1 balance, are each, individually or together with one or more other loans that will not be included in the assets of the issuing entity, senior loans in multiple loan structures that we refer to as loan combinations. The other loans will not be included in the assets of the issuing entity but are secured in each case by the same mortgage instrument on the same mortgaged real property that secures the related trust mortgage loan. See "Description of the Mortgage
Pool--The Loan Combinations" and "Description of the Mortgage Pool--Additional
Loan and Property Information--Additional and Other Financing" in this offering prospectus.

      In the case of two (2) mortgage loans, which represent approximately 1.05%
of the initial mortgage pool balance and approximately 1.23% of the initial loan group 1 balance, the related borrower has incurred or is permitted to incur in the future additional debt that is secured by the related mortgaged real property as identified under "Description of the Mortgage Pool--Additional Loan and Property Information--Additional and Other Financing" in this offering prospectus.

      In the case of one (1) mortgage loan (loan number 12), which represents approximately 1.18% of the initial mortgage pool balance and approximately 1.37%
of the initial loan group 1 balance, the related borrower has the option to either incur additional subordinate secured financing or additional mezzanine debt.

      Except as indicated above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by their mortgaged real properties without the lender's consent.

      In the case of 37 of the mortgage loans, representing approximately 38.11%
of the initial mortgage pool balance (36 mortgage loans in loan group 1 representing approximately 43.14% of the initial loan group 1 balance, and one
(1) mortgage loan in loan group 2 representing approximately 7.67% of the initial loan group 2 balance), as identified under "Description of the Mortgage
Pool--Additional Loan and Property Information--Additional and Other Financing"
in this offering prospectus, direct and indirect equity owners of the related borrower have pledged, or are permitted in the future to pledge, their respective equity interests to secure financing generally referred to as mezzanine debt. Holders of mezzanine debt may have the right to purchase the related borrower's mortgage loan from the issuing entity if certain defaults on the mortgage loan occur and, in some cases, may have the right to cure certain defaults occurring on the related mortgage loan.

      Under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not generally prohibited from incurring additional debt. Such additional debt may be secured by other property owned by those borrowers. Also, certain of these borrowers may have already incurred additional debt. In addition, the owners of such borrowers generally are not prohibited from incurring mezzanine debt secured by pledges of their equity interests in those borrowers.

      The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the operation of the mortgaged real property.

                                       53

      We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third party holds debt secured by a pledge of an equity interest in a related borrower.

      Debt that is incurred by an equity owner of a borrower and is the subject of a guaranty of such borrower or is secured by a pledge of the equity ownership interests in such borrower effectively reduces the equity owners' economic stake in the related mortgaged real property. While the mezzanine lender has no security interest in or rights to the related mortgaged real property, a default under the mezzanine loan could cause a change in control of the related borrower. The existence of such debt may reduce cash flow on the related borrower's mortgaged real property after the payment of debt service and may increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged real property to suffer by not making capital infusions to support the mortgaged real property.

      When a mortgage loan borrower, or its constituent members, also has one or more other outstanding loans, even if the loans are subordinated or are mezzanine loans not directly secured by the mortgaged real property, the issuing entity is subjected to additional risks. For example, the borrower may have difficulty servicing and repaying multiple loans. Also, the existence of another loan generally will make it more difficult for the borrower to obtain refinancing of the mortgage loan or sell the related mortgaged real property and may thus jeopardize the borrower's ability to make any balloon payment due under the mortgage loan at maturity or to repay the mortgage loan on its anticipated repayment date. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged real property. If the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be wiped out, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan.

      Additionally, if the borrower, or its constituent members, are obligated to another lender, actions taken by other lenders or the borrower could impair the security available to the issuing entity. If a junior lender files an involuntary bankruptcy petition against the borrower, or the borrower files a voluntary bankruptcy petition to stay enforcement by a junior lender, the issuing entity's ability to foreclose on the mortgaged real property will be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case. The bankruptcy of a junior lender also may operate to stay foreclosure by the issuing entity. Further, if another loan secured by the mortgaged real property is in default, the other lender may foreclose on the mortgaged real property, absent an agreement to the contrary, thereby causing a delay in payments and/or an involuntary repayment of the mortgage loan prior to maturity. The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.

      In addition, in the case of those mortgage loans which require or allow letters of credit to be posted by the related borrower as additional security for the mortgage loan, in lieu of reserves or otherwise, the related borrower may be obligated to pay fees and expenses associated with the letter of credit and/or to reimburse the letter of credit issuer or others in the event of a draw upon the letter of credit by the lender.

      See "Description of the Mortgage Pool--Additional Loan and Property
Information--Additional and Other Financing" in this offering prospectus for a discussion of additional debt with respect to the mortgaged real properties and the borrowers. See also "Risk Factors--Additional Secured Debt Increases the
Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your
Offered Certificates" in the accompanying base prospectus.

COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS MAY RESULT IN LOSSES

      A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged real property securing a mortgage loan. Examples of these laws and regulations include zoning laws and the Americans with Disabilities Act of
1990, which requires all public accommodations to meet certain federal requirements related to access and use by disabled

                                       54

persons. For example, not all of the mortgaged real properties securing the mortgage loans comply with the Americans with Disabilities Act of 1990. See
"Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May
Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with Disabilities
Act" in the accompanying base prospectus. The expenditure of such costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.

MULTIPLE MORTGAGED REAL PROPERTIES ARE OWNED BY THE SAME BORROWER OR AFFILIATED
BORROWERS OR ARE OCCUPIED, IN WHOLE OR IN PART, BY THE SAME TENANT OR AFFILIATED
TENANTS

      Twenty-one (21) separate groups of mortgage loans, representing approximately 15.53% of the initial mortgage pool balance, are loans made to borrowers that, in the case of each of those groups, are the same or under common control. Mortgaged real properties owned by affiliated borrowers are likely to:

      o     have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

      o     have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.

      See "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliated Borrowers" in this offering prospectus.

      In addition, there may be tenants which lease space at more than one mortgaged real property securing mortgage loans. There may also be tenants that are related to or affiliated with a borrower. See Annex A-1 to this offering prospectus for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and industrial purposes.

      The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.
See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan
Depends upon the Performance and Value of the Underlying Real Property, Which
May Decline Over Time, and the Related Borrower's Ability to Refinance the
Property, of Which There Is No Assurance", "--Borrower Concentration Within a
Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower
Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan
Underlying Your Offered Certificates" in the accompanying base prospectus.

THE MORTGAGE LOANS HAVE NOT BEEN RE-UNDERWRITTEN BY US

      We have not re-underwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the mortgage loan sellers' respective obligations to repurchase, cure or substitute a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had re-underwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by representations or warranties given by the mortgage loan sellers.
In addition, we cannot assure you that the mortgage loan sellers will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and
Warranties" and "--Repurchases and Substitutions" in this offering prospectus.

                                       55

ASSUMPTIONS MADE IN DETERMINING UNDERWRITTEN NET CASH FLOW MAY PROVE TO BE
INAPPROPRIATE

      Underwritten net cash flow means cash flow as adjusted based on a number of assumptions used by the mortgage loan sellers. No representation is made that the underwritten net cash flows set forth in Annex A-1 to this offering prospectus as of the cut-off date or any other date is predictive of future net cash flows. Each investor should review the assumptions discussed in this offering prospectus and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow.

SOME MORTGAGED REAL PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE
USES

      Some of the mortgaged real properties securing the mortgage loans may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason. For example, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In the case of one (1) mortgage loan (loan number 6), representing approximately 2.13% of the initial mortgage pool balance and approximately 2.48%
of the initial loan group 1 balance, the movie theater space at the related mortgaged real property is currently vacant although the departed tenant is obligated to continue making lease payments. Converting commercial properties to alternate uses generally requires substantial capital expenditures. The liquidation value of any such mortgaged real property consequently may be substantially less than would be the case if the property were readily adaptable to other uses. See "--Industrial Facilities are Subject to Unique Risks Which
May Reduce Payments on Your Certificates", "--Self Storage Facilities are
Subject to Unique Risks Which May Reduce Payments on Your Certificates" and
"--Manufactured Housing Community Properties, Mobile Home Parks and Recreational
Vehicle Parks are Subject to Unique Risks Which May Reduce Payments on Your
Certificates" above.

LENDING ON INCOME-PRODUCING REAL PROPERTIES ENTAILS ENVIRONMENTAL RISKS

      The issuing entity could become liable for a material adverse environmental condition at one of the mortgaged real properties securing the mortgage loans. Any potential environmental liability could reduce or delay payments on the offered certificates.

      If an adverse environmental condition exists with respect to a mortgaged real property securing a mortgage loan, the issuing entity will be subject to certain risks including the following:

      o     a reduction in the value of such mortgaged real property which may make it impractical or imprudent to foreclose against such mortgaged real property;

      o     the potential that the related borrower may default on the related mortgage loan due to such borrower's inability to pay high remediation costs or difficulty in bringing its operations into compliance with environmental laws;

      o     liability for clean-up costs or other remedial actions, which could exceed the value of such mortgaged real property or the unpaid balance of the related mortgage loan; and

      o     the inability to sell the related mortgage loan in the secondary market or to lease such mortgaged real property to potential tenants.

      A third-party consultant conducted an environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all but one of the mortgaged real properties for the mortgage loans. Generally, if any assessment or update revealed a material adverse environmental condition or circumstance at any mortgaged real property and the consultant recommended action, then, depending on the nature of the condition or circumstance, one of the actions identified under "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments" in this

                                       56

offering prospectus, was taken. See "Description of the Mortgage
Pool--Assessments of Property Condition--Environmental Assessments" for further information regarding these environmental site assessments and the resulting environmental reports, including information regarding the periods during which these environmental reports were prepared.

      In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required, the establishment of an operation and maintenance plan to address the issue or, in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program.

      We cannot assure you that the environmental assessments identified all environmental conditions and risks, that the related borrowers will implement all recommended operations and maintenance plans, that such plans will adequately remediate the environmental condition, or that any environmental indemnity, insurance or escrow will fully cover all potential environmental issues. In addition, the environmental condition of the mortgaged real properties could be adversely affected by tenants or by the condition of land or operations in the vicinity of the properties, such as underground storage tanks.

      See "Description of the Mortgage Pool--Assessments of Property
Condition--Environmental Assessments". Also see "Risk Factors--Environmental
Liabilities Will Adversely Affect the Value and Operation of the Contaminated
Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage
Loans--Environmental Considerations" in the accompanying base prospectus.

LENDING ON INCOME-PRODUCING PROPERTIES ENTAILS RISKS RELATED TO PROPERTY
CONDITION

      With the exception of one (1) mortgaged real property, which constitutes security for one (1) mortgage loan (loan number 211), representing approximately
0.03% of the initial mortgage pool balance and approximately 0.04% of the initial loan group 1 balance, licensed engineers inspected all of the mortgaged real properties that secure the mortgage loans, in connection with the originating of such mortgage loans to assess--

      o     the structure, exterior walls, roofing, interior construction, mechanical and electrical systems; and

      o     the general condition of the site, buildings and other improvements located at each property.

      The resulting reports may have indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. We, however, cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the issuance of the offered certificates. See "Description of the Mortgage
Pool--Assessments of Property Condition--Engineering Assessments" for
information regarding these engineering inspections and the resulting engineering reports, including the periods during which these engineering reports were prepared. Generally, with respect to many of the mortgaged real properties for which recommended repairs, corrections or replacements were deemed material, the related borrowers were required to deposit with the lender an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to assure their completion.
See "Risk Factors--Risks Related to the Mortgage Loans--Reserves to Fund Capital
Expenditures May Be Insufficient and This May Adversely Affect Payments on Your
Certificates" in this offering prospectus.

INSPECTIONS AND APPRAISALS PERFORMED ON MORTGAGED REAL PROPERTIES MAY NOT
ACCURATELY REFLECT VALUE OR CONDITION OF MORTGAGED REAL PROPERTIES

      Any appraisal performed with respect to a mortgaged real property represents only the analysis and opinion of a qualified expert and is not a guarantee of present or future value. One appraiser may reach a different

                                       57

conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged real property under a distress or liquidation sale.
We cannot assure you that the information set forth in this offering prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged real properties. See
"Description of the Mortgage Pool--Assessments of Property
Condition--Appraisals" in this offering prospectus for a description of the appraisals that were performed with respect to the mortgaged real properties.
Any engineering reports or site inspections obtained with respect to a mortgaged real property represents only the analysis of the individual engineers or site inspectors preparing such reports at the time of such report, and may not reveal all necessary or desirable repairs, maintenance or capital improvement items.
See "Description of the Mortgage Pool--Assessments of Property
Condition--Property Inspections" and "--Engineering Assessments" in this offering prospectus for a description of the engineering assessments and site inspections that were performed with respect to the mortgaged real properties.

LIMITATIONS ON ENFORCEABILITY OF CROSS-COLLATERALIZATION; MULTI-PROPERTY
MORTGAGE LOANS

      The mortgage pool will include 27 mortgage loans representing approximately 24.41% of the initial mortgage pool balance (26 mortgage loans in loan group 1, representing approximately 28.37% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately
0.47% of the initial loan group 2 balance) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans. These mortgage loans are identified in the tables contained in Annex A-1. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, certain of these mortgage loans, as described under "Description of the Mortgage Pool--Cross-Collateralized and
Cross-Defaulted Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans
with Affiliate Borrowers" in this offering prospectus, entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization, subject, in each case, to the fulfillment of one or more specified conditions.

      Seventeen (17) of the mortgage loans referred to in the preceding paragraph, representing approximately 10.15% of the initial mortgage pool balance and approximately 11.83% of the initial loan group 1 balance are secured by deeds of trust or mortgages, as applicable, on multiple properties that, through cross-collateralization arrangements, secure the obligations of multiple borrowers. Such multi-borrower arrangements could be challenged as fraudulent conveyances by creditors of any of the related borrowers or by the representative of the bankruptcy estate of any related borrower if one or more of such borrowers becomes a debtor in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, a lien granted by any such borrower could be voided if a court determines that:

      o     such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital or was not able to pay its debts as they matured;
            and

                                       58

      o     the borrower did not, when it allowed its mortgaged real property to be encumbered by the liens securing the indebtedness represented by the other cross-collateralized loans, receive "fair consideration"
            or "reasonably equivalent value" for pledging such mortgaged real property for the equal benefit of the other related borrowers.

      We cannot assure you that a lien granted by a borrower on a cross-collateralized loan to secure the mortgage loan of another borrower, or any payment thereon, would not be avoided as a fraudulent conveyance. See
"Description of the Mortgage Pool--Cross-Collateralized and Cross-Defaulted
Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated
Borrowers" in this offering prospectus and Annex A-1 to this offering prospectus for more information regarding the cross-collateralized mortgage loans. No mortgage loan is cross-collateralized with a mortgage loan not included in the assets of the issuing entity.

      Four (4) mortgage loans, representing approximately 11.74% of the initial mortgage pool and approximately 13.69% of the initial loan group 1 balance, are, in each case, secured by real properties located in two or more states.
Foreclosure actions are brought in state court and the courts of one state cannot exercise jurisdiction over property in another state. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously.

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

      The borrowers under certain of the mortgage loans (for example, loan numbers 3, 36, 141, 143, 190, 201, 202 and 205), are either individuals or are entities that are not restricted from incurring other debt or otherwise structured to diminish the likelihood of their becoming bankrupt and some of the other borrowers so structured may not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related mortgage loan, may own other property that is not part of the collateral for the mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of such borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity (such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all of its assets, or amend its organizational documents). These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

      Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because such borrowers may be:

      o     operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

      o     individuals that have personal liabilities unrelated to the property.

      However, any borrower, even an entity structured to be bankruptcy-remote, as owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

      With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions which typically are required in order for such an entity to be viewed under the standard rating agency

                                       59

criteria as a special purpose entity. For example, in many cases, the entity that is the related borrower does not have an independent director.

      Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Legal Aspects of Mortgage Loans--Bankruptcy
Laws" in the accompanying base prospectus.

RISKS RELATED TO REDEVELOPMENT AND RENOVATION AT THE MORTGAGED PROPERTIES.

      Certain of the mortgaged real properties are properties which are currently undergoing or are expected to undergo redevelopment or renovation in the future. There can be no assurance that current or planned redevelopment or renovation will be completed, that such redevelopment or renovation will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property. Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan, which could affect the ability of the related borrower to repay the related mortgage loan.

      In the event the related borrower fails to pay the costs of work completed or material delivered in connection with such ongoing redevelopment or renovation, the portion of the mortgaged real property on which there are renovations may be subject to mechanic's or materialmen's liens that may be senior to the lien of the related mortgage loan.

TENANCIES IN COMMON MAY HINDER RECOVERY

      Eighteen (18) of the mortgage loans 9, 16, 20, 34, 46, 54, 63, 76, 77, 87,
98, 100, 103, 150, 151, 173, 177 and 208), representing approximately 8.13% of the initial mortgage pool balance (14 mortgage loans in loan group 1, representing approximately 7.17% of the initial loan group 1 balance, and four
(4) mortgage loans in loan group 2, representing approximately 13.95% of the initial loan group 2 balance), have borrowers that own the related mortgaged real properties as tenants-in-common. In addition, some of the mortgage loans
(for example, loan numbers 15, 32, 50 and 73) permit the related borrower to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, except as discussed in the paragraph below, each tenant-in-common borrower under the mortgage loan(s) referred to above has waived its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

      The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

      The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable

                                       60

upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

      Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged real property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged real property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged real property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged real property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3)
change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

      Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the special servicer on behalf of the issuing entity may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy. Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the master servicers' or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged real property or for other court authorized expenses.

      Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. In its decision in In re 203
North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10,
2000), the United States Bankruptcy Court for the Northern District of Illinois
refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

      As a result of the foregoing, the special servicer's recovery on behalf of the issuing entity with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

      Certain of the mortgage loans, for example loan numbers 47, 53 and 117, have a sponsor that has filed for bankruptcy protection in the last ten years.
In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that those sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related loan documents.

                                       61

LITIGATION OR OTHER LEGAL PROCEEDINGS MAY HAVE ADVERSE EFFECTS ON BORROWERS

      From time to time, there may be legal proceedings pending or threatened against the borrowers, sponsors, managers of the mortgaged real properties and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties and their affiliates, and certain of the borrowers, sponsors, managers of the mortgaged real properties and their affiliates are subject to legal proceedings relating to the business of, or arising out of the ordinary course of business of, the borrowers, sponsors, managers of the mortgaged real properties or their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

      In the case of one (1) mortgage loan (loan number 56), representing approximately 0.49% of the initial mortgage pool balance, the owner of a property adjacent to the related mortgaged real property (the plaintiff), has brought an action against the borrower alleging that by signing a lease with
Coal Oven Pizzeria and constructing a 6,000 square foot building in a
"restricted area" of the borrower's property, the borrower is in violation of agreements it made with the plaintiff. The plaintiff alleges that development is not permitted in this area of the parking lot pursuant to restrictions under a reciprocal easement agreement. However, the plaintiff has acknowledged that the plaintiff and the borrower agreed that the borrower could construct the building within the restricted area provided that the borrower did not allow tenants in that building that would "directly compete" with the plaintiff's tenants. In its complaint, the plaintiff alleges that Coal Oven Pizzeria directly competes with one of its tenants (Rotelli's Italian Restaurant) and seeks to enjoin the completion of the 6,000 square foot building, prevent Coal Oven Pizzeria from occupying any space in the building, and recover damages. In connection with underwriting the mortgage loan, the Coal Oven Pizzeria rent was not taken into account and the space was treated as vacant. In a ruling on a preliminary injunction, the judge rejected the plaintiff's request to enjoin the completion of the building. The related mortgage loan seller has been informed that the borrower's litigation counsel has indicated that the suit is now focused on the issue regarding Coal Oven's occupancy.

      From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

POOR PROPERTY MANAGEMENT WILL LOWER THE PERFORMANCE OF THE RELATED MORTGAGED
REAL PROPERTY

      The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

      o     responding to changes in the local market;

      o     planning and implementing the rental structure;

      o     operating the property and providing building services;

      o     managing operating expenses; and

      o     assuring that maintenance and capital improvements are carried out in a timely fashion.

      Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases or daily room rentals, are generally more management intensive than properties leased to creditworthy

                                       62

tenants under long-term leases. We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.

MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR
SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

      Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for Merrill Lynch Mortgage
Lending, Inc. in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of any mortgage loan seller's representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot assure you that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a
"qualified mortgage" for a REMIC may cause the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See
"Description of the Mortgage Pool--Assignment of the Mortgage Loans",
"--Representations and Warranties" and "--Repurchases and Substitutions" in this offering prospectus and "Description of the Governing Documents--Representations
and Warranties with Respect to Mortgage Assets" in the accompanying base prospectus.

ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO
FORECLOSE ON THE MORTGAGED REAL PROPERTY

      Some states (including California) have laws that prohibit more than one judicial action to enforce a mortgage obligation, and some courts have construed the term judicial action broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the issuing entity's rights under any of the mortgage loans that include mortgaged real properties where this rule could be applicable. In the case of either a cross-collateralized and cross-defaulted mortgage loan or a multi-property mortgage loan which is secured by mortgaged real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. As a result, the special servicer may incur delay and expense in foreclosing on mortgaged real properties located in states affected by one action rules. See
"--Risks Related to Geographic Concentration" "--Certain State-Specific
Considerations" in this offering prospectus. See also "Legal Aspects of Mortgage
Loans--Foreclosure--One Action and Security First Rules" in the accompanying base prospectus.

LIMITED INFORMATION CAUSES UNCERTAINTY

      Some of the mortgage loans are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

TAX CONSIDERATIONS RELATED TO FORECLOSURE

      The special servicer, on behalf of the issuing entity, may acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure. Any net income from the operation and management of any such property that is not qualifying "rents from real property", within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, and any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of property involved, will subject

                                       63

the issuing entity to federal (and possibly state or local) tax on such income at the highest marginal corporate tax rate (currently 35%), thereby reducing net proceeds available for distribution to certificateholders. The risk of taxation being imposed on income derived from the operation of foreclosed property is particularly present with respect to hotels and other types of property that produce business, rather than rental, income. The pooling and servicing agreement permits the special servicer to cause the issuing entity to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties. In addition, if the issuing entity were to acquire one or more mortgaged real properties pursuant to a foreclosure or deed in lieu of foreclosure, the issuing entity may in certain jurisdictions, particularly in New York or California, be required to pay state or local transfer or excise taxes upon liquidation of such properties.
Such state or local taxes may reduce net proceeds available for distribution to the certificateholders. See "Federal Income Tax Consequences" in this offering prospectus and in the accompanying base prospectus.

POTENTIAL CONFLICTS OF INTEREST WITH RESPECT TO PROPERTY MANAGERS, THE BORROWERS
AND THE MORTGAGE LOAN SELLERS

      Property managers and borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged real properties securing the mortgage loans because:

      o     a substantial number of the mortgaged real properties are managed by property managers affiliated with the respective borrowers;

      o     the property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged real properties; and

      o     affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including competing properties.

      Further, certain mortgage loans may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of one of the mortgage loan sellers and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers or mortgaged real properties under certain of the mortgage loans. Each of the mortgage loan sellers and its affiliates have made and/or may make loans to, or equity investments in, or otherwise have business relationships with, affiliates of borrowers under the mortgage loans. For example, in the case of certain of the mortgage loans, the holder of related mezzanine debt secured by a principal's interest in the related borrower may be the related mortgage loan seller, which relationship could represent a conflict of interest. Also, Countrywide Commercial Real Estate
Finance, Inc. is currently the holder of the B-note non-trust loan that is part of a loan combination with the Sportmart/Westwood Storage trust mortgage loan
(loan number 34).

THE ABSENCE OF OR INADEQUACY OF INSURANCE COVERAGE ON THE PROPERTY MAY ADVERSELY
AFFECT PAYMENTS ON YOUR CERTIFICATES

      Except with respect to the mortgage loan secured by the related borrower's interest in land and not the improvements thereon (loan number 211), all of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged real properties that secure the mortgage loans may suffer casualty losses due to risks that are not covered by insurance or for which insurance coverage is not adequate or available at commercially reasonable rates. In addition, some of those mortgaged real properties are located in California, Florida, Texas and Louisiana and in other coastal areas of certain states, which are areas that have historically been at greater risk of acts of nature, including earthquakes, hurricanes and floods.
The mortgage loans generally do not require borrowers to maintain earthquake, hurricane or flood insurance and we cannot assure you that borrowers will attempt or be able to obtain adequate insurance against such risks.

                                       64

      Moreover, if reconstruction or major repairs are required following a casualty, changes in laws that have occurred since the time of original construction may materially impair the borrower's ability to effect such reconstruction or major repairs or may materially increase the cost thereof.

      After the terrorist attacks of September 11, 2001, the cost of insurance coverage for acts of terrorism increased and the availability of such insurance decreased. In response to this situation, Congress enacted the Terrorism Risk
Insurance Act of 2002 (TRIA), which was amended and extended by the Terrorism
Risk Insurance Extension Act of 2005 (TRIA Extension Act), signed into law by
President Bush on December 22, 2005. The TRIA Extension Act requires that qualifying insurers offer terrorism insurance coverage in all property and casualty insurance policies on terms not materially different than terms applicable to other losses. The federal government covers 90% (85% for acts of terrorism occurring in 2007) of the losses from covered certified acts of terrorism on commercial risks in the United States only, in excess of a specified deductible amount calculated as a percentage of an affiliated insurance group's prior year premiums on commercial lines policies covering risks in the United States. This specified deductible amount is 17.5% of such premiums for losses occurring in 2006, and 20% of such premiums for losses occurring in 2007. Further, to trigger coverage under the TRIA Extension Act, the aggregate industry property and casualty insurance losses resulting from an act of terrorism must exceed $5 million prior to April 2006, $50 million from
April 2006 through December 2006, and $100 million for acts of terrorism occurring in 2007. The TRIA Extension Act now excludes coverage for commercial auto, burglary and theft, surety, professional liability and farm owners'
multiperil. The TRIA Extension Act will expire on December 31, 2007. The TRIA
Extension Act applies only to losses resulting from attacks that have been committed by individuals on behalf of a foreign person or foreign interest, and does not cover acts of purely domestic terrorism. Further, any such attack must be certified as an "act of terrorism" by the federal government, which decision is not subject to judicial review. As a result, insurers may continue to try to exclude from coverage under their policies losses resulting from terrorist acts not covered by the TRIA Extension Act. Moreover, the TRIA Extension Act's
deductible and co-payment provisions still leave insurers with high potential exposure for terrorism-related claims. Because nothing in the TRIA Extension Act prevents an insurer from raising premium rates on policyholders to cover potential losses, or from obtaining reinsurance coverage to offset its increased liability, the cost of premiums for such terrorism insurance coverage is still expected to be high.

      We cannot assure you that all of the mortgaged real properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

      Each master servicer, with respect to each of the mortgage loans that it is servicing, including those of such mortgage loans that have become specially serviced mortgage loans, and the special servicer, with respect to mortgaged real properties acquired through foreclosure, which we refer to in this offering prospectus as REO property, will be required to use reasonable efforts, consistent with the servicing standard under the pooling and servicing agreement, to cause each borrower to maintain for the related mortgaged real property all insurance required by the terms of the loan documents and the related mortgage in the amounts set forth therein which are to be obtained from an insurer meeting the requirements of the applicable loan documents.
Notwithstanding the foregoing, the master servicers and the special servicer will not be required to maintain, and will not be required to cause a borrower to be in default with respect to the failure of the related borrower to obtain, all-risk casualty insurance that does not contain any carve-out for terrorist or similar acts, if and only if the special servicer has determined in accordance with the servicing standard under the pooling and servicing agreement (and other consultation with the controlling class representative) that either--

      o     such insurance is not available at commercially reasonable rates, and such hazards are not commonly insured against by prudent owners of properties similar to the mortgaged real property and located in or around the region in which such mortgaged real property is located, or

      o     such insurance is not available at any rate.

                                       65

      If the related loan documents do not expressly require insurance against acts of terrorism, but permit the lender to require such other insurance as is reasonable, the related borrower may challenge whether maintaining insurance against acts of terrorism is reasonable in light of all the circumstances, including the cost. The applicable master servicer's efforts to require such insurance may be further impeded if the originating lender did not require the subject borrower to maintain such insurance, regardless of the terms of the related loan documents.

      If a borrower is required, under the circumstances described above, to maintain insurance coverage with respect to terrorist or similar acts that was not previously maintained, the borrower may incur higher costs for insurance premiums in obtaining that coverage which would have an adverse effect on the net cash flow of the related mortgaged real property. Further, If the federal insurance back-stop program referred to above is not extended or renewed, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to enlarge stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available). In addition, to the extent that any policies contain "sunset clauses" (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance coverage upon the expiration of the federal insurance backstop program.

      Most of the mortgage loans specifically require terrorism insurance, but such insurance may be required only to the extent it can be obtained for premiums less than or equal to a "cap" amount specified in the related loan documents, only if it can be purchased at commercially reasonable rates and/or only with a deductible at a certain threshold. Further, in certain cases, terrorism insurance coverage may be required solely with respect to "certified acts of terrorism" within the meaning of TRIA. Additionally, in the case of mortgage loans that are secured by mortgaged real properties that are not located in or near major metropolitan areas, the terrorism insurance coverage required may be limited to acts of domestic terrorism (i.e., non-certified acts of terrorism under TRIA).

      In the case of three (3) mortgage loans (loan numbers 15, 50 and 73), representing approximately 2.03%, of the initial mortgage pool balance and approximately 2.36% of the initial loan group 1 balance, the requirement that terrorism insurance be maintained has been waived. The mortgaged real properties securing the three (3) mortgage loans referred to in the preceding sentence are used as car dealerships.

      In addition, with respect to any mortgage loans that are secured by the related borrower's fee or leasehold interest in land and not the improvements, if any, on the related mortgaged real property, the related borrower may not be required to maintain terrorism insurance on the land or for any improvements on the subject mortgaged real property, or, with respect to any mortgage loan that is secured by a mortgaged real property where certain of the improvements are not owned by the related borrower, that borrower may not be required to maintain terrorism insurance for those improvements.

      Additionally, there can be no assurance that mortgaged real properties currently covered by terrorism insurance will continue to be so covered or that the coverage is, or will remain, adequate. See "Description of the Mortgage
Pool--Additional Loan and Property Information--Hazard, Liability and Other
Insurance" in this offering prospectus.

      IN THE EVENT THAT ANY MORTGAGED REAL PROPERTY SECURING A MORTGAGE LOAN
SUSTAINS DAMAGE AS A RESULT OF AN UNINSURED ACT OR IF THE INSURANCE POLICIES
WITH RESPECT TO THAT MORTGAGED REAL PROPERTY DO NOT ADEQUATELY COVER THE DAMAGE
SUSTAINED, SUCH DAMAGED MORTGAGED REAL PROPERTY MAY NOT GENERATE ADEQUATE CASH
FLOW TO PAY, AND/OR PROVIDE ADEQUATE COLLATERAL TO SATISFY, ALL AMOUNTS OWING
UNDER SUCH MORTGAGE LOAN, WHICH COULD RESULT IN A DEFAULT ON THAT MORTGAGE LOAN
AND, POTENTIALLY, LOSSES ON SOME CLASSES OF THE CERTIFICATES.

                                       66

               CAPITALIZED TERMS USED IN THIS OFFERING PROSPECTUS

      From time to time we use capitalized terms in this offering prospectus.
Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this offering prospectus.

                           FORWARD-LOOKING STATEMENTS

      This offering prospectus and the accompanying base prospectus includes the words "expects", "intends", "anticipates", "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering.
We discuss some of these risks and uncertainties under "Risk Factors" in this offering prospectus and the accompanying base prospectus. The forward-looking statements made in this offering prospectus are accurate as of the date stated
on the cover of this offering prospectus. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL

GENERAL

      We intend to include the 211 mortgage loans identified on Annex A-1 to this offering prospectus in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $2,425,022,033. However, the actual initial mortgage pool balance may be as much as 5.0% smaller or larger than such amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

      For purposes of making distributions with respect to the class A-1, A-2,
A-3, A-SB, A-4 and A-1A certificates, as described under "Description of the
Offered Certificates", the pool of mortgage loans will be deemed to consist of two loan groups, loan group 1 and loan group 2. Loan group 1 will consist of 178 mortgage loans, representing approximately 85.81% of the initial mortgage pool balance that are secured by the various property types that constitute collateral for those mortgage loans. Loan group 2 will consist of 33 mortgage loans, representing approximately 14.19% of the initial mortgage pool balance, that are secured by multifamily and manufactured housing community properties
(representing approximately 100.00% of all the mortgage loans secured by multifamily properties and 26.18% of the mortgage loans secured by manufactured housing community properties). Annex A-1 to this offering prospectus indicates the loan group designation for each mortgage loan.

      The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The initial loan group 1 balance and the initial loan group 2 balance will equal the cut-off date principal balance of the mortgage loans in loan group 1 and loan group 2, respectively. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan is shown on Annex A-1 to this offering prospectus. The cut-off date principal balances of all the mortgage loans in the trust range from $745,455 to $247,200,000 and the average of those cut-off date principal balances is $11,492,995; the cut-off date principal balances of the mortgage loans in loan group 1 range from $745,455 to $247,200,000, and the average of those cut-off date principal balances is $11,690,259; and the cut-off date principal balances of the mortgage loans in loan group 2 range from
$1,081,741 to $27,500,000, and the average of those cut-off date principal balances is $10,428,968.

                                       67

      When we refer to mortgage loans in this offering prospectus, we are referring to the mortgage loans that we intend to include in the trust and do not, unless the context otherwise indicates, include the B-Note Non-Trust Loans, which will not be included in the trust.

      Each of the mortgage loans is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial, multifamily and manufactured housing community mortgaged real properties. That mortgage lien will be a first priority lien, subject only to Permitted
Encumbrances.

      You should consider each of the mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the mortgage loans will be insured or guaranteed by any governmental entity or by any other person.

      We provide in this offering prospectus a variety of information regarding the mortgage loans. When reviewing this information, please note that--

      o     all numerical information provided with respect to the mortgage loans is provided on an approximate basis;

      o     all cut-off date principal balances assume the timely receipt of the scheduled payments for each mortgage loan and that no prepayments occur prior to the cut-off date;

      o     all weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances; the initial mortgage pool balance will equal the total cut-off date principal balance of the entire mortgage pool, and the initial loan group 1 balance and the initial loan group 2 balance will each equal the total cut-off date principal balance of the mortgage loans in the subject loan group; we show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this offering prospectus;

      o     when information with respect to the mortgage loans is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the subject mortgage loans;

      o     if any mortgage loan is secured by multiple mortgaged real properties, the related cut-off date principal balance has been allocated among the individual properties based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the related mortgaged real properties, including the subject individual property, securing that mortgage loan and (iii)
            an allocated loan balance specified in the related loan documents;

      o     when information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans in the case of those mortgaged real properties that constitute the sole properties securing the related mortgage loans and/or upon allocated portions of the cut-off

                                       68

            date principal balances of the related mortgage loans in the case of those mortgaged real properties that do not constitute the sole properties securing the related mortgage loans;

      o     unless specifically indicated otherwise, statistical information presented in this offering prospectus with respect to any mortgage loan that is part of a Loan Combination excludes the related B-Note
            Non-Trust Loan;

      o     statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date, which may result in the initial mortgage pool balance being as much as 5% larger or smaller than indicated;

      o     the sum of numbers presented in any column within a table may not equal the indicated total due to rounding; and

      o     when a mortgage loan is identified by loan number, we are referring to the loan number indicated for that mortgage loan on Annex A-1 to this offering prospectus.

SOURCE OF THE MORTGAGE LOANS

      The mortgage loans that will constitute the primary assets of the issuing entity will be acquired on the date of initial issuance of the certificates by us from the mortgage loan sellers, who acquired or originated the mortgage loans.

      Merrill Lynch Mortgage Lending, Inc. originated or acquired 58 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 44.45% of the initial mortgage pool balance (comprised of 48 mortgage loans in loan group 1, representing approximately 44.60% of the initial loan group 1 balance, and 10 mortgage loans in loan group 2, representing approximately 43.56% of the initial loan group 2 balance).

      Countrywide Commercial Real Estate Finance, Inc. originated or acquired
113 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 41.64% of the initial mortgage pool balance
(comprised of 101 mortgage loans in loan group 1, representing approximately
44.49% of the initial loan group 1 balance, and 12 mortgage loans in loan group
2, representing approximately 24.36% of the initial loan group 2 balance).

      PNC Bank, National Association originated or acquired 40 of the mortgage loans to be included in the assets of the issuing entity, representing approximately 13.91% of the initial mortgage pool balance (comprised of 29 mortgage loans in loan group 1, representing approximately 10.91% of the initial loan group 1 balance, and 11 mortgage loans in loan group 2, representing approximately 32.08% of the initial loan group 2 balance).

CROSS-COLLATERALIZED AND CROSS-DEFAULTED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE
LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

      The mortgage pool will include 27 mortgage loans, representing approximately 24.41% of the initial mortgage pool balance (26 mortgage loans in loan group 1, representing approximately 28.37% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately
0.47% of the initial loan group 2 balance) that are, in each case, individually or through cross-collateralization with other mortgage loans, secured by two or more real properties and, in the case of cross-collateralized mortgage loans, are cross-defaulted with the mortgage loans with which they are cross-collateralized. These mortgage loans are identified in the tables contained in Annex A-1. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized

                                       69

mortgage loans, as it may have been limited to avoid or reduce mortgage recording tax. The reduced mortgage amount may equal the appraised value or allocated loan amount for the particular mortgaged real property. This would limit the extent to which proceeds from the property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

      Seven (7) of the mortgage loans (loan numbers 10, 25, 26, 28, 29, 30 and
31) referred to in the prior paragraph entitle the related borrower(s) to obtain a release of one or more of the corresponding mortgaged real properties and/or a termination of any applicable cross-collateralization and cross-default provisions, subject, in each case, to the fulfillment of one or more of the following conditions--

      o     the pay down or defeasance of the mortgage loan(s) in an amount equal to a specified percentage, which is usually 110% to 125% (but could be as low as 100% in certain cases), of the portion of the total loan amount allocated to the property or properties to be released;

      o     the satisfaction of certain criteria set forth in the related loan documents;

      o     the satisfaction of certain leasing goals or other performance tests;

      o     the satisfaction of debt service coverage and/or loan-to-value tests for the property or properties that will remain as collateral;
            and/or

      o     receipt by the lender of confirmation from each applicable rating agency that the action will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      In addition, cross-collateralization arrangements may be terminable in connection with a sale of the mortgaged real property securing one or more of the mortgage loans in a group of cross-collateralized mortgage loans and the assumption of the related mortgaged real property by a third party purchaser.

      For additional information relating to mortgaged real properties that secure an individual multi-property mortgage loan or a group of cross-collateralized mortgage loans, see Annex A-1 to this offering prospectus.

      The table below shows each group of mortgaged real properties that:

      o     are owned by the same or affiliated borrowers; and

      o     secure in total two or more mortgage loans that are not
            cross-collateralized and that represent in the aggregate at least
            1.0% of the initial mortgage pool balance.

                                                     NUMBER OF STATES
                                                        WHERE THE             AGGREGATE          % OF INITIAL
                                                        PROPERTIES           CUT-OFF DATE          MORTGAGE
GROUP                 PROPERTY NAMES                  ARE LOCATED(1)      PRINCIPAL BALANCE      POOL BALANCE
-----     ---------------------------------------   ------------------   -------------------    ---------------

  1       The Heritage Apartment Homes                                       $22,500,000             0.93%
  1       Windward Apartment Homes                                            16,750,000             0.69
  1       Leeward Apartment Homes                                             14,600,000             0.60
                                                                         ---------------        ---------------
                                                            1                $53,850,000             2.22%
                                                                         ===============        ===============

  2       Carmax - Tennessee                                                 $26,850,000             1.11%
  2       Carmax of Texas                                                     12,850,000             0.53
  2       Carmax of Glencoe                                                    9,500,000             0.39
                                                                         ---------------        ---------------
                                                            3                $49,200,000             2.03%
                                                                         ===============        ===============

                                       70

                                                     NUMBER OF STATES
                                                        WHERE THE             AGGREGATE          % OF INITIAL
                                                        PROPERTIES           CUT-OFF DATE          MORTGAGE
GROUP                 PROPERTY NAMES                  ARE LOCATED(1)      PRINCIPAL BALANCE      POOL BALANCE
-----     ---------------------------------------   ------------------   -------------------    ---------------

  3       Preserve at Colony Lakes                                           $26,400,000             1.09%
  3       Greenrich Building                                                   6,950,000             0.29
                                                                         ---------------        ---------------
                                                            1                $33,350,000             1.38%
                                                                         ===============        ===============

  4       RLJ - Fairfield Inn San Antonio Airport                            $ 9,510,000             0.39%
  4       RLJ - Residence Inn Salt Lake City                                   9,504,726             0.39
  4       RLJ - Courtyard Hammond                                              7,956,000             0.33
  4       RLJ - Courtyard Goshen                                               5,661,634             0.23
                                                                         ---------------        ---------------
                                                            3                $32,632,360             1.35%
                                                                         ===============        ===============

  5       Hilton Garden Inn - Orlando, FL                                    $13,513,142             0.56%
  5       Fairfield Inn and Suites- Clearwater                                 8,643,055             0.36
  5       LA Fitness - Hamden, CT                                              8,189,939             0.34
                                                                         ---------------        ---------------
                                                            2                $30,346,136             1.25%
                                                                         ===============        ===============

________________
(1)   Total represents number of states where properties within the subject group are located.

TERMS AND CONDITIONS OF THE MORTGAGE LOANS

      Due Dates. Ninety-eight (98) of the mortgage loans, representing approximately 58.36% of the initial mortgage pool balance, provide for monthly debt service payments to be due on the first day of each month. One hundred-thirteen (113) of the mortgage loans, representing approximately 41.64%
of the initial mortgage pool balance, provide for monthly debt-service payments to be due on the 8th day of each month. Except as described below in the following paragraph, no mortgage loan has a grace period that extends payments beyond the 8th day of any calendar month.

      Nine (9) mortgage loans, representing approximately 4.19% of the initial mortgage pool balance (eight mortgage loans in loan group 1, representing approximately 4.42% of the initial loan group 1 balance and one (1) mortgage loan in loan group 2, representing approximately 2.84% of the initial loan group
2 balance), each have a grace period that extends payments beyond the 8th day of any calendar month. However, although each of those mortgage loans has a due date on the 8th day of each month and either a 5-day grace period (in five cases) or a 10- day grace period (in four cases), default interest is due and payable if payment is not made by the related borrower on the 8th of the month.
In addition, there is no grace period with respect to the balloon payment due on the mortgage loans' stated maturity dates.

      Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD
Loans", each of those mortgage loans that has an anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the subject mortgage loan has been paid in full.

      The mortgage interest rate for each of the mortgage loans is shown on
Annex A-1 to this offering prospectus. The mortgage interest rates of the mortgage loans range from 5.2709% per annum to 7.1300% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 6.1415%
per annum. The mortgage interest rates of the mortgage loans in loan group 1 range from 5.2709% to 7.1300% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 6.1407% per annum. The

                                       71

mortgage interest rates of the mortgage loans in loan group 2 range from 5.4130%
to 7.0000% per annum and, as of the cut-off date, the weighted average of those mortgage interest rates was 6.1462% per annum.

      Except in the case of mortgage loans with anticipated repayment dates, none of the mortgage loans provides for negative amortization or for the deferral of interest.

      Two hundred-ten (210) of the mortgage loans, representing approximately
99.56% of the initial mortgage pool balance (178 mortgage loans in loan group 1, representing approximately 100.00% of the initial loan group 1 balance, and 32 mortgage loans in loan group 2, representing approximately 96.88% of the initial loan group 2 balance), will accrue interest on an Actual/360 Basis. One (1) of the mortgage loans, representing approximately 0.44% of the initial mortgage pool balance and approximately 3.12% of the initial loan group 2 balance), will accrue interest on a 30/360 Basis.

      See Annex A-3 (Sonic Automotive I Amortization Schedule) and Annex A-4
(Memorial Regional MOB III Amortization Schedule) for detailed information regarding the amortization features of those mortgage loans.

      Partial Interest-Only Balloon Loans. One hundred-fourteen (114) of the mortgage loans, representing approximately 61.15% of the initial mortgage pool balance (97 mortgage loans in loan group 1, representing approximately 61.68% of the initial loan group 1 balance, and 17 mortgage loans in loan group 2, representing approximately 57.94% of the initial loan group 2 balance), provide for the payment of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of such interest-only period on the basis of an amortization schedule that is significantly longer than the remaining term to stated maturity, with a substantial payment of principal to be due on the maturity date. In the case of one (1) mortgage loan (loan number 86), there is an initial amortization period before the interest-only period commences.

      Interest-Only Balloon Loans. Eleven (11) of the mortgage loans, representing approximately 11.57% of the initial mortgage pool balance (eight
(8) mortgage loans in loan group 1, representing approximately 11.39% of the initial loan group 1 balance, and three (3) mortgage loans in loan group 2, representing approximately 12.63% of the initial loan group 2 balance) require the payment of interest only until the related maturity date and provide for the repayment of the entire principal balance on the related maturity date.

      Amortizing Balloon Loans. Eighty-three (83) of the mortgage loans, representing approximately 26.48% of the initial mortgage pool balance (70 mortgage loans in loan group 1, representing approximately 25.99% of the initial loan group 1 balance, and 13 mortgage loans in loan group 2, representing approximately 29.43% of the initial loan group 2 balance), are characterized by--

      o     no interest only period;

      o     an amortization schedule that is significantly longer than the actual term of the subject mortgage loan; and

      o     a substantial payment being due with respect to the subject mortgage loan on its stated maturity date.

      These 83 mortgage loans do not include any of the subject mortgage loans described under "--Partial Interest-Only Balloon Loans" and "Interest-Only
Balloon Loans" above.

                                       72

      ARD Loans. Two (2) of the mortgage loans, representing approximately 0.65%
of the initial mortgage pool balance and approximately 0.76% of the initial loan group 1 balance, are characterized by the following features:

      o     a maturity date that is more than 20 years following origination;

      o     the designation of an anticipated repayment date that is generally 5 to 10 years following origination; the anticipated repayment date for each such mortgage loan is listed on Annex A-1 to this offering prospectus;

      o     the ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally one to six months prior to the related anticipated repayment date;

      o     until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate;

      o     from and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be in excess of its initial mortgage interest rate;

      o     the deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This post-anticipated repayment date additional interest may, in some cases, compound at the new revised mortgage interest rate. Any post-anticipated repayment date additional interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full; and

      o     from and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payments, permitted operating expenses, capital expenditures and/or funding of any required reserves. These accelerated amortization payments and the post-anticipated repayment date additional interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

      The two (2) above-identified ARD loans require the payment of interest only until the expiration of a designated period and the payment of principal following the interest only period.

      As discussed under "Ratings" in this offering prospectus, the ratings on the respective classes of offered certificates do not represent any assessment of whether any mortgage loan having an anticipated repayment date will be paid in full by its anticipated repayment date or whether and to what extent post-anticipated repayment date additional interest will be received.

      In the case of each ARD loan, the related borrower has agreed to enter into a cash management agreement prior to the related anticipated repayment date if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under such mortgage loan.

      Any amount received in respect of additional interest payable on the ARD
Loans will be distributed to the holders of the class Z certificates. Generally, additional interest will not be included in the calculation of the mortgage interest rate for a mortgage loan, and will only be paid after the outstanding principal balance of the

                                       73

mortgage loan together with all interest thereon at the mortgage interest rate has been paid. With respect to such mortgage loans, no prepayment premiums or yield maintenance charges will be due in connection with any principal prepayment after the anticipated repayment date.

      Fully Amortizing Loans. One (1) of the mortgage loans, representing approximately 0.15% of the initial mortgage pool balance and approximately 0.17%
of the initial loan group 1 balance, is characterized by--

      o     constant monthly debt service payments throughout the term of the mortgage loan; and

      o     an amortization schedule that is approximately equal to the actual term of the mortgage loan.

This fully amortizing mortgage loan does not have an anticipated repayment date nor the associated repayment incentives.

      Recasting of Amortization Schedules. Some of the mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the monthly debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

      Voluntary Prepayment Provisions. In general (except as described below under "--Prepayment Lock-out Periods" below), at origination, the mortgage loans provided for a prepayment lock-out period, during which voluntary principal prepayments were prohibited, followed by:

      o     a prepayment consideration period during which voluntary prepayments must be accompanied by prepayment consideration, followed by an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration; or

      o     an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

      All of the mortgage loans permit voluntary prepayment without payment of a yield maintenance charge or prepayment premium at any time during the final one to 36 payment periods prior to the stated maturity date or anticipated repayment date. Additionally, none of the mortgage loans with anticipated repayment dates requires a yield maintenance charge after their respective anticipated repayment dates.

      The prepayment terms of each of the mortgage loans are more particularly described in Annex A-1 to this offering prospectus.

      As described below under "--Defeasance Loans", most of the mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering U.S. government securities as substitute collateral. None of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates.

      Prepayment Lock-out Periods. Except as described below in the second following sentence, in the case of 210 of the mortgage loans, representing approximately 98.82% of the initial mortgage pool balance, the related loan documents provide for prepayment lock-out periods as of the cut-off date and, in most cases (see "--Defeasance Loans" below), a period during which they may be defeased but not prepaid. The weighted average remaining prepayment lock-out period and defeasance period of the mortgage loans as of the cut-off date is approximately 104 months (approximately 106 months for the mortgage loans in loan group 1 and approximately 96 months for the mortgage loans in loan group
2). In the case of one (1) mortgage loan (loan number 12), representing approximately 1.18% of the initial mortgage pool balance and approximately 1.37%
of the initial

                                       74

loan group 1 balance, the related borrower may prepay the mortgage loan on any payment date with the payment of a yield maintenance amount or a prepayment penalty.

      In the case of four (4) mortgage loans (loan numbers 115, 179, 183 and
202), which represent approximately 0.55% of the initial mortgage pool balance and approximately 0.64% of the initial loan group 1 balance, the related loan documents each provide for an initial lock-out period followed by a period during which the subject mortgage loan may be prepaid along with the payment of a yield maintenance amount, provided that in the event the cost to fully defease the mortgage loan would be less than the yield maintenance costs, the related borrower would be required to defease the mortgage loan.

      Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the mortgage loans will be required under the circumstances described under "Risk Factors--Risks Related to the Mortgage Loans--Options and Other
Purchase Rights May Affect Value or Hinder Recovery with Respect to the
Mortgaged Real Properties", "--Terms and Conditions of the Mortgage Loans--Other
Prepayment Provisions" and "--Mortgage Loans Which May Require Principal
Paydowns" below.

      Prepayment Consideration. Thirty-two (32) of the mortgage loans, representing approximately 9.31% of the initial mortgage pool balance (25 mortgage loans in loan group 1, representing approximately 7.24% of the initial loan group 1 balance, and seven (7) mortgage loans in loan group 2, representing approximately 21.78% of the initial loan group 2 balance), provide for the payment of prepayment consideration in connection with a voluntary prepayment during part of the loan term and, in all but one (1) case (loan number 12), following an initial prepayment lock-out period.

      In the case of five (5) of the 32 mortgage loans referred to above, the related borrower may either prepay the mortgage loan with prepayment consideration (i.e. a yield maintenance amount or a prepayment premium, as provided in the related loan documents) or defease the mortgage loan following the initial lockout period. These five (5) mortgage loans are included among the
184 mortgage loans identified under "--Defeasance Loans" below. For purposes of the Modeling Assumptions used with respect to the certificates and the mortgage loans to be held by the issuing entity, these five (5) mortgage loans are considered to be mortgage loans providing for prepayment with prepayment consideration.

      Prepayment premiums and yield maintenance charges received on the mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the certificateholders in the amounts and in accordance with the priorities described under "Description of the Offered
Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance
Charges" in this offering prospectus. However, limitations may exist under applicable state law on the enforceability of the provisions of the mortgage loans that require payment of prepayment premiums or yield maintenance charges.
In addition, in the event of a liquidation of a defaulted mortgage loan, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make, and none of the mortgage loan sellers has made, any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans or with respect to the enforceability of any provision in a mortgage loan that requires the payment of a prepayment premium or yield maintenance charge. See "Risk Factors--Yield Maintenance
Charges or Defeasance Provisions May Not Fully Protect Against Prepayment Risk"
in this offering prospectus, "Risk Factors--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged As Being
Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of
Mortgage Loans--Default Interest and Limitations on Prepayments" in the
accompanying base prospectus.

      Other Prepayment Provisions. Generally, the mortgage loans provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans may also in certain cases

                                       75

permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

      Investors should not expect any prepayment consideration to be paid in connection with any mandatory partial prepayment described in the prior paragraph.

      Additionally, the exercise of a purchase option by a tenant with respect to all or a portion of a mortgaged real property may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

      Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed in the next paragraph, these clauses either--

      o     permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property without the consent of the holder of the mortgage; or

      o     prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.

      See, however, "Risk Factors--The Investment Performance of Your Offered
Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying
Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly
Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage
Loans May Affect the Amount and Timing of Payments on Your Offered Certificates;
and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of
Those Losses, are Highly Unpredictable", "--Some Provisions in the Mortgage
Loans Underlying Your Offered Certificates May Be Challenged as Being
Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of
Mortgage Loans--Due on Sale and Due-on-Encumbrance Provisions" in the
accompanying base prospectus.

      Many of the mortgage loans permit one or more of the following types of transfers:

      o     transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

            1.    confirmation by each applicable rating agency that the
                  transfer will not result in a qualification, downgrade or
                  withdrawal of any of its then-current ratings of the
                  certificates; or

            2.    the reasonable acceptability of the transferee to the lender;

      o     a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower or the sponsor;

      o     transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

      o     transfers of ownership interests in the related borrower to specified entities or types of entities or entities satisfying the minimum criteria relating to creditworthiness and/or standards specified in the related loan documents;

                                       76

      o     a transfer of non-controlling ownership interests in the related borrower;

      o     a transfer of a controlling ownership interest in the related borrower subject to receipt of written confirmation from the rating agencies that the proposed transfer would not result in a
            qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates;

      o     involuntary transfers caused by the death of any owner, general partner or manager of the borrower;

      o     issuance by the related borrower of new partnership or membership interests, so long as there is no change in control of the related borrower;

      o     a transfer of ownership interests for estate planning purposes;

      o     changes in ownership between existing partners and members of the related borrower;

      o     a required or permitted restructuring of a tenant-in-common group of borrowers into a single purpose successor borrower;

      o     transfers of shares in a publicly held corporation or in connection with the initial public offering of a private company; or

      o     other transfers similar in nature to the foregoing.

      Mortgage Loans Which May Require Principal Paydowns. Certain of the
mortgage loans are secured by letters of credit or cash reserves that in each such case:

      o     will be released to the related borrower upon satisfaction by the related borrower of certain performance related conditions, which may include, in some cases, meeting debt service coverage ratio levels and/or satisfying leasing conditions; and

      o     if not so released, will (or, in some cases, at the discretion of the lender, may) prior to loan maturity (or earlier loan default or loan acceleration), be drawn on and/or applied to prepay the subject mortgage loan if such performance related conditions are not satisfied within specified time periods.

      See also "--Other Prepayment Provisions" above.

      Defeasance Loans. One hundred eighty-four (184) mortgage loans, representing approximately 91.85% of the initial mortgage pool balance (158 mortgage loans in loan group 1, representing approximately 94.11% of the initial loan group 1 balance and 26 mortgage loans in loan group 2, representing approximately 78.22% of the initial loan group 2 balance), permit the borrower to defease the related mortgage loan, in whole or in part, by delivering U.S.
government securities or other non-callable government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 and that satisfy applicable U.S. Treasury regulations regarding defeasance, as substitute collateral during a period in which voluntary prepayments are prohibited. See
"--Prepayment Lock-out Periods" in this offering prospectus for a description of those periods during which voluntary prepayments are prohibited.

                                       77

      Each of these mortgage loans permits the related borrower, during the applicable specified periods and subject to the applicable specified conditions, to pledge to the holder of the mortgage loan the requisite amount of government securities and obtain a full or partial release of the mortgaged real property.
In general, the government securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that--

      o     will be made prior, but as closely as possible, to all successive due dates through and including the first date that prepayment is permitted without the payment of any prepayment premium or yield maintenance charge, the maturity date or, if applicable, the related anticipated repayment date; and

      o     will, in the case of each due date, be in a total amount equal to or greater than the monthly debt service payment scheduled to be due on that date, together with, in the case of the last due date, any remaining defeased principal balance, with any excess to be returned to the related borrower.

      For purposes of determining the defeasance collateral for each of these mortgage loans that has an anticipated repayment date, that mortgage loan will be treated as if a balloon payment is due on its anticipated repayment date.

      If less than all of the real property securing any particular mortgage loan or group of cross-collateralized mortgage loans is to be released in connection with any defeasance, the requisite defeasance collateral will be calculated based on any one or more of: (i) the allocated loan amount for the property (or portion thereof) to be released and the portion of the monthly debt service payments attributable to the property (or portion thereof) to be released, (ii) an estimated or otherwise determined sales price of the property
(or portion thereof) to be released or (iii) the achievement or maintenance of a specified debt service coverage ratio with respect to the real property that is not being released. Thirteen (13) mortgage loans, representing approximately
20.73% of the initial mortgage pool balance (12 mortgage loans in loan group 1, representing approximately 24.09% of the initial loan group 1 balance, and one
(1) mortgage loan in loan group 2, representing approximately 0.47% of the initial loan group 2 balance), permit the partial release of collateral in connection with partial defeasance.

      In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the defeasance collateral, together with an opinion of counsel confirming the first priority status of the security interest.

      None of the mortgage loans may be defeased prior to the second anniversary of the date of initial issuance of the certificates.

      See "Risk Factors--Risks Related to the Offered Certificates--Yield
Maintenance Charges or Defeasance Provisions May Not Fully Protect Against
Prepayment Risk" in this offering prospectus.

COLLATERAL SUBSTITUTION AND PARTIAL RELEASES OTHER THAN IN CONNECTION WITH
DEFEASANCE.

      Property Substitutions.

      In the case of one (1) mortgage loan (loan number 1), representing approximately 10.19% of the initial mortgage pool balance and approximately
11.88% of the initial loan group 1 balance, the related borrower is entitled from time to time to substitute a portion of the mortgaged property with another parcel of real property subject to the satisfaction of certain conditions, specifically--

      o     no event of default has occurred and is continuing at the time of substitution;

      o     satisfaction of a debt service coverage test; and

                                       78

      o     receipt of confirmation from each applicable rating agency that the substitution will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      In the case of one (1) mortgage loan (loan number 2), representing approximately 6.42% of the initial mortgage pool balance and approximately 7.48%
of the initial loan group 1 balance, the related borrower is entitled from time to time to substitute a portion of the related mortgage property with another parcel of real property subject to the satisfaction of certain conditions, specifically--

      o     no event of default under the related mortgage loan shall have occurred and be continuing at the time of substitution;

      o     the exchange parcel is vacant, non-income-producing and unimproved or only improved by landscaping, utility facilities that are readily relocatable or surface parking areas;

      o     the replacement parcel is reasonably equivalent in use, value and condition to the exchange parcel; and

      o     the related loan documents are amended to spread the lien of lender's mortgage to the replacement parcel.

      In the case of one (1) mortgage loan (loan number 3), representing approximately 5.57% of the initial mortgage pool balance and approximately 6.49%
of the initial loan group 1 balance, the related borrower is entitled on a one time basis to substitute a portion of the mortgaged property with another parcel of real property subject to the satisfaction of certain conditions, specifically--

      o     no event of default has occurred and is continuing at the time of substitution;

      o     satisfaction of certain loan-to-value and debt service coverage tests; and

      o     receipt of confirmation from each applicable rating agency that the substitution will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      Four (4) of the mortgage loans (loan numbers 15, 50, 73 and 77), representing approximately 2.40% of the initial mortgage pool balance and approximately 2.80% of the initial loan group 1 balance, are secured by one or more properties that are subject to leases that grant the respective tenants the rights to purchase the applicable property, which property, upon sale to the respective tenant, will be released from the related security documents. Under the related loan documents, the related borrower will be entitled to substitute the released properties with one or more commercial properties of like kind and quality subject to the satisfaction of certain conditions, including:

      o     no event of default has occurred and is continuing at the time of substitution;

      o     the purchase price of the replacement property must be equal to or less than the sales price of the released property;

      o     satisfaction of certain loan-to-value and debt service coverage tests; and

      o     receipt of confirmation from each applicable rating agency that the substitution will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

                                       79

      Property Releases Other than in Connection with Defeasance.

      In the case of one (1) mortgage loan (loan number 2), representing approximately 6.42% of the initial mortgage pool balance and approximately 7.48%
of the initial loan group 1 balance, the related borrower is entitled from time to time to acquire one or more additional parcels of real property, which parcels may be improved and income-producing, provided that certain conditions are satisfied, including, but not limited to:

      o     no event of default has occurred and is continuing under the related mortgage loan on the acquisition date;

      o     the related loan documents are amended to spread the lien of lender's mortgage to the acquired parcels; and

      o     payment of lender's reasonable out-of-pocket expenses incurred with respect to any such acquisitions.

The related borrower is permitted from time to time to release any such acquired parcels from lender's lien, provided that certain conditions in the related loan documents are satisfied and no event of default under the related mortgage loan shall have occurred and be continuing as of the release date.

      Some of the mortgage loans that we intend to include in the assets of the issuing entity may permit the release of one or more undeveloped or non-income producing parcels or outparcels that, in each such case do not represent a significant portion of the appraised value of the related mortgaged real property or were not taken into account in underwriting the subject mortgage loan (but may not have been excluded from the appraised value of the related mortgaged real property), which appraised value is shown on Annex A-1 to this offering prospectus.

MORTGAGE POOL CHARACTERISTICS

      General. A detailed presentation of various characteristics of the mortgage loans, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annexes A-1, A-2, B and C to this offering prospectus. Some of the terms that appear in those exhibits, as well as elsewhere in this offering prospectus, are defined or otherwise discussed in the glossary to this offering prospectus. The statistics in the tables and schedules on Annexes A-1, A-2, B and C to this offering prospectus were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.

SIGNIFICANT MORTGAGE LOANS

      The following table shows certain characteristics of the ten largest mortgage loans and/or groups of cross-collateralized mortgage loans in the trust, by cut-off date principal balance.

                                                     NUMBER OF                                  % OF INITIAL
                                                  MORTGAGE LOANS/  CUT-OFF DATE   % OF INITIAL  LOAN GROUP 1
                                      MORTGAGE    MORTGAGED REAL     PRINCIPAL      MORTGAGE      MORTGAGE      PROPERTY
               LOAN NAME             LOAN SELLER    PROPERTIES        BALANCE     POOL BALANCE  POOL BALANCE      TYPE
    -----------------------------------------------------------------------------------------------------------------------

 1.    The Atrium Hotel Portfolio       MLML            1/6        $ 247,200,000     10.19%        11.88%      Hospitality
 2.       Stonestown Mall(1)            MLML            1/1        $ 155,600,000      6.42%         7.48%        Retail
 3.     Wilton Portfolio Pool 1         MLML           1/45        $ 135,000,000      5.57%         6.49%        Various
 4.     Westin Arlington Gateway         CRF            1/1        $  94,000,000      3.88%         4.52%      Hospitality
 5.  Farmers Markets I, II and III       CRF            1/1        $  56,000,000      2.31%         2.69%        Office

                                                   CUT-OFF
                                                    DATE
                                                  PRINCIPAL            CUT-OFF
                                       PROPERTY    BALANCE               DATE
                                         SIZE        PER                 LTV
               LOAN NAME               SF/ROOMS   SF/ROOMS   DSCR(2)   RATIO(2)
    ---------------------------------------------------------------------------

 1.    The Atrium Hotel Portfolio          1,473  $ 167,821   1.30x     71.49%
 2.       Stonestown Mall(1)             472,318  $     329   2.22x     40.00%
 3.     Wilton Portfolio Pool 1        1,868,121  $      72   1.23x     72.41%
 4.     Westin Arlington Gateway             336  $ 279,762   1.25x     55.95%
 5.  Farmers Markets I, II and III       376,134  $     149   1.21x     78.71%

                                       80

                                                                 NUMBER OF                                      % OF INITIAL LOAN
                                                              MORTGAGE LOANS/   CUT-OFF DATE     % OF INITIAL        GROUP 1
                                                MORTGAGE      MORTGAGED REAL     PRINCIPAL         MORTGAGE         MORTGAGE
                   LOAN NAME                  LOAN SELLER       PROPERTIES        BALANCE        POOL BALANCE     POOL BALANCE
    -----------------------------------------------------------------------------------------------------------------------------

 6.         Valdosta - Colonial Mall              CRF               1/1       $     51,600,000        2.13%           2.48%
 7.              Exel Logistics                   CRF               1/1       $     37,027,252        1.53%           1.78%
 8.               Lufkin Mall                     CRF               1/1       $     30,000,000        1.24%           1.44%
 9.           Cool Springs Commons                PNC               1/1       $     29,975,000        1.24%           1.44%
 10.           South State Street                 MLML              1/2       $     29,590,000        1.22%           1.42%
                                              ---------------------------------------------------------------   -----------------

      TOTAL/WEIGHTED AVERAGE:.............                      10     60     $    865,992,252       35.71%          41.62%
                                                                =================================================================

                                                                            CUT-OFF
                                                                              DATE
                                                                           PRINCIPAL                 CUT-OFF
                                                              PROPERTY      BALANCE                   DATE
                                                 PROPERTY       SIZE          PER                      LTV
                   LOAN NAME                       TYPE       SF/ROOMS      SF/ROOMS     DSCR(2)    RATIO(2)
    ----------------------------------------------------------------------------------------------------------

 6.         Valdosta - Colonial Mall              Retail        442,832       $  117      1.27x      68.80%
 7.              Exel Logistics                 Industrial    1,216,499       $   30      1.20x      76.34%
 8.               Lufkin Mall                     Retail        343,069       $   87      1.36x      74.07%
 9.           Cool Springs Commons                Office        301,697       $   99      1.21x      73.88%
 10.           South State Street                 Retail        107,543       $  275      1.29x      69.95%
                                                -----------------------    -----------------------------------
      TOTAL/WEIGHTED AVERAGE:.............                                                1.44X      64.92%
                                                                                        ======================

________________________
(1)   It has been confirmed to us by Fitch and Moody's, in accordance with their respective methodologies, that the indicated mortgage loan has credit characteristics consistent with investment grade-rated obligations.

(2)   With respect to the Westin Arlington Gateway mortgage loan, DSCR was calculated using stabilized cash flows and with respect to the Westin
      Arlington Gateway mortgage loan and the Valdosta-Colonial Mall Loan,
      Cut-off Date LTV Ratio was calculated using stabilized appraised values.

      See Annex C to this offering prospectus for descriptions of the ten largest mortgage loans and/or groups of cross-collateralized mortgage loans.

THE LOAN COMBINATIONS

      General. The mortgage pool will include two (2) mortgage loans that are each part of a separate Loan Combination. Each of those Loan Combinations consists of the particular mortgage loan that we intend to include in the trust and one or more other loans that we will not include in the trust. Each loan comprising a particular Loan Combination is evidenced by a separate promissory note. The aggregate debt represented by the entire Loan Combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged real property or properties. The loans that are part of a particular Loan
Combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a Loan
Combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is effected either through one or more co-lender agreements or other intercreditor arrangements to which the respective holders of the subject promissory notes are parties or by virtue of relevant provisions contained in the related loan documents. Such co-lender agreements or other intercreditor arrangements will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective loans comprising a Loan Combination.

      The table below identifies each mortgage loan that is part of a Loan
Combination.

------------------------------------------------------------------------------------------------------------------------
                                                                                                 U/W DSCR (NCF)
                  MORTGAGE LOANS THAT ARE                          RELATED B-NOTE        AND CUT-OFF DATE LOAN-TO-VALUE
                 PART OF A LOAN COMBINATION                       NON-TRUST LOANS       RATIO OF ENTIRE LOAN COMBINATION
------------------------------------------------------------------------------------------------------------------------
 MORTGAGED REAL PROPERTY NAME   CUT-OFF DATE    % OF INITIAL
 (AS IDENTIFIED ON ANNEX A-1     PRINCIPAL        MORTGAGE           ORIGINAL          U/W NCF         CUT-OFF DATE
 TO THIS OFFERING PROSPECTUS)     BALANCE       POOL BALANCE     PRINCIPAL BALANCE       DSCR      LOAN-TO-VALUE RATIO
------------------------------------------------------------------------------------------------------------------------

Stonestown Mall                $155,600,000         6.42%          $ 60,000,000          1.56x            55.42%
------------------------------------------------------------------------------------------------------------------------
Sportmart/Westwood Storage     $ 18,000,000         0.74%          $  1,010,000          1.10x            78.88%
------------------------------------------------------------------------------------------------------------------------

      The Stonestown Mall Loan Combination.

      General. The Stonestown Mall Trust Mortgage Loan, which has a cut-off date principal balance of $155,600,000, representing approximately 6.42% of the initial mortgage pool balance and approximately 7.48% of the initial loan group
1 balance, is part of the Loan Combination that we refer to as the Stonestown
Mall Loan Combination, which consists of that mortgage loan and a single B-note non-trust loan, namely the Stonestown Mall B-Note Non-Trust Loan. The Stonestown
Mall B-Note Non-Trust Loan will not be included in the trust.

                                       81

The Stonestown Mall B-Note Non-Trust Loan is secured by the same mortgage instrument encumbering the Stonestown Mall Mortgaged Property and will be serviced under the pooling and servicing agreement. The relative rights of the holders of the loans comprising the Stonestown Mall Loan Combination are governed by the Stonestown Mall Intercreditor Agreement.

      Priority of Payments. Pursuant to the Stonestown Mall Intercreditor
Agreement, prior to the occurrence and continuance of a Stonestown Mall
Triggering Event, collections on the Stonestown Mall Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding any principal prepayments and related yield maintenance payments in respect of the Stonestown Mall B-Note Non-Trust
Loan following a defeasance of the Stonestown Mall Trust Mortgage Loan) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

      o     first, to the Stonestown Mall Trust Mortgage Loan in an amount equal to all accrued and unpaid interest on its principal balance (net of related master servicing fees);

      o     second, to the Stonestown Mall Trust Mortgage Loan in amounts equal to scheduled principal payments due in respect of that mortgage loan and its pro rata portion (based on its principal balance immediately prior to the date of payment) of other principal payments
            attributable to the Stonestown Mall Loan Combination in accordance with the related loan documents;

      o     third, to the Stonestown Mall B-Note Non-Trust Loan, in an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) all accrued and unpaid interest on its respective principal balance (net of related master servicing fees) and (c) scheduled principal payments due in respect of that mortgage loan and its pro rata portion (based on its principal balance immediately prior to the date of payment) of all other principal payments attributable to the
            Stonestown Mall Loan Combination in accordance with the related loan documents;

      o     fourth, to the Stonestown Mall Trust Mortgage Loan, any yield maintenance premium due in respect of that mortgage loan under the related loan documents;

      o     fifth, to the Stonestown Mall B-Note Non-Trust Loan, in an amount equal to the yield maintenance premium due in respect of that loan under the related loan documents;

      o     sixth, to the Stonestown Mall Trust Mortgage Loan and the Stonestown
            Mall B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), default interest, to the extent actually paid by the
            Stonestown Mall Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     seventh, to the Stonestown Mall Trust Mortgage Loan and the
            Stonestown Mall B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), late payment charges actually paid by the Stonestown Mall Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement; and

      o     eighth, to the Stonestown Mall Trust Mortgage Loan and the
            Stonestown Mall B-Note Non-Trust Loan, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the Stonestown Mall
            Borrower.

                                       82

      Pursuant to the Stonestown Mall Intercreditor Agreement, subsequent to the occurrence and during the continuation of a Stonestown Mall Triggering Event, collections on the Stonestown Mall Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding any principal prepayments and related yield maintenance payments in respect of a Stonestown Mall B-Note Non-Trust Loan following a defeasance of the Stonestown Mall Trust Mortgage Loan) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and/or interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

      o     first, to the Stonestown Mall Trust Mortgage Loan in an amount equal to accrued and unpaid interest on its principal balance (net of related master servicing fees);

      o     second, to the Stonestown Mall Trust Mortgage Loan, principal payments, until its principal balance has been reduced to zero;

      o     third, to the Stonestown Mall B-Note Non-Trust Loan, amounts equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b)
            accrued and unpaid interest on its principal balance (net of related master servicing fees) and (c) principal payments until its principal balance has been reduced to zero;

      o     fourth, to the Stonestown Mall Trust Mortgage Loan, any yield maintenance premium due in respect of that mortgage loan under the related loan documents;

      o     fifth, to the Stonestown Mall B-Note Non-Trust Loan, in amounts equal to any yield maintenance premiums due in respect of that mortgage loan under the related loan documents;

      o     sixth, to the Stonestown Mall Trust Mortgage Loan and the Stonestown
            Mall B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), default interest, to the extent actually paid by the
            Stonestown Mall Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     seventh, to the Stonestown Mall Trust Mortgage Loan and the
            Stonestown Mall B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), late payment charges actually paid by the Stonestown Mall Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement; and

      o     eighth, to the Stonestown Mall Trust Mortgage Loan and the
            Stonestown Mall B-Note Non-Trust Loan, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the Stonestown Mall
            Borrower.

      Consent Rights. Under the Stonestown Mall Intercreditor Agreement, the
Stonestown Mall Controlling Party will be entitled to consult with the special servicer, and the special servicer may not take any of the following actions without the consent of the Stonestown Mall Controlling Party:

      o     any modification of, or waiver with respect to, (a) the material payment terms of the Stonestown Mall Loan Combination, (b) any provision of the related loan documents that restricts the
            Stonestown Mall Borrower or its equity owners from incurring additional indebtedness or (c) any other material non-monetary term of the Stonestown Mall Loan Combination;

      o     any acceptance of an assumption agreement releasing the Stonestown
            Mall Borrower from liability under the Stonestown Mall Loan
            Combination;

                                       83

      o     any release of any portion of the Stonestown Mall Mortgaged Property
            (other than in accordance with the terms of the related loan documents);

      o     any determination to cause the Stonestown Mall Mortgaged Property to comply with environmental laws;

      o     any acceptance of substitute or additional collateral for the
            Stonestown Mall Loan Combination (other than in accordance with the terms thereof);

      o     any waiver of a due-on-sale, due-on-encumbrance or insurance provision;

      o     any proposed sale of the Stonestown Mall Mortgaged Property after it becomes REO Property;

      o     any renewal or replacement of the then existing insurance policies to the extent that such renewal or replacement policy does not comply with the terms of the related loan documents or any waiver, modification or amendment of any insurance requirements under the related loan documents, in each case if approval is required by the related loan documents;

      o     any approval of a material capital expenditure, if approval is required under the related loan documents;

      o     any replacement of the property manager, if approval is required by the related loan documents;

      o     any approval of the incurrence of additional indebtedness secured by the Stonestown Mall Mortgaged Property, if approval is required under the related loan documents; and

      o     any adoption or approval of a plan in bankruptcy by the Stonestown
            Mall Borrower.

      In addition, the prior consent of the Stonestown Mall Controlling Party will be required, in certain circumstances, with respect to any modification or amendment of the related loan documents that would result in a change in the terms of the Stonestown Mall Loan Combination.

      Purchase Option. The Stonestown Mall Intercreditor Agreement provides that if (a) any scheduled payment of principal and interest with respect to the
Stonestown Mall Loan Combination becomes delinquent, (b) any non-scheduled payment with respect to the Stonestown Mall Loan Combination becomes delinquent, or (c) another event of default exists with respect to the Stonestown Mall Loan
Combination, then (if the holder of the Stonestown Mall B-Note Non-Trust Loan is not then currently curing the subject default and at the time of such purchase the subject event of default is continuing), the holder of the Stonestown Mall
B-Note Non-Trust Loan has the option to purchase the Stonestown Mall Trust
Mortgage Loan from the trust, at a price generally equal to the aggregate unpaid principal balance of the Stonestown Mall Trust Mortgage Loan, together with all accrued and unpaid interest on the underlying promissory notes, to but not including the date of such purchase, plus any related servicing compensation, advances and interest on advances payable or reimbursable to any party to the pooling and servicing agreement.

      Cure Rights. In the event that the Stonestown Mall Borrower fails to make any scheduled payment due under the related loan documents, the Stonestown Mall
B-Note Loan Noteholder will have five (5) business days from the date of receipt of notice of the subject default to cure the default. Also, in the event of any default in the payment of any unscheduled amounts by the Stonestown Mall
Borrower, the Stonestown Mall B-Note Loan Noteholder will have 10 business days from the date of receipt of notice of the subject default to cure the default.
Further, in the event of a non-monetary default by the Stonestown Mall Borrower, the Stonestown Mall B-Note Loan Noteholder will have 30 days from the date of receipt of notice of the subject default to cure the default; provided that if the subject non-monetary default cannot be cured within 30 days, but the
Stonestown Mall B-

                                       84

Note Loan Noteholder has commenced and is diligently prosecuting the cure of the subject default, the cure period will be extended for an additional period not to exceed 90 days.

      Without the prior written consent of the holder of the Stonestown Mall
Trust Mortgage Loan, the Stonestown Mall B-Note Loan Noteholder will not have the right to cure more than four (4) consecutive scheduled payment defaults within any 12-month period or more than five (5) scheduled payment defaults in the aggregate within any 12- month period.

      The Sportmart/Westwood Storage Loan Combination.

      General. The Sportmart/Westwood Storage Trust Mortgage Loan, which has a cut-off date principal balance of $18,000,000, representing approximately 0.74%
of the initial mortgage pool balance and approximately 0.87% of the initial loan group 1 balance, is part of the Loan Combination that we refer to as the
Sportmart/Westwood Storage Loan Combination, which consists of that mortgage loan and a single B-note non-trust loan, namely the Sportmart/Westwood Storage
B-Note Non-Trust Loan. The Sportmart/Westwood Storage B-Note Non-Trust Loan will not be included in the trust. The Sportmart/Westwood Storage B-Note Non-Trust
Loan is secured by the same mortgage instrument encumbering the
Sportmart/Westwood Storage Mortgaged Property and will be serviced under the pooling and servicing agreement. The relative rights of the holders of the loans comprising the Sportmart/Westwood Storage Loan Combination are governed by the
Sportmart/Westwood Storage Intercreditor Agreement.

      Priority of Payments. Pursuant to the Sportmart/Westwood Storage
Intercreditor Agreement, prior to the occurrence and continuance of a monetary or other material event of default, collections on the Sportmart/Westwood
Storage Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding any principal prepayments and related yield maintenance payments in respect of the
Sportmart/Westwood Storage B-Note Non-Trust Loan following an involuntary prepayment of the Sportmart/Westwood Storage Trust Mortgage Loan) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

      o     first, to the Sportmart/Westwood Storage Trust Mortgage Loan in an
            amount equal to all accrued and unpaid interest (excluding default interest) on its principal balance (net of servicing and trustee fees);

      o     second, to the Sportmart/Westwood Storage Trust Mortgage Loan in
            amounts equal to scheduled principal payments due in respect of that loan and its pro rata portion (based on its principal balance immediately prior to the date of payment) of other principal payments attributable to the Sportmart/Westwood Storage Loan
            Combination in accordance with the related loan documents;

      o     third, to the Sportmart/Westwood Storage B-Note Non-Trust Loan, in
            an amount equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) all accrued and unpaid interest (excluding default interest) on its respective principal balance (net of related master servicing fees) and (c) scheduled principal payments due in respect of that mortgage loan and its pro rata portion (based on its principal balance immediately prior to the date of payment) of all other principal payments attributable to the Sportmart/Westwood
            Storage Loan Combination in accordance with the related loan documents;

      o     fourth, to the Sportmart/Westwood Storage Trust Mortgage Loan, any
            prepayment premium due in respect of that loan under the related loan documents;

      o     fifth, to the Sportmart/Westwood Storage B-Note Non-Trust Loan, in
            an amount equal to any prepayment premium due in respect of that loan under the related loan documents;

                                       85

      o     sixth, to the Sportmart/Westwood Storage Trust Mortgage Loan and the
            Sportmart/Westwood Storage B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), any default interest in excess of the interest paid above, to the extent actually paid by the Sportmart/Westwood Storage Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     seventh, to the Sportmart/Westwood Storage Trust Mortgage Loan, any
            extension fees actually paid by the Sportmart/Westwood Storage
            Borrower, in accordance with its respective principal balance immediately prior to the date of payment, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     eighth, to the Sportmart/Westwood Storage B-Note Non-Trust Loan, any
            extension fees actually paid by the Sportmart/Westwood Storage
            Borrower, in accordance with its respective principal balance immediately prior to the date of payment, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     ninth, to the Sportmart/Westwood Storage Trust Mortgage Loan and the
            Sportmart/Westwood Storage B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), any late payment charges actually paid by the Sportmart/Westwood Storage Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement; and

      o     tenth, to the Sportmart/Westwood Storage Trust Mortgage Loan and the
            Sportmart/Westwood Storage B-Note Non-Trust Loan, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the
            Sportmart/Westwood Storage Borrower.

      Pursuant to the Sportmart/Westwood Storage Intercreditor Agreement,
subsequent to the occurrence and during the continuation of a monetary or other material event of default (provided that the holder of the Sportmart/Westwood
Storage B-Note Non-Trust Loan is not curing such event of default), collections on the Sportmart/Westwood Storage Loan Combination (excluding any amounts as to which other provision for their application has been made in the related loan documents and excluding (x) proceeds, awards or settlements to be applied to the restoration or repair of the Sportmart/Westwood Storage Mortgaged Property or
released to the Sportmart/Westwood Storage Borrower in accordance with the
Servicing Standard or the related loan documents and (y) all amounts for required reserves or escrows required by the related loan documents to be held as reserves or escrows) will be allocated (after application to unpaid servicing fees, unreimbursed costs and expenses and/or reimbursement of advances and/or interest thereon, incurred under the pooling and servicing agreement) generally in the following manner, to the extent of available funds:

      o     first, to the Sportmart/Westwood Storage Trust Mortgage Loan in an
            amount equal to accrued and unpaid interest (excluding default interest) on its principal balance (net of servicing and trustee fees);

      o     second, to the Sportmart/Westwood Storage Trust Mortgage Loan,
            principal payments, until its principal balance has been reduced to zero;

      o     third, to the Sportmart/Westwood Storage B-Note Non-Trust Loan,
            amounts equal to (a) the aggregate amount of all payments made by the holder thereof in connection with the exercise of its cure rights, (b) accrued and unpaid interest (excluding default interest)
            on its principal balance (net of related master servicing fees) and
            (c) principal payments, until its principal balance has been reduced to zero;

      o     fourth, to the Sportmart/Westwood Storage Trust Mortgage Loan, any
            prepayment premiums due in respect of that loan under the related loan documents;

                                       86

      o     fifth, to the Sportmart/Westwood Storage B-Note Non-Trust Loan, in
            amounts equal to any prepayment premiums due in respect of that loan under the related loan documents;

      o     sixth, to the Sportmart/Westwood Storage Trust Mortgage Loan and the
            Sportmart/Westwood Storage B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), any default interest, to the extent actually paid by the Sportmart/Westwood Storage Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     seventh, to the Sportmart/Westwood Storage Trust Mortgage Loan, any
            extension fees actually paid by the Sportmart/Westwood Storage
            Borrower, in accordance with its respective principal balance immediately prior to the date of payment, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     eighth, to the Sportmart/Westwood Storage B-Note Non-Trust Loan, any
            extension fees actually paid by the Sportmart/Westwood Storage
            Borrower, in accordance with its respective principal balance immediately prior to the date of payment, to the extent not payable to any party pursuant to the pooling and servicing agreement;

      o     ninth, to the Sportmart/Westwood Storage Trust Mortgage Loan and the
            Sportmart/Westwood Storage B-Note Non-Trust Loan, in each case on a pro rata basis (based on their respective principal balances immediately prior to the date of payment), any late payment charges actually paid by the Sportmart/Westwood Storage Borrower, to the extent not payable to any party pursuant to the pooling and servicing agreement; and

      o     tenth, to the Sportmart/Westwood Storage Trust Mortgage Loan and the
            Sportmart/Westwood Storage B-Note Non-Trust Loan, on a pro rata basis (based on their respective initial principal balances), any excess amounts paid by, but not required to be returned to, the
            Sportmart/Westwood Storage Borrower.

      Consultation Rights. Under the Sportmart/Westwood Storage Intercreditor
Agreement, the Sportmart/Westwood Storage B-Note Loan Noteholder will be entitled to consult, in a non-binding manner, with the applicable master servicer and the special servicer with respect to certain servicing matters.

      Purchase Option. The Sportmart/Westwood Storage Intercreditor Agreement
provides that if (a) any scheduled payment of principal and interest with respect to the Sportmart/Westwood Storage Loan Combination becomes delinquent,
(b) the Sportmart/Westwood Storage Loan Combination has been accelerated, (c)
the principal balance of the Sportmart/Westwood Storage Loan Combination has not
been paid at maturity, (d) the Sportmart/Westwood Storage Borrower files a petition for bankruptcy or (e) the Sportmart/Westwood Storage Loan Combination
becomes a specially serviced loan (and an event of default has occurred and is continuing), then (if the holder of the Sportmart/Westwood Storage B-Note
Non-Trust Loan is not then currently curing the subject default and at the time of such purchase the subject event of default is continuing), the holder of the
Sportmart/Westwood Storage B-Note Non-Trust Loan has the option to purchase the
Sportmart/Westwood Storage Trust Mortgage Loan from the trust fund, at a price generally equal to the aggregate unpaid principal balance of the
Sportmart/Westwood Storage Trust Mortgage Loan, together with all accrued and unpaid interest on that mortgage loan, to but not including the date of such purchase, plus any related servicing compensation, advances and interest on advances payable or reimbursable to any party to the pooling and servicing agreement.

      Cure Rights. In the event that the Sportmart/Westwood Storage Borrower fails to make any scheduled payment due under the related loan documents, the
Sportmart/Westwood Storage B-Note Loan Noteholder will have five (5) business days from the date of receipt of notice of the subject default (or five (5)
business days from the expiration of any applicable grace period, whichever is longer) to cure the default. In the event of a non-monetary default by the
Sportmart/Westwood Storage Borrower, the Sportmart/Westwood Storage B-Note Loan
Noteholder will have 30 days from the date of receipt of notice of the subject default (or 30 days from the expiration of any applicable grace period, whichever is longer) to cure the default; provided that if the subject

                                       87

non-monetary default cannot be cured within 30 days, but the Sportmart/Westwood
Storage B-Note Loan Noteholder has commenced and is diligently prosecuting the cure of the subject default, the cure period will be extended for an additional period not to exceed 30 additional days.

      Without the prior written consent of the holder of the Sportmart/Westwood
Storage Trust Mortgage Loan, the Sportmart/Westwood Storage B-Note Loan
Noteholder will not have the right to cure more than six (6) cure events during the term of the Sportmart/Westwood Storage Loan Combination and no single cure event may exceed three (3) consecutive months.

ADDITIONAL LOAN AND PROPERTY INFORMATION

      Delinquencies. Each mortgage loan seller will represent in its mortgage loan purchase agreement that, with respect to the mortgage loans that we will purchase from that mortgage loan seller, no scheduled payment of principal and interest under any mortgage loan was 30 days or more past due as of the cut-off date for such mortgage loan in September 2006, without giving effect to any applicable grace period, nor was any scheduled payment 30 days or more delinquent with respect to any monthly debt service payment at any time since the date of its origination, without giving effect to any applicable grace period. None of the mortgage loans has experienced any losses of principal or interest (through forgiveness of debt or restructuring) since origination.

      Tenant Matters. Described and listed below are certain aspects of the some of the tenants at the mortgaged real properties for the mortgage loans--

      o     One hundred thirty-four (134) of the mortgaged real properties, securing approximately 34.79% of the initial mortgage pool balance and approximately 40.55% of the initial loan group 1 balance are, in each case, a retail property, an office property or an
            industrial/warehouse property that is leased to one or more major tenants that each occupies at least 25% of the net rentable area of the particular property. A number of companies are major tenants at more than one of the mortgaged real properties.

      o     Fifty-six (56) of the mortgaged real properties, securing
            approximately 13.90% of the initial mortgage pool balance and approximately 16.20% of the initial loan group 1 balance are entirely or substantially leased to a single tenant.

      o     There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

      o     Certain tenant leases at the mortgaged real properties (including mortgaged real properties leased to a single tenant) have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter. See Annex A-1 to this offering prospectus for information regarding lease term expirations with respect to the three largest tenants (or, if applicable, single tenant) at the retail, office, industrial and mixed use mortgaged real properties.

      o     Three (3) of the mortgaged real properties, representing security for approximately 1.50% of the initial mortgage pool balance and approximately 10.60% of the initial loan group 2 balance, are multifamily rental properties that have a material concentration of student tenants. Those kinds of mortgaged real properties may experience more fluctuations in occupancy rates than other types of properties;

      o     Certain of the mortgaged real properties are multifamily rental properties that receive rent subsidies from the United States
            Department of Housing and Urban Development under the

                                       88

            Section 42 low income tax credit program or have tenants whose rents are subsidized under HUD's Section 8 housing choice voucher program or are otherwise subsidised;

      o     With respect to certain of the mortgage loans, one or more of the tenants may be local, state or federal governmental entities
            (including mortgaged properties leased to a single tenant). These entities may have the right to terminate their leases at any time, subject to various conditions, including notice to the landlord or a loss of available funding.

      o     With respect to certain of the mortgage loans, one or more of the tenants at the related mortgaged real property have yet to take possession of their leased premises or may have taken possession of their leased premises but have yet to open their respective businesses to the general public and, in some cases, may not have commenced paying rent under their leases.

      Ground Leases. In the case of each of nine (9) mortgaged real properties securing, in whole or partially, mortgage loans, which represent approximately
7.78% of the initial mortgage pool balance and approximately 9.07% of the initial loan group 1 balance, the related mortgage constitutes a lien on the related borrower's leasehold or sub-leasehold interest in the subject mortgaged real property, but not on the corresponding fee interest. In each case, the related ground lease or sub-ground lease, after giving effect to all extension options exercisable at the option of the relevant lender, expires more than 10 years after the stated maturity of the related mortgage loan and the ground lessor has agreed to give the holder of the related mortgage loan notice of, and the right to cure, any default or breach by the related ground lessee.

      See "Risk Factors--Lending on Ground Leases Creates Risks for Lenders That
Are Not Present When Lending on an Actual Ownership Interest in a Real Property"
and "Legal Aspects Of Mortgage Loans--Foreclosure--Leasehold Considerations" in
the accompanying base prospectus.

      Additional and Other Financing.

      Additional Secured Debt.

      In the case of each of the A-Note Trust Mortgage Loans, the related mortgage also secures the related B-Note Non-Trust Loan, which will not be included in the assets of the issuing entity. See "--The Loan Combinations"
above for a description of certain aspects of the related Loan Combinations.

      In the case of two (2) mortgage loans, representing approximately 1.05% of the initial mortgage pool balance and approximately 1.23% of the initial loan group 1 balance, the related borrowers are permitted to incur subordinated indebtedness secured by their related mortgaged real properties as identified in the table below.

                                                         MORTGAGE LOAN        MAXIMUM           MINIMUM
                                                         CUT-OFF DATE       COMBINED LTV     COMBINED DSCR
LOAN NUMBER   LOAN GROUP     MORTGAGED PROPERTY NAME        BALANCE       RATIO PERMITTED      PERMITTED
-----------   ----------    --------------------------  ---------------   ----------------   -------------

     20           1            Gilbert Town Square     $   23,800,000           75%              1.25x
    202           1            AAA Storage - I-37      $    1,733,000           85%              1.20x

___________________
      In the case of one (1) mortgage loan (loan number 12), which represents approximately 1.18% of the initial mortgage pool balance and approximately 1.37%
of the initial loan group 1 balance, the related borrower has the option to either incur additional subordinate financing or additional mezzanine debt.

      Except as described above, the mortgage loans do not permit the related borrowers to enter into additional subordinate or other financing that is secured by the related mortgaged real properties without the lender's consent.
See "Risk Factors--Risks Relating to the Mortgage Loans--A Borrower's Other
Loans May Reduce the Cash Flow Available to the Mortgaged Real Property Which
May Adversely Affect Payment on Your

                                       89

Certificates; Mezzanine Financing Reduces a Principal's Equity in, and Therefore
Its Incentive to Support, a Mortgaged Real Property" in this offering prospectus. See also, See "Risk Factors--Additional Secured Debt Increases the
Likelihood That a Borrower Will Default on a Mortgage Loan Underlying Your
Offered Certificates" and "Legal Aspects Of Mortgage Loans--Subordinate
Financing" in the accompanying base prospectus.

      Mezzanine Debt. In the case of 10 mortgage loans, representing approximately 11.87% of the initial mortgage pool balance (nine (9) mortgage loans in loan group 1, representing approximately 12.56% of the initial loan group 1 balance, and one (1) mortgage loan in loan group 2, representing approximately 7.67% of the initial loan group 2 balance, the owner(s) of the related borrower have pledged their interests in the borrower to secure secondary financing in the form of mezzanine debt, as indicated in the table below.

                                                                                                     MATURITY      INTEREST
                                                 MORTGAGE LOAN       ORIGINAL                        DATE OF       RATE ON
              LOAN                                CUT-OFF DATE    MEZZANINE DEBT      AGGREGATE     MEZZANINE     MEZZANINE
LOAN NUMBER   GROUP    MORTGAGED PROPERTY NAME      BALANCE          BALANCE        DEBT BALANCE       LOAN          LOAN
-----------   -----    -----------------------   -------------   ----------------   -------------   ----------   -----------

     2          1      Stonestown Mall           $155,600,000    $  57,400,000      $ 213,000,000     9/1/2011     6.1825%

    15          1      Carmax (Tennessee)        $ 26,850,000    $   5,666,667(1)   $  32,516,667     1/7/2007     13.0000%

                                                                                                                  greater of
                       Preserve at Colony                                                                        10% or LIBOR
    16          2        Lakes                   $ 26,400,000    $   8,725,000      $  35,125,000    1/11/2007     + 475bps

                                                                                                                  Greater of
                                                                                                                  (i) LIBOR
                                                                                                                  plus LIBOR
                                                                                                                  Spread and
                                                                                                                     (ii)
    20          1      Gilbert Town Square       $ 23,800,000    $   6,500,000      $  30,300,000    12/8/2006   8.58063%(2)

    50          1      Carmax (Texas)            $ 12,850,000    $   5,666,667(1)   $  18,516,667     1/7/2007     13.0000%

                       Homewood Suites -
    51          1        Bakersfield             $ 12,781,584    $   1,200,000      $  13,981,584     7/8/2016       12%

                       Walmart Shadow Anchor
    60          1        Portfolio               $ 11,102,754    $     777,246      $  11,880,000     8/8/2016      12.5%

    73          1      Carmax (Glencoe)          $  9,500,000    $   5,666,667(1)   $  15,166,667     1/7/2007     13.0000%

    98          1      Greenrich Building        $  6,950,000    $   3,530,000      $  10,480,000   10/15/2006        8%

    195         1      2710 Weck Drive           $  1,912,802    $     432,000      $   2,344,802    5/25/2016      12.25%

__________________________

(1)   This is a single mezzanine loan secured by ownership interests in the borrowers under the corresponding mortgage loans.

(2)   LIBOR Spread means (i) 3.50% and (ii) in the event the maturity date is extended, 5.00% during the extension term.

      Certain of the above-described mezzanine loans are held by the related mortgage loan seller as mezzanine lender. In the case of each of the above described mortgage loans as to which equity owners of the related borrowers have incurred mezzanine debt, the mezzanine loan is subject to an intercreditor agreement entered into between the holder of the mortgage loan and the mezzanine lender, under which, generally, the mezzanine lender--

      o     has agreed, among other things, not to enforce its rights to realize upon the collateral securing its related mezzanine loan without written confirmation from the rating agencies that an enforcement action would not cause the downgrade, withdrawal or qualification of the then-current ratings of the offered certificates, unless certain conditions are met relating to the identity and status of the transferee of the collateral and the replacement property manager and, in certain cases, the delivery of an acceptable
            non-consolidation opinion letter by counsel, and

                                       90

      o     has subordinated and made junior its related mezzanine loan to the related mortgage loan (other than as to its interest in the pledged collateral) and has the option to purchase the related mortgage loan if that mortgage loan becomes a defaulted mortgage loan or to cure the default.

      In the case of 28 mortgage loans, representing approximately 32.66% of the initial mortgage pool balance and approximately 38.06% of the initial loan group
1 balance, the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt in the future, as identified in the table below. The incurrence of this mezzanine indebtedness is generally subject to certain conditions, that may include any one or more of the following conditions--

      o     consent of the mortgage lender;

      o     satisfaction of loan-to-value tests, which provide that the aggregate principal balance of the related mortgage loan and the subject mezzanine debt may not exceed a specified percentage of the value of the related mortgaged real property and debt service coverage tests, which provide that the combined debt service coverage ratio of the related mortgage loan and the subject mezzanine loan may not be less than a specified number;

      o     subordination of the mezzanine debt pursuant to a subordination and intercreditor agreement; and/or

      o     confirmation from each rating agency that the mezzanine financing will not result in a downgrade, qualification or withdrawal of the then-current ratings of the offered certificates.

                                       91

                                                                MORTGAGE LOAN
               LOAN                                             CUT-OFF DATE      MAXIMUM COMBINED LTV       MINIMUM COMBINED
LOAN NUMBER    GROUP         MORTGAGED PROPERTY NAME               BALANCE         RATIO PERMITTED            DSCR PERMITTED
-----------    -----    -----------------------------------    ---------------    --------------------    ---------------------

      1          1      The Atrium Hotel Portfolio             $   247,200,000           79%                      1.20x
      2          1      Stonestown Mall(1)                     $   155,600,000           70%                      1.15x
      3          1      Wilton Portfolio Pool 1                $   135,000,000           85%                       N/A
      6          1      Valdosta - Colonial Mall               $    51,600,000           85%                      1.20x
      8          1      Lufkin Mall                            $    30,000,000           85%                      1.10x
     34          1      Sportmart/Westwood Storage             $    18,000,000           80%                      1.20x
     36          1      Home Center Murrieta                   $    17,000,000           75%                      1.25x
     41          1      Haier Building                         $    14,800,000           70%                      1.07x
     54          1      Valley Fair Retail                     $    12,500,000           80%                      1.30x
     56          1      Westview Shoppes                       $    12,000,000           85%                      1.07x
     71          1      RLJ - Fairfield Inn San Antonio
                        Airport                                $     9,510,000           80%               DSCR at loan closing
     72          1      RLJ - Residence Inn Salt Lake City     $     9,504,726           80%               DSCR at loan closing
     89          1      RLJ - Courtyard Hammond                $     7,956,000           80%               DSCR at loan closing
    103          1      Cummins, Inc.                          $     6,518,200           90%                      1.07x
    107          1      Hampton Inn & Suites - Yuma            $     6,489,757           N/A                       N/A
    110          1      Main Street Plaza                      $     6,300,000           75%                      1.25x
    111          1      Julian Building                        $     6,250,000           N/A                       N/A
    122          1      RLJ - Courtyard Goshen                 $     5,661,634           80%               DSCR at loan closing
     65          1      Ashlan Village Shopping Center         $     5,600,000           85%                      1.05x
    127          1      Fredericksburg Inn & Suites            $     5,495,851           75%                      1.40x
    129          1      Trader Joes/Smart & Final              $     5,489,915           80%                      1.20x
     66          1      Winston Plaza                          $     4,900,000           85%                      1.05x
    148          1      Emporia West Shopping Center           $     4,480,000           85%                      1.15x
    154          1      Fedex Ground Illinois                  $     4,065,000           85%                      1.20x
    167          1      Laguna Country Mart                    $     3,557,540           80%                      1.20x
    132          1      Bandera at Mainland Shopping Center    $     3,150,000           85%                      1.05x
    133          1      Bandera Place Shopping Center          $     2,090,000           85%                      1.05x
    208          1      Isis Avenue                            $     1,275,000           75%                      1.25x

_________________
(1)   Future mezzanine debt is only permitted if the existing mezzanine debt is repaid in full.

      In the case of one (1) mortgage loan (loan number 12), which represents approximately 1.18% of the initial mortgage pool balance and approximately 1.37%
of the initial loan group 1 balance, the related borrower has the option to either incur additional subordinate financing or additional mezzanine debt. If the related borrower elects to obtain incur additional mezzanine debt, the loan documents require that the combined loan-to-value-ratio of the mortgage loan and the related mezzanine debt not be greater than 90% and that the combined debt service coverage ratio of the mortgage loan and the related mezzanine debt not be less than 1.10x.

      While a mezzanine lender has no security interest in or rights to the mortgaged real property securing the related mortgage borrower's mortgage loan, a default under a mezzanine loan could cause a change in control in the related mortgage borrower as a result of the realization on the pledged ownership interests by the mezzanine lender. See "Risk Factors--Risks Relating to the
Mortgage Loans--A Borrower's Other Loans May Reduce the Cash Flow Available to
the Mortgaged Real Property Which May Adversely Affect Payment on Your

                                       92

Certificates; Mezzanine Financing Reduces a Principal's Equity in, and Therefore
Its Incentive to Support, a Mortgaged Real Property" in this offering prospectus.

      Unsecured and Other Debt. The mortgage loans generally do not prohibit the related borrower from incurring other obligations in the ordinary course of business relating to the mortgaged real property, including but not limited to trade payables, or from incurring indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property. Therefore, under certain of the mortgage loans, the borrower has incurred or is permitted to incur additional financing that is not secured by the mortgaged real property. In addition, borrowers that have not agreed to certain special purpose covenants in the related loan documents are not prohibited from incurring additional debt.

      In the case of one (1) mortgage loan (loan number 3), representing approximately 5.57% of the initial mortgage pool balance and approximately 6.49%
of the initial loan group 1 balance, the related borrower is composed of 19 entities, which are not special purpose entities. Many of the related borrower entities have incurred debt with financial institutions other than the lender in connection with the ownership and operation of real properties that are not part of the collateral for the mortgage loan. Two (2) of the 19 borrower entities are permitted to acquire additional real properties during the term of the mortgage loan and to secure financing in connection with such acquisitions with liens on the acquired real properties. This permitted future debt may be incurred without the lender's consent and without an intercreditor agreement. The related mortgage loan documents provide that it is an event of default if the borrower defaults with respect to its obligations under the existing debt having a balance of $1,000,000 or more in the aggregate.

      In addition to the foregoing kinds of additional debt a borrower may have incurred, we are aware that in the case of one (1) mortgage loan (loan number
101), representing approximately 0.28% of the initial mortgage pool balance, the related borrower is expressly permitted to incur, subordinate unsecured indebtedness other than trade payables or indebtedness secured by equipment or other personal property located at or used in connection with the mortgaged real property.

      Except as disclosed under this "--Additional and Other Financing"
subsection, we have not been able to confirm whether the respective borrowers under the mortgage loans have any other debt outstanding. We make no representation with respect to the mortgage loans as to whether any other subordinate financing currently encumbers any mortgaged real property, whether any borrower has incurred material unsecured debt or whether a third-party holds debt secured by a pledge of an equity interest in a related borrower.

      Zoning and Building Code Compliance. In connection with the origination of each mortgage loan, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and health ordinances, rules, regulations and orders then-applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. In some cases, a certificate of occupancy was not available. Where the property as currently operated is a permitted nonconforming use and/or structure, an analysis was generally conducted as to--

      o     the likelihood that a material casualty would occur that would prevent the property from being rebuilt in its current form; and

      o     whether existing replacement cost hazard insurance or, if necessary, supplemental law or ordinance coverage would, in the event of a material casualty, be sufficient--

            1.    to satisfy the entire mortgage loan; or

                                       93

            2.    taking into account the cost of repair, to pay down the
                  mortgage loan to a level that the remaining collateral would be adequate security for the remaining loan amount.

      Notwithstanding the foregoing, we cannot assure you, however, that any such analysis, or that the above determinations, were made in each and every case.

      Lockboxes. Fifty-seven (57) mortgage loans, representing approximately
54.04% of the initial mortgage pool balance (56 mortgage loans in loan group 1, representing approximately 61.70% of the initial loan group 1 balance and one
(1) mortgage loan in loan group 2, representing approximately 7.67% of the initial loan group 2 balance), generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes, each of which is described below.

      o     LOCKBOXES IN EFFECT ON THE DATE OF CLOSING. Income (or a portion thereof sufficient to pay monthly debt service) is paid directly to a lockbox account controlled by the lender, or both the borrower and the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property and, with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are deposited directly into a lockbox account. In the case of such lockboxes, funds deposited into the lockbox account are disbursed either--

            1.    in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits; or

            2.    to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

      In some cases, the lockbox account is currently under the control of both the borrower and the lender, to which the borrower will have access until the occurrence of the triggering event, after which no such access will be permitted. In other cases, the related loan documents require the borrower to establish the lockbox but each account has not yet been established.

      For purposes of this offering prospectus, a lockbox is considered to be a
"hard" lockbox when income from the subject property is paid directly into a lockbox account controlled by the lender. A lockbox is considered to be a "soft"
lockbox when income from the subject property is paid into a lockbox account controlled by the lender, by the borrower or a property manager that is affiliated with the borrower.

      o     SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a lockbox of the type described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits. Examples of triggering events may include:

            1.    a failure to pay the related mortgage loan in full on or
                  before any related anticipated repayment date; or

                                       94

            2.    a decline by more than a specified amount, in the net
                  operating income of the related mortgaged real property; or

            3.    a failure to meet a specified debt service coverage ratio; or

            4.    an event of default under the mortgage.

      For purposes of this offering prospectus, a springing lockbox is an account, which may be a hard or soft lockbox, that is required to be established by the borrower upon the occurrence of a trigger event.

      The 57 mortgage loans referred to above provide for lockbox accounts as follows:

                                                                                    % OF INITIAL
                                                                 % OF INITIAL       LOAN GROUP 1      % OF INITIAL
                                                NUMBER OF          MORTGAGE           PRINCIPAL       LOAN GROUP 2
               LOCKBOX TYPE*                 MORTGAGE LOANS      POOL BALANCE          BALANCE      PRINCIPAL BALANCE
------------------------------------------   ---------------  -------------------  ---------------  -----------------

Hard                                               50              36.00%               40.68%            7.67%
Soft at Closing, Springing Hard                     5              14.09%               16.42%            0.00%
Soft                                                1               3.88%                4.52%            0.00%
None at Closing, Springing Soft                     1               0.07%                0.08%            0.00%
                                             ---------------  -------------------  ---------------  -----------------
                                                   57              54.04%               61.70%            7.67%
                                             ===============  ===================  ===============  =================

*     Includes lockboxes required to be in effect on the date of closing but not yet established. In certain cases the loan documents require that the related lockbox be established within a specified period following the loan closing date.

      Hazard, Liability and Other Insurance. Although exceptions exist, the loan documents for each of the mortgage loans generally require the related borrower to maintain with respect to the corresponding mortgaged real property the following insurance coverage--

      o     hazard insurance in an amount that generally is, subject to an approved deductible, at least equal to the lesser of--

            1.    the outstanding principal balance of the mortgage loan; and

            2.    the full insurable replacement cost or insurable value of the improvements located on the insured property;

      o     if any portion of the improvements on the property was in an area identified in the federal register by the Federal Emergency
            Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, in an amount that is equal to the least of--

            1.    the outstanding principal balance of the related mortgage
                  loan;

            2.    the full insurable replacement cost or insurable value of the improvements on the insured property; and

            3.    the maximum amount of insurance available under the National
                  Flood Insurance Act of 1968;

      o     commercial general liability insurance against claims for personal and bodily injury, death or property damage; and

                                       95

      o     business interruption or rent loss insurance.

      Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure (including with respect to terrorism insurance coverage).

      In general, the mortgaged real properties for the mortgage loans, including those properties located in California, are not insured against earthquake risks. In the case of those properties located in California, other than those that are manufactured housing communities or self storage facilities, a third-party consultant conducted seismic studies to assess the probable maximum loss for the property. Except as indicated in the following paragraph, none of the resulting reports concluded that a mortgaged real property was likely to experience a probable maximum loss in excess of 20% of the estimated replacement cost of the improvements.

      In the case of one (1) mortgage loan (loan number 172), representing approximately 0.13% of the initial mortgage pool balance and approximately 0.15%
of the initial loan group 1 balance, a seismic study report performed on the related mortgaged real property concluded that it was likely to experience a probable maximum loss of over 20% of the estimated replacement cost of the improvements. The related loan documents require the borrower to obtain earthquake insurance.

      Each master servicer (with respect to each of the mortgage loans serviced by it, including those of such mortgage loans that have become specially serviced mortgage loans), and the special servicer, with respect to REO
Properties, will be required to use reasonable efforts, consistent with the
Servicing Standard, to cause each borrower to maintain, or if the borrower does not maintain, the applicable master servicer will itself maintain, to the extent available at commercially reasonable rates and that the trustee has an insurable interest therein, for the related mortgaged real property, all insurance required by the terms of the loan documents and the related mortgage.

      Where insurance coverage at the mortgaged real property for any mortgage loan is left to the lender's discretion, the master servicers will be required to exercise such discretion in accordance with the Servicing Standard, and to the extent that any mortgage loan so permits, the related borrower will be required to exercise its efforts to obtain insurance from insurers which have a minimum claims-paying ability rating of at least "A" by each of Fitch and
Moody's (or the obligations of which are guaranteed or backed by a company having such claims-paying ability), and where insurance is obtained by a master servicer, such insurance must be from insurers that meet such requirements. In addition to the foregoing, neither master servicer will be required to cause to be maintained, or to itself obtain and maintain, any earthquake or environmental insurance policy unless a policy providing such coverage was in effect either at the time of the origination of the related mortgage loan or at the time of initial issuance of the certificates.

      In some cases, however, insurance may not be available from insurers that are rated by either of Fitch or Moody's. In that case, the applicable master servicer or the special servicer, as the case may be, will be required to use reasonable efforts, consistent with the servicing standard, to cause the borrower to maintain, or will itself maintain, as the case may be, insurance with insurers having the next highest ratings that are offering the required insurance at commercially reasonable rates.

      Various forms of insurance maintained with respect to any of the mortgaged real properties for the mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust. See "Risk Factors--Risks Related to the Mortgage Loans--The Absence or
Inadequacy of Insurance Coverage on the Property May Adversely Affect Payments
on Your Certificates" in this offering prospectus and "Risk Factors--Lack of
Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses"
in the accompanying base prospectus.

                                       96

      With limited exception, the mortgage loans generally provide that insurance and condemnation proceeds are to be applied either--

      o     to restore the mortgaged real property; or

      o     towards payment of the mortgage loan.

      If any mortgaged real property is acquired by the trust through foreclosure, deed in lieu of foreclosure or otherwise following a default on the related mortgage loan, the special servicer will be required to maintain for that property generally the same types of insurance policies providing coverage in the same amounts as were previously required under the related mortgage loan.
The special servicer will not be required to obtain any insurance for an REO
Property that was previously required under the related mortgage if (a) such insurance is not available at any rate; or (b) as determined by the special servicer following due inquiry conducted in a manner consistent with the
Servicing Standard and subject to the rights of and consultation with the controlling class representative, such insurance is not available at commercially reasonable rates and the subject hazards are not commonly insured against by prudent owners of similar real properties in similar locales.

      The master servicers and the special servicer may each satisfy their obligations regarding maintenance of the hazard insurance policies referred to in this offering prospectus by maintaining a blanket insurance policy or a master force-placed insurance policy insuring (or entitling the applicable party to obtain insurance) against hazard losses on all of the mortgage loans for which they are responsible. If any blanket insurance policy maintained by a master servicer or the special servicer contains a deductible clause, however, the applicable master servicer or the special servicer, as the case may be, will be required, in the event of a casualty covered by that policy, to pay out of its own funds all sums that--

      o     are not paid because of the deductible clause; and

      o     would have been paid if an individual hazard insurance policy referred to above had been in place.

      The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan. It is expected that each title insurer will enter into co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the certificateholders for claims made against the trustee regarding the priority and validity of the borrower's title to the subject mortgaged real property.

ASSESSMENTS OF PROPERTY CONDITION

      Property Inspections. Except as indicated in the following paragraph, all of the mortgaged real properties for the mortgage loans were inspected in connection with the origination or acquisition of the related mortgage loan to assess their general condition. No inspection revealed any patent structural deficiency or any deferred maintenance considered material and adverse to the interests of the holders of the offered certificates, except in such cases where adequate reserves have been established.

      In the case of one (1) mortgage loan (loan number 211), representing approximately 0.03% of the initial mortgage pool balance and approximately 0.04%
of the initial loan group 1 balance, no inspection of the related mortgaged real property was performed in connection with the origination of the mortgage loan.
The mortgaged real property for that mortgage loan consists solely of land and does not include the related improvements.

                                       97

      Appraisals. All of the mortgaged real properties for the mortgage loans, were appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute and in each case the appraiser certified that the appraisal complied with the regulations issued under the Federal Institutions Reform,
Recovery and Enforcement Act of 1989. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this offering prospectus.

      Environmental Assessments. A third-party environmental consultant conducted a Phase I environmental site assessment, or updated a previously conducted assessment (which update may have been pursuant to a database update), with respect to all but one of the mortgaged real properties securing the mortgage loans during the 12-month period ending on the cut-off date.

      In the case of 15 mortgaged real properties securing 12 separate mortgage loans, representing approximately 4.05% of the initial mortgage pool balance
(one (1) mortgage loan in loan group 1, representing approximately 4.72% of the initial loan group 1 balance), a third-party consultant also conducted a Phase
II environmental site assessment of each such mortgaged real property. In the case of one (1) mortgage loan (loan number 182), a third party consultant also conducted a Phase III environmental site assessment. In the case of one (1)
mortgage loan (loan number 78), the related borrower was required to obtain environmental insurance in lieu of a Phase II environmental site assessment being conducted. See "--Secured Creditor Environmental Insurance Policies"
below. The environmental testing at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in water were generally performed only at multifamily rental properties and only when the originator of the related mortgage loan believed this testing was warranted under the circumstances.

      If the environmental investigations described above identified material adverse or potentially material adverse environmental conditions at or with respect to any of the respective mortgaged real properties securing a mortgage loan or at a nearby property with potential to affect a mortgaged real property, then one of the following occurred:

      o     an environmental consultant investigated those conditions and recommended no further investigations or remediation; or

      o     an operation and maintenance plan or other remediation was required and/or an escrow reserve was established to cover the estimated costs of obtaining that plan and/or effecting that remediation; or

      o     those conditions were remediated or abated prior to the closing date; or

      o     a letter was obtained from the applicable regulatory authority stating that no further action was required; or

      o     an environmental insurance policy (which may not be for the primary benefit of a secured lender) was obtained, a letter of credit was provided, an escrow reserve account was established, another party has acknowledged responsibility, or an indemnity from the
            responsible party was obtained to cover the estimated costs of any required investigation, testing, monitoring or remediation; or

                                       98

      o     in those cases where an offsite property is the location of a leaking underground storage tank or groundwater or soil
            contamination, a responsible party has been identified under applicable law, and generally either--

            1.    that condition is not known to have affected the mortgaged real property; or

            2.    the responsible party has either received a letter from the applicable regulatory agency stating no further action is
                  required, established a remediation fund, engaged in
                  responsive remediation, or provided an indemnity or guaranty to the borrower; or

            3.    an environmental insurance policy was obtained (which may not be for the primary benefit of a secured lender).

      In some cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint, mold, and/or radon. Where these substances were present, the environmental consultant often recommended, and the related loan documents required--

      o     the establishment of an operation and maintenance plan to address the issue, or

      o     in some cases involving asbestos-containing materials, lead-based paint, mold and/or radon, an abatement or removal program or a long-term testing program.

      In a few cases, the particular asbestos-containing materials, lead-based paint, mold and/or radon was in need of repair or other remediation. This could result in a claim for damages by any party injured by that condition. In certain cases, the related lender did not require the establishment of an operation and maintenance plan despite the identification of issues involving asbestos-containing materials and/or lead-based paint.

      In some cases, the environmental consultant did not recommend that any action be taken with respect to a potentially material adverse environmental condition at a mortgaged real property securing a mortgage loan, because a responsible party with respect to that condition had already been identified.
There can be no assurance, however, that such a responsible party will be financially able to address the subject condition.

      In some cases where the environmental consultant recommended specific remediation of an adverse environmental condition, the related originator of a mortgage loan required the related borrower generally:

      o     to carry out the specific remedial measures prior to closing;

      o     carry out the specific remedial measures post-closing and, if deemed necessary by the related originator of the subject mortgage loan, deposit with the lender a cash reserve in an amount generally equal to 100% to 125% of the estimated cost to complete the remedial measures; or

      o     to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents.

      Some borrowers under the mortgage loans may not have satisfied or may not satisfy all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been or will be implemented or if implemented, will continue to be complied with.

                                       99

      In some cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, significant environmental issues at nearby properties. The resulting environmental report indicated, however, that--

      o     the mortgaged real property had not been affected or had been minimally affected,

      o     the potential for the problem to affect the mortgaged real property was limited, or

      o     a person responsible for remediation had been identified.

      The information provided by us in this offering prospectus regarding environmental conditions at the respective mortgaged real properties is based on the environmental site assessments referred to in this "--Environmental
Assessments" subsection and has not been independently verified by--

      o     us,

      o     any of the other parties to the pooling and servicing agreement,

      o     any of the mortgage loan sellers,

      o     any of the underwriters, or

      o     the affiliates of any of these parties.

      There can be no assurance that the environmental assessments or studies, as applicable, identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties.

      See "Risk Factors--Risks Related to the Mortgage Loans--Lending on
Income-Producing Real Properties Entails Environmental Risks" in this offering prospectus.

      With respect to two (2) mortgaged real properties, having allocated loan amounts representing 0.38% of the initial mortgage pool balance and 0.45% of the initial loan group 1 balance, and constituting part of the mortgaged real property for loan number 3, the phase I consultant noted the matters described in the following two sentences. With respect to one (1) property (property number 3.04), the Phase I consultant recommended abandonment of on-site groundwater monitoring wells in accordance with applicable regulations. With respect to one (1) property (property number 3.29), the replacement and/or removal of two on-site above ground storage tanks and the provision of secondary containment for all on-site underground storage tanks was recommended.

      Secured Creditor Environmental Insurance Policies. In the case of one (1)
mortgage loan (loan number 31), representing approximately 0.04% of the initial mortgage pool balance and 0.04% of the initial loan group 1 balance, the related borrower was required to obtain a secured creditor environmental insurance policy for the benefit of the related lender in lieu of conducting a Phase II environmental site assessment. In general, the policy insures the trust fund against losses resulting from certain known and unknown environmental conditions in violation of applicable environmental standards at the subject mortgaged real property during the applicable policy periods, which periods continue at least five years beyond the maturity date of the mortgage loans to which they relate, provided no foreclosure has occurred. Subject to certain conditions and exclusions, the insurance policy, by its terms, generally provides coverage, up to a maximum of 125% of the original loan balance, against (i) losses resulting from default under the mortgage loan to which it relates if on site environmental conditions in violation of the applicable environmental standards are discovered at the mortgaged real properties during the policy periods and no foreclosures of the mortgaged real properties have taken place, (ii) clean-up costs discovered by the insured resulting from environmental conditions in violation of applicable environmental

                                       100

standards at or emanating from the mortgaged real property, and (iii) losses from third-party claims against the trust during the policy period for any losses for bodily injury, property damage or related claim expenses caused by conditions in violation of applicable environmental standards.

      The premium for the secured creditor environmental insurance policy described above has been or, as of the date of initial issuance of the offered certificates, will have been paid in full. We cannot assure you, however, that should environmental insurance be needed, coverage would be available or uncontested, that the terms and conditions of such coverage would be met, that coverage would be sufficient for the claims at issue or that coverage would not be subject to certain deductibles.

      Engineering Assessments. Except as indicated in the following paragraph, in connection with the origination of the mortgage loans, a licensed engineer inspected the related mortgaged real properties to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting engineering reports were prepared during the 12-month period preceding the cut-off date.

      In the case of one mortgaged real property, representing security for one
(1) mortgage loan (loan number 211), which represents approximately 0.03% of the initial mortgage pool balance and 0.04% of the initial loan group 1 balance, no engineering assessment of the related mortgaged real property was performed in connection with the origination of the related mortgage loan.

      The resulting reports indicated deferred maintenance items and/or recommended capital improvements on the mortgaged real properties. Generally, with respect to a majority of the mortgaged real properties, where the engineer's recommended repairs, corrections or replacements were deemed material by the related originator, the related borrowers were required to carry out the necessary repairs, corrections or replacements, and in some instances, to establish reserves, generally in an amount ranging from 100% to 125% of the licensed engineer's estimated cost of the recommended repairs, corrections or replacements to fund deferred maintenance or replacement items that the reports characterized as in need of prompt attention.

ASSIGNMENT OF THE MORTGAGE LOANS

      We will acquire the mortgage loans directly from the sponsors. As a result, the sponsors are the "mortgage loan sellers" with respect to the series
2006-3 securitization transaction.

      On or before the date of initial issuance of the offered certificates, each mortgage loan seller will transfer its mortgage loans to us, and we will then transfer all the mortgage loans to the issuing entity. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.

      In connection with the foregoing transfers, the related mortgage loan seller will be required to deliver the following documents, among others, to the trustee with respect to each of the mortgage loans--

      o     either:

            1.    the original promissory note, endorsed without recourse to the order of the trustee or in blank; or

            2.    if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;

      o     the original or a copy of the related mortgage instrument, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

                                       101

      o     the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that instrument, in each case, unless the particular document has not been returned from the applicable recording office, with evidence of recording or certified by the applicable recording office;

      o     either:

            1.    a completed assignment of the related mortgage instrument in favor of the trustee or in blank, in recordable form except for completion of the assignee's name if delivered in blank and except for missing recording information; or

            2.    a certified copy of that assignment as sent for recording;

      o     either:

            1.    a completed assignment of any separate related assignment of leases and rents in favor of the trustee or in blank, in
                  recordable form except for completion of the assignee's name if delivered in blank and except for missing recording
                  information; or

            2.    a certified copy of that assignment as sent for recording;

      o     an original or copy of the lender's policy or certificate of title insurance or, if a title insurance policy has not yet been issued or located, a commitment for title insurance, which may be a pro forma policy or a marked version of the policy that has been executed by an authorized representative of the title company or an agreement to provide the same pursuant to binding escrow instructions executed by an authorized representative of the title company;

      o     in those cases where applicable, the original or a copy of the related ground lease;

      o     originals or copies of any consolidation, assumption, substitution and modification agreements in those instances where the terms or provisions of the related mortgage instrument or promissory note have been consolidated or modified or the subject mortgage loan has been assumed; and

      o     a copy of any related letter of credit (the original of which will be required to be delivered to the applicable master servicer),

provided that mortgage loan seller may deliver certain documents, including those identified in the third, fourth and fifth bullets, within the 30-day period following the date of issuance of the offered certificates.

      The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the mortgage loans, in trust for the benefit of the certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that those documents have been received. None of the trustee, either master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

                                       102

      If--

      o     any of the above-described documents required to be delivered by the respective mortgage loan sellers to the trustee is not delivered or is otherwise defective in the manner contemplated by the pooling and servicing agreement; and

      o     that omission or defect materially and adversely affects the value of, or the interests of the certificateholders in, the subject loan,

then the omission or defect will constitute a material document defect as to which the certificateholders will have the rights against the applicable mortgage loan seller described below under "--Repurchases and Substitutions", provided that no document defect (other than with respect to a mortgage note, mortgage, title insurance policy, ground lease or any letter of credit) will be considered to materially and adversely affect the interests of the certificateholders or the value of the related mortgage loan unless the document with respect to which the document defect exists is required in connection with an imminent enforcement of the lender's rights or remedies under the related mortgage loan, defending any claim asserted by any borrower or third party with respect to the mortgage loan, establishing the validity or priority of any lien on any collateral securing the mortgage loan or for any immediate servicing obligations.

      Within a specified period following the later of--

      o     the date on which the offered certificates are initially issued; and

      o     the date on which all recording information necessary to complete the subject document is received by the trustee,

the trustee or one or more independent third-party contractors retained at the expense of the mortgage loan sellers must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in the trustee's favor described above. Because most of the mortgage loans are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.

REPRESENTATIONS AND WARRANTIES

      In each mortgage loan purchase agreement, the applicable mortgage loan seller has represented and warranted with respect to each mortgage loan (subject to certain exceptions specified in each mortgage loan purchase agreement), as of the date of initial issuance of the offered certificates, or as of such other date specifically provided in the representation and warranty, among other things, generally that:

      (a)   The information relating to the mortgage loan set forth in the loan schedule attached to the related mortgage loan purchase agreement will be true and correct in all material respects as of the cut-off date.

      (b)   Immediately prior to its transfer and assignment of the mortgage loan, it had good title to, and was the sole owner of, the mortgage loan.

      (c)   The related mortgage instrument is a valid and, subject to the exceptions and limitations on enforceability set forth in clause (d)
            below, enforceable first priority lien upon the related mortgaged real property, prior to all other liens and there are no other liens and/or encumbrances that are pari passu with the lien of the mortgage, in any event subject, however, to the Permitted
            Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate,

                                       103

            materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

      (d)   The promissory note, the mortgage instrument and each other agreement executed by or on behalf of the related borrower in connection with the mortgage loan is the legal, valid and binding obligation of the related borrower, subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation. In addition, each of the foregoing documents is enforceable against the related borrower in accordance with its terms, except as enforcement may be limited by (1) bankruptcy, insolvency, reorganization, receivership, fraudulent transfer and conveyance or other similar laws affecting the enforcement of creditors' rights generally, (2) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law, and (3) public policy considerations regarding provisions purporting to provide indemnification for securities law violations, except that certain provisions in those documents may be further limited or rendered unenforceable by applicable law, but, subject to the limitations set forth in the foregoing clauses (1),
            (2) and (3), such limitations or unenforceability will not render those loan documents invalid as a whole or substantially interfere with the lender's realization of the principal benefits and/or security provided thereby.

      (e)   It has not received notice and has no actual knowledge, of any proceeding pending for the condemnation of all or any material portion of the mortgaged real property for the mortgage loan.

      (f)   There exists an American Land Title Association or equivalent form of the lender's title insurance policy (or, if the title policy has yet to be issued, a pro forma policy or a marked up title insurance commitment binding on the title insurer) on which the required premium has been paid, insuring the first priority lien of the related mortgage instrument or, if more than one, mortgage instruments, in the original principal amount of the mortgage loan after all advances of principal, subject only to Permitted
            Encumbrances, which Permitted Encumbrances do not, individually or in the aggregate, materially interfere with the security intended to be provided by the related mortgage, the current principal use of the related mortgaged real property, the value of the mortgaged real property or the current ability of the related mortgaged real property to generate income sufficient to service the mortgage loan.

      (g)   The proceeds of the mortgage loan have been fully disbursed, except in those cases where the full amount of the mortgage loan has been disbursed, but a portion of the proceeds is being held in escrow or reserve accounts pending satisfaction of specific leasing criteria, repairs or other matters with respect to the related mortgaged real property, and there is no requirement for future advances under the mortgage loan.

      (h)   If the related mortgage instrument is a deed of trust, a trustee, duly qualified under applicable law, has either been properly designated and currently so serves or may be substituted in accordance with the deed of trust and applicable law.

      (i)   Except as identified in the engineering report prepared by an independent engineering consultant obtained in connection with the origination of the mortgage loan (if such a report was prepared), to its knowledge, the related mortgaged real property is in good repair and free and clear of any damage that would materially and adversely affect its value as security for the mortgage loan, except in any such case where an escrow of funds, letter of credit or insurance coverage exists sufficient to effect the necessary repairs and maintenance.

                                       104

      In addition to the above-described representations and warranties, each mortgage loan seller will also make other representations and warranties regarding the mortgage loans being sold by it to us, any of which representations and warranties may be made to such mortgage loan seller's knowledge, be made as of a date prior to the date of initial issuance of the offered certificates (such as the date of origination of the subject mortgage loan) and/or be subject to certain exceptions specified in the respective mortgage loan purchase agreement. Those other representations and warranties will cover, among other things, whether:

      o     the related borrower is obligated to be in material compliance with environmental laws and regulations;

      o     the subject mortgage loan is eligible to be included in a REMIC;

      o     there are any liens for delinquent real property taxes on the related mortgaged real property;

      o     the related borrower is the subject of bankruptcy proceedings;

      o     in the case of a leasehold mortgage loan, the related ground lease contains certain provisions for the benefit of the lender; and

      o     the related borrower is obligated to provide financial information regarding the related mortgaged real property on at least an annual basis.

REPURCHASES AND SUBSTITUTIONS

      In the case of (i) a breach of any of the loan-specific representations and warranties in any mortgage loan purchase agreement that materially and adversely affects the value of a mortgage loan or the interests of the certificateholders in that mortgage loan or (ii) a material document defect as described above under "--Assignment of the Mortgage Loans" above, the applicable mortgage loan seller, if it does not cure such breach or defect in all material respects within a period of 90 days following its receipt of notice thereof, is obligated pursuant to the applicable mortgage loan purchase agreement (the relevant rights under which have been assigned by us to the trustee) to either substitute a qualified substitute mortgage loan (so long as that substitution is effected prior to the second anniversary of the Closing Date) and pay any substitution shortfall amount or to repurchase the affected mortgage loan within such 90-day period at the purchase price described below; provided that, unless the breach or defect would cause the mortgage loan not to be a qualified mortgage within the meaning of section 860G(a)(3) of the Code, the applicable mortgage loan seller generally has an additional 90-day period to cure such breach or defect if it is diligently proceeding with such cure. Each mortgage loan seller is solely responsible for its repurchase or substitution obligation, and such obligations will not be our responsibility. The purchase price at which a mortgage loan seller will be required to repurchase a mortgage loan as to which there remains an uncured material breach or material document defect, as described above, will be generally equal to the sum (without duplication) of--

      o     the unpaid principal balance of that mortgage loan at the time of purchase, plus

      o     all unpaid interest due and accrued with respect to that mortgage loan at its mortgage interest rate to, but not including, the due date in the collection period of purchase (exclusive of any portion of that interest that constitutes Default Interest and/or Additional
            Interest), plus

      o     all unpaid interest accrued on Advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

      o     all unreimbursed servicing advances made under the pooling and servicing agreement with respect to that mortgage loan, plus

                                       105

      o     any reasonable costs and expenses, including, but not limited to, the cost of any enforcement action, incurred by the applicable master servicer, the special servicer, the trustee or the issuing entity in connection with any such purchase by a mortgage loan seller (to the extent not included in the preceding bullet), plus

      o     other Additional Trust Fund Expenses related to that mortgage loan, including special servicing fees, plus

      o     if the circumstances (which are discussed under "Servicing of the
            Mortgage Loans--Servicing and Other Compensation and Payment of
            Expenses--The Principal Recovery Fee") under which a principal recovery fee would be payable to the special servicer are present, a principal recovery fee.

      If (i) any mortgage loan is required to be repurchased or substituted for in the manner described above, (ii) such mortgage loan is then a Crossed Loan, and (iii) the applicable document defect (including any omission) or breach of a representation and warranty does not constitute a defect or breach, as the case may be, as to any other Crossed Loan in such Crossed Group (without regard to this paragraph), then the applicable defect or breach, as the case may be, will be deemed to constitute a defect or breach, as the case may be, as to each other
Crossed Loan in the Crossed Group for purposes of this paragraph, and the related mortgage loan seller will be required to repurchase or substitute for such other Crossed Loan(s) in the related Crossed Group unless (A) the weighted average debt service coverage ratio for all the remaining related Crossed Loans for the four calendar quarters immediately preceding the repurchase or substitution is not less than the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan, for the four calendar quarters immediately preceding the repurchase or substitution; and
(B) the weighted average loan-to-value ratio of the remaining related Crossed
Loans determined at the time of repurchase or substitution, based upon an appraisal obtained by the special servicer, is not greater than the weighted average loan-to-value ratio for all such Crossed Loans, including the affected
Crossed Loan, at the time of repurchase or substitution. In the event that the remaining related Crossed Loans satisfy the aforementioned criteria, the mortgage loan seller may elect either to repurchase or substitute for only the affected Crossed Loan as to which the related breach or defect exists or to repurchase or substitute for all of the Crossed Loans in the related Crossed
Group.

      To the extent that the related mortgage loan seller repurchases or substitutes only for an affected Crossed Loan as described in the immediately preceding paragraph while the trustee continues to hold any related Crossed
Loans, the special servicer, on behalf of the issuing entity, and the related mortgage loan seller must forbear from enforcing any remedies against the other's Primary Collateral, but each is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, so long as such exercise does not materially impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would materially impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the
Crossed Loans held by such party, then both parties have agreed in the related mortgage loan purchase agreement to forbear from exercising such remedies until the loan documents evidencing and securing the relevant mortgage loans can be modified to remove the threat of material impairment as a result of the exercise of remedies.

      Notwithstanding the foregoing discussion, if any mortgage loan is otherwise required to be repurchased or substituted for in the manner described above, as a result of a document defect or breach with respect to one or more mortgaged real properties that secure a mortgage loan that is secured by multiple properties, the related mortgage loan seller will not be required to effect a repurchase or substitution of the subject mortgage loan if--

      o     the affected mortgaged real property(ies) may be released pursuant to the terms of any partial release provisions in the related loan documents and such mortgaged real property(ies) are, in fact, released,

                                       106

      o     the remaining mortgaged real property(ies) satisfy the requirements, if any, set forth in the loan documents and the applicable mortgage loan seller provides an opinion of counsel to the effect that such release would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code or result in the imposition of any tax on prohibited transactions or contributions after the startup day of either REMIC I or REMIC II under the Code, and

      o     the related mortgage loan seller obtains written confirmation from each applicable rating agency that the release will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the offered certificates.

      Except with respect to breaches of certain representations regarding the borrower's obligation to pay certain costs (in respect of which the remedy is the payment of costs), the foregoing substitution or repurchase obligation constitutes the sole remedy available to the certificateholders and the trustee for any uncured material breach of any mortgage loan seller's representations and warranties or material document defects regarding its mortgage loans. There can be no assurance that the applicable mortgage loan seller will have the financial resources to repurchase any mortgage loan at any particular time or to fulfill any other obligations on its part that may arise. Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold to us by such mortgage loan seller, and neither we nor any of our affiliates will be obligated to substitute or repurchase any such affected mortgage loan in connection with a material breach of a mortgage loan seller's representations and warranties or material document defects if such mortgage loan seller defaults on its obligation to do so.

CHANGES IN MORTGAGE POOL CHARACTERISTICS

      The description in this offering prospectus of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this offering prospectus. We believe that the information in this offering prospectus will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued; however, the range of mortgage interest rates and maturities, as well as the other characteristics of the mortgage loans described in this offering prospectus, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this offering prospectus.

      A current report on Form 8-K, together with the pooling and servicing agreement, will be filed with the Securities and Exchange Commission and be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

                            TRANSACTION PARTICIPANTS

THE ISSUING ENTITY

      In connection with the issuance of the certificates, the issuing entity will be ML-CFC Commercial Mortgage Trust 2006-3, a common law trust created under the laws of the State of New York pursuant to the pooling and servicing agreement. ML-CFC Commercial Mortgage Trust 2006-3 is sometimes referred to in this offering prospectus and the accompanying base prospectus as the "issuing entity", the "trust" or the "trust fund". We will transfer the mortgage loans to the trust in exchange for the issuance of the certificates to us or at our direction. The trust assets will initially consist of the mortgage loans, any collections of interest or principal thereon that are allocable to the period after the cut-off date but were received on or prior to the date of initial

                                       107

issuance of the certificates, any related reserve or escrow funds being held pending application as of the date of initial issuance of the certificates.

      The trust's activities will be limited to the transactions and activities entered into in connection with the securitization described in this offering prospectus and, except for those activities, the trust will not be authorized and will have no power to borrow money or issue debt, merge with another entity, reorganize, liquidate or sell assets or engage in any business or activities.
Consequently, the trust will not be permitted to hold any assets, or incur any liabilities, other than those described in this offering prospectus. Because the trust will be created pursuant to the pooling and servicing agreement, the trust and its permissible activities can only be amended or modified by amending the pooling and servicing agreement. See "Description of the Governing
Documents--Amendment" in the accompanying base prospectus. The fiscal year end of the trust will be December 31.

      The trust will not have any directors, officers or employees. The trustee, the master servicers and the special servicer will be responsible for administration of the trust assets, in each case to the extent of its duties expressly set forth in the pooling and servicing agreement. Those parties may perform their respective duties directly or through sub-servicers and/or agents.

      Because the trust fund will be a common law trust, it may not be eligible for relief under the federal bankruptcy laws, unless it can be characterized as a "business trust" for purposes of the federal bankruptcy laws. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the trust would be characterized as a "business trust".

THE DEPOSITOR

      We are Merrill Lynch Mortgage Investors, Inc., the depositor for the series 2006-3 securitization transaction. We will acquire the mortgage loans from the sponsors and the other mortgage loan seller and will transfer the mortgage loans to the trust. At this time, we are only engaged in the securitization of mortgage loans of the type described in the accompanying base prospectus. The accompanying base prospectus contains a more detailed description of us under the heading "The Depositor".

THE SPONSORS

      General. Merrill Lynch Mortgage Lending, Inc. ("MLML"), Countrywide
Commercial Real Estate Finance, Inc. ("CRF") and PNC Bank, National Association
("PNC Bank") will act as co-sponsors with respect to the series 2006-3 securitization transaction.

      We will acquire the mortgage loans that we intend to include in the trust fund directly from the sponsors. Set forth below is information regarding the total number and cut off date principal balance of the mortgage loans that we will acquire from each sponsor:

                                                               % OF
                                                              INITIAL
                                                             MORTGAGE   % OF INITIAL     % OF INITIAL
                        NUMBER OF       TOTAL CUT-OFF DATE     POOL      LOAN GROUP       LOAN GROUP
      SPONSOR         MORTGAGE LOANS    PRINCIPAL BALANCE     BALANCE   NO. 1 BALANCE   NO. 2 BALANCE
-------------------   --------------   -------------------   --------   -------------   -------------

MLML                        58           $  1,077,900,362     44.45%       44.60%           43.56%
CRF                        113           $  1,009,711,413     41.64%       44.49%           24.36%
PNC Bank                    40           $    337,410,257     13.91%       10.91%           32.08%
                      --------------   -------------------   --------   -------------   -------------
                           211           $  2,425,022,033     100.00%      100.00%         100.00%
                      ==============   ===================   ========   =============   =============

      Except as described below, each mortgage loan that we intend to include in the trust fund was originated by one of the following parties: (a) the sponsor that is selling that mortgage loan to us; (b) an affiliate of that

                                       108

sponsor; or (c) a correspondent in that sponsor's conduit lending program that originated the subject mortgage loan under the supervision of, and specifically for sale to, that sponsor.

      MERRILL LYNCH MORTGAGE LENDING, INC.

      MLML is our affiliate and an affiliate of Merrill Lynch, Pierce, Fenner &
Smith Incorporated, one of the underwriters. MLML has been originating and/or acquiring multifamily and commercial mortgage loans for securitization since
1994. MLML securitized, in registered public offerings, approximately: (a) $1.45 billion of multifamily and commercial mortgage loans during 2005; (b) $1.97 billion of multifamily and commercial mortgage loans during 2004; and (c) $4.83 billion of multifamily and commercial mortgage loans during 2003. For additional information regarding MLML, see "The Sponsor" in the accompanying base prospectus.

      COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.

      CRF is a California corporation with its principal offices located in
Calabasas, California. CRF is a wholly-owned direct subsidiary of Countrywide
Capital Markets, Inc., which is a wholly-owned direct subsidiary of Countrywide
Financial Corporation. Countrywide Financial Corporation, through its subsidiaries, provides mortgage banking and diversified financial services in domestic and international markets. Founded in 1969, Countrywide Financial
Corporation is headquartered in Calabasas, California. CRF is an affiliate of
Countrywide Securities Corporation, one of the underwriters and a registered broker-dealer specializing in underwriting, buying, and selling mortgage-backed debt securities. CRF is also an affiliate of Countrywide Home Loans, Inc.
("CHL"), a New York corporation headquartered in Calabasas, CA. CHL is engaged primarily in the mortgage banking business, and as part of that business, originates, purchases, sells and services mortgage loans. CHL originates mortgage loans through a retail branch system and through mortgage loan brokers and correspondents nationwide. Mortgage loans originated or serviced by CHL are principally first-lien, fixed or adjustable rate mortgage loans secured by single-family residences. CHL and its consolidated subsidiaries, including
Countrywide Servicing, service substantially all of the mortgage loans CHL originates or acquires. In addition, Countrywide Servicing has purchased in bulk the rights to service mortgage loans originated by other lenders.

      CRF was founded in 2004 and originates, and purchases from other lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization ("CMBS") transactions. CRF also engages in the origination, and/or buying and selling, of mortgages and other interests related to commercial real estate for investment and other purposes.

      Neither CRF, CHL, Countrywide Servicing nor any of their affiliates services the commercial and multifamily loans that CRF originates or acquires for securitization in CMBS transactions.

      The table below indicates the size and growth of CRF's commercial mortgage loan origination program:

        COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN ORIGINATION (IN MILLIONS)

                                            2004                2005
                                          --------           -----------
       Fixed Rate Loans                   $  355.3           $   3,552.5
       Floating Rate Loans                $     --           $     395.2
                                          --------           -----------
       TOTAL                              $  355.3           $   3,947.7

      CRF's Securitization Program. CRF originates multifamily and commercial mortgage loans throughout the United States since 2004 and may potentially originate abroad. CRF originates both fixed and floating rate multifamily and commercial mortgage loans. To date, substantially all of the multifamily and commercial mortgage loans contributed to commercial mortgage securitizations by
CRF have been originated, directly or through correspondents, by CRF.

      In the normal course of its securitization program, CRF, may also acquire multifamily and commercial mortgage loans from various third party originators.
These mortgage loans may have been originated using

                                       109

underwriting guidelines not established by CRF. The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

      CRF may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents may perform the underwriting based on various criteria established or reviewed by CRF, and CRF would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

      In connection with its commercial mortgage securitization transactions,
CRF generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. The issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

      CRF and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. Neither CRF nor any of its affiliates acts as servicer of any multifamily or commercial mortgage loan in the commercial mortgage securitizations for which it contributes these loans. Instead, CRF and/or the applicable depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund established with respect to a series of offered certificates.

      In connection with CRF contributing mortgage loans to a commercial mortgage securitization transaction, CRF may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

      o     deliver various specified loan documents;

      o     file and/or record or cause a third party to file and/or record on its behalf various specified loan documents and assignments of those documents; and

      o     make various loan-specific representations and warranties.

      If it is later determined that any mortgage asset contributed by CRF fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then after being notified, CRF will generally have an obligation to cure the subject defect, omission or breach or to repurchase or, under certain circumstances, substitute for the subject mortgage asset.

      The table below indicates the size and growth of CRF's commercial mortgage loan securitization program:

    COUNTRYWIDE COMMERCIAL REAL ESTATE LOAN SECURITIZATION/SALE (IN MILLIONS)

                                            2004                2005
                                          --------           -----------
       Fixed Rate Loans                   $   58.0           $  3,088.0
       Floating Rate Loans                      --                436.6
                                          --------           ----------
       TOTAL                              $   58.0           $  3,524.7

      CRF's Underwriting Standards. Set forth below is a discussion of certain general underwriting guidelines of CRF with respect to multifamily and commercial mortgage loans originated by CRF. The underwriting guidelines described below may not apply to multifamily and commercial mortgage loans acquired by CRF from third party originators.

                                       110

      Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--CRF's Underwriting
Standards" section.

      1.    Loan Analysis. CRF performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, a current rent roll, a budget and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, CRF's underwriting staff and/or legal counsel will review leases of significant tenants. CRF may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. CRF generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a CRF staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

      2.    Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by CRF must be approved by the CRF credit committee, which is comprised of representatives of CRF and its affiliates. The requirements of the committee vary by loan size. The committee may approve a mortgage loan as presented, request additional due diligence, modify the loan terms or decline a loan transaction.

      3.    Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make debt service payments on the loan.
Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, CRF will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

      The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

      o     the amount of income, net of operating expenses and capital expenditures, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

      o     the sum of the scheduled payments of principal and/or interest during that given period required to be paid (i) on the subject mortgage loan under the related loan documents and (ii) on any other loan that is secured by a lien of senior or equal priority on the related real property collateral.

                                       111

      However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

      For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, CRF may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

      o     the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

      o     the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

      o     the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

      o     the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

      o     assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

      o     various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

      There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

      Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily or commercial mortgage loan with a debt service coverage ratio below 1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF's judgment of improved property performance in the future and/or other relevant factors. In addition, CRF may originate a multifamily loan on a property in what is considered by CRF to be a strong market at a debt service coverage ratio that is lower than 1.20:1.

      4.    Loan-to-Value Ratio. CRF also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

      o     the sum of the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

                                       112

      o     the estimated as-is or as-stabilized value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by CRF, calculated as described above, will be equal to or less than 81% (subject to the discussion under "--Additional Debt" below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, CRF may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 81% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, CRF or the appraiser's judgment of improved property performance in the future and/or other relevant factors.

      5.    Additional Debt. When underwriting a multifamily or commercial mortgage loan, CRF will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that
CRF or an affiliate will be the lender on that additional debt.

      The debt service coverage ratio described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratio described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 81%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

      6.    Assessments of Property Condition. As part of the underwriting process, CRF will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
CRF may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

      (a)   Appraisals. CRF will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, CRF will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal
Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions
Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, CRF may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

      (b)   Environmental Assessment. CRF may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
CRF may utilize an update of a prior environmental assessment or a desktop review. Alternatively, CRF might forego an environmental assessment in limited circumstances, such as when it requires the borrowers or its principal to obtain an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when CRF or the environmental consultant believes that such an analysis is warranted under the circumstances.

      Depending on the findings of the initial environmental assessment, CRF may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

                                       113

      (c)   Engineering Assessment. In connection with the origination process,
CRF may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, CRF will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

      (d)   Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
CRF may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is equal to or greater than 20% of the estimated replacement cost for the improvements at the property, CRF may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that in assessing probable maximum loss different assumptions may be used with respect to each seismic assessment, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

      7.    Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, CRF will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; zoning reports; and/or representations by the related borrower.

      Where a property as currently operated is a permitted non-conforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, CRF will analyze whether--

      o     any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

      o     casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by
            CRF to be sufficient to pay off the related mortgage loan in full;

      o     the real property collateral, if permitted to be repaired or restored in conformity with current law, would in CRF's judgment constitute adequate security for the related mortgage loan; and/or

      o     to require the related borrower to obtain law and ordinance insurance (which may or may not be adequate to cover any potential related loss).

      8.    Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, CRF may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. CRF conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by CRF. Furthermore, CRF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In certain situations, CRF may not require any reserves or escrows.

                                       114

      Notwithstanding the foregoing discussion under this "--CRF's Underwriting
Standards" section, CRF may sell mortgage loans to the depositor for inclusion in the trust fund that vary from, or do not comply with, CRF's underwriting guidelines. In addition, in some cases, CRF's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

      PNC BANK, NATIONAL ASSOCIATION.

      PNC Bank, National Association, a national banking association ("PNC
Bank"), is a sponsor and one of the mortgage loan sellers. PNC Bank is an affiliate of Midland Loan Services, Inc., which is one of the master servicers, and of PNC Capital Markets LLC, one of the underwriters.

      PNC Bank is a wholly owned indirect subsidiary of The PNC Financial
Services Group, Inc., a Pennsylvania corporation ("PNC Financial") and is PNC
Financial's principal bank subsidiary. As of December 31, 2005, PNC Bank,
National Association had total consolidated assets representing 89.9% of PNC
Financial's consolidated assets. PNC Bank's business is subject to examination and regulation by United States federal banking authorities. Its primary federal bank regulatory authority is the Office of the Comptroller of the Currency. PNC
Financial and its subsidiaries offer a wide range of commercial banking, retail banking and trust and asset management services to its customers. The principal office of PNC Bank is located in Pittsburgh, Pennsylvania.

      PNC Bank originates and purchases commercial and multifamily mortgage loans for securitization or resale. PNC Bank originated all of the mortgage loans it is selling to the depositor.

      PNC Bank's Commercial Real Estate Securitization Program.

      PNC Bank and a predecessor entity have been active as participants in the securitization of commercial mortgage loans since 1996. In April 1998, PNC Bank formed Midland Loan Services, Inc., which acquired the businesses and operations of Midland Loan Services, L.P. ("Midland LP"). The acquisition of Midland LP led to the combination of the separate origination and securitization operations of
PNC Bank and Midland LP. The predecessor Midland LP operation began originating mortgage loans for securitization in 1994 and participated in its first securitization in 1995, while the predecessor PNC Bank operation began originating mortgage loans for securitization in 1996 and participated in its first securitization in 1996.

      PNC Bank originates or acquires mortgage loans and, together with other sponsors or loan sellers, participates in the securitization of those loans by transferring them to a depositor, which in turn transfers them to the issuing entity for the securitization. In coordination with its affiliate, PNC Capital
Markets LLC, and with other underwriters, PNC Bank works with rating agencies, investors, loan sellers and servicers in structuring the securitization transaction. In a typical securitization that includes PNC Bank loans, its affiliate Midland Loan Services, Inc. generally is the primary servicer of the
PNC Bank loans and in addition, Midland Loan Services, Inc. is often appointed master servicer and/or the special servicer of a portion or all of the pooled loans. PNC Bank currently acts as sponsor and mortgage loan seller in transactions in which other entities act as sponsors, loan sellers and/or depositors. Prior to April 2001, PNC Bank was a mortgage loan seller in multiple-seller transactions in which entities affiliated with PNC Bank acted as the depositors.

      As of June 30, 2006, the total amount of commercial and multifamily mortgage loans originated by PNC Bank for securitization since the acquisition of the Midland LP securitization program in April 1998 was approximately $11.2 billion (all amounts set forth in this paragraph are aggregate original principal balances), of which PNC Bank included approximately $11.1 billion in approximately 38 securitizations as to which PNC Bank acted as sponsor or loan seller, and approximately $1.1 billion of such loans were included in securitizations in which Merrill Lynch Mortgage Investors, Inc. acted as the depositor. In its fiscal year ended December 31, 2005, PNC Bank originated over
$3.1 billion in commercial and multifamily mortgage loans for securitization, of which

                                       115

approximately $3.0 billion was included in securitizations in which unaffiliated entities acted as depositors. By comparison, in fiscal year 1999, the year after the acquisition of Midland LP, PNC Bank originated approximately $743 million in such loans for securitization.

      The commercial mortgage loans originated for securitization by PNC Bank have, to date, consisted entirely of fixed-rate loans secured primarily by multifamily, office, retail, industrial, hotel, manufactured housing and self-storage properties. PNC Bank does not have distinct small- or large-loan programs, but rather originates and securitizes under a single program (which is the program under which PNC Bank originated the mortgage loans that will be deposited into the transaction described in this offering prospectus).

      Servicing. Since the acquisition of Midland LP in 1998, PNC Bank has contracted with its wholly-owned subsidiary Midland Loan Services, Inc. for servicing the mortgage loans it originates prior to their securitization.
Midland Loan Services, Inc. will act as a master servicer and as the special servicer in this transaction. See "Transaction Participants--The Master
Servicers" in this offering prospectus for more information.

      PNC Bank's Underwriting Standards.

      General. Conduit mortgage loans originated for securitization by PNC Bank will generally be originated in accordance with the underwriting criteria described below. Each lending situation is unique, however, and the facts and circumstances surrounding the mortgage loan, such as the quality and location of the real estate collateral, the sponsorship of the borrower and the tenancy of the collateral, will impact the extent to which the general guidelines below are applied to a specific mortgage loan. The underwriting criteria below are general, and in many cases exceptions may be approved to one or more of these guidelines. Accordingly, no representation is made that every mortgage loan will comply in all respects with the criteria set forth below.

      Loan Analysis. The PNC Bank credit underwriting team for each mortgage loan is comprised of real estate professionals of PNC Bank. The underwriting team for each mortgage loan is required to conduct a review of the related mortgaged property, generally including an analysis of the historical property operating statements, if available, rent rolls, current and historical real estate taxes, and a review of tenant leases. The review includes a market analysis which includes a review of supply and demand trends, rental rates and occupancy rates. The credit of the borrower and certain key principals of the borrower are examined for financial strength and character prior to approval of the loan. This analysis generally includes a review of historical financial statements (which are generally unaudited), historical income tax returns of the borrower and its principals, third-party credit reports, judgment, lien, bankruptcy and pending litigation searches. Depending on the type of real property collateral involved and other relevant circumstances, the credit of key tenants also may be examined as part of the underwriting process. Generally, a member of the PNC Bank underwriting team (or someone on its behalf) visits the property for a site inspection to ascertain the overall quality and competitiveness of the property, including its physical attributes, neighborhood and market, accessibility and visibility and demand generators. As part of its underwriting procedures, PNC Bank also generally performs the procedures and obtains the third party reports or other documents described in this offering prospectus under "Description of the Mortgage Pool--Assessments of Property
Condition", "--Appraisals", "--Environmental Assessments", and "--Engineering
Assessments".

      Loan Approval. Prior to commitment, all mortgage loans must be approved by a loan committee comprised of senior real estate professionals from PNC Bank.
The loan committee may either approve a mortgage loan as recommended, request additional due diligence and/or modify the terms, or reject a mortgage loan.

      Debt Service Coverage Ratio and LTV Ratio. PNC Bank's underwriting standards generally require a minimum debt service coverage ratio of 1.20x and maximum LTV Ratio of 80%. However, these requirements constitute solely a guideline, and exceptions to these guidelines may be approved based on the individual characteristics of a mortgage loan. For example, PNC Bank may originate a mortgage loan with a lower debt service coverage ratio or higher LTV
Ratio based on the types of tenants and leases at the subject real property,

                                       116

the taking of additional collateral such as reserves, letters of credit and/or guarantees, PNC Bank's judgment of improved property performance in the future and/or other relevant factors. In addition, with respect to certain mortgage loans originated by PNC Bank there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans would have a lower debt service coverage ratio, and a higher LTV Ratio, if such subordinate or mezzanine debt were taken into account.

      The debt service coverage ratio guidelines set forth above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each mortgage loan as reported in this offering prospectus and Annex A-1 hereto may differ from the amount calculated at the time of origination. In addition, PNC Bank's underwriting guidelines generally permit a maximum amortization period of 30 years. However, certain mortgage loans may provide for interest-only payments until maturity, or for an interest-only period during a portion of the term of the mortgage loan. See "Description of the Mortgage Pool" in this offering prospectus.

      Escrow Requirements. PNC Bank often requires a borrower to fund various escrows for taxes and insurance, and may also require reserves for deferred maintenance, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio or LTV Ratio tests are not satisfied. In some cases, the borrower is permitted to post a letter of credit or guaranty, or provide periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed, in lieu of funding a given reserve or escrow. PNC Bank conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by PNC Bank.

      Notwithstanding the foregoing discussion under this "--PNC Bank's
Underwriting Standards" section, PNC Bank may sell mortgage loans to the depositor for inclusion in the trust fund that vary from, or do not comply with,
PNC Bank's underwriting guidelines.

THE MASTER SERVICERS

      MIDLAND LOAN SERVICES, INC.

      Midland Loan Services, Inc ("Midland") will act as master servicer with respect to those mortgage loans acquired by us from PNC Bank, National
Association and Merrill Lynch Mortgage Lending, Inc. and transferred by us to the trust.

      Midland is a Delaware corporation and a wholly-owned subsidiary of PNC
Bank, National Association ("PNC Bank"), which is one of the mortgage loan sellers. Midland is an affiliate of PNC Capital Markets LLC, one of the underwriters. Midland's principal servicing office is located at 10851 Mastin
Street, Building 82, Suite 700, Overland Park, Kansas 66210.

      Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody's and Fitch. Midland has received the highest rankings as a master, primary and special servicer from both S&P and Fitch. S&P ranks Midland as "Strong" and Fitch ranks Midland as "1"
for each category. Midland is also a HUD/FHA-approved mortgagee and a Fannie
Mae-approved multifamily loan servicer.

      Midland has adopted written policies and procedures relating to its various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland's servicing agreements, including procedures for managing delinquent loans. Midland has made certain changes to its servicing policies,

                                       117

procedures and controls in the past three years, which address, among other things, (i) Midland's conversion to its proprietary Enterprise!(R) Loan
Management System as its central servicing and investor reporting system; and
(ii) an updated disaster recovery plan.

      Midland will not have primary responsibility for custody services of original documents evidencing the mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard.

      No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced an event of default as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland's failure to comply with the applicable servicing criteria in connection with any securitization transaction.
Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

      From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement. Additionally,
Midland has no actual knowledge of any proceedings contemplated by governmental authorities that it believes would have a material adverse effect on its business or its ability to service loans pursuant to the pooling and servicing agreement.

      Midland currently maintains an Internet-based investor reporting system,
CMBS Investor Insight(R), that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland's website at www.midlandls.com. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

      As of June 30, 2006, Midland was servicing approximately 18,100 commercial and multifamily mortgage loans with a principal balance of approximately $150.7 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 13,700 of such loans, with a total principal balance of approximately $113.7 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income-producing properties.

      Midland has been servicing mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size and growth of the portfolio of commercial and multifamily mortgage loans in commercial mortgaged-backed securities and other servicing transactions for which Midland has acted as master and/or primary servicer from 2003 to 2005.

PORTFOLIO GROWTH -                         CALENDAR YEAR END
MASTER/PRIMARY                     (APPROXIMATE AMOUNTS IN BILLIONS)
----------------------------      ------------------------------------
                                     2003         2004         2005
                                  ----------   ----------   ----------
CMBS                                 $ 60         $ 70         $104
Other                                  23           28           32
                                  ----------   ----------   ----------
TOTAL                                $ 83         $ 98         $136

CAPMARK FINANCE INC.

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      Capmark Finance Inc. ("Capmark") will act as master servicer with respect to those mortgage loans acquired by us from Countrywide Commercial Real Estate
Finance, Inc. and transferred by us to the trust. Capmark's servicing offices are located at 200 Witmer Road, Horsham, Pennsylvania 19044 and its telephone number is (215) 328-1258.

      Capmark is a California corporation and has been servicing mortgage loans in private label commercial mortgage-backed securities transactions since 1995.
As of March 31, 2006, Capmark was the master servicer of a portfolio of multifamily and commercial loans in commercial mortgage-backed securities transactions in the United States totaling approximately $129.6 billion in aggregate outstanding principal balance. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans in commercial mortgage-backed securities transactions in the United States from
2003 to 2005 in respect of which Capmark has acted as master servicer.

                              YEARS (AMTS IN $ BILLIONS)
                            -------------------------------
                             2003         2004         2005
                            -----       ------       ------
CMBS (US)..............      99.0        100.2        122.4
Other..................     103.3         97.0        102.8
                            -----       ------       ------
Total..................     202.3        197.2        225.2
                            =====       ======       ======

      Capmark has developed policies and procedures for the performance of its master servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB.
These policies and procedures include, among other things, sending delinquency notices for loans prior to servicing transfer.

      No securitization transaction involving commercial mortgage loans in which
Capmark was acting as master servicer has experienced a master servicer event of default as a result of any action or inaction of Capmark as master servicer, including as a result of Capmark's failure to comply with the applicable servicing criteria in connection with any securitization transaction.

      GMAC Commercial Mortgage Corporation legally changed its name to Capmark
Finance Inc. in May 2006. Capmark Finance is a wholly owned subsidiary of
Capmark Financial Group Inc. ("Capmark Financial Group"), which is majority owned by an entity controlled by affiliates of Kohlberg Kravis Roberts & Co.
L.P., Five Mile Capital Partners LLC and Goldman Sachs Capital Partners. The
minority owners of Capmark Financial Group consists of GMAC Mortgage Group, Inc.
and certain directors and officers of Capmark Financial Group and its subsidiaries.

      Capmark Servicer Ireland (formerly known as GMAC Commercial Mortgage
Servicing (Ireland) Limited) opened in January 2000 and is headquartered in
Mullingar, Ireland. The Irish unit is engaged in servicing all European loans and deals and, as a general matter, provides certain back office functions for
Capmark's portfolio in the United States.

      CapMark Overseas Processing India Private Limited opened in September 2002 and was acquired by Capmark in July 2003. CapMark Overseas Processing India
Private Limited is located in Hyderabad (Andra Pradesh), India and provides certain back office functions for Capmark's portfolio in the United States.

      Each of Capmark Servicer Ireland Limited and CapMark Overseas Processing
India Private Limited report to the same managing director of Capmark.

      From time to time Capmark and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Capmark does not believe that any such lawsuits or legal proceedings would,

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individually or in the aggregate, have a material adverse effect on its business or its ability to service as master servicer.

THE SPECIAL SERVICER

      ING Clarion Partners, LLC ("ING Clarion"), a New York limited liability company, is the U.S. arm of ING Real Estate, one of the world's largest real estate investment management firms. ING Real Estate is an affiliate of ING
Group, one of the world's largest financial institutions with global operations in insurance, banking and investment management. ING Clarion will initially be appointed as special servicer of the mortgage loans under the pooling and servicing agreement. The principal executive offices of ING Clarion are located at 230 Park Avenue 12th Floor New York, New York 10169 and its telephone number is (212)-883-2500. ING Clarion, through its subsidiaries, affiliates and joint ventures, is involved in the real estate investment, finance and management business and engages principally in:

      o     acquiring, developing, repositioning, managing and selling commercial and multifamily real estate properties;

      o     investing in high-yielding real estate loans; and

      o     investing in, and managing as special servicer, unrated and non-investment grade rated securities issued pursuant to commercial mortgage-backed securitization ("CMBS") transactions.

      ING Clarion and its affiliates have substantial experience in working out loans and have been engaged in investing and managing commercial real estate assets for 24 years and servicing CMBS assets for 8 years. The number of CMBS pools specially serviced by ING Clarion and its affiliates has increased from 9 as of December 31, 2003 to 16 as of December 31, 2005. More specifically, ING
Clarion acted as special servicer with respect to: (a) 9 domestic CMBS pools containing 748 loans as of December 31, 2003, with a then-current face value in excess of $8.5 billion; (b) 14 domestic CMBS pools containing 1,295 loans as of
December 31, 2004, with a then-current face value in excess of $14.7 billion;
and (c) 16 domestic CMBS pools containing 1,687 loans as of December 31, 2005, with a then-current face value in excess of $18.3 billion. Additionally, ING
Clarion has resolved over $185 million of U.S. commercial and multifamily loans over the past 3 years, of which all of it was resolved during 2005.

      Generally, ING Clarion or one of its affiliates seeks investments where it has the right to appoint ING Clarion as the special servicer. ING Clarion and its affiliates have 10 regional offices and manage over 735 investments in 55 markets throughout the U.S., which equates to over 35 million square feet of commercial space under direct property management and over 45,000 multifamily units.

      As of December 31, 2005, ING Clarion had 10 employees responsible for the special servicing of commercial real estate assets, of which 3 employees worked almost full-time on special servicing and 7 employees had part-time responsibilities in special servicing. As of December 31, 2005, ING Clarion and its affiliates specially service a portfolio which included approximately 1,906 assets throughout the 50 United States, the District of Columbia and Puerto Rico
with a then-current face value in excess of $18.3 billion, all of which are commercial real estate assets. Those commercial real estate assets include mortgage loans secured by the same types of income producing properties as those securing the mortgage loans backing the certificates. Accordingly, the assets of
ING Clarion and its affiliates may, depending upon the particular circumstances, including the nature and location of such assets, compete with the mortgaged real properties securing the mortgage loans for tenants, purchasers, financing and so forth. ING Clarion does not service or manage any assets other than commercial and multifamily real estate assets.

      ING Clarion has developed policies and procedures for the performance of its special servicing obligations in compliance with applicable servicing criteria set forth in Item 1122 of Regulation AB, including

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managing delinquent loans and loans subject to the bankruptcy of the borrower.
During the past three years, policies and procedures of special servicing at ING
Clarion have been modified to incorporate the development of an Internet-based infrastructure. ING Clarion has recognized that technology can greatly improve its performance as a special servicer, and the IT-based infrastructure provides improved controls for compliance with pooling and servicing agreements, loan administration and procedures in workout/resolution. Standardization and automation have been pursued, and continue to be pursued, wherever possible so as to provide for improved accuracy, efficiency, transparency, monitoring and controls.

      ING Clarion occasionally engages consultants to perform property inspections and to provide close surveillance on a property and its local market; it currently does not have any plans to engage sub-servicers to perform on its behalf any of its duties with respect to this transaction. ING Clarion does not believe that its financial condition will have any adverse effect on the performance of its duties under the pooling and servicing agreement and, accordingly, will not have any material impact on the mortgage pool performance or the performance of the Certificates. ING Clarion does not have any material primary advancing obligations with respect to the CMBS pools as to which it acts as special servicer.

      ING Clarion will not have primary responsibility for custody services of original documents evidencing the mortgage loans. On occasion, ING Clarion may have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that ING Clarion has custody of any such documents, such documents will be maintained in a manner consistent with the Servicing Standard. There are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against ING Clarion or of which any of its property is the subject, that is material to the certificateholders. ING Clarion is not an affiliate of the depositor, the sponsors, the trust fund, the master servicers, the trustee or any originator of any of the mortgage loans identified in this offering prospectus. There are no specific relationships involving or relating to this transaction or the securitized mortgage loans between ING Clarion or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust fund, on the other hand, that currently exist or that existed during the past two years. In addition, there are no business relationships, agreements, arrangements, transactions or understandings that have been entered into outside the ordinary course of business or on terms other than would be obtained in an arm's length transaction with an unrelated third party--apart from the subject securitization transaction--between ING Clarion or any of its affiliates, on the one hand, and the depositor, the sponsors or the trust fund, on the other hand, that currently exist or that existed during the past two years and that are material to an investor's understanding of the offered certificates.

      No securitization transaction involving commercial or multifamily mortgage loans in which ING Clarion was acting as special servicer has experienced an event of default as a result of any action or inaction performed by ING Clarion as special servicer. In addition, there has been no previous disclosure of material non-compliance with servicing criteria by ING Clarion with respect to any other securitization transaction involving commercial or multifamily mortgage loans in which ING Clarion was acting as special servicer.

      From time to time, ING Clarion and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. ING
Clarion does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as special servicer.

      The information set forth above in this "--The Special Servicer" section regarding ING Clarion has been provided by ING Clarion.

THE TRUSTEE

      LaSalle Bank National Association ("LaSalle"), a national banking association, will act as trustee under the pooling and servicing agreement, on behalf of the certificateholders. In addition, LaSalle will act as custodian on behalf of the trustee. The trustee's corporate trust office is located at 135
South LaSalle Street, Suite 1625,

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Chicago, Illinois, 60603. Attention: Global Securities and Trust
Services--ML-CFC Commercial Mortgage Trust 2006-3 or at such other address as the trustee may designate from time to time.

      LaSalle is a national banking association formed under the federal laws of the United States of America. Its parent company, LaSalle Bank Corporation, is a subsidiary of ABN AMRO Bank N.V., a Netherlands banking corporation. LaSalle has extensive experience serving as trustee on securitizations of commercial mortgage loans. Since 1994, LaSalle has served as trustee on over 660 commercial mortgage-backed security transactions involving assets similar to the mortgage loans to be included in the trust. As of July 31, 2006, LaSalle served as trustee or paying agent in over 450 commercial mortgage-backed security transactions.

      In its capacity as custodian, LaSalle will hold the mortgage loan files exclusively for the use and benefit of the trust. The custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the mortgage loans delivered to it to determine that the same are valid. The disposition of the mortgage loan files will be governed by the pooling and servicing agreement.
LaSalle provides custodial services on over 1000 residential, commercial and asset-backed securitization transactions and maintains almost 2.5 million custodial files in its two vault locations in Elk Grove, Illinois and Irvine,
California. LaSalle's two vault locations can maintain a total of approximately
6 million custody files. All custody files are segregated and maintained in secure and fire resistant facilities in compliance with customary industry standards. The vault construction complies with Fannie Mae/Ginnie Mae guidelines applicable to document custodians. LaSalle maintains disaster recovery protocols to ensure the preservation of custody files in the event of force majeure and maintains, in full force and effect, such fidelity bonds and/or insurance policies as are customarily maintained by banks which act as custodians. LaSalle uses unique tracking numbers for each custody file to ensure segregation of collateral files and proper filing of the contents therein and accurate file labeling is maintained through a monthly reconciliation process. LaSalle uses a proprietary collateral review system to track and monitor the receipt and movement internally or externally of custody files and any release or reinstatement of collateral.

      Using information set forth in this offering prospectus, the trustee will develop the cashflow model for the trust. Based on the monthly mortgage loan information provided by the master servicers, the trustee will calculate the amount of principal and interest to be paid to each class of certificates on each distribution date. In accordance with the cashflow model and based on the monthly mortgage loan information provided by the master servicer, the trustee will perform distribution calculations, remit distributions on the distribution date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the mortgage loans during the related collection period. In performing these obligations, the trustee will be able to conclusively rely on the information provided to it by the master servicers, and the trustee will not be required to recompute, recalculate or verify the information provided to it by the master servicers. LaSalle regularly performs such obligations with respect to commercial mortgage-backed securities transactions for which it acts as trustee.

      There are no legal proceedings pending against LaSalle, or to which any property of LaSalle is subject, that is material to the certificateholders, nor does LaSalle have actual knowledge of any proceedings of this type contemplated by governmental authorities.

      In addition to having express duties under the pooling and servicing agreement, the trustee, as a fiduciary, also has certain duties unique to fiduciaries under applicable law. In general, the trustee will be subject to certain federal laws and, because the pooling and servicing agreement is governed by New York law, certain New York state laws. As a national bank acting in a fiduciary capacity, the trustee will, in the administration of its duties under the pooling and servicing agreement, be subject to certain regulations promulgated by the Office of the Comptroller of the Currency, specifically those set forth in Chapter 12, Part 9 of the Code of Federal Regulations. New York
common law has required fiduciaries of common law trusts formed in New York to perform their duties in accordance with the "prudent person" standard, which, in this transaction, would require the trustee to exercise such diligence and care in the administration of the trust as a person of ordinary prudence would employ

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in managing his own property. However, under New York common law, the application of this standard of care can be restricted contractually to apply only after the occurrence of a default. The pooling and servicing agreement provides that the trustee is subject to the prudent person standard only for so long as an event of default has occurred and remains uncured.

      See also "Description of the Governing Documents--The Trustee", "--Duties
of the Trustee", "--Matters Regarding the Trustee" and "--Resignation and
Removal of the Trustee" in the accompanying base prospectus.

SIGNIFICANT OBLIGORS

      The mortgage loan identified on Annex A-1 to this offering prospectus as being secured by the Atrium Hotel Portfolio, represents a portion of the initial mortgage pool balance in excess of 10% and therefore, the related borrower will be considered a significant obligor. See Annex C, "Ten Largest Mortgage Loans or
Groups of Cross-Collateralized Mortgage Loans--Atrium Hotel Portfolio" in this offering prospectus.

         AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      We, the depositor, are affiliated with the following parties: (i) Merrill
Lynch Mortgage Lending, Inc, a sponsor and mortgage loan seller, and (ii)
Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the underwriters.

      Merrill Lynch Mortgage Lending, Inc., a sponsor and mortgage loan seller, is affiliated with the following parties: (i) Merrill Lynch Mortgage Investors.,
Inc, the depositor, and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated,
one of the underwriters.

      Countrywide Commercial Real Estate Finance Inc., a sponsor and mortgage loan seller, is affiliated with Countrywide Securities Corporation, one of the underwriters.

      LaSalle Bank National Association and Merrill Lynch Mortgage Lending, Inc.
are parties to a custodial agreement whereby LaSalle Bank National Association, for consideration, provides custodial services to Merrill Lynch Mortgage
Lending, Inc. for certain commercial mortgage loans originated or purchased by
it. Pursuant to this custodial agreement, LaSalle is currently providing custodial services for most of the mortgage loans to be sold by Merrill Lynch
Mortgage Lending, Inc. to the depositor in connection with this securitization.
The terms of the custodial agreement are customary for the commercial mortgage-backed securitization industry providing for the delivery, receipt, review and safekeeping of mortgage loan files.

      PNC Bank, National Association, a sponsor and mortgage loan seller, is affiliated with the following parties: (i) Midland Loan Services, Inc., one of the initial master servicers and (ii) PNC Capital Markets LLC, one of the underwriters.

                         SERVICING OF THE MORTGAGE LOANS

GENERAL

      The servicing of the mortgage loans in the trust will be governed by the pooling and servicing agreement. This section contains summary descriptions of some of the provisions of the pooling and servicing agreement relating to the servicing and administration of the mortgage loans and any real estate owned by the trust. You should also refer to the accompanying base prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the pooling and servicing agreement that relate to the rights and obligations of the master servicers and the special servicer.

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      The pooling and servicing agreement provides that each master servicer and the special servicer must service and administer the mortgage loans and any real estate owned by the trust for which it is responsible, directly or through sub-servicers, in accordance with--

      o     any and all applicable laws; and

      o     the express terms of the pooling and servicing agreement and the respective mortgage loans.

      Furthermore, to the extent consistent with the preceding paragraph, each master servicer and the special servicer must service and administer the mortgage loans and any real estate owned by the trust for which it is responsible in accordance with the Servicing Standard.

      In general, the master servicers will be responsible for the servicing and administration of--

      o     all mortgage loans as to which no Servicing Transfer Event has occurred; and

      o     all worked out mortgage loans as to which no new Servicing Transfer
            Event has occurred.

      The special servicer, on the other hand, will be responsible for the servicing and administration of each mortgage loan as to which a Servicing
Transfer Event has occurred and which has not yet been worked out with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each mortgaged real property that has been acquired by the trust with respect to a defaulted mortgage loan through foreclosure, deed-in-lieu of foreclosure or otherwise.

      Despite the foregoing, the pooling and servicing agreement will require each master servicer to continue to receive payments and prepare certain reports to the trustee required to be prepared with respect to any specially serviced mortgage loans that were previously non-specially serviced mortgage loans it was responsible for servicing and, otherwise, to render other incidental services with respect to any specially serviced mortgage loans and REO Properties.
Neither master servicer nor the special servicer will have responsibility for the performance by another servicer of its obligations and duties under the pooling and servicing agreement.

      Each master servicer will transfer servicing of a mortgage loan that it is responsible for servicing to the special servicer upon the occurrence of a
Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of the subject mortgage loan to the applicable master servicer, and that mortgage loan will be considered to have been worked out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist as described in the definition of "Servicing
Transfer Event" in the glossary to this offering prospectus, in which event that mortgage loan would be considered to be a worked out mortgage loan.

      Each B-Note Non-Trust Loan will be serviced by the applicable master servicer and the special servicer in accordance with, and to the extent provided by, the pooling and servicing agreement and the related Loan Combination
Intercreditor Agreement.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

      The Master Servicing Fee. The principal compensation to be paid to each master servicer with respect to its master servicing activities will be its master servicing fee.

      With respect to each master servicer, the master servicing fee:

      o     will be earned with respect to each and every mortgage loan in the trust that it is responsible for servicing as of the date of the initial issuance of the certificates, including--

            1.    each such mortgage loan, if any, that becomes a specially
                  serviced mortgage loan; and

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            2.    each such mortgage loan, if any, as to which the corresponding mortgaged real property has become REO Property; and

      o     in the case of each applicable mortgage loan, will--

            1.    be calculated on the same interest accrual basis as that
                  mortgage loan, which will be any of a 30/360 Basis or an
                  Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a
                  360-day year);

            2.    accrue at the related master servicing fee rate;

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that
                  mortgage loan; and

            4.    be payable (a) monthly from amounts received with respect to interest on that mortgage loan and/or (b) if the subject
                  mortgage loan and any related REO Property has been
                  liquidated, out of general collections on the mortgage pool.

      Subject to certain conditions, Midland Loan Services, Inc. is entitled, under the pooling and servicing agreement, to receive, or to assign or pledge to any qualified institutional buyer or institutional accredited investor (other than a Plan), an excess servicing strip, which is a portion of its master servicing fee. If Midland resigns or is terminated as a master servicer, it (or its assignee) will continue to be entitled to receive the excess servicing strip and will be paid that excess servicing strip (except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming its duties as a master servicer under the pooling and servicing agreement). We make no representation or warranty regarding whether, following any resignation or termination of Midland, (a) any holder of the excess servicing strip would dispute the trustee's determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the ability of the trustee to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

      The master servicing fee rate with respect to the mortgage loans varies on a loan-by-loan basis and ranges from 0.020% per annum to 0.110% per annum. The weighted average master servicing fee rate for the mortgage pool was 0.028% per annum as of the cut-off date. For purposes of this offering prospectus, master servicing fees include primary servicing fees, which are the portion of the master servicing fees paid to the applicable master servicer or a third-party primary servicer for directly servicing mortgage loans.

      Investment Income. Each master servicer will be authorized, but not required, to invest or direct the investment of funds held in its collection account, or in any and all accounts maintained by it that are escrow and/or reserve accounts, only in Permitted Investments. See "--Collection Accounts"
below. Each master servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds.

      The special servicer will be authorized, but not required, to invest or direct the investment of funds held in its REO account in Permitted Investments.
See "--REO Properties" below. The special servicer will be entitled to retain any interest or other income earned on those funds, in general, and will be required (subject to certain exceptions set forth in the pooling and servicing agreement) to cover any losses of principal from its own funds without any right to reimbursement.

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      Prepayment Interest Shortfalls. The pooling and servicing agreement provides that, if any Prepayment Interest Shortfalls are incurred by reason of voluntary principal prepayments being made by borrowers with respect to any mortgage loans during any collection period (other than principal prepayments made out of insurance proceeds, condemnation proceeds or liquidation proceeds), each master servicer (with respect to any mortgage loan serviced by it that experienced such a principal prepayment) must make a nonreimbursable payment with respect to the related distribution date in an amount equal to the lesser of:

      o     the total amount of those Prepayment Interest Shortfalls; and

      o     the sum of the following components of that master servicer's total servicing compensation for that same collection period--

            1.    that portion of the master servicing fees that represents an accrual at a rate of 0.01% per annum; and

            2.    the total amount of Prepayment Interest Excesses that were collected during the subject collection period;

provided, however, that if a Prepayment Interest Shortfall occurs as a result of the applicable master servicer's allowing the related borrower to deviate from the terms of the related loan documents regarding principal prepayments (other than (a) subsequent to a material default under the related loan documents, (b)
pursuant to applicable law or a court order, or (c) at the request or with the consent of the special servicer or the controlling class representative), then, for purposes of determining the payment that the applicable master servicer will be required to make to cover that Prepayment Interest Shortfall, the reference to "master servicing fee" in clause 1 of the second bullet of this paragraph will be construed to include the entire master servicing fee payable to that master servicer for that same collection period, inclusive of any portion payable to a third party primary servicer and, with respect to Midland Loan
Services, Inc., any portion that constitutes the excess servicing strip, and the amount of any investment income earned by that master servicer on the related principal prepayment while on deposit in its collection account.

      No other master servicing compensation will be available to cover
Prepayment Interest Shortfalls, and the applicable master servicer's obligation to make payments to cover Prepayment Interest Shortfalls in respect of a particular collection period will not carry over to any following collection period. In addition, the applicable master servicer will be required to apply any Prepayment Interest Excesses with respect to a particular collection period, that are not otherwise used to cover Prepayment Interest Shortfalls as described above, to cover any shortfalls in interest caused as a result of the prepayment of a mortgage loan by the application of a condemnation award or casualty insurance proceeds, in each case that are actually received, in reduction of the subject mortgage loan's principal balance.

      Any payments made by a master servicer with respect to any distribution date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the certificates on that distribution date as described under "Description of the Offered Certificates--Payments" in this offering prospectus. If the aggregate amount of the payments made by the master servicers with respect to any distribution date to cover Prepayment Interest
Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the certificates (other than the class X certificates) in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered
Certificates--Payments--Payments of Interest" in this offering prospectus.

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      Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities will be--

      o     the special servicing fee;

      o     the workout fee; and

      o     the principal recovery fee.

      The Special Servicing Fee. The special servicing fee:

      o     will be earned with respect to--

            1.    each specially serviced mortgage loan, if any; and

            2     each mortgage loan, if any, as to which the corresponding
                  mortgaged real property has become REO Property; and

      o     with respect to each such mortgage loan, will--

            1.    be calculated on the same interest accrual basis as that
                  mortgage loan, which will be any of a 30/360 Basis or an
                  Actual/360 Basis (except in the case of partial periods of less than a month, when it will be calculated on the basis of the actual number of days elapsed in that partial period and a
                  360-day year);

            2.    accrue at a special servicing fee rate of 0.35% per annum (but in any event may not be less than $4,000 in any month with respect to any specially serviced mortgage loan);

            3.    accrue on the same principal amount as interest accrues or is deemed to accrue from time to time on that mortgage loan; and

            4.    will be payable monthly from related liquidation proceeds, insurance proceeds and condemnation proceeds and then from general collections on all the mortgage loans and any REO
                  Properties, that are on deposit in the master servicers'
                  collection accounts from time to time.

      The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each specially serviced mortgage loan that has been worked out by it. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of interest and principal received on the subject mortgage loan for so long as it remains a worked out mortgage loan. The workout fee with respect to any worked out mortgage loan will cease to be payable if a new Servicing Transfer Event occurs with respect to the mortgage loan. However, a new workout fee would become payable if the mortgage loan again became a worked out mortgage loan with respect to that new Servicing Transfer Event. If the special servicer is terminated or resigns, it will retain the right to receive any and all workout fees payable with respect to those mortgage loans that became worked out mortgage loans during the period that it acted as special servicer and remained
(and with respect to those mortgage loans that, subject to the conditions set forth in the pooling and servicing agreement, were about to become) worked out mortgage loans at the time of its termination or resignation. The successor special servicer will not be entitled to any portion of those workout fees.
Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the certificateholders.

      The Principal Recovery Fee. Except as described in the following paragraph, the special servicer will be entitled to receive a principal recovery fee with respect to: (a) each specially serviced mortgage loan (or any replacement mortgage loan substituted for it) for which the special servicer obtains a full or discounted payoff from the related borrower; and (b) any specially serviced mortgage loan or REO Property as to which the special

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servicer receives any liquidation proceeds, insurance proceeds or condemnation proceeds. The principal recovery fee will be payable from any full or discounted payoff, liquidation proceeds, insurance proceeds or condemnation proceeds. As to each specially serviced mortgage loan and REO Property, the principal recovery fee will be payable from, and will be calculated by application of a principal recovery fee rate of 1.0% to, the related payment or proceeds.

      Notwithstanding anything to the contrary described in the prior paragraph, no principal recovery fee will be payable based on, or out of, payments or proceeds received in connection with:

      o     the repurchase or replacement of any mortgage loan by a loan seller for a breach of representation or warranty or for defective or deficient loan documentation, as described under "Description of the
            Mortgage Pool--Repurchases and Substitutions" in this offering prospectus within the time period (or extension thereof) provided for such repurchase or replacement or, if such repurchase or replacement occurs after such time period, if the mortgage loan seller was acting in good faith to resolve such breach or defect;

      o     except as described under "--Realization Upon Defaulted Mortgage
            Loans" below with respect to certain assignees, the purchase of any defaulted mortgage loan or REO Property by the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates, as described under "--Realization Upon
            Defaulted Mortgage Loans" below;

      o     the purchase of an A-Note Trust Mortgage Loan by the holder of the related B-Note Non-Trust Loan, as described under "Description of the Mortgage Pool--The Loan Combinations" in this offering prospectus, unless the purchase does not occur within 90 days of the subject mortgage loan becoming a specially serviced mortgage loan or unless provided for under the related Loan Combination Intercreditor
            Agreement;

      o     the purchase of all the mortgage loans and REO Properties by a master servicer, the special servicer or any single holder - or, if applicable, beneficial owner - of certificates evidencing the largest interest in the controlling class of the certificates in connection with the termination of the trust, as described under
            "Description of the Offered Certificates--Termination" in this offering prospectus; and

      o     the exchange, following the date on which the total principal balances of the offered certificates are reduced to zero, of all the remaining certificates (other than the class Z, R-I and R-II certificates) for all the mortgage loans and REO Properties in the trust at the time of exchange, subject to the conditions set forth in the pooling and servicing agreement.

      Although principal recovery fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any principal recovery fee will reduce amounts payable to the certificateholders.

      Loan Combinations. Any special servicing fees, workout fees and principal recovery fees with respect to a Loan Combination may be paid out of collections on the entire Loan Combination, except to the extent those fees relate to a
B-Note Non-Trust Loan, in which case the special servicer will be entitled to receive those fees solely from collections in respect of the subject B-Note
Non-Trust Loan.

      Additional Servicing Compensation. As additional master servicing compensation, each master servicer will be entitled to receive any Prepayment
Interest Excesses collected with respect to the mortgage loans it is responsible for servicing (except to the extent required to offset any Prepayment Interest
Shortfalls).

      In addition, the following items collected on any mortgage loan in the mortgage pool will be allocated between the applicable master servicer and the special servicer as additional compensation in accordance with the pooling and servicing agreement:

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      o     any late payment charges and Penalty Interest actually collected on any particular mortgage loan in the mortgage pool, which late payment charges and Penalty Interest are not otherwise applied--

            1.    to pay the applicable master servicer, the special servicer or the trustee, as applicable, any unpaid interest on Advances made by that party with respect to that mortgage loan or the related mortgaged real property,

            2.    to reimburse the trust fund for any interest on Advances that were made with respect to that mortgage loan or the related mortgaged real property, which interest was paid to the
                  applicable master servicer, the special servicer or the
                  trustee, as applicable, from a source of funds other than late payment charges and Penalty Interest collected on that
                  mortgage loan,

            3.    to pay, or to reimburse the trust fund for, any expenses
                  incurred by the special servicer in connection with inspecting the related mortgaged real property following a Servicing
                  Transfer Event with respect to that mortgage loan or after that property has become an REO Property, or

            4.    to pay, or to reimburse the trust fund for, any other expenses incurred with respect to that mortgage loan or the related mortgaged real property that are or, if paid from a source other than Penalty Interest and/or late payment charges
                  collected on that mortgage loan, would result in an Additional
                  Trust Fund Expense; and

      o     any modification fees, assumption fees, assumption application fees, earnout fees, release fees, consent/waiver fees, extension fees, defeasance fees and other comparable transaction fees and charges.

      Payment of Expenses; Servicing Advances. The master servicers and the special servicer will each be required to pay their respective overhead costs and any general and administrative expenses they incur in connection with their servicing activities under the pooling and servicing agreement. Neither master servicer nor the special servicer will be entitled to reimbursement for expenses except as expressly provided in the pooling and servicing agreement.

      Any and all customary, reasonable and necessary out of pocket costs and expenses incurred by a master servicer, the trustee or, in some cases, the special servicer, in connection with the servicing of a mortgage loan, if a default is imminent thereunder or after a default, delinquency or other unanticipated event, or in connection with the administration of any REO
Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including insurance proceeds, condemnation proceeds and liquidation proceeds, received in connection with the related mortgage loan or REO Property.

      The special servicer will be required to notify the applicable master servicer as to when it must make servicing advances with respect to a specially serviced mortgage loan or REO Property. Generally, the special servicer must make the request at least five business days prior to the date the Advance must be made. The applicable master servicer must make the requested servicing advance within a specified number of days following its receipt of the request.
As discussed below, the special servicer will have the option, but not the obligation, to make such Advances on an emergency or urgent basis.

      If a master servicer is required under the pooling and servicing agreement to make a servicing advance, but does not do so within 15 days after the servicing advance is required to be made, then the trustee will be required:

      o     if it has actual knowledge of the failure, to give that master servicer notice of its failure; and

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      o     if the failure continues for five more business days, to make the servicing advance.

      Despite the foregoing discussion or anything else to the contrary in this offering prospectus, none of the master servicers, the special servicer or the trustee will be obligated to make servicing advances that, it determines in accordance with the Servicing Standard (in the case of a master servicer or special servicer) or its good faith business judgment (in the case of the trustee), would not be ultimately recoverable, together with interest accrued on that advance, from expected collections on the related mortgage loan or REO
Property. The trustee will be entitled to rely on any determination of nonrecoverability made by a master servicer. In addition, the special servicer may also determine that any servicing advance made or proposed to be made by a master servicer or the trustee is not recoverable, together with interest accrued on that servicing advance, from proceeds of the mortgage loan to which that Advance relates, and the applicable master servicer and the trustee will be required to act in accordance with that determination (on which determination they will, as provided in the pooling and servicing agreement, be entitled to conclusively rely).

      If a master servicer, the special servicer or the trustee makes any servicing advance that it (or, in the case of a master servicer or the trustee, the special servicer) subsequently determines, in its judgment, is not recoverable, together with interest accrued on that Advance, from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that Advance, together with interest on that Advance, out of general collections on the mortgage loans it is responsible for servicing and any REO Properties on deposit in its collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this offering prospectus. Each master servicer, the special servicer or the trustee may also obtain reimbursement for any servicing advance that constitutes a
Workout-Delayed Reimbursement Amount out of general principal collections on the mortgage loans and any REO Properties on deposit in the applicable master servicer's collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicer's collection account) from time to time subject to substantially the same limitations and requirements as are applicable to P&I advances described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments
and Reimbursement of Advances" in this offering prospectus.

      The master servicers will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses directly out of the applicable master servicer's collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicer's collection account) and at times without regard to the relationship between the expense and the funds from which it is being paid (subject to the limitations for reimbursement of Advances from general collections), which may include servicing expenses relating to the remediation of any adverse environmental circumstance or condition at any of the mortgaged real properties.

      Each master servicer, the special servicer and the trustee will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period in which that Advance is reimbursed--

      o     first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

      o     second, if and to the extent that the Penalty Interest and late charges referred to in clause first above are insufficient to cover the advance interest, out of any amounts then on deposit in the master servicer's collection account (or, if the funds in its collection account are insufficient, from similar funds in the other master servicer's collection account) subject to substantially the same limitations and requirements as are applicable to P&I advances described under

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            "Description of the Offered Certificates--Advances of Delinquent
            Monthly Debt Service Payments and Reimbursement of Advances" in this offering prospectus.

      The special servicer may, but is not obligated to, make any servicing advance on a specially serviced mortgage loan or REO Property that is required on an emergency or urgent basis and then request from the applicable master servicer reimbursement of the servicing advance, together with interest thereon as set forth in the pooling and servicing agreement. Upon the applicable master servicer's reimbursing the special servicer for any such servicing advance, that master servicer will be considered to have made that servicing advance as of the date that the special servicer actually made it. The applicable master servicer will have no obligation to reimburse from its own funds any advance made by the special servicer that such master servicer determines to be nonrecoverable, provided however any such advance will be reimbursable to the special servicer from the trust fund as a Nonrecoverable Advance.

      Subject to certain conditions, the applicable master servicer may (and must, if directed by the special servicer in connection with a specially serviced mortgage loan or an REO Property) pay directly out of the collection account any servicing advance that it considers to be nonrecoverable in accordance with the Servicing Standard, provided that the applicable master servicer or the special servicer has determined, in accordance with the
Servicing Standard, that this payment is in the best interests of the certificateholders (or, if a Loan Combination is involved, the certificateholders and holder(s) of the related Non-Trust Loan(s)), as a collective whole.

      For additional information regarding reimbursement of servicing advances, see "Description of the Offered Certificates--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" in this offering prospectus.

TRUSTEE COMPENSATION

      The trustee will be entitled to a monthly fee for its services, which fee will--

      o     accrue at a rate of 0.001% per annum,

      o     accrue on the Stated Principal Balance of each mortgage loan outstanding from time to time, and

      o     be calculated on the same interest accrual basis as is applicable to the subject mortgage loan.

      The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

      In addition, the trustee will be authorized to invest or direct the investment of funds held in its distribution account and interest reserve account in Permitted Investments. See "Description of the Offered
Certificates--Distribution Account" and "--InteresT Reserve Account" in this offering prospectus. It will be--

      o     entitled to retain any interest or other income earned on those funds, and

      o     required to cover any losses of principal of those investments from its own funds.

      The trustee will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company
(other than itself or an affiliate) holding the distribution account or the interest reserve account.

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SUB-SERVICERS

      Subject to such limitations as may be provided for in the pooling and servicing agreement, each master servicer and the special servicer may each delegate any of its servicing obligations under the pooling and servicing agreement to any one or more third-party primary servicers. Any delegation of servicing obligations by the special servicer will be subject to the consent of the controlling class representative. Each master servicer or the special servicer, as the case may be, will remain obligated under the pooling and servicing agreement for any duties delegated to a sub-servicer.

      The pooling and servicing agreement will permit each master servicer and, with the consent of the controlling class representative, the special servicer to enter into sub-servicing agreements to provide for the performance by third parties of any or all of their respective obligations under the pooling and servicing agreement, provided that in each case, the sub-servicing agreement:
(a) is consistent with the pooling and servicing agreement in all material respects, requires the sub-servicer to comply with all of the applicable conditions of the pooling and servicing agreement and, with limited exceptions, includes events of default with respect to the sub-servicer substantially similar to the events of default applicable to the applicable master servicer or the special servicer, as the case may be; (b) provides that if the applicable master servicer or the special servicer, as the case may be, for any reason no longer acts in that capacity thereunder, including by reason of an event of default, the trustee or its designee may (i) assume all of the rights and, except to the extent such obligations arose prior to the date of assumption, obligations of the applicable master servicer or the special servicer, as the case may be, under such agreement or (ii) except with respect only to the sub-servicing agreements in effect as of the date of initial issuance of the certificates, terminate the sub-servicing agreement without cause and without payment of any penalty or termination fee; (c) provides that the trustee, for the benefit of the certificateholders and, in the case of a sub-servicing agreement relating to a Loan Combination, the related B-Note Loan Noteholder(s), will each be a third party beneficiary under such agreement; (d) permits any purchaser of a mortgage loan pursuant to the pooling and servicing agreement to terminate the sub-servicing agreement with respect to the purchased mortgage loan at its option and without penalty; (e) does not permit the sub-servicer to enter into or consent to any material modification, extension, waiver or amendment or otherwise take any enforcement action on behalf of the applicable master servicer or the special servicer, without the consent of the applicable master servicer or the special servicer, as the case may be, or conduct any sale of a mortgage loan or REO Property; and (f) does not permit the sub-servicer any direct rights of indemnification that may be satisfied out of assets of the trust fund. In addition, pursuant to the pooling and servicing agreement, each sub-servicing agreement entered into by a master servicer must provide that such agreement will, with respect to any mortgage loan, terminate at the time such mortgage loan becomes a specially serviced mortgage loan or, alternatively, be subject to the special servicer's rights to service such mortgage loan for so long as such mortgage loan continues to be a specially serviced mortgage loan;
and each sub-servicing agreement entered into by the special servicer may relate only to specially serviced mortgage loans and must terminate with respect to any such mortgage loan which ceases to be a specially serviced mortgage loan.

      The pooling and servicing agreement will require the master servicers and the special servicer, for the benefit of the trustee, the certificateholders and, in the case of a Loan Combination, the related B-Note Loan Noteholder(s), to monitor the performance and enforce the obligations of their respective sub-servicers under the related sub-servicing agreements. Further, the pooling and servicing agreement will provide that, notwithstanding any sub-servicing agreement, the master servicers and the special servicer will remain obligated and liable to the trustee, the certificateholders and the B-Note Loan
Noteholder(s) for the performance of their respective obligations and duties under the pooling and servicing agreement as if each alone were servicing and administering the subject mortgage loans, and each master servicer and the special servicer will be responsible, without right of reimbursement, for all compensation of each sub-servicer retained by it.

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THE CONTROLLING CLASS REPRESENTATIVE AND THE LOAN COMBINATION SUBORDINATE
NOTEHOLDERS

      Controlling Class. As of any date of determination, the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Z, R-I and R-II certificates, that has a total principal balance that is greater than 25% of that class's original total principal balance. However, if no class of certificates, other than the class X, Z, R-I and R-II certificates, has a total principal balance that satisfies this requirement, then the controlling class of certificateholders will be the holders of the most subordinate class of certificates then outstanding, other than the class X, Z, R-I and R-II certificates. The class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates will be treated as a single class for purposes of determining, and exercising the rights of, the controlling class. Appraisal Reduction Amounts will not be considered in determining the principal balance outstanding on the applicable class of certificates for the purpose of determining the controlling class.

      Selection of the Controlling Class Representative. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates will be entitled to--

      o     select a representative having the rights and powers described under
            "--Rights and Powers of The Controlling Class Representative and the
            Loan Combination Subordinate Noteholders" below; or

      o     replace an existing controlling class representative.

      The trustee will be required to promptly notify all the certificateholders of the controlling class that they may select a controlling class representative upon:

      o     the receipt by the trustee of written requests for the selection of a controlling class representative from the holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates;

      o     the resignation or removal of the person acting as controlling class representative; or

      o     a determination by the trustee that the controlling class of certificateholders has changed.

      The notice will explain the process for selecting a controlling class representative. The appointment of any person as the controlling class representative will generally not be effective until that person provides the trustee, each master servicer and the special servicer with--

      o     written confirmation of its acceptance of its appointment;

      o     an address and facsimile number for the delivery of notices and other correspondence; and

      o     a list of officers or employees of the person with whom the parties to the pooling and servicing agreement may deal, including their names, titles, work addresses and facsimile numbers.

      Resignation and Removal of the Controlling Class Representative. The
controlling class representative may at any time resign by giving written notice to the trustee and each certificateholder of the controlling class. The holders of certificates representing more than 50% of the total principal balance of the controlling class of certificates, will be entitled to remove any existing controlling class representative by giving written notice to the trustee and to the existing controlling class representative.

      Rights and Powers of the Controlling Class Representative and the Loan
Combination Subordinate Noteholders. The special servicer will be required to prepare an asset status report for each mortgage loan that

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becomes a specially serviced mortgage loan, not later than 60 days (or, in the case of the Stonestown Mall Loan Combination, such other number of days provided for in the related Loan Combination Intercreditor Agreement) after the servicing of the mortgage loan is transferred to the special servicer. Each asset status report is to include, among other things, a summary of the status of the subject specially serviced mortgage loan and negotiations with the related borrower and a summary of the special servicer's recommended action with respect to the subject specially serviced mortgage loan. Each asset status report is required to be delivered to the controlling class representative (and, in the case of the
Stonestown Mall Loan Combination, to the related Stonestown Mall Controlling
Party), among others, by the special servicer.

      If, within 10 business days of receiving an asset status report that relates to a mortgage loan and that relates to a recommended action to which the controlling class representative is entitled to object, as described below, the controlling class representative does not disapprove the asset status report in writing, then the special servicer will be required to take the recommended action as outlined in the asset status report; provided, however, that the special servicer may not take any action that is contrary to applicable law, the
Servicing Standard or the terms of the applicable loan documents. If the controlling class representative disapproves an initial asset status report, the special servicer will be required to revise that asset status report and deliver to the controlling class representative, among others, a new asset status report as soon as practicable, but in no event later than 30 days after such disapproval.

      The special servicer will be required to continue to revise an asset status report as described above until the controlling class representative does not disapprove a revised asset status report in writing within 10 business days of receiving the revised asset status report or until the special servicer makes one of the determinations described below. The special servicer may, from time to time, modify any asset status report it has previously so delivered and implement such modified report, provided that the modified report shall have been prepared, reviewed and not rejected as described above. Notwithstanding the foregoing, the special servicer may, following the occurrence of an extraordinary event with respect to the related mortgaged real property, take any action set forth in an asset status report (that is consistent with the terms of the pooling and servicing agreement) before the expiration of a
10-business day period if the special servicer has reasonably determined that failure to take the action would materially and adversely affect the interests of the certificateholders, and the special servicer has made a reasonable effort to contact the controlling class representative. The foregoing discussion notwithstanding, the special servicer will be required to determine whether any affirmative disapproval is not in the best interest of all the certificateholders pursuant to the Servicing Standard.

      In the event the controlling class representative and the special servicer have been unable to agree upon an asset status report with respect to a specially serviced mortgage loan within 90 days of the controlling class representative's receipt of the initial asset status report, the special servicer must implement the actions directed by the controlling class representative unless doing so would result in any of the consequences contemplated in clauses (a) through (d) in the third following paragraph, in which event the special servicer must implement the actions described in the most recent asset status report submitted to the controlling class representative by the special servicer that is consistent with the Servicing
Standard. Notwithstanding the fact that an asset status report has been prepared and/or approved, the controlling class representative will remain entitled to advise and object regarding the actions described below and any related asset status report will not be a substitute for the exercise of those rights.

      Notwithstanding the foregoing discussion, with respect to each mortgage loan in the trust fund that is part of a Loan Combination, the related Loan
Combination Intercreditor Agreement may contain provisions regarding the review, approval and implementation of asset status reports with respect to the related
Loan Combination that are different from those described above.

      No direction of the controlling class representative or the Stonestown
Mall Controlling Party in connection with any asset status report may (a)
require or cause the special servicer to violate the terms of the subject mortgage loan, applicable law or any provision of the related Loan Combination
Intercreditor Agreement,

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if applicable, or the pooling and servicing agreement, including the special servicer's obligation to act in the best interests of all the certificateholders
(and, in the case of a Loan Combination, the holders of the related B-Note
Non-Trust Loan(s)) in accordance with the Servicing Standard and to maintain the
REMIC status of REMIC I and REMIC II, (b) result in the imposition of any tax on
"prohibited transactions" or contributions after the startup date of either
REMIC I or REMIC II under the Code, (c) expose any party to the pooling and servicing agreement, any mortgage loan seller or the trust fund to any claim, suit or liability or (d) expand the scope of the applicable master servicer's, the trustee's or the special servicer's responsibilities under the pooling and servicing agreement.

      In addition, the controlling class representative will be entitled to advise the special servicer with respect to the following actions (except with respect to the Stonestown Mall Trust Mortgage Loan), and the special servicer will not be permitted to take (or consent to the applicable master servicer taking) any of the following actions with respect to the mortgage loans
(exclusive of the Stonestown Mall Trust Mortgage Loan) as to which the controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular proposed action (provided that, with respect to non-specially serviced mortgage loans, this 10-business day notice period may not exceed by more than five (5) business days the 10 business days during which the special servicer can object to the applicable master servicer waiving Additional Interest or taking actions described under
"--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" and
"--Modifications, Waivers, Amendments and Consents" below):

      o     any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing a specially serviced mortgage loan as comes into and continues in default;

      o     any modification or consent to a modification of a material term of a mortgage loan, including the timing of payments or an extension of the maturity date of a mortgage loan;

      o     any proposed sale of any defaulted mortgage loan or any REO
            Property, other than in connection with the termination of the trust as described under "Description of the Offered
            Certificates--Termination" in this offering prospectus or, in the case of a defaulted mortgage loan, other than in connection with the purchase option described under "--Realization Upon Defaulted
            Mortgage Loans--Fair Value Call" in this offering prospectus, for less than the outstanding principal balance of the related mortgage loan, plus accrued interest (exclusive of Penalty Interest and
            Additional Interest), expenses and fees;

      o     any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at the REO Property;

      o     any release of material real property collateral for any mortgage loan, other than (a) where the release is not conditioned upon obtaining the consent of the lender or certain specified conditions being fulfilled, (b) upon satisfaction of that mortgage loan, (c) in connection with a pending or threatened condemnation action or (d)
            in connection with a full or partial defeasance of that mortgage loan;

      o     any acceptance of substitute or additional real property collateral for any mortgage loan (except where the acceptance of the substitute or additional collateral is not conditioned upon obtaining the consent of the lender, in which case only notice to the controlling class representative will be required);

      o     any waiver of a due-on-sale or due-on-encumbrance clause in any mortgage loan;

      o     any releases of earn-out reserves or related letters of credit with respect to a mortgaged real property securing a mortgage loan (other than where the release is not conditioned upon obtaining

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            the consent of the lender, in which case only notice to the controlling class representative will be required);

      o     any termination or replacement, or consent to the termination or replacement, of a property manager with respect to any mortgaged real property or any termination or change, or consent to the termination or change, of the franchise for any mortgaged real property operated as a hospitality property (other than where the action is not conditioned upon obtaining the consent of the lender, in which case only prior notice will be required to be delivered to the controlling class representative);

      o     any determination that an insurance-related default is an Acceptable
            Insurance Default or that earthquake or terrorism insurance is not available at commercially reasonable rates; and

      o     any waiver of insurance required under the related loan documents
            (except as contemplated in the preceding bullet).

      IN THE CASE OF THE STONESTOWN MALL TRUST MORTGAGE LOAN, THE STONESTOWN
MALL CONTROLLING PARTY (WHICH WILL EITHER BE THE CONTROLLING CLASS
REPRESENTATIVE OR THE RELATED B-NOTE LOAN NOTEHOLDER) WILL BE ENTITLED TO ADVISE
THE SPECIAL SERVICER WITH RESPECT TO THE ACTIONS DESCRIBED UNDER "DESCRIPTION OF
THE MORTGAGE POOL--THE LOAN COMBINATIONS--THE STONESTOWN MALL LOAN
COMBINATION--CONSENT RIGHTS" AND THE SPECIAL SERVICER WILL NOT BE PERMITTED TO
TAKE (OR CONSENT TO THE APPLICABLE MASTER SERVICER TAKING) ANY OF THOSE
SPECIFIED ACTIONS WITH RESPECT TO THE STONESTOWN MALL LOAN COMBINATION AS TO
WHICH THE STONESTOWN MALL CONTROLLING PARTY HAS OBJECTED IN WRITING.

      As indicated under "Description of the Mortgage Pool--Loan
Combinations--Sportmart/Westwood Storage Loan Combination, the
Sportmart/Westwood Storage B-Note Loan Noteholder will be entitled to consult with the applicable master servicer with respect to certain servicing matters.

      Notwithstanding the foregoing, no advice, direction or objection given or made by the controlling class representative (or, in the case of the Stonestown
Mall Loan Combination or the Sportmart/Westwood Storage Loan Combination, the
Stonestown Mall Controlling Party or the Sportmart/Westwood Storage B-Note Loan
Noteholder, as applicable), as contemplated by any of the preceding paragraphs of this "--Rights and Powers of The Controlling Class Representative and the
Loan Combination Subordinate Noteholders" subsection, may:

      o     require or cause the applicable master servicer or the special servicer to violate applicable law, the terms of any mortgage loan or any other provision of the pooling and servicing agreement, including the applicable master servicer's or the special servicer's obligation to act in accordance with the Servicing Standard and the loan documents;

      o     cause the issuing entity to fail to qualify as one or more REMICs or result in an adverse tax consequence for the issuing entity, except that the controlling class representative may advise or direct the issuing entity to earn "net income from foreclosure property" that is subject to tax with the consent of the special servicer, if the special servicer determines that the net after-tax benefit to certificateholders is greater than another method of operating or net-leasing the subject mortgaged real properties;

      o     expose the trust, us, the applicable master servicer, the special servicer, the trustee or any of our or their respective affiliates, directors, officers, employees or agents, to any material claim, suit or liability;

      o     materially expand the scope of the applicable master servicer's or the special servicer's responsibilities under the pooling and servicing agreement; or

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      o     cause the applicable master servicer or the special servicer to act, or fail to act, in a manner which violates the Servicing Standard.

      The master servicers and the special servicer are each required to disregard any advice, direction or objection on the part of the controlling class representative (or, in the case of the Stonestown Mall Loan Combination or the Sportmart/Westwood Storage Loan Combination, the Stonestown Mall Controlling
Party or the Sportmart/Westwood Storage B-Note Loan Noteholder, as applicable)
that would have any of the effects described in the immediately preceding five bullets.

      Furthermore, the special servicer will not be obligated to seek approval from the controlling class representative (or, in the case of the Stonestown
Mall Trust Mortgage Loan, the Stonestown Mall Controlling Party) for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan if (i) the special servicer has notified the controlling class representative (or, in the case of the Stonestown Mall Trust Mortgage
Loan, the Stonestown Mall Controlling Party) in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan and (ii) for 60 days (or, in the case of the Stonestown
Mall Trust Mortgage Loan, such other number of days specified in the Stonestown
Mall Loan Combination Intercreditor Agreement) following the first such notice, the controlling class representative (or, in the case of the Stonestown Mall
Trust Mortgage Loan, the Stonestown Mall Controlling Party) has objected to all of the proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

      WHEN REVIEWING THE REST OF THIS "SERVICING OF THE MORTGAGE LOANS" SECTION,
IT IS IMPORTANT THAT YOU CONSIDER THE EFFECTS THAT THE RIGHTS AND POWERS OF THE
CONTROLLING CLASS REPRESENTATIVE (AND, IN THE CASE OF THE MORTGAGE LOANS THAT
ARE PART OF LOAN COMBINATIONS, THE RELATED B-NOTE LOAN NOTEHOLDERS) COULD HAVE
ON THE ACTIONS OF THE SPECIAL SERVICER AND, IN SOME CASES, THE APPLICABLE MASTER
SERVICER.

      Certain Liability and Expense Matters. In general, any and all expenses of the controlling class representative are to be borne by the holders of the controlling class in proportion to their respective percentage interests in that class, and not by the trust; and, in the case of the Stonestown Mall Loan
Combination, all expenses borne by the related B-Note Loan Noteholder acting as
Stonestown Mall Controlling Party are to be borne by that holder. However, if a claim is made against the controlling class representative (or, in the case of the Stonestown Mall Loan Combination, the related B-Note Loan Noteholder in its capacity as the Stonestown Mall Controlling Party) by a borrower under a mortgage loan, the controlling class representative (or that B-Note Loan
Noteholder, as applicable) is required to immediately notify the trustee, the applicable master servicer and the special servicer. The special servicer on behalf of the trust will, subject to the discussion under "Description of the
Governing Documents--Matters Regarding the Master Servicer, the Special
Servicer, the Manager and Us" in the accompanying base prospectus, assume the defense of the claim against the controlling class representative (or, in the case of the Stonestown Mall Loan Combination, the related B-Note Loan Noteholder in its capacity as the Stonestown Mall Controlling Party), but only if--

      o     the special servicer or the trust are also named parties to the same action; and

      o     in the sole reasonable judgment of the special servicer:

            1.    the controlling class representative (or, in the case of the
                  Stonestown Mall Loan Combination, the related B-Note Loan
                  Noteholder in its capacity as the Stonestown Mall Controlling
                  Party) acted in good faith, without gross negligence or
                  willful misfeasance, with regard to the particular matter at issue; and

            2.    there is no potential for the special servicer or the trust to be an adverse party in the action as regards the controlling class representative (or, in the case of the Stonestown Mall
                  Loan Combination, the related B-Note Loan Noteholder in its capacity as the Stonestown Mall Controlling Party).

                                       137

If the conditions specified in the two bullets in the preceding sentence are not satisfied, then the special servicer will not be required to assume the defense of the subject claim.

      The controlling class representative and the B-Note Loan Noteholders may have special relationships and interests that conflict with those of the holders of one or more classes of the offered certificates. In addition, the controlling class representative does not have any duties or liabilities to the holders of any class of certificates other than the controlling class, and the B-Note Loan
Noteholders do not have any duties or liabilities to the holders of any class of certificates. The controlling class representative may act solely in the interests of the certificateholders of the controlling class and, with respect to any Loan Combination, the related B-Note Loan Noteholder may act solely in its own interests, and none of such parties will have any liability to any certificateholders for having done so. No certificateholder may take any action against the controlling class representative for its having acted solely in the interests of the certificateholders of the controlling class. Similarly, no certificateholder may take any action against a B-Note Loan Noteholder for having acted solely in its own interest.

REPLACEMENT OF THE SPECIAL SERVICER

      Certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may terminate an existing special servicer and appoint a successor thereto. In addition, if the special servicer is terminated in connection with an event of default, certificateholders entitled to a majority of the voting rights allocated to the controlling class of certificates may appoint a successor. See "--Events of Default" and "--Rights
Upon Event of Default" below. In either case, any appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

      o     written confirmation from each rating agency rating the certificates that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the certificates; and

      o     the written agreement of the proposed special servicer to be bound by the terms and conditions of the pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the pooling and servicing agreement against the proposed special servicer.

      Subject to the foregoing, any certificateholder or any affiliate of a certificateholder may be appointed as special servicer.

      If the controlling class of certificateholders terminates an existing special servicer without cause, then the reasonable out-of-pocket costs and expenses of any related transfer of servicing duties are to be paid by the certificateholders that voted to remove the terminated special servicer. Any terminated special servicer will be entitled to reclaim all amounts accrued or owing to it under the pooling and servicing agreement.

BENEFICIAL OWNERS OF THE CONTROLLING CLASS

      If the controlling class of certificates is held in book-entry form, then any beneficial owner of those certificates whose identity and beneficial ownership interest has been proven to the satisfaction of the trustee, will be entitled--

      o     to receive all notices described under "--The Controlling Class
            Representative and the Loan Combination Subordinate Noteholders" and
            "--Replacement of the Special Servicer" above; and

      o     to exercise directly all rights described under "--The Controlling
            Class Representative and the Loan Combination Subordinate
            Noteholders" and "--Replacement of the Special Servicer" above,

                                       138

that it otherwise would if it were the registered holder of certificates of the controlling class.

      Beneficial owners of controlling class certificates held in book-entry form will likewise be subject to the same limitations on rights and the same obligations as they otherwise would if they were registered holders of certificates of the controlling class.

ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

      Subject to the foregoing discussion and the discussions under "--The
Controlling Class Representative and the Loan Combination Subordinate
Noteholders" above and "--Modifications, Waivers, Amendments and Consents"
below, the applicable master servicer, with respect to non-specially serviced mortgage loans, and the special servicer, with respect to all other mortgage loans, will be required to enforce, on behalf of the trust fund, any right the lender under any mortgage loan may have under either a due-on-sale or due-on-encumbrance clause, unless the applicable master servicer or the special servicer, as applicable, has determined that waiver of the lender's rights under such clauses would be in accordance with the Servicing Standard. However, subject to the related loan documents and applicable law, neither master servicer nor the special servicer may waive its rights or grant its consent under any related due-on-sale or due-on-encumbrance clause--

      o     in respect of any mortgage loan that--

            1.    has a principal balance of $25,000,000 or more at the time of determination or has, whether (a) individually, (b) as part of a group of cross-collateralized mortgage loans or (c) as part of a group of mortgage loans made to affiliated borrowers, a principal balance that is equal to or greater than 5% or more of the aggregate outstanding principal balance of the mortgage pool at the time of determination; or

            2.    is one of the ten largest mortgage loans (which for this
                  purpose includes groups of cross-collateralized mortgage loans and groups of mortgage loans made to affiliated borrowers) by outstanding principal balance at the time of determination; or

      o     where, in the case of a due-on-encumbrance clause only, the subject mortgage loan, taking into account existing debt on the related mortgaged real property and the proposed additional debt as if such total debt were a single mortgage loan, would have a loan-to-value ratio equal to or greater than 85% or a debt service coverage ratio equal to or less than 1.20:1;

unless, with some exceptions, it receives prior written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the ratings then assigned by the rating agency to the certificates (or placement of the certificates on negative credit watch status in contemplation of such rating action). Also, a master servicer may not waive its rights or grant its consent under any due-on-sale or due-on-encumbrance clause described in this paragraph until it has received consent of the special servicer. Further, neither master servicer nor the special servicer may consent to the transfer of any mortgaged real property that secures a group of cross-collateralized mortgage loans, unless all of the mortgaged real properties securing such group of mortgage loans are transferred at the same time, or the controlling class representative consents to the transfer.

MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

      The special servicer, with respect to any specially serviced mortgage loan may, consistent with the Servicing Standard agree to:

      o     modify, waive or amend any term of the subject mortgage loan;

      o     extend the maturity of the subject mortgage loan;

                                       139

      o     defer or forgive the payment of interest on and principal of the subject mortgage loan;

      o     defer or forgive the payment of prepayment premiums, yield maintenance charges and late payment charges on the subject mortgage loan;

      o     permit the release, addition or substitution of collateral securing the subject mortgage loan;

      o     permit the release, addition or substitution of the borrower or any guarantor with respect to the subject mortgage loan; or

      o     provide consents with respect to any leasing activity at the mortgaged real property securing the subject mortgage loan;

provided that the ability of the special servicer to agree to any of the foregoing, however, is subject to the discussion under "--The Controlling Class
Representative and the Loan Combination Subordinate Noteholders" and
"--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above in this offering prospectus and further, to the limitations, conditions and restrictions discussed below.

      The special servicer may agree to or consent to (or permit the applicable master servicer to agree to or consent to) the modification, waiver or amendment of any term of any mortgage loan that would--

      o     affect the amount or timing of any related payment of principal, interest or other amount (including prepayment premiums or yield maintenance charges, but excluding Penalty Interest and amounts payable as additional servicing compensation) payable under the mortgage loan (including, subject to the discussion in the third following paragraph, extend the date on which any related balloon payment is due); or

      o     affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during any period in which the related mortgage note prohibits principal prepayments; or

      o     in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan;

provided that a material default on the mortgage loan has occurred or, in the special servicer's judgment, a material default on the mortgage loan is reasonably foreseeable, and the modification, waiver, amendment or other action is reasonably likely to produce a greater recovery to the certificateholders, as a collective whole, on a present value basis, than would liquidation.

      Neither master servicer nor the special servicer may release any mortgaged real property securing a mortgage loan, except as otherwise allowed by the pooling and servicing agreement.

      Neither master servicer nor the special servicer may extend the maturity date of any mortgage loan to a date beyond the earliest of--

            1.    two years prior to the rated final distribution date; and

            2.    if the mortgage loan is secured by a mortgage on the related borrower's leasehold interest (and not the corresponding fee interest) in the related mortgaged real property, 20 years
                  (or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the related ground lease and with the consent of the controlling class representative, 10 years) prior to the end of the then-current term of the related ground lease, plus any unilateral options to extend such term.

                                       140

      Neither master servicer nor the special servicer may make or permit any modification, waiver or amendment of any term of any mortgage loan that would--

      o     cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code;

      o     result in the imposition of any tax on prohibited transactions or contributions after the startup date of either of REMIC I or REMIC
            II under the Code; or

      o     adversely affect the status of any portion of the trust that is intended to be a grantor trust under the Code.

      Generally, the master servicers may not agree to modify, waive or amend the term of any mortgage loan without the consent of the special servicer.
Subject to the foregoing discussion, however, either master servicer, without the approval of the special servicer, the controlling class representative or any of the rating agencies, may modify, waive or amend certain terms of non-specially serviced mortgage loans for which it is acting as master servicer as specified in the pooling and servicing agreement, including, without limitation--

      o     approving certain waivers of non-material covenant defaults;

      o     approving certain leasing activity;

      o     waiving certain late payment charges and Penalty Interest subject to the limitations in the pooling and servicing agreement;

      o     approving certain consents with respect to rights-of-way, easements or similar agreements and consents to subordination of the related mortgage loan to such easements, rights-of-way or similar
            agreements, that do not materially affect the use or value of the mortgaged real property or materially interfere with the borrower's ability to make related payments;

      o     approving releases of unimproved parcels of a mortgaged real property;

      o     approving annual budgets to operate mortgaged real properties;

      o     approving certain temporary waivers of requirements in loan documents with respect to insurance deductible amounts or
            claims-paying ability ratings of insurance providers; and

      o     consenting to changing the property manager with respect to a mortgage loan with an unpaid principal balance of less than
            $2,000,000.

      The foregoing limitations, conditions and restrictions will not apply to any of the acts or circumstances referenced in this "--Modifications, Waivers,
Amendments and Consents" section that is provided for under the terms of the subject mortgage loan in effect on the date of initial issuance of the offered certificates or that is solely within the control of the related borrower. Also, neither master servicer nor the special servicer will be required to oppose the confirmation of a plan in any bankruptcy or similar proceeding involving a borrower if, in its judgment, opposition would not ultimately prevent the confirmation of the plan or one substantially similar.

      Notwithstanding the foregoing, in the case of an ARD Loan, the applicable master servicer will be permitted, in its discretion, after the related anticipated repayment date, to waive any or all of the Additional Interest accrued on that mortgage loan, if the related borrower is ready and willing to pay all other amounts due under the mortgage loan in full, including the entire principal balance. However, the applicable master servicer's determination to waive the trust's right to receive that Additional Interest--

      o     must be in accordance with the Servicing Standard; and

      o     will be subject to approval by the special servicer and the controlling class representative.

      The pooling and servicing agreement will also limit the master servicers'
and the special servicer's ability to institute an enforcement action solely for the collection of Additional Interest.

                                       141

      Neither master servicer nor the special servicer will have any liability to the trust, the certificateholders or any other person for any determination made by it in connection with a modification, waiver or amendment of a mortgage loan that is made in accordance with the Servicing Standard.

      All modifications, waivers and amendments entered into by a master servicer and/or the special servicer with respect to the mortgage loans are to be in writing. Each master servicer and the special servicer must deliver to the trustee for deposit in the related mortgage file, an original counterpart of the agreement relating to each modification, waiver or amendment agreed to by it, promptly following its execution.

REQUIRED APPRAISALS

      The special servicer must make commercially reasonable efforts to obtain, within 60 days of the occurrence of any Appraisal Trigger Event with respect to any of the mortgage loans, and deliver to the trustee, the applicable master servicer and the controlling class representative, a copy of an appraisal of the related mortgaged real property from an independent appraiser meeting the qualifications imposed in the pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer has no actual knowledge of a material adverse change in the condition of the related mortgaged real property in which case such appraisal may be a letter update of the prior appraisal.

      Notwithstanding the foregoing, if the unpaid principal balance of the subject mortgage loan, net of related unreimbursed advances of principal, is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of an appraisal.

      As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan.
An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent interest required to be made with respect to the affected mortgage loan. See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments and Reimbursement of Advances" in
this offering prospectus.

      If an Appraisal Trigger Event occurs with respect to any mortgage loan, then the special servicer will have an ongoing obligation to obtain or perform, as the case may be, once every 12 months after the occurrence of that Appraisal
Trigger Event (or sooner if the special servicer has actual knowledge of a material adverse change in the condition of the related mortgaged real property), an update of the prior required appraisal or other valuation. The special servicer is to deliver to the trustee, the applicable master servicer and the controlling class representative, the new appraisal or valuation within ten business days of obtaining or performing such appraisal or valuation (or update thereof). This ongoing obligation will cease if and when--

      o     if the Appraisal Trigger Event was the failure by the borrower to make any monthly debt service payment for 60 days or more, or involved the special servicer modifying the amount or timing of any monthly debt service payment (other than a balloon payment), the related borrower has made three consecutive full and timely monthly debt service payments under the terms of the mortgage loan (as such terms may have been modified); or

      o     with respect to the other Appraisal Trigger Events (other than the related mortgaged real property becoming REO Property), such circumstances cease to exist in the reasonable judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings, no later than the entry of an order or decree dismissing such proceeding, and with respect to the extension of any date on which a balloon payment is due, no later than the date that the special servicer agrees to an extension;

provided that no other Appraisal Trigger Event then exists with respect to the subject mortgage loan.

                                       142

      The cost of each required appraisal, and any update of that appraisal, will be advanced by the applicable master servicer, if it does not consider it to be nonrecoverable, and will be reimbursable to the applicable master servicer as a servicing advance.

COLLECTION ACCOUNTS

      General. Each master servicer will be required to establish and maintain one or more segregated accounts or sub-accounts as a collection account for purposes of holding payments and other collections that it receives with respect to the mortgage loans. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

      The funds held in each master servicer's collection account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a master servicer's collection account will be paid to that master servicer as additional compensation subject to the limitations set forth in the pooling and servicing agreement.

      Deposits. Under the pooling and servicing agreement, each master servicer must deposit or cause to be deposited in its collection account within one business day following receipt of available funds, in the case of payments and other collections on the mortgage loans, or as otherwise required under the pooling and servicing agreement, the following payments and collections received or made by or on behalf of that master servicer with respect to the mortgage pool subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

      o     all payments on account of principal on the mortgage loans, including principal prepayments;

      o     all payments on account of interest on the mortgage loans, including
            Additional Interest and Penalty Interest;

      o     all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the mortgage loans;

      o     all proceeds received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related mortgage loan, and all proceeds received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property, in each case to the extent not otherwise required to be applied to the restoration of the real property or released to the related borrower;

      o     all amounts received and retained in connection with the liquidation of defaulted mortgage loans by foreclosure or as otherwise contemplated under "--Realization Upon Defaulted Mortgage Loans"
            below;

      o     any amounts paid by the mortgage loan sellers in connection with the repurchase or replacement of a mortgage loan as described under
            "Description of the Mortgage Pool--Repurchases and Substitutions" in
            this offering prospectus;

      o     any amounts required to be deposited by that master servicer in connection with losses incurred with respect to Permitted
            Investments of funds held in the collection account;

      o     all payments required to be paid by that master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "Description of the
            Mortgage Pool--Additional Loan and Property Information--Hazard,
            Liability and Other Insurance" in this offering prospectus;

      o     any amounts required to be transferred from the special servicer's
            REO account;

                                       143

      o     any amounts representing compensating interest payments in respect of prepayment interest shortfalls as described under "--Servicing and Other Compensation and Payment of Expenses--Prepayment Interest
            Shortfalls" above; and

      o     any amount paid by a borrower to cover items for which a servicing advance has been previously made and for which that master servicer or the trustee, as applicable, has been previously reimbursed out of the collection account.

      Upon receipt of any of the amounts described in the first five bullets and the last bullet of the preceding paragraph with respect to any specially serviced mortgage loan, the special servicer is required to promptly remit these amounts to the applicable master servicer for deposit in its collection account.

      Notwithstanding the foregoing, amounts received on any A-Note Trust
Mortgage Loan will be deposited into a separate account or sub-account of the collection account maintained by the applicable master servicer before being transferred to that master servicer's collection account.

      Withdrawals. The master servicers may make withdrawals from their respective collection accounts for any of the following purposes, which are not listed in any order of priority:

      o     to remit to the trustee for deposit in the trustee's distribution account described under "Description of the Offered
            Certificates--Distribution Account" in this offering prospectus, on the business day preceding each distribution date, an aggregate amount of immediately available funds equal to that portion of the
            Available Distribution Amount (calculated without regard to clauses
            (a)(ii), (a)(v), (b)(ii)(B) and (b)(v) of the definition of that term in this offering prospectus, and exclusive of other amounts received after the end of the related collection period) for the related distribution date then on deposit in the collection account, together with any prepayment premiums, yield maintenance charges and/or Additional Interest received on the mortgage loans during the related collection period and, in the case of the final distribution date, any additional amounts which the relevant party is required to pay in connection with the purchase of all the mortgage loans and
            REO Properties, plus any amounts required to be remitted in respect of P&I advances;

      o     to reimburse the trustee and itself, in that order, for any unreimbursed P&I advances made by that party under the pooling and servicing agreement, which reimbursement is to be made out of late collections of interest (net of related master servicing fees) and principal (net of any related workout fee or principal recovery fee)
            received in respect of the particular mortgage loan or REO Property as to which the P&I advance was made; provided that, if such P&I advance becomes a Workout Delayed Reimbursement Amount, such P&I advance will be reimbursed out of general collections of principal as described under "Description of the Offered
            Certificates--Advances of Delinquent Monthly Debt Service Payments
            and Reimbursement of Advances" in this offering prospectus;

      o     to pay itself earned and unpaid master servicing fees with respect to each mortgage loan, which payment is to be made out of
            collections on that mortgage loan that are allocable as interest or, if that mortgage loan and any related REO Property have been previously liquidated, out of general collections on the other mortgage loans and REO Properties;

      o     to pay the special servicer, out of general collections on the mortgage loans and any REO Properties, earned and unpaid special servicing fees with respect to each mortgage loan that is either--

            1.    a specially serviced mortgage loan; or

            2.    a mortgage loan as to which the related mortgaged real
                  property has become an REO Property;

                                       144

      o     to pay the special servicer earned and unpaid workout fees and principal recovery fees to which it is entitled, which payment is to be made from the sources described under "--Servicing and Other
            Compensation and Payment of Expenses" above;

      o     to reimburse the trustee, itself or the special servicer, in that order, for any unreimbursed servicing advances, first, out of payments made by the borrower that are allocable to such servicing advance, and then, out of liquidation proceeds, insurance proceeds, condemnation proceeds and, if applicable, revenues from REO
            Properties relating to the mortgage loan in respect of which the servicing advance was made, and then out of general collections;
            provided that, if such servicing advance becomes a Workout Delayed
            Reimbursement Amount, such servicing advance will be reimbursed out of general collections of principal as described under "--Servicing and Other Compensation and Payment of Expenses" above and
            "Description of the Offered Certificates--Advances of Delinquent
            Monthly Debt Service Payments and Reimbursement of Advances" in this offering prospectus;

      o     to reimburse the trustee, itself or the special servicer, in that order, first out of REO Property revenues, liquidation proceeds and insurance and condemnation proceeds received in respect of the mortgage loan relating to the Advance, and then out of general collections on the mortgage loans and any REO Properties, for any
            Nonrecoverable Advance made by that party under the pooling and servicing agreement, together with interest thereon, subject to the limitations set forth in the pooling and servicing agreement and the limitations described under, as applicable, "--Servicing and Other
            Compensation and Payment of Expenses" above and/or "Description of the Offered Certificates--Advances of Delinquent Monthly Debt
            Service Payments and Reimbursement of Advances" in this offering prospectus;

      o     to pay the trustee, itself or the special servicer, in that order, unpaid interest on any Advance made by that party under the pooling and servicing agreement, which payment is to be made out of Penalty
            Interest and late payment charges collected on the related mortgage loan during the collection period during which that Advance is reimbursed;

      o     in connection with the reimbursement of Advances as described in the second bullet, the sixth bullet or the seventh bullet under this
            "--Withdrawals" subsection and subject to the limitations described in each of those three bullets, to pay itself, the special servicer or the trustee, as the case may be, out of general collections on the mortgage loans and any REO Properties, any interest accrued and payable on that Advance and not otherwise payable under the preceding bullet;

      o     to pay for costs and expenses incurred by the trust fund in connection with property inspections;

      o     to pay the special servicer or itself any items of additional servicing compensation on deposit in the collection account as discussed under "--Servicing and Other Compensation and Payment of
            Expenses--Additional ServicinG Compensation" above;

      o     to pay for the cost of an independent appraiser or other expert in real estate matters, to the extent such cost is not required to be advanced under the pooling and servicing agreement;

      o     to pay itself, the special servicer, any of the mortgage loan sellers, any holder (or, if applicable, beneficial owner) of certificates of the controlling class or any other person, as the case may be, with respect to each mortgage loan, if any, previously purchased by such person pursuant to the pooling and servicing agreement, all amounts received in respect of any such purchased mortgage loan subsequent to the date of purchase;

      o     to pay, out of general collections on the mortgage loans and any REO
            Properties, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan;

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      o     to pay itself, the special servicer, us, or any of their or our respective members, managers, shareholders, directors, officers, employees and agents, as the case may be, out of general collections on the mortgage loans and any REO Properties, any of the
            reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the
            Special Servicer, the Manager and Us" in the accompanying base prospectus;

      o     to pay, out of general collections on the mortgage loans and any REO
            Properties, for the costs of various opinions of counsel, the cost of recording the pooling and servicing agreement and expenses properly incurred by the tax administrator in connection with providing advice to the special servicer;

      o     to pay any other items described in this offering prospectus as being payable from the collection account;

      o     to withdraw amounts deposited in the collection account in error;
            and

      o     to clear and terminate the collection account upon the termination of the pooling and servicing agreement.

      The pooling and servicing agreement will prohibit the application of amounts received on a Non-Trust Loan to cover expenses payable or reimbursable out of general collections with respect to mortgage loans and REO Properties in the trust that are not part of the related Loan Combination.

      In general, if at any time a master servicer is entitled to make a payment, reimbursement or remittance from its collection account,

      o     the payment, reimbursement or remittance is permitted or required to be made from any funds on deposit in that master servicer's collection account,

      o     the amounts on deposit in that master servicer's collection account are insufficient to satisfy the payment, reimbursement or
            remittance, and

      o     the amounts on deposit in the other master servicer's collection account (after taking into account the other master servicer's obligations to make payments, reimbursements or remittances from its own collection account) are sufficient to make such payment, reimbursement or remittance in full or in part,

then the other master servicer will be required to make the payment, reimbursement or remittance from its collection account within a specified number of days following a written request from the requesting master servicer.
The written request will be required to indicate the nature and amount of the payment, reimbursement or remittance and include a certification from the requesting master servicer that there are not sufficient funds in its collection account to make the subject payment, reimbursement or remittance.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

      Fair Value Call. The pooling and servicing agreement grants to the special servicer and the holder (or, if applicable, the beneficial owner) of the certificates with the largest percentage of voting rights allocated to the controlling class of certificates (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder) a right to purchase from the trust defaulted mortgage loans under the circumstances described below in this "--Fair Value Call" subsection. The defaulted mortgage loans in respect of which this right may be exercised are mortgage loans that have experienced payment defaults similar to the payment defaults that would constitute a Servicing Transfer Event as described in the glossary to this offering prospectus or mortgage loans as to which the related indebtedness has been accelerated by the applicable master servicer or the special servicer following default.

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      At the time a mortgage loan becomes a defaulted mortgage loan satisfying the criteria described in the preceding paragraph, each of the special servicer and the plurality controlling class certificateholder will have a purchase option (which option will be assignable when the opportunity to exercise it arises) to purchase the defaulted mortgage loan, from the trust fund at an option price generally equal to (i) if the special servicer has not yet determined the fair value of the defaulted mortgage loan, the sum of the unpaid principal balance of that mortgage loan at the time of purchase, together with unpaid and accrued interest on that mortgage loan at its mortgage interest rate, unpaid interest accrued on related Advances, related unreimbursed servicing advances and other related Additional Trust Fund Expenses, including special servicing fees, or (ii) the fair value of the defaulted mortgage loan as determined by the special servicer, if the special servicer has made such fair value determination; provided that if (i) the option is being exercised by an assignee of the special servicer or the plurality controlling class certificateholder that is not affiliated with the special servicer or the plurality controlling class certificateholder, (ii) the assignment of the purchase right or option was made for no material consideration, and (iii) the purchase option is exercised more than 90 days following the making of a fair value determination, the special servicer will be entitled to receive a principal recovery fee. The special servicer will be permitted to change from time to time, its determination of the fair value of a defaulted mortgage loan based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standard; provided, however, that the special servicer will update its determination of the fair value of a defaulted mortgage loan at least once every 90 days; and, provided, further, that absent the special servicer having actual knowledge of a material change in circumstances affecting the value of the related mortgaged real property, the special servicer will not be obligated to update such determination. The purchase option in respect of a defaulted mortgage loan will first belong to the plurality controlling class certificateholder. If the purchase option is not exercised by the plurality controlling class certificateholder or any assignee thereof within 60 days of a fair value determination being made, then the purchase option will belong to the special servicer for 15 days. If the purchase option is not exercised by the special servicer or its assignee within such 15-day period, then the purchase option will revert to the plurality controlling class certificateholder.

      Notwithstanding the foregoing, the holder of a B-Note Non-Trust Loan will have the right to purchase the related A-Note Trust Mortgage Loan from the trust in certain default situations, as described above under "Description of the
Mortgage Pool--The Loan Combinations" in this offering prospectus. In addition, notwithstanding the discussion in the preceding paragraph, the holders of a mezzanine loan may have the right to purchase the related mortgage loan from the trust if certain defaults on the related mortgage loan occur.

      Unless and until the purchase option with respect to a defaulted mortgage loan is exercised, the special servicer will be required to pursue such other resolution strategies available under the pooling and servicing agreement, including workout and foreclosure consistent with the Servicing Standard, but the special servicer will not be permitted to sell the defaulted mortgage loan other than pursuant to the exercise of the purchase option.

      If not exercised sooner, the purchase option with respect to any defaulted mortgage loan will automatically terminate upon (i) the related borrower's cure of all related defaults on the defaulted mortgage loan, (ii) the acquisition on behalf of the trust fund of title to the related mortgaged real property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off
(full or discounted) of the defaulted mortgage loan in connection with a workout. In addition, the purchase option with respect to a defaulted mortgage loan held by any person will terminate upon the exercise of the purchase option and consummation of the purchase by any other holder of a purchase option.

      If (a) a purchase option is exercised with respect to a defaulted mortgage loan and the person expected to acquire the defaulted mortgage loan pursuant to such exercise is the plurality controlling class certificateholder, the special servicer, or any affiliate of any of them, which means that the purchase option has not been assigned to another unaffiliated person, and (b) the option price is based on the special servicer's determination of the fair value of the defaulted mortgage loan, then the applicable master servicer or, if that master servicer and the special servicer are the same person, the trustee (or a third-party appraiser designated by the applicable master servicer or the trustee, as applicable, at its option, upon whose determination the applicable master servicer or the trustee, as

                                       147

the case may be, may, absent manifest error, conclusively rely) will be required to confirm that the option price (as determined by the special servicer)
represents a fair value for the defaulted mortgage loan. The master servicer or the trustee, as applicable, will be entitled to receive, out of the collection accounts, a fee of $2,500 for the initial confirmation, but not for any subsequent confirmations, of fair value with respect to that mortgage loan. The costs of all appraisals, inspection reports and opinions of value incurred by the applicable master servicer, the special servicer, the trustee or any third-party appraiser in connection with any determination of fair value will be reimbursable to the applicable master servicer, the special servicer or the trustee, as applicable, as servicing advances.

      Foreclosure and Similar Proceedings. Neither master servicer may institute foreclosure proceedings, exercise any power of sale contained in a mortgage or acquire title to a mortgaged real property. If a default on a mortgage loan has occurred and is continuing and no satisfactory arrangements can be made for collection of delinquent payments, then, subject to the discussion under "--The
Controlling Class Representative and the Loan Combination Subordinate
Noteholders" above, the special servicer may, on behalf of the trust, take any of the following actions:

      o     institute foreclosure proceedings;

      o     exercise any power of sale contained in the related mortgage;

      o     obtain a deed in lieu of foreclosure; or

      o     otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

      The special servicer may not acquire title to any mortgaged real property or take any other action with respect to any mortgaged real property that would cause the trustee, for the benefit of the certificateholders (or, if a Loan
Combination is involved, the certificateholders and the holder(s) of the related
B-Note Non-Trust Loan(s)), to be considered to hold title to, to be a
"mortgagee-in-possession" of, or to be an "owner" or an "operator" of the particular mortgaged real property within the meaning of federal environmental laws, unless--

      o     the special servicer has previously received a report prepared by a person who regularly conducts environmental audits, which report will be an expense of the trust; and

      o     either:

            1.    the report indicates that--

                  o     the particular mortgaged real property is in compliance
                        with applicable environmental laws and regulations; and

                  o     there are no circumstances or conditions present at the
                        mortgaged real property that have resulted in any
                        contamination for which investigation, testing,
                        monitoring, containment, clean-up or remediation could
                        be required under any applicable environmental laws and
                        regulations; or

            2.    the special servicer (who may rely conclusively on the report)
                  determines that taking the actions necessary to bring the
                  particular mortgaged real property into compliance with
                  applicable environmental laws and regulations and/or taking any of the other actions contemplated by clause 1. above, is reasonably likely to maximize the recovery to
                  certificateholders (or, if a Loan Combination is involved, the certificateholders and the holder(s) of the related B-Note
                  Non-Trust Loan(s)), taking into account the time value of
                  money.

      If the environmental testing contemplated above establishes that any of the conditions described in clauses 1. and 2. have not been satisfied with respect to any mortgaged real property and there is no breach of a

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representation or warranty requiring repurchase under the applicable mortgage loan purchase agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard (other than proceeding against the related mortgaged real property). At such time as it deems appropriate, the special servicer may, on behalf of the trust, release all or a portion of the subject mortgaged real property from the lien of the related mortgage instrument; provided that, if the related mortgage loan has a then outstanding principal balance of greater than $1 million, then prior to the release of all or a portion of the related mortgaged real property, (i) the special servicer shall have notified the rating agencies, the trustee, the controlling class representative and the applicable master servicer in writing of its intention to so release all or a portion of such mortgaged real property and the bases for such intention, and (ii) the trustee shall have notified the certificateholders in writing of the special servicer's intention to so release all or a portion of such mortgaged real property.

      If the trust acquires title to any mortgaged real property, the special servicer, on behalf of the trust, has to sell the particular real property prior to the close of the third calendar year following the calendar year in which that acquisition occurred, subject to limited exceptions as described under
"--REO Properties" below.

      If liquidation proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the applicable master servicer in connection with the defaulted mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer, the applicable master servicer and/or the trustee will be entitled to payment or reimbursement out of the liquidation proceeds recovered on any defaulted mortgage loan, prior to the payment of the liquidation proceeds to the certificateholders, for--

      o     any and all amounts that represent unpaid servicing fees and additional servicing compensation with respect to the mortgage loan;

      o     unreimbursed (from the related mortgage loan) servicing expenses and
            Advances incurred with respect to the mortgage loan;

      o     any P&I advances made with respect to the mortgage loan that are unreimbursed from that mortgage loan; and

      o     any interest payable (or paid from general collections) to the applicable master servicer and/or special servicer on any expenses and Advances and not reimbursed from that mortgage loan.

REO PROPERTIES

      If title to any mortgaged real property is acquired by the special servicer on behalf of the trust, the special servicer will be required to sell that property not later than the end of the third calendar year following the year of acquisition, unless--

      o     the IRS grants an extension of time to sell the property; or

      o     the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause either of REMIC I or REMIC II to fail to qualify as a REMIC under the Code.

      Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion.

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      The special servicer may be required to retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property.

      In general, the special servicer, or an independent contractor employed by the special servicer at the expense of the trust, will be obligated to operate and manage any REO Property in a manner that:

      o     maintains its status as foreclosure property under the REMIC provisions of the Code; and

      o     is in accordance with the Servicing Standard.

      The special servicer must review the operation of each REO Property and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be consistent with the Servicing Standard to manage and operate the property in a manner that would avoid the imposition of a tax on net income from foreclosure property, within the meaning of section 857(b)(4)(B) of the Code.

      This determination is most likely to occur in the case of an REO Property that is a hotel. To the extent that income the trust receives from an REO
Property is subject to a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%.

      The determination as to whether income from an REO Property would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Generally, income from an REO
Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax at the highest marginal corporate tax rate and could also be subject to certain state or local taxes. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the certificateholders. See "Federal Income Tax
Consequences" in this offering prospectus and in the accompanying base prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the applicable master servicer's collection account.

      The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO
Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, following receipt, all net income, insurance proceeds, condemnation proceeds and liquidation proceeds received with respect to each REO Property. The funds held in this REO account may be held as cash or invested in Permitted Investments.
Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the pooling and servicing agreement.

      The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Shortly after the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the applicable master servicer for deposit, into that master servicer's collection account the total of all amounts received with respect to each REO Property during that collection period, net of--

      o     any withdrawals made out of those amounts as described in the preceding sentence; and

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      o     any portion of those amounts that may be retained as reserves as described in the next paragraph.

      The special servicer may, subject to the limitations described in the pooling and servicing agreement, retain in its REO account the portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

      The special servicer will be required to keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

INSPECTIONS; COLLECTION OF OPERATING INFORMATION

      The special servicer will be required, at the expense of the trust, to inspect or cause an inspection of the corresponding mortgaged real property as soon as practicable after any mortgage loan becomes a specially serviced mortgage loan and annually so long as such mortgage loan is a specially serviced mortgage loan. Beginning in 2007, the applicable master servicer, for each mortgage loan that it is responsible for servicing that is not a specially serviced mortgage loan and does not relate to an REO Property, will be required, at its own expense, to inspect or cause an inspection of the mortgaged real property at least once every calendar year in the case of a mortgage loan having an unpaid principal balance of $2,000,000 or greater, unless such mortgaged real property has been inspected in such calendar year by the special servicer; and
once every two calendar years in the case of a mortgage loan having an unpaid principal balance of less than $2,000,000. The applicable master servicer and the special servicer will each be required to prepare or cause the preparation of a written report of each inspection performed by it that generally describes the condition of the particular real property and that specifies--

      o     any sale, transfer or abandonment of the property of which the subject master servicer or the special servicer, as applicable, is aware; or

      o     any change in the property's condition or value of which the subject master servicer or the special servicer, as applicable, is aware and considers to be material; or

      o     any visible waste committed on the property of which the subject master servicer or special servicer, as applicable, is aware and considers to be material.

      The special servicer, in the case of each specially serviced mortgage loan, and the applicable master servicer, in the case of each other mortgage loan, will each be required to use reasonable efforts to collect from the related borrower, the quarterly (if any) and annual operating statements, budgets and rent rolls of the corresponding mortgaged real property commencing with the fiscal quarter ending December 2006. However, there can be no assurance that any operating statements required to be delivered by a borrower will in fact be delivered, nor is the applicable master servicer or the special servicer likely to have any practical means of compelling delivery.

      The special servicer will also be required to cause quarterly and annual operating statements, budgets and rent rolls to be prepared for each REO
Property.

      Each master servicer, with respect to each mortgage loan that it is responsible for servicing, will be required to prepare and maintain an operating statement analysis for each mortgaged real property and each REO Property, as applicable, and copies of such operating statement analyses are to be made available by the applicable master servicer to the trustee, the special servicer and/or the controlling class representative upon request or as otherwise provided in the pooling and servicing agreement (but not more frequently than quarterly).

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EVIDENCE AS TO COMPLIANCE

      On or before May 1 of each year, beginning in 2007 (provided that, if any of the following items are required in connection with any filing with the
Securities and Exchange Commission, each master servicer and the special servicer will be required to deliver such items on or before March 15 of each year, beginning in 2007), each master servicer and the special servicer must deliver or cause to be delivered to the trustee and us, among others, the following items:

      o     a report on an assessment of compliance by it with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB, signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, which report will contain
            (a) a statement by the subject master servicer or the special servicer, as the case may be, of its responsibility for assessing compliance with the servicing criteria applicable to it, (b) a statement that the subject master servicer or the special servicer, as the case may be, used the servicing criteria set forth in Item
            1122(d) of Regulation AB to assess compliance with the applicable servicing criteria, (c) the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for the period ending
            December 31st of the preceding calendar year, which discussion must include any material instance of noncompliance with the applicable servicing criteria identified by the subject master servicer or the special servicer, as the case may be, and (d) a statement that a registered public accounting firm has issued an attestation report on the subject master servicer's or the special servicer's, as the case may be, assessment of compliance with the applicable servicing criteria as of and for such period ending December 31st of the preceding calendar year;

      o     as to each report delivered by the subject master servicer or the special servicer as described in the immediately preceding bullet, a report from a registered public accounting firm (made in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board) that attests to, and reports on, the assessment made by the asserting party in the report delivered as described in the immediately preceding bullet; and

      o     a statement signed by an authorized officer of the subject master servicer or the special servicer, as the case may be, to the effect that: (a) a review of the activities of the subject master servicer or the special servicer, as the case may be, during the preceding calendar year (or, if applicable, the portion of such year during which the offered certificates were outstanding) and of its performance under the pooling and servicing agreement has been made under such officer's supervision, and (b) to the best of such officer's knowledge, based on such review, the subject master servicer or the special servicer, as the case may be, has fulfilled its material obligations under the pooling and servicing agreement in all material respects throughout the preceding calendar year or portion of that year during which the certificates were outstanding or, if there has been a material default, specifying each material default known to such officer and the nature and status of that default.

      The pooling and servicing agreement will require that: (1) the trustee and any party to the pooling and servicing agreement (in addition to the master servicers and the special servicer) that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; (2)
any party to the pooling and servicing agreement that has retained a sub-servicer, subcontractor or agent that is "participating in the servicing function" (within the meaning of Item 1122 of Regulation AB) with respect to the mortgage pool, must cause (or, in the case of a sub-servicer that has been retained by a servicer on or following the date of the initial issuance of the certificates and that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer, subcontractor or

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agent to deliver a separate assessment report and attestation report similar to those described in the first two bullets of the prior paragraph; and (3) (i) the trustee must deliver and (ii) any party to the pooling and servicing agreement that has retained a sub-servicer that meets the criteria in Item 1108(a)(2)(i),
(ii) or (iii) of Regulation AB, must cause (or, in the case of a sub-servicer that has been retained by a servicer on or following the date of the initial issuance of the certificates and that was servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor, must use commercially reasonable efforts to cause) that sub-servicer to deliver, a separate servicer compliance statement similar to that described in the third bullet of the prior paragraph.

EVENTS OF DEFAULT

      Each of the following events, circumstances and conditions will be considered events of default under the pooling and servicing agreement:

      o     any failure by either master servicer to deposit into the collection account any amount required to be so deposited by it under the pooling and servicing agreement, which failure continues unremedied for two business days following the date on which the deposit was required to be made; or

      o     any failure by either master servicer to remit to the trustee for deposit into the distribution account any amount required to be so remitted by it under the pooling and servicing agreement, which failure continues unremedied until 11:00 a.m., New York City time, on the business day following the date on which the remittance was required to be made; or

      o     any failure by the special servicer to deposit into the REO account or to deposit into, or to remit to the applicable master servicer for deposit into, the collection account, any amount required to be so deposited or remitted under the pooling and servicing agreement, provided, however, that the failure to deposit or remit such amount will not be an event of default if such failure is remedied within one business day and in any event on or prior to the related P&I advance date; or

      o     a master servicer fails to timely make any servicing advance required to be made by it under the pooling and servicing agreement, and that failure continues unremedied for five business days following the date on which notice has been given to that master servicer by the trustee; or

      o     a master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the pooling and servicing agreement, and that failure continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to that master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that (A) with respect to any such failure (other than a failure described in clause (B) below) that is not curable within such 30-day period, the subject master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the subject master servicer or the special servicer, as the case may be, has commenced to cure such failure within the initial 30-day period and has provided the trustee and any affected B-Note Loan Noteholders with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure, or (B) in the case of the failure to deliver to the trustee the annual statement of compliance, the annual assessment report and/or the annual attestation report with respect to the subject master servicer (or any additional servicer or sub-servicing function participant, as applicable, engaged thereby and that was not servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor) or the special servicer (or any additional servicer or sub-servicing function participant, as applicable, engaged thereby and that was not servicing a mortgage loan for the related mortgage loan seller prior to the sale of such mortgage loan by such mortgage loan seller to the depositor), as applicable, pursuant to the

                                       153

            pooling and servicing agreement, which is required to be part of or incorporated in a report to be filed with the Securities and
            Exchange Commission, continues unremedied beyond the second business day after the time (plus any applicable grace period) specified in the pooling and servicing agreement; or

      o     it is determined that there is a breach by either master servicer or the special servicer of any of its representations or warranties contained in the pooling and servicing agreement that materially and adversely affects the interests of any class of certificateholders, and that breach continues unremedied for 30 days after written notice of it, requiring it to be remedied, has been given to the applicable master servicer or the special servicer, as the case may be, by any other party to the pooling and servicing agreement or by certificateholders entitled to not less than 25% of the voting rights for the certificates; provided, however, that with respect to any such breach which is not curable within such 30-day period, the applicable master servicer or the special servicer, as the case may be, will have an additional cure period of 30 days to effect such cure so long as the applicable master servicer or the special servicer, as the case may be, has commenced to cure such breach within the initial 30-day period and has provided the trustee with an officer's certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure; or

      o     a decree or order of a court having jurisdiction in an involuntary case under federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, is entered against a master servicer or the special servicer and the decree or order remains in force for a period of 60 days, provided, however, that the subject master servicer or the special servicer, as appropriate, will have an additional period of 30 days to effect a discharge, dismissal or stay of the decree or order if it commenced the appropriate proceedings to effect such discharge, dismissal or stay within the initial 60-day period; or

      o     a master servicer or the special servicer consents to the
            appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to it or of or relating to all or substantially all of its property; or

      o     a master servicer or the special servicer admits in writing its inability to pay its debts or takes other actions specified in the pooling and servicing agreement indicating its insolvency or inability to pay its obligations; or

      o     either Fitch or Moody's has (a) qualified, downgraded or withdrawn any rating then assigned by it to any class of certificates, or (b)
            placed any class of certificates on "watch status" in contemplation of possible rating downgrade or withdrawal (and that "watch status"
            placement has not have been withdrawn by it within 60 days of such placement), and, in either case, cited servicing concerns with a master servicer or the special servicer as the sole or a material factor in such rating action; or

      o     a master servicer ceases to be rated at least CMS3 by Fitch or the special servicer ceases to be rated CSS3 by Fitch and such rating is not restored within 30 days after the subject downgrade or withdrawal.

RIGHTS UPON EVENT OF DEFAULT

      If an event of default described above under "--Events of Default" above occurs with respect to either master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of either the controlling class representative or the certificateholders entitled to not less than 25% of the voting rights for all the classes of certificates, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the pooling and servicing agreement and in and to the trust assets other than any rights

                                       154

the defaulting party may have as a certificateholder; provided that the terminated defaulting party will continue to be entitled to receive all amounts due and owing to it in accordance with the terms of the pooling and servicing agreement and will continue to be entitled to the benefit of any provisions for reimbursement or indemnity as and to the extent provided in the pooling and servicing agreement. Upon any termination, the trustee must either:

      o     succeed to all of the responsibilities, duties and liabilities of the applicable master servicer or special servicer, as the case may be, under the pooling and servicing agreement; or

      o     appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, provided such successor is reasonably acceptable to the controlling class representative.

      Notwithstanding the foregoing discussion in this "--Rights Upon Event of
Default" section, if a master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last two bullets under "--Events of Default" above, that master servicer will have the right for a period of approximately 45 days--during which time that master servicer will continue to master service the mortgage loans it is responsible for servicing--to sell its master servicing rights with respect to the mortgage loans it is responsible for servicing to a master servicer whose appointment Fitch and Moody's have each confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the certificates. The terminated master servicer will be responsible for all out-of-pocket expenses incurred in connection with the attempt to sell its rights to master service the mortgage loans it is responsible for servicing, to the extent such expenses are not reimbursed by the replacement servicer.

      Either the controlling class representative or the holders of certificates entitled to a majority of the voting rights for the certificates may require the trustee to appoint an established mortgage loan servicing institution to act as a successor master servicer or as the successor special servicer, as the case may be, rather than have the trustee act as that successor, provided such successor is reasonably acceptable to the controlling class representative. The appointment of a successor special servicer by the trustee is subject to the rights of the controlling class of certificateholders to designate a successor special servicer as described under "--Replacement of the Special Servicer"
above.

      In general, the certificateholders entitled to at least 66 2/3% of the voting rights allocated to each class of certificates affected by any event of default may waive the event of default. However, the events of default described in the first, second, third, tenth or eleventh bullets under "--Events of
Default" above may only be waived by all of the holders of the affected classes of the certificates. Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the pooling and servicing agreement.

ADDITIONAL MATTERS RELATING TO THE TRUSTEE

      The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S.
or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

      o     be authorized under those laws to exercise trust powers;

      o     with limited exception, have a combined capital and surplus of at least $100,000,000; and

      o     be subject to supervision or examination by a federal or state banking authority.

      If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

                                       155

      We, the master servicers, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

                     DESCRIPTION OF THE OFFERED CERTIFICATES

GENERAL

      The certificates will be issued, on or about September 29, 2006, under the pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

      o     a segregated pool of mortgage loans;

      o     any and all payments under and proceeds of those mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

      o     the loan documents for those mortgage loans;

      o     our rights under the mortgage loan purchase agreements between us and the respective mortgage loan sellers;

      o     any REO Properties acquired by the trust with respect to any of those mortgage loans that come into and continue in default; and

      o     those funds or assets as from time to time are deposited in the master servicers' collection accounts, the special servicer's REO account, the trustee's distribution account described under
            "--Distribution Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

      Whenever we refer to mortgage loans in this offering prospectus, we are referring to the mortgage loans that we intend to include in the trust fund, unless the context clearly indicates otherwise.

      The certificates will include the following classes:

      o     the A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C and D classes, which are the classes of certificates that are offered by this offering prospectus; and

      o     the X, E, F, G, H, J, K, L, M, N, P, Q, Z, R-I and R-II classes, which are the classes of certificates that--

            1.    will be retained or privately placed by us; and

            2.    are not offered by this offering prospectus.

                                       156

      The class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C, D, E, F, G, H, J,
K, L, M, N, P and Q certificates are the only certificates that will have principal balances and are sometimes referred to as the principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each distribution date, the principal balance of each certificate having a principal balance will be permanently reduced by any payments of principal actually made with respect to that certificate on that distribution date. See "--Payments" below.

      On any particular distribution date, the principal balance of each class of principal balance certificates may also be reduced, without any corresponding payment, in connection with losses on the mortgage loans and default-related and otherwise unanticipated expenses of the trust. However, in limited circumstances, the total principal balance of a class of principal balance certificates that was previously so reduced without a corresponding payment of principal, may be reinstated (up to the amount of that prior reduction), with past due interest. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of Nonrecoverable
Advances or interest thereon that were reimbursed and/or paid in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for that distribution date. See "--Reductions to Certificate Principal
Balances in Connection with Realized Losses and Additional Trust Fund Expenses"
below.

      The class X certificates will not have principal balances, and the holders of the class X certificates will not be entitled to receive payments of principal. However, each class X certificate will have a notional amount for purposes of calculating the accrual of interest with respect to that certificate.

      The total notional amount of the class X certificates will equal the total principal balance of all the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C,
D, E, F, G, H, J, K, L, M, N, P and Q certificates outstanding from time to time. The total initial notional amount of the class X certificates will be approximately $2,425,022,032, although it may be as much as 5% larger or smaller, depending on the actual size of the initial mortgage pool balance.

      In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance or notional amount of any of your offered certificates from time to time, you may multiply the original principal balance or notional amount of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then-applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance or notional amount, as applicable, of that class, and the denominator of which will be the original total principal balance or notional amount, as applicable, of that class. Certificate factors will be reported monthly in the trustee's report.

REGISTRATION AND DENOMINATIONS

      General. The offered certificates will be issued in book-entry form in original denominations of $25,000 initial principal balance and in any whole dollar denomination in excess of $25,000.

                                       157

      Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The
Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying base prospectus under
"Description of the Certificates--Book-Entry Registration". For so long as any class of offered certificates is held in book-entry form--

      o     all references in this offering prospectus to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations; and

      o     all references in this offering prospectus to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those
            certificates, for payment to beneficial owners of offered
            certificates through its participating organizations in accordance with DTC's procedures.

      The trustee will initially serve as certificate registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

      DTC, Euroclear and Clearstream. You will hold your certificates through
DTC, in the United States, or Clearstream Banking Luxembourg or Euroclear Bank
S.A./N.V., as operator of the Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and
Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC.
For a discussion of DTC, Euroclear and Clearstream, see "Description of the
Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the
accompanying base prospectus.

      Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or
Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry
Registration--Holding and Transferring Book-Entry Certificates" in the
accompanying base prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.

DISTRIBUTION ACCOUNT

      General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the certificates and from which it will make those payments. That distribution account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's distribution account may be held as cash or invested in
Permitted Investments. Any interest or other income earned on funds in the trustee's distribution account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

      Although the trustee may establish and maintain collections of Additional
Interest in an account separate from, but comparable to, its distribution account, it is anticipated that, and the discussion in this offering

                                       158

prospectus assumes that, any collections of Additional Interest will be held as part of a sub-account of the trustee's distribution account.

      Deposits. On the business day prior to each distribution date, each master servicer will be required to remit to the trustee for deposit in the distribution account the following funds:

      o     all payments and other collections on the mortgage loans and any REO
            Properties that are then on deposit in the subject master servicer's collection account, exclusive of any portion of those payments and other collections that represents one or more of the following:

            1.    monthly debt service payments due on a due date subsequent to the end of the related collection period;

            2.    payments and other collections received after the end of the related collection period;

            3.    amounts that are payable or reimbursable from the subject
                  master servicer's collection account to any person other than the certificateholders, including--

                  (a)   amounts payable to the subject master servicer or the
                        special servicer as compensation, including master
                        servicing fees, special servicing fees, workout fees,
                        principal recovery fees, assumption fees, modification
                        fees and, to the extent not otherwise applied to cover
                        interest on Advances and/or certain other actual or
                        potential Additional Trust Fund Expenses, Penalty
                        Interest and late payment charges,

                  (b)   amounts payable in reimbursement of outstanding
                        Advances, together with interest on those Advances,

                  (c)   amounts payable with respect to other expenses of the
                        trust, and

                  (d)   amounts payable at the request of the other master
                        servicer as described in the last paragraph under
                        "--Collection Accounts--Withdrawals" above; and

            4.    amounts deposited in the subject master servicer's collection account in error;

      o     any compensating interest payment deposited in the subject master servicer's collection account to cover Prepayment Interest
            Shortfalls incurred with respect to the mortgage loans during the related collection period;

      o     any P&I advances made with respect to that distribution date; and

      o     any amounts paid by the subject master servicer, the special servicer or the plurality controlling class certificateholder to purchase all the mortgage loans and any REO Properties (minus certain required deductions) in connection with the termination of the trust as contemplated under "Description of the Offered
            Certificates--Termination" in this offering prospectus.

      See "--Advances of Delinquent Monthly Debt Service Payments and
Reimbursement of Advances" below and "Servicing of the Mortgage
Loans--Collection Accounts" and "--Servicing and Other Compensation and Payment
of Expenses" in this offering prospectus.

      With respect to each distribution date that occurs during March, commencing in March 2007, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve

                                       159

Account" below, to the distribution account the interest reserve amounts that are then being held in that interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis.

      Withdrawals. The trustee may from time to time make withdrawals from its distribution account for any of the following purposes:

      o     to pay itself a monthly fee which is described under "--The Trustee"
            below and any interest or other income earned on funds in the distribution account;

      o     to indemnify itself and various related persons, as described under
            "Description of the Governing Documents--Matters Regarding the
            Trustee" in the accompanying base prospectus;

      o     to pay for any opinions of counsel required to be obtained in connection with any amendments to the pooling and servicing agreement and certain other opinions of counsel provided for in the pooling and servicing agreement;

      o     to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--Taxation of Owners of REMIC
            Residual Certificates--Prohibited Transactions Tax and Other Taxes"
            in the accompanying base prospectus and "Servicing of the Mortgage
            Loans--REO Properties" in this offering prospectus;

      o     to pay any separate tax administrator any amounts reimbursable to it;

      o     to transfer from its distribution account to its interest reserve account interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis, as and when described under "--Interest Reserve Account" below;

      o     to pay to either master servicer any amounts deposited by it in the distribution account not required to be deposited therein; and

      o     to clear and terminate the distribution account at the termination of the pooling and servicing agreement.

      On each distribution date, all amounts on deposit in the trustee's distribution account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the certificates. For any distribution date, those funds will consist of three separate components--

      o     the portion of those funds that represent prepayment consideration collected on the mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of certain classes of certificates as described under "--Payments--Payments of Prepayment
            Premiums and YielD Maintenance Charges" below;

      o     the portion of those funds that represent Additional Interest collected on the ARD Loans during the related collection period, which will be paid to the holders of the class Z certificates as described under "--Payments--Payments of Additional Interest" below;
            and

                                       160

      o     the remaining portion of those funds, which--

            1.    we refer to as the Available Distribution Amount; and

            2.    will be paid to the holders of all the certificates, other than the class Z certificates, as described under
                  "--Payments--Priority of Payments" below.

INTEREST RESERVE ACCOUNT

      The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to those mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. The interest reserve account may be a sub-account of the distribution account, but for purposes of the discussion in this offering prospectus it is presented as if it were a separate account. Funds held in the trustee's interest reserve account may be held as cash or invested in Permitted
Investments. Any interest or other income earned on funds in the trustee's interest reserve account will be paid to the trustee subject to the limitations set forth in the pooling and servicing agreement.

      During January, except in a leap year, and February of each calendar year, beginning in 2007, the trustee will, on or before the distribution date in that month, withdraw from the distribution account and deposit in its interest reserve account the interest reserve amounts with respect to those mortgage loans that accrue interest on an Actual/360 Basis and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will generally equal one day's interest (exclusive of Penalty Interest and Additional Interest and net of any
master servicing fees and trustee fees payable therefrom) accrued on the Stated
Principal Balance of the subject mortgage loan as of the end of the related collection period.

      During March of each calendar year, beginning in 2007, the trustee will, on or before the distribution date in that month, withdraw from its interest reserve account and deposit in the distribution account any and all interest reserve amounts then on deposit in the interest reserve account with respect to those mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the distribution account will be included in the Available Distribution Amount for the distribution date during the month of transfer.

                                       161

FEES AND EXPENSES

      The following summarizes the related fees and expenses to be paid from the assets of the trust fund and the recipient, general purpose, source and frequency of payments for those fees and expenses:

----------------------------------------------------------------------------------------------------------------------------------
                                                                    GENERAL
  TYPE / RECIPIENT                      AMOUNT                      PURPOSE                     SOURCE                   FREQUENCY
----------------------------------------------------------------------------------------------------------------------------------

FEES
----------------------------------------------------------------------------------------------------------------------------------
Master Servicing Fee   The master servicers will earn a master    Compensation   First, out of collections of interest    Monthly
/ Master Servicers     servicing fee with respect to each and                    with respect to the subject mortgage
                       every mortgage loan in the trust,                         loan and then, if the subject mortgage
                       including each specially serviced                         loan and any related REO Property has
                       mortgage loan, if any, and each mortgage                  been liquidated, out of general
                       loan, if any, as to which the                             collections on deposit in the
                       corresponding mortgaged real property has                 collection account.
                       become an REO Property. With respect to
                       each mortgage loan, the master servicing
                       fee will: (1) generally be calculated for
                       the same number of days and on the same
                       principal amount as interest accrues or
                       is deemed to accrue on that mortgage
                       loan; and (2) accrue at an annual rate
                       that ranges, on a loan-by-loan basis,
                       from 0.020% per annum to 0.110% per
                       annum. Master servicing fees with
                       respect to any mortgage loan will include
                       the primary servicing fees payable by the
                       applicable master servicer to any
                       sub-servicer with respect to that
                       mortgage loan.
----------------------------------------------------------------------------------------------------------------------------------
Additional Master      o  Prepayment Interest Excesses collected  Compensation   Interest payments made by the related    Time to
Servicing                 on mortgage loans that are the subject                 borrower intended to cover interest       time
Compensation /            of a principal prepayment in full or                   accrued on the subject principal
Master Servicers          in part after their respective due                     prepayment with respect to the subject
                          dates in any collection period;                        mortgage loan during the period from
                                                                                 and after the related due date.
----------------------------------------------------------------------------------------------------------------------------------
                       o  All interest and investment income      Compensation   Interest and investment income related   Monthly
                          earned on amounts on deposit in                        to the subject accounts (net of
                          accounts maintained by the master                      investment losses).
                          servicers, to the extent not otherwise
                          payable to the borrowers;
----------------------------------------------------------------------------------------------------------------------------------
                       o  On non-specially serviced mortgage      Compensation   Payments of late payment charges and     Time to
                          loans, late payment charges and                        default interest made by borrowers        time
                          default interest actually collected                    with respect to the mortgage loans.
                          with respect to the subject mortgage
                          loan during any collection period, but
                          only to the extent not otherwise
                          allocable to pay the following items
                          with respect to the subject mortgage
                          loan: (i) interest on advances; or
                          (ii) Additional Trust Fund Expenses
                          currently payable or previously paid
                          with respect to the subject mortgage
                          loan or mortgaged real property from
                          collections on the mortgage pool and
                          not previously reimbursed; and
----------------------------------------------------------------------------------------------------------------------------------
                       o  The percentage, if any, specified in    Compensation   Payments of the applicable fee(s) made   Time to
                          the pooling and servicing agreement,                   by the borrower under the subject         time
                          of each assumption application fee,                    mortgage loan.
                          assumption fee, modification fee,
                          extension fee other similar fee or
                          fees paid in connection with a
                          defeasance of a mortgage loan that is
                          actually paid by a borrower in
                          connection with the related action.
----------------------------------------------------------------------------------------------------------------------------------
Special Servicing      The special servicer will earn a special   Compensation   Out of general collections on all the    Monthly
Fee / Special          servicing fee with respect to each                        mortgage loans and any REO Properties
Servicer               mortgage loan that is being specially                     in the trust on deposit in the master
                       serviced or as to which the corresponding                 servicers' collection accounts.
                       mortgaged real property has become an REO
                       Property. With respect to each such
                       mortgage loan described in the preceding
                       sentence, the special servicing fee will:
                       (a) accrue for the same number of days
                       and on the same principal amount as
                       interest accrues or is deemed to accrue
                       from time to time on that mortgage loan;
                       (b) accrue at a special servicing fee
                       rate of 0.35% per annum (but in any
                       event may not be less than $4,000 in any
                       month with respect to any specially
                       serviced mortgage loan); and (c) be
                       payable monthly from general collections
                       on the mortgage pool.
----------------------------------------------------------------------------------------------------------------------------------
Workout Fee / Special  The special servicer will, in general,    Compensation   Out of each collection of interest      Time
Servicer               be entitled to receive a workout fee                     (other than default interest) and      to time
                       with
----------------------------------------------------------------------------------------------------------------------------------

                                       162

----------------------------------------------------------------------------------------------------------------------------------
                                                                    GENERAL
  TYPE / RECIPIENT                     AMOUNT                       PURPOSE                      SOURCE                  FREQUENCY
----------------------------------------------------------------------------------------------------------------------------------

                       respect to each specially serviced                        principal received on the subject
                       mortgage loan that it successfully                        mortgage loan.
                       works out. The workout fee will be
                       payable out of, and will be calculated
                       by application of a workout fee rate of
                       1.0% to, each collection of interest
                       and principal received on the subject
                       mortgage loan for so long as it is not
                       returned to special servicing by reason
                       of an actual or reasonably foreseeable
                       default.
----------------------------------------------------------------------------------------------------------------------------------
Principal Recovery     Subject to the exceptions described        Compensation   Out of the full, partial or               Time
Fee / Special Servicer under "Servicing of the Mortgage                          discounted payoff obtained from the      to time
                       Loans-Servicing and Other Compensation                    related borrower and/or liquidation
                       and Payment of Expenses-Principal                         proceeds (exclusive of any portion
                       Special Servicing Compensation" and                       of that payment or proceeds that
                       "-The Principal Recovery Fee" in this                     represents a recovery of default
                       offering prospectus, the special                          interest) in respect of the related
                       servicer will, in general, be entitled                    specially serviced mortgage loan or
                       to receive a principal recovery fee                       related REO Property, as the case
                       with respect to: (a) each specially                      may be.
                       serviced mortgage loan or any
                       replacement mortgage loan substituted
                       for it-as to which the special servicer
                       obtains a full or discounted payoff
                       from the related borrower; and (b) any
                       specially serviced mortgage loan or REO
                       Property as to which the special
                       servicer receives any liquidation
                       proceeds, sale proceeds, insurance
                       proceeds or condemnation proceeds. As
                       to each such specially serviced
                       mortgage loan or foreclosure property,
                       the principal recovery fee will be
                       payable from, and will be calculated by
                       application of a principal recovery fee
                       rate of 1.0% to, the related payment or
                       proceeds.
----------------------------------------------------------------------------------------------------------------------------------
Additional Special     o  All interest and investment income      Compensation   Interest and investment income           Monthly
Servicing                 earned on amounts on deposit in                        related to the subject accounts (net
Compensation /            accounts maintained by the special                     of investment losses).
Special Servicer          servicer;
----------------------------------------------------------------------------------------------------------------------------------
                       o  On specially serviced mortgage
                          loans, late payment charges and         Compensation   Payments of late payment charges and      Time
                          default interest actually collected                    default interest made by borrowers       to time
                          with respect to the subject mortgage                   in respect of the mortgage loans.
                          loan during any collection period,
                          but only to the extent not otherwise
                          allocable to pay the following items
                          with respect to the subject mortgage
                          loan: (i) interest on advances; or
                          (ii) additional trust fund expenses
                          currently payable or previously paid
                          with respect to the subject mortgage
                          loan or mortgaged real property from
                          collections on the mortgage pool and
                          not previously reimbursed;
----------------------------------------------------------------------------------------------------------------------------------
                       o  With respect to any specially           Compensation   Payments of the applicable fee(s)        Time
                          serviced mortgage loan, 100% of                        made by the borrower under the           to time
                          assumption fees or modification fee                    subject mortgage loan.
                          actually paid by a borrower with
                          respect to any assumption or
                          modification; and
----------------------------------------------------------------------------------------------------------------------------------
                       o  With respect to any non-specially       Compensation   Payments of the applicable fee(s)         Time
                          serviced mortgage loan, the                            made by the borrower under the           to time
                          percentage, if any, specified in the                   subject mortgage loan.
                          pooling and servicing agreement, of
                          assumption fees, assumption
                          application fees, modification fees
                          and other fees actually paid by a
                          borrower with respect to any
                          assumption,  modification or other
                          agreement entered into by the
                          applicable master servicer.
----------------------------------------------------------------------------------------------------------------------------------
Trustee Fee / Trustee  The trustee fee, for any distribution      Compensation   General collections on the mortgage      Monthly
                       date, will equal one month's interest                     loans and any REO Properties on
                       at 0.001% per annum with respect to                       deposit in the master servicers'
                       each and every mortgage loan in the                       collection accounts and/or the
                       trust, including each specially                           trustee's distribution account.
                       serviced mortgage loan, if any, and
                       each mortgage loan, if any, as to which
                       the corresponding mortgaged real
                       property has become an REO Property.
----------------------------------------------------------------------------------------------------------------------------------
Additional Trustee     All interest and investment income         Compensation   Interest and investment income           Monthly
Compensation /         earned on amounts on deposit in                           related to the subject account (net
Trustee                accounts maintained by the trustee.                       of investment losses).
----------------------------------------------------------------------------------------------------------------------------------
EXPENSES
----------------------------------------------------------------------------------------------------------------------------------
Servicing Advances /   To the extent of funds available,          Reimbursement  Amounts on deposit in the applicable     Time to
Trustee, Master        the amount of any servicing                 of expenses   master servicer's collection             time
Servicers or Special   advances.(1)                                              account that represent (a) payments
Servicer                                                                         made by the related borrower to cover
                                                                                 the item for which such servicing
                                                                                 advance was made or (b) liquidation
                                                                                 proceeds, condemnation proceeds,
                                                                                 insurance proceeds
----------------------------------------------------------------------------------------------------------------------------------

                                       163

----------------------------------------------------------------------------------------------------------------------------------
                                                                    GENERAL
  TYPE / RECIPIENT                       AMOUNT                     PURPOSE                      SOURCE                  FREQUENCY
----------------------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                                                 and, if applicable, REO revenues (in
                                                                                 each case, if applicable, net of any
                                                                                 principal recovery fee or workout fee
                                                                                 payable therefrom) received in respect
                                                                                 of the particular mortgage loan or
                                                                                 related REO Property, provided that if
                                                                                 the applicable master servicer,
                                                                                 special servicer or trustee determines
                                                                                 that a servicing advance is not
                                                                                 recoverable out of collections on the
                                                                                 related underlying mortgage loan, then
                                                                                 out of general collections on the
                                                                                 mortgage loans and any REO Properties
                                                                                 in the trust on deposit in the
                                                                                 applicable master servicer's
                                                                                 collection account or, if funds in
                                                                                 that master servicer's collection
                                                                                 account are insufficient, the other
                                                                                 master servicer's collection account.
----------------------------------------------------------------------------------------------------------------------------------
Interest on servicing  At a rate per annum equal to a              Payment of    First, out of default interest and       Time to
advances / Master      published prime rate, accrued on the        interest on   late payment charges on the related       time
Servicers, Special     amount of each outstanding servicing        Servicing     mortgage loan and then, after or at
Servicer or Trustee    advance.(2)                                               Advances the same time that advance is
                                                                                 reimbursed, out of any other amounts
                                                                                 then on deposit in the applicable
                                                                                 master servicer's collection account
                                                                                 or, if funds in that master
                                                                                 servicer's collection account are
                                                                                 insufficient, the other master
                                                                                 servicer's collection account.
----------------------------------------------------------------------------------------------------------------------------------
P&I Advances / Master  To the extent of funds available,          Reimbursement  Amounts on deposit in the applicable     Time to
Servicers and Trustee  the amount of any P&I advances.(1)           of P&I A     master servicer's collection account      time
                                                                  dvances made   that represent late collections of
                                                                  with respect   interest and principal (net of
                                                                     to the      related master servicing, workout
                                                                    mortgage     and principal recovery fees)
                                                                      pool       received in respect of the related
                                                                                 mortgage loans or REO Property as to
                                                                                 which such P&I advance was made,
                                                                                 provided that if the applicable
                                                                                 master servicer or trustee
                                                                                 determines that a P&I advance is not
                                                                                 recoverable out of collections on
                                                                                 the related mortgage loan, then out
                                                                                 of general collections on the
                                                                                 mortgage loans and any REO
                                                                                 Properties in the trust on deposit
                                                                                 in the applicable master servicer's
                                                                                 collection account or, if funds in
                                                                                 that master servicer's collection
                                                                                 account are insufficient, the other
                                                                                 master servicer's collection account.
----------------------------------------------------------------------------------------------------------------------------------
Interest on P&I        At a rate per annum equal to a              Payment of    First, out of default interest and       Time to
Advances / Master      published prime rate, accrued on            interest on   late payment charges on the related       time
Servicers and Trustee  the amount of each outstanding P&I         P&I advances   mortgage loan and then, after or at
                       advance.(2)                                               the same time that advance is
                                                                                 reimbursed, out of any other amounts
                                                                                 then on deposit in the applicable
                                                                                 master servicer's collection account
                                                                                 or, if funds in that master
                                                                                 servicer's collection account are
                                                                                 insufficient, the other master
                                                                                 servicer's collection account.
----------------------------------------------------------------------------------------------------------------------------------
Indemnification        Amount to which such party is            Indemnification  General collections on the mortgage      Time to
Expenses/ Trustee and  entitled to indemnification under                         loans and any REO Properties on           time
any director,          the pooling and servicing                                 deposit in the applicable master
officer, employee or   agreement.(3)                                             servicer's collection account or, if
agent of the Trustee/                                                            funds in that master servicer's
Depositor, Master                                                                collection account are insufficient,
Servicers or Special                                                             the other master servicer's
Servicer and any                                                                 collection account and/or the
director, officer,                                                               trustee's  distribution account.
employee or agent of
Depositor, either
Master Servicer or
Special Servicer
----------------------------------------------------------------------------------------------------------------------------------

                                       164

_________________

(1)   Reimbursable out of collections on the related mortgage loan, except that:
      (a) advances that are determined not to be recoverable out of related collections will be reimbursable first out of general collections of principal on the mortgage pool and then out of other general collections on the mortgage pool; and (b) advances that remain outstanding after a specially serviced mortgage loan has been worked out and the servicing of that mortgage loan has been returned to the applicable master servicer may be reimbursable out of general collections of principal on the mortgage pool.

(2)   Payable out of late payment charges and/or default interest on the related mortgage loan or, in connection with or after reimbursement of the related advance, out of general collections on the mortgage pool, although in some cases interest on advances may be payable first or solely out of general collections of principal on the mortgage pool.

(3)   Payable out of general collections on the mortgage pool. In general, none of the above specified persons are entitled to indemnification for (1) any liability specifically required to be borne thereby pursuant to the terms of the pooling and servicing agreement, or (2) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of, or the negligent disregard of, such party's obligations and duties under the pooling and servicing agreement, or as may arise from a breach of any representation or warranty of such party made in the pooling and servicing agreement.

CALCULATION OF PASS-THROUGH RATES

      The pass-through rates for the class , and certificates will, in the case of each of these classes, be fixed at the rate per annum identified as the initial pass-through rate for the subject class in the table under "Summary of
Offering Prospectus--Overview of the Series 2006-3 Certificates" in this offering prospectus.

      The pass-through rates for the class , and certificates will, in the case of each of these classes, with respect to any interest accrual period, equal the
Weighted Average Net Mortgage Rate for the related distribution date minus, in the case of the class certificates, %.

      The pass-through rates for the class , and certificates will, in the case of each of these classes, with respect to any interest accrued period, equal the lesser of: (a) the Weighted Average Net Mortgage Rate for the related distribution date; and (b) the rate per annum identified as the initial pass through rate for the subject class in the table under "Summary of Offering
Prospectus--Overview of the Series 2006-3 Certificates" in this offering prospectus.

      The pass-through rate for the class X certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X strip rates, at which interest accrues during that interest accrual period on the respective components of the total notional amount of the class X certificates outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of the total principal balance of one of the respective classes of the principal balance certificates. The total principal balance of each class of principal balance certificates will constitute a separate component of the total notional amount of the class X certificates.

      For purposes of accruing interest on the class X certificates during any interest accrual period, the applicable class X strip rate with respect to any component of the total notional amount of the class X certificates for that interest accrual period will equal the excess, if any, of (a) the Weighted
Average Net Mortgage Rate for the related distribution date, over (b) the pass-through rate in effect during such interest accrual period for the class of principal balance certificates whose principal balance makes up such component.

      The class Z, R-I and R-II certificates will not be interest-bearing and, therefore, will not have pass-through rates.

                                       165

PAYMENTS

      General. On each distribution date, the trustee will, to the extent of available funds, make all payments required to be made on the certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur. The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the offices of the certificate registrar or such other location to be specified in a notice of the pendency of that final payment.

      In order for a certificateholder to receive payments by wire transfer on and after any particular distribution date, that certificateholder must provide the trustee with written wiring instructions no later than five business days prior to the last business day of the calendar month preceding the month in which that distribution date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

      Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

      Payments of Interest. All of the classes of the certificates (except for the class Z, R-I and R-II certificates) will bear interest.

      With respect to each interest-bearing class of the certificates, that interest will accrue during each related interest accrual period based upon--

      o     the pass-through rate with respect to that particular class of certificates for that interest accrual period;

      o     the total principal balance or notional amount, as the case may be, of that particular class of certificates outstanding immediately prior to the related distribution date; and

      o     the assumption that each year consists of twelve 30-day months.

      On each distribution date, subject to available funds and the priorities of payment described under "--Payments--Priority of Payments" below, the total amount of interest payable to the holders of each interest-bearing class of the certificates will include the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced (except in the case of the class X certificates) by the product of:

      o     the amount of any Net Aggregate Prepayment Interest Shortfall for
            that distribution date; multiplied by;

      o     a fraction, the numerator of which is the total amount of interest accrued during the related interest accrual period with respect to the subject class of certificates and the denominator of which is the total amount of interest accrued during the related interest accrual period with respect to all of the interest-bearing classes of the certificates.

      If the holders of any interest-bearing class of the certificates do not receive all of the interest to which they or it, as applicable, are/is entitled on any distribution date, then they or it, as applicable, will continue to be entitled to receive the unpaid portion of that interest on future distribution dates, subject to the available funds for those future distribution dates and the priorities of payment described under "--Payments--Priority of Payments"
below. However, no interest will accrue on any of that unpaid interest.

                                       166

      Payments of Principal. In general, subject to available funds and the priority of payments described under "--Payments--Priority of Payments" below, the total distributions of principal to be made with respect to the principal balance certificates on any given distribution date will equal the Principal
Distribution Amount for that distribution date, and the total distributions of principal to be made with respect to any particular class of principal balance certificates on any given distribution date will equal the portion of the
Principal Distribution Amount for that distribution date that is allocable to that particular class of principal balance certificates. So long as both the class A-4 and A-1A certificates remain outstanding, however, except as otherwise set forth below, the Principal Distribution Amount for each distribution date will be calculated on a loan group-by-loan group basis. On each distribution date after the total principal balance of either the A-4 or A-1A class has been reduced to zero, a single Principal Distribution Amount will be calculated in the aggregate for both loan groups.

      As indicated in the definition of "Principal Distribution Amount" in the glossary to this offering prospectus, the Principal Distribution Amount for any distribution date will generally be:

      o     reduced by any Nonrecoverable Advance, with interest thereon, or any
            Workout-Delayed Reimbursement Amount with respect to any mortgage loan (or, in the case of a servicing advance, the related Loan
            Combination) that is reimbursed out of general collections of principal on the mortgage pool received during the related collection period; and

      o     increased by any items recovered during the related collection period that previously constituted a Nonrecoverable Advance or interest thereon or a Workout-Delayed Reimbursement Amount that was reimbursed out of general collections of principal on the mortgage pool during a prior collection period.

      If any Nonrecoverable Advance, with interest thereon, or Workout-Delayed
Reimbursement Amount with respect to a mortgage loan is reimbursed out of general collections of principal on the mortgage pool, then any corresponding reduction in the Principal Distribution Amount for the relevant distribution date, as contemplated by the first bullet of the prior paragraph, will generally result first in a reduction in the portion of such Principal Distribution Amount attributable to the loan group that includes the subject mortgage loan, until such portion is reduced to zero, and then in the portion of such Principal
Distribution Amount that is attributable to the other loan group. Increases in the Principal Distribution Amount for any distribution date, as contemplated by the second bullet of the prior paragraph, will generally be made to offset prior reductions in reverse order to that described in the prior sentence. See
"Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment
of Expenses" in this offering prospectus and "--Advances of Delinquent Monthly
Debt Service Payments and Reimbursement of Advances" below.

      The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

      In general, the portion of the Principal Distribution Amount consisting of the Loan Group 1 Principal Distribution Amount will be allocated to the class
A-1, A-2, A-3, A-SB and A-4 certificates on each distribution date as follows:

      o     first, to the class A-SB certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, and

            2.    the excess, if any, of (a) the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date, over (b) the Class A-SB Planned Principal
                  Balance for that distribution date;

                                       167

      o     second, to the class A-1 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB certificates as described in the preceding bullet, and

            2.    the total principal balance of the class A-1 certificates
                  outstanding immediately prior to that distribution date;

      o     third, to the class A-2 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB and/or A-1 certificates as
                  described in the preceding two bullets, and

            2.    the total principal balance of the class A-2 certificates
                  outstanding immediately prior to that distribution date;

      o     fourth, to the class A-3 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB, A-1 and/or A-2 certificates as described in the preceding three bullets, and

            2.    the total principal balance of the class A-3 certificates
                  outstanding immediately prior to that distribution date;

      o     fifth, to the class A-SB certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB, A-1, A-2 and/or A-3 certificates as described in the preceding four bullets, and

            2.    the total principal balance of the class A-SB certificates outstanding immediately prior to that distribution date (as reduced by any portion of the Loan Group 1 Principal
                  Distribution Amount for that distribution date allocable to the class A-SB certificates as described in the first bullet of this paragraph); and

      o     sixth, to the class A-4 certificates, up to the lesser of--

            1.    the entire Loan Group 1 Principal Distribution Amount for that distribution date, reduced by any portion of that amount
                  allocable to the class A-SB, A-1, A-2 and/or A-3 certificates as described in the preceding five bullets, and

            2.    the total principal balance of the class A-4 certificates
                  outstanding immediately prior to that distribution date.

      In general, the portion of the Principal Distribution Amount consisting of the Loan Group 2 Principal Distribution Amount will be allocated to the class
A-1A certificates on each distribution date up to the lesser of--

      o     the entire Loan Group 2 Principal Distribution Amount for that distribution date; and

                                       168

      o     the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date.

      If the Loan Group 1 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1, A-2, A-3, A-SB and
A-4 certificates outstanding immediately prior to that distribution date, then
(following retirement of the class A-1, A-2, A-3, A-SB and A-4 certificates) the remaining portion thereof would be allocated to the class A-1A certificates, up to the extent necessary to retire such class of certificates. Similarly, if the
Loan Group 2 Principal Distribution Amount for any distribution date exceeds the total principal balance of the class A-1A certificates outstanding immediately prior to that distribution date, then (following retirement of the class A-1A certificates) the remaining portion thereof would be allocated (after taking account of the allocations of the Loan Group 1 Principal Distribution Amount for
that distribution date described in the second preceding paragraph): first, to the class A-SB certificates, up to the extent necessary to pay down the then total principal balance thereof to the Class A-SB Planned Principal Balance for that distribution date; second, to the class A-1, up to the extent necessary to retire that class of certificates; third, to the class A-2 certificates, up to the extent necessary to retire that class of certificates; fourth, to the class
A-3 certificates, up to the extent necessary to retire that class of certificates; fifth, to the class A-SB certificates, up to the extent necessary to retire that class of certificates; and sixth, to the class A-4 certificates, up to the extent necessary to retire that class of certificates.

      Notwithstanding the foregoing, if any of two or more of the A-1, A-2, A-3,
A-SB, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below, then the Principal Distribution Amount for each distribution date thereafter will be allocable among the A-1, A-2, A-3, A-SB,
A-4 and A-1A classes that remain outstanding on a pro rata basis in accordance with their respective total principal balances immediately prior to that distribution date, in each case up to that total principal balance.

      Following the retirement of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, the Principal Distribution Amount for each distribution date will be allocated to the respective classes of certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--

      o     the portion of that Principal Distribution Amount that remains unallocated; and

      o     the total principal balance of the particular class immediately prior to that distribution date.

                   ORDER OF ALLOCATION                  CLASS
            ----------------------------------   -------------------
                             1                           AM
                             2                           AJ
                             3                            B
                             4                            C
                             5                            D
                             6                            E
                             7                            F
                             8                            G
                             9                            H
                            10                            J
                            11                            K
                            12                            L
                            13                            M
                            14                            N
                            15                            P
                            16                            Q

                                       169

      In no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates is reduced to zero. Furthermore, in no event will the holders of any class of certificates listed in the foregoing table be entitled to receive any payments of principal until the total principal balance of all other classes of certificates, if any, listed above it in the foregoing table is reduced to zero.

      Reimbursement Amounts. As discussed under "--Reductions of Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" below, the total principal balance of any class of principal balance certificates may be reduced without a corresponding payment of principal. If that occurs with respect to any such class of principal balance certificates, then, subject to available funds from time to time and the priority of payments described under "--Payments--Priority of Payments" below, there may be distributed with respect to that class of principal balance certificates, a reimbursement of the amount of any such reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments"
below mean, in the case of any class of principal balance certificates, for any distribution date, the total amount of all previously unreimbursed reductions, if any, made in the total principal balance of that class of principal balance certificates on all prior distribution dates as discussed under "--Reductions of
Certificate Principal Balances in Connection with Realized Losses and Additional
Trust Fund Expenses" below.

      In limited circumstances, the total principal balance of a class of principal balance certificates that was previously reduced as described in the preceding paragraph without a corresponding payment of principal, may be reinstated (up to the amount of the prior reduction), with interest. Any such reinstatement of principal balance would result in a corresponding reduction in the loss reimbursement amount with respect to the subject class of principal balance certificates. In general, such a reinstatement of principal balance on any particular distribution date would result from any recoveries of
Nonrecoverable Advances (or interest thereon) that was reimbursed in a prior collection period from the principal portion of general collections on the mortgage pool, which recoveries are included in the Principal Distribution
Amount for such Distribution Date.

      Priority of Payments. On each distribution date, the trustee will apply the Available Distribution Amount for that date applicable to the related loan group or both loan groups, to make the following payments in the following order of priority, in each case to the extent of the remaining applicable portion of the Available Distribution Amount:

    ORDER OF       RECIPIENT CLASS
    PAYMENT           OR CLASSES                           TYPE AND AMOUNT OF PAYMENT
----------------  ------------------  --------------------------------------------------------------------

       1                  X*          From the entire Available Distribution Amount, interest up to the total interest payable on that class, without regard to loan groups

                    A-1, A-2, A-3,    From the portion of the Available Distribution Amount attributable
                    A-SB and A-4*     to the mortgage loans in loan group 1, interest up to the total interest payable on those classes, pro rata, based on entitlement

                        A-1A*         From the portion of the Available Distribution Amount attributable to the mortgage loans in loan group 2, interest up to the total interest payable on such class

       2            A-1, A-2, A-3,    Principal up to the Loan Group 1 Principal Distribution Amount (and,
                    A-SB and A-4**    if the class A-1A certificates are retired, any remaining portion of the Loan Group 2 Principal Distribution Amount), first to the class
                                      A-SB certificates, until the total principal balance thereof is reduced to the applicable Class A-SB Planned Principal Balance, and then to (a) the

                                       170

    ORDER OF       RECIPIENT CLASS
    PAYMENT           OR CLASSES                           TYPE AND AMOUNT OF PAYMENT
----------------  ------------------  --------------------------------------------------------------------

                                      class A-1 certificates, (b) the class A-2 certificates, (c) the class A-3 certificates, (d) the class A-SB certificates, and (e) the class A-4 certificates, in that order, in the case of each such class until retired

                        A-1A**        Principal up to the Loan Group 2 Principal Distribution Amount (and,
                                      if the class A-4 certificates are retired, any remaining portion of the Loan Group 1 Principal Distribution Amount), until the class
                                      A-1A certificates are retired

        3           A-1, A-2, A-3,    Reimbursement up to the loss reimbursement amounts for those
                    A-SB, A-4 and     classes, pro rata, based on entitlement, without regard to loan
                         A-1A         groups
----------------------------------------------------------------------------------------------------------

        4                 AM          Interest up to the total interest payable on that class

        5                 AM          Principal up to the portion of the Principal Distribution Amount allocable to that class

        6                 AM          Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------

        7                 AJ          Interest up to the total interest payable on that class

        8                 AJ          Principal up to the portion of the Principal Distribution Amount allocable to that class

        9                 AJ          Reimbursement up to the loss reimbursement amount for that class

----------------------------------------------------------------------------------------------------------

       10                 B           Interest up to the total interest payable on that class

       11                 B           Principal up to the portion of the Principal Distribution Amount allocable to that class

       12                 B           Reimbursement up to the loss reimbursement amount for that class

----------------------------------------------------------------------------------------------------------

       13                 C           Interest up to the total interest payable on that class

       14                 C           Principal up to the portion of the Principal Distribution Amount allocable to that class

       15                 C           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------
       16                 D           Interest up to the total interest payable on that class

       17                 D           Principal up to the portion of the Principal Distribution Amount allocable to that class

       18                 D           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------

                                       171

    ORDER OF        RECIPIENT CLASS
    PAYMENT           OR CLASSES                           TYPE AND AMOUNT OF PAYMENT
----------------  ------------------  --------------------------------------------------------------------

       19                 E           Interest up to the total interest payable on that class

       20                 E           Principal up to the portion of the Principal Distribution Amount allocable to that class

       21                 E           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------

       22                 F           Interest up to the total interest payable on that class

       23                 F           Principal up to the portion of the Principal Distribution Amount allocable to that class

       24                 F           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------

       25                 G           Interest up to the total interest payable on that class

       26                 G           Principal up to the portion of the Principal Distribution Amount allocable to that class

       27                 G           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------

       28                 H           Interest up to the total interest payable on that class

       29                 H           Principal up to the portion of the Principal Distribution Amount allocable to that class

       30                 H           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------

       31                 J           Interest up to the total interest payable on that class

       32                 J           Principal up to the portion of the Principal Distribution Amount allocable to that class

       33                 J           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------

       34                 K           Interest up to the total interest payable on that class

       35                 K           Principal up to the portion of the Principal Distribution Amount allocable to that class

       36                 K           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------

       37                 L           Interest up to the total interest payable on that class

       38                 L           Principal up to the portion of the Principal Distribution Amount allocable to that class

       39                 L           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------

                                       172

    ORDER OF        RECIPIENT CLASS
    PAYMENT           OR CLASSES                           TYPE AND AMOUNT OF PAYMENT
----------------  ------------------  --------------------------------------------------------------------

       40                 M           Interest up to the total interest payable on that class

       41                 M           Principal up to the portion of the Principal Distribution Amount allocable to that class

       42                 M           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------

       43                 N           Interest up to the total interest payable on that class

       44                 N           Principal up to the portion of the Principal Distribution Amount allocable to that class

       45                 N           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------

       46                 P           Interest up to the total interest payable on that class

       47                 P           Principal up to the portion of the Principal Distribution Amount allocable to that class

       48                 P           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------

       49                 Q           Interest up to the total interest payable on that class

       50                 Q           Principal up to the portion of the Principal Distribution Amount allocable to that class

       51                 Q           Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------

       52            R-I and R-II     Any remaining portion of the Available Distribution Amount

____________________

*     If the portion of the Available Distribution Amount allocable to pay interest on any one or more of the A-1, A-2, A-3, A-SB, A-4, A-1A and X classes, as set forth in the table above, is insufficient for that purpose, then the Available Distribution Amount will be applied to pay interest on all those classes, pro rata based on entitlement.

**    In general, no payments of principal will be made in respect of the class
      A-1, A-2, A-3 or A-4 certificates on any given distribution date until the total principal balance of the class A-SB certificates is paid down to the then applicable Class A-SB Planned Principal Balance. In addition, no payments of principal will be made in respect of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero, no payments of principal will be made in respect of the class A-3 certificates until the total principal balance of the class A-2 certificates is reduced to zero, no payments of principal will be made in respect of the class A-SB certificates (other than as described in the prior sentence) until the total principal balance of the class A-3 certificates is reduced to zero and no payments of principal will be made in respect of the class A-4 certificates until the total principal balance of the class A-SB certificates is reduced to zero.
      Furthermore, for purposes of receiving distributions of principal from the
      Loan Group 1 Principal Distribution Amount, the class A-1, A-2, A-3, A-SB and A-4 certificates will evidence a prior right, relative to the class
      A-1A certificates, to any available funds attributable to loan group 1;
      and, for purposes of receiving distributions of principal from the Loan
      Group 2 Principal Distribution Amount, the class A-1A certificates will evidence a prior right, relative to the class A-1, A-2, A-3, A-SB and A-4 certificates, to any available funds attributable to loan group 2.
      However, if any two or more of the A-1, A-2, A-3, A-SB, A-4 and A-1A classes are outstanding at a time when the total principal balance of the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates has been reduced to zero as described under "--Reductions to Certificate
      Principal Balances in Connection with Realized Losses and Additional Trust
      Fund Expenses" below, payments of principal on the outstanding class A-1,
      A-2, A-3, A-SB, A-4 and A-1A certificates will be made on a pro rata basis in

                                       173

      accordance with the respective total principal balances of those classes then outstanding, without regard to loan groups.

      Payments of Prepayment Premiums and Yield Maintenance Charges. If any
prepayment consideration is collected during any particular collection period with respect to any mortgage loan, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the distribution date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of the class A-1, A-2, A-3, A-SB, A-4,
A-1A, AM, AJ, B, C, D, E, F, G and/or H certificates, if any such class is then entitled to payments of principal on that distribution date (or, for so long as the class A-4 and A-1A certificates are outstanding, payments of principal on that distribution date from collections on the loan group that includes the prepaid mortgage loan), up to an amount equal to, in the case of any particular class of those principal balance certificates, the product of--

      o     the full amount of that prepayment consideration, net of workout fees and principal recovery fees payable from it, multiplied by

      o     a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate for the subject class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

      o     a fraction, the numerator of which is equal to the amount of principal payable with respect to the subject class of certificates on that distribution date (or, for so long as the class A-4 and A-1A certificates are outstanding, the amount of principal payable with respect to the subject class of certificates on that distribution date from collections on the loan group that includes the prepaid mortgage loan), and the denominator of which is the Principal
            Distribution Amount (or, so long as the class A-4 and A-1A certificates are outstanding, the Loan Group 1 Principal
            Distribution Amount or the Loan Group 2 Principal Distribution
            Amount, as applicable, based on which loan group includes the prepaid mortgage loan) for that distribution date.

      The discount rate applicable to any class of principal balance certificates with respect to any prepaid mortgage loan will be equal to the discount rate stated in the relevant loan documents, or if none is stated, will equal the yield, when compounded monthly, on the U.S. Treasury issue, primary issue, with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two or more U.S. Treasury issues--

      o     with the same coupon, the issue with the lowest yield will be selected; or

      o     with maturity dates equally close to the maturity date or
            anticipated repayment date, as applicable, for the prepaid mortgage loan, the issue with the earliest maturity date will be selected.

      The calculation of the discount rate with respect to certain mortgage loans may vary from the above description.

      Following any payment of prepayment consideration as described above, the trustee will pay any remaining portion of the prepayment consideration, net of workout fees and principal recovery fees payable from it, to the holders of the class X certificates.

      NOTWITHSTANDING THE FOREGOING, ALL PREPAYMENT PREMIUMS AND YIELD
MAINTENANCE CHARGES PAYABLE AS DESCRIBED ABOVE, WILL BE REDUCED, WITH RESPECT TO
SPECIALLY SERVICED MORTGAGE LOANS, BY AN AMOUNT EQUAL TO ADDITIONAL TRUST FUND
EXPENSES AND REALIZED LOSSES PREVIOUSLY ALLOCATED TO ANY CLASS OF CERTIFICATES.

                                       174

      Neither we nor the underwriters make any representation as to--

      o     the enforceability of the provision of any promissory note evidencing one of the mortgage loans or any other loan document requiring the payment of a prepayment premium or yield maintenance charge; or

      o     the collectability of any prepayment premium or yield maintenance charge.

      See "Description of the Mortgage Pool--Terms and Conditions of the
Mortgage Loans--Voluntary Prepayment Provisions" and "--Other Prepayment
Provisions" in this offering prospectus.

      Payments of Additional Interest. On each distribution date, any Additional
Interest collected on the ARD Loans during the related collection period will be distributed to the holders of the class Z certificates.

      Treatment of REO Properties. Notwithstanding that any mortgaged real property may be acquired as part of the trust assets through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

      o     payments on the certificates;

      o     allocations of Realized Losses and Additional Trust Fund Expenses to
            the certificates; and

      o     the amount of all fees payable to the applicable master servicer, the special servicer and the trustee under the pooling and servicing agreement.

      In connection with the foregoing, that mortgage loan deemed to remain outstanding will be taken into account when determining the Weighted Average Net
Mortgage Rate and the Principal Distribution Amount for each distribution date.

      Operating revenues and other proceeds derived from an REO Property administered under the pooling and servicing agreement will be applied--

      o     first, to pay or reimburse the applicable master servicer, the special servicer and/or the trustee for the payment of some of the costs and expenses incurred in connection with the operation and disposition of the REO Property; and

      o     second, as collections of principal, interest and other amounts due on the related mortgage loan (or, if the REO Property relates thereto, on a Loan Combination).

      To the extent described under "--Advances of Delinquent Monthly Debt
Service Payments and Reimbursement of Advances" below, the applicable master servicer and the trustee will be required to advance delinquent monthly debt service payments with respect to each mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.

REDUCTIONS TO CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
AND ADDITIONAL TRUST FUND EXPENSES

      As a result of Realized Losses and Additional Trust Fund Expenses, the
total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may decline below the total principal balance of the principal balance certificates.

                                       175

      On each distribution date, following the payments to be made to the certificateholders on that distribution date, the trustee will be required to allocate to the respective classes of the principal balance certificates, sequentially in the order described in the following table and, in each case, up to the total principal balance of the subject class, the aggregate of all
Realized Losses and Additional Trust Fund Expenses that were incurred at any time following the cut-off date through the end of the related collection period and were not previously allocated on any prior distribution date, but only to the extent that the total principal balance of the principal balance certificates following all payments made to certificateholders on that distribution date exceeds the total Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool that will be outstanding immediately following that distribution date.

            ORDER OF ALLOCATION                   CLASS
      -------------------------------   --------------------------
                     1                              Q
                     2                              P
                     3                              N
                     4                              M
                     5                              L
                     6                              K
                     7                              J
                     8                              H
                     9                              G
                    10                              F
                    11                              E
                    12                              D
                    13                              C
                    14                              B
                    15                              AJ
                    16                              AM
                    17                   A-1, A-2, A-3, A-SB, A-4
                                                and A-1A*

__________________
*Pro rata and pari passu based on the respective total principal balances thereof.

      All Realized Losses and Additional Trust Fund Expenses, if any, allocated to a class of principal balance certificates will be made by reducing the total principal balance of such class by the amount so allocated.

      In no event will the total principal balance of any class of principal balance certificates identified in the foregoing table be reduced until the total principal balance of all other classes of principal balance certificates listed above it in the table have been reduced to zero.

      A Realized Loss can result from the liquidation of a defaulted mortgage loan or any related REO Property for less than the full amount due thereunder.
In addition, if any portion of the debt due under any of the mortgage loans is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Penalty Interest and
Additional Interest, also will be treated as a Realized Loss. Furthermore, any
Nonrecoverable Advance reimbursed from principal collections will constitute a
Realized Loss.

                                       176

      Some examples of Additional Trust Fund Expenses are:

      o     any special servicing fees, workout fees and principal recovery fees paid to the special servicer; which fees are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     any interest paid to the applicable master servicer, the special servicer and/or the trustee with respect to unreimbursed Advances, which interest payment is not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     any amounts payable to the special servicer in connection with inspections of mortgaged real properties, which amounts are not covered out of late payment charges and Penalty Interest actually collected on the related mortgage loan;

      o     the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the mortgage loans and the administration of the other trust assets;

      o     any unanticipated, non-mortgage loan specific expenses of the trust, including--

            1.    any reimbursements and indemnifications to the trustee and/or various related persons described under "Description of the
                  Governing Documents--Matters Regarding the Trustee" in the
                  accompanying base prospectus;

            2.    any reimbursements and indemnification to either master
                  servicer, the special servicer, us and/or various related
                  persons described under "Description of the Governing
                  Documents--Matters Regarding the Master Servicer, the Special
                  Servicer, the Manager and Us" in the accompanying base
                  prospectus; and

            3.    any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal
                  Income Tax Consequences--Taxation of Owners of REMIC Residual
                  Certificates--Prohibited Transactions Tax and Other Taxes" in
                  the accompanying base prospectus;

      o     any amount (other than normal monthly payments) specifically payable or reimbursable to the holder of a B-Note Non-Trust Loan by the trust, in its capacity as holder of the related mortgage loan in the trust that is part of the related Loan Combination, pursuant to the related Loan Combination Intercreditor Agreement; and

      o     any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing of the
            Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this offering prospectus.

      From time to time, the Principal Distribution Amount may include items that represent a recovery of Nonrecoverable Advances (or interest thereon) that were previously reimbursed out of the principal portion of general collections on the mortgage pool. In such circumstances, it is possible that the total
Stated Principal Balance of, together with any Unliquidated Advances with respect to, the mortgage pool may exceed the total principal balance of the principal balance certificates. If and to the extent that any such excess exists as a result of the inclusion of such items in the Principal Distribution Amount
(and, accordingly, the distribution of such items as principal with respect to the principal balance certificates), the total principal balances of one or more classes that had previously been reduced as described above in this
"--Reductions to Certificate Principal Balances in Connection with Realized
Losses and Additional Trust Fund Expenses" section may be increased (in each case, up to the amount of any such prior reduction). Any such increase would be made among the respective classes of

                                       177

principal balance certificates in reverse order that such reductions had been made (i.e., such increases would be made in descending order of seniority);
provided that such increases may not result in the total principal balance of the principal balance certificates being in excess of the total Stated Principal
Balance of, together with any Unliquidated Advances with respect to, the mortgage pool. Any such increases will also be accompanied by a reinstatement of the past due interest that would otherwise have accrued if the reinstated
principal amounts had never been written off.

ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS AND REIMBURSEMENT OF
ADVANCES

      Each master servicer will be required to make, for each distribution date, a total amount of P&I advances generally equal to all monthly debt service payments (other than balloon payments), and assumed monthly debt service payments (including with respect to balloon mortgage loans and mortgage loans as to which the related mortgaged real properties have become REO Properties), in each case net of related master servicing fees, that:

      o     were due or deemed due, as the case may be, with respect to the mortgage loans serviced by that master servicer during the related collection period; and

      o     were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the related determination date.

      The master servicers will not make P&I advances prior to the related P&I advance date, which is the business day immediately preceding each distribution date. Notwithstanding the foregoing, if it is determined that an Appraisal
Reduction Amount exists with respect to any mortgage loan, then the applicable master servicer will reduce the interest portion, but not the principal portion, of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The interest portion of any P&I advance required to be made with respect to any mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of--

      o     the amount of the interest portion of the P&I advance for that mortgage loan for the related distribution date without regard to this or the prior sentence; and

      o     a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date, net of the related Appraisal Reduction Amount, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related distribution date.

      In the case of any A-Note Trust Mortgage Loan, any reduction in the interest portion of P&I advances to be made with respect to that mortgage loan, as contemplated by the prior paragraph, will be based on that portion of any
Appraisal Reduction Amount with respect to the related Loan Combination that is allocable to the subject A-Note Trust Mortgage Loan. Each Loan Combination will be treated as single mortgage loan for purposes of calculating an Appraisal
Reduction Amount. Any Appraisal Reduction Amount with respect to a Loan
Combination will be allocated first to the related B-Note Non-Trust Loan, in each case, up to the outstanding principal balance thereof, and then to the applicable A-Note Trust Mortgage Loan.

      With respect to any distribution date, the applicable master servicer will be required to make P&I advances either out of its own funds or, subject to the replacement as and to the extent provided in the pooling and servicing agreement, funds held in its collection account that are not required to be paid on the certificates.

      The trustee will be required to make any P&I advance that the applicable master servicer fails to make with respect to a mortgage loan. See "--The
Trustee" below.

                                       178

      The master servicers and the trustee will each be entitled to recover any
P&I advance made by it, out of its own funds, from collections on the mortgage loan as to which the Advance was made out of late collections, liquidation proceeds or insurance and condemnation proceeds. None of the master servicers or the trustee will be obligated to make any P&I advance that, in its judgment or in the judgment of the special servicer, would not ultimately be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan. In addition, the special servicer may also determine that any P&I advance made or proposed to be made by the applicable master servicer or the trustee is not recoverable, together with interest accrued on that Advance, from proceeds of the related mortgage loan, and the applicable master servicer and the trustee will be required to act in accordance with such determination.
If the applicable master servicer or the trustee makes any P&I advance that it or the special servicer subsequently determines, in its judgment, will not be recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, it may obtain reimbursement for that Advance together with interest accrued on the Advance as described in the next paragraph, out of general collections on the mortgage loans and any REO
Properties on deposit in the applicable master servicer's collection account from time to time subject to the limitations and requirements described below.
See also "Description of the Governing Documents--Advances" in the accompanying base prospectus and "Servicing of the Mortgage Loans--Collection Accounts" in
this offering prospectus.

      The master servicers and the trustee will each be entitled to receive interest on P&I advances made thereby out of its own funds; provided, however, that no interest will accrue on any P&I advance made with respect to a mortgage loan if the related monthly debt service payment is received on its due date or prior to the expiration of any applicable grace period. That interest will accrue on the amount of each P&I advance, for so long as that Advance is outstanding, at an annual rate equal to the prime rate as published in the
"Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any P&I advance will be payable in the collection period in which that Advance is reimbursed--

      o     first, out of Penalty Interest and late payment charges collected on the related mortgage loan during that collection period; and

      o     second, if and to the extent that the Penalty Interest and late charges referred to in clause first are insufficient to cover the advance interest, out of any amounts then on deposit in the applicable master servicer's collection account subject to the limitations for reimbursement of the P&I advances described below.

      A monthly debt service payment will be assumed to be due with respect to:

      o     each balloon mortgage loan that is delinquent in respect of its balloon payment on its stated maturity date, provided that such mortgage loan has not been paid in full and no other liquidation event has occurred in respect thereof before such maturity date; and

      o     each mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

      The assumed monthly debt service payment deemed due on any mortgage loan described in the first bullet of the prior paragraph that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second bullet of the prior paragraph as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust, the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed

                                       179

monthly debt service payment that would have been due or deemed due on that mortgage loan had it remained outstanding. Assumed monthly debt service payments for ARD Loans do not include Additional Interest.

      None of the master servicers or the trustee will be required to make any
P&I advance with respect to a Non-Trust Loan.

      Upon a determination that a previously made Advance, whether it be a servicing advance or P&I advance, is not recoverable, together with interest accrued on that Advance, out of collections on the related mortgage loan, the applicable master servicer, the special servicer or the trustee, as applicable, will have the right to be reimbursed for such Advance and interest accrued on such Advance from amounts on deposit in the applicable master servicer's collection account (or if funds in such account are insufficient, from the other master servicer's collection account) that constitute principal collections received on all of the mortgage loans serviced by it during the related collection period; provided, however, that if amounts of principal on deposit in the collection accounts are not sufficient to fully reimburse such party, the party entitled to the reimbursement may elect at its sole option to be reimbursed at that time from general collections in its collection account or
(as an accommodation to prevent an interest shortfall in distributions to certificateholders) to defer the portion of the reimbursement of that Advance equal to the amount in excess of the principal on deposit in the collection account, in which case interest will continue to accrue on the portion of the
Advance that remains outstanding. Notwithstanding the foregoing, no party entitled to reimbursement for an Advance or a portion of an Advance may defer the reimbursement of that Advance or the subject portion of an Advance for a period greater than 12 months. Further, any party to the pooling and servicing agreement that has deferred the reimbursement of an Advance or a portion of an
Advance may elect at any time to reimburse itself for the deferred amounts from general collections (including amounts otherwise distributable as interest to certificateholders) on the mortgage loans together with interest thereon. In either case, the reimbursement will be made first from principal received on the mortgage loans serviced by the applicable master servicer during the collection period in which the reimbursement is made, prior to reimbursement from other collections received during that collection period. In that regard, in the case of reimbursements from principal, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any Workout-Delayed Reimbursement Amount (which includes interest on the subject Advance) will be reimbursable (together with advance interest thereon) to the applicable master servicer, the special servicer or the trustee, as applicable, in full, only from amounts on deposit in the applicable master servicer's collection account that constitute principal received on all of the mortgage loans being serviced by it during the related collection period
(net of amounts necessary to reimburse for Nonrecoverable Advances and pay interest thereon) and, to the extent that the principal collections during that collection period are not sufficient to reimburse such Workout-Delayed
Reimbursement Amount, will be reimbursable (with interest continuing to accrue thereon) from collections of principal on the mortgage loans serviced by the applicable master servicer during subsequent collection periods. In that regard, such reimbursement will be made from principal received on the mortgage loans included in the loan group to which the mortgage loan in respect of which the
Advance was made belongs and, if those collections are insufficient, then from principal received on the mortgage loans in the other loan group. Any reimbursement for Nonrecoverable Advances and interest on Nonrecoverable
Advances should result in a Realized Loss which will be allocated in accordance with the loss allocation rules described under "--Reductions to Certificate
Principal Balances in Connection with Realized Losses and Additional Trust Fund
Expenses" above. The fact that a decision to recover such Nonrecoverable
Advances over time, or not to do so, benefits some classes of certificateholders to the detriment of other classes will not, with respect to the applicable master servicer or special servicer, constitute a violation of the Servicing
Standard or any contractual duty under the pooling and servicing agreement and/or, with respect to the trustee, constitute a violation of any fiduciary duty to certificateholders or contractual duty under the pooling and servicing agreement.

                                       180

REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

      Trustee Reports. Based primarily on information provided in monthly reports prepared by the master servicers and the special servicer and delivered to the trustee, the trustee will be required to prepare and make available electronically via its website at www.etrustee.net or, upon written request, provide by first class mail, on each distribution date to each registered holder of a certificate, a trustee report substantially in the form of, and containing the information set forth in, Annex D to this offering prospectus. The trustee report for each distribution date will detail the distributions on the certificates on that distribution date and the performance, both in total and individually to the extent available, of the mortgage loans and the related mortgaged real properties including the following items of information:

      o     the applicable record date, interest accrual period, determination date and distribution date;

      o     the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reduction of the total principal balance thereof;

      o     the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to interest;

      o     the amount of the distribution on such distribution date to the holders of each class of interest-bearing certificates allocable to prepayment premiums and/or yield maintenance charges;

      o     the amount of the distribution on such distribution date to the holders of each class of principal balance certificates in reimbursement of previously allocated Realized Losses and Additional
            Trust Fund Expenses;

      o     the Available Distribution Amount for such distribution date, and related information regarding cash flows received for distributions, fees and expenses;

      o     (a) the aggregate amount of P&I advances made with respect to the entire mortgage pool for such distribution date pursuant to the pooling and servicing agreement and the aggregate amount of unreimbursed P&I advances with respect to the entire mortgage pool that had been outstanding at the close of business on the related determination date and the aggregate amount of interest accrued and payable to the master servicers or the trustee in respect of such unreimbursed P&I advances as of the close of business on the related
            Determination Date, (b) the aggregate amount of servicing advances with respect to the entire mortgage pool as of the close of business on the related determination date and (c) the aggregate amount of all advances with respect to the entire mortgage pool as of the close of business on the related determination date that are nonrecoverable on a loan specific basis;

      o     the aggregate unpaid principal balance of the mortgage pool outstanding as of the close of business on the related determination date;

      o     the aggregate Stated Principal Balance of the mortgage pool outstanding immediately before and immediately after such
            distribution date;

      o     the number, aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage interest rate of the mortgage loans as of the close of business on the related
            determination date;

      o     the number, aggregate unpaid principal balance (as of the close of business on the related Determination Date) and aggregate Stated
            Principal Balance (immediately after such distribution

                                       181

            date) of the mortgage loans (a) delinquent 30-59 days, (b)
            delinquent 60-89 days, (c) delinquent more than 89 days, (d) as to which foreclosure proceedings have been commenced, and (e) to the actual knowledge of either master servicer or special servicer, in bankruptcy proceedings;

      o     as to each mortgage loan referred to in the preceding bullet above,
            (a) the loan number thereof, (b) the Stated Principal Balance thereof immediately following such distribution date, and (c) a brief description of any executed loan modification;

      o     with respect to any mortgage loan that was liquidated during the related collection period (other than by reason of a payment in full), (a) the loan number thereof, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any Realized Loss in connection with such liquidation ;

      o     with respect to any REO Property included in the trust fund that was liquidated during the related collection period, (a) the loan number of the related mortgage loan, (b) the aggregate of all liquidation proceeds and other amounts received in connection with such liquidation (separately identifying the portion thereof allocable to distributions on the certificates), and (c) the amount of any
            Realized Loss in respect of the related mortgage loan in connection with such liquidation;

      o     the amount of interest accrued and the amount of interest payable in respect of each class of interest-bearing certificates for such distribution date;

      o     any unpaid interest in respect of each class of interest-bearing certificates after giving effect to the distributions made on such distribution date;

      o     the pass-through rate for each class of interest-bearing
            certificates for such distribution date;

      o     the Principal Distribution Amount, separately identifying the respective components thereof (and, in the case of any voluntary principal prepayment or other unscheduled collection of principal received during the related collection period, the loan number for the related mortgage loan and the amount of such prepayment or other collection of principal);

      o     the aggregate of all Realized Losses incurred during the related collection period and all Additional Trust Fund Expenses incurred during the related collection period;

      o     the aggregate of all Realized Losses and Additional Trust Fund
            Expenses that were allocated on such distribution date;

      o     the total principal balance or notional amount, as applicable, of each class of interest-bearing certificates outstanding immediately before and immediately after such distribution date, separately identifying any reduction therein due to the allocation of Realized
            Losses and Additional Trust Fund Expenses on such distribution date;

      o     the certificate factor for each class of interest-bearing
            certificates immediately following such distribution date;

      o     the aggregate amount of interest on P&I advances in respect of the mortgage pool paid to the master servicers and the trustee during the related collection period in accordance with the pooling and servicing agreement;

                                       182

      o     the aggregate amount of interest on servicing advances in respect of the mortgage pool paid to the master servicers, the special servicer and the trustee during the related collection period in accordance with the pooling and servicing agreement;

      o     the aggregate amount of servicing compensation paid to the master servicers and the special servicer during the related collection period;

      o     information regarding any Appraisal Reduction Amount existing with respect to any mortgage loan as of the related determination date;

      o     the original and then-current credit support levels for each class of interest-bearing certificates;

      o     the original and then-current ratings known to the trustee for each class of interest-bearing certificates;

      o     the aggregate amount of prepayment premiums and yield maintenance charges collected during the related collection period;

      o     the value of any REO Property included in the trust fund as of the end of the related determination date for such distribution date, based on the most recent appraisal or valuation;

      o     the amounts, if any, actually distributed with respect to the class
            Z certificates, the class R-I certificates and the class R-II certificates, respectively, on such distribution date; and

      o     any material information known to the trustee regarding any material breaches of representations and warranties of the respective mortgage loan sellers with respect to the mortgage loans and any events of default under the pooling and servicing agreement.

      Recipients will be deemed to have agreed to keep the information contained in any trustee report confidential to the extent such information is not publicly available.

      The special servicer is required to deliver to the master servicers monthly, beginning in October 2006, a CMSA special servicer loan file that contains the information called for in, or that will enable the master servicers to produce, the CMSA reports required to be delivered by the master servicers to the trustee as described below, in each case with respect to all specially serviced mortgage loans and the REO Properties.

      Each master servicer is required to deliver to the trustee monthly, beginning in October 2006, the CMSA loan periodic update file with respect to the subject distribution date.

      Monthly, beginning in January 2007, each master servicer must deliver to the trustee a copy of each of the following reports relating to the mortgage loans and, if applicable, any REO Properties:

      o     a CMSA comparative financial status report;

      o     a CMSA delinquent loan status report;

      o     a CMSA historical loan modification and corrected mortgage loan report;

      o     a CMSA REO status report;

      o     a CMSA loan level reserve/LOC report;

                                       183

      o     a CMSA advance recovery report;

      o     a CMSA servicer watchlist;

      o     a CMSA property file;

      o     a CMSA loan set-up file; and

      o     a CMSA financial file.

These reports will provide required information as of the related determination date and will be in an electronic format reasonably acceptable to both the trustee and each of the master servicers.

      In addition, each master servicer will be required to deliver to the controlling class representative and upon request, the trustee, the following reports required to be prepared and maintained by it and/or the special servicer:

      o     with respect to any mortgaged real property or REO Property, a CMSA operating statement analysis report; and

      o     with respect to any mortgaged real property or REO Property, a CMSA
            NOI adjustment worksheet.

      Absent manifest error of which it has actual knowledge, neither master servicer nor the special servicer will be responsible for the accuracy or completeness of any information supplied to it by a borrower or a third party that is included in reports or other information provided by or on behalf of that master servicer or the special servicer, as the case may be. None of the trustee, the master servicers and the special servicer will make any representations or warranties as to the accuracy or completeness of, and the trustee, the master servicers and the special servicer will disclaim responsibility for, any information made available by the trustee, the master servicers or the special servicer, as the case may be, for which it is not the original source.

      The reports identified in the preceding paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities
Association investor reporting package or otherwise approved by the Commercial
Mortgage Securities Association. Current forms of these reports are available at the Commercial Mortgage Securities Association's internet website, located at
www.cmbs.org.

      Information Available From Trustee. The trustee will, and either master servicer may, but is not required to, make available each month via its internet website to any interested party (i) the trustee report, (ii) the pooling and servicing agreement and (iii) the final prospectus supplement for the offered certificates and the accompanying base prospectus. In addition, the trustee will make available each month, on each distribution date, the Unrestricted Servicer
Reports, the CMSA loan periodic update file, the CMSA loan setup file, the CMSA bond level file, and the CMSA collateral summary file to any interested party on its internet website. The trustee will also make available each month, to the extent received, on each distribution date, (i) the Restricted Servicer Reports and (ii) the CMSA property file, to any holder of a certificate, any certificate owner or any prospective transferee of a certificate or interest therein that provides the trustee with certain required certifications, via the trustee's internet website initially located at www.etrustee.net with the use of a password (or other comparable restricted access mechanism) provided by the trustee. Assistance with the trustee's website can be obtained by calling its
CMBS customer service number: (312) 992-2191.

      The trustee will make no representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee for which it is not the original source.

                                       184

      The trustee and the master servicers may require registration and the acceptance of a disclaimer in connection with providing access to their respective internet websites. The trustee and the master servicers will not be liable for the dissemination of information made in accordance with the pooling and servicing agreement.

      Availability of Exchange Act Reports. The annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form 8-K and amendments to those reports filed or furnished with respect to the trust pursuant to section 13(a) or 15(d) of the Exchange Act will be made available on the website of the trustee as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

      Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicers, the special servicer, the trustee and the certificate registrar are required to recognize as certificateholders only those persons in whose names the certificates are registered on the books and records of the certificate registrar.

      Other Information. The pooling and servicing agreement will obligate each master servicer (with respect to the items listed in clauses 1, 2, 3, 4, 5, 6, 8 and 9 below, to the extent those items are in its possession), the special servicer (with respect to the items in clauses 4, 5, 6, 7, 8 and 9 below, to the extent those items are in its possession) and the trustee (with respect to the items in clauses 1 through 10 below, to the extent those items are in its possession) to make available at their respective offices, during normal business hours, upon 10 days' advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

            1.    the pooling and servicing agreement, including exhibits, and any amendments to the pooling and servicing agreement;

            2.    all trustee reports and monthly reports of the master
                  servicers delivered, or otherwise electronically made
                  available, to certificateholders since the date of initial issuance of the offered certificates;

            3.    all officer's certificates delivered to the trustee by the master servicers and/or the special servicer since the date of initial issuance of the certificates, as described under
                  "Servicing of the Mortgage Loans--Evidence as to Compliance"
                  in this offering prospectus;

            4.    all accountants' reports delivered to the trustee with respect to the master servicers and/or the special servicer since the date of initial issuance of the offered certificates, as
                  described under "Servicing of the Mortgage Loans--Evidence as to Compliance" in this offering prospectus;

            5.    the most recent inspection report with respect to each
                  mortgaged real property for a mortgage loan prepared by or on behalf of the applicable master servicer and delivered to the trustee as described under "Servicing of the Mortgage
                  Loans--Inspections; Collection of Operating Information" in
                  this offering prospectus and any environmental assessment
                  prepared as described under "Realization Upon Defaulted
                  Mortgage Loans--Foreclosure and Similar Proceedings" in this offering prospectus;

                                       185

            6.    the most recent annual operating statement and rent roll for each mortgaged real property for a mortgage loan and financial statements of the related borrower collected by or on behalf of the master servicers as described under "Servicing of the
                  Mortgage Loans--Inspections; Collection of Operating
                  Information" in this offering prospectus;

            7.    all modifications, waivers and amendments of the mortgage
                  loans that are to be added to the mortgage files from time to time and any asset status report prepared by the special
                  servicer;

            8.    the servicing file relating to each mortgage loan;

            9.    any and all officer's certificates and other evidence
                  delivered by the master servicers or the special servicer, as the case may be, to support its determination that any advance was, or if made, would be, a nonrecoverable advance; and

            10.   all reports filed with the SEC with respect to the trust
                  pursuant to 13(a), 13(c), 14 or 15(d) of the Securities
                  Exchange Act of 1934, as amended.

      Copies of the foregoing items will be available from the trustee, the master servicers or the special servicer, as applicable, upon request. However, except in the case of the items described in item 10 above, the trustee, the master servicers and the special servicer, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

      In connection with providing access to or copies of the items described above, the trustee, the master servicers or the special servicer, as applicable, may require:

      o     in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a beneficial owner of offered certificates and will keep the information confidential; and

      o     in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, the master servicers or the special servicer, as applicable, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.

      The certifications referred to in the prior paragraph may include an indemnity from the certifying party for a breach. Registered holders of the offered certificates will be deemed to have agreed to keep the information described above confidential by the acceptance of their certificates.

VOTING RIGHTS

      At all times during the term of the pooling and servicing agreement, 100%
of the voting rights for the certificates will be allocated among the respective classes of certificates as follows:

      o     2% in the aggregate in the case of the class X certificates, and

      o     in the case of any class of principal balance certificates, a percentage equal to the product of 98% and a fraction, the numerator of which is equal to the then total principal balance of such class of

                                       186

            principal balance certificates and the denominator of which is equal to the then total principal balance of all the principal balance certificates.

      The holders of the class R-I, R-II or Z certificates will not be entitled to any voting rights. Voting rights allocated to a class of certificates will be allocated among the related certificateholders in proportion to the percentage interests in such class evidenced by their respective certificates. See
"Description of the Certificates--Voting Rights" in the accompanying base prospectus.

TERMINATION

      The obligations created by the pooling and servicing agreement will terminate following the earliest of--

      o     the final payment or advance on, or other liquidation of, the last mortgage loan or related REO Property remaining in the trust; and

      o     the purchase of all of the mortgage loans and REO Properties remaining in the trust by the holder (or, if applicable, the beneficial owner) of certificates with the largest percentage of voting rights allocated to the controlling class (such holder (or, if applicable, beneficial owner) referred to as the plurality controlling class certificateholder), a master servicer or the special servicer, in that order of preference, after the Stated
            Principal Balance of the mortgage pool has been reduced to less than
            1.0% of the initial mortgage pool balance.

      Written notice of termination of the pooling and servicing agreement will be given to each certificateholder. The final payment with respect to each certificate will be made only upon surrender and cancellation of that certificate at the office of the certificate registrar or at any other location specified in the notice of termination.

      Any purchase by either master servicer, the special servicer or the plurality controlling class certificateholder of all the mortgage loans and REO
Properties remaining in the trust is required to be made at a price equal to:

      o     the sum of--

            1.    the then total principal balance of all the mortgage loans then included in the trust (excluding any mortgage loans as to which the related mortgaged real properties have become REO
                  Properties), together with interest thereon plus any accrued and unpaid interest on P&I advances made with respect to such mortgage loans, unreimbursed servicing advances for those
                  mortgage loans plus any accrued and unpaid interest on such servicing advances, any reasonable costs and expenses incurred in connection with any such purchase and any other Additional
                  Trust Fund Expenses (including any Additional Trust Fund
                  Expenses previously reimbursed or paid by the trust fund but not so reimbursed by the related borrower or from insurance proceeds or condemnation proceeds); and

            2.    the appraised value of all REO Properties then included in the trust, as determined by an appraiser mutually agreed upon by the applicable master servicer, the special servicer and the trustee, minus

      o     solely in the case of a purchase by a master servicer, the total of all amounts payable or reimbursable to such master servicer under the pooling and servicing agreement.

                                       187

      The purchase will result in early retirement of the outstanding certificates. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the certificateholders, will constitute part of the Available Distribution Amount for the final distribution date.

      In addition, if, following the date on which the total principal balances of the offered certificates are reduced to zero, all of the remaining certificates, (but excluding the class Z, R-I and R-II certificates), are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates
(other than the class Z, R-I and R-II certificates) for all the mortgage loans and REO Properties remaining in the trust fund at the time of exchange.

                        YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

      General. The yield on any offered certificate will depend on:

      o     the price at which the certificate is purchased by an investor; and

      o     the rate, timing and amount of payments on the certificate.

      The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things:

      o     the pass-through rate for the certificate;

      o     the rate and timing of principal payments, including principal prepayments, and other principal collections on the mortgage loans and the extent to which those amounts are to be applied or otherwise result in reduction of the principal balance of the certificate;

      o     the rate, timing and severity of Realized Losses and Additional
            Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of the certificate; and

      o     the timing and severity of any Net Aggregate Prepayment Interest
            Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

      Pass-Through Rates. The pass-through rates for some classes of the offered certificates will be, in the case of each of these classes, equal to, based on or limited by the Weighted Average Net Mortgage Rate. See "Description of the
Offered Certificates - Calculation of Pass-Through Rates" in this offering prospectus. As a result, the respective pass-through rates (and, accordingly, the respective yields to maturity) on these classes of offered certificates could be adversely affected if mortgage loans with relatively high Net Mortgage
Rates experienced a faster rate of principal payments than mortgage loans with relatively low Net Mortgage Rates. This means that the respective yields to maturity on these classes of offered certificates could be sensitive to changes in the relative composition of the mortgage pool as a result of scheduled amortization, voluntary prepayments and liquidations of mortgage loans following default.

      See "Description of the Offered Certificates--Payments--Calculation of
Pass-Through Rates" and "Description of the Mortgage Pool" in this offering prospectus and "--Rate and Timing of Principal Payments" below.

                                       188

      Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by, the frequency and timing of principal payments made in reduction of the total principal balances or notional amounts of the certificates. In turn, the frequency and timing of principal payments that are paid or otherwise result in reduction of the total principal balance or notional amount, as the case may be, of any offered certificate will be directly related to the frequency and timing of principal payments on or with respect to the mortgage loans (or, in some cases, a particular group of mortgage loans). Finally, the rate and timing of principal payments on or with respect to the mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of mortgage loans from the trust.

      Prepayments and other early liquidations of the mortgage loans will result in payments on the certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of some or all of the offered certificates. Defaults on the mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the mortgage loans and, accordingly, on the certificates, while workouts are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of some or all of the offered certificates. See "Servicing of the Mortgage
Loans--Modifications, Waivers, Amendments and Consents" in this offering prospectus. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan will be paid in full on its anticipated repayment date. Failure of a borrower under an ARD Loan to repay that mortgage loan by or shortly after the related anticipated repayment date, for whatever reason, will tend to lengthen the weighted average lives of the offered certificates.

      The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) are in turn paid or otherwise result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount from their total principal balance, your actual yield could be lower than your anticipated yield if the principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class
A-1A certificates, the mortgage loans in loan group 2) are slower than you anticipated. If you purchase any offered certificates at a premium relative to their total principal balance, you should consider the risk that a faster than anticipated rate of principal payments on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) could result in an actual yield to you that is lower than your anticipated yield.

      Because the rate of principal payments on or with respect to the mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular.

      Even if they are available and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the mortgage loans. Prepayment consideration payable on specially serviced mortgage loans will be applied to reimburse Realized Losses and Additional Trust Fund Expenses previously allocated to any class of certificates.

                                       189

      The yield on the class A-1, A-2, A-3, A-SB and A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1, and the yield on the class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

      Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the mortgage loans (and, in particular, with respect to the class A-1, A-2, A-3, A-SB and A-4 certificates, on the mortgage loans in loan group 1, and with respect to the class A-1A certificates, the mortgage loans in loan group 2) may affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates, the rate of principal payments on your offered certificates and the weighted average life of your offered certificates.

      Delinquencies on the mortgage loans, unless covered by P&I advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month. Although any shortfalls in payments of interest may be made up on future distribution dates, no interest would accrue on those shortfalls. Thus, any shortfalls in payments of interest would adversely affect the yield to maturity of your offered certificates.

      If--

      o     you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the mortgage loans that is lower than the default rate and amount of losses actually experienced; and

      o     the additional losses result in a reduction of the total payments on or the total principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

      Reimbursement of Advances from general collections of principal on the mortgage pool may reduce distributions of the principal in respect of the offered certificates.

      The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the total principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations.
In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

      Even if losses on the mortgage loans do not result in a reduction of the total payments on or the total principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

      Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans:

      o     prevailing interest rates;

      o     the terms of the mortgage loans, including provisions that require the payment of prepayment premiums and yield maintenance charges, provisions that impose prepayment lock-out periods and amortization terms that require balloon payments;

      o     the demographics and relative economic vitality of the areas in which the mortgaged real properties are located;

                                       190

      o     the general supply and demand for commercial and multifamily rental space of the type available at the mortgaged real properties in the areas in which the mortgaged real properties are located;

      o     the quality of management of the mortgaged real properties;

      o     the servicing of the mortgage loans;

      o     possible changes in tax laws; and

      o     other opportunities for investment.

      See "Risk Factors--Risks Related to the Mortgage Loans", "Description of
the Mortgage Pool" and "Servicing of the Mortgage Loans" in this offering prospectus and "Description of the Governing Documents" and "Yield and Maturity
Considerations--Yield and Prepayment Considerations" in the accompanying base prospectus.

      The rate of prepayment on the mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

      Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

      A number of the borrowers are limited or general partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

      We make no representation or warranty regarding:

      o     the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans (or any particular group of mortgage loans);

      o     the relative importance of those factors;

      o     the percentage of the total principal balance of the mortgage loans
            (or any particular group of mortgage loans) that will be prepaid or as to which a default will have occurred as of any particular date;
            or

      o     the overall rate of prepayment or default on the mortgage loans (or any particular group of mortgage loans).

                                       191

      Unpaid Interest. If the portion of the Available Distribution Amount payable with respect to interest on any class of offered certificates on any distribution date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent distribution dates, subject to available funds on those subsequent distribution dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this offering prospectus. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

      Delay in Payments. Because monthly payments will not be made on the certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.

CPR MODEL

      Prepayments on loans are commonly measured relative to a prepayment standard or model. The prepayment model used in this offering prospectus is the constant prepayment rate, or "CPR", model, which represents an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then-outstanding principal balance of a pool of loans for the life of those loans. The CPR model does not purport to be either a historical description of the prepayment experience of any pool of loans or a prediction of the anticipated rate of prepayment of any pool of loans, including the mortgage pool. We do not make any representations about the appropriateness of the CPR model.

WEIGHTED AVERAGE LIVES

      The tables set forth below indicate the respective weighted average lives of the respective classes of the offered certificates and set forth the percentages of the respective initial total principal balances of those classes that would be outstanding after the distribution dates in each of the calendar months shown, subject, however, to the following discussion and the assumptions specified below.

      For purposes of this offering prospectus, "weighted average life" of any offered certificate refers to the average amount of time that will elapse from the assumed date of settlement of that certificate, which is September 29, 2006, until each dollar of principal of the certificate will be repaid to the investor, based on the Modeling Assumptions. For purposes of this "Yield and
Maturity Considerations" section, the weighted average life of any offered certificate is determined by:

      o     multiplying the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related distribution date;

      o     summing the results; and

      o     dividing the sum by the total amount of the reductions in the principal balance of the certificate.

      The weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the mortgage loans is paid, which may be in the form of scheduled amortization, balloon payments, prepayments, liquidation proceeds, condemnation proceeds or insurance proceeds.
The weighted average life of any offered certificate may also be affected to the extent that additional payments in reduction of the principal balance of that certificate occur as a result of the purchase or other removal of a mortgage loan from the trust or the optional termination of the trust. The purchase of a mortgage loan from the trust will have the same effect on payments to the holders of the privately offered certificates as if the mortgage loan had prepaid in full, except that no prepayment consideration is collectable with respect thereto.

                                       192

      The tables set forth below have been prepared on the basis of the Modeling
Assumptions. The actual characteristics and performance of the mortgage loans will differ from the assumptions used in calculating the tables set forth below.
The tables set forth below are hypothetical in nature and are provided only to give a general sense of how the principal cash flows might behave under each assumed prepayment scenario. In particular, the tables were prepared on the basis of the assumption that there are no losses or defaults on the mortgage loans. Any difference between those assumptions and the actual characteristics and performance of the mortgage loans, or actual prepayment or loss experience, will affect the percentages of the respective initial total principal balances of the various classes of subject offered certificates outstanding over time and their respective weighted average lives.

         PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1 CERTIFICATES

DISTRIBUTION DATE                             0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------------------------    -------   -------    -------    -------    --------

Initial Percentage .......................      100       100        100        100        100
September 12, 2007 .......................       88        88         88         88         88
September 12, 2008 .......................       75        75         75         75         75
September 12, 2009 .......................       55        55         55         55         55
September 12, 2010 .......................       28        28         28         28         28
September 12, 2011 and thereafter ........        0         0          0          0          0
Weighted Average Life (in Years) .........      3.0       2.9        2.9        2.9        2.9

         PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-2 CERTIFICATES

DISTRIBUTION DATE                             0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------------------------    -------   -------    -------    -------    --------

Initial Percentage .......................      100       100        100        100        100
September 12, 2007 .......................      100       100        100        100        100
September 12, 2008 .......................      100       100        100        100        100
September 12, 2009 .......................      100       100        100        100        100
September 12, 2010 .......................      100       100        100        100        100
September 12, 2011 and thereafter ........        0         0          0          0          0
Weighted Average Life (in Years) .........      5.0       4.9        4.9        4.8        4.5

         PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-3 CERTIFICATES

DISTRIBUTION DATE                             0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------------------------    -------   -------    -------    -------    --------

Initial Percentage .......................      100       100        100        100        100
September 12, 2007 .......................      100       100        100        100        100
September 12, 2008 .......................      100       100        100        100        100
September 12, 2009 .......................      100       100        100        100        100
September 12, 2010 .......................      100       100        100        100        100
September 12, 2011 .......................      100       100         98         96         59
September 12, 2012 .......................      100        89         78         68         58
September 12, 2013 and thereafter ........        0         0          0          0          0
Weighted Average Life (in Years) .........      6.8       6.6        6.4        6.2        5.9

                                       193

         PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-SB CERTIFICATES

DISTRIBUTION DATE                             0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------------------------    -------   -------    -------    -------    --------

Initial Percentage .......................      100       100        100        100        100
September 12, 2007 .......................      100       100        100        100        100
September 12, 2008 .......................      100       100        100        100        100
September 12, 2009 .......................      100       100        100        100        100
September 12, 2010 .......................      100       100        100        100        100
September 12, 2011 .......................      100       100        100        100        100
September 12, 2012 .......................       79        79         79         79        79
September 12, 2013 .......................       56        49         44         39        17
September 12, 2014 .......................       31        17          6          0         0
September 12, 2015 .......................        5         0          0          0         0
September 12, 2016 and thereafter ........        0         0          0          0         0
Weighted Average Life (in Years) .........      7.2       6.9        6.8        6.7        6.5

         PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-4 CERTIFICATES

DISTRIBUTION DATE                             0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------------------------    -------   -------    -------    -------    --------

Initial Percentage .......................      100       100        100        100        100
September 12, 2007 .......................      100       100        100        100        100
September 12, 2008 .......................      100       100        100        100        100
September 12, 2009 .......................      100       100        100        100        100
September 12, 2010 .......................      100       100        100        100        100
September 12, 2011 .......................      100       100        100        100        100
September 12, 2012 .......................      100       100        100        100        100
September 12, 2013 .......................      100       100        100        100        100
September 12, 2014 .......................      100       100        100        100         99
September 12, 2015 .......................      100        98         97         96         92
September 12, 2016 and thereafter ........        0         0          0          0          0
Weighted Average Life (in Years) .........      9.7       9.7        9.7        9.6        9.5

         PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS A-1A CERTIFICATES

DISTRIBUTION DATE                             0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------------------------    -------   -------    -------    -------    --------

Initial Percentage .......................      100       100        100        100        100
September 12, 2007 .......................      100       100        100        100        100
September 12, 2008 .......................       99        99         99         99         99
September 12, 2009 .......................       99        99         99         99         99
September 12, 2010 .......................       98        98         98         98         98
September 12, 2011 .......................       88        88         88         88         88
September 12, 2012 .......................       87        87         87         87         87
September 12, 2013 .......................       86        86         86         86         86
September 12, 2014 .......................       84        84         84         84         84
September 12, 2015 .......................       83        83         83         83         83
September 12, 2016 and thereafter ........        0         0          0          0          0
Weighted Average Life (in Years) .........      9.0       9.0        9.0        9.0        8.8

                                       194

          PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AM CERTIFICATES

DISTRIBUTION DATE                             0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------------------------    -------   -------    -------    -------    --------

Initial Percentage .......................      100       100        100        100        100
September 12, 2007 .......................      100       100        100        100        100
September 12, 2008 .......................      100       100        100        100        100
September 12, 2009 .......................      100       100        100        100        100
September 12, 2010 .......................      100       100        100        100        100
September 12, 2011 .......................      100       100        100        100        100
September 12, 2012 .......................      100       100        100        100        100
September 12, 2013 .......................      100       100        100        100        100
September 12, 2014 .......................      100       100        100        100        100
September 12, 2015 .......................      100       100        100        100        100
September 12, 2016 and thereafter ........        0         0          0          0          0
Weighted Average Life (in Years) .........     10.0      10.0        9.9        9.9        9.7

          PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS AJ CERTIFICATES

DISTRIBUTION DATE                             0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------------------------    -------   -------    -------    -------    --------

Initial Percentage .......................      100       100        100        100        100
September 12, 2007 .......................      100       100        100        100        100
September 12, 2008 .......................      100       100        100        100        100
September 12, 2009 .......................      100       100        100        100        100
September 12, 2010 .......................      100       100        100        100        100
September 12, 2011 .......................      100       100        100        100        100
September 12, 2012 .......................      100       100        100        100        100
September 12, 2013 .......................      100       100        100        100        100
September 12, 2014 .......................      100       100        100        100        100
September 12, 2015 .......................      100       100        100        100        100
September 12, 2016 and thereafter ........        0         0          0          0          0
Weighted Average Life (in Years) .........     10.0      10.0       10.0       10.0        9.7

          PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS B CERTIFICATES

DISTRIBUTION DATE                             0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------------------------    -------   -------    -------    -------    --------

Initial Percentage .......................      100       100        100        100        100
September 12, 2007 .......................      100       100        100        100        100
September 12, 2008 .......................      100       100        100        100        100
September 12, 2009 .......................      100       100        100        100        100
September 12, 2010 .......................      100       100        100        100        100
September 12, 2011 .......................      100       100        100        100        100
September 12, 2012 .......................      100       100        100        100        100
September 12, 2013 .......................      100       100        100        100        100
September 12, 2014 .......................      100       100        100        100        100
September 12, 2015 .......................      100       100        100        100        100
September 12, 2016 and thereafter ........        0         0          0          0          0
Weighted Average Life (in Years) .........     10.0      10.0       10.0       10.0        9.7

                                       195

          PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS C CERTIFICATES

DISTRIBUTION DATE                             0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------------------------    -------   -------    -------    -------    --------

Initial Percentage .......................      100       100        100        100        100
September 12, 2007 .......................      100       100        100        100        100
September 12, 2008 .......................      100       100        100        100        100
September 12, 2009 .......................      100       100        100        100        100
September 12, 2010 .......................      100       100        100        100        100
September 12, 2011 .......................      100       100        100        100        100
September 12, 2012 .......................      100       100        100        100        100
September 12, 2013 .......................      100       100        100        100        100
September 12, 2014 .......................      100       100        100        100        100
September 12, 2015 .......................      100       100        100        100        100
September 12, 2016 and thereafter ........        0         0          0          0          0
Weighted Average Life (in Years) .........     10.0      10.0       10.0       10.0        9.7

          PERCENTAGES OF THE CLOSING DATE PRINCIPAL BALANCE OF THE CLASS D CERTIFICATES

DISTRIBUTION DATE                             0% CPR    25% CPR    50% CPR    75% CPR    100% CPR
------------------------------------------    -------   -------    -------    -------    --------

Initial Percentage .......................      100       100        100        100        100
September 12, 2007 .......................      100       100        100        100        100
September 12, 2008 .......................      100       100        100        100        100
September 12, 2009 .......................      100       100        100        100        100
September 12, 2010 .......................      100       100        100        100        100
September 12, 2011 .......................      100       100        100        100        100
September 12, 2012 .......................      100       100        100        100        100
September 12, 2013 .......................      100       100        100        100        100
September 12, 2014 .......................      100       100        100        100        100
September 12, 2015 .......................      100       100        100        100        100
September 12, 2016 and thereafter ........        0         0          0          0          0
Weighted Average Life (in Years) .........     10.0      10.0       10.0       10.0        9.7

      The foregoing tables were prepared assuming a 0% CPR during lockout, defeasance and yield maintenance periods and otherwise assuming that prepayments occur at indicated CPR. The indicated CPRs are applied to the mortgage loans in the trust fund and do not take into account the B-Note Non-Trust Loans.

                                 USE OF PROCEEDS

      Substantially all of the proceeds from the sale of the offered certificates will be used by us to purchase the mortgage loans that we will include in the trust and to pay those expenses incurred in connection with the issuance of the certificates.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

      This is a general summary of the material federal income tax consequences of owning the offered certificates. This summary is directed to initial investors that hold the offered certificates as "capital assets" within the meaning of section 1221 of the Code. It does not discuss all United States federal income tax consequences that may be relevant to owners of the offered certificates, particularly as to investors subject to special treatment under the Code, including banks and insurance companies. Prospective investors should consult

                                       196

their tax advisors regarding the federal, state, local, and, if relevant, foreign tax consequences to them of owning offered certificates.

      Further, this summary and any legal opinions referred to in this summary are based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department, rulings and decisions now in effect or (with respect to the regulations) proposed, all of which are subject to change either prospectively or retroactively.

      Upon the issuance of the offered certificates, Sidley Austin LLP, New
York, New York, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, REMIC I and REMIC II, respectively, will each qualify as a REMIC under the Code and the arrangement under which the right to Additional Interest is held will be classified as a grantor trust for U.S. federal income tax purposes.

      The assets of REMIC I will generally include--

      o     the mortgage loans;

      o     any REO Properties acquired on behalf of the certificateholders;

      o     the master servicers' collection accounts;

      o     the special servicer's REO account; and

      o     the trustee's distribution account and interest reserve account, but will exclude any collections of Additional Interest on the ARD
            Loans.

      For federal income tax purposes,

      o     the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II;

      o     the class R-I certificates will evidence the sole class of residual interests in REMIC I;

      o     the class A-1, A-2, A-3, A-SB, A-4, A-1A, X, AM, AJ, B, C, D, E, F,
            G, H, J, K, L, M, N, P and Q certificates will evidence or constitute the regular interests in, and will generally be treated as debt obligations of, REMIC II; and

      o     the class R-II certificates will evidence the sole class of residual interests in REMIC II.

      The portion of the trust consisting of Additional Interest on the ARD
Loans will be treated as a grantor trust for federal income tax purposes, and the class Z certificates will represent undivided interests in these assets. See
"Federal Income Tax Consequences--REMICs" and "--Grantor Trusts" in the
accompanying base prospectus.

DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

      Holders of the offered certificates will be required to report income on such regular interests in accordance with the accrual method of accounting.

                                       197

      One or more classes of offered certificates may be issued with more than a de minimis amount of original issue discount.

      If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

      When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes the prepayment assumption used will be that subsequent to the date of any determination:

      o     the ARD Loans will be paid in full on their respective anticipated repayment dates;

      o     no mortgage loan will otherwise be prepaid prior to maturity; and

      o     there will be no extension of maturity for any mortgage loan.

      However, no representation is made as to the actual rate at which the mortgage loans will prepay, if at all. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates" in the
accompanying base prospectus.

      The IRS has issued regulations under sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. You should be aware, however, that those regulations and section
1272(a)(6) of the Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

      If the method for computing original issue discount described in the accompanying base prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to that period would be zero. The holder would be permitted to offset the negative amount only against future original issue discount, if any, attributable to his or her certificates.

      Whether a holder of any of the offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium"
in the accompanying base prospectus.

      Prepayment premiums and yield maintenance charges actually collected on the mortgage loans will be paid on the offered certificates as and to the extent described in this offering prospectus. It is not entirely clear under the Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount.
For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the applicable master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to

                                       198

be treated as ordinary income rather than capital gain. The correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.

CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

      The offered certificates will be treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT". Most of the mortgage loans are not secured by real estate used for residential or certain other purposes prescribed in section
7701(a)(19)(C) of the Code. Consequently, the offered certificates will not be treated as assets qualifying under that section. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section
7701(a)(19)(C) of the Code. In addition, the offered certificates will be
"qualified mortgages" within the meaning of section 860G(a)(3) of the Code in the hands of another REMIC if transferred to such REMIC on its startup date in exchange for regular or residual interests in such REMIC.

      Finally, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the
Code if received by a REIT if 95% or more of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code.
To the extent that less than 95% of the assets of REMIC II are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Code, a REIT holding offered certificates will be treated as receiving directly its proportionate share of the income of the REMIC.

      To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by cash reserves, that mortgage loan is not secured solely by real estate. Therefore:

      o     a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Code;

      o     a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Code; and

      o     the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code.

      In addition, most of the mortgage loans contain defeasance provisions under which the lender may release its lien on the collateral securing the subject mortgage loan in return for the borrower's pledge of substitute collateral in the form of government securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, the subject mortgage loan ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the defeased mortgage loan to remain a qualified mortgage, the
Treasury regulations require that--

      1.    the borrower pledges substitute collateral that consist solely of certain government securities,

      2.    the related loan documents allow that substitution,

      3.    the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages, and

      4.    the release is not within two years of the startup day of the REMIC.

                                       199

      Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and
856(e)(3)(B) of the Code, respectively.

      See "Description of the Mortgage Pool" in this offering prospectus and
"Federal Income Tax Consequences--REMICs--Characterization of Investments in
REMIC Certificates" in the accompanying base prospectus.

      For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying base prospectus.

                              ERISA CONSIDERATIONS

      The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Code consequences, each potential investor that is a Plan or is investing on behalf of, or with plan assets of a Plan, is advised to consult its own legal advisor with respect to the specific ERISA and
Code consequences of investing in the certificates and to make its own independent decision. The following is merely a summary and should not be construed as legal advice.

      ERISA and section 4975 of the Code impose various requirements on--

      o     Plans, and

      o     persons that are fiduciaries with respect to Plans,

in connection with the investment of the assets of a Plan. For purposes of this discussion, Plans may include qualified pension, profit sharing and Code section
401(k) plans, individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts, including, as applicable, insurance company general accounts, in which other Plans are invested.

      A fiduciary of any Plan should carefully review with its legal advisors whether the purchase or holding of offered certificates could be or give rise to a transaction that is prohibited or is not otherwise permitted under ERISA or section 4975 of the Code or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Some fiduciary and prohibited transaction issues arise only if the assets of the trust are "plan assets" for purposes of Part 4 of Title I of ERISA and section 4975 of the Code. Whether the assets of the trust will be plan assets at any time will depend on a number of factors, including the portion of any class of certificates that is held by benefit plan investors within the meaning of U.S. Department of Labor Regulation
Section 2510.3-101, as modified by Section 3(42) of ERISA.

      The U.S. Department of Labor has issued an individual prohibited transaction exemption to each of Merrill Lynch, Pierce, Fenner & Smith
Incorporated and Countrywide Securities Corporation, identified as Prohibited
Transaction Exemptions 90-29 and 2000-55, respectively, as amended by Prohibited
Transaction Exemptions 97-34, 2000-58 and 2002-41(in each case, if issued after the subject exemption was granted), and as subsequently amended from time to time. Subject to the satisfaction of conditions set forth in the Exemption, the
Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the
Code, specified transactions relating to, among other things, the servicing and operation of pools of real estate loans, such as the mortgage pool, and the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

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      The Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the Exemption. The conditions are as follows:

      o     first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

      o     second, at the time of its acquisition by the Plan, that certificate must be rated in one of the four highest generic rating categories by Fitch, Moody's or S&P;

      o     third, the trustee cannot be an affiliate of any other member of the
            Restricted Group, other than any of the Exemption Favored Parties;

      o     fourth, the following must be true--

            1.    the sum of all payments made to and retained by
                  Exemption-Favored Parties must represent not more than
                  reasonable compensation for underwriting the relevant class of certificates;

            2.    the sum of all payments made to and retained by us in
                  connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the
                  obligations; and

            3.    the sum of all payments made to and retained by the master servicers, the special servicer and any sub-servicer must
                  represent not more than reasonable compensation for that
                  person's services under the pooling and servicing agreement and reimbursement of that person's reasonable expenses in
                  connection therewith; and

      o     fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

      It is a condition of their issuance that each class of offered certificates receives an investment grade rating from each of Fitch and Moody's.
In addition, the initial trustee is not an affiliate of any other member of the
Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of any such offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of any such offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of any such offered certificate.

      The Exemption also requires that the trust meet the following requirements:

      o     the trust assets must consist solely of assets of the type that have been included in other investment pools;

      o     certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic rating categories of Fitch, Moody's or S&P for at least one year prior to the Plan's acquisition of an offered certificate; and

                                       201

      o     certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

      We believe that these requirements have been satisfied as of the date of this offering prospectus.

      If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and (b)
of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, in connection with--

      o     the direct or indirect sale, exchange or transfer of an offered certificate to a Plan upon initial issuance from us or an
            Exemption-Favored Party when we are, or a mortgage loan seller, the trustee, a master servicer, the special servicer or any
            sub-servicer, any provider of credit support, Exemption-Favored
            Party or borrower is, a Party in Interest with respect to the investing Plan;

      o     the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan; and

      o     the continued holding of class A-1, A-2, A-3, A-SB, A-4, A-1A, AM,
            AJ, B, C or D certificate by a Plan.

      However, no exemption is provided from the restrictions of Sections
406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the
Restricted Group, by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

      Moreover, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may also provide an exemption from the restrictions imposed by Sections 406(b)(1) and
(b)(2) of ERISA and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c)(1)(E) of the Code in connection with:

      o     the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the mortgage loans;

      o     the direct or indirect acquisition or disposition in the secondary market of such offered certificates by a Plan; and

      o     the continued holding of such offered certificates by a Plan.

      Further, if the general conditions of the Exemption, as well as other conditions set forth in the Exemption, are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a)
of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Code by reason of section 4975(c) of the Code, for transactions in connection with the servicing, management and operation of the trust assets.

                                       202

      Lastly, if the general conditions of the Exemption are satisfied, the
Exemption also may provide an exemption from the restrictions imposed by
Sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a)
and (b) of the Code by reason of sections 4975(c)(1)(A) through (D) of the Code, if the restrictions or taxes are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of--

      o     providing services to the Plan, or

      o     having a specified relationship to this person,

solely as a result of the Plan's ownership of class offered certificates.

      Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that the general and other conditions set forth in the Exemption and the other requirements set forth in the Exemption would be satisfied at the time of the purchase.

      In addition to determining the availability of the exemptive relief provided in the Exemption, a fiduciary of a Plan considering an investment in the offered certificates should consider the availability of any other prohibited transaction class exemptions. See "ERISA Considerations" in the accompanying base prospectus. There can be no assurance that any exemption described in the accompanying base prospectus will apply with respect to any particular investment by a Plan in the offered certificates or, even if it were deemed to apply, that it would apply to all prohibited transactions that may occur in connection with the investment. A purchaser of such offered certificates should be aware, however, that even if the conditions specified in one or more class exemptions are satisfied, the scope of relief provided by a class exemption may not cover all acts which might be construed as prohibited transactions.

      Certain employee benefit plans, such as governmental plans (as defined in
Section 3(32) of ERISA) and, if no election has been made under section 410(d)
of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to Title I of ERISA or section 4975 of the Code. However, governmental and church plans may be subject to a federal, state or local law which is, to a material extent, similar to the above-mentioned provisions of ERISA and the
Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

      Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to the investment. Such fiduciary must also determine on its own whether an offered certificate is an appropriate investment for a Plan under ERISA and the Code with regard to ERISA's general fiduciary requirements, including investment prudence and diversification and the exclusive benefit rule.

      The sale of offered certificates to a Plan is in no way a representation or warranty by us or the underwriters that the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or that the investment is appropriate for Plans generally or for any particular Plan.

                                LEGAL INVESTMENT

      The offered certificates will not constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. As a
result, the appropriate characterization of the offered certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those certificates, is subject to significant interpretive uncertainties.

                                       203

      Neither we nor the underwriters make any representation as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

      o     are legal investments for them; or

      o     are subject to investment, capital or other restrictions.

      See "Legal Investment" in the accompanying base prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in an underwriting agreement to be entered into between us as seller, and Merrill Lynch, Pierce, Fenner &
Smith Incorporated, Countrywide Securities Corporation , PNC Capital Markets
LLC, Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated as underwriters, we expect to agree to sell to the underwriters their respective allocations of the offered certificates that they agree to purchase from us. We will identify in a final prospectus supplement relating to the offered certificates, the respective principal balances of each class of the offered certificates that the underwriters agree to purchase.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated and Countrywide
Securities Corporation are acting as co-lead managers and co-bookrunning managers for this offering. PNC Capital Markets LLC, Goldman, Sachs & Co. and
Morgan Stanley & Co. Incorporated will act as co-managers for this offering.
Merrill Lynch, Pierce, Fenner & Smith Incorporated and Countrywide Securities
Corporation are acting as joint-bookrunning managers in the following manner:
Countrywide Securities Corporation is acting as sole bookrunning manager with respect to % of the class certificates, and Merrill Lynch, Pierce, Fenner &
Smith Incorporated is acting as sole bookrunning manager with respect to the remainder of the class certificates and all other classes of offered certificates.

      We will identify in a final prospectus supplement relating to the offered certificates the amount of sale proceeds that we expect to receive from this offering before deducting expenses payable by us.

      Distribution of the offered certificates will be made by the underwriters from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Sales of the offered certificates may also occur on and after the date of initial issuance of the offered certificates, as agreed upon in negotiated transactions with various purchasers. The underwriters may effect such transactions by selling the offered certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. In connection with the purchase and sale of the offered certificates, the underwriters may be deemed to have received compensation from us in the form of underwriting discounts.

      Purchasers of the offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters"
within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and resales by them of offered certificates. Any profit on the resale of the offered certificates purchased by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.
Certificateholders should consult with their legal advisors in this regard prior to any such reoffer or sale.

      We also have been advised by the underwriters that one or more of them, through one or more of their respective affiliates, currently intends to make a market in the offered certificates; however, none of the

                                       204

underwriters has any obligation to do so, any market making may be discontinued
at any time and there can be no assurance that an active secondary market for the offered certificates will develop. See "Risk Factors--Risks Related to the
Offered Certificates--The Offered Certificates Will Have Limited Liquidity and
May Experience Fluctuations in Market Value Unrelated to the Performance of the
Mortgage Loans" in this offering prospectus and "Risk Factors--Lack of Liquidity
Will Impair Your Ability to Sell Your Offered Certificates and May Have an
Adverse Effect on the Market Value of Your Offered Certificates" in the
accompanying base prospectus.

      We have agreed to indemnify the underwriters and each person, if any, who controls any underwriter within the meaning of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, against, or to make contributions to the underwriters and each such controlling person with respect to, certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

      Merrill Lynch, Pierce, Fenner & Smith Incorporated, one of the
underwriters, is our affiliate and an affiliate of Merrill Lynch Mortgage
Lending, Inc., a sponsor and mortgage loan seller. Countrywide Securities
Corporation, one of the underwriters, is an affiliate of Countrywide Commercial
Real Estate Finance, Inc., a sponsor and mortgage loan seller. PNC Capital
Markets LLC is an affiliate of PNC Bank, National Association, a sponsor and mortgage loan seller, and Midland Loan Services, Inc. one of the master servicers.

      Each underwriter has represented to and agreed with us that:

      o     it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA") received by it in connection with the issue or sale of any offered
            certificates in circumstances in which section 21(1) of the FSMA does not apply to us; and

      o     it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United
            Kingdom.

      In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed with us that with effect from and including the date on which the Prospectus Directive is implemented in that
Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of the certificates to the public in that Relevant Member
State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the
Relevant Implementation Date, make an offer of the certificates to the public in that Relevant Member State at any time:

      (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

      (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than (euro)43,000,000 and (3) an annual net turnover of more than (euro)50,000,000, as shown in its last annual or consolidated accounts; or

      (c)   in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus
            Directive.

                                       205

      For the purposes of the foregoing, the expression an "offer of the certificates to the public" in relation to any of the certificates in any
Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression
"Prospectus Directive" means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                  LEGAL MATTERS

      Particular legal matters relating to the certificates will be passed upon for us by Sidley Austin LLP, New York, New York and for the underwriters by
Latham & Watkins LLP, New York, New York.

                                     RATINGS

      It is a condition to their issuance that the respective classes of offered certificates be rated as follows:

                 CLASS              FITCH              MOODY'S
              ------------       ------------       -------------
               Class A-1             AAA                 Aaa
               Class A-2             AAA                 Aaa
               Class A-3             AAA                 Aaa
               Class A-SB            AAA                 Aaa
               Class A-4             AAA                 Aaa
               Class A-1A            AAA                 Aaa
                Class AM             AAA                 Aaa
                Class AJ             AAA                 Aaa
                Class B              AA                  Aa2
                Class C              AA-                 Aa3
                Class D               A                   A2

      The ratings on the offered certificates address the likelihood of the timely receipt by their holders of all payments of interest to which they are entitled on each distribution date and the ultimate receipt by their holders of all payments of principal to which they are entitled on or before the rated final distribution date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and/or principal required under the offered certificates.

      The ratings on the respective classes of offered certificates do not represent any assessment of--

      o     the tax attributes of the offered certificates or of the trust;

      o     whether or to what extent prepayments of principal may be received on the mortgage loans;

      o     the likelihood or frequency of prepayments of principal on the mortgage loans;

      o     the degree to which the amount or frequency of prepayments of principal on the mortgage loans might differ from those originally anticipated;

      o     whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate
            Prepayment Interest Shortfalls; and

                                       206

      o     whether and to what extent prepayment premiums, yield maintenance charges, Penalty Interest or Additional Interest will be received.

      Also, a security rating does not represent any assessment of the yield to maturity that investors may experience.

      There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by Fitch or
Moody's.

      The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See
"Rating" in the accompanying base prospectus.

                                       207

                                    GLOSSARY

TERMS USED IN THIS OFFERING PROSPECTUS

      The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this offering prospectus, including in any of the annexes to this offering prospectus.

      "30/360 BASIS" means the accrual of interest calculated on the basis of a
360-day year consisting of twelve 30-day months.

      "ACCEPTABLE INSURANCE DEFAULT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any default under the related loan documents resulting from (i) the exclusion of acts of terrorism from coverage under the related "all risk" casualty insurance policy maintained on the related mortgaged real property and (ii) the related borrower's failure to obtain insurance that specifically covers acts of terrorism, but only if the special servicer has determined, in its reasonable judgment, exercised in accordance with the Servicing Standard, that (a) such insurance is not available at commercially reasonable rates and the relevant hazards are not commonly insured against by prudent owners of similar real properties in similar locales
(but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) such insurance is not available at any rate. In making such determination, the special servicer will be entitled to rely on the opinion of an insurance consultant at the expense of the trust.

      "ACTUAL/360 BASIS" means the accrual of interest calculated on the basis of the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days.

      "ADDITIONAL INTEREST" means, with respect to any ARD Loan in the trust fund, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

      "ADDITIONAL TRUST FUND EXPENSE" means any of certain specified expenses of the trust that, in each case, generally:

      o     arises out of a default on a mortgage loan or in respect of a mortgage loan as to which a default is imminent or arises out of an otherwise unanticipated event; and

      o     is not covered by a servicing advance or a corresponding collection from the related borrower.

Examples of some Additional Trust Fund Expenses are set forth under "Description of the Offered Certificates--Reductions to Certificate Principal Balances in
Connection with Realized Losses and Additional Trust Fund Expenses" in this offering prospectus.

      "ADVANCE" means a P&I advance or a servicing advance made, or that may be made, under the pooling and servicing agreement.

      "A-NOTE TRUST MORTGAGE LOAN" means either of the Stonestown Mall Trust
Mortgage Loan or the Sportmart/Westwood Storage Trust Mortgage Loan.

      "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan as to which an
Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

      1.    "x" is an amount, as calculated by the special servicer, in consultation with the controlling class representative, as of the determination date immediately succeeding the date on which the special

                                       208

            servicer obtains knowledge of the occurrence of the relevant
            Appraisal Trigger Event, if no new appraisal (or letter update or internal valuation) is required, or otherwise the date on which the appraisal (or letter update or internal valuation, if applicable) is obtained, and each anniversary of such determination date thereafter so long as appraisals are required to be obtained in connection with the subject mortgage loan, equal to the sum (without duplication)
            of:

            (a)   the Stated Principal Balance of the subject mortgage loan;

            (b)   to the extent not previously advanced by or on behalf of the applicable master servicer, the special servicer or the
                  trustee, all unpaid interest accrued on the subject mortgage loan through the most recent due date prior to the date of determination at the related Net Mortgage Rate (exclusive of any portion thereof that constitutes Additional Interest);

            (c)   all accrued but unpaid (from related collections) master
                  servicing fees and special servicing fees with respect to the subject mortgage loan and, without duplication, all accrued or otherwise incurred but unpaid (from related collections)
                  Additional Trust Fund Expenses with respect to the subject mortgage loan;

            (d)   all related unreimbursed Advances made by or on behalf of the applicable master servicer, the special servicer or the
                  trustee with respect to the subject mortgage loan, together with (i) interest on those Advances and (ii) any related
                  Unliquidated Advances; and

            (e)   all currently due and unpaid real estate taxes and unfunded improvement reserves and assessments, insurance premiums and, if applicable, ground rents with respect to the related
                  mortgaged real property; and

      2.    "y" is equal to the sum of (x) 90% of an amount equal to (i) the resulting appraised or estimated value of the related mortgaged real property or REO Property, which value may be subject to reduction by the special servicer based on its review of the related appraisal and other relevant information (without implying any duty to do so), reduced, to not less than zero, by (ii) the amount of any
            obligations secured by liens on the property that are prior to the lien of the subject mortgage loan and estimated liquidation expenses, and (y) all escrows, reserves and letters of credit held as additional collateral with respect to the subject mortgage loan.

      If, however, any required appraisal, letter update or internal valuation is not obtained or performed within 60 days of the relevant Appraisal Trigger
Event, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan.

      The foregoing notwithstanding, in the case of any Loan Combination, any
Appraisal Reduction Amount will be calculated as if it were a single loan, and then will be allocated first to the related B-Note Non-Trust Loan, in each case up to the outstanding principal balance thereof, and then to the applicable
A-Note Trust Mortgage Loan.

      "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust, any of the following events:

      o     the mortgage loan has been modified by the special servicer in a manner that affects the amount or timing of any monthly debt service payment due on it, other than a balloon payment (except, or in addition to, bringing monthly debt service payments current and extending the maturity date for less than six months);

                                       209

      o     the related borrower fails to make any monthly debt service payment with respect to the mortgage loan and the failure continues for 60 days;

      o     60 days following the receipt by the special servicer of notice that a receiver has been appointed and continues in that capacity with respect to the mortgaged real property securing the mortgage loan;

      o     60 days following the receipt by the special servicer of notice that the related borrower has become the subject of a bankruptcy proceeding;

      o     the mortgaged real property securing the mortgage loan becomes an
            REO Property; or

      o     any balloon payment on such mortgage loan has not been paid by the
            60th day following its scheduled maturity date, so long as the applicable master servicer has, on or prior to the 60th day after the due date of that balloon payment, received written evidence from an institutional lender of such lender's binding commitment to refinance the mortgage loan within 120 days after the due date of such balloon payment, provided the borrower continues, during that period, to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date.

      For purposes of the foregoing, each Loan Combination will be treated as a single mortgage loan.

      "ARD LOAN" means any mortgage loan in, or to be included in, the trust fund, that has the characteristics described in the first paragraph under
"Description of the Mortgage Pool--Terms and Conditions of the Mortgage
Loans--ARD Loans" in this offering prospectus.

      "AVAILABLE DISTRIBUTION AMOUNT" means, with respect to any distribution date:

      (a)   an amount equal to the sum, without duplication, of the following amounts:

            (i)   the aggregate of all amounts on deposit in the master
                  servicers' collection accounts and the trustee's distribution account as of the close of business on the related
                  determination date and the amounts collected by or on behalf of the master servicers as of the close of business on such determination date and required to be deposited in the
                  collection account;

            (ii)  the aggregate amount of all P&I advances made by either master servicer or the trustee for distribution on the certificates on that distribution date;

            (iii) the aggregate amount transferred from the special servicer's
                  REO account and/or any separate custodial account maintained with respect to a Loan Combination to the applicable master servicer's collection account during the month of that
                  distribution date, on or prior to the date on which P&I
                  advances are required to be made in that month;

            (iv)  the aggregate amount deposited by the master servicers in their collection accounts for that distribution date in
                  connection with Prepayment Interest Shortfalls and any
                  shortfalls in interest caused by the application of a
                  condemnation award or casualty insurance proceeds to prepay a mortgage loan; and

            (v)   for each distribution date occurring in March, the aggregate of all interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis deposited in the trustee's distribution account;

                                       210

      exclusive of

      (b)   any portion of the amounts described in clause (a) above that represents one or more of the following:

            (i)   any monthly debt service payments collected but due on a due date after the end of the related collection period;

            (ii)  all amounts in the master servicers' collection accounts or the trustee's distribution account that are payable or
                  reimbursable to any person other than the certificateholders from:

                  (A)   the master servicers' collection accounts, including,
                        but not limited to, servicing compensation, as described
                        under "Servicing of the Mortgage Loans--Collection
                        Accounts--Withdrawals" in this offering prospectus; and

                  (B)   the trustee's distribution account, including, but not
                        limited to, trustee fees, as described under
                        "Description of the Offered Certificates--Distribution
                        Account--Withdrawals" in this offering prospectus;

            (iii) any prepayment premiums and yield maintenance charges;

            (iv)  any Additional Interest on the ARD Loans (which is separately distributed to the holders of the class Z certificates);

            (v)   if such distribution date occurs during February of any year or during January of any year that is not a leap year, the interest reserve amounts in respect of each mortgage loan that accrues interest on an Actual/360 Basis to be deposited in the trustee's interest reserve account and held for future
                  distribution; and

            (vi)  any amounts deposited in the master servicers' collection accounts or the trustee's distribution account in error.

      In no event will the Available Distribution Amount include amounts payable to the holders of the B-Note Non-Trust Loans.

      "B-NOTE LOAN NOTEHOLDER" means the holder of a B-Note Non-Trust Loan.

      "B-NOTE NON-TRUST LOAN" means either of the Stonestown Mall B-Note
Non-Trust Loan or the Sportmart/Westwood Storage B-Note Non-Trust Loan.

      "CLASS A-SB PLANNED PRINCIPAL BALANCE" means, with respect to the class
A-SB certificates for any distribution date, the principal balance specified for that distribution date on Annex E to this offering prospectus. The principal balances set forth on Annex E to this offering prospectus were calculated using, among other things, the Modeling Assumptions and a 0% CPR. Based on the Modeling
Assumptions and a 0% CPR, the total principal balance of the class A-SB certificates on each distribution date would be reduced to approximately the scheduled principal balance indicated for that distribution date on Annex E to this offering prospectus. There is no assurance, however, that the mortgage loans will perform in conformity with the Modeling Assumptions. Therefore, there can be no assurance that the total principal balance of the class A-SB certificates on any distribution date will be equal to (and, furthermore, following retirement of the class A-1, A-2 and A-3 certificates, that total principal balance may be less than) the principal balance that is specified for that distribution date on Annex E to this offering prospectus.

      "CLEARSTREAM" means Clearstream Banking Luxembourg.

                                       211

      "CLOSING DATE" means the date of the initial issuance of the offered certificates, which will be on or about September 29, 2006.

      "CMSA" means the Commercial Mortgage Securities Association, an international trade organization for the commercial real estate capital markets.

      "CODE" means the Internal Revenue Code of 1986, as amended.

      "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

      "CROSSED LOAN" means a mortgage loan in the trust fund that is cross-collateralized and cross-defaulted with one or more other mortgage loans in the trust fund.

      "CROSSED GROUP" means a group of related Crossed Loans.

      "DTC" means The Depository Trust Company.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

      "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear
System.

      "EXEMPTION" means, collectively, Prohibited Transaction Exemptions 90-29 and 2000-55, each as amended by Prohibited Transaction Exemptions 97-34, 2000-58 and 2002-41 (in each case, if issued after the subject Exemption was granted), and as may be amended from time to time, or any successor thereto, all as issued by the U.S. Department of Labor.

      "EXEMPTION-FAVORED PARTY" means any of--

      o     Merrill Lynch, Pierce, Fenner & Smith Incorporated;

      o     Countrywide Securities Corporation;

      o     any person directly or indirectly, through one or more
            intermediaries, controlling, controlled by or under common control with any entity referred to in the prior two bullets; and

      o     any member of the underwriting syndicate or selling group of which a person described in the prior three bullets is a manager or co-manager with respect to those mortgage pass-through certificates.

      "FITCH" means Fitch, Inc.

      "IRS" means the Internal Revenue Service.

      "LOAN COMBINATION" means either of the Stonestown Mall Loan Combination or the Sportmart/Westwood Storage Loan Combination.

      "LOAN COMBINATION INTERCREDITOR AGREEMENT" means either of the Stonestown
Mall Intercreditor Agreement or the Sportmart/Westwood Storage Intercreditor
Agreement.

      "LOAN GROUP 1 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 1.

                                       212

      "LOAN GROUP 2 PRINCIPAL DISTRIBUTION AMOUNT" means, in general, the portion of the Principal Distribution Amount attributable to the mortgage loans in loan group 2.

      "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the certificates and the mortgage loans in, or to be included in, the trust fund:

      o     the mortgage loans have the characteristics set forth on Annex A-1, and the initial mortgage pool balance is approximately
            $2,425,022,033; and the mortgage loans are allocated to loan group 1 and loan group 2 as described in this offering prospectus;

      o     the initial total principal balance or notional amount, as the case may be, of each class of certificates is as described in this offering prospectus;

      o     the pass-through rate for each class of certificates is as described in this offering prospectus;

      o     there are no delinquencies or losses with respect to the mortgage loans;

      o     there are no modifications, extensions, waivers or amendments affecting the monthly debt service payments by borrowers on the mortgage loans;

      o     there are no Appraisal Reduction Amounts with respect to the mortgage loans;

      o     there are no casualties or condemnations affecting the corresponding mortgaged real properties;

      o     each of the mortgage loans provides monthly debt service payments to be due on the first day of each month, and accrues interest on the basis described in this offering prospectus, which is any of an
            Actual/360 Basis or a 30/360 Basis;

      o     all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

      o     there are no breaches of our representations and warranties regarding the mortgage loans;

      o     no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's lockout period, yield maintenance period or defeasance period, in each case if any;

      o     each ARD Loan is paid in full on its anticipated repayment date;

      o     except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

      o     no person or entity entitled thereto exercises its right of optional termination described in this offering prospectus under "Description of the Offered Certificates--Termination";

      o     no mortgage loan is required to be repurchased by any mortgage loan seller;

      o     the mortgage loans that permit either voluntary prepayment with prepayment consideration (i.e. a prepayment premium or yield maintenance) or defeasance have been assumed to be mortgage loans providing for voluntary prepayment with prepayment consideration in the form of yield maintenance or a prepayment premium, as
            applicable;

                                       213

      o     there are no Additional Trust Fund Expenses;

      o     payments on the offered certificates are made on the 12th day of each month, commencing in October 2006; and

      o     the offered certificates are settled on September 29, 2006.

      "MOODY'S" means Moody's Investors Service, Inc.

      "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any distribution date, the excess, if any, of--

      o     the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, over

      o     the total payments made by the master servicers to cover those
            Prepayment Interest Shortfalls.

      "NET MORTGAGE RATE" means with respect to any mortgage loan, in general, a per annum rate equal to the related mortgage interest rate in effect from time to time, minus the sum of the applicable master servicing fee rate under the pooling and servicing agreement (which includes the rate at which any primary servicing fees accrue) and the per annum rate at which the monthly trustee fee is calculated; provided, however, that, for purposes of calculating the Weighted
Average Net Mortgage Rate and the various classes of the non-fixed rate interest-bearing certificates, from time to time--

      o     the Net Mortgage Rate for the subject mortgage loan will be calculated without regard to any modification, waiver or amendment of the terms of such mortgage loan, or any other change in the related mortgage interest rate, subsequent to the date of issuance of the certificates, and

      o     if any mortgage loan does not accrue interest on the basis of a
            360-day year consisting of twelve 30-day months, then the Net
            Mortgage Rate of such mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of such loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce, in general, the aggregate amount of interest actually accrued in respect of such loan during such one-month period at the related mortgage interest rate (net of the aggregate per annum rate at which the related master servicing fee and the trustee fee are calculated under the pooling and servicing agreement), except that, with respect to any such mortgage loan, the Net Mortgage Rate for the one-month period (a) prior to the respective due dates in
            January and February in any year which is not a leap year or in
            February in any year which is a leap year will be determined so as to produce an aggregate amount of interest that excludes any related interest reserve amount transferred to the trustee's interest reserve account in respect of that one-month period and (b) prior to the due date in March will be determined so as to produce an aggregate amount of interest that includes the related interest reserve amount(s) retained in the trustee's interest reserve account for the respective one-month periods prior to the due dates in
            January and February in any year which is not a leap year or the one-month period prior to the due date in February in any year which is a leap year.

      As of the cut-off date (without regard to the adjustment described in the proviso to the prior sentence), the Net Mortgage Rates for the mortgage loans ranged from 5.250% per annum to 7.049%, with a weighted average of those Net
Mortgage Rates of 6.112% per annum. See "Servicing of the Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses" in this offering prospectus.

                                       214

      "NONRECOVERABLE ADVANCE" means any Advance previously made or proposed to be made, or any Workout-Delayed Reimbursement Amount previously made, with respect to any mortgage loan or REO Property that is determined, in accordance with the pooling and servicing agreement, not to be ultimately recoverable, together with interest accrued on that Advance, from payments or other collections on or with respect to that mortgage loan or REO Property and, in the case of an A-Note Trust Mortgage Loan with respect to a servicing advance, on or with respect to the related Loan Combination.

      "P&I" means principal and/or interest payments, excluding balloon payments, required to be paid in respect of a mortgage loan in accordance with the schedule for repayment provided for by that mortgage loan.

      "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of section 4975(e)(2) of the Code.

      "PENALTY INTEREST" means any interest, other than late payment charges,
Additional Interest, prepayment premiums or yield maintenance charges, that--

      o     accrues on a defaulted mortgage loan solely by reason of the subject default; and

      o     is in excess of all interest at the related mortgage interest rate.

      "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan, any and all of the following in, or to be included in, the trust fund:

      o     the lien of current real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent or accruing interest or penalties;

      o     covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or a marked-up commitment binding upon the title insurer;

      o     exceptions and exclusions specifically referred to in the related lender's title insurance policy or, if that policy has not yet been issued, referred to in a pro forma title policy or marked-up commitment binding upon the title insurer;

      o     other matters to which like properties are commonly subject;

      o     the rights of tenants, as tenants only, under leases and subleases, pertaining to the related mortgaged real property;

      o     if the related mortgage loan is cross-collateralized with any other mortgage loan within the mortgage pool, the lien of the mortgage for the other mortgage loan(s) contained in the same group of
            cross-collateralized loans; and

      o     if the related mortgaged real property consists of one or more units in a condominium, the related condominium declaration,

none of which, as represented by the related mortgage loan seller in the related mortgage loan purchase agreement (subject to any exceptions set forth in that agreement), materially interferes with the security intended to be provided by the related mortgage, the current principal use of the property or the current ability of the property to generate income sufficient to service the related mortgage loan.

                                       215

      "PERMITTED INVESTMENTS" means U.S. government securities and other investment grade obligations, including:

      o     direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

      o     repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

      o     federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

      o     commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

      o     money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

      o     any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

      "PLAN" means any employee benefit plan, or other retirement plan, arrangement or account, that is subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code.

      "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a mortgage loan made by the related borrower during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period following that due date, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Penalty Interest and/or Additional Interest included in that interest collection.

      "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a mortgage loan voluntarily made by the related borrower during any collection period prior to the due date for that loan, the amount of any uncollected interest, without regard to any prepayment premium or yield maintenance charge actually collected, that would have accrued on that prepayment to, but not including, that due date at a rate per annum equal to the sum of the related Net Mortgage Rate for such mortgage loan and the trustee fee rate (net of any Penalty Interest and Additional Interest, if applicable).

                                       216

      "PRIMARY COLLATERAL" means the mortgaged real property directly securing a
Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of cross-collateralization of that Crossed Loan with other related Crossed Loans.

      "PRINCIPAL DISTRIBUTION AMOUNT" means, with respect to each distribution date, the aggregate of the following (without duplication):

      (a)   the aggregate of the principal portions of all monthly debt service payments (other than balloon payments) due or deemed due on or in respect of the mortgage loans (including mortgage loans as to which the related mortgaged real properties have become REO Properties)
            for their respective due dates occurring during the related collection period, to the extent paid by the related borrower during or prior to, or otherwise received during, the related collection period or advanced by either master servicer or the trustee, as applicable, for such distribution date;

      (b)   the aggregate of all principal prepayments received on the mortgage loans during the related collection period;

      (c)   with respect to any mortgage loan as to which the related stated
            maturity date occurred during or prior to the related collection period, any payment of principal (other than a principal prepayment)
            made by or on behalf of the related borrower during the related collection period (including any balloon payment), net of any portion of such payment that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause
            (a) above;

      (d)   the aggregate of the principal portion of all liquidation proceeds, sale proceeds, insurance proceeds, condemnation proceeds and, to the extent not otherwise included in clause (a), (b) or (c) above, payments and revenues that were received on or in respect of the mortgage loans and REO Properties during the related collection period and that were identified and applied by the applicable master servicer and/or the special servicer as recoveries of principal of the mortgage loans, in each case net of any portion of such amounts that represents a recovery of the principal portion of any monthly debt service payment (other than a balloon payment) due or deemed due in respect of the related mortgage loan on a due date during or prior to the related collection period and included as part of the
            Principal Distribution Amount for such distribution date or any prior distribution date pursuant to clause (a) above; and

      (e)   if such distribution date is subsequent to the initial distribution date, the excess, if any, of the Principal Distribution Amount for the immediately preceding distribution date, over the aggregate distributions of principal made on the principal balance
            certificates on such immediately preceding distribution date;

provided that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Workout-Delayed
Reimbursement Amounts in respect of any particular mortgage loan that are reimbursed from principal collections on the mortgage pool during the related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently collected on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs);
and

provided, further, that the Principal Distribution Amount for any distribution date will generally be reduced (to not less than zero) by any Nonrecoverable
Advances in respect of any particular mortgage loan (and advance interest thereon) that are reimbursed from principal collections on the mortgage pool during related collection period (although any of those amounts that were reimbursed from principal collections and are subsequently

                                       217

collected (notwithstanding the nonrecoverability determination) on the related mortgage loan will be added to the Principal Distribution Amount for the distribution date following the collection period in which the subsequent collection occurs).

      If the reimbursement of any Workout-Delayed Reimbursement Amount or
Nonrecoverable Advance (and accompanying interest) results in a reduction in the
Principal Distribution Amount for any distribution date, as contemplated by the provisos to the prior sentence, then that reduction shall, to the fullest extent permitted, be applied to the portion of the Principal Distribution Amount attributable to the loan group that includes the related mortgage loan before affecting the portion of the Principal Distribution Amount attributable to the other loan group. Any additions to the Principal Distribution Amount for any distribution date, as contemplated by the provisos to the first sentence of this definition, will be allocated between the respective portions of the Principal
Distribution Amount allocable to the two loan groups to offset the earlier corresponding reductions, generally in the reverse order in which the reductions were made.

      The payment of Additional Trust Fund Expenses with respect to any mortgage loan may result in a reduction of amounts allocable as principal of that mortgage loan and, accordingly, a smaller Principal Distribution Amount.

      The Principal Distribution Amount will not include any payments or other collections of principal on the Non-Trust Loans.

      "REALIZED LOSSES" mean losses arising from the inability to collect all amounts due and owing under any defaulted mortgage loan, including by reason of the fraud or bankruptcy of the borrower, modifications, bankruptcy or a casualty of any nature at the related mortgaged real property, to the extent not covered by insurance. The Realized Loss in respect of a liquidated mortgage loan (or related REO Property) is an amount generally equal to the excess, if any, of (a)
the outstanding principal balance of such mortgage loan as of the date of liquidation, together with (i) all accrued and unpaid interest thereon to but not including the due date in the collection period in which the liquidation occurred (exclusive of any Penalty Interest, Additional Interest, prepayment premiums or yield maintenance charges in respect of such mortgage loan) and (ii)
related servicing expenses and servicing advances (together with interest accrued thereon), and related Unliquidated Advances in respect of servicing advances, in any event not reimbursed from collections on the subject mortgage loan (or related REO Property), and any related due and unpaid servicing compensation (including principal recovery fees) and any other related unpaid
Additional Trust Fund Expenses, over (b) the aggregate amount of liquidation proceeds, if any, recovered in connection with such liquidation (net of any portion of such liquidation proceeds that is payable or reimbursable in respect of the related liquidation and other servicing expenses and, in the case of an
A-Note Trust Mortgage Loan, net of any portion of such liquidation proceeds payable to the holder of the related B-Note Non-Trust Loan. If any portion of the debt due under a mortgage loan (other than Additional Interest and Penalty
Interest) is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the special servicer or in connection with a bankruptcy or similar proceeding involving the related borrower, the amount so forgiven also will be treated as a Realized Loss. Any reimbursement of Advances determined to be nonrecoverable from collections on the related mortgage loan
(and interest on such Advances) that are made from collections of principal that would otherwise be included in the Principal Distribution Amount, will be
Realized Losses.

      "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and sections 860A through 860G of the Code.

      "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding mortgage loan.

                                       218

      "RESTRICTED GROUP" means, collectively--

      1.    the trustee;

      2.    the Exemption-Favored Parties;

      3.    us;

      4.    the master servicers;

      5.    the special servicer;

      6.    any sub-servicers;

      7.    the mortgage loan sellers;

      8.    each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates; and

      9.    any and all affiliates of any of the aforementioned persons.

      "RESTRICTED SERVICER REPORTS" means collectively, to the extent not filed with the Securities and Exchange Commission, the CMSA servicer watchlist, the
CMSA operating statement analysis report, the CMSA NOI adjustment worksheet, the
CMSA financial file, the CMSA comparative financial status report, the CMSA loan level reserve/LOC report and the CMSA reconciliation of funds report.

      "S&P" means Standard & Poor's Ratings Services, a division of The
McGraw-Hill Companies, Inc.

      "SERVICING STANDARD" means, with respect to any mortgage loan, Servicing
Standard No. 1 or Servicing Standard No. 2, as applicable.

      "SERVICING STANDARD NO. 1" means, with respect to Midland Loan Services,
Inc. or the special servicer, the obligation to service and administer the mortgage loans which that party is responsible for servicing under the pooling and servicing agreement;

      o     in the same manner in which, and with the same care, skill, prudence and diligence with which, that master servicer or the special servicer, as the case may be, generally services and administers similar mortgage loans that either are part of other third-party portfolios, giving due consideration to customary and usual standards of practice of prudent institutional commercial mortgage loan servicers servicing mortgage loans for third parties, or are held as part of its own portfolio, whichever standard is higher;

      o     with a view to (i) the timely recovery of all scheduled payments of principal and interest under the mortgage loans, (ii) in the case of the special servicer, if a mortgage loan comes into and continues in default, the maximization of the recovery on that mortgage loan to the certificateholders and, in the case of a Loan Combination, the holder of the related B-Note Non-Trust Loan, all taken as a collective whole, on a net present value basis (the relevant discounting of the anticipated collections to be performed at the related mortgage interest rate) and (iii) the best interests (as determined by such master servicer or the special servicer, as the case may be, in its reasonable judgment) of the holders of the certificates and the trust fund and, in the case of a Loan
            Combination, the holder of the related B-Note Non-Trust Loan, taking into account, to the

                                       219

            extent consistent with the related Loan Combination Intercreditor
            Agreement, the subordinate nature of the related B-Note Non-Trust
            Loan; and

      o     without regard to--

            1.    any relationship that such master servicer or the special
                  servicer, as the case may be, or any of its affiliates may have with any of the borrowers (or any affiliate thereof), us, any mortgage loan seller or any other party to the
                  transaction;

            2.    the ownership of any certificate by such master servicer or the special servicer, as the case may be, or by any of its affiliates;

            3.    the obligation of such master servicer or the special
                  servicer, as the case may be, to make Advances;

            4.    the right of such master servicer or the special servicer, as the case may be, to receive compensation or other fees for its services rendered pursuant to the pooling and servicing
                  agreement;

            5.    the ownership, servicing or management by such master servicer or the special servicer, as the case may be, or any of its affiliates of any other loans or real properties not included in or securing, as the case may be, the mortgage pool;

            6.    any obligation of such master servicer or any of its
                  affiliates to repurchase or substitute a mortgage loan as a mortgage loan seller;

            7.    any obligation of such master servicer or any of its
                  affiliates to cure a breach of representation and warranty with respect to any mortgage loan; and

            8.    any debt such master servicer or the special servicer, as the case may be, or any of its affiliates, has extended to any of the borrowers or any affiliate thereof.

      "SERVICING STANDARD NO. 2" means, with respect to Capmark Finance Inc., the obligation to service and administer the mortgage loans which it is responsible for servicing under the pooling and servicing agreement:

      o     in the best interests (as determined by such master servicer in its good faith and reasonable judgment) of and for the benefit of the holders of the certificates (as a collective whole) and the trust fund and, in the case of a Loan Combination, the holder of the related B-Note Non-Trust Loan (also as a collective whole), in accordance with applicable law, the terms of the pooling and servicing agreement and the related Loan Combination Intercreditor
            Agreement, and to the extent consistent with the foregoing, further as follows:

      o     with the same care, skill and diligence as is normal and usual in its general mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to those which it is responsible for servicing under the pooling and servicing agreement;

      o     with a view to the timely recovery of all scheduled payments of principal and interest under the mortgage loans; and

      o     without regard to--

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            1.    any relationship that such master servicer or any of its
                  affiliates may have with a borrower under a mortgage loan;

            2.    the ownership of any certificate by such master servicer or by any of its affiliates;

            3.    the obligation of such master servicer to make Advances; and

            4.    the right of such master servicer or any of its affiliates to receive reimbursement of costs, or the sufficiency of any
                  compensation payable to it under the pooling and servicing agreement or with respect to any particular transaction.

      "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan serviced under the pooling and servicing agreement, any of the following events:

      1.    the related borrower fails to make when due any monthly debt service payment, including a balloon payment, and the failure continues unremedied--

            (a)   except in the case of a balloon payment, for 60 days; or

            (b)   solely in the case of a delinquent balloon payment, for 60 days, so long as the related borrower (A) continues to make in respect of each due date without omission, monthly payments equivalent to the monthly payments previously due under the mortgage loan prior to its maturity date, and (B) delivers a refinancing commitment within 60 days after the related
                  maturity date, then for such period (not to exceed 120 days)
                  beyond the related maturity date ending on the date on which it is determined that the refinancing could not reasonably be expected to occur;

      2.    the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
            Standard) that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and is likely to remain unremedied for at least 60 days;

      3.    the applicable master servicer or, with the consent of the controlling class representative, the special servicer determines in its reasonable judgment (exercised in accordance with the Servicing
            Standard) that a non-payment default (other than an Acceptable
            Insurance Default) has occurred under the mortgage loan that may materially impair the value of the corresponding mortgaged real property as security for the mortgage loan and the default continues unremedied beyond the applicable cure period under the terms of the mortgage loan or, if no cure period is specified, for 60 days, provided that a default that gives rise to an acceleration right without any cure period shall be deemed to have a cure period equal to zero;

      4.    various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

      5.    the applicable master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the
            corresponding mortgaged real property.

      A Servicing Transfer Event will cease to exist, if and when:

      o     with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the

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            mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, waiver or amendment granted or agreed to by the applicable master servicer or the special servicer;

      o     with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the reasonable judgment of the special servicer (exercised in accordance with the Servicing Standard), but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

      o     with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

      o     with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated;

so long as at that time no other circumstance identified in clauses 1. through
5. of this definition continues to exist.

      If a Servicing Transfer Event exists with respect to the mortgage loan in a Loan Combination that will be included in the trust or any other loan in the related Loan Combination, it will also be considered to exist for each other mortgage loan in the subject Loan Combination; provided that, if the holder of the Stonestown Mall B-Note Non-Trust Loan or the Sportmart/Westwood Storage
B-Note Non-Trust Loan, as the case may be, prevents the occurrence of a
Servicing Transfer Event with respect to the Stonestown Mall Trust Mortgage Loan or the Sportmart/Westwood Storage Trust Mortgage Loan, as applicable, through the exercise of cure rights as set forth in the related Loan Combination
Intercreditor Agreement, then the existence of such Servicing Transfer Event with respect to the Stonestown Mall B-Note Non-Trust Loan or the
Sportmart/Westwood Storage B-Note Non-Trust Loan, as the case may be, will not, in and of itself, result in the existence of a Servicing Transfer Event with respect to the Stonestown Mall Trust Mortgage Loan or the Sportmart/Westwood
Storage Trust Mortgage Loan, as applicable, or cause the servicing of the related Loan Combination to be transferred to the special servicer, unless a separate Servicing Transfer Event has occurred with respect thereto.

      "SPORTMART/WESTWOOD STORAGE B-NOTE LOAN NOTEHOLDER" means the holder of the Sportmart/Westwood Storage B-Note Non-Trust Loan.

      "SPORTMART/WESTWOOD STORAGE B-NOTE NON-TRUST LOAN" means that loan that--

      o     is not a part of the trust fund,

      o     has been designated under the Sportmart/Westwood Storage
            Intercreditor Agreement as "Note B", with an unpaid principal balance of $1,010,000 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the Sportmart/Westwood
            Storage Mortgaged Property as is the Sportmart/Westwood Storage
            Trust Mortgage Loan.

      "SPORTMART/WESTWOOD STORAGE BORROWER" means the borrower under the
Sportmart/Westwood Storage Loan Combination.

      "SPORTMART/WESTWOOD STORAGE INTERCREDITOR AGREEMENT" means, the co-lender agreement, by and between the holders of the Sportmart/Westwood Storage Trust
Mortgage Loan and the Sportmart/Westwood Storage B-Note Non-Trust Loan.
Following the inclusion of the Sportmart/Westwood Storage Trust Mortgage Loan in
the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the Sportmart/Westwood Storage Intercreditor
Agreement.

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      "SPORTMART/WESTWOOD STORAGE LOAN COMBINATION" means, collectively, the
Sportmart/Westwood Storage Trust Mortgage Loan and the Sportmart/Westwood
Storage B-Note Non-Trust Loan.

      "SPORTMART/WESTWOOD STORAGE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as
Sportmart/Westwood Storage.

      "SPORTMART/WESTWOOD STORAGE TRUST MORTGAGE LOAN" means the mortgage loan that has a cut-off date principal balance of $18,000,000, and is secured by a mortgage encumbering the Sportmart/Westwood Storage Mortgaged Property.

      "STATED PRINCIPAL BALANCE" means, for each mortgage loan, an amount that:

      o     will initially equal its cut-off date principal balance (or, in the case of a replacement mortgage loan, its principal balance as of the date of substitution); and

      o     will be permanently reduced on each distribution date, to not less than zero, by--

            1.    all payments and other collections of principal, if any, with respect to that mortgage loan that are included as part of the
                  Principal Distribution Amount for such distribution date
                  pursuant to clause (a), clause (b), clause (c) and/or clause
                  (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary;

            2.    any amount of reduction in the outstanding principal balance of any mortgage loan resulting from a deficient valuation that occurred during the related collection period; and

            3.    any other related Realized Losses incurred during the related collection period that represents a loss of principal with respect to that mortgage loan.

      With respect to each mortgage loan relating to, and deemed to remain outstanding with respect to, an REO Property, the "Stated Principal Balance"
will be an amount equal to the Stated Principal Balance of that mortgage loan as of the date of the acquisition of the related REO Property, permanently reduced on each subsequent distribution date, to not less than zero, by:

      o     all amounts, if any, collected with respect to the related REO
            Property that are allocable as principal of the subject mortgage loan and that are included as part of the Principal Distribution
            Amount for such distribution date pursuant to clause (a), clause
            (b), clause (c) and/or clause (d) of, and without regard to the provisos to, the definition of "Principal Distribution Amount" in this glossary; and

      o     any related Realized Loss incurred during the related collection period that represents a loss of principal with respect to the subject mortgage loan.

      "STONESTOWN MALL B-NOTE NON-TRUST LOAN" means that loan that--

      o     is not a part of the trust fund,

      o     has been designated under the Stonestown Mall Intercreditor
            Agreement as "Note B", with an unpaid principal balance of
            $60,000,000 as of the cut-off date, and

      o     is secured by the same mortgage encumbering the Stonestown Mall
            Mortgaged Property as is the Stonestown Mall Trust Mortgage Loan.

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      "STONESTOWN MALL BORROWER" means the borrower under the Stonestown Mall
Loan Combination.

      "STONESTOWN MALL CONTROLLING PARTY" means, with respect to the Stonestown
Mall Loan Combination, either--

      o     the holder of the Stonestown Mall B-Note Non-Trust Loan, but only if and for so long as it has, an unpaid principal balance, net of the portion of any Appraisal Reduction Amount with respect to the
            Stonestown Mall Loan Combination allocable to the Stonestown Mall
            B-Note Non-Trust Loan, equal to or greater than 25% of its unpaid principal balance (without taking into account any Appraisal
            Reduction Amount); or

      o     the controlling class representative (as the designee of the trust as holder of the Stonestown Mall Trust Mortgage Loan), but only if and for so long as the unpaid principal balance of the Stonestown
            Mall B-Note Non-Trust Loan, net of the portion of any Appraisal
            Reduction Amount with respect to the Stonestown Mall Loan
            Combination allocable to the Stonestown Mall B-Note Non-Trust Loan, is less than 25% of its unpaid principal balance (without taking into account any Appraisal Reduction Amount).

      "STONESTOWN MALL INTERCREDITOR AGREEMENT" means, the co-lender agreement, by and between the holders of the Stonestown Mall Trust Mortgage Loan and the
Stonestown Mall B-Note Non-Trust Loan. Following the inclusion of THE Stonestown
Mall Trust Mortgage Loan in the trust fund, the trust, acting through the trustee, will be the holder of that mortgage loan and a party to the Stonestown
Mall Intercreditor Agreement.

      "STONESTOWN MALL LOAN COMBINATION" means, collectively, the Stonestown
Mall Trust Mortgage Loan and the Stonestown Mall B-Note Non-Trust Loan.

      "STONESTOWN MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this offering prospectus as the Stonestown Mall.

      "STONESTOWN MALL TRIGGERING EVENT" means, with respect to the Stonestown
Mall Loan Combination--

      o     any uncured event of default with respect to an obligation of the
            Stonestown Mall Borrower to make a scheduled or unscheduled payment due under the loan documents for the Stonestown Mall Loan
            Combination,

      o     any loan comprising the Stonestown Mall Loan Combination is accelerated,

      o     any loan comprising the Stonestown Mall Loan Combination becomes a specially serviced loan,

      o     the occurrence of the maturity date with respect to any loan in the
            Stonestown Mall Loan Combination unless a Servicing Transfer Event with respect to the Stonestown Mall Loan Combination has not occurred as a result of the Stonestown Mall Borrower having delivered a refinancing commitment prior to the related maturity date, or

      o     a foreclosure on the Stonestown Mall Mortgaged Property.

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      "STONESTOWN MALL TRUST MORTGAGE LOAN" means the mortgage loan that has a cut-off date principal balance of $155,600,000, and is secured by a mortgage encumbering the Stonestown Mall Mortgaged Property.

      "UNLIQUIDATED ADVANCE" means, with respect to any mortgage loan, any
Advance made by a party to the pooling and servicing agreement that:

      o     is not a Nonrecoverable Advance;

      o     has been reimbursed to the party that made the Advance as a
            Workout-Delayed Reimbursement Amount out of principal collections on other mortgage loans; and

      o     was originally made with respect to an item that has not been subsequently recovered out of collections on or proceeds of the subject mortgage loan or any related REO Property.

      "UNRESTRICTED SERVICER REPORTS" means collectively, the CMSA delinquent loan status report, CMSA historical loan modification and corrected mortgage loan report, CMSA REO status report, CMSA advance recovery report and, if and to the extent filed with the Securities and Exchange Commission, such reports and files as would, but for such filing, constitute Restricted Servicer Reports.

      "WEIGHTED AVERAGE NET MORTGAGE RATE" means, for any distribution date, the weighted average of the applicable Net Mortgage Rates for all the mortgage loans, weighted on the basis of their respective Stated Principal Balances immediately following the preceding distribution date.

      "WORKOUT-DELAYED REIMBURSEMENT AMOUNT" means, with respect to any mortgage loan that had been subject to special servicing and has subsequently been returned to performing status (including as a result of a modification of its terms), any Advance made with respect to that mortgage loan as of a date coinciding with or, depending on the circumstances, shortly before the date on which that mortgage loan stopped being specially serviced, together with interest on that Advance, to the extent that (a) such Advance is not reimbursed to the party that made it as of the date that the subject mortgage loan stopped being specially serviced and (b) the amount of such Advance becomes an obligation of the related borrower to pay such amount under the terms of the modified loan documents.

TERMS USED IN ANNEXES A-1 AND A-2

      The following defined terms and descriptions of underwriting standards are used in Annexes A-1 and A-2:

            (i)     References to "UW DSCR (x)" and "DSCR" are references to
      debt service coverage ratios. Debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service (that is, cash that remains after average cost of non-capital expenses of operation, tenant improvements, leasing commissions and replacement reserves during the term of the mortgage loan) to (b) required debt service payments.
      However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. The UW DSCR (x) for any mortgage loan is the ratio of "UW Net Cash Flow" produced by the related mortgaged real property to the annualized amount of debt service that will be payable under that mortgage loan commencing after the origination date;
      provided, however, for purposes of calculating the UW DSCR (x) provided in this offering prospectus with respect to 116 mortgage loans, representing approximately 61.80% of the initial mortgage pool balance, where periodic payments are interest-only for a certain amount of time after origination, after which period each mortgage loan amortizes principal for its remaining term, the debt service used is the annualized amount of debt service that will be payable under the mortgage loan commencing after the amortization period begins; and provided, further, that for purposes of calculating the UW DSCR(x) provided in this offering prospectus with respect to 11

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      mortgage loans, representing approximately 11.57% of the initial mortgage pool balance, where periodic payments are interest-only up to the related maturity date or, if applicable, the related anticipated repayment date, the debt service used is the product of (a) the principal balance of the subject mortgage loan as of the cut-off date and (b) the annual mortgage rate as adjusted for the interest accrual method.

            As indicated in the footnotes to the table in the section captioned
      "Summary of Offering Prospectus--The Mortgage Loans and the Mortgaged Real
      Properties--Additional Statistical Information", the debt service coverage ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized"
      basis. See Annex A-1 to this offering prospectus for more information regarding the debt service coverage ratios on the mortgage loans referred to in the foregoing sentence.

            (ii)    The "UW Net Cash Flow" or "UW NCF ($)" for a mortgaged real property is the "net cash flow" of such mortgaged real property as set forth in, or determined by the applicable mortgage loan seller on the basis of, mortgaged real property operating statements, generally unaudited, and certified rent rolls (as applicable) supplied by the related borrower in the case of multifamily, mixed use, retail, manufactured housing community, industrial, self storage and office properties (each, a "Rental Property"). In general, the mortgage loan sellers relied on either full-year operating statements, rolling 12-month operating statements and/or applicable year-to-date financial statements, if available, and on rent rolls for all Rental Properties that were current as of a date not earlier than six months prior to the respective date of origination in determining UW Net Cash Flow for the mortgaged real properties.

            In general, "net cash flow" is the revenue derived from the use and operation of a mortgaged real property less operating expenses (such as utilities, administrative expenses, repairs and maintenance, tenant improvement costs, leasing commissions, management fees and advertising), fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and replacement reserves and an allowance for vacancies and credit losses. Net cash flow does not reflect interest expenses and non-cash items such as depreciation and amortization, and generally does not reflect capital expenditures.

            In determining the "revenue" component of UW Net Cash Flow for each
      Rental Property, the applicable mortgage loan seller generally relied on the most recent rent roll supplied and, where the actual vacancy shown thereon and the market vacancy was less than 5.0%, assumed a 5.0% vacancy in determining revenue from rents, except that in the case of certain non-multifamily properties, space occupied by such anchor or single tenants or other large creditworthy tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or creditworthiness of such tenants, in accordance with the respective mortgage loan seller's underwriting standards. Where the actual or market vacancy was not less than 5.0%, the applicable mortgage loan seller determined revenue from rents by generally relying on the most recent rent roll supplied and the greater of (a) actual historical vacancy at the related mortgaged real property, (b) historical vacancy at comparable properties in the same market as the related mortgaged real property, and
      (c) 5.0%. In determining rental revenue for multifamily, self storage and manufactured housing community properties, the mortgage loan sellers generally either reviewed rental revenue shown on the certified rolling
      12-month operating statements, the rolling three-month operating statements for multifamily properties or annualized the rental revenue and reimbursement of expenses shown on rent rolls or operating statements with respect to the prior one to twelve month periods. For the other Rental
      Properties, the mortgage loan sellers generally annualized rental revenue shown on the most recent certified rent roll (as applicable), after applying the vacancy factor, without further regard to the terms
      (including expiration dates) of the leases shown thereon.

            In determining the "expense" component of UW Net Cash Flow for each mortgaged real property, the mortgage loan sellers generally relied on rolling 12-month operating statements and/or full-year or year-to-date financial statements supplied by the related borrower, except that (a) if tax or

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      insurance expense information more current than that reflected in the financial statements was available, the newer information was used, (b)
      property management fees were generally assumed to be 3.0% to 7.0% of effective gross revenue (except with respect to single tenant properties, where fees as low as 2.0% of effective gross receipts were assumed), (c)
      assumptions were made with respect to reserves for leasing commissions, tenant improvement expenses and capital expenditures and (d) expenses were assumed to include annual replacement reserves. In addition, in some instances, the mortgage loan sellers recharacterized as capital expenditures those items reported by borrowers as operating expenses (thus increasing "net cash flow") where the mortgage loan sellers determined appropriate.

            The borrowers' financial information used to determine UW Net Cash
      Flow was in most cases borrower certified, but unaudited, and neither we nor the mortgage loan sellers verified their accuracy.

            (iii)   References to "Cut-off Date LTV %" or "LTV Ratio" are
      references to the ratio, expressed as a percentage, of the cut-off date principal balance of a mortgage loan to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers.

            As indicated in the footnotes to the table in the section captioned
      "Summary of Offering Prospectus--The Mortgage Loans and the Mortgaged Real
      Properties--Additional Statistical Information", the loan-to-value ratio for certain mortgage loans may have been calculated by taking into account a holdback amount and/or a letter of credit or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged real property on a "stabilized" basis. See Annex A-1 to this offering prospectus for more information regarding the loan to value ratios of the mortgage loans referred to in the preceding sentence.

            (iv)    References to "Maturity LTV %", "Maturity Date LTV Ratio" or
      "ARD LTV Ratio" are references to the ratio, expressed as a percentage, of the expected balance of a balloon loan on its scheduled maturity date (or an ARD Loan on its anticipated repayment date) (prior to the payment of any balloon payment or principal prepayments) to the appraised value of the related mortgaged real property as shown on the most recent third-party appraisal thereof available to the mortgage loan sellers prior to the cut-off date.

            (v)     References to "Original Balance per Unit ($)" and "Cut-off
      Date Balance per Unit ($)" are, for each mortgage loan secured by a lien on a multifamily property (including a manufactured housing community) or hospitality property, are references to the original principal balance and the cut-off date principal balance of such mortgage loan, respectively, divided by the number of dwelling units, pads, guest rooms or beds, respectively, that the related mortgaged real property comprises, and, for each mortgage loan secured by a lien on a retail, industrial/warehouse, self storage or office property, references to the cut-off date principal balance of such mortgage loan, respectively, divided by the net rentable square foot area of the related mortgaged real property.

            (vi)    References to "Year Built" are references to the year that a mortgaged real property was originally constructed or substantially renovated. With respect to any mortgaged real property which was constructed in phases, the "Year Built" refers to the year that the first phase was originally constructed.

            (vii)   References to "Admin. Fee %" for each mortgage loan
      represent the sum of (a) the master servicing fee rate (excluding the primary servicing fee rate) for such mortgage loan and (b) a specified percentage that may vary on a loan-by-loan basis, which percentage represents the trustee fee rate, the primary servicer fee rate and, in some cases, a correspondent fee rate. The administrative fee rate for each mortgage loan is set forth on Annex A-1 to this offering prospectus.

                                       227

            (viii)  References to "Rem. Term" represent, with respect to each mortgage loan, the number of months and/or payments remaining from the cut-off date to the stated maturity date of such mortgage loan (or the remaining number of months and/or payments to the anticipated repayment date of such mortgage loan if it is an ARD Loan).

            (ix)    References to "Rem. Amort." represent, with respect to each mortgage loan, the number of months and/or payments remaining from the later of the cut-off date and the end of any interest-only period, if any, to the month in which such mortgage loan would fully or substantially amortize in accordance with such loan's amortization schedule without regard to any balloon payment, if any, due on such mortgage loan.

            (x)     References to "LO ()" represent, with respect to each
      mortgage loan, the period during which prepayments of principal are prohibited and no substitution of defeasance collateral is permitted. The number indicated in the parentheses indicates the number of monthly payment periods within such period (calculated for each mortgage loan from the date of its origination). References to "O ()" represent the period for which (a) no prepayment premium or yield maintenance charge is assessed and (b) defeasance is no longer required. References to "YM ()"
      represent the period for which a yield maintenance charge is assessed. The periods, if any, between consecutive due dates occurring prior to the maturity date or anticipated repayment date, as applicable, of a mortgage loan during which the related borrower will have the right to prepay such mortgage loan without being required to pay a prepayment premium or a yield maintenance charge (each such period, an "Open Period") with respect to all of the mortgage loans have been calculated as those Open Periods occurring immediately prior to the maturity date or anticipated repayment date, as applicable, of such mortgage loan as set forth in the related loan documents.

            (xi)    References to "Def ()" represent, with respect to each
      mortgage loan, the period during which the related holder of the mortgage has the right to require the related borrower, in lieu of a principal prepayment, to pledge to such holder defeasance collateral.

            (xii)   References to "Occupancy %" are, with respect to any
      mortgaged real property, references as of the most recently available rent rolls to (a) in the case of multifamily properties and manufactured housing communities, the percentage of units rented, (b) in the case of office and retail properties, the percentage of the net rentable square footage rented, and (c) in the case of self storage facilities, either the percentage of the net rentable square footage rented or the percentage of units rented (depending on borrower reporting).

            (xiii)  References to "Upfront Capex Reserve ($)" are references to funded reserves escrowed for repairs, replacements and corrections of issues other than those outlined in the engineering reports. In certain cases, the funded reserves may also include reserves for ongoing repairs, replacements and corrections.

            (xiv)   References to "Upfront Engineering Reserve ($)" are
      references to funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

            (xv)    References to "Monthly Capex Reserve ($)"are references to funded reserves escrowed for ongoing items such as repairs and replacements. In certain cases, however, the subject reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

            (xvi)   References to "Upfront TI/LC Reserve ($)"are references to funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the subject

                                       228

      reserve will be subject to a maximum amount, and once such maximum amount is reached, such reserve will not thereafter be funded, except, in some such cases, to the extent it is drawn upon.

            (xvii)  References to "Monthly TI/LC Reserve ($)"are references to funded reserves, in addition to any escrows funded at loan closing for potential TI/LCs, that require funds to be escrowed during some or all of the loan term for TI/LC expenses, which may be incurred during the loan term. In certain instances, escrowed funds may be released to the borrower upon satisfaction of certain leasing conditions.

                                       229

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                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

          LOAN
         GROUP
LOAN #   1 OR 2   ORIGINATOR(1)                      PROPERTY NAME                               STREET ADDRESS
------------------------------------------------------------------------------------------------------------------------------------

  1        1      MLML            The Atrium Hotel Portfolio                Various
 1.01      1      MLML            Embassy Suites Raleigh Durham             201 Harrison Oaks Boulevard
 1.03      1      MLML            Embassy Suites Tampa                      3705 Spectrum Boulevard
 1.02      1      MLML            Embassy Suites Portland Airport           7900 Northeast 82nd Avenue
 1.04      1      MLML            Embassy Suites Charleston                 300 Court Street
 1.05      1      MLML            Embassy Suites on Monterey Bay            1441 Canyon Del Rey Boulevard
 1.06      1      MLML            Topeka Capitol Plaza Hotel                1717 Southwest Topeka Boulevard
  2        1      MLML            Stonestown Mall                           3251 Twentieth Avenue
  3        1      MLML            Wilton Portfolio Pool 1                   Various
 3.01      1      MLML            John Rolfe Commons                        2100 John Rolfe Parkway #2316
 3.02      1      MLML            Tuckahoe Village Shopping Center          11200-11280 Patterson Avenue & 1107-1117 Westbriar Drive
 3.03      1      MLML            Hermitage Industrial Center               8400-8621 Sandford Drive & 8401-8447 Glazebrook Drive
 3.04      1      MLML            The Shoppes of CrossRidge                 10250 Staples Mill Road
 3.05      1      MLML            Montpelier Shopping Center                16601-16655 Mountain Road
 3.06      1      MLML            Westland Shopping Center                  8025-8099 West Broad Street
 3.07      1      MLML            Lauderdale Square Shopping Center         3151-3171 & 3033-3091 Lauderdale Drive
 3.08      1      MLML            Stratford Hills Shopping Center           6766-6798 Forest Hill Avenue & 2801-2837 & 2909-2921
                                                                            Hathaway Road
 3.09      1      MLML            Beverly Hills Shopping Center             8502-8550 Patterson Avenue
 3.10      1      MLML            Canterbury Shopping Center                10600-10624 Patterson Avenue
 3.11      1      MLML            Ridgefield Walgreens                      10720 Ridgefield Parkway
 3.12      1      MLML            Maybuery North Complex                    8908-8910 Patterson Avenue
 3.13      1      MLML            Gayton Business Center                    12107-12115 Ridgefield Parkway & 2500-2590 Gayton Centre
                                                                            Drive
 3.14      1      MLML            Maybuery South Shopping Center            8901-8917 & 8930 Patterson Avenue
 3.15      1      MLML            Atack-Eagle Building                      4191 Innslake Drive
 3.16      1      MLML            Wilton Park                               4901 Dickens Road
 3.17      1      MLML            Atlee Commerce Center III                 9432, 9436, 9440 & 9444 Atlee Commerce Center Boulevard
 3.18      1      MLML            Atlee Commons II                          9424 Atlee Commerce Center Boulevard
 3.19      1      MLML            Dickens Place                             6401 A-F, 6403 A-G, & 6405 A-G Dickens Place
 3.20      1      MLML            Quioccasin Square Shopping Center         9025-9035 & 9101-9115 Quioccasin Road
 3.21      1      MLML            Tuckahoe Village Merchants Square         1104-1126 Westbriar Drive
 3.22      1      MLML            Westland East Shopping Center             8045 West Broad Street
 3.23      1      MLML            Canterbury Green Shopping Center          10605 Patterson Avenue
 3.24      1      MLML            Genito Station Shopping Center            13601-13625 Genito Road
 3.25      1      MLML            Crofton Green Shopping Center             12341-12395 Gayton Road
 3.26      1      MLML            Brookside Convenience Center              7601 Brook Road
 3.27      1      MLML            2400 Westwood Avenue                      2400 Westwood Avenue
 3.28      1      MLML            2208-18 Perl Road                         2208-2218 Perl Road
 3.29      1      MLML            5001-03 W. Leigh Street                   5001-5003 West Leigh Street & 5004 West Clay Street
 3.30      1      MLML            The Parham & Patterson Bldg.              8545 Patterson Avenue
 3.31      1      MLML            Children's World Learning Center          338 Oyster Point Road
 3.32      1      MLML            2121 Dabney Road                          2121 Dabney Road
 3.33      1      MLML            Crofton Green - Nova Complex              12215 Gayton Road
 3.34      1      MLML            Canterbury Green                          10611 Patterson Avenue
 3.35      1      MLML            2040 Westmoreland Street                  2040 Westmoreland Street
 3.36      1      MLML            4909-11 West Clay Street                  4909-4911 West Clay Street
 3.37      1      MLML            Canterbury Building                       10625 Patterson Road
 3.38      1      MLML            4411 Jacque Street                        4411 Jacque Street
 3.39      1      MLML            4100 West Clay Street                     4100 West Clay Street
 3.40      1      MLML            5712-16 Greendale Road                    5712-5716 Greendale Road
 3.41      1      MLML            Wilton Building                           3200 Lauderdale Drive
 3.42      1      MLML            5612-14 Greendale Road                    5612-5614 Greendale Road
 3.43      1      MLML            4901 West Clay Street                     4901 West Clay Street
 3.44      1      MLML            5010 West Clay Street                     5010 West Clay Street
 3.45      1      MLML            4905-4907 West Clay Street                4905-4907 West Clay Street
  4        1      CRF             Westin Arlington Gateway                  801 North Glebe Road
  5        1      CRF             Farmers Market I, II and III              1727 & 1801 30th Street, 1920 Alhambra Boulevard & 2910
                                                                            South Street
  6        1      CRF             Valdosta - Colonial Mall                  1700 Norman Drive
  7        1      CRF             Exel Logistics                            4000 Cedar Boulevard
  8        1      CRF             Lufkin Mall                               4600 South Medford Drive
  9        1      PNC             Cool Springs Commons                      7100 Commerce Way
  10       1      MLML            South State Street                        Various
10.01      1      MLML            26-34 South State Street                  26-34 South State Street
10.02      1      MLML            36 South State Street                     36 South State Street
  11       1      CRF             Whippletree Village MHP                   525 North McHenry Road
  12       1      PNC             Covance Business Center                   8211 Scicor Drive
  13       1      MLML            16661 Ventura Boulevard                   16661 Ventura Boulevard
  14       2      MLML            Hawthorne Groves Apartments               204 Hawthorne Groves Boulevard
  15       1      MLML            Carmax of Tennessee                       Various
15.01      1      MLML            Carmax - Nashville                        2501 Powell Avenue
15.02      1      MLML            Carmax - Memphis                          7771 Highway 64
  16       2      PNC             Preserve at Colony Lakes                  1000 Farrah Lane
  17       1      CRF             Town Center Block 3 & 8                   193 & 265 Central Park Avenue
  18       1      PNC             Middle Atlantic Products                  300 Fairfield Rd
  19       2      MLML            Autumn Park Apartments                    1963 Mosser Road
  20       1      CRF             Gilbert Town Square                       1030 - 1166 South Gilbert Road
  21       1      MLML            Walnut Hill Plaza                         1500 Diamond Hill Road
  22       2      PNC             The Heritage Apartment Homes              7828 Pat Booker Road
  23       2      MLML            Arioso City Lofts                         3411 North 16th Street
  24       2      MLML            The Seasons                               811 East Wetmore Road
           1      PNC             Campbell Portfolio                        Various
  25       1      PNC             Eastgate Marketplace                      420 North Wilbur Ave.
  26       1      PNC             Ellensburg Square                         401-409 South Main Street
  27       1      PNC             Pasco Retail Center                       5024 North Road 68
  28       1      PNC             Union Gap                                 1601 East Washington Ave
  29       1      PNC             Canyon Lakes Center                       4008 West 27th Avenue
  30       1      PNC             Paradise Plaza                            4900 Paradise Drive
  31       1      PNC             Tony Romas                                7640 North Divison Street
  32       1      MLML            Whitehall Tech Center I & II              2745 & 2915 Whitehall Park Drive
  33       1      CRF             Hemet Valley Center                       3301-3695 Florida Avenue
  34       1      CRF             Sportmart/Westwood Storage                1901-1919 Sepulveda Boulevard
  35       1      CRF             Crystal Plaza                             12525 Laurel Bowie Road
  36       1      CRF             Home Center Murrieta                      39809, 39745, 39729, 39681, 39665 Avenida Acacias
  37       2      PNC             Windward Apartment Homes                  600 East Medical Center Boulevard
  38       2      CRF             Northern Point Apartments                 1905 West Las Palmaritas Drive
  39       1      CRF             Regents Court Medical Office              4120 & 4130 La Jolla Village Drive
  40       1      CRF             The Clay Hotel                            1434-1438 Washington Avenue & 516 Espanola Way
  41       1      MLML            Haier Building                            1356 Broadway
  42       2      PNC             Leeward Apartment Homes                   444 East Medical Center Boulevard
  43       1      CRF             DDLLP Self Storage Portfolio              Various
43.01      1      CRF             Airport Road Self Storage                 1604 Airport Road
43.02      1      CRF             Morada Self Storage                       10220 North Highway 99
43.03      1      CRF             Highway 88 Self Storage                   12941 Blossom Court
43.04      1      CRF             Highway 99 Self Storage                   935 Simmerhorn Road
43.05      1      CRF             Eight Mile Road Self Storage              10910 North Highway 99
  44       1      MLML            Well Luck Portfolio                       Various
44.01      1      MLML            6000 Peachtree Street                     6000 Peachtree Street
44.02      1      MLML            104 Harbor Drive                          104 Harbor Drive
44.03      1      MLML            West 73rd Street                          6235 West 73rd Street
44.04      1      MLML            13888 Westfair East Drive                 13888 Westfair East Drive
44.05      1      MLML            1585 Market Drive                         1585 Market Drive Southeast
  45       2      MLML            Campus Quad Phase I                       316 Columbia Drive
  46       1      CRF             Woodland Hills Village                    20929 Ventura Boulevard
  47       1      CRF             Hilton Garden Inn - Orlando, FL           5877 American Way
  48       1      CRF             Courtyard - Little Rock                   521 President Clinton Avenue
  49       2      MLML            Portofino Apartments                      5780 Windhover Drive
  50       1      MLML            Carmax of Texas                           Various
50.01      1      MLML            4448 Plano Parkway                        4448 West Plano Parkway
50.02      1      MLML            19500 Northwest Freeway                   19500 Northwest Freeway
  51       1      CRF             Homewood Suites - Bakersfield             1505 Mill Rock Way
  52       1      PNC             DaVita Portfolio                          Various
52.01      1      PNC             Davita - Richmond, VA                     5270 Chamberlayne Road
52.02      1      PNC             Davita - Grand Rapids, MI                 801 Cherry Street
52.03      1      PNC             Davita - Goldsboro, NC                    2609 Hospital Road
52.04      1      PNC             Davtia - Edison, NJ                       29 Meridian Road
52.05      1      PNC             Davita - Philadelphia, PA                 1700 South 60th Street
52.06      1      PNC             Davita - Lancaster, PA                    1412 East King Street
52.07      1      PNC             Davita - Santee, SC                       228 Bradford Blvd
52.08      1      PNC             Davita - Pittsburgh, PA                   4312 Penn Avenue
52.09      1      PNC             Davito - Portsmouth, VA                   2000 High Street
  53       1      PNC             Capital City Press Office Building        7290 Bluebonnet Blvd
  54       1      CRF             Valley Fair Retail                        113 East Southern Avenue
  55       2      CRF             Barclay Square Apartments                 3535 Cambridge Street
  56       1      CRF             Westview Shoppes                          9515-9545 Westview Drive
  57       1      CRF             Storage Plus                              30-54 Review Avenue & 54-15 Greenpoint Avenue
  58       2      CRF             Mariner Village Mobile Home Park          815 124th Street SW
  59       1      CRF             Jefferson Office Park                     790-800 Turnpike Street
  60       1      CRF             Walmart Shadow Anchor Portfolio           Various
60.01      1      CRF             Shippensburg Shopping Center              101-207 South Conestoga Drive
60.02      1      CRF             Edinboro Shopping Center                  112-136 Washington Towne Boulevard
60.03      1      CRF             Bradford Shopping Center (Foster Brook
                                  Plaza)                                    14-46 Foster Brook Boulevard
  61       2      MLML            Southgate Apartments                      10960 Southgate Manor Drive
  62       1      PNC             Noble Hotel Portfolio                     Various
62.01      1      PNC             Holiday Inn - Russellville, AR            2407 North Arkansas Ave
62.02      1      PNC             Ramada Inn - Glenwood CO                  124 West 6th Street
62.03      1      PNC             Ramada Inn - Sterling CO                  22140 West Hwy 6
  63       2      CRF             Mapleshade Park                           6606 Mapleshade Lane
  64       1      CRF             Springhill Suites - Annapolis             189 Admiral Cochrane Drive
           1      MLML            Vlessing Portfolio                        Various
  65       1      MLML            Ashlan Village Shopping Center            4422-4474 West Ashlan Avenue
  66       1      MLML            Winston Plaza                             235 - 275 Sanderson Avenue
  67       1      MLML            De La Fuente 2006 Portfolio               Various
67.01      1      MLML            5424, 5440 & 5464 Morehouse Drive         5424, 5440 & 5464 Morehouse Drive
67.02      1      MLML            8101- 8111 Balboa Avenue & 4465-4475
                                  Mercury Street                            8101- 8111 Balboa Avenue & 4465-4475 Mercury Street
67.03      1      MLML            5010 Kearny Mesa Road                     5010 Kearny Mesa Road
  68       1      CRF             Stanford Center                           1050 Stanford Avenue
  69       2      CRF             Colonia Tepeyac Apartments                5880 Bernal Drive
  70       1      CRF             2875 Santa Rosa Avenue                    2875-2885 Santa Rosa Avenue
  71       1      MLML            RLJ - Fairfield Inn San Antonio Airport   88 Northeast Loop 410
  72       1      MLML            RLJ - Residence Inn Salt Lake City        4883 Douglas Corrigan Way
  73       1      MLML            Carmax of Glencoe                         2000 West Frontage Road
  74       1      CRF             Yard House/Birch Street Center            Various
74.01      1      CRF             Birch Street Center                       375 West Birch Street
74.02      1      CRF             Yard House                                160 South Brea Boulevard
  75       2      PNC             Villas of Cordoba                         5901 East Stassney Lane
  76       1      CRF             Global Plaza West                         3655 South Durango Drive
  77       1      MLML            Sonic Automotive I                        Various
77.01      1      MLML            Momentum Volkswagen                       2405 Richmond Avenue
77.02      1      MLML            Momentum Audi                             2309 Richmond Avenue
  78       1      PNC             Olivewood Plaza Shopping Center           202-268 North Highway 65
  79       1      CRF             Holiday Inn - St. Louis                   6921 South Lindbergh Boulevard
  80       1      CRF             Fairfield Inn and Suites- Clearwater      3070 Gulf to Bay Boulevard
  81       1      PNC             Asian Village                             9191 Bolsa Avenue
  82       1      CRF             15720 Ventura Blvd                        15720 Ventura Boulevard
  83       2      MLML            Watermill Apartments                      1730 East Valley Water Mill Road
  84       1      CRF             LA Fitness - Hamden, CT                   46 Skiff Street
  85       1      CRF             Bloomfield Retail                         31 Belleville Avenue
  86       1      MLML            Memorial Regional MOB III                 8262 Atlee Road
  87       1      CRF             GSA Perris Office/Warehouse               23123 Cajalco Road
  88       1      MLML            The Weatherly                             516 Southeast Morrison Street
  89       1      MLML            RLJ - Courtyard Hammond                   7730 Corinne Drive
  90       1      CRF             Barrett Distribution                      1950 Vaughn Road
  91       1      MLML            Bel Villaggio Shopping Center             41555-41577 Margarita Road
  92       1      CRF             Town Center - South Retail                200 Central Park Avenue
  93       1      MLML            Dependable Self Storage Portfolio         Various
93.01      1      MLML            Dependable Airline                        16068 Airline Highway
93.02      1      MLML            Dependable West Park                      5755 West Park Avenue
  94       2      CRF             Casas Adobes                              6200 North Oracle Road
  95       1      PNC             Southgate Center I                        7207-7227 South Central Avenue
  96       1      CRF             New York Classic Retail                   2 Horatio Street & 162 West 56th Street
  97       1      MLML            Hampton Inn - Birmingham                  30 State Farm Parkway
  98       1      PNC             Greenrich Building                        6222 Richmond Avenue
  99       1      MLML            Jefferson Gateway II                      931 Jefferson Boulevard
 100       2      MLML            Paseo del Sol                             2634 North 51st Avenue
 101       1      CRF             Mayors Plaza                              5850 & 5870 North Hiatus Road
 102       1      CRF             Intermountain-Homewood Suites             950 University Drive East
 103       1      CRF             Cummins, Inc                              8550 Palmetto Commerce Parkway
 104       1      MLML            Bonanza Square                            2300 East Bonanza Road
 105       1      CRF             Dupont Medical Office Building II         2514 East DuPont Road
 106       1      PNC             Marketplace at Cypress Creek              721-793 Cortaro Drive
 107       1      PNC             Hampton Inn & Suites - Yuma               1600 East 16th Street
 108       1      MLML            University Plaza - Sunrise                2400 North University Drive
 109       1      CRF             Madison Self Storage                      2901 Eagle Drive
 110       1      MLML            Main Street Plaza                         701-725 East Main Street
 111       1      PNC             Julian Building                           615 & 629 J Street
 112       2      PNC             Colonial Village Apartments - DE          600 Moores Lane
 113       1      MLML            CVS-Ft. Myers                             12255 South Cleveland Avenue
 114       1      CRF             Perimeter Point                           5125 & 5175 Emore Road, 5115 Covington Way, 2170 & 2175
                                                                            Business Center Drive, 2165 Spicer Cove
 115       1      CRF             Northwest Business Center                 1800-1940 Grandstand Drive
 116       1      PNC             Southgate Center II                       336 East Baseline Road
 117       1      CRF             Hampton Inn @ Thousand Oaks               2700 Perkins Road South
 118       1      PNC             Gateway North Shopping Center             215 Stadium Street
 119       1      MLML            Shadowridge Shopping Center               730-790 Sycamore Avenue
 120       1      MLML            Hampton Inn - Smyrna                      2573 Highwood Boulevard
 121       1      MLML            Flamingo Lakes                            2820, 2840, 2860 & 2880 East Flamingo Road
 122       1      MLML            RLJ - Courtyard Goshen                    1930 Lincolnway East
 123       1      MLML            Preserve Plaza                            5300 North Hamilton Road
 124       1      CRF             Office Court at Saint Michael's           460 Saint Michael's Drive
 125       1      CRF             Liberty Self Storage                      165-08 Liberty Avenue
 126       1      CRF             Sandhill Square                           4130 - 4180 South Sandhill Road
 127       1      CRF             Fredericksburg Inn & Suites               201 South Washington
 128       1      CRF             Quality Inn - Fort Lee                    4911 Oaklawn Boulevard
 129       1      CRF             Trader Joes/Smart & Final                 7720 West Bell Road
 130       1      MLML            Shops at Spectrum                         9187 Clairemont Mesa Boulevard
 131       1      MLML            Union Square Shopping Center              5035-5085 & 5089 North Academy Boulevard
           1      MLML            Bandera SC                                Various
 132       1      MLML            Bandera at Mainland Shopping Center       8111 Mainland Drive
 133       1      MLML            Bandera Place Shopping Center             8103 Bandera Road
 134       1      PNC             Pelican Place                             1026-1064 Pine Ridge Road
 135       1      CRF             Hampton Inn & Suites - Texarkana          4601 Cowhorn Creek Road
 136       1      PNC             Beverly Center                            8181 South 48th Street
 138       1      MLML            RPT Office Building                       24630 Washington Avenue
 140       1      MLML            Sorrento Crossroads                       10066 Pacific Heights Boulevard
 139       1      CRF             Sailhouse Lofts                           212 Marine Street
 137       1      CRF             All Right Storage                         6900 Van Nuys Boulevard
 141       1      CRF             Store America - Cicero & Syracuse         Various
141.01     1      CRF             Store America - Syracuse                  314 - 316 Ainsley Drive
141.02     1      CRF             Store America - Cicero                    5666 Route 31
 142       1      CRF             2010 East 15th Street                     2010 East 15th Street
 143       1      MLML            Best Buy West Dundee                      979 West Main Street
 144       2      CRF             Bayberry Cove Apartments                  4363 Bayberry Cove
 145       1      CRF             Storage Center of Valencia                26407 Bouquet Canyon Road
 146       1      PNC             Vitesse Semiconductor                     4721 Calle Carga
 147       1      MLML            Preston Highlands                         2401 Preston Road
 148       1      MLML            Emporia West Shopping Center              1312-1430 Industrial Road
 149       1      CRF             47th & Kedzie Retail Center               4701 South Kedzie Avenue
 150       2      PNC             Lakepointe Apartments - Lincoln City      120 SE Mast Avenue
 151       1      PNC             Big Lots - Whittier                       13241 Whittier Boulevard
 152       1      CRF             La Plaza de Alhambra                      200 South Garfield Avenue
 153       1      CRF             1286 Eighteen Mile Road                   1286 Eighteen Mile Road
 154       1      CRF             Fedex Ground Illinois                     500 East Highland Street
 155       1      MLML            300 West Service Road                     300 West Service Road
 156       1      CRF             Safe Lock Storage                         801 & 860 Midpoint Drive
 157       1      CRF             Petco & Big 5                             30682 & 30692 Santa Margarita Parkway
 158       1      MLML            Mountain View Plaza                       7405 & 7415 Hardeson Way
 159       1      CRF             Bristol South Coast Centre                1220 Hemlock Way
 160       1      MLML            University Shopping Center                1664 South University Drive
 161       1      CRF             Mission Manor                             615-675 Valencia Road
 162       1      CRF             Shops on the Boulevard                    2101 Catawba Valley Boulevard Southeast
 163       2      CRF             Cresthill Townhomes                       3589 Cresthill Drive
 164       1      CRF             Intermountain-Fairfield Inn               30 Saint Francis Way
 165       2      PNC             La Prada Apartments                       8383 La Prada
 166       2      MLML            Villager Apartments                       480 South Street
 167       1      CRF             Laguna Country Mart                       350-384 & 430 Forest Avenue
 168       1      CRF             Plaza Linda Vista                         1525 State Street
 169       1      CRF             721 Wellness Way                          721 Wellness Way
 170       1      CRF             Headland Delowe                           2020-2084 Headland Drive
 171       1      CRF             Shops at Wescott                          9730 Dorchester Road
 172       1      CRF             801 Garfield                              801 South Garfield Avenue
 173       1      CRF             T.O. Plaza 1                              1655 East Thousand Oaks Boulevard
 174       2      PNC             The Park at Heritage Greene Apartments    2891 Springdale Road
 175       1      CRF             Paddle Creek Shopping Center              8750 Gladiolus Drive
 176       1      CRF             Stone Ridge/Security Storage              14241 Northwest Boulevard
 177       1      CRF             GSA Tucson Office                         3265 East Universal Way
 178       1      MLML            Loop 4 & 5                                1205-1209 West Loop North
 179       1      CRF             Pearland Plaza                            7123 FM 518
 180       2      CRF             Prospect Park                             1600-26, 1685-95 & 1821 Parkline Drive
 181       1      CRF             2803 Colorado Avenue                      2803 Colorado Avenue
 182       1      CRF             Pacific Business Park                     6235 South Pecos Road
 183       1      CRF             Friendswood Plaza                         151 North Friendswood Drive
 184       1      CRF             Stanwood Retail                           26477 72nd Avenue
 185       1      PNC             Sams Strip Center                         27727 State Road 56
 186       1      CRF             Green Valley Storage                      8945 Kens Court
 187       2      PNC             Gateway Village Seniors                   2825 South 12th Street
 188       1      CRF             Regency Square - Jacksonville             9585 Regency Square Boulevard
 189       1      MLML            Center at Memorial                        803 Highway 6 South
 190       1      CRF             Sandia Square                             10701-10721 Montgomery Boulevard NE
 191       1      CRF             San Jacinto Center                        1451- 1493 South San Jacinto Avenue
 192       2      CRF             Willow Creek Apts                         19 Willow Creek Drive
 193       2      CRF             The Chateau Apartments                    511 North Woodward Avenue
 194       1      CRF             Shepherd Center                           1251 West 11th Street
 195       1      CRF             2710 Weck Drive                           2710 Weck Drive
 196       1      CRF             A Storage Place - Denver                  1286 South Valentia Street
 197       1      CRF             Carmichael Place Retail Center            4915 Carmichael Road
 198       1      CRF             Pine Knoll MHP                            2546 Capitola Road
 199       1      PNC             Alliance Fire Protection                  998 Forest Edge Drive
 200       1      PNC             Prestige Plaza - Topeka                   1920 SW Wanamaker Rd
 201       1      CRF             North Park Self Storage                   3802 -3828 Herman Avenue
 202       1      CRF             AAA Storage - I-37                        10802 IH 37
 203       2      CRF             Park Slope Apartments                     518 4th Avenue & 451 7th Avenue
203.01     2      CRF             451 7th Avenue                            451 7th Avenue
203.02     2      CRF             518 4th Avenue                            518 4th Avenue
 204       1      CRF             4400 Keller Avenue                        4400 Keller Avenue
 205       1      CRF             McKinney Commons II                       2770 Virginia Parkway
 206       1      CRF             CVS Dayton                                1300 Wilmington Avenue
 207       1      CRF             Graphic Arts Plaza                        1401 Arville Street
 208       1      CRF             Isis Avenue                               317 South Isis Avenue
 209       1      CRF             Oak Lane Mobile Village                   3881 Many Oaks Lane
 210       2      PNC             The Park Whispering Pines                 605 First Avenue
 211       1      CRF             Cerritos Industrial                       13747 & 13758 Midway Street

                                                                                     NUMBER OF         PROPERTY
LOAN #            CITY             STATE     ZIP CODE               COUNTY          PROPERTIES           TYPE
---------------------------------------------------------------------------------------------------------------------

  1      Various                  Various     Various     Various                        6       Hospitality
 1.01    Cary                       NC         27513      Wake                           1       Hospitality
 1.03    Tampa                      FL         33612      Hillsborough                   1       Hospitality
 1.02    Portland                   OR         97220      Multnomah                      1       Hospitality
 1.04    Charleston                 WV         25301      Kanawha                        1       Hospitality
 1.05    Seaside                    CA         93955      Monterey                       1       Hospitality
 1.06    Topeka                     KS         66612      Shawnee                        1       Hospitality
  2      San Francisco              CA         94132      San Francisco                  1       Retail
  3      Various                    VA        Various     Various                       45       Various
 3.01    Richmond                   VA         23233      Henrico                        1       Retail
 3.02    Richmond                   VA         23238      Henrico                        1       Retail
 3.03    Richmond                   VA         23228      Henrico                        1       Industrial
 3.04    Glen Allen                 VA         23060      Henrico                        1       Retail
 3.05    Montpelier                 VA         23192      Hanover                        1       Retail
 3.06    Richmond                   VA         23294      Henrico                        1       Retail
 3.07    Richmond                   VA         23233      Henrico                        1       Retail
 3.08    Richmond                   VA         23225      Richmond City                  1       Retail
 3.09    Richmond                   VA         23229      Henrico                        1       Retail
 3.10    Richmond                   VA         23238      Henrico                        1       Retail
 3.11    Richmond                   VA         23233      Henrico                        1       Retail
 3.12    Richmond                   VA         23229      Henrico                        1       Retail
 3.13    Richmond                   VA         23233      Henrico                        1       Industrial
 3.14    Richmond                   VA         23229      Henrico                        1       Retail
 3.15    Glen Allen                 VA         23060      Henrico                        1       Office
 3.16    Richmond                   VA         23230      Henrico                        1       Office
 3.17    Ashland                    VA         23005      Hanover                        1       Industrial
 3.18    Ashland                    VA         23005      Hanover                        1       Industrial
 3.19    Richmond                   VA         23230      Henrico                        1       Industrial
 3.20    Richmond                   VA         23229      Henrico                        1       Retail
 3.21    Richmond                   VA         23238      Henrico                        1       Retail
 3.22    Richmond                   VA         23294      Henrico                        1       Retail
 3.23    Richmond                   VA         23238      Henrico                        1       Retail
 3.24    Midlothian                 VA         23112      Chesterfield                   1       Retail
 3.25    Richmond                   VA         23238      Henrico                        1       Retail
 3.26    Richmond                   VA         23227      Henrico                        1       Retail
 3.27    Richmond                   VA         23230      Henrico                        1       Industrial
 3.28    Richmond                   VA         23230      Henrico                        1       Industrial
 3.29    Richmond                   VA         23230      Henrico                        1       Industrial
 3.30    Richmond                   VA         23229      Henrico                        1       Office
 3.31    Newport News               VA         23602      Newport News City              1       Retail
 3.32    Richmond                   VA         23230      Henrico                        1       Industrial
 3.33    Richmond                   VA         23238      Henrico                        1       Retail
 3.34    Richmond                   VA         23238      Henrico                        1       Office
 3.35    Richmond                   VA         23230      Henrico                        1       Industrial
 3.36    Richmond                   VA         23230      Henrico                        1       Industrial
 3.37    Richmond                   VA         23238      Henrico                        1       Office
 3.38    Richmond                   VA         23230      Henrico                        1       Industrial
 3.39    Richmond                   VA         23230      Henrico                        1       Industrial
 3.40    Richmond                   VA         23228      Henrico                        1       Industrial
 3.41    Richmond                   VA         23233      Henrico                        1       Office
 3.42    Richmond                   VA         23228      Henrico                        1       Industrial
 3.43    Richmond                   VA         23230      Henrico                        1       Industrial
 3.44    Richmond                   VA         23230      Henrico                        1       Industrial
 3.45    Richmond                   VA         23230      Henrico                        1       Industrial
  4      Arlington                  VA         22203      Arlington                      1       Hospitality
  5      Sacramento                 CA         95816      Sacramento                     1       Office
  6      Valdosta                   GA         31601      Lowndes                        1       Retail
  7      Baytown                    TX         77520      Chambers                       1       Industrial
  8      Lufkin                     TX         75901      Angelina                       1       Retail
  9      Brentwood                  TN         37027      Williamson                     1       Office
  10     Chicago                    IL         60603      Cook                           2       Retail
10.01    Chicago                    IL         60603      Cook                           1       Retail
10.02    Chicago                    IL         60603      Cook                           1       Retail
  11     Wheeling                   IL         60090      Cook                           1       Manufactured Housing
  12     Indianapolis               IN         46214      Marion                         1       Office
  13     Encino                     CA         91436      Los Angeles                    1       Office
  14     Orlando                    FL         32835      Orange                         1       Multifamily
  15     Various                    TN        Various     Various                        2       Retail
15.01    Nashville                  TN         37204      Davidson                       1       Retail
15.02    Memphis                    TN         38133      Shelby                         1       Retail
  16     Stafford                   TX         77477      Fort Bend                      1       Multifamily
  17     Virginia Beach             VA         23462      Virginia Beach City            1       Mixed Use
  18     Fairfield                  NJ         07004      Essex                          1       Industrial
  19     Breinigsville              PA         18031      Lehigh                         1       Multifamily
  20     Gilbert                    AZ         85233      Maricopa                       1       Retail
  21     Woonsocket                 RI         02895      Providence                     1       Retail
  22     Live Oak                   TX         78233      Bexar                          1       Multifamily
  23     Phoenix                    AZ         85016      Maricopa                       1       Multifamily
  24     Tucson                     AZ         85719      Pima                           1       Multifamily
         Various                    WA        Various     Various                                Retail
  25     Walla Walla                WA         99362      Walla Walla                    1       Retail
  26     Ellensburg                 WA         98926      Kittitas                       1       Retail
  27     Pasco                      WA         99301      Franklin                       1       Retail
  28     Union Gap                  WA         98903      Yakima                         1       Retail
  29     Kennewick                  WA         99337      Benton                         1       Retail
  30     Richland                   WA         99353      Benton                         1       Retail
  31     Spokane                    WA         99208      Spokane                        1       Retail
  32     Charlotte                  NC         28273      Mecklenburg                    1       Industrial
  33     Hemet                      CA         92545      Riverside                      1       Retail
  34     Los Angeles                CA         90025      Los Angeles                    1       Mixed Use
  35     Laurel                     MD         20708      Prince George's                1       Retail
  36     Murrieta                   CA         92563      Riverside                      1       Retail
  37     Webster                    TX         77598      Harris                         1       Multifamily
  38     Phoenix                    AZ         85021      Maricopa                       1       Multifamily
  39     San Diego                  CA         92037      San Diego                      1       Office
  40     Miami Beach                FL         33139      Miami Dade                     1       Hospitality
  41     New York                   NY         10018      New York                       1       Office
  42     Webster                    TX         77598      Harris                         1       Multifamily
  43     Various                    CA        Various     Various                        5       Self Storage
43.01    Rio Vista                  CA         94571      Solano                         1       Self Storage
43.02    Stockton                   CA         95212      San Joaquin                    1       Self Storage
43.03    Lockeford                  CA         95237      San Joaquin                    1       Self Storage
43.04    Galt                       CA         95632      Sacramento                     1       Self Storage
43.05    Lodi                       CA         95240      San Joaquin                    1       Self Storage
  44     Various                  Various     Various     Various                        5       Industrial
44.01    Commerce                   CA         90040      Los Angeles                    1       Industrial
44.02    Jersey City                NJ         07305      Hudson                         1       Industrial
44.03    Bedford Park               IL         60638      Cook                           1       Industrial
44.04    Houston                    TX         77041      Harris                         1       Industrial
44.05    Atlanta                    GA         30316      Dekalb                         1       Industrial
  45     Carrollton                 GA         30117      Carroll                        1       Multifamily
  46     Woodland Hills             CA         91364      Los Angeles                    1       Retail
  47     Orlando                    FL         32819      Orange                         1       Hospitality
  48     Little Rock                AR         72201      Pulaski                        1       Hospitality
  49     Orlando                    FL         32819      Orange                         1       Multifamily
  50     Various                    TX        Various     Various                        2       Retail
50.01    Plano                      TX         75093      Collin                         1       Retail
50.02    Houston                    TX         77065      Harris                         1       Retail
  51     Bakersfield                CA         93311      Kern                           1       Hospitality
  52     Various                  Various     Various     Various                        9       Office
52.01    Richmond                   VA         23227      Henrico                        1       Office
52.02    Grand Rapids               MI         49506      Kent                           1       Office
52.03    Goldsboro                  NC         27534      Wayne                          1       Office
52.04    Edison                     NJ         08820      Middlesex                      1       Office
52.05    Philadelphia               PA         19142      Philadelphia                   1       Office
52.06    Lancaster                  PA         17602      Lancaster                      1       Office
52.07    Santee                     SC         29142      Orangeburg                     1       Office
52.08    Pittsburgh                 PA         15224      Allegheny                      1       Office
52.09    Portsmouth                 VA         23704      Portsmouth City                1       Office
  53     Baton Rouge                LA         70810      East Baton Rouge Parish        1       Office
  54     Tempe                      AZ         85282      Maricopa                       1       Retail
  55     Las Vegas                  NV         89109      Clark                          1       Multifamily
  56     Coral Springs              FL         33076      Broward                        1       Retail
  57     Long Island City           NY         11101      Queens                         1       Self Storage
  58     Everett                    WA         98204      Snohomish                      1       Manufactured Housing
  59     North Andover              MA         01845      Essex                          1       Office
  60     Various                    PA        Various     Various                        3       Retail
60.01    Shippensburg               PA         17257      Cumberland                     1       Retail
60.02    Edinboro                   PA         16412      Erie                           1       Retail
60.03    Bradford                   PA         16701      McKean                         1       Retail
  61     Louisville                 KY         40229      Jefferson                      1       Multifamily
  62     Various                  Various     Various     Various                        3       Hospitality
62.01    Russellville               AR         72801      Pope                           1       Hospitality
62.02    Glenwood Springs           CO         81601      Garfield                       1       Hospitality
62.03    Sterling                   CO         80751      Logan                          1       Hospitality
  63     Dallas                     TX         75252      Collin                         1       Multifamily
  64     Annapolis                  MD         21401      Anne Arundel                   1       Hospitality
         Various                    CA        Various     Various                        2       Retail
  65     Fresno                     CA         93722      Fresno                         1       Retail
  66     Hemet                      CA         92545      Riverside                      1       Retail
  67     San Diego                  CA        Various     San Diego                      3       Various
67.01    San Diego                  CA         92121      San Diego                      1       Mixed Use
67.02    San Diego                  CA         92111      San Diego                      1       Retail
67.03    San Diego                  CA         92111      San Diego                      1       Retail
  68     Los Angeles                CA         90021      Los Angeles                    1       Industrial
  69     Dallas                     TX         75212      Dallas                         1       Multifamily
  70     Santa Rosa                 CA         95407      Sonoma                         1       Retail
  71     San Antonio                TX         78216      Bexar                          1       Hospitality
  72     Salt Lake City             UT         84116      Salt Lake                      1       Hospitality
  73     Glencoe                    IL         60022      Cook                           1       Retail
  74     Brea                       CA         92821      Orange                         2       Retail
74.01    Brea                       CA         92821      Orange                         1       Retail
74.02    Brea                       CA         92821      Orange                         1       Retail
  75     Austin                     TX         78744      Travis                         1       Multifamily
  76     Las Vegas                  NV         89147      Clark                          1       Retail
  77     Houston                    TX         77098      Harris                         2       Retail
77.01    Houston                    TX         77098      Harris                         1       Retail
77.02    Houston                    TX         77098      Harris                         1       Retail
  78     Lindsay                    CA         93247      Tulare                         1       Retail
  79     St. Louis                  MO         63125      St. Louis                      1       Hospitality
  80     Clearwater                 FL         33759      Pinellas                       1       Hospitality
  81     Westminster                CA         92683      Orange                         1       Retail
  82     Encino                     CA         91436      Los Angeles                    1       Office
  83     Springfield                MO         65803      Greene                         1       Multifamily
  84     Hamden                     CT         06517      New Haven                      1       Retail
  85     Bloomfield                 NJ         07003      Essex                          1       Retail
  86     Mechanicsville             VA         23116      Hanover                        1       Office
  87     Perris                     CA         92570      Riverside                      1       Industrial
  88     Portland                   OR         97214      Multnomah                      1       Office
  89     Hammond                    IN         46323      Lake                           1       Hospitality
  90     Kennesaw                   GA         30144      Cobb                           1       Industrial
  91     Temecula                   CA         92591      Riverside                      1       Retail
  92     Virginia Beach             VA         23462      Princess Anne                  1       Mixed Use
  93     Various                    LA        Various     Various                        2       Self Storage
93.01    Prairieville               LA         70769      Ascension                      1       Self Storage
93.02    Houma                      LA         70364      Terrabonne                     1       Self Storage
  94     Tucson                     AZ         85704      Pima                           1       Multifamily
  95     Phoenix                    AZ         85042      Maricopa                       1       Retail
  96     New York                   NY      10014/10019   New York                       1       Retail
  97     Birmingham                 AL         35209      Jefferson                      1       Hospitality
  98     Houston                    TX         77057      Harris                         1       Office
  99     Warwick                    RI         02886      Kent                           1       Office
 100     Phoenix                    AZ         85035      Maricopa                       1       Multifamily
 101     Tamarac                    FL         33321      Broward                        1       Office
 102     College Station            TX         77840      Brazos                         1       Hospitality
 103     Ladson                     SC         29456      Charleston                     1       Industrial
 104     Las Vegas                  NV         89101      Clark                          1       Retail
 105     Fort Wayne                 IN         46825      Allen                          1       Office
 106     Sun City Center            FL         33573      Hillsborough                   1       Retail
 107     Yuma                       AZ         85365      Yuma                           1       Hospitality
 108     Sunrise                    FL         33322      Broward                        1       Retail
 109     Woodstock                  GA         30189      Cherokee                       1       Self Storage
 110     Alhambra                   CA         91801      Los Angeles                    1       Retail
 111     San Diego                  CA         92101      San Diego                      1       Mixed Use
 112     New Castle Hundred         DE         19720      New Castle                     1       Multifamily
 113     Fort Myers                 FL         33907      Lee                            1       Retail
 114     Memphis                    TN         38134      Shelby                         1       Office
 115     San Antonio                TX         78238      Bexar                          1       Industrial
 116     Phoenix                    AZ         85042      Maricopa                       1       Retail
 117     Memphis                    TN         38118      Shelby                         1       Hospitality
 118     Smyrna                     DE         19977      Kent                           1       Retail
 119     Vista                      CA         92083      San Diego                      1       Retail
 120     Smyrna                     TN         37167      Rutherford                     1       Hospitality
 121     Las Vegas                  NV         89121      Clark                          1       Office
 122     Goshen                     IN         46526      Elkhart                        1       Hospitality
 123     Columbus                   OH         43230      Franklin                       1       Retail
 124     Santa Fe                   NM         87505      Santa Fe                       1       Office
 125     Jamaica                    NY         11433      Queens                         1       Self Storage
 126     Las Vegas                  NV         89121      Clark                          1       Retail
 127     Fredericksburg             TX         78624      Gillespie                      1       Hospitality
 128     Hopewell                   VA         23860      Hopewell City                  1       Hospitality
 129     Glendale                   AZ         85308      Maricopa                       1       Retail
 130     San Diego                  CA         92123      San Diego                      1       Retail
 131     Colorado Springs           CO         80918      El Paso                        1       Retail
         San Antonio                TX        Various     Bexar                          2       Retail
 132     San Antonio                TX         78240      Bexar                          1       Retail
 133     San Antonio                TX         78250      Bexar                          1       Retail
 134     Naples                     FL         34108      Collier                        1       Retail
 135     Texarkana                  TX         75503      Bowie                          1       Hospitality
 136     Phoenix                    AZ         85027      Maricopa                       1       Office
 138     Murrietta                  CA         92562      Riverside                      1       Mixed Use
 140     San Diego                  CA         92121      San Diego                      1       Retail
 139     Santa Monica               CA         90405      Los Angeles                    1       Retail
 137     Van Nuys                   CA         91405      Los Angeles                    1       Self Storage
 141     Various                    NY        Various     Onondaga                       2       Self Storage
141.01   Syracuse                   NY         13210      Onondaga                       1       Self Storage
141.02   Cicero                     NY         13039      Onondaga                       1       Self Storage
 142     Los Angeles                CA         90021      Los Angeles                    1       Industrial
 143     West Dundee                IL         60118      Kane                           1       Retail
 144     Bellbrook                  OH         45305      Greene                         1       Multifamily
 145     Santa Clarita              CA         91350      Los Angeles                    1       Self Storage
 146     Camarillo                  CA         93012      Ventura                        1       Office
 147     Plano                      TX         75093      Collin                         1       Retail
 148     Emporia                    KS         66801      Lyon                           1       Retail
 149     Chicago                    IL         60632      Cook                           1       Retail
 150     Lincoln City               OR         97367      Lincoln                        1       Multifamily
 151     Whittier                   CA         90602      Los Angeles                    1       Retail
 152     Alhambra                   CA         91801      Los Angeles                    1       Office
 153     Central                    SC         29630      Pickens                        1       Retail
 154     Morton                     IL         61550      Tazewell                       1       Industrial
 155     Staten Island              NY         10314      Richmond                       1       Retail
 156     O'Fallon                   MO         63366      St Charles                     1       Self Storage
 157     Rancho Santa Margarita     CA         92688      Orange                         1       Retail
 158     Everett                    WA         98203      Snohomish                      1       Retail
 159     Santa Ana                  CA         92707      Orange                         1       Office
 160     Fort Worth                 TX         76107      Tarrant                        1       Retail
 161     Tucson                     AZ         85706      Pima                           1       Retail
 162     Hickory                    NC         28602      Catawba                        1       Retail
 163     Flowery Branch             GA         30542      Hall                           1       Multifamily
 164     Cranberry Township         PA         16066      Butler                         1       Hospitality
 165     Dallas                     TX         75228      Dallas                         1       Multifamily
 166     Lockport                   NY         14094      Niagara                        1       Multifamily
 167     Laguna Beach               CA         92652      Orange County                  1       Mixed Use
 168     Santa Barbara              CA         93101      Santa Barbara                  1       Office
 169     Lawrenceville              GA         30045      Gwinnett                       1       Office
 170     East Point                 GA         30344      Fulton                         1       Retail
 171     Summerville                SC         29485      Dorchester                     1       Retail
 172     Alhambra                   CA         91801      Los Angeles                    1       Office
 173     Thousand Oaks              CA         91362      Ventura                        1       Retail
 174     Atlanta                    GA         30315      Fulton                         1       Multifamily
 175     Fort Meyers                FL         33908      Lee                            1       Retail
 176     Corpus Christi             TX         78410      Nueces                         1       Mixed Use
 177     Tucson                     AZ         85706      Pima                           1       Office
 178     Houston                    TX         77055      Harris                         1       Industrial
 179     Pearland                   TX         77581      Brazoria                       1       Retail
 180     Pittsburgh                 PA         15227      Allegheny                      1       Multifamily
 181     Santa Monica               CA         90404      Los Angeles                    1       Office
 182     Las Vegas                  NV         89120      Clark                          1       Retail
 183     Friendswood                TX         77546      Galveston                      1       Retail
 184     Stanwood                   WA         98292      Snohomish                      1       Retail
 185     Wesley Chapel              FL         33543      Pasco                          1       Retail
 186     Las Vegas                  NV         89139      Clark                          1       Self Storage
 187     Beaumont                   TX         77701      Jefferson                      1       Multifamily
 188     Jacksonville               FL         32225      Duval                          1       Retail
 189     Houston                    TX         77079      Harris                         1       Retail
 190     Albuquerque                NM         87111      Bernalillo                     1       Retail
 191     San Jacinto                CA         92583      Riverside                      1       Retail
 192     Battle Creek               MI         49015      Calhoun                        1       Multifamily
 193     Tallahassee                FL         32304      Leon                           1       Multifamily
 194     Houston                    TX         77008      Harris                         1       Retail
 195     Durham                     NC         27709      Durham County                  1       Industrial
 196     Denver                     CO         80247      Arapahoe                       1       Self Storage
 197     Montgomery                 AL         36106      Montgomery                     1       Retail
 198     Santa Cruz                 CA         95062      Santa Cruz                     1       Manufactured Housing
 199     Vernon Hills               IL         60061      Lake                           1       Office
 200     Topeka                     KS         66604      Shawnee                        1       Retail
 201     San Diego                  CA         92104      San Diego                      1       Self Storage
 202     Corpus Christi             TX         78410      Nueces                         1       Self Storage
 203     Brooklyn                   NY         11215      Kings                          2       Multifamily
203.01   Brooklyn                   NY         11215      Kings                          1       Multifamily
203.02   Brooklyn                   NY         11215      Kings                          1       Multifamily
 204     Oakland                    CA         94605      Alameda                        1       Mixed Use
 205     McKinney                   TX         75071      Collin                         1       Office
 206     Dayton                     OH         45420      Montgomery                     1       Retail
 207     Las Vegas                  NV         89102      Clark                          1       Office
 208     Inglewood                  CA         90301      Los Angeles                    1       Office
 209     Shingle Springs            CA         95682      El Dorado                      1       Manufactured Housing
 210     Conway                     AR         72032      Faulkner                       1       Multifamily
 211     Cerritos                   CA         90703      Los Angeles                    1       Land

                PROPERTY          3RD MOST RECENT      3RD MOST RECENT      2ND MOST RECENT   2ND MOST RECENT   MOST RECENT
LOAN #          SUBTYPE               NOI ($)              NOI DATE             NOI ($)          NOI DATE         NOI ($)
---------------------------------------------------------------------------------------------------------------------------

  1      Full Service                   22,030,755             12/31/2004        23,171,596        12/31/2005    25,052,653
 1.01    Full Service                    5,168,000             12/31/2004         5,722,000        12/31/2005     6,018,549
 1.03    Full Service                    2,675,000             12/31/2004         3,843,000        12/31/2005     4,644,769
 1.02    Full Service                    3,953,000             12/31/2004         4,384,000        12/31/2005     4,597,810
 1.04    Full Service                    4,090,000             12/31/2004         3,840,000        12/31/2005     4,139,665
 1.05    Full Service                    3,488,755             12/31/2004         2,953,596        12/31/2005     3,123,720
 1.06    Full Service                    2,656,000             12/31/2004         2,429,000        12/31/2005     2,528,140
  2      Anchored                                                                19,129,455        12/31/2005    20,976,670
  3      Various                         9,021,564             12/31/2004        11,362,928        12/31/2005    11,781,979
 3.01    Anchored
 3.02    Anchored
 3.03    Warehouse/Distribution
 3.04    Anchored
 3.05    Anchored
 3.06    Unanchored
 3.07    Unanchored
 3.08    Unanchored
 3.09    Anchored
 3.10    Unanchored
 3.11    Single Tenant
 3.12    Unanchored
 3.13    Warehouse/Distribution
 3.14    Unanchored
 3.15    Suburban
 3.16    Suburban
 3.17    Warehouse/Distribution
 3.18    Warehouse/Distribution
 3.19    Warehouse/Distribution
 3.20    Unanchored
 3.21    Unanchored
 3.22    Unanchored
 3.23    Unanchored
 3.24    Unanchored
 3.25    Unanchored
 3.26    Unanchored
 3.27    Warehouse/Distribution
 3.28    Warehouse/Distribution
 3.29    Warehouse/Distribution
 3.30    Suburban
 3.31    Single Tenant
 3.32    Warehouse/Distribution
 3.33    Anchored
 3.34    Suburban
 3.35    Warehouse/Distribution
 3.36    Warehouse/Distribution
 3.37    Suburban
 3.38    Flex
 3.39    Flex
 3.40    Warehouse/Distribution
 3.41    Suburban
 3.42    Warehouse/Distribution
 3.43    Warehouse/Distribution
 3.44    Warehouse/Distribution
 3.45    Warehouse/Distribution
  4      Full Service
  5      CBD                                                                      4,864,354        12/31/2004     5,241,646
  6      Anchored                        3,931,143             12/31/2004         3,886,710        12/31/2005     3,775,744
  7      Warehouse/Distribution
  8      Anchored                        2,423,085             12/31/2004         2,759,044        12/31/2005     2,973,981
  9      Suburban
  10     Unanchored
10.01    Unanchored
10.02    Unanchored
  11     Manufactured Housing            2,087,055             12/31/2003         2,151,374        12/31/2004     2,214,573
  12     Single Tenant Office            2,565,866             12/31/2004         2,551,157        12/31/2005     2,386,217
  13     Suburban                        2,211,796             12/31/2004         2,256,098        12/31/2005     2,428,874
  14     Garden                          1,935,432             12/31/2003         1,826,907        12/31/2004     2,143,199
  15     Single Tenant
15.01    Single Tenant
15.02    Single Tenant
  16     Garden                                                                   1,539,613        12/31/2005     2,025,202
  17     Retail/Office                                                              591,277        12/31/2005       934,938
  18     Industrial
  19     Garden                          2,045,065             12/31/2004         2,636,126        12/31/2005     2,649,367
  20     Anchored                                                                                                 2,061,867
  21     Anchored                        1,797,633             12/31/2003         1,856,187        12/31/2004     1,921,365
  22     Garden
  23     Garden                          1,458,464             12/31/2004         1,686,570        12/31/2005     1,745,967
  24     Student Housing
         Various                           842,278                Various           798,357           Various       835,617
  25     Anchored                          594,670             12/31/2003           589,182        12/31/2004       591,547
  26     Unanchored                        247,608             12/31/2003           209,175        12/31/2004       244,070
  27     Shadow Anchored
  28     Anchored
  29     Anchored
  30     Unanchored
  31     Single Tenant
  32     Office/Warehouse                2,034,256             12/31/2004         1,997,408        12/31/2005     2,032,303
  33     Anchored                        1,687,370             12/31/2003         1,477,342        12/31/2004     1,806,396
  34     Retail/Self Storage             1,539,470             12/31/2004         1,705,389        12/31/2005     1,635,938
  35     Anchored                        1,127,971             12/31/2004         1,520,351        12/31/2005     1,616,711
  36     Anchored
  37     Garden                          1,602,037             12/31/2004         1,640,854        12/31/2005     1,620,906
  38     Garden                            653,166             12/31/2004           721,714        12/31/2005     1,163,819
  39     Medical                         1,103,186             12/31/2004         1,208,810        12/31/2005     1,255,570
  40     Limited Service                 1,596,712             12/31/2004         2,149,235        12/31/2005     2,217,471
  41     Office/Retail                   1,286,519             12/31/2003         1,032,041        12/31/2004     1,175,846
  42     Garden                          1,406,784             12/31/2004         1,445,406        12/31/2005     1,377,948
  43     Self Storage                    1,222,132             12/31/2004         1,334,160        12/31/2005     1,288,831
43.01    Self Storage                      331,635             12/31/2004           355,743        12/31/2005       355,685
43.02    Self Storage                      320,016             12/31/2004           352,367        12/31/2005       353,710
43.03    Self Storage                      247,852             12/31/2004           263,751        12/31/2005       249,206
43.04    Self Storage                      207,949             12/31/2004           211,241        12/31/2005       186,424
43.05    Self Storage                      114,680             12/31/2004           151,058        12/31/2005       143,806
  44     Warehouse
44.01    Warehouse
44.02    Warehouse
44.03    Warehouse
44.04    Warehouse
44.05    Warehouse
  45     Student Housing
  46     Unanchored                      1,175,668             12/31/2004         1,263,114        12/31/2005     1,287,718
  47     Full Service                      821,731             12/31/2004         1,559,594        12/31/2005     1,552,753
  48     Full Service                                                             1,723,272        12/31/2005     1,848,630
  49     Garden                                                                                                     929,567
  50     Single Tenant
50.01    Single Tenant
50.02    Single Tenant
  51     Limited Service                                                          1,318,717        12/31/2005     1,315,619
  52     Medical Office                  1,268,181             12/31/2003         1,361,544        12/31/2004     1,399,036
52.01    Medical Office                    277,524             12/31/2003           264,972        12/31/2004       248,147
52.02    Medical Office                    243,614             12/31/2003           229,942        12/31/2004       236,127
52.03    Medical Office                    122,159             12/31/2003           146,061        12/31/2004       152,380
52.04    Medical Office                    153,199             12/31/2003           155,218        12/31/2004       165,753
52.05    Medical Office                    123,316             12/31/2003           124,560        12/31/2004       134,497
52.06    Medical Office                     58,295             12/31/2003           124,191        12/31/2004       135,312
52.07    Medical Office                    100,975             12/31/2003           116,683        12/31/2004       116,609
52.08    Medical Office                    100,043             12/31/2003           105,415        12/31/2004       109,896
52.09    Medical Office                     89,056             12/31/2003            94,502        12/31/2004       100,315
  53     Single Tenant
  54     Anchored                        1,208,842             12/31/2004           986,461        12/31/2005     1,014,973
  55     Garden                            966,373             12/31/2003         1,010,455        12/31/2004       970,978
  56     Anchored
  57     Self Storage                                                             1,334,322        12/31/2005     1,408,351
  58     Manufactured Housing              912,592             12/31/2004           929,230        12/31/2005       944,237
  59     Suburban                          919,431             12/31/2003           760,115        12/31/2004       663,121
  60     Shadow Anchored                                                                                            681,054
60.01    Shadow Anchored
60.02    Shadow Anchored                                                                                            345,036
60.03    Shadow Anchored                                                                                            336,018
  61     Garden                            639,429             12/31/2003           705,252        12/31/2004       872,299
  62     Full Service                      938,705             12/31/2004         1,646,057        12/31/2005     1,559,071
62.01    Full Service                      212,096             12/31/2004           740,729        12/31/2005       648,563
62.02    Full Service                      400,607             12/31/2004           429,498        12/31/2005       449,604
62.03    Full Service                      326,002             12/31/2004           475,830        12/31/2005       460,904
  63     Garden                            948,713             12/31/2004           883,302        12/31/2005       816,252
  64     Limited Service
         Unanchored
  65     Unanchored
  66     Unanchored
  67     Various                                                                  1,446,471        12/31/2004     1,538,782
67.01    Industrial/Office                                                          435,465        12/31/2004       498,781
67.02    Unanchored                                                                 616,006        12/31/2004       628,236
67.03    Single Tenant                                                              395,000        12/31/2004       411,765
  68     Flex                              959,813             12/31/2004           958,643        12/31/2005     1,046,977
  69     Garden                            936,239             12/31/2004           939,787        12/31/2005       978,922
  70     Unanchored
  71     Limited Service                   821,225             12/31/2004         1,010,172        12/31/2005     1,052,335
  72     Extended Stay                     632,330             12/31/2004           891,945        12/31/2005     1,061,376
  73     Single Tenant
  74     Unanchored                        315,551             12/31/2004           557,449        12/31/2005       538,214
74.01    Unanchored                        315,551             12/31/2004           365,266        12/31/2005       341,872
74.02    Unanchored                                                                 192,183        12/31/2005       196,342
  75     Garden                                                                     811,052        12/31/2005       865,713
  76     Unanchored                                                                 770,823        12/31/2004       871,743
  77     Single Tenant
77.01    Single Tenant
77.02    Single Tenant
  78     Anchored                                                                   522,164        12/31/2005       567,591
  79     Full Service                    1,211,882             12/31/2004         1,225,280        12/31/2005     1,251,498
  80     Limited Service                   916,834             12/31/2004           905,272        12/31/2005       752,763
  81     Unanchored                        666,712             12/31/2004           740,537        12/31/2005       965,706
  82     CBD                               974,460             12/31/2004           996,089        12/31/2005     1,043,595
  83     Garden
  84     Single Tenant
  85     Anchored                                                                   748,240        12/31/2004       755,229
  86     Medical
  87     Flex                                                                                                     1,483,997
  88     CBD                               616,731             12/31/2004           621,314        12/31/2005       669,210
  89     Limited Service                   883,677             12/31/2004           992,832        12/31/2005     1,262,671
  90     Flex
  91     Unanchored                                                                                                 478,411
  92     Retail/Office                     195,540             12/31/2004           492,015        12/31/2005       591,574
  93     Self Storage                                                               477,829        12/31/2005       631,669
93.01    Self Storage                                                               354,645        12/31/2005       395,775
93.02    Self Storage                                                               123,183        12/31/2005       235,894
  94     Garden                                                                     560,714        12/31/2004       471,387
  95     Anchored                          834,223             12/31/2003           816,199        12/31/2004       773,964
  96     Shadow Anchored                   617,187             12/31/2004           651,564        12/31/2005       799,700
  97     Limited Service
  98     Suburban                          976,271             12/31/2004           613,139        12/31/2005       645,669
  99     Suburban
 100     Garden                            409,453              6/30/2004           523,482         6/30/2005       568,281
 101     Suburban
 102     Limited Service                                                            735,555        12/31/2005       857,626
 103     Single Tenant
 104     Anchored                          777,023             12/31/2004           846,058        12/31/2005       876,851
 105     Medical                                                                    649,769        12/31/2005       676,683
 106     Anchored                          624,674             12/31/2004           644,793        12/31/2005       591,680
 107     Limited Service                                                                                            970,548
 108     Anchored                                                                   508,599        12/31/2004       535,586
 109     Self Storage                      279,380             12/31/2004           369,901        12/31/2005       449,840
 110     Anchored                          630,140             12/31/2004           651,796        12/31/2005       655,912
 111     Office/Retail                                                             -207,763        12/31/2005       590,240
 112     Garden                                                                                                     525,954
 113     Anchored
 114     Flex                                                                       457,980        12/31/2004       582,105
 115     Flex                              479,732             12/31/2004           414,242        12/31/2005       457,342
 116     Anchored                          594,806             12/31/2003           609,544        12/31/2004       612,149
 117     Limited Service                   474,329             12/31/2004           689,882        12/31/2005       828,506
 118     Anchored                          583,434             12/31/2004           582,652        12/31/2005       569,145
 119     Shadow Anchored                   427,015   12/31/2004 (T-8 Ann.)          554,382        12/31/2005       583,022
 120     Limited Service                                                                                            762,133
 121     Suburban                          583,662             12/31/2004           667,258        12/31/2005       654,895
 122     Limited Service                   500,227             12/31/2004           608,562        12/31/2005       633,937
 123     Shadow Anchored                                                                                            157,676
 124     Suburban                          562,802             12/31/2004           558,391        12/31/2005       544,640
 125     Self Storage                      213,693             12/31/2004           372,428        12/31/2005       585,581
 126     Unanchored                        332,085             12/31/2004           404,492        12/31/2005       585,208
 127     Limited Service                                                            540,600        12/31/2005       617,194
 128     Limited Service                   686,094             12/31/2004         1,072,536        12/31/2005     1,164,454
 129     Anchored                          466,494             12/31/2003           466,737        12/31/2004       466,690
 130     Unanchored
 131     Anchored                          361,636             12/31/2004           335,963        12/31/2005       504,990
         Shadow Anchored
 132     Shadow Anchored
 133     Shadow Anchored
 134     Unanchored                        424,353             12/31/2003           403,212        12/31/2004       445,480
 135     Limited Service                                                            819,650        12/31/2005       857,996
 136     Suburban                          608,184             12/31/2004           549,482        12/31/2005       534,519
 138     Office/Retail
 140     Unanchored                        481,685             12/31/2004           479,587        12/31/2005       512,794
 139     Unanchored
 137     Self Storage                                                               147,260        12/31/2005       317,592
 141     Self Storage                      458,814             12/31/2004           501,946        12/31/2005       504,287
141.01   Self Storage                      294,921             12/31/2004           322,840        12/31/2005       321,993
141.02   Self Storage                      163,893             12/31/2004           179,106        12/31/2005       182,294
 142     Office/Warehouse                                                           377,155        12/31/2005       343,980
 143     Single Tenant
 144     Garden                            306,454             12/31/2004           308,058        12/31/2005       353,590
 145     Self Storage                                                                                               330,664
 146     Industrial/Office
 147     Unanchored                        362,490             12/31/2004           443,801        12/31/2005       455,657
 148     Anchored                          239,192             12/31/2004           199,981        12/31/2005       268,156
 149     Unanchored                        401,837             12/31/2004           430,349        12/31/2005       475,391
 150     Garden                            355,640             12/31/2004           389,176        12/31/2005       398,545
 151     Single Tenant                     398,509             12/31/2004           360,777        12/31/2005       330,975
 152     Urban                                                                      286,702        12/31/2004       389,819
 153     Shadow Anchored                                                                                            339,869
 154     Warehouse/Distribution
 155     Unanchored                        508,086             12/31/2003           522,196        12/31/2004       525,350
 156     Self Storage                                                               291,817        12/31/2004       327,127
 157     Anchored                                                                   313,064        12/31/2004       315,598
 158     Unanchored
 159     Suburban                          374,821             12/25/2004           418,801        12/25/2005       409,670
 160     Unanchored                        272,132             12/31/2004           374,631        12/31/2005       381,894
 161     Anchored                          413,963             12/31/2004           250,698        12/31/2005       290,441
 162     Unanchored                                                                                                 139,115
 163     Garden                                                                     182,677        12/31/2005       344,071
 164     Limited Service                   104,852             12/31/2004           425,120        12/31/2005       462,872
 165     Garden                            351,538             12/31/2004           348,881        12/31/2005       340,139
 166     Garden                            412,603             12/31/2004           415,239        12/31/2005       418,683
 167     Retail/Office                     660,660             12/31/2004           669,044        12/31/2205       743,123
 168     Suburban                          537,632             12/31/2004           606,307        12/31/2005       622,536
 169     Medical
 170     Anchored                                                                   400,697        12/31/2005       413,094
 171     Shadow Anchored
 172     Urban                                                                      270,956        12/31/2004       290,682
 173     Unanchored                        156,474             12/31/2004           209,736        12/31/2005       248,396
 174     Garden                                                                     241,308        12/31/2005       320,058
 175     Unanchored                         97,437             12/31/2003           166,133        12/31/2004       266,079
 176     Retail/Self Storage                                                        116,473        12/31/2005       298,157
 177     Suburban                                                                                                   334,167
 178     Office/Warehouse                  230,072             12/31/2004           212,035        12/31/2005       231,846
 179     Shadow Anchored                                                            244,247        12/31/2004       275,888
 180     Garden                                                                     308,002        12/31/2004       295,704
 181     Urban
 182     Unanchored                                                                                                 286,955
 183     Shadow Anchored                                                            119,510        12/31/2004       193,138
 184     Unanchored                        275,002             12/31/2003           263,477        12/31/2004       278,720
 185     Unanchored
 186     Self Storage                                                                                               124,900
 187     Section 8                                                                  176,372        12/31/2005       216,131
 188     Unanchored                                                                 178,251        12/31/2004       178,259
 189     Unanchored
 190     Unanchored                                                                 137,977        12/31/2005       205,057
 191     Unanchored                        151,480             12/31/2004           152,575        12/31/2005       176,009
 192     Low Income Housing                192,329             12/31/2004           202,569        12/31/2005       225,296
 193     Student Housing                                                            197,945        12/31/2004       229,906
 194     Unanchored
 195     Warehouse
 196     Self Storage                      137,413             12/31/2004           156,572        12/31/2005       154,152
 197     Unanchored                                                                                                 126,396
 198     Mobile Home Park                  156,661             12/31/2004           175,725        12/31/2005       179,920
 199     Office/Industrial
 200     Unanchored                                                                                                 129,662
 201     Self Storage                      128,073             12/31/2004           144,548        12/31/2005       171,636
 202     Self Storage                                                               177,509        12/31/2004       128,955
 203     Mid rise                           86,677             12/31/2004           117,625        12/31/2005       108,001
203.01   Mid/High Rise                      52,423             12/31/2004            71,141        12/31/2005        65,320
203.02   Garden                             34,254             12/31/2004            46,484        12/31/2005        42,681
 204     Office/Retail                      76,498             12/31/2004           137,675        12/31/2005       167,886
 205     Suburban                                                                                                   175,863
 206     Single Tenant
 207     Office/Warehouse                   88,231             12/31/2004           112,012        12/31/2005       123,351
 208     Urban                                                                                                      172,680
 209     Mobile Home Park                   98,214             12/31/2004           115,449        12/31/2005       105,449
 210     Section 8                                                                  114,081        12/31/2005       114,915
 211     Industrial

               MOST RECENT                                                                                  UW
LOAN #           NOI DATE        UW REVENUES ($)   UW EXPENSES ($)   UW NOI ($)   UW NCF ($)(2)   DSCR (X)(2)(3)(4)(5)(6)
-------------------------------------------------------------------------------------------------------------------------

  1             6/30/2006 (TTM)       80,533,163        53,444,982   27,088,181      23,866,854            1.30
 1.01           6/30/2006 (TTM)       16,358,109         9,889,180    6,468,928       5,814,604
 1.03           6/30/2006 (TTM)       14,485,223         9,368,038    5,117,185       4,537,776
 1.02           6/30/2006 (TTM)       13,682,508         8,612,810    5,069,699       4,522,398
 1.04           6/30/2006 (TTM)       12,975,495         8,605,106    4,370,389       3,851,369
 1.05           6/30/2006 (TTM)       14,644,519        10,303,413    4,341,106       3,755,326
 1.06           6/30/2006 (TTM)        8,387,309         6,666,435    1,720,874       1,385,381
  2             5/31/2006 (TTM)       30,578,389        10,512,860   20,065,529      19,414,205            2.22
  3             4/30/2006 (TTM)       17,403,812         3,645,227   13,758,585      12,806,255            1.23
 3.01                                  1,995,754           424,694    1,571,060       1,514,045
 3.02                                  1,529,409           264,293    1,265,115       1,209,603
 3.03                                  1,970,221           369,536    1,600,685       1,464,995
 3.04                                  1,133,291           290,958      842,332         804,726
 3.05                                    490,486           118,043      372,444         364,694
 3.06                                  1,029,814           217,569      812,245         756,775
 3.07                                    924,306           178,209      746,097         703,542
 3.08                                    535,308           102,181      433,127         394,402
 3.09                                    618,824            99,803      519,021         482,068
 3.10                                    577,359            89,477      487,882         463,223
 3.11                                    366,700            11,001      355,699         355,699
 3.12                                    397,836            78,133      319,703         302,025
 3.13                                    512,613            98,966      413,647         390,222
 3.14                                    404,734            61,997      342,737         325,153
 3.15                                    613,432           210,463      402,969         341,919
 3.16                                    552,409           156,447      395,962         341,367
 3.17                                    235,607            56,093      179,514         167,060
 3.18                                    371,564            72,629      298,935         281,455
 3.19                                    310,785            73,226      237,559         218,208
 3.20                                    259,059            52,023      207,036         195,769
 3.21                                    277,637            68,889      208,748         194,731
 3.22                                     36,000            53,685      -17,685         -27,741
 3.23                                    299,524            77,541      221,982         209,844
 3.24                                    285,278            66,470      218,808         203,266
 3.25                                    178,108            48,865      129,243         120,480
 3.26                                    109,921            22,277       87,644          80,647
 3.27                                    127,536            23,040      104,496          84,974
 3.28                                    118,480            20,380       98,100          77,816
 3.29                                    108,294            12,172       96,122          78,387
 3.30                                    102,300            46,900       55,400          43,720
 3.31                                     90,104             9,508       80,596          76,761
 3.32                                     96,917            19,710       77,207          62,784
 3.33                                     78,010            15,012       62,998          59,545
 3.34                                     87,524            24,531       62,993          52,745
 3.35                                     88,342            15,150       73,192          66,321
 3.36                                     71,495             7,740       63,755          56,908
 3.37                                     88,344            16,336       72,008          56,396
 3.38                                     66,741            16,010       50,731          39,824
 3.39                                     45,241             6,320       38,921          34,683
 3.40                                     50,031            10,340       39,691          35,432
 3.41                                     61,710            21,828       39,882          32,929
 3.42                                     37,096             7,190       29,906          25,548
 3.43                                     33,544             4,330       29,214          25,540
 3.44                                     26,591             3,030       23,561          21,389
 3.45                                      9,536             2,230        7,306           6,376
  4                                   29,784,266        20,520,207    9,264,059       9,264,059            1.25
  5                 12/31/2005         8,181,872         2,757,007    5,424,865       4,987,017            1.21
  6             6/30/2006 (TTM)        6,647,147         1,970,807    4,676,340       4,360,562            1.27
  7                                    4,662,140         1,246,893    3,415,247       3,301,652            1.20
  8             5/31/2006 (TTM)        5,729,320         2,544,887    3,184,433       2,884,903            1.36
  9                                    4,631,722         1,701,975    2,929,747       2,574,736            1.21
  10                                   2,762,395           411,383    2,351,012       2,313,738            1.29
10.01                                  1,702,262           296,480    1,405,782       1,388,182
10.02                                  1,060,133           114,903      945,230         925,556
  11                12/31/2005         3,406,572           901,520    2,505,052       2,484,702            1.21
  12      Annualized 4/30/2006         2,533,714            71,662    2,462,052       2,379,052            1.15
  13            6/30/2006 (TTM)        3,730,769         1,117,423    2,613,346       2,435,329            1.20
  14                12/31/2005         3,805,840         1,403,117    2,402,723       2,316,131            1.23
  15                                   2,721,745            81,652    2,640,093       2,562,629            1.28
15.01                                  1,478,791            44,364    1,434,427       1,396,595
15.02                                  1,242,954            37,289    1,205,666       1,166,035
  16        Trailing 5/31/2006         4,110,831         1,690,338    2,420,493       2,315,493            1.20
  17            4/30/2006 (TTM)        3,658,592         1,128,291    2,530,301       2,331,723            1.27
  18                                   3,633,275         1,182,144    2,451,131       2,329,258            1.30
  19            5/31/2006 (TTM)        4,151,426         1,611,619    2,539,807       2,458,307            1.45
  20                12/31/2005         3,533,166         1,108,180    2,424,986       2,263,460            1.31
  21                12/31/2005         3,153,568         1,057,601    2,095,967       1,960,084            1.15
  22                                   3,344,745         1,346,520    1,998,225       1,960,100            1.20
  23            5/31/2006 (TTM)        2,861,804         1,049,472    1,812,332       1,734,332            1.34
  24                                   3,068,065           865,425    2,202,640       2,160,040            1.45
                       Various         2,371,776           523,455    1,848,321       1,739,069            1.27
  25                12/31/2005           859,381           207,896      651,485         603,408            1.27
  26                12/31/2005           352,344            80,191      272,153         258,258            1.27
  27                                     308,156            69,221      238,935         226,398            1.27
  28                                     276,022            46,297      229,725         218,756            1.27
  29                                     244,440            47,494      196,947         188,609            1.27
  30                                     223,258            49,688      173,569         162,440            1.27
  31                                     108,175            22,668       85,507          81,200            1.27
  32            4/30/2006 (TTM)        2,422,339           564,850    1,857,489       1,797,923            1.30
  33                12/31/2005         2,716,421           926,742    1,789,679       1,627,062            1.25
  34            3/31/2006 (TTM)        1,978,900           361,636    1,617,264       1,567,542            1.20
  35            4/30/2006 (TTM)        2,407,265           513,358    1,893,907       1,775,397            1.42
  36                                   2,791,585           634,277    2,157,308       2,009,445            2.00
  37            T-12 4/30/2006         2,406,963           819,967    1,586,995       1,586,995            1.31
  38            5/31/2006 (TTM)        3,281,557         1,778,005    1,503,552       1,382,052            1.20
  39            5/31/2006 (TTM)        1,809,959           523,883    1,286,076       1,209,117            1.25
  40            3/31/2006 (TTM)        4,211,090         2,105,728    2,105,362       2,105,362            1.89
  41                12/31/2005         2,567,196           928,630    1,638,566       1,602,818            1.45
  42            T-12 4/30/2006         2,208,536           719,318    1,489,218       1,425,218            1.35
  43            5/31/2006 (TTM)        2,259,913           949,267    1,310,646       1,258,995            1.20
43.01           5/31/2006 (TTM)          606,352           213,100      393,252         384,272
43.02           5/31/2006 (TTM)          564,208           234,483      329,725         319,955
43.03           5/31/2006 (TTM)          440,909           190,735      250,174         243,391
43.04           5/31/2006 (TTM)          387,470           181,452      206,018         186,790
43.05           5/31/2006 (TTM)          260,974           129,497      131,477         124,587
  44                                   2,530,629           835,674    1,694,955       1,640,552            1.40
44.01                                    588,311           211,963      376,347         363,700
44.02                                    617,726           255,453      362,273         348,993
44.03                                    411,547           125,983      285,564         276,716
44.04                                    297,685           145,821      151,864         145,464
44.05                                    615,361            96,454      518,907         505,678
  45                                   2,167,760           879,433    1,288,327       1,245,127            1.21
  46      5/31/2006 (T-11 Ann.)        1,790,914           512,441    1,278,473       1,217,269            1.22
  47                 3/31/2006         4,564,599         3,173,770    1,390,829       1,390,829            1.41
  48            4/30/2006 (TTM)        4,203,559         2,439,362    1,764,197       1,764,197            1.67
  49       4/30/2006 (T-9 Ann.)        1,939,539           714,776    1,224,763       1,174,663            1.22
  50                                   1,337,094            40,113    1,296,981       1,265,897            1.32
50.01                                    784,449            23,533      760,916         751,173
50.02                                    552,645            16,579      536,065         514,724
  51            3/31/2006 (TTM)        3,916,556         2,393,460    1,366,434       1,366,434            1.40
  52                12/31/2005         1,575,172           266,057    1,309,114       1,214,123            1.25
52.01               12/31/2005           263,481            23,753      239,728         219,073
52.02               12/31/2005           267,796            40,010      227,786         210,759
52.03               12/31/2005           173,856            28,592      145,264         135,825
52.04               12/31/2005           188,553            35,227      153,326         143,607
52.05               12/31/2005           152,975            29,978      122,997         115,669
52.06               12/31/2005           142,985            24,664      118,320         110,268
52.07               12/31/2005           139,804            26,933      112,872         105,221
52.08               12/31/2005           117,935            21,475       96,459          90,463
52.09               12/31/2005           127,787            35,425       92,362          83,238
  53                                   2,206,549           954,683    1,251,866       1,142,335            1.20
  54            6/30/2006 (TTM)        1,524,067           379,885    1,144,182       1,076,335            1.20
  55            6/30/2006 (TTM)        1,831,487           659,717    1,171,770       1,124,020            1.20
  56                                   1,695,040           550,308    1,144,732       1,083,141            1.23
  57            6/30/2006 (TTM)        1,861,618           764,258    1,097,360       1,074,089            1.28
  58            7/31/2006 (TTM)        1,187,912           306,494      881,418         873,168            1.20
  59                12/31/2005         1,487,043           363,945    1,123,098       1,020,998            1.21
  60                12/31/2004         1,325,445           255,959    1,069,486         979,817            1.23
60.01                                    434,865            69,324      365,541         336,474
60.02               12/31/2004           444,559            75,133      369,426         338,155
60.03               12/31/2004           446,021           111,502      334,519         305,188
  61                12/31/2005         2,064,506         1,030,471    1,034,035         970,035            1.67
  62            T-12 4/30/2006         4,626,603         6,163,790    1,333,473       1,333,473            1.45
62.01           T-12 4/30/2006         1,801,238         2,364,678      582,976         582,976
62.02           T-12 4/30/2006         1,552,719         2,015,055      376,683         376,683
62.03           T-12 4/30/2006         1,272,647         1,784,056      373,814         373,814
  63            5/31/2006 (TTM)        1,835,787           878,704      957,083         914,607            1.21
  64                                   3,557,696         2,435,554    1,122,142       1,122,142            1.42
                                       1,195,209           239,680      955,529         923,972            1.33
  65                                     635,351           131,628      503,723         486,408            1.33
  66                                     559,858           108,052      451,806         437,564            1.33
  67                12/31/2005         1,785,192           448,280    1,336,911       1,230,990            2.02
67.01               12/31/2005           711,548           297,394      414,154         360,671
67.02               12/31/2005           649,092           105,004      544,088         499,352
67.03               12/31/2005           424,552            45,883      378,669         370,968
  68            5/31/2006 (TTM)        1,416,176           384,944    1,031,232         934,483            1.31
  69            3/31/2006 (TTM)        2,231,741         1,296,665      935,076         858,901            1.20
  70                                   1,207,548           273,971      933,577         876,222            1.22
  71            4/30/2006 (TTM)        2,962,440         1,679,869    1,282,571       1,164,073            1.65
  72            4/30/2006 (TTM)        2,689,198         1,624,315    1,064,882         930,422            1.32
  73                                     947,768            28,433      919,335         903,312            1.27
  74            5/31/2006 (TTM)        1,216,097           335,370      880,727         833,645            1.21
74.01           5/31/2006 (TTM)          675,269           204,615      470,654         444,050
74.02           5/31/2006 (TTM)          540,828           130,755      410,073         389,595
  75            T-12 4/30/2006         1,358,109           478,167      879,941         840,941            1.15
  76                12/31/2005         1,090,789           227,796      862,993         821,777            1.34
  77                                   1,075,881           184,347      891,533         874,644            1.23
77.01                                    955,363           119,671      835,692         819,339
77.02                                    120,518            64,676       55,842          55,305
  78      Annualized 5/31/2006         1,132,668           274,364      858,304         804,603            1.21
  79            3/31/2006 (TTM)        4,976,539         3,873,349    1,103,190       1,103,190            1.52
  80            3/31/2006 (TTM)        3,100,499         2,211,644      888,855         888,855            1.41
  81      Annualized 3/31/2006         1,192,330           321,745      870,585         822,277            1.27
  82            3/31/2006 (TTM)        1,703,428           788,262      915,166         819,217            1.29
  83                                   1,175,074           382,721      793,953         751,353            1.20
  84                                     953,599           132,396      821,203         775,246            1.20
  85                12/31/2005         1,014,282           258,385      755,897         735,935            1.20
  86                                   1,134,310           267,629      866,681         823,142            1.41
  87                12/31/2005         2,259,370         1,414,719      844,651         752,129            1.28
  88            5/31/2006 (TTM)        1,110,915           331,753      779,162         686,511            1.24
  89            4/30/2006 (TTM)        2,808,155         1,545,484    1,262,671       1,150,345            1.95
  90                                   1,248,352           391,355      856,997         725,057            1.25
  91       6/30/2006 (T-6 Ann.)          861,932           261,844      600,087         568,211            1.21
  92            4/30/2006 (TTM)        1,086,599           355,005      731,594         676,245            1.26
  93            3/31/2006 (TTM)        1,183,287           454,499      728,789         715,927            1.30
93.01           3/31/2006 (TTM)          626,480           255,618      370,862         364,523
93.02           3/31/2006 (TTM)          556,807           198,880      357,927         351,404
  94            6/30/2006 (TTM)        1,362,741           654,947      707,794         656,794            1.27
  95                12/31/2005         1,095,725           382,753      712,972         659,477            1.21
  96            4/30/2006 (TTM)        1,029,714           379,509      650,205         618,251            1.19
  97                                   2,495,896         1,420,533    1,075,363         975,527            1.34
  98            T-12 5/31/2006         2,173,790         1,382,355      791,436         639,927            1.26
  99                                     936,764           242,205      694,558         651,215            1.26
 100            5/31/2006 (TTM)        1,420,915           750,732      670,183         621,808            1.21
 101                                   1,128,800           489,481      639,319         585,770            1.19
 102            5/31/2006 (TTM)        2,179,872         1,460,639      719,233         719,233            1.40
 103                                     823,350           201,907      621,443         588,446            1.24
 104            4/30/2006 (TTM)        1,171,599           331,796      839,803         772,399            1.65
 105            3/31/2006 (TTM)        1,085,341           394,408      690,933         626,712            1.30
 106     Annualized 04/30/2006           938,467           298,336      640,131         596,749            1.23
 107             T-7 4/30/2006         2,332,454         1,620,688    1,301,039       1,184,170            2.48
 108                12/31/2005         1,040,452           406,129      634,323         589,448            1.23
 109            7/31/2006 (TTM)          908,870           340,202      568,668         558,556            1.22
 110            3/31/2006 (TTM)          777,855           208,570      569,285         549,785            1.20
 111            T-12 4/30/2006           787,107           121,669      665,438         638,531            1.39
 112           T- 12 3/31/2006           992,110           393,019      599,091         557,281            1.22
 113                                     597,427            17,923      579,504         577,288            1.34
 114                12/31/2005         1,199,509           414,971      748,538         692,193            1.53
 115            3/31/2006 (TTM)          835,154           239,548      595,606         532,928            1.20
 116                12/31/2005           674,515            98,792      575,723         537,644            1.20
 117            6/30/2006 (TTM)        2,639,616         1,943,540      696,076         696,076            1.43
 118     Annualized 04/30/2006           744,138           165,736      578,402         541,756            1.25
 119            3/31/2006 (TTM)          765,581           223,673      541,907         521,905            1.23
 120            4/30/2006 (TTM)        1,940,261         1,183,890      756,371         678,760            1.56
 121            3/31/2006 (TTM)          863,463           219,805      643,658         582,089            1.39
 122            4/30/2006 (TTM)        1,917,386         1,283,449      633,937         557,242            1.33
 123            3/31/2006 (TTM)          817,136           255,685      561,450         529,174            1.27
 124            4/30/2006 (TTM)          706,223           153,681      552,542         506,574            1.24
 125            5/30/2006 (TTM)          863,761           296,696      567,065         561,781            1.41
 126       4/30/2006 (T-3 Ann.)          695,088           167,526      527,562         480,236            1.21
 127            6/30/2006 (TTM)        1,887,241         1,285,340      601,901         601,901            1.47
 128            3/31/2006 (TTM)        1,902,668         1,135,227      767,441         767,441            1.45
 129                12/31/2005           582,723           106,980      475,743         464,961            1.20
 130                                     669,868           171,796      498,072         485,700            1.21
 131            4/30/2006 (TTM)          785,631           245,925      539,706         509,161            1.28
                                         579,496           162,071      417,425         404,398            1.27
 132                                     350,426            97,515      252,911         245,197            1.27
 133                                     229,070            64,556      164,514         159,201            1.27
 134                12/31/2005           746,048           256,461      489,587         462,119            1.21
 135            3/31/2006 (TTM)        1,972,921         1,303,175      669,746         590,829            1.44
 136      Annualized 3/31/2006           777,300           287,347      489,954         458,936            1.22
 138                                     737,953           181,646      556,307         521,312            1.40
 140            4/30/2006 (TTM)          674,763           180,991      493,773         467,706            1.27
 139                                     544,468           118,887      425,581         410,470            1.36
 137            6/30/2006 (TTM)          734,856           272,188      462,668         452,759            1.25
 141            5/31/2006 (TTM)          827,424           362,493      464,931         447,198            1.24
141.01          5/31/2006 (TTM)          519,320           218,960      300,360         289,910
141.02          5/31/2006 (TTM)          308,104           143,533      164,571         157,288
 142            4/30/2006 (TTM)          618,036           106,265      511,771         458,454            1.25
 143                                     425,998            12,780      413,218         413,218            1.19
 144            4/30/2006 (TTM)        1,129,331           668,059      461,272         428,944            1.21
 145       3/31/2006 (T-3 Ann.)          832,285           345,982      486,303         472,378            1.34
 146                                     578,120            17,344      560,776         516,478            1.55
 147            6/30/2006 (TTM)          586,642           156,849      429,793         416,360            1.22
 148            6/30/2006 (TTM)          606,256           173,183      433,073         387,264            1.21
 149            4/30/2006 (TTM)          703,422           286,109      417,313         391,413            1.20
 150            T-12 5/31/2006           690,675           268,953      421,721         397,721            1.25
 151      Annualized 4/30/2006           504,891            94,433      410,458         389,060            1.21
 152                12/31/2005           548,918           140,871      408,047         380,292            1.20
 153                12/31/2005           470,228            81,272      388,956         365,540            1.21
 154                                     587,002           183,800      403,202         373,152            1.23
 155                12/31/2005           731,678           259,980      471,698         462,962            1.56
 156                12/31/2005           538,586           171,883      366,703         357,324            1.21
 157                12/31/2005           530,698           170,570      360,128         345,630            1.20
 158                                     475,698           115,406      360,291         344,706            1.24
 159       4/25/2006 (T-3 Ann.)          639,545           232,524      407,021         354,870            1.26
 160            3/31/2006 (TTM)          474,458           121,123      353,336         342,901            1.22
 161            5/31/2006 (TTM)          588,545           203,603      384,942         340,547            1.26
 162             5/4/2006 (TTM)          417,703            68,688      349,015         330,942            1.23
 163       5/31/2006 (T-4 Ann.)          490,425           162,291      328,134         316,534            1.20
 164            5/31/2006 (TTM)        1,583,588         1,182,028      401,560         401,560            1.42
 165            T-12 4/30/2006           745,009           400,076      344,933         316,183            1.21
 166            3/31/2006 (TTM)          800,064           397,003      403,061         373,561            1.43
 167            3/31/2006 (TTM)        1,403,680           759,952      643,728         581,424            1.20
 168            3/31/2006 (TTM)          768,679           229,569      539,110         482,579            2.24
 169                                     466,485           130,137      336,348         305,321            1.21
 170            5/31/2006 (TTM)          537,227           162,160      375,067         313,938            1.24
 171                                     403,062           107,046      296,016         282,794            1.20
 172                12/31/2005           511,378           196,876      314,502         283,150            1.21
 173            4/30/2006 (TTM)          382,951            94,107      288,844         268,291            1.20
 174      Annualized 4/30/2006           698,215           352,656      345,558         318,308            1.33
 175                12/31/2005           451,912           142,697      309,215         274,115            1.20
 176       5/31/2006 (T-6 Ann.)          524,149           166,574      357,575         337,769            1.50
 177                12/31/2005           460,482           174,196      286,286         266,315            1.25
 178            2/28/2006 (TTM)          442,554           147,811      294,742         266,698            1.25
 179                12/31/2005           396,739           106,637      290,102         273,579            1.30
 180                12/31/2005           829,631           509,097      320,534         267,281            1.31
 181                                     340,960            79,147      261,813         249,235            1.20
 182      4/30/2006 (T-10 Ann.)          392,239            83,530      308,709         283,014            1.40
 183                12/31/2005           369,998           115,291      254,707         243,302            1.22
 184                12/31/2005           373,980           106,406      267,574         242,317            1.23
 185                                     340,531            95,601      244,929         234,773            1.22
 186                12/31/2005           380,509           153,809      226,700         220,621            1.20
 187            T-12 4/25/2006           626,565           373,156      253,409         224,409            1.16
 188                12/31/2005           294,190            76,261      217,929         208,228            1.23
 189                                     256,972            71,586      185,386         175,832            1.30
 190       5/31/2006 (T-5 Ann.)          299,296            81,701      217,595         197,233            1.20
 191            4/30/2006 (TTM)          281,705            69,017      212,688         192,543            1.23
 192            4/30/2006 (TTM)          535,361           279,779      255,582         240,669            1.53
 193                12/31/2005           335,759           121,213      214,546         204,046            1.38
 194                                     281,955            66,886      215,069         203,999            1.29
 195                                     412,325           148,817      263,508         236,017            1.53
 196            2/28/2006 (TTM)          346,049           172,048      174,001         168,962            1.22
 197                12/31/2005           235,225            43,377      191,878         175,397            1.26
 198            2/28/2006 (TTM)          340,878           176,561      164,317         160,567            1.20
 199                                     253,152            43,176      209,976         195,835            1.25
 200      Annualized 4/30/2006           324,420           119,890      204,530         192,427            1.37
 201            4/29/2006 (TTM)          375,417           142,707      232,710         228,988            1.71
 202                12/31/2005           460,202           180,293      279,909         269,894            1.96
 203            6/30/2006 (TTM)          213,617            66,974      146,643         143,679            1.20
203.01          6/30/2006 (TTM)          126,424            37,647       88,691          87,221
203.02          6/30/2006 (TTM)           87,193            29,327       57,952          56,458
 204            3/31/2006 (TTM)          328,051           123,682      204,369         182,956            1.49
 205                12/31/2005           221,724            68,552      153,172         136,626            1.22
 206                                     176,579            45,170      131,409         122,410            1.25
 207            3/31/2006 (TTM)          184,038            42,993      141,045         121,911            1.22
 208                12/31/2005           203,148            63,738      139,410         122,644            1.46
 209            3/31/2006 (TTM)          196,607            78,616      117,991         116,341            1.20
 210      Annualized 5/31/2006           244,181           128,379      115,802         105,802            1.22
 211                                     131,664            24,861      106,803         106,803            1.34

                                                                                 CUT-OFF DATE
           CUT-OFF DATE        ORIGINAL      ORIGINAL BALANCE    CUT-OFF DATE      BALANCE       MATURITY/ARD       MATURITY
LOAN #   LTV (%)(3)(7)(8)   BALANCE ($)(9)     PER UNIT ($)     BALANCE ($)(9)   PER UNIT ($)   BALANCE ($)(9)   LTV %(3)(7)(8)
-------------------------------------------------------------------------------- ----------------------------------------------

  1                 71.49      247,200,000         167,820.77      247,200,000     167,820.77      232,176,815       67.14
 1.01                           58,200,000                          58,200,000                      54,662,988
 1.03                           48,000,000                          48,000,000                      45,082,877
 1.02                           48,000,000                          48,000,000                      45,082,877
 1.04                           43,000,000                          43,000,000                      40,386,744
 1.05                           33,000,000                          33,000,000                      30,994,478
 1.06                           17,000,000                          17,000,000                      15,966,852
  2                 40.00      155,600,000             329.44      155,600,000         329.44      155,600,000       40.00
  3                 72.41      135,000,000              72.27      135,000,000          72.27      104,570,783       56.09
 3.01                           24,000,000                          24,000,000                      18,590,362
 3.02                           13,710,000                          13,710,000                      10,619,744
 3.03                           12,000,000                          12,000,000                       9,295,181
 3.04                            8,760,000                           8,760,000                       6,785,482
 3.05                            8,000,000                           8,000,000                       6,196,787
 3.06                            7,850,000                           7,850,000                       6,080,597
 3.07                            6,700,000                           6,700,000                       5,189,809
 3.08                            5,100,000                           5,100,000                       3,950,452
 3.09                            5,080,000                           5,080,000                       3,934,960
 3.10                            3,590,000                           3,590,000                       2,780,808
 3.11                            3,530,000                           3,530,000                       2,734,332
 3.12                            3,100,000                           3,100,000                       2,401,255
 3.13                            3,000,000                           3,000,000                       2,323,795
 3.14                            2,600,000                           2,600,000                       2,013,956
 3.15                            2,500,000                           2,500,000                       1,936,496
 3.16                            2,400,000                           2,400,000                       1,859,036
 3.17                            2,000,000                           2,000,000                       1,549,197
 3.18                            2,000,000                           2,000,000                       1,549,197
 3.19                            2,000,000                           2,000,000                       1,549,197
 3.20                            1,970,000                           1,970,000                       1,525,959
 3.21                            1,800,000                           1,800,000                       1,394,277
 3.22                            1,800,000                           1,800,000                       1,394,277
 3.23                            1,500,000                           1,500,000                       1,161,898
 3.24                            1,500,000                           1,500,000                       1,161,898
 3.25                            1,400,000                           1,400,000                       1,084,438
 3.26                              650,000                             650,000                         503,489
 3.27                              600,000                             600,000                         464,759
 3.28                              570,000                             570,000                         441,521
 3.29                              550,000                             550,000                         426,029
 3.30                              500,000                             500,000                         387,299
 3.31                              480,000                             480,000                         371,807
 3.32                              440,000                             440,000                         340,823
 3.33                              405,000                             405,000                         313,712
 3.34                              400,000                             400,000                         309,839
 3.35                              380,000                             380,000                         294,347
 3.36                              380,000                             380,000                         294,347
 3.37                              340,000                             340,000                         263,363
 3.38                              280,000                             280,000                         216,888
 3.39                              230,000                             230,000                         178,158
 3.40                              200,000                             200,000                         154,920
 3.41                              200,000                             200,000                         154,920
 3.42                              175,000                             175,000                         135,555
 3.43                              150,000                             150,000                         116,190
 3.44                              140,000                             140,000                         108,444
 3.45                               40,000                              40,000                          30,984
  4                 55.95       94,000,000         279,761.90       94,000,000     279,761.90       84,479,510       50.29
  5                 78.71       56,000,000             148.88       56,000,000         148.88       52,534,594       73.84
  6                 68.80       51,600,000             116.52       51,600,000         116.52       45,937,846       61.25
  7                 76.34       37,120,000              30.51       37,027,252          30.44       31,738,235       65.44
  8                 74.07       30,000,000              87.45       30,000,000          87.45       26,505,887       65.45
  9                 73.88       29,975,000              99.35       29,975,000          99.35       27,027,070       66.61
  10                69.95       29,590,000             276.43       29,590,000         275.15       29,590,000       69.95
10.01                           17,990,000                          17,990,000                      17,990,000
10.02                           11,600,000                          11,600,000                      11,600,000
  11                77.44       29,350,000          72,113.02       29,350,000      72,113.02       28,116,056       74.18
  12                76.47       28,600,000              85.73       28,600,000          85.73       25,088,444       67.08
  13                74.47       28,000,000             233.29       28,000,000         233.29       25,322,499       67.35
  14                78.57       27,500,000          83,841.46       27,500,000      83,841.46       24,637,248       70.39
  15                68.49       26,850,000             256.06       26,850,000         256.06       24,429,292       62.32
15.01                           14,315,434                          14,315,434                      13,024,801
15.02                           12,534,566                          12,534,566                      11,404,491
  16                71.29       26,400,000          62,857.14       26,400,000      62,857.14       24,746,685       66.83
  17                63.75       25,500,000             196.37       25,500,000         196.37       22,590,338       56.48
  18                72.06       24,500,000              58.65       24,500,000          58.65       22,200,866       65.30
  19                51.84       24,000,000          73,619.63       24,000,000      73,619.63       21,629,039       46.72
  20                65.21       23,800,000             152.09       23,800,000         152.09       22,296,820       61.09
  21                73.90       23,500,000              79.47       23,500,000          79.47       22,005,749       69.20
  22                79.79       22,500,000          73,770.49       22,500,000      73,770.49       20,744,942       73.56
  23                67.03       21,250,000          68,108.97       21,250,000      68,108.97       21,250,000       67.03
  24                77.95       20,500,000         144,366.20       20,500,000     155,303.03       17,449,736       66.35
                    78.52       19,410,000             117.31       19,358,131         117.00       16,360,314       66.36
  25                78.52        6,700,000              67.20        6,680,837          67.00        5,632,168       66.36
  26                78.52        3,000,000             158.81        2,991,420         158.35        2,521,866       66.36
  27                78.52        2,500,000             208.33        2,495,790         207.98        2,117,572       66.36
  28                78.52        2,450,000             246.35        2,443,262         245.68        2,070,110       66.36
  29                78.52        2,150,000             286.67        2,143,851         285.85        1,807,338       66.36
  30                78.52        1,710,000             154.05        1,705,545         153.65        1,454,700       66.36
  31                78.52          900,000             142.52          897,426         142.11          756,560       66.36
  32                72.08       18,740,000              91.50       18,740,000          91.50       17,841,099       68.62
  33                74.60       18,500,000              80.22       18,500,000          80.22       16,313,939       65.78
  34                74.69       18,000,000             184.43       18,000,000         184.43       15,995,413       66.37
  35                64.58       17,500,000             116.32       17,500,000         116.32       16,353,831       60.35
  36                49.35       17,000,000             131.27       17,000,000         131.27       17,000,000       49.35
  37                79.76       16,750,000          61,131.39       16,750,000      61,131.39       14,865,552       70.79
  38                77.25       15,450,000          31,790.12       15,450,000      31,790.12       14,052,889       70.26
  39                72.12       15,000,000             305.34       15,000,000         305.34       15,000,000       72.12
  40                51.64       15,000,000          91,463.41       14,976,996      91,323.15       12,835,637       44.26
  41                69.81       14,800,000             314.89       14,800,000         314.89       13,225,501       62.38
  42                79.78       14,600,000          57,031.25       14,600,000      57,031.25       12,957,436       70.81
  43                64.25       14,275,000              27.71       14,263,692          27.69       12,168,225       54.81
43.01                            4,357,045                           4,353,593                       3,714,011
43.02                            3,627,759                           3,624,885                       3,092,356
43.03                            2,759,666                           2,757,480                       2,352,381
43.04                            2,117,900                           2,116,222                       1,805,330
43.05                            1,412,630                           1,411,511                       1,204,147
  44                57.41       14,100,000              32.78       14,100,000          32.78       11,191,985       45.57
44.01                            4,569,870                           4,569,870                       3,627,370
44.02                            4,133,550                           4,133,550                       3,281,038
44.03                            2,009,365                           2,009,365                       1,594,949
44.04                            1,951,954                           1,951,954                       1,549,379
44.05                            1,435,261                           1,435,261                       1,139,249
  45                71.43       14,000,000          97,222.22       14,000,000      97,222.22       12,704,664       64.82
  46                68.16       13,700,000             193.72       13,700,000         193.72       12,843,715       63.90
  47                73.44       13,524,000          85,594.94       13,513,142      85,526.21       11,511,337       62.56
  48                74.81       13,500,000         112,500.00       13,466,453     112,220.45       10,509,937       58.39
  49                82.73       13,050,000          78,143.71       13,050,000      78,143.71       11,389,489       72.20
  50                70.60       12,850,000             455.93       12,850,000         455.93       11,691,486       64.24
50.01                            7,625,275                           7,625,275                       6,937,805
50.02                            5,224,725                           5,224,725                       4,753,681
  51                71.81       12,800,000         104,065.04       12,781,584     103,915.32       11,024,499       61.94
  52                77.27       12,792,000             118.24       12,773,491         118.07       11,011,452       66.61
52.01                            2,251,000                           2,247,743                       1,937,678
52.02                            2,212,000                           2,208,799                       1,904,106
52.03                            1,455,000                           1,452,895                       1,252,475
52.04                            1,422,000                           1,419,943                       1,224,068
52.05                            1,259,000                           1,257,178                       1,083,757
52.06                            1,162,000                           1,160,319                       1,000,258
52.07                            1,154,000                           1,152,330                         993,372
52.08                              987,000                             985,572                         849,617
52.09                              890,000                             888,712                         766,119
  53                68.53       12,500,000              82.24       12,500,000          82.24       11,403,302       62.52
  54                71.43       12,500,000             137.57       12,500,000         137.57       11,069,431       63.25
  55                70.86       12,400,000          64,921.47       12,400,000      64,921.47       11,992,226       68.53
  56                68.57       12,000,000             197.59       12,000,000         197.59       10,881,290       62.18
  57                68.14       11,700,000             149.60       11,700,000         149.60       10,358,637       60.33
  58                76.67       11,500,000          69,696.97       11,500,000      69,696.97       11,500,000       76.67
  59                73.57       11,330,000             120.11       11,330,000         120.11       10,302,331       66.90
  60                76.05       11,102,754             112.26       11,102,754         112.26       10,029,906       68.70
60.01                            3,797,343                           3,797,343                       3,430,409
60.02                            3,715,251                           3,715,251                       3,356,250
60.03                            3,590,161                           3,590,161                       3,243,247
  61                55.00       10,725,000          41,894.53       10,725,000      41,894.53       10,725,000       55.00
  62                61.87       10,725,000          28,986.49       10,703,243      28,927.68        8,616,872       49.81
62.01                            4,627,000                           4,617,613                       3,717,507
62.02                            3,066,000                           3,059,780                       2,463,341
62.03                            3,032,000                           3,025,849                       2,436,024
  63                69.08       10,500,000          70,945.95       10,500,000      70,945.95        9,826,809       64.65
  64                66.88       10,500,000          87,500.00       10,500,000      87,500.00        9,213,407       58.68
                    59.53       10,500,000             216.28       10,500,000         216.28        9,349,609       52.29
  65                59.53        5,600,000             210.22        5,600,000         210.22        4,986,458       52.29
  66                59.53        4,900,000             223.64        4,900,000         223.64        4,363,151       52.29
  67                41.67       10,000,000             103.65       10,000,000         103.65       10,000,000       41.67
67.01                            4,333,333                           4,333,333                       4,333,333
67.02                            3,375,000                           3,375,000                       3,375,000
67.03                            2,291,667                           2,291,667                       2,291,667
  68                54.35       10,000,000              58.34       10,000,000          58.34        8,852,208       48.11
  69                72.65        9,790,000          34,716.31        9,764,794      34,626.93        8,340,498       62.06
  70                71.78        9,640,000             142.61        9,640,000         142.61        8,444,208       62.88
  71                74.88        9,510,000          79,250.00        9,510,000      79,250.00        8,715,281       68.62
  72                72.01        9,504,726          91,391.60        9,504,726      91,391.60        8,710,447       65.99
  73                66.90        9,500,000             500.13        9,500,000         500.13        8,643,511       60.87
  74                72.52        9,500,000             314.49        9,500,000         314.49        8,602,863       65.67
74.01                            5,075,000                           5,075,000                       4,595,740
74.02                            4,425,000                           4,425,000                       4,007,123
  75                72.42        9,500,000          60,897.44        9,486,638      60,811.78        7,818,180       59.68
  76                71.71        9,100,000             222.18        9,100,000         222.18        8,442,436       66.53
  77                69.79        9,100,000              50.90        9,079,990          50.78        7,619,412       58.57
77.01                            7,973,866                           7,956,332                       6,676,503
77.02                            1,126,134                           1,123,657                         942,910
  78                73.54        9,000,000              93.40        9,000,000          93.40        8,451,385       69.05
  79                64.13        9,000,000          60,402.68        8,978,791      60,260.34        7,068,286       50.49
  80                73.25        8,650,000          68,110.24        8,643,055      68,055.55        7,362,694       62.40
  81                62.91        8,600,000             194.12        8,593,602         193.97        7,379,172       54.02
  82                53.13        8,500,000             117.56        8,500,000         117.56        7,592,597       47.45
  83                78.37        8,470,000          51,646.34        8,463,471      51,606.53        7,240,992       67.05
  84                65.52        8,200,000             179.88        8,189,939         179.66        6,393,608       51.15
  85                79.81        8,141,000             144.51        8,141,000         144.51        7,417,198       72.72
  86                57.81        8,100,000             188.56        8,093,267         188.40        7,318,677       52.28
  87                61.53        8,030,000              43.83        8,030,000          43.83        7,529,413       57.70
  88                72.07        8,000,000             114.67        8,000,000         114.67        7,184,039       64.72
  89                76.50        7,956,000          93,600.00        7,956,000      93,600.00        7,291,143       70.11
  90                74.34        7,750,000              47.65        7,731,123          47.53        6,646,236       63.91
  91                55.00        7,590,000             192.70        7,590,000         192.70        6,888,674       49.92
  92                68.18        7,500,000             193.48        7,500,000         193.48        6,643,916       60.40
  93                64.91        7,400,000              57.54        7,400,000          57.54        6,334,181       55.56
93.01                            3,894,737                           3,894,737                       3,333,780
93.02                            3,505,263                           3,505,263                       3,000,402
  94                62.52        7,400,000          36,274.51        7,396,315      36,256.45        6,668,001       56.37
  95                70.79        7,383,000              75.57        7,383,000          75.57        6,929,727       66.44
  96                65.45        7,200,000           1,013.66        7,200,000       1,013.66        6,624,032       60.22
  97                59.17        7,100,000          73,195.88        7,100,000      73,195.88        5,443,591       45.36
  98                73.16        6,950,000              58.21        6,950,000          58.21        6,302,937       66.35
  99                79.88        6,900,000             170.40        6,889,608         170.14        5,915,510       68.59
 100                75.00        6,825,000          31,744.19        6,825,000      31,744.19        6,101,035       67.04
 101                75.16        6,700,000             114.14        6,689,328         113.96        5,710,172       64.16
 102                68.75        6,600,000          79,518.07        6,600,000      79,518.07        5,400,935       56.26
 103                63.28        6,518,200              58.13        6,518,200          58.13        6,009,310       58.34
 104                55.56        6,500,000              60.38        6,500,000          60.38        5,511,997       47.11
 105                64.04        6,500,000             144.77        6,500,000         144.77        5,794,433       57.09
 106                79.27        6,500,000              86.55        6,500,000          86.55        5,804,584       70.79
 107                43.56        6,500,000          72,222.22        6,489,757      72,108.41        5,546,140       37.22
 108                60.95        6,400,000              89.39        6,400,000          89.39        5,827,979       55.50
 109                61.02        6,300,000              62.44        6,300,000          62.44        5,900,540       57.15
 110                60.87        6,300,000             202.42        6,300,000         202.42        5,704,562       55.12
 111                62.50        6,250,000             261.34        6,250,000         261.34        5,768,038       57.68
 112                75.15        6,200,000          46,969.70        6,200,000      46,969.70        5,413,160       65.61
 113                67.39        6,200,000             476.45        6,200,000         476.45        5,580,548       60.66
 114                71.26        6,200,000              47.30        6,200,000          47.30        5,513,565       63.37
 115                74.06        6,073,000              69.77        6,073,000          69.77        5,367,115       65.45
 116                77.36        6,046,000              63.54        6,046,000          63.54        5,674,811       72.61
 117                70.74        6,020,000          45,954.20        6,013,005      45,900.80        4,735,712       55.71
 118                80.07        5,925,000              87.70        5,925,000          87.70        5,273,356       71.26
 119                71.03        5,860,000             205.25        5,860,000         205.25        5,485,325       66.49
 120                71.55        5,800,000          69,879.52        5,795,666      69,827.30        4,974,399       61.41
 121                65.52        5,700,000             110.57        5,700,000         110.57        5,259,019       60.45
 122                69.04        5,661,634          62,215.76        5,661,634      62,215.76        5,188,510       63.27
 123                76.71        5,600,000             169.49        5,600,000         169.49        5,091,870       69.75
 124                73.67        5,525,000             152.28        5,525,000         152.28        4,923,863       65.65
 125                66.11        5,500,000             155.61        5,500,000         155.61        4,882,091       58.68
 126                70.06        5,500,000             111.34        5,500,000         111.34        4,874,325       62.09
 127                71.37        5,500,000          53,398.06        5,495,851      53,357.78        4,712,555       61.20
 128                68.64        5,520,000          48,000.00        5,491,528      47,752.42        3,052,716       38.16
 129                68.62        5,500,000             194.44        5,489,915         194.09        4,908,930       61.36
 130                64.50        5,450,000             411.63        5,450,000         411.63        4,947,440       58.55
 131                75.95        5,400,000              77.31        5,400,000          77.31        5,067,380       71.27
                    64.11        5,240,000             229.91        5,240,000         229.91        4,774,996       57.06
 132                64.11        3,150,000             234.64        3,150,000         234.64        2,870,465       57.06
 133                64.11        2,090,000             223.12        2,090,000         223.12        1,904,531       57.06
 134                74.69        5,228,000             172.52        5,228,000         172.52        4,734,988       67.64
 135                71.73        5,200,000          64,197.53        5,193,279      64,114.56        4,524,313       62.49
 136                71.94        5,108,000             118.75        5,108,000         118.75        4,794,572       67.53
 138                62.50        5,000,000             176.62        5,000,000         176.62        4,280,253       53.50
 140                66.67        5,000,000             177.09        5,000,000         177.09        4,693,213       62.58
 139                72.46        5,000,000             481.14        5,000,000         481.14        5,000,000       72.46
 137                57.01        5,000,000              73.76        5,000,000          73.76        4,246,729       48.42
 141                66.31        4,900,000              40.83        4,900,000          40.83        4,363,535       59.05
141.01                           3,150,000                           3,150,000                       2,805,130
141.02                           1,750,000                           1,750,000                       1,558,405
 142                59.79        4,850,000              55.59        4,842,864          55.51        4,167,893       51.46
 143                74.69        4,780,000             131.82        4,780,000         131.82        4,478,160       69.97
 144                72.97        4,750,000          26,388.89        4,742,864      26,349.24        4,073,312       62.67
 145                63.98        4,725,000              72.21        4,721,397          72.15        4,043,904       54.80
 146                62.83        4,750,000              74.46        4,712,247          73.87        4,002,339       53.36
 147                80.00        4,640,000             253.97        4,640,000         253.97        3,957,384       68.23
 148                80.00        4,480,000              59.71        4,480,000          59.71        4,115,381       73.49
 149                74.58        4,400,000             149.57        4,400,000         149.57        3,922,385       66.48
 150                72.88        4,300,000          44,791.67        4,300,000      44,791.67        3,906,770       66.22
 151                68.95        4,275,000             122.14        4,275,000         122.14        4,022,473       64.88
 152                71.62        4,200,000             178.62        4,189,993         178.20        3,610,984       61.73
 153                80.00        4,080,000             115.91        4,080,000         115.91        3,637,681       71.33
 154                60.22        4,065,000              50.33        4,065,000          50.33        3,698,788       54.80
 155                57.14        4,000,000             100.50        4,000,000         100.50        3,419,781       48.85
 156                78.90        4,000,000              64.03        4,000,000          64.03        3,631,719       71.63
 157                65.16        3,975,000             183.05        3,975,000         183.05        3,722,156       61.02
 158                67.86        3,800,000             266.74        3,800,000         266.74        3,380,443       60.37
 159                63.35        3,775,000             123.60        3,769,305         123.41        3,235,833       54.38
 160                79.14        3,700,000             285.34        3,700,000         285.34        3,184,989       68.13
 161                68.06        3,675,000              78.29        3,675,000          78.29        3,138,233       58.12
 162                79.80        3,640,000             198.91        3,630,916         198.41        3,112,708       68.41
 163                75.00        3,600,000          63,157.89        3,600,000      63,157.89        3,205,689       66.79
 164                70.59        3,600,000          34,951.46        3,600,000      34,951.46        2,950,498       57.85
 165                72.00        3,600,000          31,304.35        3,600,000      31,304.35        3,196,420       63.93
 166                80.90        3,600,000          30,508.47        3,600,000      30,508.47        3,258,873       73.23
 167                32.05        3,600,000              91.13        3,557,540          90.05           27,940        0.25
 168                37.25        3,550,000             136.90        3,550,000         136.90        3,550,000       37.25
 169                80.00        3,440,000             162.96        3,440,000         162.96        3,119,133       72.54
 170                73.23        3,300,000              34.09        3,295,345          34.04        2,847,794       63.28
 171                80.00        3,200,000             202.07        3,200,000         202.07        2,764,044       69.10
 172                66.36        3,100,000             117.50        3,092,523         117.21        2,661,503       57.11
 173                58.25        3,000,000             221.80        3,000,000         221.80        2,726,868       52.95
 174                71.34        3,000,000          27,522.94        2,996,237      27,488.41        2,041,791       48.61
 175                66.57        3,000,000              62.87        2,995,672          62.78        2,583,145       57.40
 176                68.86        3,000,000              35.40        2,995,504          35.35        2,573,275       59.16
 177                65.91        2,900,000             117.78        2,900,000         117.78        2,629,001       59.75
 178                76.67        2,875,000              46.18        2,875,000          46.18        2,564,330       68.38
 179                70.47        2,840,000             183.07        2,840,000         183.07        2,705,049       67.12
 180                70.00        2,800,000          15,217.39        2,800,000      15,217.39        2,383,032       59.58
 181                60.06        2,800,000             304.88        2,792,979         304.11        2,393,019       51.46
 182                74.00        2,738,000             137.06        2,738,000         137.06        2,484,395       67.15
 183                74.18        2,700,000             182.21        2,700,000         182.21        2,571,702       70.65
 184                69.83        2,625,000             158.19        2,618,591         157.80        2,250,506       60.01
 185                64.50        2,580,000             270.16        2,580,000         270.16        2,348,175       58.70
 186                48.76        2,550,000              41.95        2,550,000          41.95        2,304,926       44.07
 187                80.36        2,475,000          21,336.21        2,475,000      21,336.21        1,876,893       60.94
 188                75.11        2,255,000             225.50        2,253,336         225.33        1,936,527       64.55
 189                65.44        2,251,000             225.75        2,251,000         225.75        2,025,083       58.87
 190                74.88        2,250,000              95.13        2,246,416          94.98        1,917,595       63.92
 191                59.95        2,100,000             145.83        2,098,416         145.72        1,799,339       51.41
 192                73.57        2,100,000          23,333.33        2,096,875      23,298.62        1,802,619       63.25
 193                65.90        1,980,000          47,142.86        1,976,997      47,071.35        1,696,239       56.54
 194                62.03        1,950,000             248.47        1,947,734         248.18        1,198,452       38.17
 195                53.50        1,920,000              17.78        1,912,802          17.72        1,506,004       42.13
 196                75.00        1,875,000              39.19        1,875,000          39.19        1,671,330       66.85
 197                73.40        1,810,000             107.96        1,810,000         107.96        1,596,808       64.75
 198                67.67        1,800,000          24,000.00        1,800,000      24,000.00        1,607,073       60.42
 199                64.19        1,800,000              90.00        1,797,334          89.87        1,311,598       46.84
 200                70.91        1,775,000             101.46        1,772,835         101.34        1,385,361       55.41
 201                47.23        1,750,000              96.43        1,747,503          96.30        1,508,517       40.77
 202                59.55        1,733,000              18.90        1,733,000          18.90        1,451,493       49.88
 203                54.17        1,625,000         116,071.43        1,625,000     116,071.43        1,524,826       50.83
203.01                             991,250                             991,250                         930,144
203.02                             633,750                             633,750                         594,682
 204                43.07        1,600,000              90.87        1,597,769          90.75        1,382,277       37.26
 205                64.54        1,475,000             127.07        1,471,537         126.77        1,270,274       55.71
 206                56.52        1,300,000             128.40        1,300,000         128.40        1,162,977       50.56
 207                73.45        1,300,000              80.50        1,300,000          80.50        1,188,407       67.14
 208                46.79        1,275,000              87.75        1,275,000          87.75        1,275,000       46.79
 209                75.84        1,275,000          38,636.36        1,274,085      38,608.65        1,098,005       65.36
 210                68.68        1,084,000          27,100.00        1,081,741      27,043.53          737,497       46.83
 211                39.23          750,000               1.52          745,455           1.51          346,447       18.23

                        % OF APPLICABLE                             NET
         % OF INITIAL     LOAN GROUP      INTEREST     ADMIN.     MORTGAGE                     MONTHLY P&I DEBT      ANNUAL P&I DEBT
LOAN #   POOL BALANCE       BALANCE        RATE %    FEE %(10)   RATE %(11)   ACCRUAL TYPE   SERVICE ($)(4)(12)(13)   SERVICE ($)(4)
------------------------------------------------------------------------------------------------------------------------------------

  1         10.19%           11.88%         6.2952      0.0210       6.2742     Actual/360         1529327.36         18,351,928.32
 1.01        2.40%           2.80%
 1.03        1.98%           2.31%
 1.02        1.98%           2.31%
 1.04        1.77%           2.07%
 1.05        1.36%           1.59%
 1.06        0.70%           0.82%
  2          6.42%           7.48%          5.5536      0.0210       5.5326     Actual/360         730,118.42         8,761,421.04
  3          5.57%           6.49%          6.0075      0.0510       5.9565     Actual/360         870,425.92         10,445,111.04
 3.01        0.99%           1.15%
 3.02        0.57%           0.66%
 3.03        0.49%           0.58%
 3.04        0.36%           0.42%
 3.05        0.33%           0.38%
 3.06        0.32%           0.38%
 3.07        0.28%           0.32%
 3.08        0.21%           0.25%
 3.09        0.21%           0.24%
 3.10        0.15%           0.17%
 3.11        0.15%           0.17%
 3.12        0.13%           0.15%
 3.13        0.12%           0.14%
 3.14        0.11%           0.12%
 3.15        0.10%           0.12%
 3.16        0.10%           0.12%
 3.17        0.08%           0.10%
 3.18        0.08%           0.10%
 3.19        0.08%           0.10%
 3.20        0.08%           0.09%
 3.21        0.07%           0.09%
 3.22        0.07%           0.09%
 3.23        0.06%           0.07%
 3.24        0.06%           0.07%
 3.25        0.06%           0.07%
 3.26        0.03%           0.03%
 3.27        0.02%           0.03%
 3.28        0.02%           0.03%
 3.29        0.02%           0.03%
 3.30        0.02%           0.02%
 3.31        0.02%           0.02%
 3.32        0.02%           0.02%
 3.33        0.02%           0.02%
 3.34        0.02%           0.02%
 3.35        0.02%           0.02%
 3.36        0.02%           0.02%
 3.37        0.01%           0.02%
 3.38        0.01%           0.01%
 3.39        0.01%           0.01%
 3.40        0.01%           0.01%
 3.41        0.01%           0.01%
 3.42        0.01%           0.01%
 3.43        0.01%           0.01%
 3.44        0.01%           0.01%
 3.45        0.00%           0.00%
  4          3.88%           4.52%          6.6360      0.0210       6.6150     Actual/360         616,464.52         7,397,574.24
  5          2.31%           2.69%          6.2000      0.0410       6.1590     Actual/360         342,982.63         4,115,791.56
  6          2.13%           2.48%          5.2709      0.0210       5.2499     Actual/360         285,605.44         3,427,265.28
  7          1.53%           1.78%          6.2750      0.0210       6.2540     Actual/360         229,158.12         2,749,897.44
  8          1.24%           1.44%          5.8700      0.0210       5.8490     Actual/360         177,365.47         2,128,385.64
  9          1.24%           1.44%          5.8800      0.0510       5.8290     Actual/360         177,409.24         2,128,910.88
  10         1.22%           1.42%          5.9790      0.0210       5.9580     Actual/360         149,479.84         1,793,758.13
10.01        0.74%           0.86%
10.02        0.48%           0.56%
  11         1.21%           1.41%          6.1800      0.0210       6.1590     Actual/360         170,913.45         2,050,961.40
  12         1.18%           1.37%          6.0600      0.0310       6.0290     Actual/360         172,576.25         2,070,915.00
  13         1.15%           1.35%          6.0390      0.0210       6.0180     Actual/360         168,576.86         2,022,922.32
  14         1.13%           7.99%          5.9730      0.0210       5.9520     Actual/360         156,303.85         1,875,646.20
  15         1.11%           1.29%          6.3560      0.0210       6.3350     Actual/360         167,175.55         2,006,106.60
15.01        0.59%           0.69%
15.02        0.52%           0.60%
  16         1.09%           7.67%          6.1400      0.0310       6.1090     Actual/360         160,665.35         1,927,984.20
  17         1.05%           1.23%          5.9870      0.0210       5.9660     Actual/360         152,672.32         1,832,067.86
  18         1.01%           1.18%          6.1400      0.0310       6.1090     Actual/360         149,102.32         1,789,227.84
  19         0.99%           6.97%          5.8620      0.0210       5.8410     Actual/360         141,769.72         1,701,236.64
  20         0.98%           1.14%          6.1000      0.0210       6.0790     Actual/360         144,226.76         1,730,721.12
  21         0.97%           1.13%          6.0630      0.0210       6.0420     Actual/360         141,847.62         1,702,171.44
  22         0.93%           6.54%          6.1200      0.0310       6.0890     Actual/360         136,639.63         1,639,675.56
  23         0.88%           6.17%          6.0240      0.0210       6.0030     Actual/360         108,156.60         1,297,879.20
  24         0.85%           5.96%          6.1250      0.0210       6.1040     Actual/360         124,560.16         1,494,721.92
             0.80%           0.93%                                              Actual/360         113,756.90         1,365,082.80
  25         0.28%           0.32%          5.7000      0.0610       5.6390     Actual/360          38,886.83          466,641.96
  26         0.12%           0.14%          5.7000      0.0610       5.6390     Actual/360          17,412.01          208,944.12
  27         0.10%           0.12%          5.9500      0.0610       5.8890     Actual/360          14,908.49          178,901.88
  28         0.10%           0.12%          5.8700      0.0610       5.8090     Actual/360          14,484.85          173,818.20
  29         0.09%           0.10%          5.7000      0.0610       5.6390     Actual/360          12,478.61          149,743.32
  30         0.07%           0.08%          6.1000      0.0610       6.0390     Actual/360          10,362.51          124,350.12
  31         0.04%           0.04%          5.7000      0.0610       5.6390     Actual/360          5,223.60            62,683.20
  32         0.77%           0.90%          6.2050      0.0210       6.1840     Actual/360         114,837.50         1,378,050.00
  33         0.76%           0.89%          5.7800      0.0210       5.7590     Actual/360         108,313.81         1,299,765.72
  34         0.74%           0.87%          6.1200      0.0210       6.0990     Actual/360         109,311.70         1,311,740.40
  35         0.72%           0.84%          5.9100      0.0210       5.8890     Actual/360         103,910.89         1,246,930.68
  36         0.70%           0.82%          5.8300      0.0210       5.8090     Actual/360          83,738.77         1,004,865.24
  37         0.69%           4.87%          6.0600      0.0710       5.9890     Actual/360         101,071.76         1,212,861.12
  38         0.64%           4.49%          6.3400      0.0210       6.3190     Actual/360          96,034.50         1,152,414.00
  39         0.62%           0.72%          6.3400      0.0210       6.3190     Actual/360          80,350.69          964,208.28
  40         0.62%           0.72%          6.3000      0.0210       6.2790     Actual/360          92,845.92         1,114,151.04
  41         0.61%           0.71%          6.3750      0.0210       6.3540     Actual/360          92,332.75         1,107,993.00
  42         0.60%           4.24%          6.0600      0.0710       5.9890     Actual/360          88,098.37         1,057,180.44
  43         0.59%           0.69%          6.1700      0.0210       6.1490     Actual/360          87,152.24         1,045,826.88
43.01        0.18%           0.21%
43.02        0.15%           0.17%
43.03        0.11%           0.13%
43.04        0.09%           0.10%
43.05        0.06%           0.07%
  44         0.58%           0.68%          6.7500      0.0210       6.7290     Actual/360          97,418.53         1,169,022.36
44.01        0.19%           0.22%
44.02        0.17%           0.20%
44.03        0.08%           0.10%
44.04        0.08%           0.09%
44.05        0.06%           0.07%
  45         0.58%           4.07%          6.2180      0.0210       6.1970     Actual/360          85,909.25         1,030,911.00
  46         0.56%           0.66%          6.1500      0.0210       6.1290     Actual/360          83,464.26         1,001,571.12
  47         0.56%           0.65%          6.1200      0.0210       6.0990     Actual/360          82,129.53          985,554.36
  48         0.56%           0.65%          6.1500      0.0210       6.1290     Actual/360          88,222.72         1,058,672.64
  49         0.54%           3.79%          6.2150      0.1110       6.1040     Actual/360          80,054.27          960,651.24
  50         0.53%           0.62%          6.3560      0.0210       6.3350     Actual/360          80,007.67          960,092.04
50.01        0.31%           0.37%
50.02        0.22%           0.25%
  51         0.53%           0.61%          6.5300      0.0210       6.5090     Actual/360          81,157.41          973,888.92
  52         0.53%           0.61%          6.5100      0.0610       6.4490     Actual/360          80,938.29          971,259.48
52.01        0.09%           0.11%
52.02        0.09%           0.11%
52.03        0.06%           0.07%
52.04        0.06%           0.07%
52.05        0.05%           0.06%
52.06        0.05%           0.06%
52.07        0.05%           0.06%
52.08        0.04%           0.05%
52.09        0.04%           0.04%
  53         0.52%           0.60%          6.5000      0.0310       6.4690     Actual/360          79,008.50          948,102.00
  54         0.52%           0.60%          5.9700      0.0210       5.9490     Actual/360          74,702.89          896,434.68
  55         0.51%           3.60%          6.5000      0.0210       6.4790     Actual/360          78,376.43          940,517.16
  56         0.49%           0.58%          6.1800      0.0210       6.1590     Actual/360          73,340.61          880,087.33
  57         0.48%           0.56%          5.9600      0.0210       5.9390     Actual/360          69,846.81          838,161.70
  58         0.47%           3.34%          6.3500      0.0210       6.3290     Actual/360          60,854.17          730,250.04
  59         0.47%           0.54%          6.3200      0.0210       6.2990     Actual/360          70,277.39          843,328.68
  60         0.46%           0.53%          5.9810      0.0210       5.9600     Actual/360          66,431.06          797,172.72
60.01        0.16%           0.18%
60.02        0.15%           0.18%
60.03        0.15%           0.17%
  61         0.44%           3.12%          5.4130      0.0210       5.3920       30/360            48,378.69          580,544.28
  62         0.44%           0.51%          7.1300      0.0810       7.0490     Actual/360          76,693.81          920,325.72
62.01        0.19%           0.22%
62.02        0.13%           0.15%
62.03        0.12%           0.15%
  63         0.43%           3.05%          6.0200      0.0210       5.9990     Actual/360          63,087.88          757,054.56
  64         0.43%           0.50%          6.4300      0.0210       6.4090     Actual/360          65,884.51          790,614.12
             0.43%           0.50%          6.2160      0.0210       6.1950     Actual/360          64,418.30          773,019.63
  65         0.23%           0.27%          6.2160      0.0210       6.1950     Actual/360          34,356.43          412,277.16
  66         0.20%           0.24%          6.2160      0.0210       6.1950     Actual/360          30,061.87          360,742.47
  67         0.41%           0.48%          6.0180      0.0910       5.9270     Actual/360          50,846.53          610,158.36
67.01        0.18%           0.21%
67.02        0.14%           0.16%
67.03        0.09%           0.11%
  68         0.41%           0.48%          5.9500      0.0210       5.9290     Actual/360          59,633.97          715,607.64
  69         0.40%           2.84%          6.1500      0.0210       6.1290     Actual/360          59,643.44          715,721.28
  70         0.40%           0.46%          6.3600      0.0210       6.3390     Actual/360          60,046.52          720,558.24
  71         0.39%           0.46%          6.2940      0.0210       6.2730     Actual/360          58,827.12          705,925.44
  72         0.39%           0.46%          6.2940      0.0210       6.2730     Actual/360          58,794.50          705,534.00
  73         0.39%           0.46%          6.3560      0.0210       6.3350     Actual/360          59,149.64          709,795.68
  74         0.39%           0.46%          6.1100      0.0210       6.0890     Actual/360          57,630.88          691,570.56
74.01        0.21%           0.24%
74.02        0.18%           0.21%
  75         0.39%           2.76%          6.6100      0.0310       6.5790     Actual/360          60,735.35          728,824.20
  76         0.38%           0.44%          5.3900      0.0210       5.3690     Actual/360          51,042.51          612,510.12
  77         0.37%           0.44%          6.7910      0.0210       6.7700     Actual/360          59,270.65          711,247.80
77.01        0.33%           0.38%
77.02        0.05%           0.05%
  78         0.37%           0.43%          6.2800      0.0610       6.2190     Actual/360          55,590.27          667,083.24
  79         0.37%           0.43%          6.4150      0.0210       6.3940     Actual/360          60,291.49          723,497.88
  80         0.36%           0.42%          6.1200      0.0210       6.0990     Actual/360          52,530.35          630,364.20
  81         0.35%           0.41%          6.4000      0.0610       6.3390     Actual/360          53,793.51          645,522.12
  82         0.35%           0.41%          6.3600      0.0210       6.3390     Actual/360          52,945.58          635,346.96
  83         0.35%           2.46%          6.2710      0.0210       6.2500     Actual/360          52,266.99          627,203.88
  84         0.34%           0.39%          6.2000      0.0210       6.1790     Actual/360          53,839.73          646,076.76
  85         0.34%           0.39%          6.4300      0.0210       6.4090     Actual/360          51,082.46          612,989.52
  86         0.33%           0.39%          5.9890      0.0310       5.9580     Actual/360          48,506.32          582,075.84
  87         0.33%           0.39%          6.1600      0.0210       6.1390     Actual/360          48,973.02          587,676.24
  88         0.33%           0.38%          6.0680      0.1110       5.9570     Actual/360          45,981.09          551,773.08
  89         0.33%           0.38%          6.2940      0.0210       6.2730     Actual/360          49,214.36          590,572.32
  90         0.32%           0.37%          6.3800      0.0210       6.3590     Actual/360          48,375.26          580,503.12
  91         0.31%           0.36%          6.2280      0.0210       6.2070     Actual/360          46,624.39          559,492.68
  92         0.31%           0.36%          5.9850      0.0210       5.9640     Actual/360          44,893.99          538,727.84
  93         0.31%           0.36%          6.3190      0.0210       6.2980     Actual/360          45,895.68          550,748.16
93.01        0.16%           0.19%
93.02        0.14%           0.17%
  94         0.30%           2.15%          6.2000      0.0210       6.1790     Actual/360          43,192.59          518,311.08
  95         0.30%           0.35%          6.2400      0.0610       6.1790     Actual/360          45,410.39          544,924.68
  96         0.30%           0.35%          5.9900      0.0210       5.9690     Actual/360          43,121.36          517,456.32
  97         0.29%           0.34%          6.1400      0.0910       6.0490     Actual/360          60,452.18          725,426.16
  98         0.29%           0.33%          6.1800      0.0510       6.1290     Actual/360          42,476.44          509,717.28
  99         0.28%           0.33%          6.3660      0.0210       6.3450     Actual/360          43,006.42          516,077.04
 100         0.28%           1.98%          6.3910      0.0210       6.3700     Actual/360          42,650.57          511,806.84
 101         0.28%           0.32%          6.1600      0.0210       6.1390     Actual/360          40,861.67          490,340.04
 102         0.27%           0.32%          6.4100      0.0210       6.3890     Actual/360          42,888.16          514,657.91
 103         0.27%           0.31%          6.1200      0.0210       6.0990     Actual/360          39,584.20          475,010.36
 104         0.27%           0.31%          5.9960      0.1110       5.8850     Actual/360          38,954.07          467,448.84
 105         0.27%           0.31%          6.2600      0.0210       6.2390     Actual/360          40,063.90          480,766.80
 106         0.27%           0.31%          6.3400      0.0610       6.2790     Actual/360          40,402.87          484,834.44
 107         0.27%           0.31%          6.2000      0.0310       6.1690     Actual/360          39,810.48          477,725.76
 108         0.26%           0.31%          6.4060      0.0210       6.3850     Actual/360          40,057.52          480,690.24
 109         0.26%           0.30%          6.0800      0.0210       6.0590     Actual/360          38,096.32          457,155.87
 110         0.26%           0.30%          6.1020      0.0210       6.0810     Actual/360          38,185.81          458,229.72
 111         0.26%           0.30%          6.1800      0.0310       6.1490     Actual/360          38,198.23          458,378.76
 112         0.26%           1.80%          6.2300      0.0310       6.1990     Actual/360          38,093.86          457,126.32
 113         0.26%           0.30%          6.1600      0.0210       6.1390     Actual/360          36,020.44          432,245.28
 114         0.26%           0.30%          6.1500      0.0210       6.1290     Actual/360          37,772.15          453,265.80
 115         0.25%           0.29%          6.2700      0.0210       6.2490     Actual/360          37,065.07          444,780.84
 116         0.25%           0.29%          6.2400      0.0610       6.1790     Actual/360          37,186.95          446,243.40
 117         0.25%           0.29%          6.4700      0.0210       6.4490     Actual/360          40,534.69          486,416.31
 118         0.24%           0.28%          6.1900      0.0810       6.1090     Actual/360          36,250.35          435,004.20
 119         0.24%           0.28%          6.0310      0.0210       6.0100     Actual/360          35,250.54          423,006.48
 120         0.24%           0.28%          6.3840      0.0710       6.3130     Actual/360          36,218.60          434,623.20
 121         0.24%           0.27%          6.1630      0.0810       6.0820     Actual/360          34,773.99          417,287.88
 122         0.23%           0.27%          6.2940      0.0210       6.2730     Actual/360          35,021.83          420,261.96
 123         0.23%           0.27%          6.3180      0.0210       6.2970     Actual/360          34,728.21          416,738.52
 124         0.23%           0.27%          6.2500      0.0210       6.2290     Actual/360          34,018.38          408,220.56
 125         0.23%           0.26%          6.0750      0.0210       6.0540     Actual/360          33,240.95          398,891.40
 126         0.23%           0.26%          6.0000      0.0210       5.9790     Actual/360          32,975.28          395,703.36
 127         0.23%           0.26%          6.3500      0.0210       6.3290     Actual/360          34,222.96          410,675.52
 128         0.23%           0.26%          6.3050      0.0210       6.2840     Actual/360          44,167.22          530,006.64
 129         0.23%           0.26%          6.1800      0.0210       6.1590     Actual/360          32,296.53          387,558.36
 130         0.22%           0.26%          6.2390      0.0210       6.2180     Actual/360          33,517.61          402,211.32
 131         0.22%           0.26%          6.2240      0.0210       6.2030     Actual/360          33,157.47          397,889.64
             0.22%           0.25%          6.4360      0.0210       6.4150     Actual/360          32,900.13          394,801.56
 132         0.13%           0.15%          6.4360      0.0210       6.4150     Actual/360          19,777.75          237,333.00
 133         0.09%           0.10%          6.4360      0.0210       6.4150     Actual/360          13,122.38          157,468.56
 134         0.22%           0.25%          6.1100      0.0810       6.0290     Actual/360          31,715.18          380,582.16
 135         0.21%           0.25%          6.9000      0.0210       6.8790     Actual/360          34,247.21          410,966.52
 136         0.21%           0.25%          6.2400      0.0810       6.1590     Actual/360          31,417.62          377,011.44
 138         0.21%           0.24%          6.3190      0.0210       6.2980     Actual/360          31,010.59          372,127.08
 140         0.21%           0.24%          6.2470      0.0210       6.2260     Actual/360          30,776.10          369,313.20
 139         0.21%           0.24%          5.9750      0.0210       5.9540     Actual/360          25,241.61          302,899.32
 137         0.21%           0.24%          6.0500      0.0210       6.0290     Actual/360          30,138.44          361,661.34
 141         0.20%           0.24%          6.2200      0.0210       6.1990     Actual/360          30,074.60          360,895.20
141.01       0.13%           0.15%
141.02       0.07%           0.08%
 142         0.20%           0.23%          6.4500      0.0210       6.4290     Actual/360          30,495.99          365,951.88
 143         0.20%           0.23%          6.1010      0.0210       6.0800     Actual/360          28,969.64          347,635.68
 144         0.20%           1.38%          6.3750      0.0210       6.3540     Actual/360          29,633.82          355,605.84
 145         0.19%           0.23%          6.3100      0.0210       6.2890     Actual/360          29,277.27          351,327.24
 146         0.19%           0.23%          5.7900      0.0510       5.7390     Actual/360          27,840.53          334,086.36
 147         0.19%           0.22%          6.1930      0.0710       6.1220     Actual/360          28,397.49          340,769.85
 148         0.18%           0.22%          5.9010      0.0210       5.8800     Actual/360          26,575.38          318,904.56
 149         0.18%           0.21%          6.2600      0.0210       6.2390     Actual/360          27,120.18          325,442.16
 150         0.18%           1.25%          6.2800      0.0310       6.2490     Actual/360          26,559.80          318,717.60
 151         0.18%           0.21%          6.4300      0.0610       6.3690     Actual/360          26,824.41          321,892.92
 152         0.17%           0.20%          6.4700      0.0210       6.4490     Actual/360          26,464.05          317,568.60
 153         0.17%           0.20%          6.2700      0.0210       6.2490     Actual/360          25,174.36          302,092.32
 154         0.17%           0.20%          6.3600      0.0210       6.3390     Actual/360          25,320.44          303,845.28
 155         0.16%           0.19%          6.2770      0.0210       6.2560     Actual/360          24,698.97          296,387.64
 156         0.16%           0.19%          6.2400      0.0210       6.2190     Actual/360          24,602.68          295,232.16
 157         0.16%           0.19%          6.0600      0.0210       6.0390     Actual/360          23,985.69          287,828.28
 158         0.16%           0.18%          6.1700      0.0210       6.1490     Actual/360          23,199.90          278,398.80
 159         0.16%           0.18%          6.3600      0.0210       6.3390     Actual/360          23,514.07          282,168.84
 160         0.15%           0.18%          6.5190      0.1110       6.4080     Actual/360          23,432.77          281,193.23
 161         0.15%           0.18%          6.2360      0.0210       6.2150     Actual/360          22,594.16          271,129.87
 162         0.15%           0.17%          6.2800      0.0210       6.2590     Actual/360          22,483.18          269,798.16
 163         0.15%           1.05%          6.2100      0.0210       6.1890     Actual/360          22,072.25          264,867.00
 164         0.15%           0.17%          6.4600      0.0210       6.4390     Actual/360          23,508.13          282,097.56
 165         0.15%           1.05%          6.0800      0.0610       6.0190     Actual/360          21,769.33          261,231.96
 166         0.15%           1.05%          6.0880      0.0210       6.0670     Actual/360          21,787.92          261,455.04
 167         0.15%           0.17%          6.1500      0.0210       6.1290     Actual/360          40,239.09          482,869.08
 168         0.15%           0.17%          5.9900      0.0210       5.9690     Actual/360          17,966.53          215,598.36
 169         0.14%           0.17%          6.1700      0.0210       6.1490     Actual/360          21,002.01          252,024.12
 170         0.14%           0.16%          6.6000      0.0210       6.5790     Actual/360          21,075.74          252,908.88
 171         0.13%           0.15%          6.2520      0.0210       6.2310     Actual/360          19,707.11          236,485.32
 172         0.13%           0.15%          6.4200      0.0210       6.3990     Actual/360          19,431.30          233,175.60
 173         0.12%           0.14%          6.3000      0.0210       6.2790     Actual/360          18,569.18          222,830.16
 174         0.12%           0.87%          7.0000      0.0310       6.9690     Actual/360          19,959.07          239,508.84
 175         0.12%           0.14%          6.5200      0.0210       6.4990     Actual/360          19,001.52          228,018.24
 176         0.12%           0.14%          6.3840      0.0210       6.3630     Actual/360          18,733.76          224,805.12
 177         0.12%           0.14%          6.1600      0.0210       6.1390     Actual/360          17,686.40          212,236.80
 178         0.12%           0.14%          6.2850      0.0210       6.2640     Actual/360          17,767.36          213,208.32
 179         0.12%           0.14%          6.2500      0.0210       6.2290     Actual/360          17,486.37          209,836.44
 180         0.12%           0.81%          6.1200      0.0210       6.0990     Actual/360          17,004.04          204,048.48
 181         0.12%           0.13%          6.2600      0.0210       6.2390     Actual/360          17,258.30          207,099.60
 182         0.11%           0.13%          6.2150      0.0210       6.1940     Actual/360          16,796.06          201,552.72
 183         0.11%           0.13%          6.2500      0.0210       6.2290     Actual/360          16,624.36          199,492.32
 184         0.11%           0.13%          6.3700      0.0210       6.3490     Actual/360          16,368.00          196,416.00
 185         0.11%           0.12%          6.3700      0.0710       6.2990     Actual/360          16,087.41          193,048.92
 186         0.11%           0.12%          6.0100      0.0210       5.9890     Actual/360          15,304.94          183,659.28
 187         0.10%           0.72%          6.8100      0.0310       6.7790     Actual/360          16,151.64          193,819.68
 188         0.09%           0.11%          6.4300      0.0210       6.4090     Actual/360          14,149.48          169,793.76
 189         0.09%           0.11%          6.1400      0.0610       6.0790     Actual/360          13,047.30          156,567.60
 190         0.09%           0.11%          6.1600      0.0210       6.1390     Actual/360          13,722.20          164,666.40
 191         0.09%           0.10%          6.3500      0.0210       6.3290     Actual/360          13,066.95          156,803.40
 192         0.09%           0.61%          6.4100      0.0210       6.3890     Actual/360          13,149.38          157,792.56
 193         0.08%           0.57%          6.3400      0.0210       6.3190     Actual/360          12,307.33          147,687.96
 194         0.08%           0.09%          6.4700      0.0210       6.4490     Actual/360          13,130.01          157,560.12
 195         0.08%           0.09%          6.3800      0.0210       6.3590     Actual/360          12,820.38          153,844.56
 196         0.08%           0.09%          6.2600      0.0210       6.2390     Actual/360          11,556.89          138,682.68
 197         0.07%           0.09%          6.6500      0.0210       6.6290     Actual/360          11,619.56          139,434.72
 198         0.07%           0.09%          6.3300      0.0210       6.3090     Actual/360          11,176.73          134,120.76
 199         0.07%           0.09%          6.7000      0.0810       6.6190     Actual/360          13,051.07          156,612.84
 200         0.07%           0.09%          6.2300      0.0810       6.1490     Actual/360          11,687.20          140,246.40
 201         0.07%           0.08%          6.5600      0.0210       6.5390     Actual/360          11,130.33          133,563.96
 202         0.07%           0.08%          6.3000      0.0210       6.2790     Actual/360          11,485.69          137,828.28
 203         0.07%           0.47%          6.2200      0.0210       6.1990     Actual/360          9,973.72           119,684.64
203.01       0.04%           0.29%
203.02       0.03%           0.18%
 204         0.07%           0.08%          6.6400      0.0210       6.6190     Actual/360          10,260.85          123,130.20
 205         0.06%           0.07%          6.5300      0.0210       6.5090     Actual/360          9,352.12           112,225.44
 206         0.05%           0.06%          6.4300      0.0210       6.4090     Actual/360          8,157.13            97,885.56
 207         0.05%           0.06%          6.6100      0.0210       6.5890     Actual/360          8,311.15            99,733.80
 208         0.05%           0.06%          6.5100      0.0210       6.4890     Actual/360          7,012.94            84,155.28
 209         0.05%           0.06%          6.5300      0.0210       6.5090     Actual/360          8,084.04            97,008.48
 210         0.04%           0.31%          7.0000      0.0310       6.9690     Actual/360          7,211.88            86,542.56
 211         0.03%           0.04%          6.8000      0.0210       6.7790     Actual/360          6,657.63            79,891.56

                                                                            FINAL                 ORIGINAL TERM   REMAINING TERM
                           FIRST         PAYMENT    MATURITY/              MATURITY                TO MATURITY      TO MATURITY
LOAN #    NOTE DATE   PAYMENT DATE(14)   DUE DATE    ARD DATE   ARD LOAN     DATE     SEASONING    OR ARD(14)         OR ARD
--------------------------------------------------------------------------------------------------------------------------------

  1       8/11/2006          10/1/2006      1        9/1/2016      No                     0            120             120
 1.01
 1.03
 1.02
 1.04
 1.05
 1.06
  2       8/11/2006          10/1/2006      1        9/1/2011      No                     0            60              60
  3       8/17/2006          10/1/2006      1        9/1/2016      No                     0            120             120
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
  4       7/24/2006           9/8/2006      8        8/8/2016      No                     1            120             119
  5        6/8/2006           7/8/2006      8        6/8/2016      No                     3            120             117
  6      11/23/2005           1/8/2006      8       12/8/2015      No                     9            120             111
  7       5/15/2006           7/8/2006      8        6/8/2016      No                     3            120             117
  8        2/7/2006           3/8/2006      8        2/8/2016      No                     7            120             113
  9       4/28/2006           6/1/2006      1        5/1/2016      No                     4            120             116
  10      8/24/2006          10/1/2006      1        9/1/2016      No                     0            120             120
10.01
10.02
  11      6/15/2006           8/8/2006      8        7/8/2013      No                     2            84              82
  12      6/29/2006           8/1/2006      1        2/1/2017      No                     2            127             125
  13       9/7/2006          10/1/2006      1       10/1/2016      No                     0            121             121
  14       9/1/2006          10/1/2006      1       10/1/2016      No                     0            121             121
  15       7/7/2006           9/1/2006      1        8/1/2016      No                     1            120             119
15.01
15.02
  16      7/10/2006           9/1/2006      1        8/1/2016      No                     1            120             119
  17       9/7/2006          10/8/2006      8        9/8/2016      No                     0            120             120
  18      5/26/2006           7/1/2006      1        6/1/2016      No                     3            120             117
  19       8/4/2006          10/1/2006      1        9/1/2016      No                     0            120             120
  20       9/5/2006          10/8/2006      8        9/8/2016      No                     0            120             120
  21       9/8/2006          10/1/2006      1       10/1/2016      No                     0            121             121
  22      6/15/2006           8/1/2006      1        7/1/2016      No                     2            120             118
  23       7/7/2006           9/1/2006      1        8/1/2016      No                     1            120             119
  24      8/24/2006          10/1/2006      1        9/1/2016      No                     0            120             120
            Various            Various      1         Various      No                  Various         120           Various
  25       5/1/2006           7/1/2006      1        6/1/2016      No                     3            120             117
  26       5/1/2006           7/1/2006      1        6/1/2016      No                     3            120             117
  27      6/15/2006           8/1/2006      1        7/1/2016      No                     2            120             118
  28       5/1/2006           7/1/2006      1        6/1/2016      No                     3            120             117
  29       5/1/2006           7/1/2006      1        6/1/2016      No                     3            120             117
  30       5/1/2006           7/1/2006      1        6/1/2016      No                     3            120             117
  31       5/1/2006           7/1/2006      1        6/1/2016      No                     3            120             117
  32      6/21/2006           8/1/2006      1        7/1/2016      No                     2            120             118
  33       7/6/2006           8/8/2006      8        7/8/2016      No                     2            120             118
  34       6/6/2006           7/8/2006      8        6/8/2016      No                     3            120             117
  35      7/25/2006           9/8/2006      8        8/8/2016      No                     1            120             119
  36       8/1/2006           9/8/2006      8        8/8/2016      No                     1            120             119
  37      6/30/2006           8/1/2006      1        7/1/2016      No                     2            120             118
  38      7/14/2006           9/8/2006      8        8/8/2016      No                     1            120             119
  39       8/1/2006           9/8/2006      8        8/8/2016      No                     1            120             119
  40      6/20/2006           8/8/2006      8        7/8/2016      No                     2            120             118
  41      7/28/2006           9/1/2006      1        8/1/2016      No                     1            120             119
  42      6/30/2006           8/1/2006      1        7/1/2016      No                     2            120             118
  43      7/20/2006           9/8/2006      8        8/8/2016      No                     1            120             119
43.01
43.02
43.03
43.04
43.05
  44       9/8/2006          10/1/2006      1       10/1/2016      No                     0            121             121
44.01
44.02
44.03
44.04
44.05
  45       9/8/2006          10/1/2006      1       10/1/2016      No                     0            121             121
  46      7/25/2006           9/8/2006      8        8/8/2016      No                     1            120             119
  47      7/13/2006           9/8/2006      8        8/8/2016      No                     1            120             119
  48      6/14/2006           8/8/2006      8        7/8/2016      No                     2            120             118
  49      5/31/2006           7/1/2006      1        6/1/2016      No                     3            120             117
  50       7/7/2006           9/1/2006      1        8/1/2016      No                     1            120             119
50.01
50.02
  51      6/20/2006           8/8/2006      8        7/8/2016      No                     2            120             118
  52      6/29/2006           8/1/2006      1        7/1/2016      No                     2            120             118
52.01
52.02
52.03
52.04
52.05
52.06
52.07
52.08
52.09
  53      7/31/2006           9/1/2006      1        8/1/2016      No                     1            120             119
  54      8/17/2006          10/8/2006      8        9/8/2016      No                     0            120             120
  55      7/17/2006           9/8/2006      8        8/8/2011      No                     1            60              59
  56      8/29/2006          10/8/2006      8        9/8/2016      No                     0            120             120
  57      8/29/2006          10/8/2006      8        9/8/2016      No                     0            120             120
  58       9/1/2006          10/8/2006      8        9/8/2011      No                     0            60              60
  59      6/20/2006           8/8/2006      8        7/8/2016      No                     2            120             118
  60      7/14/2006           9/8/2006      8        8/8/2016      No                     1            120             119
60.01
60.02
60.03
  61      4/21/2006           6/1/2006      1        5/1/2016      No                     4            120             116
  62       6/9/2006           8/1/2006      1        7/1/2016      No                     2            120             118
62.01
62.02
62.03
  63      7/19/2006           9/8/2006      8        8/8/2016      No                     1            120             119
  64      7/14/2006           9/8/2006      8        8/8/2016      No                     1            120             119
          8/31/2006          10/1/2006      1        9/1/2016      No                     0            120             120
  65      8/31/2006          10/1/2006      1        9/1/2016      No                     0            120             120
  66      8/31/2006          10/1/2006      1        9/1/2016      No                     0            120             120
  67      5/10/2006           7/1/2006      1        6/1/2016      No                     3            120             117
67.01
67.02
67.03
  68       8/4/2006           9/8/2006      8        8/8/2016      No                     1            120             119
  69       6/7/2006           7/8/2006      8        6/8/2016      No                     3            120             117
  70      5/26/2006           7/8/2006      8        6/8/2016      No                     3            120             117
  71      6/14/2006           8/1/2006      1        7/1/2016      No                     2            120             118
  72      6/14/2006           8/1/2006      1        7/1/2016      No                     2            120             118
  73       7/7/2006           9/1/2006      1        8/1/2016     Yes      8/1/2036       1            120             119
  74      8/28/2006          10/8/2006      8        9/8/2016      No                     0            120             120
74.01
74.02
  75      6/15/2006           8/1/2006      1        7/1/2018      No                     2            144             142
  76      5/30/2006           7/8/2006      8        6/8/2016      No                     3            120             117
  77       5/4/2006           7/1/2006      1        6/1/2016      No                     3            120             117
77.01
77.02
  78      8/14/2006          10/1/2006      1        9/1/2016      No                     0            120             120
  79      6/13/2006           8/8/2006      8        7/8/2016      No                     2            120             118
  80      7/13/2006           9/8/2006      8        8/8/2016      No                     1            120             119
  81      7/17/2006           9/1/2006      1        8/1/2016      No                     1            120             119
  82      8/10/2006          10/8/2006      8        9/8/2016      No                     0            120             120
  83      7/14/2006           9/1/2006      1        8/1/2016      No                     1            120             119
  84      7/18/2006           9/8/2006      8        8/8/2016      No                     1            120             119
  85      7/14/2006           9/8/2006      8        8/8/2016      No                     1            120             119
  86      7/19/2006           9/1/2006      1        8/1/2016      No                     1            120             119
  87      6/26/2006           8/8/2006      8        7/8/2016      No                     2            120             118
  88      8/11/2006          10/1/2006      1        9/1/2016      No                     0            120             120
  89      6/14/2006           8/1/2006      1        7/1/2016      No                     2            120             118
  90       6/2/2006           7/8/2006      8        6/8/2016      No                     3            120             117
  91      8/18/2006          10/1/2006      1        9/1/2016      No                     0            120             120
  92       9/7/2006          10/8/2006      8        9/8/2016      No                     0            120             120
  93      8/11/2006          10/1/2006      1        9/1/2016      No                     0            120             120
93.01
93.02
  94      7/28/2006           9/8/2006      8        8/8/2016      No                     1            120             119
  95       6/1/2006           7/1/2006      1        6/1/2016      No                     3            120             117
  96      7/20/2006           9/8/2006      8        8/8/2016      No                     1            120             119
  97      8/16/2006          10/1/2006      1        9/1/2011      No                     0            60              60
  98      6/14/2006           8/1/2006      1        7/1/2016      No                     2            120             118
  99      6/16/2006           8/1/2006      1        7/1/2016      No                     2            120             118
 100      7/13/2006           9/1/2006      1        8/1/2016      No                     1            120             119
 101      6/12/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 102       8/9/2006          10/8/2006      8        9/8/2016      No                     0            120             120
 103       9/5/2006          10/8/2006      8        9/8/2017      No                     0            132             132
 104      8/16/2006          10/1/2006      1        9/1/2016      No                     0            120             120
 105      6/29/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 106      6/26/2006           8/1/2006      1        7/1/2016      No                     2            120             118
 107      6/22/2006           8/1/2006      1        7/1/2016      No                     2            120             118
 108      8/17/2006          10/1/2006      1        9/1/2016      No                     0            120             120
 109      8/30/2006          10/8/2006      8        9/8/2016      No                     0            120             120
 110       7/6/2006           9/1/2006      1        8/1/2016     Yes      8/1/2036       1            120             119
 111      6/14/2006           8/1/2006      1        7/1/2016      No                     2            120             118
 112      5/26/2006           7/1/2006      1        6/1/2016      No                     3            120             117
 113      8/15/2006          10/1/2006      1        9/1/2016      No                     0            120             120
 114      6/29/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 115      6/16/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 116       6/1/2006           7/1/2006      1        6/1/2016      No                     3            120             117
 117       8/4/2006           9/8/2006      8        8/8/2016      No                     1            120             119
 118      5/30/2006           7/1/2006      1        6/1/2016      No                     3            120             117
 119       6/9/2006           8/1/2006      1        7/1/2016      No                     2            120             118
 120      7/14/2006           9/1/2006      1        8/1/2016      No                     1            120             119
 121      6/29/2006           8/1/2006      1        7/1/2016      No                     2            120             118
 122      6/14/2006           8/1/2006      1        7/1/2016      No                     2            120             118
 123      6/26/2006           8/1/2006      1        7/1/2016      No                     2            120             118
 124       6/1/2006           7/8/2006      8        6/8/2016      No                     3            120             117
 125      8/23/2006          10/8/2006      8        9/8/2016      No                     0            120             120
 126      5/30/2006           7/8/2006      8        6/8/2016      No                     3            120             117
 127       8/2/2006           9/8/2006      8        8/8/2016      No                     1            120             119
 128       7/6/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 129      5/31/2006           7/8/2006      8        6/8/2016      No                     3            120             117
 130      8/22/2006          10/1/2006      1        9/1/2016      No                     0            120             120
 131      7/28/2006           9/1/2006      1        8/1/2016      No                     1            120             119
          6/30/2006           8/1/2006      1        7/1/2016      No                     2            120             118
 132      6/30/2006           8/1/2006      1        7/1/2016      No                     2            120             118
 133      6/30/2006           8/1/2006      1        7/1/2016      No                     2            120             118
 134       4/7/2006           6/1/2006      1        5/1/2016      No                     4            120             116
 135      6/16/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 136       6/7/2006           8/1/2006      1        7/1/2016      No                     2            120             118
 138       9/8/2006          10/1/2006      1       10/1/2016      No                     0            121             121
 140       8/1/2006          10/1/2006      1        9/1/2016      No                     0            120             120
 139       8/9/2006          10/8/2006      8        9/8/2016      No                     0            120             120
 137      8/28/2006          10/8/2006      8        9/8/2016      No                     0            120             120
 141      8/18/2006          10/8/2006      8        9/8/2016      No                     0            120             120
141.01
141.02
 142       7/6/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 143      8/16/2006          10/1/2006      1        9/1/2016      No                     0            120             120
 144      6/28/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 145      7/20/2006           9/8/2006      8        8/8/2016      No                     1            120             119
 146     12/29/2005           2/1/2006      1        1/1/2016      No                     8            120             112
 147      8/31/2006          10/1/2006      1        9/1/2016      No                     0            120             120
 148       8/7/2006          10/1/2006      1        9/1/2016      No                     0            120             120
 149       7/3/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 150      7/28/2006           9/1/2006      1        8/1/2016      No                     1            120             119
 151      6/15/2006           8/1/2006      1        7/1/2016      No                     2            120             118
 152      5/16/2006           7/8/2006      8        6/8/2016      No                     3            120             117
 153      5/31/2006           7/8/2006      8        6/8/2016      No                     3            120             117
 154      7/28/2006           9/8/2006      8        8/8/2016      No                     1            120             119
 155       8/8/2006          10/1/2006      1        9/1/2016      No                     0            120             120
 156      6/14/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 157       6/8/2006           7/8/2006      8        6/8/2016      No                     3            120             117
 158       9/1/2006          10/1/2006      1       10/1/2016      No                     0            121             121
 159       7/6/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 160      8/31/2006          10/1/2006      1        9/1/2016      No                     0            120             120
 161      8/25/2006          10/8/2006      8        9/8/2016      No                     0            120             120
 162       6/1/2006           7/8/2006      8        6/8/2016      No                     3            120             117
 163      6/30/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 164       8/9/2006          10/8/2006      8        9/8/2016      No                     0            120             120
 165       6/1/2006           8/1/2006      1        7/1/2016      No                     2            120             118
 166      7/31/2006           9/1/2006      1        8/1/2016      No                     1            120             119
 167      6/15/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 168       6/6/2006           7/8/2006      8        6/8/2016      No                     3            120             117
 169      6/27/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 170      6/28/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 171       7/7/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 172      5/30/2006           7/8/2006      8        6/8/2016      No                     3            120             117
 173      6/13/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 174      6/19/2006           8/1/2006      1        7/1/2024      No                     2            216             214
 175      6/27/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 176      6/22/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 177      6/26/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 178      6/23/2006           8/1/2006      1        7/1/2016      No                     2            120             118
 179      6/15/2006           8/8/2006      8        7/8/2013      No                     2            84              82
 180      8/15/2006          10/8/2006      8        9/8/2016      No                     0            120             120
 181       6/7/2006           7/8/2006      8        6/8/2016      No                     3            120             117
 182       9/7/2006          10/8/2006      8        9/8/2016      No                     0            120             120
 183      6/15/2006           8/8/2006      8        7/8/2013      No                     2            84              82
 184       6/2/2006           7/8/2006      8        6/8/2016      No                     3            120             117
 185      6/19/2006           8/1/2006      1        7/1/2016      No                     2            120             118
 186      5/22/2006           7/8/2006      8        6/8/2016      No                     3            120             117
 187       8/2/2006          10/1/2006      1        9/1/2021      No                     0            180             180
 188      7/31/2006           9/8/2006      8        8/8/2016      No                     1            120             119
 189       8/4/2006          10/1/2006      1        9/1/2016      No                     0            120             120
 190      6/21/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 191       8/1/2006           9/8/2006      8        8/8/2016      No                     1            120             119
 192      6/28/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 193      6/19/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 194      7/19/2006           9/8/2006      8        8/8/2021      No                     1            180             179
 195      5/26/2006           7/8/2006      8        6/8/2016      No                     3            120             117
 196      7/31/2006           9/8/2006      8        8/8/2016      No                     1            120             119
 197      7/21/2006           9/8/2006      8        8/8/2016      No                     1            120             119
 198      6/22/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 199      7/25/2006           9/1/2006      1        8/1/2016      No                     1            120             119
 200      7/28/2006           9/1/2006      1        8/1/2016      No                     1            120             119
 201      6/30/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 202      4/11/2006           6/8/2006      8        5/8/2016      No                     4            120             116
 203       8/1/2006           9/8/2006      8        8/8/2016      No                     1            120             119
203.01
203.02
 204      6/27/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 205      5/25/2006           7/8/2006      8        6/8/2016      No                     3            120             117
 206      8/18/2006          10/8/2006      8        9/8/2016      No                     0            120             120
 207      6/22/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 208       7/6/2006           8/8/2006      8        7/8/2016      No                     2            120             118
 209      7/20/2006           9/8/2006      8        8/8/2016      No                     1            120             119
 210      5/15/2006           7/1/2006      1        6/1/2024      No                     3            216             213
 211       7/6/2006           8/8/2006      8        7/8/2016      No                     2            120             118

           ORIGINAL       REMAINING       INITIAL        REMAINING
         AMORTIZATION   AMORTIZATION   INTEREST ONLY   INTEREST ONLY    GRACE      GRACE
LOAN #       TERM           TERM       PERIOD(4)(14)    PERIOD(14)     TO LATE   TO DEFAULT   LOAN #
-------------------------------------------------------------------------------------------------------

  1           360            360             60             60            0          0           1
 1.01                                                                                          1.01
 1.03                                                                                          1.03
 1.02                                                                                          1.02
 1.04                                                                                          1.04
 1.05                                                                                          1.05
 1.06                                                                                          1.06
  2            0              0              60             60            0          0           2
  3           300            300             0               0            5          5           3
 3.01                                                                                          3.01
 3.02                                                                                          3.02
 3.03                                                                                          3.03
 3.04                                                                                          3.04
 3.05                                                                                          3.05
 3.06                                                                                          3.06
 3.07                                                                                          3.07
 3.08                                                                                          3.08
 3.09                                                                                          3.09
 3.10                                                                                          3.10
 3.11                                                                                          3.11
 3.12                                                                                          3.12
 3.13                                                                                          3.13
 3.14                                                                                          3.14
 3.15                                                                                          3.15
 3.16                                                                                          3.16
 3.17                                                                                          3.17
 3.18                                                                                          3.18
 3.19                                                                                          3.19
 3.20                                                                                          3.20
 3.21                                                                                          3.21
 3.22                                                                                          3.22
 3.23                                                                                          3.23
 3.24                                                                                          3.24
 3.25                                                                                          3.25
 3.26                                                                                          3.26
 3.27                                                                                          3.27
 3.28                                                                                          3.28
 3.29                                                                                          3.29
 3.30                                                                                          3.30
 3.31                                                                                          3.31
 3.32                                                                                          3.32
 3.33                                                                                          3.33
 3.34                                                                                          3.34
 3.35                                                                                          3.35
 3.36                                                                                          3.36
 3.37                                                                                          3.37
 3.38                                                                                          3.38
 3.39                                                                                          3.39
 3.40                                                                                          3.40
 3.41                                                                                          3.41
 3.42                                                                                          3.42
 3.43                                                                                          3.43
 3.44                                                                                          3.44
 3.45                                                                                          3.45
  4           336            336             36             35            0          0           4
  5           360            360             60             57            0          0           5
  6           360            360             36             27            5          0           6
  7           360            357             0               0            0          0           7
  8           360            360             24             17            0          0           8
  9           360            360             36             32            5          5           9
  10           0              0             120             120           5          5          10
10.01                                                                                          10.01
10.02                                                                                          10.02
  11          420            420             24             22            0          0          11
  12          360            360             24             22            5          5          12
  13          360            360             37             37            5          5          13
  14          420            420             1               1            5          5          14
  15          360            360             36             35            5          5          15
15.01                                                                                          15.01
15.02                                                                                          15.02
  16          360            360             60             59            5          5          16
  17          360            360             24             24            0          0          17
  18          360            360             36             33            5          5          18
  19          360            360             36             36            5          5          19
  20          360            360             60             60            0          0          20
  21          360            360             61             61            5          5          21
  22          360            360             48             46            5          5          22
  23           0              0             120             119           5          5          23
  24          360            360             0               0            5          5          24
              360          Various           0               0            5          5
  25          360            357             0               0            5          5          25
  26          360            357             0               0            5          5          26
  27          360            358             0               0            5          5          27
  28          360            357             0               0            5          5          28
  29          360            357             0               0            5          5          29
  30          360            357             0               0            5          5          30
  31          360            357             0               0            5          5          31
  32          360            360             72             70           15          5          32
  33          360            360             24             22            0          0          33
  34          360            360             24             21            0          0          34
  35          360            360             60             59            0          0          35
  36           0              0             120             119           0          0          36
  37          360            360             24             22            5          5          37
  38          360            360             36             35            0          0          38
  39           0              0             120             119           0          0          39
  40          360            358             0               0            0          0          40
  41          360            360             24             23            5          5          41
  42          360            360             24             22            5          5          42
  43          360            359             0               0            0          0          43
43.01                                                                                          43.01
43.02                                                                                          43.02
43.03                                                                                          43.03
43.04                                                                                          43.04
43.05                                                                                          43.05
  44          300            300             1               1            5          5          44
44.01                                                                                          44.01
44.02                                                                                          44.02
44.03                                                                                          44.03
44.04                                                                                          44.04
44.05                                                                                          44.05
  45          360            360             37             37            5          5          45
  46          360            360             60             59            0          0          46
  47          360            359             0               0            0          0          47
  48          300            298             0               0            0          0          48
  49          360            360             12              9            5          5          49
  50          360            360             36             35            5          5          50
50.01                                                                                          50.01
50.02                                                                                          50.02
  51          360            358             0               0            0          0          51
  52          360            358             0               0            5          5          52
52.01                                                                                          52.01
52.02                                                                                          52.02
52.03                                                                                          52.03
52.04                                                                                          52.04
52.05                                                                                          52.05
52.06                                                                                          52.06
52.07                                                                                          52.07
52.08                                                                                          52.08
52.09                                                                                          52.09
  53          360            360             36             35            5          5          53
  54          360            360             24             24            0          0          54
  55          360            360             24             23            0          0          55
  56          360            360             36             36            0          0          56
  57          360            360             24             24            0          0          57
  58           0              0              60             60            0          0          58
  59          360            360             36             34            0          0          59
  60          360            360             36             35            0          0          60
60.01                                                                                          60.01
60.02                                                                                          60.02
60.03                                                                                          60.03
  61           0              0             120             116           5          5          61
  62          300            298             0               0            5          5          62
62.01                                                                                          62.01
62.02                                                                                          62.02
62.03                                                                                          62.03
  63          360            360             60             59            0          0          63
  64          360            360             12             11            0          0          64
              360            360             24             24            5          5
  65          360            360             24             24            5          5          65
  66          360            360             24             24            5          5          66
  67           0              0             120             117           5          5          67
67.01                                                                                          67.01
67.02                                                                                          67.02
67.03                                                                                          67.03
  68          360            360             24             23            5          0          68
  69          360            357             0               0           10          0          69
  70          360            360             12              9            0          0          70
  71          360            360             42             40            0          5          71
  72          360            360             42             40            0          5          72
  73          360            360             36             35            5          5          73
  74          360            360             36             36            0          0          74
74.01                                                                                          74.01
74.02                                                                                          74.02
  75          360            358             0               0            5          5          75
  76          360            360             60             57            0          0          76
  77          360            357             0               0            5          5          77
77.01                                                                                          77.01
77.02                                                                                          77.02
  78          360            360             60             60            5          5          78
  79          300            298             0               0            0          0          79
  80          360            359             0               0            0          0          80
  81          360            359             0               0            5          5          81
  82          360            360             24             24            0          0          82
  83          360            359             0               0            5          5          83
  84          300            299             0               0            0          0          84
  85          360            360             36             35            0          0          85
  86          360            360             36             35            5          5          86
  87          360            360             60             58            0          0          87
  88          420            420             0               0            5          5          88
  89          360            360             42             40            0          5          89
  90          360            357             0               0            0          0          90
  91          360            360             36             36            5          5          91
  92          360            360             24             24            5          0          92
  93          360            360             0               0            5          5          93
93.01                                                                                          93.01
93.02                                                                                          93.02
  94          420            419             0               0            0          0          94
  95          360            360             60             57            5          5          95
  96          360            360             48             47            0          0          96
  97          180            180             0               0            5          5          97
  98          360            360             36             34            5          5          98
  99          360            358             0               0            5          5          99
 100          360            360             24             23            5          5          100
 101          360            358             0               0            0          0          101
 102          324            324             0               0           10          0          102
 103          360            360             60             60            0          0          103
 104          360            360             0               0            5          5          104
 105          360            360             24             22            0          0          105
 106          360            360             24             22            5          5          106
 107          360            358             0               0            5          5          107
 108          360            360             36             36            5          5          108
 109          360            360             60             60            0          0          109
 110          360            360             36             35            5          5          110
 111          360            360             48             46            5          5          111
 112          360            360             12              9            5          5          112
 113          420            420             0               0            5          5          113
 114          360            360             24             22            0          0          114
 115          372            372             12             10            0          0          115
 116          360            360             60             57            5          5          116
 117          300            299             0               0            0          0          117
 118          360            360             24             21            5          5          118
 119          360            360             60             58            5          5          119
 120          360            359             0               0            5          5          120
 121          360            360             48             46            5          5          121
 122          360            360             42             40            0          5          122
 123          360            360             36             34            5          5          123
 124          360            360             24             21            0          0          124
 125          360            360             24             24            0          0          125
 126          360            360             24             21            0          0          126
 127          360            359             0               0            0          0          127
 128          204            202             0               0            0          0          128
 129          408            405             0               0            5          0          129
 130          360            360             36             36            5          5          130
 131          360            360             60             59            5          5          131
              360            360             36             34            5          5
 132          360            360             36             34            5          5          132
 133          360            360             36             34            5          5          133
 134          360            360             36             32            5          5          134
 135          360            358             0               0           10          0          135
 136          360            360             60             58            5          5          136
 138          360            360             1               1            5          5          138
 140          360            360             60             60            5          5          140
 139           0              0             120             120           0          0          139
 137          360            360             0               0            0          0          137
 141          360            360             24             24            0          0          141
141.01                                                                                        141.01
141.02                                                                                        141.02
 142          360            358             0               0            0          0          142
 143          360            360             60             60            5          5          143
 144          360            358             0               0            0          0          144
 145          360            359             0               0            0          0          145
 146          360            352             0               0            5          5          146
 147          360            360             0               0            5          5          147
 148          360            360             48             48            5          5          148
 149          360            360             24             22            0          0          149
 150          360            360             36             35            5          5          150
 151          360            360             60             58            5          5          151
 152          360            357             0               0            0          0          152
 153          360            360             24             21            0          0          153
 154          360            360             36             35            0          0          154
 155          360            360             0               0            5          5          155
 156          360            360             36             34            0          0          156
 157          360            360             60             57            0          0          157
 158          360            360             25             25            5          5          158
 159          360            358             0               0            0          0          159
 160          360            360             0               0            5          5          160
 161          360            360             0               0            0          0          161
 162          360            357             0               0            0          0          162
 163          360            360             24             22            0          0          163
 164          324            324             0               0            0          0          164
 165          360            360             24             22            5          5          165
 166          360            360             36             35            5          5          166
 167          120            118             0               0            5          0          167
 168           0              0             120             117           0          0          168
 169          360            360             36             34            0          0          169
 170          360            358             0               0            0          0          170
 171          360            360             6               4            0          0          171
 172          360            357             0               0            0          0          172
 173          360            360             36             34            0          0          173
 174          360            358             0               0            5          5          174
 175          360            358             0               0            0          0          175
 176          360            358             0               0            0          0          176
 177          360            360             36             34            0          0          177
 178          360            360             24             22            5          5          178
 179          360            360             36             34            0          0          179
 180          360            360             0               0            0          0          180
 181          360            357             0               0            0          0          181
 182          360            360             36             36            0          0          182
 183          360            360             36             34            0          0          183
 184          360            357             0               0            0          0          184
 185          360            360             36             34            5          5          185
 186          360            360             36             33            0          0          186
 187          360            360             0               0            5          5          187
 188          360            359             0               0            0          0          188
 189          420            420             0               0            5          5          189
 190          360            358             0               0            0          0          190
 191          360            359             0               0            0          0          191
 192          360            358             0               0            0          0          192
 193          360            358             0               0            0          0          193
 194          300            299             0               0           10          0          194
 195          300            297             0               0            0          0          195
 196          360            360             24             23            0          0          196
 197          360            360             12             11            0          0          197
 198          360            360             24             22            0          0          198
 199          264            263             0               0            5          5          199
 200          300            299             0               0            5          5          200
 201          360            358             0               0            0          0          201
 202          300            300             24             20            0          0          202
 203          360            360             60             59            0          0          203
203.01                                                                                        203.01
203.02                                                                                        203.02
 204          360            358             0               0            0          0          204
 205          360            357             0               0            0          0          205
 206          360            360             24             24            0          0          206
 207          360            360             36             34            0          0          207
 208           0              0             120             118           0          0          208
 209          360            359             0               0            0          0          209
 210          360            357             0               0            5          5          210
 211          180            178             0               0            0          0          211

                                                                                                             UPFRONT       UPFRONT
                                                    ORIGINAL                                               ENGINEERING      CAPEX
LOAN #                   PREPAYMENT PROVISION (PAYMENTS)(14)(15)(16)(17)(18)(19)(20)(21)                   RESERVE ($)   RESERVE ($)
------------------------------------------------------------------------------------------------------------------------------------

  1      LO(24),Def(92),O(4)
 1.01
 1.03
 1.02
 1.04
 1.05
 1.06
  2      LO(24),Def(29),O(7)
  3      LO(24),Def(92),O(4)
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
  4      LO(25),Def(91),O(4)                                                                                               154,307
  5      LO(27),Def(89),O(4)
  6      LO(33),Def(83),O(4)                                                                                               443,833
  7      LO(27),Def(89),O(4)
  8      LO(31),Def(85),O(4)
  9      LO(36),Def(81),O(3)                                                                                 165,345
  10     LO(24),Def(92),O(4)
10.01
10.02
  11     LO(26),Def(54),O(4)                                                                                 52,500
  12     GRTR1%orYM(123),O(4)
  13     LO(24),Def(93),O(4)                                                                                 59,625         40,390
  14     LO(24),Def(95),O(2)
  15     LO(25),Def(91),O(4)
15.01
15.02
  16     LO(36),Def(81),O(3)
  17     LO(24),Def(92),O(4)
  18     LO(36),Def(81),O(3)
  19     LO(24),Def(92),O(4)
  20     LO(24),Def(92),O(4)
  21     LO(24),Def(92),O(5)                                                                                 99,750
  22     LO(35),GRTR1%orYM(81),O(4)
  23     LO(25),Def(91),O(4)
  24     LO(24),Def(92),O(4)
         LO(35),GRTR1%orYM(81),O(4)
  25     LO(35),GRTR1%orYM(81),O(4)
  26     LO(35),GRTR1%orYM(81),O(4)
  27     LO(35),GRTR1%orYM(81),O(4)
  28     LO(35),GRTR1%orYM(81),O(4)
  29     LO(35),GRTR1%orYM(81),O(4)
  30     LO(35),GRTR1%orYM(81),O(4)
  31     LO(35),GRTR1%orYM(81),O(4)
  32     LO(26),Def(90),O(4)                                                                                  8,750        287,000
  33     LO(26),Def(90),O(4)
  34     LO(27),Def(89),O(4)                                                                                  2,813
  35     LO(25),Def(91),O(4)                                                                                 12,500
  36     LO(25),Def(90),O(5)
  37     LO(35),GRTR1%orYM(81),O(4)                                                                                        250,000
  38     LO(25),Def(91),O(4)
  39     LO(25),Def(91),O(4)
  40     LO(26),Def(90),O(4)
  41     LO(25),Def(35),Defor5%(12),Defor4%(12),Defor3%(12),Defor2%(12),Defor1%(11),O(1)                     30,000
  42     LO(35),GRTR1%orYM(81),O(4)                                                                                        250,000
  43     LO(25),Def(91),O(4)                                                                                 11,106
43.01
43.02
43.03
43.04
43.05
  44     LO(24),Def(95),O(2)                                                                                               150,000
44.01
44.02
44.03
44.04
44.05
  45     LO(24),Def(93),O(4)
  46     LO(25),Def(91),O(4)
  47     LO(25),Def(91),O(4)
  48     LO(26),Def(90),O(4)
  49     LO(27),Def(89),O(4)
  50     LO(25),Def(91),O(4)
50.01
50.02
  51     LO(26),Def(90),O(4)                                                                                               174,000
  52     LO(36),Def(81),O(3)                                                                                                24,419
52.01
52.02
52.03
52.04
52.05
52.06
52.07
52.08
52.09
  53     LO(36),Def(81),O(3)
  54     LO(24),Def(89),O(7)
  55     LO(25),Def(31),O(4)
  56     LO(24),Def(92),O(4)
  57     LO(24),Def(92),O(4)                                                                                 65,670
  58     LO(24),Def(32),O(4)                                                                                 10,700
  59     LO(26),Def(90),O(4)                                                                                 15,488
  60     LO(25),Def(91),O(4)
60.01
60.02
60.03
  61     LO(47),GRTR1%orYM(69),O(4)
  62     LO(59),GRTR1%orYM(58),O(3)                                                                         1,097,000
62.01
62.02
62.03
  63     LO(25),Def(91),O(4)                                                                                 100,000
  64     LO(25),Def(91),O(4)
         LO(24),Def(92),O(4)
  65     LO(24),Def(92),O(4)
  66     LO(24),Def(92),O(4)
  67     LO(27),Def(89),O(4)
67.01
67.02
67.03
  68     LO(25),Def(91),O(4)                                                                                  3,750
  69     LO(27),Def(89),O(4)
  70     LO(27),Def(89),O(4)                                                                                  5,625
  71     LO(26),Def(58),O(36)
  72     LO(26),Def(58),O(36)
  73     LO(25),Def(91),O(4)
  74     LO(24),Def(92),O(4)
74.01
74.02
  75     LO(36),Def(104),O(4)
  76     LO(27),Def(89),O(4)                                                                                                20,000
  77     LO(27),Def(89),O(4)                                                                                 16,875
77.01
77.02
  78     LO(36),Def(81),O(3)
  79     LO(26),Def(90),O(4)                                                                                 87,649
  80     LO(25),Def(91),O(4)
  81     LO(59),GRTR1%orYM(57),O(4)
  82     LO(24),Def(92),O(4)
  83     LO(25),Def(91),O(4)
  84     LO(25),Def(91),O(4)
  85     LO(25),Def(91),O(4)                                                                                 18,750
  86     LO(61),GRTR1%orYM(55),O(4)
  87     LO(26),Def(90),O(4)
  88     LO(24),Def(92),O(4)
  89     LO(26),Def(58),O(36)                                                                                 3,500
  90     LO(27),Def(89),O(4)
  91     LO(24),Def(92),O(4)
  92     LO(24),Def(92),O(4)
  93     LO(24),Def(92),O(4)
93.01
93.02
  94     LO(25),Def(91),O(4)
  95     LO(59),GRTR1%orYM(58),O(3)                                                                                         38,625
  96     LO(25),Def(91),O(4)
  97     LO(24),Def(32),O(4)                                                                                                8,320
  98     LO(36),Def(81),O(3)                                                                                               521,250
  99     LO(26),GRTR1%orYM(90),O(4)
 100     LO(25),Def(91),O(4)                                                                                               114,000
 101     LO(26),Def(90),O(4)
 102     LO(24),Def(92),O(4)
 103     LO(24),Def(104),O(4)
 104     LO(24),Def(92),O(4)
 105     LO(26),Def(90),O(4)
 106     LO(26),Def(91),O(3)                                                                                                20,000
 107     LO(35),GRTR1%orYM(81),O(4)
 108     LO(24),Def(92),O(4)
 109     LO(24),Def(92),O(4)
 110     LO(25),Def(90),O(5)
 111     LO(36),Def(81),O(3)
 112     LO(36),Def(81),O(3)                                                                                                40,750
 113     LO(24),Def(92),O(4)
 114     LO(26),Def(90),O(4)
 115     LO(59),LESSofDeforGRTRofYMor1%(57),O(4)
 116     LO(59),GRTR1%orYM(58),O(3)
 117     LO(25),Def(91),O(4)
 118     LO(36),Def(81),O(3)
 119     LO(26),Def(90),O(4)                                                                                 54,375
 120     LO(25),Def(91),O(4)
 121     LO(26),Def(90),O(4)
 122     LO(26),Def(58),O(36)
 123     LO(26),Def(90),O(4)
 124     LO(27),Def(89),O(4)
 125     LO(24),Def(92),O(4)
 126     LO(27),Def(89),O(4)                                                                                                22,230
 127     LO(25),Def(91),O(4)
 128     LO(26),Def(90),O(4)
 129     LO(27),Def(86),O(7)
 130     LO(24),Def(92),O(4)
 131     LO(25),Def(93),O(2)
         LO(26),Def(90),O(4)
 132     LO(26),Def(90),O(4)
 133     LO(26),Def(90),O(4)
 134     LO(35),GRTR1%orYM(78),O(7)
 135     LO(26),Def(90),O(4)                                                                                  2,000         13,333
 136     LO(35),GRTR1%orYM(82),O(3)
 138     LO(24),Def(93),O(4)
 140     LO(24),Def(92),O(4)                                                                                                46,477
 139     LO(24),Def(92),O(4)
 137     LO(24),Def(92),O(4)
 141     LO(24),Def(92),O(4)
141.01
141.02
 142     LO(26),Def(88),O(6)
 143     LO(24),Def(92),O(4)
 144     LO(26),Def(90),O(4)                                                                                               198,000
 145     LO(25),Def(91),O(4)
 146     LO(36),Def(80),O(4)
 147     LO(24),GRTR1%orYM(92),O(4)                                                                                         15,972
 148     LO(24),Def(89),O(7)                                                                                 186,160
 149     LO(26),Def(90),O(4)                                                                                 28,750
 150     LO(35),GRTR1%orYM(82),O(3)                                                                                        312,400
 151     LO(26),Def(90),O(4)
 152     LO(27),Def(89),O(4)                                                                                                 745
 153     LO(27),Def(89),O(4)                                                                                                 880
 154     LO(25),Def(91),O(4)
 155     LO(24),Def(92),O(4)
 156     LO(26),Def(90),O(4)                                                                                  1,875         1,563
 157     LO(27),Def(89),O(4)
 158     LO(24),Def(95),O(2)
 159     LO(26),Def(90),O(4)                                                                                 16,155         1,476
 160     LO(24),Def(92),O(4)
 161     LO(24),Def(92),O(4)                                                                                 18,688         1,956
 162     LO(27),Def(89),O(4)                                                                                                6,000
 163     LO(26),Def(90),O(4)
 164     LO(24),Def(92),O(4)
 165     LO(59),GRTR1%orYM(58),O(3)                                                                                         51,875
 166     LO(25),Def(93),O(2)                                                                                                59,000
 167     LO(26),Def(90),O(4)
 168     LO(27),Def(89),O(4)
 169     LO(26),Def(90),O(4)
 170     LO(26),Def(90),O(4)
 171     LO(26),Def(90),O(4)                                                                                                4,750
 172     LO(27),Def(89),O(4)                                                                                                 880
 173     LO(26),Def(90),O(4)                                                                                                 493
 174     LO(36),Def(176),O(4)
 175     LO(26),Def(90),O(4)
 176     LO(26),Def(90),O(4)
 177     LO(26),Def(90),O(4)
 178     LO(59),GRTR1%orYM(57),O(4)                                                                          44,808
 179     LO(48),LESSofDeforGRTRofYMor3%(11),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(11),O(2)
 180     LO(24),Def(92),O(4)                                                                                 55,325         8,868
 181     LO(27),Def(89),O(4)
 182     LO(24),Def(92),O(4)                                                                                                 748
 183     LO(48),LESSofDeforGRTRofYMor3%(11),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(11),O(2)
 184     LO(27),Def(89),O(4)                                                                                  2,368
 185     LO(59),GRTR1%orYM(58),O(3)
 186     LO(27),Def(89),O(4)                                                                                                1,013
 187     LO(59),GRTR1%orYM(118),O(3)
 188     LO(25),Def(91),O(4)                                                                                                 250
 189     LO(24),Def(92),O(4)
 190     LO(26),Def(90),O(4)
 191     LO(25),Def(91),O(4)
 192     LO(26),Def(90),O(4)                                                                                               100,000
 193     LO(26),Def(90),O(4)                                                                                  2,500         1,750
 194     LO(25),Def(151),O(4)                                                                                                196
 195     LO(27),Def(89),O(4)                                                                                 25,500         2,553
 196     LO(25),Def(91),O(4)                                                                                  3,750          840
 197     LO(25),Def(91),O(4)                                                                                                 419
 198     LO(26),Def(90),O(4)
 199     LO(36),Def(81),O(3)
 200     LO(36),Def(81),O(3)                                                                                                57,500
 201     LO(26),Def(90),O(4)                                                                                                 620
 202     LO(59),LESSofDeforGRTRofYMor3%(12),LESSofDeforGRTRofYMor2%(12),LESSofDeforGRTRofYMor1%(33),O(4)                    30,030
 203     LO(25),Def(91),O(4)                                                                                                 494
203.01
203.02
 204     LO(26),Def(90),O(4)                                                                                  1,875          592
 205     LO(27),Def(89),O(4)                                                                                                 252
 206     LO(24),Def(92),O(4)
 207     LO(26),Def(90),O(4)                                                                                                 473
 208     LO(26),Def(90),O(4)
 209     LO(25),Def(91),O(4)
 210     LO(36),Def(176),O(4)
 211     LO(26),Def(90),O(4)

           UPFRONT       UPFRONT       UPFRONT       UPFRONT                                   UPFRONT
            TI/LC        RE TAX          INS.         OTHER                                     OTHER
LOAN #   RESERVE ($)   RESERVE ($)   RESERVE ($)   RESERVE ($)                           RESERVE DESCRIPTION
------------------------------------------------------------------------------------------------------------------------------------

  1
 1.01
 1.03
 1.02
 1.04
 1.05
 1.06
  2
  3                      453,526                    11,275,204   Montpelier LOC (6,747,323), Walgreens LOC (3,530,000), Westland
                                                                 East LOC (775,000), Holdback Reserve (100,000),Westland
                                                                 Environmental Reserve (52,500), Maybeury South Environmental
                                                                 Reserve (42,750), LOC Transfer Fee Reserve (27,631)
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
  4                      188,350        58,708      1,250,000    Debt Service
  5       1,600,000      200,400        7,388        725,000     Carpet Replacement Reserve
  6        741,365       43,423         17,542      17,727,044   Valdosta Holdback
  7
  8                      44,505         59,293
  9       1,150,000      144,333        10,963        24,706     This is a "rent credit" escrow reserve held at closing.
  10       539,158       63,460         53,570        90,116     T-Mobile Repairs (2,000.00), T-Mobile Rent (88,116.00)
10.01
10.02
  11                     149,543        4,212       2,425,000    Holdback Reserve
  12                                    6,573
  13       450,000       52,212         8,808         51,917     Hanger Prosthetics Reserve
  14                     306,887        84,449
  15
15.01
15.02
  16                     336,867        34,687
  17                     40,366         24,847
  18
  19
  20       500,000       197,668        4,006
  21                     92,901                       35,984     Woonsocket Bowling Reserve
  22                     316,820        56,985      1,050,000    Operating Deficit Escrow
  23                     89,368         23,883
  24                     57,500         30,068      1,500,000    Debt Service
           328,319       62,326         13,978
  25       159,000       26,159         6,154
  26        9,680         7,280         2,594
  27        92,968        6,803         1,031
  28        18,471        7,195         1,242
  29        11,250        7,536         1,027
  30        36,950        3,825          998
  31                      3,528          932
  32       798,000       115,129        57,845       227,952     Burkert Lease Reserve
  33                     88,578         18,373
  34                     72,542         20,000       433,883     Sportmart Reserve;
                                                                 Holdback Reserve
  35                                                  41,748     Tenant Rent Reserve
  36       468,084       55,339                       3,760      West Coast Living Holdback
  37                     157,967        57,472
  38                     56,363         18,708
  39                     56,164
  40                     54,144         22,311      1,375,000    Windstorm Insurance Reserve
  41                     107,310        1,723        238,000     Elevator Repair Reserve
  42                     148,925        51,133
  43                     93,246         35,446
43.01
43.02
43.03
43.04
43.05
  44                     149,490       150,149      1,000,000    Deposit Account Reserve
44.01
44.02
44.03
44.04
44.05
  45                     13,656         24,268      2,000,000    Holdback Reserve LOC
  46                     123,621        1,634
  47                     162,639
  48                                    34,197
  49                     75,668         2,878        430,000     DSCR Reserve
  50
50.01
50.02
  51                     39,265
  52                     24,866         2,682         1,500
52.01
52.02
52.03
52.04
52.05
52.06
52.07
52.08
52.09
  53                     56,784         12,092       750,000     Construction Reserve
  54                     76,806         12,500       374,201     Sets Reserve
  55                     20,995         19,330
  56                     119,206        54,832      1,000,000    Laser Fun Zone LOC (600,000); Holdback LOC (400,000)
  57                     64,089         29,272
  58                     41,535         1,810
  59       150,000       30,278         11,618
  60                     55,871         3,083         8,295      Mezz Debt Service (8,295.22)
60.01
60.02
60.03
  61
  62                     40,535         65,640
62.01
62.02
62.03
  63                     182,378        3,378
  64                     64,500         20,580
                         35,163         4,032       1,034,857
  65                     18,460         1,851         34,857     Vacant Space (26,440.00); Laundromat (8,417.00)
  66                     16,703         2,181       1,000,000    Vacant Space
  67                                                2,500,000    Debt Service
67.01
67.02
67.03
  68                     54,462         22,491
  69                     74,000         15,500
  70
  71                     66,709         6,113
  72                     69,212         5,535       1,103,381    PIP Reserve
  73
  74                     45,592         1,680       2,000,000    Holdback Reserve
74.01
74.02
  75
  76       100,000       23,165         1,167
  77                                                 534,607     Debt Service (59,606.65); Liquidity Reserve (250,000.00);
                                                                 Insurance LOC (225,000)
77.01
77.02
  78                     59,033         4,105
  79                     102,000        27,500
  80                     106,678
  81       110,000       43,075         6,313
  82        3,600        49,053         13,028
  83                     52,500         1,687
  84                      7,231                       53,840     DSCR Holdback
  85                     48,832         2,954        115,000     Tenant Renewal Holdback Reserve (75,000); Environmental Reserve
                                                                 (40,000)
  86                                    1,486
  87                     52,000         4,500
  88                     33,557         13,194
  89                     27,190         5,707        108,884     PIP Reserve
  90      1,162,450      82,642         3,107        730,500     Kemira Free Rent Reserve (730,000); LOC Transfer Fee (500)
  91                     48,115         5,125       1,348,000    Occupancy Reserve LOC (1,200,000), Shotgun Rent Reserve (113,000),
                                                                 Aiyara Rent Reserve (35,000)
  92                     24,950         10,265
  93                     46,667         10,480
93.01
93.02
  94                     26,136         19,382       900,000     Holdback
  95                     40,113         5,892
  96                     45,011
  97                     67,000
  98       100,000       161,510        32,902       600,000     Deferred Maintenance
  99       240,000                      7,875        112,500     Aegis Funding Corp. Reserve
 100                      5,187         14,121
 101                     77,318         55,422
 102                     90,936         2,520
 103                                                  89,571     Rent Holdback
 104
 105                     20,825         15,750
 106                     90,838         26,265
 107                     29,550         28,820
 108                     141,003        80,759        23,628     Cleanup Deductible Reserve (1,000.00), Hydraulic Repair Reserve
                                                                 (4,500.00), Existing Lease Reserve (18,128.00)
 109                     54,817         22,877
 110                     19,470         1,485
 111                     32,840         6,150
 112                     27,427         2,550         5,375      Environmental
 113                                                  36,205     Debt Service
 114       180,000       74,952         21,404       720,000     Holdback
 115        35,950       63,000         15,214
 116        45,000       29,959         2,858
 117                      7,000         7,102        500,000     Property Improvement Plan Reserve
 118        50,000       29,931         1,333
 119                                                 135,000     Starbucks Occupancy Reserve
 120                     24,439         10,592
 121
 122                     13,731         4,492       1,085,694    PIP Reserve
 123                      4,594         1,356        386,000     Big Brown Door Occupancy Reserve ($100,000); Trek/Super Suppers
                                                                 Occupancy Reserve ($286,000)
 124        20,000        5,627         2,015
 125                     34,078         15,939
 126       100,000        3,822
 127                     48,502         16,482        34,223     Debt Service
 128                      8,490         8,469
 129                     20,377
 130                     23,499          556          10,800     Wells Fargo Reserve
 131                     13,239         2,829
                         12,076
 132                      7,741
 133                      4,335
 134        39,000       24,236         18,714        1,000      Environmental
 135                     89,335         6,099
 136                     39,000         2,767
 138       222,729       22,860                      243,585     The Brick Reserve
 140        50,000        9,269         2,361         9,664      Environmental Reserve
 139                     44,288         1,540        230,000     Holdback Reserve
 137                     39,268         7,746
 141                     19,704                      500,000     Holdback
141.01
141.02
 142                     37,784         4,012
 143                                                  28,970     Debt Service
 144                     19,253         4,339
 145                     10,680                      500,000     Occupancy LOC
 146                     29,093
 147                     40,340         5,738
 148                     48,815         1,685
 149                     26,512         3,596
 150                     52,667         12,266
 151                     30,475
 152        65,000       10,649         1,052
 153                      5,867         1,164
 154
 155                     22,654         1,895         41,577     Debt Service
 156                     33,624         1,751
 157                     22,116         9,088
 158                      3,744         2,133        269,528     Additional Occupancy
 159       150,000        7,755         2,208
 160                     51,366         16,240       200,000     IHOP/Nextel LOC
 161        6,259        17,895         4,038
 162        33,000       12,385          209         390,000     Holdback (90,000); DSCR LOC (300,000)
 163                     32,395         1,411
 164                     36,629         2,497
 165                     61,812         23,297
 166                     97,923         1,958
 167                     33,551
 168                     21,442         4,402
 169                      4,323         2,067
 170                     46,003         14,775
 171        31,500        2,667          214         251,000     Firehouse Subs Holdback (51,000.00); Vacancy Funds Holdback
                                                                 (200,000.00)
 172        30,000        9,236         2,046
 173        2,932         4,327         1,409
 174
 175                     20,000         7,000        125,000     Cap Ex and TI/LC
 176                     13,184         11,994       200,000     Holdback
 177                     26,000         1,000
 178                     46,130
 179        32,224       26,000         3,000        240,000     DSCR Holdback
 180                     15,046         5,118
 181                     13,339          844
 182                      3,341          832         100,000     Environmental Reserve
 183        10,022       26,000         4,985
 184                      5,017          653
 185        84,133       11,494         8,976
 186                      5,449          750         200,000     DSCR Holdback LOC
 187                     54,619         10,882
 188        1,361        10,111          711
 189                     25,934                      380,813     Certificate of Occupancy Reserve (300,000.00); T-Mobile Estoppel
                                                                 Reserve (80,812.50)
 190        40,000        4,650         3,739
 191                      1,889
 192                     54,455         2,007
 193                      6,049         10,781
 194        1,635        10,379          418          9,000      Rental Income Reserve
 195        2,029         7,155         4,246
 196                      8,543
 197        2,328         2,960         3,089        200,000     Earnout Reserve
 198                      4,583
 199                      1,833         1,895
 200                     26,271         1,813
 201                      3,008         3,949
 202                     20,195         5,962
 203                      3,346                       16,582     Rental Income
203.01
203.02
 204        2,263         5,833         1,378
 205        2,833         6,250          453
 206
 207                      2,144          549
 208                      5,361
 209                      4,663          572
 210
 211                     25,764          208

                                 MONTHLY                                                        MONTHLY
                                  CAPEX                                                          CAPEX
LOAN #                       RESERVE ($)(22)                                                RESERVE CAP ($)
------------------------------------------------------------------------------------------------------------------------------------

  1
 1.01
 1.03
 1.02
 1.04
 1.05
 1.06
  2
  3
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
  4
  5                               6,268
  6                               6,933
  7
  8                               4,811
  9                               5,026
  10                               317                                                           11,412
10.01
10.02
  11                              1,696
  12
  13                              2,305
  14
  15
15.01
15.02
  16                              8,750                                                          66,777
  17
  18                              3,481                                                         125,322
  19
  20                              1,970                                                          70,914
  21                              17,030
  22                              6,354
  23                              4,680                                                         112,320
  24                              3,550
                                  2,541                                                          87,015
  25                              1,720                                                          61,908
  26                               236                                                           8,496
  27                               150                                                           5,400
  28                               124
  29                                94                                                           3,375
  30                               139                                                           4,995
  31                                79                                                           2,841
  32
  33
  34                              1,220                                                          43,920
  35
  36
  37                              5,708
  38                              10,125
  39                               633                                                           10,000
  40                              17,012
  41                              1,958                                                         100,000
  42                              5,333
  43                              4,305                                                         258,295
43.01
43.02
43.03
43.04
43.05
  44
44.01
44.02
44.03
44.04
44.05
  45                              3,600
  46                               884
  47                              15,215
  48                              13,948
  49                              4,175
  50
50.01
50.02
  51                                                                                            174,000
  52                              1,805                                                          64,995
52.01
52.02
52.03
52.04
52.05
52.06
52.07
52.08
52.09
  53                              2,533                                                         100,000
  54                              1,136
  55                              3,980
  56                               506                                                           12,146
  57                              1,940                                                          93,084
  58                               688
  59                              1,179
  60                              1,236
60.01
60.02
60.03
  61
  62                    4% of gross annual revenue                                        4% of Gross Revenue
62.01
62.02
62.03
  63                              3,540
  64                              5,930
                                   608                                                           21,888
  65                               333                                                           11,988
  66                               275                                                           9,900
  67
67.01
67.02
67.03
  68
  69                              6,463
  70                               845
  71
  72
  73
  74                               379
74.01
74.02
  75                              3,312
  76                                                                                             20,000
  77                               336                                                           20,180
77.01
77.02
  78                              1,251                                                          43,362
  79                              20,830                                                        746,481
  80                              10,335
  81                               563
  82                              1,200
  83                              3,417                                                          82,000
  84                               570
  85                               950
  86
  87                              2,290
  88                              1,024
  89
  90                              2,033
  91
  92
  93                              1,072
93.01
93.02
  94                              4,250
  95                              1,855
  96
  97                    4% of gross annual revenue
  98                              3,383
  99                               844
 100                              4,031
 101                               734
 102                              7,230                              If account >= the sum of 3% of gross revenue for the previous fiscal year and 3% for the fiscal year immediately prior
 103
 104
 105                               748                                                           35,918
 106                               939                                                           14,399
 107     2% (2006-2008), 4% (2009 through and including maturity)
 108                              1,182
 109                               843                                                           30,336
 110                               597
 111                               399                                                           14,399
 112                              3,484
 113                               185
 114                               874
 115                              1,451                                                          52,000
 116                              1,189                                                          42,819
 117                              9,899
 118                               845                                                           30,402
 119                               476                                                           5,710
 120                              4,710                                            4% of NOI for 3 years post closing
 121
 122
 123                               551
 124                               453
 125                               436                                                           20,906
 126                                                                                             22,230
 127                              6,107
 128                              6,342
 129                               354
 130                               166
 131                               873
                                   285                                                           10,260
 132                               168                                                           6,048
 133                               117                                                           4,212
 134                               406
 135                              6,667                                                         240,000
 136                               717                                                           25,809
 138
 140                                                                                             46,477
 139                                87                                                           3,118
 137                               821                                                           20,000
 141                              1,478                                                          35,464
141.01
141.02
 142
 143
 144                              2,361
 145
 146                              1,063
 147                               228                                                           28,284
 148                               688
 149                               613
 150                              2,000                                                          72,000
 151                               438                                                           15,750
 152                               372
 153                               440                                                           15,840
 154
 155                               728
 156                               782                                                           18,756
 157                               272
 158                               178
 159                               738
 160                               162
 161                               978
 162                                                                                             6,000
 163                               967
 164                              5,279                              If account >= the sum of 3% of gross revenue for the previous fiscal year and 3% for the fiscal year immediately prior
 165                              2,396
 166                                                                                             59,000
 167                               494
 168
 169
 170                              1,210
 171
 172                               440
 173                               247
 174                              2,271
 175
 176                               441
 177                               308
 178                              2,119                                                          28,008
 179                               194
 180                              4,434
 181
 182                               374
 183                               185
 184                               460                                                           13,276
 185                               119
 186                               507
 187                              2,417
 188                               125
 189                               125
 190                               392
 191
 192                              1,245
 193                               875
 194                                98
 195                              1,276
 196                               420                                                           15,117
 197                               210
 198                               313
 199                               250
 200                               224                                                           13,420
 201                               310
 202
 203                               247                                                           14,820
203.01
203.02
 204                               296
 205                               126
 206                               169
 207                               237                                                           8,519
 208
 209                               138
 210                               833
 211

             MONTHLY          MONTHLY        MONTHLY       MONTHLY       MONTHLY                MONTHLY
              TI/LC        TI/LC RESERVE      RE TAX         INS.         OTHER                  OTHER
LOAN #   RESERVE ($)(23)     CAP ($)(23)   RESERVE ($)   RESERVE ($)   RESERVE ($)        RESERVE DESCRIPTION
-------------------------------------------------------------------------------------------------------------------

  1
 1.01
 1.03
 1.02
 1.04
 1.05
 1.06
  2
  3                                          113,337
 3.01
 3.02
 3.03
 3.04
 3.05
 3.06
 3.07
 3.08
 3.09
 3.10
 3.11
 3.12
 3.13
 3.14
 3.15
 3.16
 3.17
 3.18
 3.19
 3.20
 3.21
 3.22
 3.23
 3.24
 3.25
 3.26
 3.27
 3.28
 3.29
 3.30
 3.31
 3.32
 3.33
 3.34
 3.35
 3.36
 3.37
 3.38
 3.39
 3.40
 3.41
 3.42
 3.43
 3.44
 3.45
  4                                           33,333        14,677
  5                          1,600,000        66,800        7,388
  6          20,579                           21,712        8,771
  7
  8                                           22,253        5,390
  9          12,500          1,150,000        36,083        3,654
  10          3,175           114,300         28,588        6,696
10.01
10.02
  11                                          47,104        2,106
  12                                                        3,860
  13                          450,000         8,702         2,936
  14                                          27,899        9,383
  15
15.01
15.02
  16                                          42,108
  17                                          38,658        2,761
  18         16,667           800,000
  19
  20                          500,000         39,534        4,006
  21                                          46,451
  22                                          45,260        6,473
  23                                          17,874        3,980
  24                                          9,583         3,758
              8,000           252,000         15,582        3,796
  25          2,000            72,000         6,540         1,539
  26          1,000            36,000         1,820          865
  27          1,000            36,000         1,701          258
  28          1,000            36,000         1,799          311
  29          1,000            36,000         1,884          342
  30          1,000            36,000          956           249
  31          1,000                            882           233
  32                          500,000         16,447        5,061
  33                                          22,145        2,625
  34          4,067           200,000         18,135        1,833        17,500      Sportmart Reserve
  35
  36                                          11,068
  37                                          22,567        6,362
  38                                          9,394         9,354
  39          5,061           100,000         11,233
  40                                          13,536        11,156
  41          1,021                           53,655        1,723
  42                                          21,275        5,711
  43                                          13,323        2,582
43.01
43.02
43.03
43.04
43.05
  44                                          35,926        21,450
44.01
44.02
44.03
44.04
44.05
  45                                          9,188         4,854
  46          2,947           106,082         20,603        1,634
  47                                          18,071
  48                                          15,000        3,800
  49                                          10,810        1,439
  50
50.01
50.02
  51                                          9,817
  52          3,333                           13,239        2,682
52.01
52.02
52.03
52.04
52.05
52.06
52.07
52.08
52.09
  53                                                        2,418
  54          2,878           103,608         15,362        2,500
  55                                          6,999         3,866
  56          4,656           111,747         11,193        10,966
  57                                          21,363        3,659
  58                                          8,307          905
  59                          150,000         10,093         968
  60          8,242                           8,467         1,542         8,295      Mezzanine Debt Service Reserve
60.01
60.02
60.03
  61
  62                                          13,512                     25,614      Renovation Escrow
62.01
62.02
62.03
  63                                          26,054        3,378
  64                                          13,250        2,940
              2,416           145,000         5,861          899
  65          1,333            80,000         3,077          463
  66          1,083            65,000         2,784          436
  67
67.01
67.02
67.03
  68                                          7,780         2,811
  69                                          14,626        7,237
  70          5,633            75,000         9,233         1,247
  71                                          11,118        1,528
  72                                          8,652         1,384
  73
  74          1,262                           7,599         1,680
74.01
74.02
  75                                                        2,875
  76                          100,000         4,633         1,167
  77
77.01
77.02
  78          4,167           150,000         8,433         1,368
  79                                          14,496        4,483
  80                                          11,853
  81          4,167           100,000         7,179         1,578
  82                          129,584         7,008         1,448
  83                                          5,250         1,687
  84                                          3,616
  85          3,050            73,200         12,766        1,477
  86                                                        1,486
  87                                          12,773        2,088
  88          6,250           150,000         3,051         1,613
  89                                          4,532         1,427
  90                                          9,182         1,036
  91          2,300           250,000         4,812          732
  92                                          11,700        1,027
  93                                          4,667         2,096
93.01
93.02
  94                                          6,534         3,230
  95                                          13,371        1,473
  96                                          22,505
  97                                          5,863         2,605
  98                                          23,073
  99                                          6,448          875
 100                                          1,037         3,530
 101          1,500           150,000         12,886        7,244
 102                                          11,367        1,260
 103
 104
 105                           90,000         6,942         1,750
 106          4,167           200,000         10,093        2,627         3,333      Roof Escrow
 107                                          7,388         2,882
 108          2,664                           14,100        8,973
 109                                          4,983         1,760
 110                                          6,490          742
 111          1,500            54,000         3,582          683
 112                                          4,794         2,550
 113
 114                          180,000         13,741        1,784
 115          3,917           150,000         8,893         1,268
 116                                          9,986          714
 117                                          12,502        2,367
 118                                          2,993          667
 119          1,192            42,900         5,504          447
 120                                          4,073         1,765
 121
 122                                          4,577         1,123
 123          1,833           110,000         4,594         1,356
 124          5,000           140,000         2,814         1,007
 125                                          11,360        1,771
 126                          100,000         3,427          514
 127                                          6,063         2,747
 128                                          4,245         1,059
 129                                          5,094
 130          5,556           200,000         7,833          556
 131          1,250            75,000         6,620          943
              1,375            66,000         6,043
 132           750             36,000         3,870
 133           625             30,000         2,172
 134          5,833            70,000         5,917         6,238
 135                                          9,926         3,049
 136          2,500           150,000         9,750          692
 138                                          7,620
 140                           50,000         4,635          262
 139          1,212            43,646         6,327          770
 137                                          6,545          861
 141                                          4,523
141.01
141.02
 142                                          6,297         1,003
 143
 144                                          9,626         2,170
 145                                          5,340
 146                                          6,090
 147          1,083            39,000         5,042          638
 148          1,542           111,000         8,136
 149          1,546                           13,256         599
 150                                          4,788         1,227
 151          4,167                           6,095
 152          1,852            85,000         5,325          526
 153                                          2,933          582
 154                          175,000
 155          2,928           105,417         11,327        1,895
 156                                          4,318          875
 157                                          5,529         1,298
 158          1,000            36,000          624           533
 159          2,545           150,000         3,878         1,104
 160          1,250            45,000         6,421         1,804
 161          3,129           112,654         5,965         2,019
 162                           33,000         2,064          209
 163                                          3,676          706
 164                                          4,579         1,248
 165                                          8,830         2,066
 166                                          10,992        1,958
 167                                          8,388
 168                                          5,361          880
 169                                          1,441          344
 170          3,900                           4,600         2,463
 171                                          2,667           31
 172          2,173            55,000         4,618         1,023
 173          1,466                           2,164          704
 174                                          5,031         2,026
 175                                          2,158         1,121
 176          1,325                           3,500         1,950
 177          1,334                           6,831          349
 178          2,083            75,000         7,688          726
 179          1,343            64,448         3,568         1,391
 180                                          7,523         1,279
 181                                          4,446          281
 182          1,775                           1,671          416
 183           835             40,088         4,279         1,662
 184          1,645            76,000         2,508          327
 185           833                            1,277         2,992
 186                                          2,724          375
 187                                          6,069         2,716
 188           680                            2,022          356
 189           667             40,000         3,242          329
 190          2,000           100,000         1,163          534
 191                                           703           500
 192                                          5,478         1,003
 193                                          2,082         1,078
 194           818             40,000         1,297          209
 195          1,015                           3,577         2,123
 196                                          4,271
 197          1,164                            740           343
 198                                          4,583          267
 199                                          1,833          632
 200          1,250            40,000         5,254          302
 201                                          1,504          439
 202                                          5,049          852
 203                                          1,673
203.01
203.02
 204          1,132            36,000         2,917          689
 205          1,417            68,000         3,125          226
 206
 207                                          1,072          183
 208                                          1,276
 209                                           933           191
 210                                          1,331          583
 211                                          5,153          104

                 LOAN            CROSSED   RELATED                                          YEAR      TOTAL SF/UNITS/    UNIT OF
LOAN #          PURPOSE           LOAN     BORROWER    TITLE TYPE        YEAR BUILT       RENOVATED      ROOMS/PADS      MEASURE
--------------------------------------------------------------------------------------------------------------------------------

  1            Refinance                              Fee/Leasehold        Various         Various               1,473    Rooms
 1.01                                                 Fee                   1997                                   273    Rooms
 1.03                                                 Leasehold             1998            2005                   247    Rooms
 1.02                                                 Leasehold             1998                                   251    Rooms
 1.04                                                 Fee                   1997                                   253    Rooms
 1.05                                                 Leasehold             1995                                   225    Rooms
 1.06                                                 Fee                   1998                                   224    Rooms
  2            Refinance                              Fee                   1948            1988               472,318     SF
  3            Refinance                              Fee                  Various         Various           1,868,121     SF
 3.01                                                 Fee                   2004                               159,600     SF
 3.02                                                 Fee                   1974            1999               135,351     SF
 3.03                                                 Fee                   1972            1982               370,470     SF
 3.04                                                 Fee                   2003                                98,262     SF
 3.05                                                 Fee                   2006                                51,668     SF
 3.06                                                 Fee                   1963                                92,586     SF
 3.07                                                 Fee                   1993            2005                56,095     SF
 3.08                                                 Fee                   1954            1969                53,445     SF
 3.09                                                 Fee                   1955            2004                44,495     SF
 3.10                                                 Fee                   1969            1986                46,295     SF
 3.11                                                 Fee                   2006                                14,820     SF
 3.12                                                 Fee                   1960            1999                35,975     SF
 3.13                                                 Fee                   1998            2000                55,578     SF
 3.14                                                 Fee                   1963            2006                24,030     SF
 3.15                                                 Fee                   1986                                39,485     SF
 3.16                                                 Fee                   1972            2003                34,894     SF
 3.17                                                 Fee                   2005                                39,221     SF
 3.18                                                 Fee                   1995            2005                51,323     SF
 3.19                                                 Fee                   1998            2000                53,852     SF
 3.20                                                 Fee                   1965            2005                19,910     SF
 3.21                                                 Fee                   1970                                25,240     SF
 3.22                                                 Fee                   1963                                23,362     SF
 3.23                                                 Fee                   1968            1986                18,990     SF
 3.24                                                 Fee                   1985                                17,345     SF
 3.25                                                 Fee                   1976            1987                18,460     SF
 3.26                                                 Fee                   1988                                 6,286     SF
 3.27                                                 Fee                   1966                                36,765     SF
 3.28                                                 Fee                   1969                                29,040     SF
 3.29                                                 Fee                   1958            1967                23,330     SF
 3.30                                                 Fee                   1980                                10,680     SF
 3.31                                                 Fee                   1984                                 4,993     SF
 3.32                                                 Fee                   1957                                30,035     SF
 3.33                                                 Fee                   1997                                28,414     SF
 3.34                                                 Fee                   2002                                 6,690     SF
 3.35                                                 Fee                   1955                                21,515     SF
 3.36                                                 Fee                   1961                                 9,500     SF
 3.37                                                 Fee                   1970                                10,200     SF
 3.38                                                 Fee                   1959                                25,005     SF
 3.39                                                 Fee                   1965                                 7,300     SF
 3.40                                                 Fee                   1972                                14,195     SF
 3.41                                                 Fee                   2002                                 4,406     SF
 3.42                                                 Fee                   1973                                 8,925     SF
 3.43                                                 Fee                   1962                                 4,810     SF
 3.44                                                 Fee                   1962                                 3,730     SF
 3.45                                                 Fee                   1958                                 1,550     SF
  4           Acquisition                             Fee                   2006                                   336    Rooms
  5           Acquisition                             Fee/Leasehold         1989                               376,134     SF
  6           Acquisition                             Fee                   1983            2005               442,832     SF
  7           Acquisition                             Fee                   1991            2005             1,216,499     SF
  8           Acquisition                             Fee                   1980            2005               343,069     SF
  9           Acquisition                             Fee                 1983/1990       2004/2005            301,697     SF
  10           Refinance                              Fee                  Various         Various             107,543     SF
10.01                                                 Fee                   1925            2002                88,000     SF
10.02                                                 Fee                   1912            2004                19,543     SF
  11           Refinance                              Fee                   1971                                   407    Pads
  12          Acquisition                             Fee                   1990         1998, 2000            333,600     SF
  13           Refinance                              Fee                   1966                               120,021     SF
  14           Refinance                              Fee                   2001                                   328    Units
  15          Acquisition                   Yes (2)   Fee                  Various                             104,860     SF
15.01                                                 Fee                   2000                                54,257     SF
15.02                                                 Fee                   2003                                50,603     SF
  16          Acquisition                   Yes (3)   Fee                   2004                                   420    Units
  17           Refinance                              Fee                   2004                               129,856     SF
  18           Refinance                              Fee                   2006                               417,744     SF
  19           Refinance                              Fee/Leasehold         2000                                   326    Units
  20          Acquisition                             Fee                   2001            2004               156,486     SF
  21           Refinance                              Fee                   1966            1992               295,722     SF
  22          Acquisition                   Yes (1)   Fee                   2005                                   305    Units
  23           Refinance                              Fee                   2000                                   312    Units
  24           Refinance                              Fee                   2005                                   132    Units
              Acquisition        Yes                  Fee                  Various         Various             165,458     SF
  25          Acquisition        Yes        Yes (7)   Fee                   1972            2001                99,707     SF
  26          Acquisition        Yes        Yes (7)   Fee                   1999                                18,891     SF
  27          Acquisition        Yes        Yes (7)   Fee                   2006                                12,000     SF
  28          Acquisition        Yes        Yes (7)   Fee                   2006                                 9,945     SF
  29          Acquisition        Yes        Yes (7)   Fee                   2005                                 7,500     SF
  30          Acquisition        Yes        Yes (7)   Fee                   2006                                11,100     SF
  31          Acquisition        Yes        Yes (7)   Fee                   1979            1992                 6,315     SF
  32          Acquisition                             Fee                   1999                               204,800     SF
  33           Refinance                              Leasehold             1984                               230,626     SF
  34           Refinance                              Fee                   1987                                97,600     SF
  35           Refinance                              Fee                   1969            2006               150,453     SF
  36           Refinance                              Fee                   2005                               129,500     SF
  37           Refinance                    Yes (1)   Fee                   1992                                   274    Units
  38          Acquisition                   Yes (6)   Fee                   1979                                   486    Units
  39           Refinance                              Fee                   1986            2001                49,125     SF
  40           Refinance                              Leasehold             1925                                   164    Rooms
  41           Refinance                              Fee                 1924-1992         2005                47,000     SF
  42           Refinance                    Yes (1)   Fee                   1990                                   256    Units
  43           Refinance                              Fee                  Various         Various             515,080     SF
43.01                                                 Fee                   2000            2006               175,235     SF
43.02                                                 Fee                   1998                               121,040     SF
43.03                                                 Fee                   2001                                90,125     SF
43.04                                                 Fee                   1990                                92,680     SF
43.05                                                 Fee                   1989                                36,000     SF
  44           Refinance                              Fee                  Various         Various             430,152     SF
44.01                                                 Fee                   1978                               104,598     SF
44.02                                                 Fee                   1974            2003               105,000     SF
44.03                                                 Fee                   1973            2004                69,954     SF
44.04                                                 Fee                   2001                                50,600     SF
44.05                                                 Fee                   1986            2003               100,000     SF
  45           Refinance                              Fee                   2006                                   144    Units
  46          Acquisition                             Fee                   1971                                70,721     SF
  47           Refinance                    Yes (5)   Fee                   2004                                   158    Rooms
  48           Refinance                              Fee/Leasehold         2004                                   120    Rooms
  49           Refinance                              Fee                   1986            2005                   167    Units
  50          Acquisition                   Yes (2)   Fee                   2000                                28,184     SF
50.01                                                 Fee                   2000                                14,159     SF
50.02                                                 Fee                   2000                                14,025     SF
  51           Refinance                              Fee                   2004                                   123    Rooms
  52           Refinance                              Fee                  Various                             108,189     SF
52.01                                                 Fee                   1959            2002                26,100     SF
52.02                                                 Fee                   1920            2001                19,866     SF
52.03                                                 Fee                   2002                                10,000     SF
52.04                                                 Fee                   1967            2000                10,000     SF
52.05                                                 Fee                   1992            2001                 7,000     SF
52.06                                                 Fee                   1972            2003                 8,760     SF
52.07                                                 Fee                 2001-2002                              8,345     SF
52.08                                                 Fee                   1920            2002                 5,986     SF
52.09                                                 Fee                   1920            2002                12,132     SF
  53           Refinance                              Fee                   1987            2005               152,000     SF
  54           Refinance                              Fee                   1963            1994                90,862     SF
  55           Refinance                              Fee                   1974            2005                   191    Units
  56           Refinance                              Fee                   1997            2006                60,732     SF
  57          Acquisition                   Yes (8)   Fee                   1922            1966                78,207     SF
  58          Acquisition                             Fee                   1977                                   165    Pads
  59           Refinance                              Fee                   1984            2003                94,328     SF
  60          Acquisition                             Fee                  Various                              98,902     SF
60.01                                                 Fee                   2004                                31,888     SF
60.02                                                 Fee                   2000                                35,014     SF
60.03                                                 Fee                   2001                                32,000     SF
  61          Acquisition                             Fee                   2001                                   256    Units
  62           Refinance                              Fee                  Various                                 370    Rooms
62.01                                                 Fee                   1964            2006                   148    Rooms
62.02                                                 Fee                   1978            2006                   120    Rooms
62.03                                                 Fee                   1977            2006                   102    Rooms
  63          Acquisition                             Fee                   1996                                   148    Units
  64           Refinance                              Fee                   2005                                   120    Rooms
               Refinance                              Fee                  Various                              48,549     SF
  65           Refinance         Yes        Yes (9)   Fee                   2005                                26,639     SF
  66           Refinance         Yes        Yes (9)   Fee                 2005-2006                             21,910     SF
  67           Refinance                              Fee                  Various                              96,482     SF
67.01                                                 Fee                1985, 2005                             58,232     SF
67.02                                                 Fee             1962, 1980, 1985                          35,210     SF
67.03                                                 Fee                   2002                                 3,040     SF
  68           Refinance                              Fee                   1925            2006               171,403     SF
  69           Refinance                              Fee                   1971            2005                   282    Units
  70           Refinance                              Fee                   1967            2004                67,598     SF
  71          Acquisition                   Yes (4)   Fee                   1996            2006                   120    Rooms
  72          Acquisition                   Yes (4)   Fee                   1999                                   104    Rooms
  73          Acquisition                   Yes (2)   Fee                   2003                                18,995     SF
  74          Acquisition                             Fee                  Various         Various              30,208     SF
74.01                                                 Fee                   1999                                17,713     SF
74.02                                                 Fee                   2000            2006                12,495     SF
  75     Construction Take-Out                        Fee                   2002                                   156    Units
  76          Acquisition                  Yes (11)   Fee                   1995            2006                40,958     SF
  77          Acquisition                             Fee                  Various                             178,798     SF
77.01                                                 Fee                   2004                               165,538     SF
77.02                                                 Fee                   2001                                13,260     SF
  78           Refinance                              Fee                   1984                                96,358     SF
  79           Refinance                              Fee                   1986            2005                   149    Rooms
  80           Refinance                    Yes (5)   Fee/Leasehold         2001                                   127    Rooms
  81           Refinance                              Fee                   1986                                44,303     SF
  82           Refinance                              Fee                   1964                                72,301     SF
  83           Refinance                              Fee                   2006                                   164    Units
  84           Refinance                    Yes (5)   Fee/Leasehold         2006                                45,585     SF
  85          Acquisition                             Fee                   1977            1992                56,335     SF
  86           Refinance                              Leasehold             2006                                42,957     SF
  87          Acquisition                  Yes (12)   Leasehold             2004                               183,194     SF
  88           Refinance                              Fee                   1928            2006                69,768     SF
  89          Acquisition                   Yes (4)   Fee                   1997            2004                    85    Rooms
  90           Refinance                              Fee                   1992                               162,652     SF
  91           Refinance                              Fee                   2005                                39,388     SF
  92           Refinance                              Fee                   2001                                38,763     SF
  93           Refinance                              Fee                  Various         Various             128,608     SF
93.01                                                 Fee                   2002            2004                63,388     SF
93.02                                                 Fee                   2004                                65,220     SF
  94           Refinance                              Fee                   1978            2005                   204    Units
  95           Refinance                   Yes (10)   Fee                   1990                                97,695     SF
  96           Refinance                              Fee                1926, 1931                              7,103     SF
  97           Refinance                              Fee                   2005                                    97    Rooms
  98          Acquisition                   Yes (3)   Fee                   1984                               119,387     SF
  99           Refinance                              Fee                   2006                                40,493     SF
 100          Acquisition                   Yes (6)   Fee                   1981                                   215    Units
 101           Refinance                              Fee                   2005                                58,701     SF
 102           Refinance                   Yes (13)   Fee                   2004                                    83    Rooms
 103          Acquisition                             Fee                   2006                               112,140     SF
 104           Refinance                              Fee                   1966            1988               107,644     SF
 105           Refinance                              Leasehold             2003                                44,898     SF
 106           Refinance                              Fee                   1989                                75,100     SF
 107     Construction Take Out                        Fee                   2005                                    90    Rooms
 108           Refinance                              Fee                   1972                                71,600     SF
 109           Refinance                              Fee                   2001                               100,892     SF
 110          Acquisition                             Fee                   1963            1998                31,124     SF
 111           Refinance                              Fee                   1925         1995, 2005             23,915     SF
 112           Refinance                              Fee                   1966            2005                   132    Units
 113          Acquisition                             Fee                   2006                                13,013     SF
 114          Acquisition                             Fee                   1988                               131,066     SF
 115           Refinance                   Yes (15)   Fee                   1985                                87,042     SF
 116           Refinance                   Yes (10)   Fee                   1990                                95,154     SF
 117          Acquisition                             Fee                   1994            2005                   131    Rooms
 118          Acquisition                             Fee                   1998                                67,563     SF
 119           Refinance                              Fee                   1987                                28,551     SF
 120           Refinance                              Fee                   2005                                    83    Rooms
 121           Refinance                              Fee                   1986                                51,549     SF
 122          Acquisition                   Yes (4)   Fee                   1989                                    91    Rooms
 123          Acquisition                             Fee                   2005                                33,040     SF
 124           Refinance                              Fee                   1997                                36,283     SF
 125           Refinance                    Yes (8)   Fee                   1930            2003                35,345     SF
 126           Refinance                              Fee                   1980                                49,400     SF
 127           Refinance                              Fee                   1994            2005                   103    Rooms
 128           Refinance                              Fee                   1986                                   115    Rooms
 129           Refinance                   Yes (14)   Fee                   1995                                28,286     SF
 130          Acquisition                             Fee                   2005                                13,240     SF
 131           Refinance                              Fee                   1978            2005                69,850     SF
              Acquisition        Yes                  Fee                  Various                              22,792     SF
 132          Acquisition        Yes        Yes (9)   Fee                   2004                                13,425     SF
 133          Acquisition        Yes        Yes (9)   Fee                   2005                                 9,367     SF
 134          Acquisition                  Yes (16)   Fee                   1978                                30,303     SF
 135           Refinance                              Fee                   2004                                    81    Rooms
 136           Refinance                              Fee                   1998                                43,013     SF
 138           Refinance                              Fee                   2006                                28,310     SF
 140           Refinance                              Fee                   1991                                28,235     SF
 139           Refinance                              Fee                   2006                                10,392     SF
 137           Refinance                              Fee                   2004                                67,785     SF
 141           Refinance                              Fee                  Various          2005               120,014     SF
141.01                                                Fee                   1966            2005                69,664     SF
141.02                                                Fee                   2002            2005                50,350     SF
 142           Refinance                              Fee                   1989                                87,243     SF
 143          Acquisition                             Fee                   1995                                36,262     SF
 144           Refinance                   Yes (18)   Fee                   1994                                   180    Units
 145           Refinance                              Fee                   2004                                65,437     SF
 146          Acquisition                             Fee                   1984            2006                63,789     SF
 147           Refinance                              Fee                   1995                                18,270     SF
 148           Refinance                              Fee                   1980            2006                75,028     SF
 149           Refinance                              Fee                   1987                                29,417     SF
 150           Refinance                              Fee                   1994                                    96    Units
 151          Acquisition                             Fee                   1976            1992                35,000     SF
 152           Refinance                   Yes (17)   Fee                   1982            2002                23,513     SF
 153          Acquisition                             Fee                   2004                                35,200     SF
 154          Acquisition                             Fee                   2006                                80,772     SF
 155           Refinance                              Fee                   1979            2003                39,800     SF
 156           Refinance                              Fee                   1995            2000                62,475     SF
 157           Refinance                              Fee                   1994                                21,715     SF
 158           Refinance                              Fee                   2006                                14,246     SF
 159           Refinance                              Fee                   1964            1986                30,543     SF
 160           Refinance                              Fee                   2001                                12,967     SF
 161          Acquisition                             Fee                   1964            1989                46,939     SF
 162          Acquisition                  Yes (19)   Fee                   2005                                18,300     SF
 163           Refinance                              Fee                   1998                                    57    Units
 164           Refinance                   Yes (13)   Fee                   1991            2004                   103    Rooms
 165           Refinance                              Fee                   1984                                   115    Units
 166           Refinance                              Fee                 1968-1973         1993                   118    Units
 167           Refinance                   Yes (14)   Leasehold             1974                                39,505     SF
 168           Refinance                              Fee                   1987                                25,932     SF
 169           Refinance                              Fee                   2005                                21,109     SF
 170           Refinance                              Fee                   1969            1984                96,814     SF
 171           Refinance                   Yes (19)   Fee                   2005                                15,836     SF
 172          Acquisition                  Yes (17)   Fee                   1973            2002                26,384     SF
 173           Refinance                              Fee                   1986                                13,526     SF
 174     Construction Take Out             Yes (21)   Fee                   1972          2004/2005                109    Units
 175           Refinance                              Fee                   1992            2005                47,720     SF
 176           Refinance                              Fee                   2004                                84,747     SF
 177          Acquisition                  Yes (12)   Fee                   2004                                24,622     SF
 178          Acquisition                  Yes (15)   Fee                   1980                                62,253     SF
 179          Acquisition                  Yes (20)   Fee                   1997                                15,513     SF
 180          Acquisition                             Fee                1940 & 1950                               184    Units
 181          Acquisition                             Fee                   1941            2005                 9,184     SF
 182          Acquisition                  Yes (11)   Fee                   1997                                19,976     SF
 183          Acquisition                  Yes (20)   Fee                   1997                                14,818     SF
 184          Acquisition                             Fee                   1996                                16,594     SF
 185          Acquisition                  Yes (16)   Fee                   2006                                 9,550     SF
 186           Refinance                              Fee                   2004                                60,789     SF
 187     Construction Take Out                        Fee                   2004                                   116    Units
 188          Acquisition                             Fee                   2001                                10,000     SF
 189          Acquisition                             Fee                   2005                                 9,971     SF
 190           Refinance                              Fee                   1987                                23,652     SF
 191          Acquisition                             Fee                   1981                                14,400     SF
 192           Refinance                   Yes (18)   Fee                   1994                                    90    Units
 193           Refinance                              Fee                   1968            2001                    42    Units
 194           Refinance                              Fee                   2005                                 7,848     SF
 195          Acquisition                             Fee                   1982                               107,968     SF
 196           Refinance                              Fee                   1984                                47,840     SF
 197           Refinance                              Fee                   2002                                16,765     SF
 198           Refinance                              Fee                   1968                                    75    Pads
 199          Acquisition                             Fee                   1988            2006                20,000     SF
 200           Refinance                              Fee                   1992            2006                17,494     SF
 201           Refinance                              Fee                   1972                                18,147     SF
 202           Refinance                              Fee                 1998-2003                             91,710     SF
 203           Refinance                              Fee                  Various                                  14    Units
203.01                                                Fee                   1931                                     6    Units
203.02                                                Fee                   1941                                     8    Units
 204           Refinance                              Fee                   1992                                17,607     SF
 205          Acquisition                             Fee                   2002                                11,608     SF
 206          Acquisition                             Fee                   1998                                10,125     SF
 207           Refinance                              Fee                1978, 1987                             16,150     SF
 208          Acquisition                             Fee                   1985                                14,530     SF
 209           Refinance                              Fee                   1960                                    33    Pads
 210     Construction Take Out             Yes (21)   Fee                   2003                                    40    Units
 211          Acquisition                             Fee                    NAP                               493,535     SF

                            OCCUPANCY           APPRAISED          APPRAISAL                   SINGLE
LOAN #     OCCUPANCY %        DATE         VALUE ($)(7)(9)(26)      DATE(24)       PML %       TENANT
------------------------------------------------------------------------------------------------------

  1           75.15          5/31/2006             345,800,000        Various
 1.01         77.50          5/31/2006              74,900,000       7/7/2006
 1.03         79.10          5/31/2006              63,300,000      6/30/2006
 1.02         78.70          5/31/2006              62,600,000       7/7/2006        8
 1.04         75.10          5/31/2006              55,900,000       7/6/2006
 1.05         81.60          5/31/2006              54,500,000       7/6/2006       12
 1.06         57.50          5/31/2006              34,600,000       7/6/2006
  2           96.65           6/5/2006             389,000,000      7/28/2006       18
  3           88.26          8/31/2006             186,430,000        Various                  Various
 3.01         76.18          8/31/2006              31,300,000       6/2/2006
 3.02         85.29          8/31/2006              18,500,000       6/1/2006
 3.03         89.53          8/31/2006              18,200,000       6/1/2006
 3.04         93.54          8/31/2006              12,900,000       6/2/2006
 3.05         72.12          8/31/2006               1,250,000       6/2/2006
 3.06        100.00          8/31/2006              11,000,000       6/2/2006
 3.07         94.28          8/31/2006               9,800,000       6/2/2006
 3.08         75.83          8/31/2006               7,100,000       6/1/2006
 3.09         97.17          8/31/2006               6,800,000       6/1/2006
 3.10        100.00          8/31/2006               5,000,000       6/1/2006
 3.11        100.00          8/31/2006               1,030,000       6/3/2006                  Yes
 3.12         83.24          8/31/2006               4,500,000       6/1/2006
 3.13        100.00          8/31/2006               4,900,000      6/14/2006
 3.14         96.25          8/31/2006               4,300,000       6/1/2006
 3.15         96.10          8/31/2006               5,100,000       6/2/2006
 3.16         96.80          8/31/2006               4,500,000       6/1/2006
 3.17         60.22          8/31/2006               3,410,000       6/2/2006
 3.18         88.25          8/31/2006               3,400,000       6/2/2006
 3.19         86.81          8/31/2006               3,300,000       6/1/2006
 3.20         77.77          8/31/2006               2,800,000       6/2/2006
 3.21         85.22          8/31/2006               3,000,000       6/1/2006
 3.22         5.99           8/31/2006               2,530,000       6/2/2006
 3.23         97.92          8/31/2006               2,800,000      6/14/2006
 3.24         96.60          8/31/2006               2,700,000       6/1/2006
 3.25         67.09          8/31/2006               2,300,000       6/1/2006
 3.26        100.00          8/31/2006               1,100,000       6/2/2006
 3.27        100.00          8/31/2006               1,100,000       6/3/2006                  Yes
 3.28        100.00          8/31/2006               1,100,000       6/3/2006
 3.29        100.00          8/31/2006               1,020,000       6/3/2006                  Yes
 3.30         66.15          8/31/2006               1,000,000       6/1/2006
 3.31        100.00          8/31/2006               1,000,000       6/2/2006                  Yes
 3.32        100.00          8/31/2006                 890,000       6/3/2006                  Yes
 3.33        100.00          8/31/2006                 960,000       6/3/2006                  Yes
 3.34        100.00          8/31/2006                 740,000       6/1/2006
 3.35        100.00          8/31/2006                 830,000       6/3/2006                  Yes
 3.36        100.00          8/31/2006                 680,000       6/3/2006
 3.37        100.00          8/31/2006                 850,000       6/1/2006                  Yes
 3.38        100.00          8/31/2006                 510,000       6/3/2006                  Yes
 3.39        100.00          8/31/2006                 420,000       6/3/2006                  Yes
 3.40         61.96          8/31/2006                 350,000       6/3/2006
 3.41        100.00          8/31/2006                 540,000       6/1/2006
 3.42        100.00          8/31/2006                 310,000       6/3/2006
 3.43        100.00          8/31/2006                 270,000       6/3/2006                  Yes
 3.44        100.00          8/31/2006                 250,000       6/3/2006                  Yes
 3.45        100.00          8/31/2006                  90,000       6/3/2006                  Yes
  4           76.76          5/30/2006             168,000,000       6/1/2009
  5          100.00           5/1/2006              71,150,000       5/9/2006        9         Yes
  6           91.17           9/6/2006              75,000,000       9/1/2007
  7          100.00          5/10/2006              48,500,000      4/12/2006                  Yes
  8           93.63          6/30/2006              40,500,000      1/24/2006
  9           96.79           4/1/2006              40,575,000      2/22/2006
  10         100.00            Various              42,300,000      4/17/2006
10.01        100.00          7/31/2006              24,500,000      4/17/2006                  Yes
10.02        100.00          3/31/2006              17,800,000      4/17/2006
  11          95.82          5/17/2006              37,900,000       1/1/2009
  12         100.00           6/1/2006              37,400,000      5/24/2006                  Yes
  13          95.61          8/11/2006              37,600,000      6/23/2006       18
  14          99.09          6/20/2006              35,000,000      6/29/2006
  15         100.00          6/19/2006              39,200,000       5/1/2006                  Yes
15.01        100.00          6/19/2006              20,900,000       5/1/2006                  Yes
15.02        100.00          6/19/2006              18,300,000       5/1/2006       10         Yes
  16          92.90          6/30/2006              37,030,000       5/2/2006
  17          87.00          5/17/2006              40,000,000       6/9/2006
  18         100.00          5/25/2006              34,000,000      4/20/2006                  Yes
  19          99.69          4/11/2006              46,300,000      4/14/2006
  20         100.00          8/21/2006              36,500,000      7/10/2006
  21          85.80          7/26/2006              31,800,000      6/30/2006
  22          89.50           6/1/2006              28,200,000       5/4/2006
  23          94.87          6/14/2006              31,700,000      6/12/2006
  24         100.00          5/22/2006              26,300,000      5/15/2006
             100.00            Various              24,655,000        Various                  Various
  25         100.00           5/2/2006               8,950,000      2/10/2006
  26         100.00           5/2/2006               3,875,000      2/10/2006
  27         100.00          4/26/2006               1,530,000       4/8/2006
  28         100.00           5/2/2006               3,500,000      8/10/2006
  29         100.00           5/2/2006               3,050,000       2/9/2006
  30         100.00           5/2/2006               2,500,000      10/1/2006
  31         100.00           5/2/2006               1,250,000      2/11/2006                  Yes
  32         100.00          7/31/2006              26,000,000       5/3/2006
  33          98.27          7/25/2006              24,800,000      3/30/2006       18
  34         100.00          4/20/2006              24,100,000       5/9/2006       16
  35          95.48          7/13/2006              27,100,000       6/9/2006
  36          86.39          5/31/2006              34,450,000      6/20/2006       16
  37          93.00          5/25/2006              21,000,000      6/13/2006
  38          94.65          6/13/2006              20,000,000       6/5/2006
  39         100.00          4/17/2006              20,800,000      7/11/2006       10
  40          71.70          3/31/2006              29,000,000      4/25/2006
  41         100.00          5/15/2006              21,200,000      4/17/2006
  42          89.50          5/25/2006              18,300,000      6/13/2006
  43          83.39          6/20/2006              22,200,000       6/7/2006     Various
43.01         79.93          6/20/2006               6,300,000       6/7/2006       11
43.02         79.26          6/20/2006               6,500,000       6/7/2006        6
43.03         83.00          6/20/2006               3,900,000       6/7/2006        7
43.04         95.30          6/20/2006               3,100,000       6/7/2006        6
43.05         84.38          6/20/2006               2,400,000       6/7/2006        6
  44         100.00          6/16/2006              24,560,000        Various     Various
44.01        100.00          6/16/2006               7,960,000      5/16/2006       19         Yes
44.02        100.00          6/16/2006               7,200,000      5/18/2006                  Yes
44.03        100.00          6/16/2006               3,500,000      5/22/2006                  Yes
44.04        100.00          6/16/2006               3,400,000      6/20/2006                  Yes
44.05        100.00          6/16/2006               2,500,000      5/22/2006                  Yes
  45          82.11          8/24/2006              19,600,000      7/13/2006
  46          96.03          4/30/2006              20,100,000     05/19/2006       16
  47          75.17          3/31/2006              18,400,000      5/25/2006
  48          83.01          4/30/2006              18,000,000      5/15/2006
  49          98.20          5/24/2006              15,775,000      4/25/2006
  50         100.00          6/19/2006              18,200,000       5/1/2006                  Yes
50.01        100.00          6/19/2006              10,800,000       5/1/2006                  Yes
50.02        100.00          6/19/2006               7,400,000       5/1/2006                  Yes
  51          74.91          3/31/2006              17,800,000       5/1/2006       10
  52         100.00           6/1/2006              16,530,000        Various
52.01        100.00           6/1/2006               2,850,000      4/10/2006
52.02        100.00           6/1/2006               2,800,000      4/10/2006                  Yes
52.03        100.00           6/1/2006               1,950,000      4/12/2006                  Yes
52.04        100.00           6/1/2006               1,800,000      4/17/2006                  Yes
52.05        100.00           6/1/2006               1,700,000       4/7/2006                  Yes
52.06        100.00           6/1/2006               1,490,000      4/14/2006                  Yes
52.07        100.00           6/1/2006               1,540,000      4/11/2006                  Yes
52.08        100.00           6/1/2006               1,250,000      4/14/2006                  Yes
52.09        100.00           6/1/2006               1,150,000      4/10/2006                  Yes
  53         100.00           7/7/2006              18,240,000      4/10/2006                  Yes
  54          96.37           8/7/2006              17,500,000      5/15/2006
  55          98.95          6/30/2006              17,500,000       4/6/2006
  56         100.00           7/1/2006              17,500,000       7/5/2006
  57          95.67          8/17/2006              17,170,000      7/27/2006
  58         100.00           8/3/2006              15,000,000       8/3/2006       12
  59          90.57           6/8/2006              15,400,000      1/26/2006
  60          91.51           7/1/2006              14,600,000       4/4/2006
60.01         86.20           7/1/2006               5,400,000       4/4/2006
60.02        100.00           7/1/2006               4,600,000       4/4/2006
60.03         87.50           7/1/2006               4,600,000       4/4/2006
  61          92.58          7/20/2006              19,500,000      1/10/2006
  62          66.50          4/30/2006              17,300,000        Various
62.01         67.10          4/30/2006               8,100,000      1/30/2006
62.02         65.00          4/30/2006               4,800,000       2/6/2006
62.03         67.30          4/30/2006               4,400,000       2/1/2006
  63          93.92          5/16/2006              15,200,000       6/2/2006
  64          74.17          6/17/2006              15,700,000       6/6/2006
              90.26            Various              15,900,000        Various     Various
  65          92.77          8/23/2006               8,000,000       2/1/2006       10
  66          87.20          7/24/2006               7,900,000       5/1/2006       12
  67          95.14          4/24/2006              24,000,000        Various     Various
67.01        100.00          4/24/2006              10,400,000       3/9/2006       16
67.02         86.67          4/24/2006               8,100,000       3/8/2006       15
67.03        100.00          4/24/2006               5,500,000      3/13/2006       13         Yes
  68          93.43           6/1/2006              18,400,000      6/27/2006       15
  69          98.94          3/22/2006              13,440,000       9/1/2006
  70         100.00           5/1/2006              13,430,000       3/3/2006       16
  71          71.44          4/30/2006              12,700,000       6/1/2006
  72          81.07          4/30/2006              13,200,000       6/1/2006       13
  73         100.00          6/19/2006              14,200,000       5/1/2006                  Yes
  74         100.00          7/27/2006              13,100,000        Various     Various
74.01        100.00          7/27/2006               7,000,000      6/13/2006       14
74.02        100.00          7/27/2006               6,100,000      3/29/2006       16         Yes
  75         100.00          5/17/2006              13,100,000       8/1/2006
  76         100.00          5/15/2006              12,690,000      3/20/2006
  77         100.00          3/31/2006              13,010,000      1/12/2006
77.01        100.00          3/31/2006              11,400,000      1/12/2006                  Yes
77.02        100.00          3/31/2006               1,610,000      1/12/2006                  Yes
  78          98.50           5/1/2006              12,239,000       6/1/2006        7
  79          71.31          3/31/2006              14,000,000      5/16/2006
  80          70.05          3/31/2006              11,800,000      5/16/2006
  81          98.37           7/6/2006              13,660,000      5/17/2006       14
  82         100.00           4/1/2006              16,000,000     05/08/2006       19
  83          93.90           6/1/2006              10,800,000      5/20/2006
  84         100.00          6/21/2006              12,500,000      6/25/2006                  Yes
  85         100.00           4/1/2006              10,200,000      5/26/2006
  86         100.00           7/5/2006              14,000,000      5/25/2006
  87         100.00           4/9/2006              13,050,000       5/9/2006       14         Yes
  88          97.30           6/1/2006              11,100,000      6/20/2006       15
  89          83.22          4/30/2006              10,400,000       6/1/2006
  90         100.00          5/26/2006              10,400,000       1/1/2008
  91          69.93          7/25/2006              13,800,000      3/24/2006       15
  92          92.50          5/17/2006              11,000,000       6/9/2006
  93          94.79            Various              11,400,000      5/24/2006
93.01         92.56          3/27/2006               6,000,000      5/24/2006
93.02         96.96          2/28/2006               5,400,000      5/24/2006
  94          90.69          6/22/2006              11,830,000       5/3/2006
  95          92.00           5/1/2006              10,430,000       5/4/2006
  96         100.00          4/20/2006              11,000,000        Various
  97          66.02          6/30/2006              12,000,000      7/28/2006
  98          86.70           7/1/2006               9,500,000      2/17/2006
  99         100.00           6/5/2006               8,625,000       8/1/2006
 100          97.21           7/6/2006               9,100,000      5/26/2006
 101         100.00          5/30/2006               8,900,000      4/27/2006
 102          63.57          5/31/2006               9,600,000      5/24/2006
 103         100.00          7/21/2006              10,300,000      6/26/2006                  Yes
 104         100.00          6/30/2006              11,700,000       6/7/2006
 105          88.26           6/1/2006              10,150,000       6/1/2006
 106         100.00           6/1/2006               8,200,000      6/16/2006
 107          81.60          4/30/2006              14,900,000      5/23/2006       14
 108          96.58          6/26/2006              10,500,000      3/22/2006
 109          62.30          6/30/2006              10,325,000       7/1/2006
 110         100.00          6/15/2006              10,350,000      5/12/2006       19
 111         100.00          7/31/2006              10,000,000       5/1/2006       16
 112          97.00          5/17/2006               8,250,000       6/1/2006
 113         100.00          7/20/2006               9,200,000      7/24/2006                  Yes
 114          78.90           7/1/2006               8,700,000       2/1/2008       12
 115          87.03           4/1/2006               8,200,000       5/8/2006
 116         100.00           5/1/2006               7,815,000       5/4/2006
 117          71.52          6/30/2006               8,500,000     12/15/2006       19
 118          96.00          5/18/2006               7,400,000      2/21/2006
 119         100.00           5/1/2006               8,250,000       5/3/2006       13
 120          75.24          4/30/2006               8,100,000      5/23/2006
 121          98.45          6/26/2006               8,700,000      5/14/2006
 122          63.92          4/30/2006               8,200,000       6/1/2006
 123          96.96          5/11/2006               7,300,000       5/7/2006
 124          95.56          5/22/2006               7,500,000       5/5/2006
 125          97.49          8/31/2006               8,320,000      5/25/2006
 126          93.83          5/17/2006               7,850,000      3/15/2006
 127          51.56          6/30/2006               7,700,000      4/21/2006
 128          78.33          3/31/2006               8,000,000      4/21/2006
 129         100.00          4/28/2006               8,000,000      4/24/2006
 130         100.00           8/4/2006               8,450,000      6/20/2006       12
 131          93.27          5/23/2006               7,110,000      5/24/2006
              84.53          6/22/2006               6,590,000      5/18/2006
 132          84.92          6/22/2006               3,950,000      5/18/2006
 133          83.99          6/22/2006               2,640,000      5/18/2006
 134          94.90          4/11/2006               7,000,000      3/31/2005
 135          83.00          3/31/2006               7,240,000      4/24/2006
 136         100.00          6/30/2006               7,100,000      5/16/2006
 138         100.00           7/1/2006               8,000,000       7/1/2006       18
 140         100.00          7/24/2006               7,500,000       5/2/2006        9
 139         100.00           6/1/2006               6,900,000      6/15/2006       11
 137          73.14          7/12/2006               8,770,000      6/29/2006       11
 141          71.58          5/31/2006               7,390,000      4/26/2006
141.01        75.09          5/31/2006               4,740,000      4/26/2006
141.02        66.73          5/31/2006               2,650,000      4/26/2006
 142         100.00          4/30/2006               8,100,000      5/11/2006       15         Yes
 143         100.00          7/25/2006               6,400,000      7/15/2006                  Yes
 144          90.56          6/12/2006               6,500,000      4/28/2006
 145          83.02           7/3/2006               7,380,000      3/24/2006       15
 146         100.00         12/16/2005               7,500,000      8/15/2006       18         Yes
 147         100.00          7/27/2006               5,800,000       7/7/2006
 148          85.70           5/1/2006               5,600,000      6/27/2006
 149         100.00           6/1/2006               5,900,000     05/10/2006
 150          97.90          6/13/2006               5,900,000      5/23/2006       12
 151         100.00           5/4/2006               6,200,000      3/27/2006       12         Yes
 152         100.00           3/5/2006               5,850,000      2/28/2006       18
 153         100.00          4/18/2006               5,100,000      4/24/2006
 154         100.00          6/16/2006               6,750,000      6/14/2006                  Yes
 155         100.00          7/11/2006               7,000,000      5/11/2006
 156          74.23          3/22/2006               5,070,000       3/8/2006
 157         100.00         12/11/2005               6,100,000       3/1/2006       19
 158         100.00           8/4/2006               5,600,000      6/15/2006       10
 159         100.00          5/31/2006               5,950,000     05/16/2006       18
 160         100.00          5/30/2006               4,675,000       6/1/2006
 161          83.17          5/15/2006               5,400,000      6/25/2006
 162          83.62           4/6/2006               4,550,000      10/6/2006
 163          98.25          5/18/2006               4,800,000       5/2/2006
 164          58.58          5/31/2006               5,100,000     05/24/2006
 165          86.09           6/1/2006               5,000,000      4/26/2006
 166          97.46           5/2/2006               4,450,000      5/10/2006
 167         100.00          3/31/2006              11,100,000      4/22/2006       15
 168         100.00           6/1/2006               9,530,000      4/27/2006       16
 169         100.00          6/22/2006               4,300,000      4/18/2006
 170         100.00          6/16/2006               4,500,000       6/1/2006
 171          78.88          5/15/2006               4,000,000      5/22/2006
 172         100.00           5/1/2006               4,660,000      2/28/2006       25
 173         100.00          3/28/2006               5,150,000      4/13/2006       13
 174          95.40          4/24/2006               4,200,000      4/11/2006
 175          92.90           2/1/2006               4,500,000       1/7/2006
 176          98.35           5/8/2006               4,350,000       5/1/2006
 177         100.00           5/8/2003               4,400,000     05/09/2006                  Yes
 178          88.38           5/2/2006               3,750,000      5/17/2006
 179          86.70          3/31/2006               4,030,000       5/2/2006
 180          90.22           8/8/2006               4,000,000      5/22/2006
 181         100.00           2/8/2006               4,650,000      3/16/2006       18         Yes
 182          90.22           5/1/2006               3,700,000       6/7/2006        9
 183          95.45          3/31/2006               3,640,000       5/2/2006
 184         100.00          5/31/2006               3,750,000      4/20/2006       13
 185         100.00          6/15/2006               4,000,000      5/23/2006
 186          60.57          4/15/2006               5,230,000      4/13/2006       11
 187          98.28          6/25/2006               3,080,000      5/19/2006
 188         100.00          5/12/2006               3,000,000      6/23/2006
 189          87.30           5/1/2006               3,440,000      6/16/2006
 190          89.56           5/1/2006               3,000,000      2/17/2006
 191         100.00          5/30/2006               3,500,000      5/22/2006       18
 192          90.00           6/9/2006               2,850,000       5/4/2006
 193         100.00           6/5/2006               3,000,000      5/16/2006
 194         100.00          7/10/2006               3,140,000       6/2/2006
 195         100.00          5/24/2006               3,575,000      4/12/2006                  Yes
 196          85.41           5/1/2006               2,500,000      5/17/2006
 197          81.72          6/30/2006               2,466,000      5/15/2006
 198         100.00          4/30/2006               2,660,000       5/4/2006       13
 199         100.00           7/1/2006               2,800,000       7/8/2006                  Yes
 200         100.00          7/12/2006               2,500,000      5/13/2006
 201          99.59           5/1/2006               3,700,000      5/10/2006       15
 202          66.51          12/1/2005               2,910,000     10/10/2005
 203          92.86          7/26/2006               3,000,000      6/13/2006
203.01        83.33          7/26/2006               1,800,000      6/13/2006
203.02       100.00          7/26/2006               1,200,000      6/13/2006
 204          89.40           3/1/2006               3,710,000       5/3/2006       19
 205         100.00          4/23/2006               2,280,000      4/12/2006
 206         100.00          7/19/2006               2,300,000     05/30/2006                  Yes
 207         100.00          5/17/2006               1,770,000      5/18/2006       10
 208         100.00           7/1/2006               2,725,000      5/17/2006       14
 209         100.00          7/17/2006               1,680,000      6/13/2006       10
 210         100.00          4/30/2006               1,575,000      9/12/2005
 211         100.00          6/16/2006               1,900,000      5/18/2006

                                               LARGEST TENANT
                                                                                       LEASE
LOAN #                            TENANT NAME                       UNIT SIZE        EXPIRATION
----------------------------------------------------------------------------------------------------

  1
 1.01
 1.03
 1.02
 1.04
 1.05
 1.06
  2      Good Guys                                                     49,966              7/31/2012
  3
 3.01    Ukrop's                                                       71,835             11/30/2023
 3.02    Food Lion LLC                                                 36,856             12/31/2025
 3.03    Gentek Restructuring, Inc.                                    50,535              9/30/2008
 3.04    Ukrops                                                        51,396             11/10/2022
 3.05    Food Lion LLC                                                 33,764             11/30/2026
 3.06    Books A Million                                               17,937             11/30/2007
 3.07    CVS                                                           10,880              1/31/2031
 3.08    Stratford Hills Antique Market                                11,560              5/31/2008
 3.09    Ben Franklin's                                                22,670              1/31/2011
 3.10    M. Kambourian & Sons                                          13,955              1/31/2009
 3.11    Walgreens                                                     14,820              6/30/2081
 3.12    Dollar Tree Stores Inc.                                       11,560             10/31/2010
 3.13    W. S. Connelly & Co.                                           6,335              8/31/2008
 3.14    Tuckahoe Cleaners                                              3,805             10/31/2008
 3.15    Eagle Construction of Virginia                                12,843             12/31/2010
 3.16    Landmark Properties                                            5,751              2/28/2012
 3.17    AVAD, LLC.                                                    12,156             10/31/2011
 3.18    Rentway, Inc.                                                 12,845              5/31/2009
 3.19    Cherokee Wholesalers                                          10,500             12/31/2006
 3.20    Regency T. V. GT.                                              3,870                    MTM
 3.21    Duron Paint Company                                            4,600             11/30/2010
 3.22    Hertz                                                          1,400              6/29/2012
 3.23    American Family Childcare                                      4,255              3/31/2007
 3.24    Century 21 - US Realty                                         3,870              3/31/2011
 3.25    Daddio's Grill                                                 3,220              5/31/2007
 3.26    Jerry's Coin Laundry                                           2,144              6/30/2007
 3.27    Dixie Sporting Goods                                          36,765              2/28/2008
 3.28    CounterWorks, Inc.                                            16,240              7/31/2012
 3.29    Maddux Supply Company                                         23,330              4/30/2009
 3.30    W.S. Logan                                                     2,030                    MTM
 3.31    Children's World Learning Center                               4,993              4/30/2010
 3.32    L. Fishman & Sons, Inc.                                       30,035              5/31/2010
 3.33    NOVA of Virginia Aquatics, Inc.                               28,414             12/31/2020
 3.34    Gumineck Management Company                                    4,615              8/31/2008
 3.35    One Of A Kind Kid, Inc.                                       21,515             10/31/2018
 3.36    Virginia Millwork, Inc.                                        4,750              9/30/2006
 3.37    Environmental Solutions, Inc.                                 10,200              4/30/2010
 3.38    Snyder's of Hanover                                           25,005             12/31/2011
 3.39    Cosby Appliance Center                                         7,300              7/31/2016
 3.40    Richmond Hit Dogs                                              5,400                    MTM
 3.41    Diamond Source of VA, Inc.                                     2,400               6/9/2012
 3.42    Lamb's Basket                                                  5,000             11/30/2006
 3.43    Forest Ambulance Services, Inc.                                4,810                    MTM
 3.44    Maddux Supply Company                                          3,730              4/30/2009
 3.45    Divine Threads, LLC                                            1,550                    MTM
  4
  5      State of California - Dept of Transportation                 373,522   6/30/2009; 6/30/2014
  6      Sears                                                         80,347              2/15/2008
  7      Exel Logistics                                             1,216,499              5/19/2016
  8      Sears, Roebuck and Co.                                        64,772               2/1/2030
  9      CHS                                                          107,705              1/31/2016
  10
10.01    Forever 21                                                    88,000             12/15/2014
10.02    Dick Blick Retail, Inc.                                       15,000             12/31/2022
  11
  12     Covance                                                      333,600             12/31/2025
  13     Roland Land Development                                        4,417              7/31/2009
  14
  15
15.01    Carmax Auto Superstores, Inc.                                 54,257               8/9/2016
15.02    Carmax Auto Superstores, Inc.                                 50,603             12/21/2018
  16
  17     The Cheesecake Factory Restaurant                             11,507              1/31/2025
  18     Middle Atlantic Products                                     417,744              3/31/2026
  19
  20     Wallace Theatre                                               44,023              6/30/2021
  21     Sears                                                         60,700              8/31/2008
  22
  23
  24
         Bi-Mart                                                       46,000              1/31/2021
  25     Bi-Mart                                                       46,000              1/31/2021
  26     Schuck's                                                       6,000              4/30/2014
  27     Danny Campbell                                                 6,800              6/30/2021
  28     Danny Campbell                                                 2,111              4/30/2021
  29     Island Sun Tan                                                 1,500              3/12/2011
  30     Danny Campbell                                                 7,390              5/31/2021
  31     Tony Romas                                                     6,315              4/30/2015
  32     Sprint Spectrum Realty Co., LP                                90,000              4/30/2011
  33     Target Stores                                                 99,800              1/31/2021
  34     Westwood Self Storage                                         66,000             10/31/2010
  35     Food Lion LLC                                                 38,303             12/16/2023
  36     Easy Life Furniture, Inc.                                     28,080             11/14/2015
  37
  38
  39     La Jolla Orthopedic Surgery                                   19,671              1/17/2015
  40
  41     Haier America Trading                                         25,000             12/31/2021
  42
  43
43.01
43.02
43.03
43.04
43.05
  44
44.01    Well Luck Co., Inc.                                          104,598              6/15/2026
44.02    Well Luck Co., Inc.                                          105,000              6/15/2026
44.03    Well Luck Co., Inc.                                           69,954              6/15/2026
44.04    Well Luck Co., Inc.                                           50,600              6/15/2026
44.05    Well Luck Co., Inc.                                          100,000              6/15/2026
  45
  46     Cables Restaurant                                              5,715             12/31/2021
  47
  48
  49
  50
50.01    Carmax Auto Superstores, Inc.                                 14,159               8/9/2016
50.02    Carmax Auto Superstores, Inc.                                 14,025               8/9/2016
  51
  52     DaVita, Inc. (Grand Rapids)                                   19,866             12/31/2016
52.01    Richmond Goodwill Industries, Inc.                            16,100              9/30/2012
52.02    DaVita, Inc. (Grand Rapids)                                   19,866             12/31/2016
52.03    DaVita, Inc.                                                  10,000              5/31/2012
52.04    DaVita, Inc.                                                  10,000              2/28/2011
52.05    DaVita, Inc.                                                   7,000             12/31/2011
52.06    DaVita, Inc.                                                   8,760              7/22/2018
52.07    DaVita, Inc.                                                   8,345              7/22/2018
52.08    DaVita, Inc.                                                   5,986               4/3/2012
52.09    DaVita, Inc. (Portsmouth)                                     12,132              2/13/2018
  53     Capital City Press                                           152,000              3/31/2010
  54     LA Fitness International, Inc.                                35,160              10/6/2014
  55
  56     Fulton Mgmt                                                   30,206              9/25/2015
  57
  58
  59     Kenrick Investment                                            25,726              3/31/2019
  60
60.01    PA LCB (PA Liquor Control Board)                               4,800              3/31/2010
60.02    Fashion Bug                                                    7,960              9/30/2011
60.03    Fashion Bug                                                    7,200              3/31/2012
  61
  62
62.01
62.02
62.03
  63
  64

  65     Fresno Cnty Fed Cred. Un.                                      4,200              3/31/2013
  66     Juan's Mexicali                                                2,708              5/31/2011
  67
67.01    National Enterprises                                          11,817              4/30/2021
67.02    Murcom Industries, Inc. dba Krisjon Unfinished Furniture      14,417             11/30/2013
67.03    Kearny Mesa Lexus/Toyota, Inc.                                 3,040              7/10/2021
  68     Danova USA dba Kid Collections                                12,214              9/30/2007
  69
  70     La Z Boy Chair                                                20,473              8/31/2015
  71
  72
  73     Carmax Auto Superstores, Inc.                                 18,995              6/28/2024
  74
74.01    Melting Pot                                                    5,920              9/30/2016
74.02    Yard House USA, LLC                                           12,495              3/31/2016
  75
  76     Destination Salon and Spa                                      5,230                    MTM
  77
77.01    Momentum Volkswagen                                          165,538              8/15/2019
77.02    Momentum Audi                                                 13,260              3/31/2019
  78     Save Mart Grocery                                             29,160              1/31/2009
  79
  80
  81     Ly Ly Fong                                                     9,600              5/31/2010
  82     N.A. Cohen Group                                               3,347             10/31/2006
  83
  84     LA Fitness                                                    45,585              6/30/2021
  85     A&P                                                           30,750              6/30/2007
  86     Bon Secours-Memorial Medical Center, Inc.                     29,629             12/31/2015
  87     GSA - National Archives and Records                          183,194             11/30/2024
  88     Bank of America                                                4,288              2/28/2011
  89
  90     Yamaha Motor Corporation, USA                                116,162              3/31/2009
  91     Shogun Murrieta, LLC dba Shogun Restaurant                     8,155              7/31/2021
  92     Town Center City Club                                          9,157              2/28/2014
  93
93.01
93.02
  94
  95     Basha's                                                       52,225              5/31/2010
  96     162 West Restaurant                                            1,700              12/1/2015
  97
  98     Real Gems Corporation                                          4,814              4/30/2009
  99     Aspen Holdings, Inc.                                          12,500             10/31/2011
 100
 101     Mayor's Jewelers of Florida, Inc.                             47,851             11/30/2020
 102
 103     Cummins, Inc.                                                112,140             10/23/2017
 104     Albertson's                                                   36,000             12/31/2010
 105     Fort Wayne Pediatrics, P.C.                                   18,010             12/31/2013
 106     Sweetbay                                                      29,000              7/31/2009
 107
 108     Bravo                                                         17,400              2/29/2008
 109
 110     Smart & Final                                                 21,057             11/30/2017
 111     San Diego Palm, LLC                                            9,889             11/30/2025
 112
 113     CVS                                                           13,013              1/31/2032
 114     Macquarie Holdings (USA), Inc.                                16,970             11/30/2009
 115     City of San Antonio                                           14,981             10/31/2009
 116     KMart                                                         86,479             10/31/2015
 117
 118     Food Lion                                                     33,000             12/15/2018
 119     Rent-A-Center                                                  4,137              6/30/2009
 120
 121     Century 21                                                    10,900             12/31/2007
 122
 123     Trek Bicycles                                                  6,521              7/31/2011
 124     Tech Funding                                                  10,073              9/30/2007
 125
 126     Crescent School                                                3,850              1/31/2008
 127
 128
 129     Smart & Final                                                 18,321             12/31/2016
 130     Financial 21 Community Credit                                  3,240              10/4/2015
 131     Big Lots                                                      29,716              1/31/2009

 132     Washington Mutual                                              3,500             12/31/2011
 133     Pocket Communications                                          2,000              6/30/2011
 134     Floors Direct                                                  6,637              9/30/2011
 135
 136     TicketMaster Corporation                                      29,352              4/16/2008
 138     Rancho PT Admin                                                5,824              6/30/2020
 140     King's Garden                                                  8,560              9/30/2015
 139     Palisades Development Group                                    5,847               6/1/2016
 137
 141
141.01
141.02
 142     Mighty Fine, Inc.                                             87,243              3/31/2009
 143     Best Buy                                                      36,262              2/23/2015
 144
 145
 146     Vitesse Semiconductor Corp.                                   63,789             12/31/2015
 147     Calico Corners                                                 5,018              2/29/2011
 148     Stage Stores #5113                                            17,000             10/31/2015
 149     Rainbow / Kid's Spot                                           5,000             12/31/2008
 150
 151     Big Lots                                                      35,000              1/31/2008
 152     Care Best Home Health                                          7,512              3/14/2016
 153     Dollar Tree                                                   10,000             11/20/2014
 154     FedEx Ground System Package System, Inc.                      80,772              6/14/2016
 155     TSI Sports Club                                               32,000               6/1/2013
 156
 157     PetCo                                                         11,746              1/31/2011
 158     Pickletime Deli                                                2,828              7/31/2016
 159     Orange Coast                                                   9,282              7/14/2009
 160     International House of Pancakes                                4,500              9/29/2021
 161     Dollar Tree Store                                             16,946              1/31/2013
 162     Proline Billiards                                              4,500             12/31/2010
 163
 164
 165
 166
 167     Cedar Creek Inn                                                5,000              3/31/2008
 168     Artesia Medispa Medical Corporation                            4,099              5/31/2007
 169     Internal Medicine Specialists                                  6,223              1/31/2015
 170     Wayfield Foods, Inc.                                          38,752             11/11/2007
 171     Payless Shoe Source                                            3,042              2/28/2011
 172     Wasserman, Comden, Casselman & Pearson LLP                     4,250               7/1/2009
 173     Indiana Bones                                                  2,850              4/30/2010
 174
 175     Tru Value Hardware                                            17,062             11/30/2009
 176     Texas A-1 Steaks & Seafood                                     4,733              10/1/2010
 177     GSA Tucson                                                    24,622              6/30/2014
 178     C2 Media Com, Inc.                                            16,607              3/31/2010
 179     Playtime Gym                                                   3,551              3/31/2011
 180
 181     Furlined, LLC                                                  9,184               2/7/2013
 182     BM Pampanga's Best                                             4,400              2/29/2008
 183     Wendy's International, Inc. (Ground Lease)                       NAP             11/12/2010
 184     Hollywood Video                                                4,635              6/30/2011
 185     Matress Firm                                                   4,020              3/30/2011
 186
 187
 188     Radio Shack                                                    3,000              8/31/2011
 189     T-Mobile Texas LP                                              2,450               2/6/2011
 190     EurAsia Restaurant                                             6,400             11/30/2010
 191     GZ Up Wear                                                     2,100               3/3/2009
 192
 193
 194     Mattress Firm                                                  4,320             11/14/2015
 195     Global Electronics Processing (USA), Inc.                    107,968              5/31/2021
 196
 197     Learning Center                                                4,550             12/31/2010
 198
 199     Alliance Fire Protection                                      20,000              4/30/2016
 200     The Mens Warehouse                                             4,000              6/30/2016
 201
 202
 203
203.01   Chickpeas Childcare Center                                     1,300              7/31/2016
203.02
 204     Keller Market                                                  2,277              9/30/2008
 205     Galaxy of Salons                                               3,906              4/30/2011
 206     CVS                                                           10,125               1/1/2019
 207     Merrill & Assoc                                                4,066              6/30/2008
 208     Leman                                                          3,280              1/31/2009
 209
 210
 211

                                   2ND LARGEST TENANT
                                                                          LEASE
LOAN #                      TENANT NAME                   UNIT SIZE   EXPIRATION
--------------------------------------------------------------------------------

  1
 1.01
 1.03
 1.02
 1.04
 1.05
 1.06
  2      Borders Books & Music                               32,448    2/28/2014
  3
 3.01    Hollywood Video                                      6,300     8/1/2014
 3.02    Pleasants Hardware                                  17,065    3/31/2009
 3.03    Produce Source Partners                             45,960     8/1/2007
 3.04    Hollywood Video                                      5,775    3/20/2014
 3.05
 3.06    Fabric Warehouse                                    13,100    4/30/2008
 3.07    Tuesday Morning, Inc.                                8,290    7/15/2011
 3.08    Stratford Pizza, Inc.                                4,910    3/31/2010
 3.09    Wiltan, LLC                                          4,790   11/30/2008
 3.10    CVS                                                 10,000   11/30/2010
 3.11
 3.12    CVS                                                 10,125    1/31/2020
 3.13    Ridgefield Body & Paint Inc.                         4,975          MTM
 3.14    Tiki-Tiki                                            2,800    3/31/2008
 3.15    Computer Associates, Inc                             9,135    7/17/2012
 3.16    Canavan Construction                                 4,381   12/31/2007
 3.17    Mr. Transmission                                     4,320    9/30/2015
 3.18    Virginia Sprinkler Company                          10,565    5/31/2009
 3.19    Markel Corporation                                  10,450    9/30/2008
 3.20    Joy Garden                                           3,200   12/31/2006
 3.21    HATtheatre Inc                                       2,250    4/30/2007
 3.22
 3.23    Veterinary Dermatology of Richmond                   1,510    2/28/2007
 3.24    A Taste of Italy                                     2,500    1/31/2009
 3.25    City Lights of China, Inc.                           2,925    8/31/2011
 3.26    Joseph Markow Florist, Inc.                          2,038    9/30/2008
 3.27
 3.28    VA Cash & Cash                                      12,800    2/28/2008
 3.29
 3.30    Thurmond, Clower & Associates, L.L.P.                1,340          MTM
 3.31
 3.32
 3.33
 3.34    Robert R. Dawson, C. Thomas Green                    2,075    6/30/2009
 3.35
 3.36    Fuqua and Sheffield                                  4,750   10/31/2010
 3.37
 3.38
 3.39
 3.40    A & R Cabinet Company                                4,995          MTM
 3.41    Computers America, Inc.                              1,028    5/31/2008
 3.42    East Coast Hydro Testing & Gasses, Inc.              3,925    9/30/2006
 3.43
 3.44
 3.45
  4
  5      Little Folks University, Inc.                        2,612    6/30/2010
  6      Belk                                                73,723    2/15/2023
  7
  8      J. C. Penney Co.                                    51,324    2/28/2010
  9      AHS Holdings, Inc.                                  34,183    6/30/2014
  10
10.01
10.02    Zale Delaware, Inc.                                  3,000    1/31/2017
  11
  12
  13     Executive Suites, Inc                                3,809   12/31/2010
  14
  15
15.01
15.02
  16
  17     Ruth's Chris Steak House-VA Beach                   10,507    5/31/2025
  18
  19
  20     Learning Foundation                                 19,156    8/31/2010
  21     Shaws Supermarket                                   52,392   12/31/2013
  22
  23
  24
         Staples                                             25,600   11/30/2007
  25     Staples                                             25,600   11/30/2007
  26     Hollywood Video                                      5,400    9/13/2009
  27     China Buffet                                         4,000    6/30/2011
  28     Go Wireless Verizon                                  1,583    4/30/2011
  29     EB Games                                             1,500    9/30/2015
  30     Avocado Mexican Grill                                1,610    2/28/2009
  31                                                              0
  32     Maag Pump Systems                                   44,000    5/31/2007
  33     Staples                                             21,879    4/30/2013
  34     Sportmart (d/b/a TSA)                               31,600    12/1/2007
  35     Goodwill                                            25,917   11/30/2014
  36     Linder's Furniture                                  24,103    6/20/2016
  37
  38
  39     Girard Orthopedic                                    4,550   11/30/2011
  40
  41     Gotham Hall, LLC                                    22,000    7/31/2012
  42
  43
43.01
43.02
43.03
43.04
43.05
  44
44.01
44.02
44.03
44.04
44.05
  45
  46     Pam's Hallmark                                       5,400    9/30/2009
  47
  48
  49
  50
50.01
50.02
  51
  52     Richmond Goodwill Industries, Inc.                  16,100    9/30/2012
52.01    DaVita, Inc.                                        10,000   12/31/2011
52.02
52.03
52.04
52.05
52.06
52.07
52.08
52.09
  53
  54     Hekmatian & Sons, Inc.                              15,450   12/31/2013
  55
  56     Office Depot Inc                                    21,000    5/31/2016
  57
  58
  59     J.A. Cambece Law Office, P.C.                        8,973    2/28/2011
  60
60.01    Mattress Warehouse                                   3,888   10/31/2015
60.02    Gallie's Hallmark                                    6,254    2/28/2007
60.03    Shoe Show                                            4,800    3/31/2007
  61
  62
62.01
62.02
62.03
  63
  64

  65     Jasbinder Singh & Harjinder Kaur                     3,600    4/30/2026
  66     Motion Sickness (Sporting Goods)                     2,490    1/31/2011
  67
67.01    AT & T                                              10,240    8/30/2009
67.02    3-Day Suit Broker                                   10,983          MTM
67.03
  68     Electrostar                                         10,009          MTM
  69
  70     Northbay Motor Sports B                             19,125   11/30/2014
  71
  72
  73
  74
74.01    Moon & Flower Inc                                    4,565    2/14/2015
74.02
  75
  76     ALM Corporation/Brewski's Bar                        5,000   07/31/2011
  77
77.01
77.02
  78     Rite Aid/Thrifty Drug Store                         17,716    5/31/2011
  79
  80
  81     Hoa Vinh Thi Le                                      2,660    8/31/2013
  82     White House Properties                               2,591   12/31/2006
  83
  84
  85     Walgreens                                            8,950    6/30/2007
  86     Surgical Specialists of Richmond, LTD.               5,515    6/30/2016
  87
  88     American Independent Mortgage                        4,232    8/31/2008
  89
  90     Kemira Chemicals, Inc.                              46,289    6/30/2017
  91     Harry's Pacific Grill LLC                            6,028   11/30/2015
  92     Red Star Tavern                                      6,363    4/30/2014
  93
93.01
93.02
  94
  95     Pepi's Pizza                                         9,230    8/31/2010
  96     Mxyplyzyk                                            1,424     5/1/2009
  97
  98     Silver & Marcasite Distribution Co.                  4,055    3/31/2009
  99     Aegis Funding Corporation                           10,000    1/31/2011
 100
 101     Realtor Association of Greater Fort Lauderdale       4,220    3/31/2011
 102
 103
 104     Sun Rx Drugs                                        12,120    5/31/2011
 105     Fort Wayne Orthopedics, LLC                         13,839    6/10/2014
 106     Walgreens                                           13,500   10/31/2010
 107
 108     Family Dollar                                        8,300   12/31/2007
 109
 110     Hollywood Video                                      6,440    3/31/2008
 111     Dynamic Visions International                        5,706    6/12/2015
 112
 113
 114     Transplace Texas, LP                                 9,379   12/31/2009
 115     ACS                                                 11,345   11/30/2009
 116     Desert Schools Federal Credit Union                  3,000    12/1/2011
 117
 118     Happy Harry's Drugstore                             10,000     6/1/2014
 119     Pho Lucky                                            3,400    1/31/2011
 120
 121     Joemar Enterprises, Inc                              3,150    4/30/2007
 122
 123     Hobbytown USA                                        4,800    11/6/2010
 124     Spencer Stuart                                       5,309    7/31/2010
 125
 126     Celia-Banquet Hall                                   3,515    5/31/2010
 127
 128
 129     Trader Joe's                                         9,965   10/31/2013
 130     Rubio's Fresh Mexican Grill                          2,500    1/31/2016
 131     Big 5 Sporting Goods                                12,000   12/31/2010

 132     Sprint Spectrum, L.P.                                2,500   11/30/2009
 133     Payday Advance                                       1,615    3/31/2010
 134     Third Federal Savings                                4,600    3/31/2007
 135
 136     Canyon View Development                              8,350    7/31/2008
 138     The Brick Restaurant                                 5,011    6/30/2018
 140     Knowledge Beginnings                                 8,043    6/30/2010
 139     Rudy's Hollywood, LLC                                1,481    5/14/2016
 137
 141
141.01
141.02
 142
 143
 144
 145
 146
 147     Ritz Camera Centers                                  4,632    4/30/2010
 148     Aldi Inc.                                           15,400   12/31/2015
 149     Eclipse Clothing                                     3,186          MTM
 150
 151
 152     Interviewing Service of America                      2,840    4/30/2007
 153     Hibbett Sports                                       5,000    11/7/2009
 154
 155     Schoepter Restaurant                                 6,200     2/1/2015
 156
 157     Big 5                                                9,969    1/31/2011
 158     Prellpan Sungkawan Thai                              2,000   11/19/2016
 159     County of Orange                                     4,141   11/14/2008
 160     Palm Beach Tan                                       3,198    2/27/2009
 161     Checker Auto                                         7,307   12/31/2008
 162     Quiznos                                              1,560   12/31/2015
 163
 164
 165
 166
 167     Laguna Colony Co.                                    4,080    4/30/2010
 168     Lafayette Company                                    3,404   12/31/2006
 169     Northeast Endoscopy Center, LLC                      4,389    1/31/2018
 170     Furniture & Beyond                                  15,000   10/31/2009
 171     Ultra Tan                                            2,625    4/30/2011
 172     Law Office of Winny Yang                             2,544    1/15/2007
 173     Studio Tan                                           2,500   12/30/2013
 174
 175     Dollar General                                       9,000    7/31/2010
 176     American National                                    2,000     5/1/2010
 177
 178     Digital Office Products                              6,242    6/30/2009
 179     Dr. Burges                                           1,500    2/28/2008
 180
 181
 182     Seventh Day Adventist                                3,800    9/30/2007
 183     Gourmet Express                                      3,997    1/31/2012
 184     Little Caesar's Pizza                                2,494    7/21/2011
 185     Tijuana Flats                                        1,995    4/30/2016
 186
 187
 188     Pauly's Pizzaria                                     2,000    6/30/2010
 189     Starbucks                                            2,124    2/29/2016
 190     Lewallen Mortgage                                    3,600    3/31/2007
 191     Fresh Donuts                                         2,100    8/31/2007
 192
 193
 194     Dragon Bowl Bistro                                   1,473    4/30/2011
 195
 196
 197     Wells Fargo Financial                                2,793   10/31/2008
 198
 199
 200     Sofas Etc.                                           3,905    1/31/2007
 201
 202
 203
203.01
203.02
 204     Play Cafe                                            2,244    1/31/2010
 205     Grantham & Associates                                3,608    5/31/2010
 206
 207     WestView                                             2,282    6/30/2009
 208     CTL                                                  2,910    7/30/2009
 209
 210
 211

                                         3RD LARGEST TENANT
                                                                          LEASE
LOAN #                    TENANT NAME                     UNIT SIZE    EXPIRATION    LOAN #
-------------------------------------------------------------------------------------------

  1                                                                                    1
 1.01                                                                                 1.01
 1.03                                                                                 1.03
 1.02                                                                                 1.02
 1.04                                                                                 1.04
 1.05                                                                                 1.05
 1.06                                                                                 1.06
  2      Copeland Sports                                     23,796     1/31/2009      2
  3                                                                                    3
 3.01    Max & Erma's of Short Pump, Inc.                     5,664     5/31/2015     3.01
 3.02    Paul Sims, Inc.                                      9,375    12/31/2008     3.02
 3.03    Ted Lansing Corporation                             13,800     2/29/2008     3.03
 3.04    Wachovia Bank                                        4,500    12/19/2025     3.04
 3.05                                                                                 3.05
 3.06    Liu's Dynasty Buffet                                12,500     5/31/2009     3.06
 3.07    Video 2000                                           4,660    12/31/2006     3.07
 3.08    Mandarin Palace Southside, Inc.                      2,890     5/31/2009     3.08
 3.09    Eastwind Management Group Inc                        4,320     6/30/2013     3.09
 3.10    The Gray Swamp Inn                                   3,750    12/31/2011     3.10
 3.11                                                                                 3.11
 3.12    Mojo's                                               3,390    10/31/2010     3.12
 3.13    Ridgefield Auto Service                              3,485     6/30/2008     3.13
 3.14    Richmond Camera Shop, Inc.                           2,170           MTM     3.14
 3.15    Keiter, Slaybaugh, Penny & Holt                      6,066    12/31/2009     3.15
 3.16    The Mike Ferry Organization                          4,378     2/28/2011     3.16
 3.17    Grand Prix Auto Wash of Atlee                        1,946     9/30/2009     3.17
 3.18    Servitex                                             6,805     5/31/2009     3.18
 3.19    G. Grattan, LLC.                                     5,700           MTM     3.19
 3.20    Wells, Austin, & Co.                                 1,880           MTM     3.20
 3.21    MCV Auxilliary                                       2,000           MTM     3.21
 3.22                                                                                 3.22
 3.23    Canterbury Veterinary                                1,460     7/31/2007     3.23
 3.24    Natural Nail Care Clinic                             2,000    11/30/2009     3.24
 3.25    Ipanema Grill                                        2,920           MTM     3.25
 3.26    CFI Vacuum Service, Inc.                             1,400     5/31/2010     3.26
 3.27                                                                                 3.27
 3.28                                                                                 3.28
 3.29                                                                                 3.29
 3.30    Read Aloud Virginia                                  1,035     1/31/2009     3.30
 3.31                                                                                 3.31
 3.32                                                                                 3.32
 3.33                                                                                 3.33
 3.34                                                                                 3.34
 3.35                                                                                 3.35
 3.36                                                                                 3.36
 3.37                                                                                 3.37
 3.38                                                                                 3.38
 3.39                                                                                 3.39
 3.40    Kitchen Design Works, LLC.                           3,800    12/31/2007     3.40
 3.41    Pay Day, Inc.                                          540     9/30/2006     3.41
 3.42                                                                                 3.42
 3.43                                                                                 3.43
 3.44                                                                                 3.44
 3.45                                                                                 3.45
  4                                                                                    4
  5                                                                                    5
  6      JC Penney Co.                                       65,616     2/28/2011      6
  7                                                                                    7
  8      Bealls                                              30,650    12/31/2015      8
  9      Nationwide Mutual Insurance                         24,114    11/30/2011      9
  10                                                                                   10
10.01                                                                                10.01
10.02    T-Mobile                                             1,543     3/31/2016    10.02
  11                                                                                   11
  12                                                                                   12
  13     Maury Abrams Company                                 3,775     6/30/2008      13
  14                                                                                   14
  15                                                                                   15
15.01                                                                                15.01
15.02                                                                                15.02
  16                                                                                   16
  17     Strayer University                                  10,000     2/28/2014      17
  18                                                                                   18
  19                                                                                   19
  20     The Bounce Zone                                      9,309     8/31/2008      20
  21     Concord Buying                                      28,648     4/30/2007      21
  22                                                                                   22
  23                                                                                   23
  24                                                                                   24
         Hancock Fabrics                                     14,029     9/30/2015
  25     Hancock Fabrics                                     14,029     9/30/2015      25
  26     Quizno's                                             1,500     7/31/2015      26
  27     Dollar Store                                         1,200     6/30/2016      27
  28     Tofu Club                                            1,375     7/31/2016      28
  29     Starbucks                                            1,500     2/28/2015      29
  30     Allure Hair Salon                                    1,050     3/30/2011      30
  31                                                                                   31
  32     Suppression Technologies                            19,600     6/30/2010      32
  33     99 Cents Only                                       20,196     1/31/2010      33
  34                                                                                   34
  35     Rite Aid (Ground Lease)                             11,180     5/31/2025      35
  36     Direct Buy                                          11,040    12/30/2015      36
  37                                                                                   37
  38                                                                                   38
  39     La Jolla Spine Institute                             2,790     2/28/2010      39
  40                                                                                   40
  41                                                                                   41
  42                                                                                   42
  43                                                                                   43
43.01                                                                                43.01
43.02                                                                                43.02
43.03                                                                                43.03
43.04                                                                                43.04
43.05                                                                                43.05
  44                                                                                   44
44.01                                                                                44.01
44.02                                                                                44.02
44.03                                                                                44.03
44.04                                                                                44.04
44.05                                                                                44.05
  45                                                                                   45
  46     Hoshang Karwa & Firuza Karwa                         4,022     5/31/2010      46
  47                                                                                   47
  48                                                                                   48
  49                                                                                   49
  50                                                                                   50
50.01                                                                                50.01
50.02                                                                                50.02
  51                                                                                   51
  52     DaVita, Inc. (Portsmouth)                           12,132     2/13/2018      52
52.01                                                                                52.01
52.02                                                                                52.02
52.03                                                                                52.03
52.04                                                                                52.04
52.05                                                                                52.05
52.06                                                                                52.06
52.07                                                                                52.07
52.08                                                                                52.08
52.09                                                                                52.09
  53                                                                                   53
  54     Gentle Strength Cooperative, Inc.                    7,518     7/31/2015      54
  55                                                                                   55
  56     Mega Liquors                                         3,526      9/9/2013      56
  57                                                                                   57
  58                                                                                   58
  59     MEMSIC, Inc.                                         7,044     8/30/2007      59
  60                                                                                   60
60.01    Video Warehouse                                      3,600     3/31/2010    60.01
60.02    Blockbuster                                          5,600     8/31/2007    60.02
60.03    Hallmark                                             4,800     2/28/2007    60.03
  61                                                                                   61
  62                                                                                   62
62.01                                                                                62.01
62.02                                                                                62.02
62.03                                                                                62.03
  63                                                                                   63
  64                                                                                   64
                                                                                       0
  65     Mai Thao, Sang Thao, Doua Lee and Kua Lee            2,640     6/30/2010      65
  66     Oh Nails                                             1,955     1/31/2013      66
  67                                                                                   67
67.01    Mortgage Mac Financial Group                         6,070     6/30/2008    67.01
67.02    Gallery Corp. dba Mattress Gallery                   5,115           MTM    67.02
67.03                                                                                67.03
  68     SO COOL                                              9,798           MTM      68
  69                                                                                   69
  70     The Floor Store                                     10,000     4/30/2021      70
  71                                                                                   71
  72                                                                                   72
  73                                                                                   73
  74                                                                                   74
74.01    Bellisima Salon Spa                                  3,723     3/31/2009    74.01
74.02                                                                                74.02
  75                                                                                   75
  76     SJUBA Inc. dba TJ's                                  4,028    05/31/2010      76
  77                                                                                   77
77.01                                                                                77.01
77.02                                                                                77.02
  78     Mostly 98 cents Store                               14,700     6/30/2011      78
  79                                                                                   79
  80                                                                                   80
  81     Dr Luu Optometry                                     1,632     9/30/2006      81
  82     Dr. Schneider                                        2,585     1/31/2009      82
  83                                                                                   83
  84                                                                                   84
  85     Washington Mutual                                    3,500     8/31/2013      85
  86     Richmond Gastroenterology Associates, Inc.           2,942     3/31/2016      86
  87                                                                                   87
  88     EASE, Inc.                                           3,780    10/31/2009      88
  89                                                                                   89
  90                                                                                   90
  91     RODD Enterprises Inc. dba DOTI Design Store          4,725    12/16/2015      91
  92     Ferris Baker Watts, Inc.                             5,632     8/31/2010      92
  93                                                                                   93
93.01                                                                                93.01
93.02                                                                                93.02
  94                                                                                   94
  95     99 Cents Store                                       8,450    12/31/2007      95
  96     Global Gifts                                         1,281      2/1/2015      96
  97                                                                                   97
  98     Findco, Inc.                                         3,687     3/31/2009      98
  99     Bank United                                          5,048     6/30/2016      99
 100                                                                                  100
 101     Integrity Medical                                    2,210     5/31/2009     101
 102                                                                                  102
 103                                                                                  103
 104     Ritmo Latino                                        11,500    12/31/2012     104
 105     Dupont Hospital, LLC                                 5,159     5/31/2020     105
 106     The Eye Associates                                   5,320    12/31/2008     106
 107                                                                                  107
 108     Disc. Auto                                           8,100    10/31/2009     108
 109                                                                                  109
 110     Quiznos Subs                                         1,677    10/14/2008     110
 111     Howard-Sneed Architecture                            3,580     6/30/2011     111
 112                                                                                  112
 113                                                                                  113
 114     Planned Maintenance Center                           8,960     8/31/2007     114
 115     Hernandez Events Inc                                 5,872     6/30/2010     115
 116     Yes Beauty Supply                                    2,100     1/31/2008     116
 117                                                                                  117
 118     FMC Dialysis Services                                7,070     9/30/2012     118
 119     Soccercrazy & More                                   1,646     3/31/2007     119
 120                                                                                  120
 121     Mortgage Loan Specialists, Inc.                      3,100     2/28/2007     121
 122                                                                                  122
 123     Smackies Smokehouse                                  3,392     4/30/2010     123
 124     Gannett Fleming                                      2,409     4/14/2009     124
 125                                                                                  125
 126     Gottuso - Furniture Store                            3,500     9/30/2008     126
 127                                                                                  127
 128                                                                                  128
 129                                                                                  129
 130     7- Eleven                                            2,400    12/31/2015     130
 131     Colorado Wine & Liquor                               4,000     9/30/2010     131

 132     The UPS Store                                        1,500    10/31/2009     132
 133     Andrea Coleccion                                     1,552     9/30/2011     133
 134     Gymboree                                             3,950     4/30/2011     134
 135                                                                                  135
 136     Electric Lightwave                                   5,311     8/31/2006     136
 138     JG Stouse Constructors                               4,809     6/30/2015     138
 140     The Grill Deli & Market                              2,640     7/31/2010     140
 139     Cold Stone Creamery, Inc.                            1,281     6/14/2016     139
 137                                                                                  137
 141                                                                                  141
141.01                                                                               141.01
141.02                                                                               141.02
 142                                                                                  142
 143                                                                                  143
 144                                                                                  144
 145                                                                                  145
 146                                                                                  146
 147     Emergency Centers of Texas                           4,435     8/31/2011     147
 148     Dollar General                                       8,728    11/30/2015     148
 149     Footlocker                                           3,114    01/31/2008     149
 150                                                                                  150
 151                                                                                  151
 152     Evertrust Bank                                       2,320     4/30/2007     152
 153     Movie Gallery                                        3,800      1/7/2010     153
 154                                                                                  154
 155     Tanning Garden                                       1,600     12/1/2013     155
 156                                                                                  156
 157                                                                                  157
 158     Wasabi Factory                                       1,500     7/31/2016     158
 159     M.C.L. Health Management                             2,775     4/14/2007     159
 160     Carabella                                            1,461    11/30/2009     160
 161     Fashion USA                                          4,200     9/30/2007     161
 162     Suncom Wireless                                      1,500    12/31/2010     162
 163                                                                                  163
 164                                                                                  164
 165                                                                                  165
 166                                                                                  166
 167     U.S. Postal Service                                  3,880     8/31/2015     167
 168     Joe Ilvento, M.D. Inc. & Judy Dean, M.D., Inc.       2,734    10/31/2009     168
 169     Mark G. Haywood, MD, LLC                             4,366     1/31/2011     169
 170     99C & Beyond, Inc.                                   8,900     8/31/2010     170
 171     GameStop                                             2,250     3/31/2011     171
 172     Law Office of Steven Chang                           1,975     3/31/2010     172
 173     99 Cent Store                                        2,493    12/31/2006     173
 174                                                                                  174
 175     US Coast Guard                                       6,954    11/30/2006     175
 176     Ocean Tan, LLC                                       1,350     10/1/2010     176
 177                                                                                  177
 178     Equipment Investco                                   5,193     2/28/2010     178
 179     Curves for Women                                     1,500     3/31/2008     179
 180                                                                                  180
 181                                                                                  181
 182     Mike Madjarian                                       2,440     8/31/2010     182
 183     Domino's Pizza                                       1,468     9/30/2008     183
 184     Pets R Us                                            1,880     4/30/2009     184
 185     Subway                                               1,295     4/30/2016     185
 186                                                                                  186
 187                                                                                  187
 188     Subway Sandwich Shop                                 1,400     4/30/2007     188
 189     Kolache Factory                                      1,637     2/28/2011     189
 190     Sun Valley                                           3,345           MTM     190
 191     Zakka Records                                        1,200      3/3/2009     191
 192                                                                                  192
 193                                                                                  193
 194     Acceptance Insurance                                 1,225    10/31/2010     194
 195                                                                                  195
 196                                                                                  196
 197     ALFA Mutual Insurance Co.                            1,762     6/30/2010     197
 198                                                                                  198
 199                                                                                  199
 200     Verizon Wireless                                     3,690     5/31/2007     200
 201                                                                                  201
 202                                                                                  202
 203                                                                                  203
203.01                                                                               203.01
203.02                                                                               203.02
 204     III Create Inc                                       2,220    12/31/2009     204
 205     Barbara Jouette                                      2,294     2/28/2010     205
 206                                                                                  206
 207     Hope Home Hlth                                       2,282     1/31/2010     207
 208     Custom Broker                                        1,340     3/31/2007     208
 209                                                                                  209
 210                                                                                  210
 211                                                                                  211

                             FOOTNOTES TO ANNEX A-1

1     MLML - Merrill Lynch Mortgage Lending, Inc., CRF - Countrywide Commercial
      Real Estate Finance, Inc., PNC - PNC Bank, National Association

2     With respect to mortgage loan numbers 4, 11, 22, 25, 53, 98, 109, 114,
      141, 146, 162, 171 and 197 the UW NCF ($) and UW DSCR (x) for the mortgage loans were calculated using "as stabilized" Cash Flows. With respect to mortgage loan numbers 11, 109, 113, 141, 162, 171 and 197 "In Place" NCF is $2,248,793, $513,315, $507,957, $423,078, $289,111, $253,166 and
      $146,620, respectively, resulting in an UW DSCR (x) of 1.10x, 1.12x,
      1.12x, 1.17x, 1.07x, 1.07x and 1.05x respectively. With respect to mortgage loan number 4, on the origination date, the Borrower deposited
      $1,250,000 into a debt service reserve account.

3     With respect to mortgage loans that are presented as cross-collateralized and cross-defaulted, Cut-Off Date LTV (%), Maturity LTV (%), UW DSCR (x)
      were calculated in the aggregate.

4     With respect to mortgage loans with partial interest only periods, Annual
      P&I Debt Service ($), Monthly P&I Debt Service ($) and UW DSCR (x) are
      shown after the expiration of the Initial Interest Only Period.

5     With respect to mortgage loan numbers 2, 10, 23, 36, 39, 58, 61, 67, 139,
      168 and 208 the UW DSCR (x) is calculated using the interest-only annual payment.

6     With respect to mortgage loan numbers 65, 66, 91, 132, 133 and 189 the UW
      DSCR (x) is calculated after taking into account certain holdback amounts, letters of credit or reserve amounts. The "as-is" UW DSCR (x) for each of the mortgage loans is 1.20x, 1.20x, 1.02x, 1.02x, 1.02x and 1.12x respectively.

7     With respect to mortgage loan numbers 4, 6, 11, 27, 84, 90, 114, 117 and
      162 the Cut-Off Date LTV (%) and the Maturity LTV (%) were calculated using the full loan amount and the "as stabilized" Appraised Value ($).
      With respect to mortgage loan numbers 4, 6, 11, 84, 90, 113, 117 and 162, using the full loan amount and the "as is" value, the Cut-Off Date LTV (%)
      is 63.09%, 101.18%, 85.07%, 66.59%, 90.95%, 86.11%, 80.17% and 82.05%,
      respectively, and the Maturity LTV (%) is 56.70%, 90.07%, 81.50%, 51.98%,
      78.19%, 76.58%, 63.14% and 70.34% respectively.

8     With respect to mortgage loan numbers 65, 66, 132 and 133 the Cut-off Date
      LTV (%) and Maturity LTV (%) for the mortgage loans are calculated after taking into account certain holdback amounts, letters of credit or reserve amounts. The "as-is" Cut-Off Date LTV (%) for the mortgage loans are
      66.04%, 66.04%, 79.51% and 79.51% respectively. The "as-is" Maturity LTV
      (%) is 58.80%, 58.80%, 72.46% and 72.46% respectively.

9     With respect to mortgage loans secured by multiple properties each mortgage loan's Original Balance ($), Cut-Off Date Balance ($) and
      Maturity/ARD Balance ($) are allocated to the respective properties based on an allocation determined by Appraised Value ($), or based on allocations in the related loan documents.

10    The Admin. Fee (%) includes the primary servicing fee, master servicing fee, sub-servicing fee and trustee fees applicable to each mortgage loan.

11    The Net Mortgage Rate (%) equates to the related Interest Rate (%) less the related Admin. Fee (%).

12    With respect to mortgage loan number 77, the monthly payment of principal and interest through the June 2011 payment date is $59,270.65. Beginning with the July 2011 payment date, the monthly payment of principal and interest is $63,108.75. See Annex A-3 for the amortization schedule for more information.

13    With respect to mortgage loan number 86, there are 36 months of interest only at the end of the mortgage loan term beginning with the September
      2013 payment date. See Annex A-4 for the amortization schedule for more information.

14    With respect to mortgage loan numbers 13, 14, 21, 44, 45, 138 and 158 the
      First Payment Date under the loan documents is November 1, 2006. The
      Original Term to Maturity or ARD, First Payment Date, Initial Interest
      Only Period, Remaining Interest Only Period, Original Prepayment
      Provisions (Payments), are adjusted to reflect an interest only payment the trust will receive from the related Originator on the Closing Date.

15    Mortgage loan number 61 provides for a prepayment premium that is equal to the greater of (A) one percent (1%) of the outstanding principal balance of the loan being prepaid or (B) the excess, if any, of (1) the sum of the present values of all then-scheduled payments of principal and interest including, but not limited to, principal and interest on the maturity date
      (with each such payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate), over (2) the outstanding principal amount of the loan. "Prepayment Rate" shall mean the bond equivalent yield on the United
      States Treasury Security that has a remaining term to maturity closest to, but not exceeding, the remaining term to the maturity date of the loan.

16    Mortgage loan numbers 86, 99 and 147 provide for a prepayment premium that is equal to the greater of (A) 1% of the outstanding principal amount of the loan and (B) the positive difference, if any, between (x) the present value on the date of such prepayment of all future installments which would otherwise required to be paid during the original term hereof absent such prepayment, including the unpaid principal amount which would otherwise be due upon the scheduled maturity date absent such prepayment, with such present value being determined by the use of a discount rate equal to the yield to maturity (adjusted to a "Mortgage Equivalent Basis"
      ), on the date of such prepayment, of the United States treasury security having the term to maturity closest to what otherwise would have been the remaining term hereof absent such prepayment and (y) the outstanding principal amount on the date of such prepayment.

17    Mortgage loan number 178 provides for a prepayment premium that shall be equal to the greater of (A) one percent (1%) of the outstanding principal balance of the note or (B) the excess, if any, of (l) the present value of all scheduled interest and principal payments due on each scheduled payment date in respect of the loan for the period from the date of such accepted prepayment to the maturity date, including the principal amount of the loan scheduled to be due on the maturity date, discounted at an interest rate per annum equal to the Index, based on a 360-day year of twelve 30-day months, over (2) the principal amount of the loan outstanding immediately before such accepted prepayment. For purposes hereof, "Index" means the average yield for "treasury constant maturities"
      published by the Federal Reserve Board for the second full week preceding the date of acceleration of the maturity date for instruments having a maturity coterminous with the remaining term of the loan.

18    Mortgage loan numbers 12, 22, 25, 26, 27, 28, 29, 30, 31, 37, 42, 62, 81,
      95, 107, 116, 134, 136, 150, 165, 185 and 187 provide for a prepayment premium that is equal to the greater of (i) one percent (1%) of the outstanding principal balance at the time of prepayment; or (ii) the Yield
      Maintenance Amount. The term "Yield Maintenance Amount" shall mean the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any balloon payment) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" shall mean the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate" shall mean the yield calculated by the linear interpolation of the yields, for the week ending prior to the prepayment date, of U.S. Treasury constant maturities with maturity dates most nearly approximating the maturity date.

19    Mortgage loan number 115 provides for a prepayment premium that is equal to the greater of (i) one percent (1%) of the amount of the principal indebtedness ("PI") and (ii) amount equal to product obtained by multiplying: (A) amount of principal indebtedness ("PI") being repaid, by
      (B) difference obtained by subtracting Adjusted Yield Rate ("AYR") from
      Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 - (1 + r/12)^-n)/r where r=AYR and n=remaining term of the mortgage loan in months calculated as follows: number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

      "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
      "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

20    Mortgage loan numbers 179 and 183 provide for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to product obtained by multiplying: (A) amount of principal indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate
      ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 - (1 + r/12)^-n)/r where r=AYR and
      n=remaining term of the mortgage loan in months calculated as follows:
      number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

      "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
      "Minimum Fee" means: (a) 3.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 49th payment date but prior to the 60th payment date, (b) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th payment date but prior to the 72nd payment date, or (c) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 72nd payment date but prior to the open date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

21    Mortgage loan number 202 provides for a prepayment premium that is equal to the greater of (i) Minimum Fee and (ii) amount equal to product obtained by multiplying: (A) amount of principal indebtedness ("PI") being repaid, by (B) difference obtained by subtracting Adjusted Yield Rate
      ("AYR") from Adjusted Interest Rate ("AIR"), by (C) present value factor calculated using formula: (1 - (1 + r/12)^-n)/r where r=AYR and
      n=remaining term of the mortgage loan in months calculated as follows:
      number of days (and any fraction thereof) between date of prepayment or acceleration and maturity date, multiplied by 12/365.25.

      "AIR" means Interest Rate multiplied by 365.25/360. "AYR" means product of formula: (((1+Reference Treasury Yield/2)^(1/6)) - 1) multiplied by 12.
      "Minimum Fee" means: (a) 3.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 60th payment date but prior to the 72nd payment date, (b) 2.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 72nd payment date but prior to the 84th payment date, or (c) 1.0% of the amount of the PI being prepaid in the event such prepayment is made on or after the 84th payment date but prior to the open date. "Reference Treasury Yield" means the yield rate on the U.S. Treasury with a maturity date closest to, but shorter than, the remaining average life of the mortgage loan.

22    With respect to mortgage loan number 4, the Monthly Capex Reserve ($) is required to be a percentage of gross operating revenue as follows: 2% for months 1 through 24, 3% for months 25 through 36 and 4% thereafter. These amounts will be held with the Manager so long as the Manager is Westin
      Hotel Management, L.P. (or an affiliate) and it is not in default.

23    With respect to mortgage loan number 98, the Monthly TI/LC Reserve ($) is zero but payments will be $12,500 starting 8/1/07 to 7/1/08, $14,167 from
      8/1/07 to 7/1/09 and $6,250 from 7/1/09 until the end of the loan. $100K at closing, Year 2 = $150,000, Year 3 = $170,000, then annually. From July
      1, 2009, there will be Monthly TI/LC Reserve Cap ($) of $225,000.

24    With respect to those mortgaged properties indicating an Appraisal Date beyond the Cut-Off Date, the Appraised Value ($) and the corresponding
      Appraisal Date are based on stabilization

                              Annex A-2(All Loans)

LOAN SELLERS

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF        MORTGAGE    WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
                           MORTGAGE    DATE PRINCIPAL      POOL      MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
MORTGAGE LOAN SELLER         LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

MLML                           58       1,077,900,362      44.45%      6.0907         111          1.44        65.73       59.49
CRF                           113       1,009,711,413      41.64%      6.1768         115          1.30        68.17       61.04
PNC                            40         337,410,257      13.91%      6.1981         121          1.27        73.22       65.09
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       211      $2,425,022,033     100.00%      6.1415         114          1.36X       67.79       60.91
===================================================================================================================================

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF        MORTGAGE    WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
                           MORTGAGED   DATE PRINCIPAL      POOL      MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
PROPERTY TYPE             PROPERTIES    BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

Retail                        113         886,782,259      36.57%      5.9644         108          1.45        64.53       58.01
  Anchored                     35         527,933,211      21.77%      5.8205         101          1.57        61.21       55.52
  Unanchored                   50         224,506,482       9.26%      6.1204         120          1.27        69.05       61.07
  Shadow Anchored              13          50,318,544       2.07%      6.1417         114          1.23        73.06       66.27
  Single Tenant                15          84,024,022       3.46%      6.3453         119          1.28        68.24       60.52
Hospitality                    30         519,174,711      21.41%      6.3826         118          1.38        67.38       60.58
Multifamily                    37         376,580,018      15.53%      6.1510         114          1.27        72.97       66.29
  Multifamily                  33         332,655,933      13.72%      6.1392         119          1.28        72.47       65.27
  Manufactured Housing          4          43,924,085       1.81%      6.2408          79          1.21        76.79       74.01
Office                         46         323,764,612      13.35%      6.1880         119          1.26        72.22       65.21
Industrial                     35         171,550,240       7.07%      6.2306         119          1.27        69.39       60.20
Mixed Use                       9          74,734,146       3.08%      6.0966         119          1.32        63.61       58.07
Self Storage                   19          71,690,592       2.96%      6.1534         119          1.29        64.45       56.54
Land                            1             745,455       0.03%      6.8000         118          1.34        39.23       18.23
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       290      $2,425,022,033     100.00%      6.1415         114          1.36X       67.79       60.91
===================================================================================================================================

                              Annex A-2(All Loans)

PROPERTY STATE/LOCATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                          NUMBER OF       CUT-OFF        MORTGAGE    WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
                          MORTGAGED    DATE PRINCIPAL      POOL      MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
PROPERTY STATE/LOCATION   PROPERTIES    BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

California         CA          57         578,645,822      23.86%      6.0155         103          1.56        59.58       55.50
  Southern         SCA         44         299,870,276      12.37%      6.1604         119          1.34        64.22       58.76
  Northern         NCA         13         278,775,546      11.50%      5.8597          86          1.79        54.60       52.04
Texas              TX          34         279,201,534      11.51%      6.2275         119          1.28        73.93       65.35
Virginia           VA          52         278,721,250      11.49%      6.2280         120          1.25        65.51       53.94
Florida            FL          16         178,506,525       7.36%      6.2081         119          1.33        71.57       64.14
Arizona            AZ          14         144,812,988       5.97%      6.1557         119          1.34        69.70       63.73
Georgia            GA           9          94,397,966       3.89%      5.7485         118          1.25        69.83       61.78
Illinois           IL           9          85,491,699       3.53%      6.1626         107          1.25        71.81       68.44
North Carolina     NC           5          83,936,613       3.46%      6.2801         119          1.30        71.67       66.95
Tennessee          TN           6          74,833,671       3.09%      6.1596         118          1.31        71.30       63.52
Oregon             OR           3          60,300,000       2.49%      6.2640         120          1.29        71.67       66.75
New York           NY          10          53,325,000       2.20%      6.1553         119          1.35        67.47       60.32
Indiana            IN           4          48,717,634       2.01%      6.1521         122          1.32        73.95       65.80
Nevada             NV           8          45,788,000       1.89%      6.0646         102          1.33        67.13       61.83
Pennsylvania       PA           9          44,905,823       1.85%      6.0046         120          1.37        62.39       55.35
West Virginia      WV           1          43,000,000       1.77%      6.2952         120          1.30        71.49       67.14
New Jersey         NJ           4          38,194,493       1.58%      6.2816         118          1.29        72.32       64.79
Washington         WA          10          37,276,721       1.54%      6.0417         100          1.24        76.25       68.48
Rhode Island       RI           2          30,389,608       1.25%      6.1317         120          1.17        75.26       69.06
Maryland           MD           2          28,000,000       1.15%      6.1050         119          1.42        65.44       59.72
Kansas             KS           3          23,252,835       0.96%      6.2143         120          1.29        73.09       67.47
Missouri           MO           3          21,442,262       0.88%      6.3255         118          1.34        72.51       60.97
Louisiana          LA           3          19,900,000       0.82%      6.4327         119          1.24        67.18       59.93
Arkansas           AR           3          19,165,808       0.79%      6.4341         123          1.59        71.35       55.67
South Carolina     SC           4          14,950,530       0.62%      6.2192         124          1.22        72.50       64.83
Colorado           CO           4          13,360,629       0.55%      6.6417         119          1.35        69.40       60.87
Delaware           DE           2          12,125,000       0.50%      6.2105         117          1.23        77.55       68.37
Ohio               OH           3          11,642,864       0.48%      6.3537         118          1.24        72.93       64.72
Massachusetts      MA           1          11,330,000       0.47%      6.3200         118          1.21        73.57       66.90
Kentucky           KY           1          10,725,000       0.44%      5.4130         116          1.67        55.00       55.00
Utah               UT           1           9,504,726       0.39%      6.2940         118          1.32        72.01       65.99
Alabama            AL           2           8,910,000       0.37%      6.2436          72          1.32        62.06       49.30
Connecticut        CT           1           8,189,939       0.34%      6.2000         119          1.20        65.52       51.15
New Mexico         NM           2           7,771,416       0.32%      6.2240         117          1.23        74.02       65.15
Michigan           MI           2           4,305,675       0.18%      6.4613         118          1.39        75.47       64.97
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       290      $2,425,022,033     100.00%      6.1415         114          1.36X       67.79       60.91
===================================================================================================================================

                              Annex A-2(All Loans)

CUT-OFF DATE PRINCIPAL BALANCES ($)

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
RANGE OF                   NUMBER OF      CUT-OFF        MORTGAGE    WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
CUT-OFF DATE PRINCIPAL     MORTGAGE    DATE PRINCIPAL      POOL      MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
BALANCES ($)                 LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

    745,455 - 2,999,999        45          94,614,112       3.90%      6.3202         123          1.30        67.86       57.89
  3,000,000 - 3,999,999        18          63,235,629       2.61%      6.2609         118          1.30        67.42       61.33
  4,000,000 - 4,999,999        17          76,029,364       3.14%      6.2406         118          1.27        69.56       61.71
  5,000,000 - 5,999,999        22         119,523,874       4.93%      6.2296         119          1.32        69.61       61.71
  6,000,000 - 6,999,999        21         135,124,736       5.57%      6.2095         119          1.35        68.50       60.42
  7,000,000 - 7,999,999         9          67,256,438       2.77%      6.1997         113          1.34        66.45       58.85
  8,000,000 - 9,999,999        20         177,719,274       7.33%      6.2550         120          1.29        69.47       61.12
 10,000,000 - 12,999,999       17         195,866,072       8.08%      6.2516         111          1.33        67.70       61.57
 13,000,000 - 19,999,999       18         277,410,283      11.44%      6.1597         119          1.39        69.81       62.53
 20,000,000 - 49,999,999       18         478,842,252      19.75%      6.0670         117          1.26        72.05       65.76
 50,000,000 - 99,999,999        3         201,600,000       8.31%      6.1655         116          1.24        65.56       59.64
100,000,000 - 247,200,000       3         537,800,000      22.18%      6.0084         103          1.55        62.61       56.51
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       211      $2,425,022,033     100.00%      6.1415         114          1.36X       67.79       60.91
===================================================================================================================================

Minimum: $745,455
Maximum: $247,200,000
Average: $11,492,995

MORTGAGE RATES (%)

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF        MORTGAGE    WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
RANGE OF                   MORTGAGE    DATE PRINCIPAL      POOL      MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
MORTGAGE RATES (%)           LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

     5.2709 - 5.4999            3          71,425,000       2.95%      5.3074         113          1.34        67.10       60.98
     5.5000 - 5.6999            1         155,600,000       6.42%      5.5536          60          2.22        40.00       40.00
     5.7000 - 5.8999           11         139,344,043       5.75%      5.8357         117          1.40        67.36       60.24
     5.9000 - 6.0999           35         528,296,811      21.79%      6.0094         120          1.28        70.27       61.73
     6.1000 - 6.2999           84         968,570,904      39.94%      6.2163         117          1.29        71.79       65.43
     6.3000 - 6.4999           52         339,204,370      13.99%      6.3688         117          1.33        68.58       60.53
     6.5000 - 6.6999           16         174,408,625       7.19%      6.5897         116          1.25        62.79       55.96
     6.7000 - 6.8999            5          28,197,779       1.16%      6.7666         125          1.31        63.36       50.46
     6.9000 - 7.0999            3           9,271,257       0.38%      6.9440         160          1.38        71.25       56.18
     7.1000 - 7.1300            1          10,703,243       0.44%      7.1300         118          1.45        61.87       49.81
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       211      $2,425,022,033     100.00%      6.1415         114          1.36X       67.79       60.91
===================================================================================================================================

Minimum: 5.2709
Maximum: 7.1300
Weighted Average: 6.1415

                              Annex A-2(All Loans)

DEBT SERVICE COVERAGE RATIOS (X)

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
RANGE OF                   NUMBER OF      CUT-OFF        MORTGAGE    WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
DEBT SERVICE COVERAGE      MORTGAGE    DATE PRINCIPAL      POOL      MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
RATIOS (X)                   LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

       1.15 - 1.19              7          82,730,966       3.41%      6.1507         126          1.16        74.22       65.98
       1.20 - 1.24             88         883,050,960      36.41%      6.1718         116          1.21        72.90       64.64
       1.25 - 1.29             42         437,344,507      18.03%      6.1639         118          1.26        66.43       59.76
       1.30 - 1.34             23         453,410,449      18.70%      6.2246         119          1.31        69.98       64.80
       1.35 - 1.39              7          65,299,832       2.69%      5.9998         116          1.36        73.04       65.46
       1.40 - 1.44             15         123,375,332       5.09%      6.3050         119          1.41        67.51       58.29
       1.45 - 1.49              8          83,863,391       3.46%      6.2643         119          1.45        64.81       54.88
       1.50 - 1.59              8          36,691,886       1.51%      6.2654         118          1.54        65.95       55.58
       1.60 - 1.99              8          66,614,953       2.75%      6.1025         118          1.76        63.62       55.74
       2.00 - 2.48              5         192,639,757       7.94%      5.6319          71          2.20        40.98       40.77
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       211      $2,425,022,033     100.00%      6.1415         114          1.36X       67.79       60.91
===================================================================================================================================

Minimum: 1.15x
Maximum: 2.48x
Weighted Average: 1.36x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF        MORTGAGE    WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
RANGE OF CUT-OFF DATE      MORTGAGE    DATE PRINCIPAL      POOL      MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
LOAN-TO-VALUE RATIOS (%)     LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

      32.05 - 50.00            11         204,113,024       8.42%      5.6713          74          2.15        41.02       40.74
      50.01 - 60.00            22         241,597,345       9.96%      6.3312         117          1.37        55.60       49.16
      60.01 - 65.00            28         190,181,376       7.84%      6.2385         120          1.31        63.16       55.49
      65.01 - 70.00            40         371,040,033      15.30%      6.0814         118          1.29        67.98       61.55
      70.01 - 75.00            65         964,569,883      39.78%      6.1794         118          1.28        72.45       64.56
      75.01 - 77.50            16         190,097,247       7.84%      6.2341         110          1.24        76.61       69.09
      77.51 - 80.00            25         238,373,126       9.83%      6.1296         118          1.25        79.06       70.80
      80.01 - 82.73             4          25,050,000       1.03%      6.2496         124          1.25        81.60       71.01
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       211      $2,425,022,033     100.00%      6.1415         114          1.36X       67.79       60.91
===================================================================================================================================

Minimum: 32.05
Maximum: 82.73
Weighted Average: 67.79

                              Annex A-2(All Loans)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF        MORTGAGE    WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
RANGE OF MATURITY DATE     MORTGAGE    DATE PRINCIPAL      POOL      MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
OR ARD LTV RATIOS (%)        LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

  Fully Amortizing              1           3,557,540       0.15%      6.1500         118          1.20        32.05        0.00
      18.23 - 50.00            28         329,986,100      13.61%      5.9152          91          1.89        47.16       43.00
      50.01 - 55.00            20         201,271,498       8.30%      6.3838         119          1.30        58.75       51.78
      55.01 - 60.00            34         329,941,669      13.61%      6.1628         120          1.28        68.70       56.92
      60.01 - 62.50            26         271,872,728      11.21%      6.0390         118          1.31        68.62       61.37
      62.51 - 65.00            22         162,805,064       6.71%      6.2364         119          1.26        71.17       63.68
      65.01 - 67.50            40         677,125,156      27.92%      6.1626         119          1.27        73.19       66.63
      67.51 - 70.00            17         159,494,278       6.58%      6.1759         114          1.26        73.85       68.96
      70.01 - 76.67            23         288,968,000      11.92%      6.1814         112          1.25        78.31       72.47
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       211      $2,425,022,033     100.00%      6.1415         114          1.36X       67.79       60.91
===================================================================================================================================

Minimum: 18.23
Maximum: 76.67
Weighted Average: 60.91

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF        MORTGAGE    WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
RANGE OF REMAINING         MORTGAGE    DATE PRINCIPAL      POOL      MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
TERMS TO MATURITY (MOS.)     LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

         59 - 60                4         186,600,000       7.69%      5.6879          60          2.06        45.04       44.36
         61 - 84                3          34,890,000       1.44%      6.1911          82          1.22        76.62       73.33
         85 - 121             197       2,150,426,482      88.68%      6.1764         119          1.31        69.48       62.13
        122 - 214               7          53,105,551       2.19%      6.2878         140          1.18        73.33       61.88
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       211      $2,425,022,033     100.00%      6.1415         114          1.36X       67.79       60.91
===================================================================================================================================

Minimum: 59 mos.
Maximum: 214 mos.
Weighted Average: 114 mos.

REMAINING STATED AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
RANGE OF REMAINING         NUMBER OF      CUT-OFF        MORTGAGE    WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
STATED AMORTIZATION        MORTGAGE    DATE PRINCIPAL      POOL      MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
TERMS (MOS.)                 LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

  Interest Only                11         280,490,000      11.57%      5.7541          84          1.90        50.20       50.20
        118 - 240               4          16,894,523       0.70%      6.2249          94          1.35        55.66       40.88
        241 - 300              12         205,615,137       8.48%      6.1835         120          1.31        69.84       54.30
        301 - 360             176       1,829,762,143      75.45%      6.1968         119          1.29        70.03       63.08
        361 - 420               8          92,260,230       3.80%      6.1138         108          1.23        74.40       68.18
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       211      $2,425,022,033     100.00%      6.1415         114          1.36X       67.79       60.91
===================================================================================================================================

Minimum: 118 mos.
Maximum: 420 mos.
Weighted Average: 354 mos.

                              Annex A-2(All Loans)

AMORTIZATION TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF        MORTGAGE    WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
                           MORTGAGE    DATE PRINCIPAL      POOL      MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
AMORTIZATION TYPES           LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

IO-Balloon                    114       1,482,976,581      61.15%      6.1699         117          1.27        70.21       64.18
Balloon                        83         642,197,912      26.48%      6.2424         120          1.33        70.14       58.10
Interest Only                  11         280,490,000      11.57%      5.7541          84          1.90        50.20       50.20
IO-ARD                          2          15,800,000       0.65%      6.2547         119          1.24        64.50       58.58
Fully Amortizing                1           3,557,540       0.15%      6.1500         118          1.20        32.05        0.00
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       211      $2,425,022,033     100.00%      6.1415         114          1.36X       67.79       60.91
===================================================================================================================================

ESCROW TYPES

------------------------------------------------------------------
                                                           % OF
                                         AGGREGATE        INITIAL
                           NUMBER OF      CUT-OFF        MORTGAGE
                           MORTGAGE    DATE PRINCIPAL      POOL
ESCROW TYPES                 LOANS      BALANCE ($)       BALANCE
------------------------------------------------------------------
Real Estate Tax               189       1,758,946,686      72.53%
Insurance                     171       1,521,627,772      62.75%
Replacement Reserves          171       1,489,629,173      61.43%
TI/LC Reserves                 92         740,557,643      50.83%

LOCKBOX TYPES

------------------------------------------------------------------
                                                           % OF
                                         AGGREGATE        INITIAL
                           NUMBER OF      CUT-OFF        MORTGAGE
                           MORTGAGE    DATE PRINCIPAL      POOL
LOCKBOX TYPES                LOANS      BALANCE ($)       BALANCE
------------------------------------------------------------------
Hard                           50         872,990,316      36.00%
Soft at Closing,
 Springing Hard                 5         341,675,000      14.09%
Soft                            1          94,000,000       3.88%
None at Closing,
 Springing Soft                 1           1,733,000       0.07%
------------------------------------------------------------------

                             Annex A-2(Loan Group 1)

LOAN SELLERS

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
                           MORTGAGE    DATE PRINCIPAL     GROUP 1    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
MORTGAGE LOAN SELLER         LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

MLML                           48         927,986,891      44.60%      6.1012         109          1.46        64.96       58.79
CRF                           101         925,858,568      44.49%      6.1675         117          1.31        67.82       60.57
PNC                            29         227,020,641      10.91%      6.1929         118          1.29        71.86       63.81
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       178      $2,080,866,100     100.00%      6.1407         114          1.37X       66.99       60.13
===================================================================================================================================

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
                           MORTGAGED   DATE PRINCIPAL     GROUP 1    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
PROPERTY TYPE             PROPERTIES    BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

Retail                        113         886,782,259      42.62%      5.9644         108          1.45        64.53       58.01
  Anchored                     35         527,933,211      25.37%      5.8205         101          1.57        61.21       55.52
  Unanchored                   50         224,506,482      10.79%      6.1204         120          1.27        69.05       61.07
  Shadow Anchored              13          50,318,544       2.42%      6.1417         114          1.23        73.06       66.27
  Single Tenant                15          84,024,022       4.04%      6.3453         119          1.28        68.24       60.52
Hospitality                    30         519,174,711      24.95%      6.3826         118          1.38        67.38       60.58
Office                         46         323,764,612      15.56%      6.1880         119          1.26        72.22       65.21
Industrial                     35         171,550,240       8.24%      6.2306         119          1.27        69.39       60.20
Mixed Use                       9          74,734,146       3.59%      6.0966         119          1.32        63.61       58.07
Self Storage                   19          71,690,592       3.45%      6.1534         119          1.29        64.45       56.54
Manufactured Housing            3          32,424,085       1.56%      6.2021          85          1.21        76.83       73.07
Land                            1             745,455       0.04%      6.8000         118          1.34        39.23       18.23
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       256      $2,080,866,100     100.00%      6.1407         114          1.37X       66.99       60.13
===================================================================================================================================

                             Annex A-2(Loan Group 1)

PROPERTY STATE/LOCATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
                           MORTGAGED   DATE PRINCIPAL     GROUP 1    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
PROPERTY STATE/LOCATION   PROPERTIES    BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

California         CA          57         578,645,822      27.81%      6.0155         103          1.56        59.58       55.50
  Southern         SCA         44         299,870,276      14.41%      6.1604         119          1.34        64.22       58.76
  Northern         NCA         13         278,775,546      13.40%      5.8597          86          1.79        54.60       52.04
Virginia           VA          52         278,721,250      13.39%      6.2280         120          1.25        65.51       53.94
Texas              TX          25         163,125,102       7.84%      6.2788         117          1.32        72.85       63.60
Florida            FL          13         135,979,529       6.53%      6.2530         119          1.36        69.16       62.21
Illinois           IL           9          85,491,699       4.11%      6.1626         107          1.25        71.81       68.44
North Carolina     NC           5          83,936,613       4.03%      6.2801         119          1.30        71.67       66.95
Tennessee          TN           6          74,833,671       3.60%      6.1596         118          1.31        71.30       63.52
Georgia            GA           6          73,801,729       3.55%      5.5862         113          1.26        69.21       61.49
Arizona            AZ           9          73,391,673       3.53%      6.1372         119          1.36        66.81       61.10
Oregon             OR           2          56,000,000       2.69%      6.2627         120          1.29        71.57       66.79
Indiana            IN           4          48,717,634       2.34%      6.1521         122          1.32        73.95       65.80
West Virginia      WV           1          43,000,000       2.07%      6.2952         120          1.30        71.49       67.14
New York           NY           7          48,100,000       2.31%      6.1582         120          1.35        66.92       59.67
New Jersey         NJ           4          38,194,493       1.84%      6.2816         118          1.29        72.32       64.79
Nevada             NV           7          33,388,000       1.60%      5.9029         118          1.38        65.74       59.34
Rhode Island       RI           2          30,389,608       1.46%      6.1317         120          1.17        75.26       69.06
Maryland           MD           2          28,000,000       1.35%      6.1050         119          1.42        65.44       59.72
Washington         WA           9          25,776,721       1.24%      5.9041         118          1.26        76.07       64.83
Kansas             KS           3          23,252,835       1.12%      6.2143         120          1.29        73.09       67.47
Louisiana          LA           3          19,900,000       0.96%      6.4327         119          1.24        67.18       59.93
Pennsylvania       PA           7          18,105,823       0.87%      6.1757         119          1.27        75.19       66.15
Arkansas           AR           2          18,084,067       0.87%      6.4002         118          1.61        71.51       56.20
South Carolina     SC           4          14,950,530       0.72%      6.2192         124          1.22        72.50       64.83
Colorado           CO           4          13,360,629       0.64%      6.6417         119          1.35        69.40       60.87
Missouri           MO           2          12,978,791       0.62%      6.3611         118          1.42        68.68       57.01
Massachusetts      MA           1          11,330,000       0.54%      6.3200         118          1.21        73.57       66.90
Utah               UT           1           9,504,726       0.46%      6.2940         118          1.32        72.01       65.99
Alabama            AL           2           8,910,000       0.43%      6.2436          72          1.32        62.06       49.30
Connecticut        CT           1           8,189,939       0.39%      6.2000         119          1.20        65.52       51.15
New Mexico         NM           2           7,771,416       0.37%      6.2240         117          1.23        74.02       65.15
Ohio               OH           2           6,900,000       0.33%      6.3391         118          1.27        72.91       66.13
Delaware           DE           1           5,925,000       0.28%      6.1900         117          1.25        80.07       71.26
Michigan           MI           1           2,208,799       0.11%      6.5100         118          1.25        77.27       66.61
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       256      $2,080,866,100     100.00%      6.1407         114          1.37X       66.99       60.13
===================================================================================================================================

                             Annex A-2(Loan Group 1)

CUT-OFF DATE PRINCIPAL BALANCES ($)

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
RANGE OF                   NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
CUT-OFF DATE PRINCIPAL     MORTGAGE    DATE PRINCIPAL     GROUP 1    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
BALANCES ($)                 LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

    745,455 - 2,999,999        38          79,562,262       3.82%      6.2764         117          1.30        67.43       58.27
  3,000,000 - 3,999,999        15          52,435,629       2.52%      6.2887         118          1.31        65.66       59.86
  4,000,000 - 4,999,999        15          66,986,500       3.22%      6.2285         118          1.28        69.11       61.35
  5,000,000 - 5,999,999        22         119,523,874       5.74%      6.2296         119          1.32        69.61       61.71
  6,000,000 - 6,999,999        19         122,099,736       5.87%      6.1983         119          1.37        67.80       59.79
  7,000,000 - 7,999,999         8          59,860,123       2.88%      6.1996         112          1.34        66.93       59.16
  8,000,000 - 9,999,999        17         150,004,370       7.21%      6.2385         119          1.31        68.58       60.81
 10,000,000 - 14,999,999       20         249,561,355      11.99%      6.2960         119          1.39        66.72       58.41
 15,000,000 - 19,999,999        6         104,740,000       5.03%      6.0245         118          1.40        68.04       63.72
 20,000,000 - 49,999,999       12         336,692,252      16.18%      6.0792         116          1.24        72.46       66.02
 50,000,000 - 99,999,999        3         201,600,000       9.69%      6.1655         116          1.24        65.56       59.64
100,000,000 - 247,200,000       3         537,800,000      25.85%      6.0084         103          1.55        62.61       56.51
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       178      $2,080,866,100     100.00%      6.1407         114          1.37X       66.99       60.13
===================================================================================================================================

Minimum: $745,455
Maximum: $247,200,000
Average: $11,690,259

MORTGAGE RATES (%)

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
RANGE OF                   MORTGAGE    DATE PRINCIPAL     GROUP 1    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
MORTGAGE RATES (%)           LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

     5.2709 - 5.6999            3         216,300,000      10.39%      5.4793          75          1.96        48.20       46.19
     5.7000 - 5.8999           10         115,344,043       5.54%      5.8303         116          1.39        70.59       63.06
     5.9000 - 5.9999           15         162,711,811       7.82%      5.9686         120          1.33        66.15       60.92
     6.0000 - 6.0999           13         267,785,000      12.87%      6.0285         120          1.24        70.94       59.56
     6.1000 - 6.1999           33         292,637,286      14.06%      6.1461         114          1.29        70.16       63.33
     6.2000 - 6.2999           38         535,334,038      25.73%      6.2665         119          1.30        71.88       66.19
     6.3000 - 6.4999           46         296,612,634      14.25%      6.3704         119          1.34        67.58       59.22
     6.5000 - 6.7499           15         154,319,321       7.42%      6.5969         119          1.27        61.56       54.62
     6.7500 - 6.9999            4          29,118,724       1.40%      6.7908         119          1.35        63.36       51.94
     7.0000 - 7.1300            1          10,703,243       0.51%      7.1300         118          1.45        61.87       49.81
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       178      $2,080,866,100     100.00%      6.1407         114          1.37X       66.99       60.13
===================================================================================================================================

Minimum: 5.2709
Maximum: 7.1300
Weighted Average: 6.1407

                             Annex A-2(Loan Group 1)

DEBT SERVICE COVERAGE RATIOS (X)

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
RANGE OF                   NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
DEBT SERVICE COVERAGE      MORTGAGE    DATE PRINCIPAL     GROUP 1    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
RATIOS (X)                   LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

       1.15 - 1.19              5          70,769,328       3.40%      6.0661         122          1.16        74.25       67.01
       1.20 - 1.24             70         683,848,090      32.86%      6.1643         117          1.22        72.22       63.52
       1.25 - 1.29             40         425,648,192      20.46%      6.1621         118          1.26        66.43       59.75
       1.30 - 1.34             19         409,614,211      19.68%      6.2368         118          1.31        69.72       64.60
       1.35 - 1.44             19         168,498,167       8.10%      6.2122         118          1.40        68.32       59.68
       1.45 - 1.49              6          39,363,391       1.89%      6.5822         119          1.45        65.87       53.89
       1.50 - 1.59              7          34,595,011       1.66%      6.2566         118          1.54        65.49       55.12
       1.60 - 1.79              4          31,223,957       1.50%      6.1847         118          1.66        69.28       58.17
       1.80 - 2.48              8         217,305,753      10.44%      5.7075          76          2.17        43.16       42.16
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       178      $2,080,866,100     100.00%      6.1407         114          1.37X       66.99       60.13
===================================================================================================================================

Minimum: 1.15x
Maximum: 2.48x
Weighted Average: 1.37x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
RANGE OF CUT-OFF DATE      MORTGAGE    DATE PRINCIPAL     GROUP 1    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
LOAN-TO-VALUE RATIOS (%)     LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

      32.05 - 50.00            11         204,113,024       9.81%      5.6713          74          2.15        41.02       40.74
      50.01 - 60.00            19         205,247,345       9.86%      6.4349         117          1.35        56.09       49.12
      60.01 - 65.00            27         182,785,061       8.78%      6.2400         120          1.31        63.19       55.46
      65.01 - 70.00            35         333,431,295      16.02%      6.0822         118          1.29        68.00       61.19
      70.01 - 75.00            53         864,357,474      41.54%      6.1646         119          1.29        72.49       64.55
      75.01 - 77.50            13         156,947,247       7.54%      6.2154         112          1.24        76.61       68.55
      77.51 - 80.00            19         128,059,655       6.15%      6.1733         118          1.22        79.09       71.36
      80.01 - 80.07             1           5,925,000       0.28%      6.1900         117          1.25        80.07       71.26
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       178      $2,080,866,100     100.00%      6.1407         114          1.37X       66.99       60.13
===================================================================================================================================

Minimum: 32.05
Maximum: 80.07
Weighted Average: 66.99

                             Annex A-2(Loan Group 1)

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
RANGE OF MATURITY DATE     MORTGAGE    DATE PRINCIPAL     GROUP 1    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
OR ARD LTV RATIOS (%)        LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

  Fully Amortizing              1           3,557,540       0.17%      6.1500         118          1.20        32.05        0.00
      18.23 - 50.00            25         301,908,121      14.51%      5.9047          88          1.93        46.47       42.64
      50.01 - 55.00            18         188,921,498       9.08%      6.4403         119          1.28        59.00       51.60
      55.01 - 60.00            30         308,281,719      14.82%      6.1474         120          1.28        68.74       56.82
      60.01 - 62.50            24         259,632,934      12.48%      6.0275         117          1.31        68.36       61.35
      62.51 - 65.00            17         127,865,325       6.14%      6.2526         119          1.27        71.18       63.52
      65.01 - 67.50            32         579,586,685      27.85%      6.1638         119          1.27        73.21       66.62
      67.51 - 70.00            16         147,094,278       7.07%      6.1485         119          1.26        74.11       69.00
      70.01 - 74.18            15         164,018,000       7.88%      6.2205         111          1.26        77.59       72.92
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       178      $2,080,866,100     100.00%      6.1407         114          1.37X       66.99       60.13
===================================================================================================================================

Minimum: 18.23
Maximum: 74.18
Weighted Average: 60.13

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
RANGE OF REMAINING         MORTGAGE    DATE PRINCIPAL     GROUP 1    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
TERMS TO MATURITY (MOS.)     LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

         60 - 84                5         197,590,000       9.50%      5.6872          64          2.01        47.16       46.08
         85 - 114               3          86,312,247       4.15%      5.5075         112          1.32        70.31       62.28
        115 - 121             167       1,759,897,918      84.58%      6.2237         119          1.31        68.92       61.52
        122 - 179               3          37,065,934       1.78%      6.0921         129          1.17        73.39       64.02
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       178      $2,080,866,100     100.00%      6.1407         114          1.37X       66.99       60.13
===================================================================================================================================

Minimum: 60 mos.
Maximum: 179 mos.
Weighted Average: 114 mos.

REMAINING STATED AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
RANGE OF REMAINING         NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
STATED AMORTIZATION        MORTGAGE    DATE PRINCIPAL     GROUP 1    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
TERMS (MOS.)                 LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

  Interest Only                 8         237,015,000      11.39%      5.7165          80          2.00        47.19       47.19
        118 - 240               4          16,894,523       0.81%      6.2249          94          1.35        55.66       40.88
        241 - 300              12         205,615,137       9.88%      6.1835         120          1.31        69.84       54.30
        301 - 360             148       1,563,977,525      75.16%      6.1974         118          1.29        69.48       62.71
        361 - 420               6          57,363,915       2.76%      6.1702         100          1.23        73.93       68.65
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       178      $2,080,866,100     100.00%      6.1407         114          1.37X       66.99       60.13
===================================================================================================================================

Minimum: 118 mos.
Maximum: 420 mos.
Weighted Average: 351 mos.

                             Annex A-2(Loan Group 1)

AMORTIZATION TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
                           MORTGAGE    DATE PRINCIPAL     GROUP 1    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
AMORTIZATION TYPES           LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

IO-Balloon                     97       1,283,576,581      61.68%      6.1733         118          1.27        69.83       63.88
Balloon                        70         540,916,979      25.99%      6.2460         118          1.34        69.23       56.94
Interest Only                   8         237,015,000      11.39%      5.7165          80          2.00        47.19       47.19
IO-ARD                          2          15,800,000       0.76%      6.2547         119          1.24        64.50       58.58
Fully Amortizing                1           3,557,540       0.17%      6.1500         118          1.20        32.05        0.00
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:       178      $2,080,866,100     100.00%      6.1407         114          1.37X       66.99       60.13
===================================================================================================================================

ESCROW TYPES

------------------------------------------------------------------

                                                           % OF
                                         AGGREGATE        INITIAL
                           NUMBER OF      CUT-OFF          LOAN
                           MORTGAGE    DATE PRINCIPAL     GROUP 1
ESCROW TYPES                 LOANS      BALANCE ($)       BALANCE
------------------------------------------------------------------
Real Estate Tax               159       1,459,002,391      70.12%
Insurance                     141       1,213,821,839      58.33%
Replacement Reserves          141       1,207,698,240      58.04%
TI/LC Reserves                 92         740,557,643      50.83%

LOCKBOX TYPES

------------------------------------------------------------------

                                                           % OF
                                         AGGREGATE        INITIAL
                           NUMBER OF      CUT-OFF          LOAN
                           MORTGAGE    DATE PRINCIPAL     GROUP 1
LOCKBOX TYPES                LOANS      BALANCE ($)       BALANCE
------------------------------------------------------------------

Hard                           49         846,590,316      40.68%
Soft at Closing,
 Springing Hard                 5         341,675,000      16.42%
Soft                            1          94,000,000       4.52%
None at Closing,
 Springing Soft                 1           1,733,000       0.08%
------------------------------------------------------------------

                             Annex A-2(Loan Group 2)

LOAN SELLERS

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
                           MORTGAGE    DATE PRINCIPAL     GROUP 2    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
MORTGAGE LOAN SELLER         LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

MLML                           10         149,913,471      43.56%      6.0257         119          1.34        70.46       63.83
PNC                            11         110,389,617      32.08%      6.2089         125          1.24        76.01       67.71
CRF                            12          83,852,845      24.36%      6.2790         102          1.22        71.98       66.19
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        33      $  344,155,933     100.00%      6.1462         117          1.28X       72.61       65.65
===================================================================================================================================

PROPERTY TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                    WTD. AVG.                             WTD. AVG.
                                          AGGREGATE       INITIAL                  REMAINING                 WTD. AVG.   MATURITY
                           NUMBER OF       CUT-OFF         LOAN      WTD. AVG.      TERM TO                   CUT-OFF     DATE OR
                           MORTGAGED   DATE PRINCIPAL     GROUP 2     MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
PROPERTY TYPE              PROPERTIES    BALANCE ($)      BALANCE     RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

Multifamily                    33         332,655,933      96.66%      6.1392         119          1.28        72.47       65.27
Manufactured Housing            1          11,500,000       3.34%      6.3500          60          1.20        76.67       76.67
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        34      $  344,155,933     100.00%      6.1462         117          1.28X       72.61       65.65
===================================================================================================================================

PROPERTY STATE/LOCATION

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
                           MORTGAGE    DATE PRINCIPAL     GROUP 2    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
PROPERTY STATE/LOCATION   PROPERTIES    BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

Texas              TX           9         116,076,432      33.73%      6.1553         122          1.23        75.45       67.81
Arizona            AZ           5          71,421,315      20.75%      6.1746         119          1.32        72.67       66.43
Florida            FL           3          42,526,997      12.36%      6.0643         120          1.23        79.26       70.30
Pennsylvania       PA           2          26,800,000       7.79%      5.8890         120          1.44        53.74       48.06
Georgia            GA           3          20,596,237       5.98%      6.3304         134          1.23        72.04       62.81
Nevada             NV           1          12,400,000       3.60%      6.5000          59          1.20        70.86       68.53
Washington         WA           1          11,500,000       3.34%      6.3500          60          1.20        76.67       76.67
Kentucky           KY           1          10,725,000       3.12%      5.4130         116          1.67        55.00       55.00
Missouri           MO           1           8,463,471       2.46%      6.2710         119          1.20        78.37       67.05
Delaware           DE           1           6,200,000       1.80%      6.2300         117          1.22        75.15       65.61
New York           NY           3           5,225,000       1.52%      6.1291         119          1.36        72.59       66.26
Ohio               OH           1           4,742,864       1.38%      6.3750         118          1.21        72.97       62.67
Oregon             OR           1           4,300,000       1.25%      6.2800         119          1.25        72.88       66.22
Michigan           MI           1           2,096,875       0.61%      6.4100         118          1.53        73.57       63.25
Arkansas           AR           1           1,081,741       0.31%      7.0000         213          1.22        68.68       46.83
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        34      $  344,155,933     100.00%      6.1462         117          1.28X       72.61       65.65
===================================================================================================================================

                             Annex A-2(Loan Group 2)

CUT-OFF DATE PRINCIPAL BALANCES ($)

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
RANGE OF                   NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
CUT-OFF DATE PRINCIPAL     MORTGAGE    DATE PRINCIPAL     GROUP 2    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
BALANCES ($)                 LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

  1,081,741 - 3,499,999         7          15,051,850       4.37%      6.5520         155          1.31        70.13       55.87
  3,500,000 - 4,499,999         4          15,100,000       4.39%      6.1699         119          1.27        75.09       67.48
  4,500,000 - 5,499,999         1           4,742,864       1.38%      6.3750         118          1.21        72.97       62.67
  5,500,000 - 6,999,999         2          13,025,000       3.78%      6.3144         118          1.21        75.07       66.36
  7,000,000 - 9,999,999         4          35,111,219      10.20%      6.3140         125          1.20        71.83       61.42
 10,000,000 - 12,999,999        4          45,125,000      13.11%      6.0917          87          1.31        68.16       66.49
 13,000,000 - 19,999,999        5          73,850,000      21.46%      6.1759         119          1.26        78.18       69.80
 20,000,000 - 27,500,000        6         142,150,000      41.30%      6.0381         120          1.30        71.08       65.15
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        33      $  344,155,933     100.00%      6.1462         117          1.28X       72.61       65.65
===================================================================================================================================

Minimum: $1,081,741
Maximum: $27,500,000
Average: $10,428,968

MORTGAGE RATES (%)

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
RANGE OF                   MORTGAGE    DATE PRINCIPAL     GROUP 2    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
MORTGAGE RATES (%)           LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

     5.4130 - 5.7999            1          10,725,000       3.12%      5.4130         116          1.67        55.00       55.00
     5.8000 - 5.8999            1          24,000,000       6.97%      5.8620         120          1.45        51.84       46.72
     5.9000 - 6.0999            7          97,800,000      28.42%      6.0252         119          1.29        75.27       69.04
     6.1000 - 6.1999            5          81,964,794      23.82%      6.1313         119          1.27        75.41       67.74
     6.2000 - 7.0000           19         129,666,139      37.68%      6.3602         114          1.22        74.14       66.16
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        33      $  344,155,933     100.00%      6.1462         117          1.28X       72.61       65.65
===================================================================================================================================

Minimum: 5.4130
Maximum: 7.0000
Weighted Average: 6.1462

                             Annex A-2(Loan Group 2)

DEBT SERVICE COVERAGE RATIOS (X)

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
RANGE OF                   NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
DEBT SERVICE COVERAGE      MORTGAGE    DATE PRINCIPAL     GROUP 2    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
RATIOS (X)                   LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

       1.15 - 1.19              2          11,961,638       3.48%      6.6514         150          1.15        74.06       59.94
       1.20 - 1.24             18         199,202,870      57.88%      6.1974         112          1.21        75.22       68.47
       1.25 - 1.29              2          11,696,315       3.40%      6.2294         119          1.26        66.33       59.99
       1.30 - 1.39              6          60,373,234      17.54%      6.1059         123          1.33        73.96       67.38
       1.40 - 1.67              5          60,921,875      17.70%      5.9037         119          1.49        63.65       56.92
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        33      $  344,155,933     100.00%      6.1462         117          1.28X       72.61       65.65
===================================================================================================================================

Minimum: 1.15x
Maximum: 1.67x
Weighted Average: 1.28x

CUT-OFF DATE LOAN-TO-VALUE RATIOS (%)

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
RANGE OF CUT-OFF DATE      MORTGAGE    DATE PRINCIPAL     GROUP 2    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
OAN-TO-VALUE RATIOS (%)      LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

      51.84 - 70.00             9          81,355,053      23.64%      5.9390         120          1.39        60.66       57.07
      70.01 - 72.50             6          68,882,876      20.02%      6.3197         116          1.20        71.44       64.80
      72.51 - 75.00             6          31,329,533       9.10%      6.2787         118          1.23        73.57       64.43
      75.01 - 77.50             3          33,150,000       9.63%      6.3229          98          1.20        76.66       71.61
      77.51 - 82.73             9         129,438,471      37.61%      6.1068         120          1.28        79.48       70.26
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        33      $  344,155,933     100.00%      6.1462         117          1.28X       72.61       65.65
===================================================================================================================================

Minimum: 51.84
Maximum: 82.73
Weighted Average: 72.61

MATURITY DATE OR ANTICIPATED REPAYMENT DATE LOAN-TO-VALUE RATIOS (%)

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
RANGE OF MATURITY DATE     MORTGAGE    DATE PRINCIPAL     GROUP 2    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
OR ARD LTV RATIOS (%)        LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

      46.72 - 60.00             9          62,087,928      18.04%      6.0500         129          1.40        59.36       52.37
      60.01 - 65.00             7          47,179,533      13.71%      6.2047         122          1.22        71.92       63.65
      65.01 - 67.50             8          97,538,471      28.34%      6.1550         119          1.29        73.09       66.70
      67.51 - 70.00             1          12,400,000       3.60%      6.5000          59          1.20        70.86       68.53
      70.01 - 76.67             8         124,950,000      36.31%      6.1300         113          1.25        79.25       71.90
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        33      $  344,155,933     100.00%      6.1462         117          1.28X       72.61       65.65
===================================================================================================================================

Minimum: 46.72
Maximum: 76.67
Weighted Average: 65.65

                             Annex A-2(Loan Group 2)

REMAINING TERMS TO MATURITY OR ANTICIPATED REPAYMENT DATE

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
RANGE OF REMAINING         MORTGAGE    DATE PRINCIPAL     GROUP 2    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
TERMS TO MATURITY (MOS.)     LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

         59 - 109               2          23,900,000       6.94%      6.4278          59          1.20        73.66       72.45
        110 - 214              31         320,255,933      93.06%      6.1252         121          1.29        72.53       65.14
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        33      $  344,155,933     100.00%      6.1462         117          1.28X       72.61       65.65
===================================================================================================================================

Minimum: 59 mos.
Maximum: 214 mos.
Weighted Average: 117 mos.

REMAINING STATED AMORTIZATION TERMS

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
RANGE OF REMAINING         NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
STATED AMORTIZATION        MORTGAGE    DATE PRINCIPAL     GROUP 2    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
TERMS (MOS.)                 LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

  Interest Only                 3          43,475,000      12.63%      5.9595         103          1.38        66.61       66.61
        357 - 360              28         265,784,618      77.23%      6.1932         119          1.27        73.26       65.26
        361 - 420               2          34,896,315      10.14%      6.0211         121          1.24        75.17       67.42
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        33      $  344,155,933     100.00%      6.1462         117          1.28X       72.61       65.65
===================================================================================================================================

Minimum: 357 mos.
Maximum: 420 mos.
Weighted Average: 367 mos.

AMORTIZATION TYPES

-----------------------------------------------------------------------------------------------------------------------------------
                                                           % OF                   WTD. AVG.                              WTD. AVG.
                                         AGGREGATE        INITIAL                 REMAINING                  WTD. AVG.   MATURITY
                           NUMBER OF      CUT-OFF          LOAN      WTD. AVG.     TERM TO                    CUT-OFF     DATE OR
                           MORTGAGE    DATE PRINCIPAL     GROUP 2    MORTGAGE    MATURITY/ARD    WTD. AVG.   DATE LTV     ARD LTV
AMORTIZATION TYPES           LOANS      BALANCE ($)       BALANCE    RATE (%)       (MOS.)       DSCR (X)    RATIO (%)   RATIO (%)
-----------------------------------------------------------------------------------------------------------------------------------

Interest Only                   3          43,475,000      12.63%      5.9595         103          1.38        66.61       66.61
IO-Balloon                     17         199,400,000      57.94%      6.1480         115          1.26        72.71       66.15
Balloon                        13         101,280,933      29.43%      6.2229         127          1.28        74.98       64.26
ARD                             0                   0       0.00%      0.0000           0          0.00         0.00        0.00
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE:        33      $  344,155,933     100.00%      6.1462         117          1.28X       72.61       65.65
===================================================================================================================================

ESCROW TYPES

------------------------------------------------------------------

                                                           % OF
                                         AGGREGATE        INITIAL
                           NUMBER OF      CUT-OFF          LOAN
                           MORTGAGE    DATE PRINCIPAL     GROUP 2
ESCROW TYPES                 LOANS      BALANCE ($)       BALANCE
------------------------------------------------------------------
Real Estate Tax                30         299,944,295      87.15%
Insurance                      30         307,805,933      89.44%
Replacement Reserves           30         281,930,933      81.92%

LOCKBOX TYPES

------------------------------------------------------------------

                                                           % OF
                                         AGGREGATE        INITIAL
                           NUMBER OF      CUT-OFF          LOAN
                           MORTGAGE    DATE PRINCIPAL     GROUP 2
LOCKBOX TYPES                LOANS      BALANCE ($)       BALANCE
------------------------------------------------------------------
Hard                            1          26,400,000       7.67%

                                   ANNEX A-3
                    SONIC AUTOMOTIVE I AMORTIZATION SCHEDULE

 PERIOD        DATE        ENDING BALANCE     MONTHLY PAYMENT      PRINCIPAL
 ------        ----        --------------     ---------------      ---------
   0         9/1/2006       9,079,989.95
   1         10/1/2006      9,072,104.48         59,270.65         7,885.47
   2         11/1/2006      9,065,885.73         59,270.65         6,218.75
   3         12/1/2006      9,057,920.44         59,270.65         7,965.29
   4         1/1/2007       9,051,618.74         59,270.65         6,301.69
   5         2/1/2007       9,045,280.20         59,270.65         6,338.54
   6         3/1/2007       9,033,785.72         59,270.65         11,494.49
   7         4/1/2007       9,027,342.89         59,270.65         6,442.83
   8         5/1/2007       9,019,159.48         59,270.65         8,183.41
   9         6/1/2007       9,012,631.12         59,270.65         6,528.36
   10        7/1/2007       9,004,364.45         59,270.65         8,266.67
   11        8/1/2007       8,997,749.57         59,270.65         6,614.88
   12        9/1/2007       8,991,096.01         59,270.65         6,653.56
   13        10/1/2007      8,982,707.47         59,270.65         8,388.54
   14        11/1/2007      8,975,965.95         59,270.65         6,741.52
   15        12/1/2007      8,967,491.79         59,270.65         8,474.16
   16        1/1/2008       8,960,661.28         59,270.65         6,830.50
   17        2/1/2008       8,953,790.84         59,270.65         6,870.45
   18        3/1/2008       8,943,502.15         59,270.65         10,288.69
   19        4/1/2008       8,936,531.36         59,270.65         6,970.79
   20        5/1/2008       8,927,834.03         59,270.65         8,697.33
   21        6/1/2008       8,920,771.62         59,270.65         7,062.41
   22        7/1/2008       8,911,985.10         59,270.65         8,786.52
   23        8/1/2008       8,904,830.01         59,270.65         7,155.09
   24        9/1/2008       8,897,633.07         59,270.65         7,196.94
   25        10/1/2008      8,888,715.61         59,270.65         8,917.46
   26        11/1/2008      8,881,424.44         59,270.65         7,291.17
   27        12/1/2008      8,872,415.25         59,270.65         9,009.19
   28        1/1/2009       8,865,028.76         59,270.65         7,386.49
   29        2/1/2009       8,857,599.08         59,270.65         7,429.69
   30        3/1/2009       8,845,113.28         59,270.65         12,485.80
   31        4/1/2009       8,837,567.13         59,270.65         7,546.15
   32        5/1/2009       8,828,309.75         59,270.65         9,257.38
   33        6/1/2009       8,820,665.34         59,270.65         7,644.41
   34        7/1/2009       8,811,312.30         59,270.65         9,353.03
   35        8/1/2009       8,803,568.49         59,270.65         7,743.81
   36        9/1/2009       8,795,779.40         59,270.65         7,789.09
   37        10/1/2009      8,786,285.53         59,270.65         9,493.87
   38        11/1/2009      8,778,395.37         59,270.65         7,890.16
   39        12/1/2009      8,768,803.12         59,270.65         9,592.25
   40        1/1/2010       8,760,810.73         59,270.65         7,992.39
   41        2/1/2010       8,752,771.60         59,270.65         8,039.13
   42        3/1/2010       8,739,732.11         59,270.65         13,039.48
   43        4/1/2010       8,731,569.72         59,270.65         8,162.40
   44        5/1/2010       8,721,712.48         59,270.65         9,857.24
   45        6/1/2010       8,713,444.71         59,270.65         8,267.77
   46        7/1/2010       8,703,484.89         59,270.65         9,959.81
   47        8/1/2010       8,695,110.53         59,270.65         8,374.36
   48        9/1/2010       8,686,687.19         59,270.65         8,423.33
   49        10/1/2010      8,676,575.96         59,270.65         10,111.24
   50        11/1/2010      8,668,044.23         59,270.65         8,531.72
   51        12/1/2010      8,657,827.49         59,270.65         10,216.74
   52        1/1/2011       8,649,186.13         59,270.65         8,641.36
   53        2/1/2011       8,640,494.24         59,270.65         8,691.89
   54        3/1/2011       8,626,861.72         59,270.65         13,632.52
   55        4/1/2011       8,618,039.28         59,270.65         8,822.44
   56        5/1/2011       8,607,539.55         59,270.65         10,499.73
   57        6/1/2011       8,598,604.12         59,270.65         8,935.43
   58        7/1/2011       8,584,156.30         63,108.75         14,447.82
   59        8/1/2011       8,571,246.03         63,108.75         12,910.27
   60        9/1/2011       8,558,260.26         63,108.75         12,985.77
   61        10/1/2011      8,543,584.13         63,108.75         14,676.13
   62        11/1/2011      8,530,436.60         63,108.75         13,147.53
   63        12/1/2011      8,515,603.01         63,108.75         14,833.59
   64        1/1/2012       8,502,291.85         63,108.75         13,311.16
   65        2/1/2012       8,488,902.85         63,108.75         13,389.00
   66        3/1/2012       8,472,232.88         63,108.75         16,669.97
   67        4/1/2012       8,458,668.10         63,108.75         13,564.78
   68        5/1/2012       8,443,428.37         63,108.75         15,239.74
   69        6/1/2012       8,429,695.14         63,108.75         13,733.22
   70        7/1/2012       8,414,291.44         63,108.75         15,403.70
   71        8/1/2012       8,400,387.83         63,108.75         13,903.61
   72        9/1/2012       8,386,402.92         63,108.75         13,984.92
   73        10/1/2012      8,370,754.22         63,108.75         15,648.70
   74        11/1/2012      8,356,596.01         63,108.75         14,158.21
   75        12/1/2012      8,340,778.63         63,108.75         15,817.38
   76        1/1/2013       8,326,445.13         63,108.75         14,333.50
   77        2/1/2013       8,312,027.82         63,108.75         14,417.32
   78        3/1/2013       8,292,822.27         63,108.75         19,205.54
   79        4/1/2013       8,278,208.34         63,108.75         14,613.94
   80        5/1/2013       8,261,947.35         63,108.75         16,260.99
   81        6/1/2013       8,247,152.86         63,108.75         14,794.49
   82        7/1/2013       8,230,716.12         63,108.75         16,436.74
   83        8/1/2013       8,215,739.00         63,108.75         14,977.12
   84        9/1/2013       8,200,674.29         63,108.75         15,064.71
   85        10/1/2013      8,183,974.52         63,108.75         16,699.77
   86        11/1/2013      8,168,724.07         63,108.75         15,250.46
   87        12/1/2013      8,151,843.49         63,108.75         16,880.58
   88        1/1/2014       8,136,405.13         63,108.75         15,438.35
   89        2/1/2014       8,120,876.50         63,108.75         15,528.63
   90        3/1/2014       8,100,661.32         63,108.75         20,215.18
   91        4/1/2014       8,084,923.66         63,108.75         15,737.66
   92        5/1/2014       8,067,568.84         63,108.75         17,354.82
   93        6/1/2014       8,051,637.66         63,108.75         15,931.18
   94        7/1/2014       8,034,094.47         63,108.75         17,543.19
   95        8/1/2014       8,017,967.54         63,108.75         16,126.93
   96        9/1/2014       8,001,746.31         63,108.75         16,221.23
   97        10/1/2014      7,983,920.77         63,108.75         17,825.53
   98        11/1/2014      7,967,500.44         63,108.75         16,420.33
   99        12/1/2014      7,949,481.10         63,108.75         18,019.34
  100        1/1/2015       7,932,859.37         63,108.75         16,621.73
  101        2/1/2015       7,916,140.44         63,108.75         16,718.93
  102        3/1/2015       7,894,843.87         63,108.75         21,296.58
  103        4/1/2015       7,877,902.63         63,108.75         16,941.24
  104        5/1/2015       7,859,376.24         63,108.75         18,526.39
  105        6/1/2015       7,842,227.60         63,108.75         17,148.65
  106        7/1/2015       7,823,499.32         63,108.75         18,728.28
  107        8/1/2015       7,806,140.87         63,108.75         17,358.45
  108        9/1/2015       7,788,680.92         63,108.75         17,459.96
  109        10/1/2015      7,769,649.61         63,108.75         19,031.31
  110        11/1/2015      7,751,976.26         63,108.75         17,673.35
  111        12/1/2015      7,732,737.24         63,108.75         19,239.02
  112        1/1/2016       7,714,848.03         63,108.75         17,889.21
  113        2/1/2016       7,696,854.21         63,108.75         17,993.82
  114        3/1/2016       7,675,851.32         63,108.75         21,002.90
  115        4/1/2016       7,657,629.45         63,108.75         18,221.86
  116        5/1/2016       7,637,856.50         63,108.75         19,772.95
  117        6/1/2016           0.00             63,108.75       7,637,856.50

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX A-4
                 MEMORIAL REGIONAL MOB III AMORTIZATION SCHEDULE

 PERIOD               DATE                ENDING BALANCE           PRINCIPAL
 ------               ----                --------------           ---------
   0                9/1/2006               8,093,266.96
   1                10/1/2006              8,085,152.78            8,114.17
   2                11/1/2006              8,078,343.17            6,809.61
   3                12/1/2006              8,070,154.51            8,188.66
   4                1/1/2007               8,063,267.55            6,886.96
   5                2/1/2007               8,056,345.07            6,922.48
   6                3/1/2007               8,045,366.10            10,978.97
   7                4/1/2007               8,038,351.29            7,014.80
   8                5/1/2007               8,029,963.04            8,388.25
   9                6/1/2007               8,022,868.81            7,094.24
   10               7/1/2007               8,014,403.29            8,465.52
   11               8/1/2007               8,007,228.80            7,174.48
   12               9/1/2007               8,000,017.32            7,211.48
   13               10/1/2007              7,991,437.75            8,579.57
   14               11/1/2007              7,984,144.83            7,292.92
   15               12/1/2007              7,975,486.05            8,658.78
   16               1/1/2008               7,968,110.86            7,375.19
   17               2/1/2008               7,960,697.64            7,413.22
   18               3/1/2008               7,950,597.48            10,100.16
   19               4/1/2008               7,943,093.94            7,503.54
   20               5/1/2008               7,934,230.28            8,863.66
   21               6/1/2008               7,926,642.32            7,587.95
   22               7/1/2008               7,917,696.55            8,945.77
   23               8/1/2008               7,910,023.34            7,673.22
   24               9/1/2008               7,902,310.54            7,712.79
   25               10/1/2008              7,893,243.34            9,067.21
   26               11/1/2008              7,885,444.01            7,799.33
   27               12/1/2008              7,876,292.63            9,151.38
   28               1/1/2009               7,868,405.88            7,886.75
   29               2/1/2009               7,860,478.46            7,927.42
   30               3/1/2009               7,848,587.12            11,891.34
   31               4/1/2009               7,840,557.49            8,029.63
   32               5/1/2009               7,831,182.09            9,375.40
   33               6/1/2009               7,823,062.69            8,119.39
   34               7/1/2009               7,813,599.98            9,462.72
   35               8/1/2009               7,805,389.91            8,210.07
   36               9/1/2009               7,797,137.50            8,252.41
   37               10/1/2009              7,787,545.40            9,592.11
   38               11/1/2009              7,779,200.96            8,344.43
   39               12/1/2009              7,769,519.34            9,681.62
   40               1/1/2010               7,761,081.94            8,437.40
   41               2/1/2010               7,752,601.03            8,480.91
   42               3/1/2010               7,740,207.19            12,393.84
   43               4/1/2010               7,731,618.62            8,588.57
   44               5/1/2010               7,721,699.52            9,919.10
   45               6/1/2010               7,713,015.51            8,684.01
   46               7/1/2010               7,703,003.56            10,011.95
   47               8/1/2010               7,694,223.13            8,780.43
   48               9/1/2010               7,685,397.41            8,825.72
   49               10/1/2010              7,675,247.63            10,149.78
   50               11/1/2010              7,666,324.05            8,923.58
   51               12/1/2010              7,656,079.08            10,244.97
   52               1/1/2011               7,647,056.65            9,022.43
   53               2/1/2011               7,637,987.69            9,068.96
   54               3/1/2011               7,625,059.96            12,927.72
   55               4/1/2011               7,615,877.56            9,182.40
   56               5/1/2011               7,605,380.81            10,496.74
   57               6/1/2011               7,596,096.92            9,283.89
   58               7/1/2011               7,585,501.46            10,595.47
   59               8/1/2011               7,576,115.04            9,386.41
   60               9/1/2011               7,566,680.22            9,434.82
   61               10/1/2011              7,555,937.94            10,742.28
   62               11/1/2011              7,546,399.06            9,538.88
   63               12/1/2011              7,535,555.56            10,843.50
   64               1/1/2012               7,525,911.57            9,643.99
   65               2/1/2012               7,516,217.84            9,693.73
   66               3/1/2012               7,503,973.30            12,244.54
   67               4/1/2012               7,494,166.43            9,806.87
   68               5/1/2012               7,483,062.25            11,104.18
   69               6/1/2012               7,473,147.53            9,914.71
   70               7/1/2012               7,461,938.45            11,209.09
   71               8/1/2012               7,451,914.79            10,023.65
   72               9/1/2012               7,441,839.45            10,075.35
   73               10/1/2012              7,430,474.11            11,365.34
   74               11/1/2012              7,420,288.19            10,185.92
   75               12/1/2012              7,408,815.29            11,472.90
   76               1/1/2013               7,398,517.67            10,297.62
   77               2/1/2013               7,388,166.94            10,350.73
   78               3/1/2013               7,374,075.53            14,091.42
   79               4/1/2013               7,363,598.75            10,476.78
   80               5/1/2013               7,351,842.92            11,755.83
   81               6/1/2013               7,341,251.49            10,591.44
   82               7/1/2013               7,329,384.13            11,867.36
   83               8/1/2013               7,318,676.87            10,707.26
   84               9/1/2013               7,318,676.87              0.00
   85               10/1/2013              7,318,676.87              0.00
   86               11/1/2013              7,318,676.87              0.00
   87               12/1/2013              7,318,676.87              0.00
   88               1/1/2014               7,318,676.87              0.00
   89               2/1/2014               7,318,676.87              0.00
   90               3/1/2014               7,318,676.87              0.00
   91               4/1/2014               7,318,676.87              0.00
   92               5/1/2014               7,318,676.87              0.00
   93               6/1/2014               7,318,676.87              0.00
   94               7/1/2014               7,318,676.87              0.00
   95               8/1/2014               7,318,676.87              0.00
   96               9/1/2014               7,318,676.87              0.00
   97               10/1/2014              7,318,676.87              0.00
   98               11/1/2014              7,318,676.87              0.00
   99               12/1/2014              7,318,676.87              0.00
  100               1/1/2015               7,318,676.87              0.00
  101               2/1/2015               7,318,676.87              0.00
  102               3/1/2015               7,318,676.87              0.00
  103               4/1/2015               7,318,676.87              0.00
  104               5/1/2015               7,318,676.87              0.00
  105               6/1/2015               7,318,676.87              0.00
  106               7/1/2015               7,318,676.87              0.00
  107               8/1/2015               7,318,676.87              0.00
  108               9/1/2015               7,318,676.87              0.00
  109               10/1/2015              7,318,676.87              0.00
  110               11/1/2015              7,318,676.87              0.00
  111               12/1/2015              7,318,676.87              0.00
  112               1/1/2016               7,318,676.87              0.00
  113               2/1/2016               7,318,676.87              0.00
  114               3/1/2016               7,318,676.87              0.00
  115               4/1/2016               7,318,676.87              0.00
  116               5/1/2016               7,318,676.87              0.00
  117               6/1/2016               7,318,676.87              0.00
  118               7/1/2016               7,318,676.87              0.00
  119               8/1/2016                   0.00              7,318,676.87

                     [THIS PAGE INTENTIONALLY LEFT BLANK.]

ANNEX B
CERTAIN CHARACTERISTICS REGARDING MULTIFAMILY PROPERTIES

LOAN #   ORIGINATOR                 PROPERTY NAME                          STREET ADDRESS                          CITY
-------------------------------------------------------------------------------------------------------------------------------

14          MLML       Hawthorne Groves Apartments               204 Hawthorne Groves Boulevard              Orlando
16          PNC        Preserve at Colony Lakes                  1000 Farrah Lane                            Stafford
19          MLML       Autumn Park Apartments                    1963 Mosser Road                            Breinigsville
22          PNC        The Heritage Apartment Homes              7828 Pat Booker Road                        Live Oak
23          MLML       Arioso City Lofts                         3411 North 16th Street                      Phoenix
24          MLML       The Seasons                               811 East Wetmore Road                       Tucson
37          PNC        Windward Apartment Homes                  600 East Medical Center Boulevard           Webster
38          CRF        Northern Point Apartments                 1905 West Las Palmaritas Drive              Phoenix
42          PNC        Leeward Apartment Homes                   444 East Medical Center Boulevard           Webster
45          MLML       Campus Quad Phase I                       316 Columbia Drive                          Carrollton
49          MLML       Portofino Apartments                      5780 Windhover Drive                        Orlando
55          CRF        Barclay Square Apartments                 3535 Cambridge Street                       Las Vegas
58          CRF        Mariner Village Mobile Home Park          815 124th Street SW                         Everett
61          MLML       Southgate Apartments                      10960 Southgate Manor Drive                 Louisville
63          CRF        Mapleshade Park                           6606 Mapleshade Lane                        Dallas
69          CRF        Colonia Tepeyac Apartments                5880 Bernal Drive                           Dallas
75          PNC        Villas of Cordoba                         5901 East Stassney Lane                     Austin
83          MLML       Watermill Apartments                      1730 East Valley Water Mill Road            Springfield
94          CRF        Casas Adobes                              6200 North Oracle Road                      Tucson
100         MLML       Paseo del Sol                             2634 North 51st Avenue                      Phoenix
112         PNC        Colonial Village Apartments - DE          600 Moores Lane                             New Castle Hundred
144         CRF        Bayberry Cove Apartments                  4363 Bayberry Cove                          Bellbrook
150         PNC        Lakepointe Apartments - Lincoln City      120 SE Mast Avenue                          Lincoln City
166         MLML       Villager Apartments                       480 South Street                            Lockport
163         CRF        Cresthill Townhomes                       3589 Cresthill Drive                        Flowery Branch
165         PNC        La Prada Apartments                       8383 La Prada                               Dallas
174         PNC        The Park at Heritage Greene Apartments    2891 Springdale Road                        Atlanta
180         CRF        Prospect Park                             1600-26, 1685-95, and 1821 Parkline Drive   Pittsburgh
187         PNC        Gateway Village Seniors                   2825 South 12th Street                      Beaumont
192         CRF        Willow Creek Apts                         19 Willow Creek Drive                       Battle Creek
193         CRF        The Chateau Apartments                    511 North Woodward Avenue                   Tallahassee
203         CRF        Park Slope Apartments                     518 4th Avenue and 451 7th Avenue           Brooklyn
203.01      CRF        451 7th Avenue                            451 7th Avenue                              Brooklyn
203.02      CRF        518 4th Avenue                            518 4th Avenue                              Brooklyn
210         PNC        The Park Whispering Pines                 605 First Avenue                            Conway

                                              NUMBER OF        PROPERTY                 PROPERTY            CUT-OFF DATE
LOAN #     STATE    ZIP CODE      COUNTY     PROPERTIES          TYPE                   SUBTYPE              BALANCE ($)
------------------------------------------------------------------------------------------------------------------------

14          FL       32835     Orange             1         Multifamily             Garden                   27,500,000
16          TX       77477     Fort Bend          1         Multifamily             Garden                   26,400,000
19          PA       18031     Lehigh             1         Multifamily             Garden                   24,000,000
22          TX       78233     Bexar              1         Multifamily             Garden                   22,500,000
23          AZ       85016     Maricopa           1         Multifamily             Garden                   21,250,000
24          AZ       85719     Pima               1         Multifamily             Student Housing          20,500,000
37          TX       77598     Harris             1         Multifamily             Garden                   16,750,000
38          AZ       85021     Maricopa           1         Multifamily             Garden                   15,450,000
42          TX       77598     Harris             1         Multifamily             Garden                   14,600,000
45          GA       30117     Carroll            1         Multifamily             Student Housing          14,000,000
49          FL       32819     Orange             1         Multifamily             Garden                   13,050,000
55          NV       89109     Clark              1         Multifamily             Garden                   12,400,000
58          WA       98204     Snohomish          1         Manufactured Housing    Manufactured Housing     11,500,000
61          KY       40229     Jefferson          1         Multifamily             Garden                   10,725,000
63          TX       75252     Collin             1         Multifamily             Garden                   10,500,000
69          TX       75212     Dallas             1         Multifamily             Garden                    9,764,794
75          TX       78744     Travis             1         Multifamily             Garden                    9,486,638
83          MO       65803     Greene             1         Multifamily             Garden                    8,463,471
94          AZ       85704     Pima               1         Multifamily             Garden                    7,396,315
100         AZ       85035     Maricopa           1         Multifamily             Garden                    6,825,000
112         DE       19720     New Castle         1         Multifamily             Garden                    6,200,000
144         OH       45305     Greene             1         Multifamily             Garden                    4,742,864
150         OR       97367     Lincoln            1         Multifamily             Garden                    4,300,000
166         NY       14094     Niagara            1         Multifamily             Garden                    3,600,000
163         GA       30542     Hall               1         Multifamily             Garden                    3,600,000
165         TX       75228     Dallas             1         Multifamily             Garden                    3,600,000
174         GA       30315     Fulton             1         Multifamily             Garden                    2,996,237
180         PA       15227     Allegheny          1         Multifamily             Garden                    2,800,000
187         TX       77701     Jefferson          1         Multifamily             Section 8                 2,475,000
192         MI       49015     Calhoun            1         Multifamily             Low Income Housing        2,096,875
193         FL       32304     Leon               1         Multifamily             Student Housing           1,976,997
203         NY       11215     Kings              2         Multifamily             Mid rise                  1,625,000
203.01      NY       11215     Kings              1         Multifamily             Mid/High Rise               991,250
203.02      NY       11215     Kings              1         Multifamily             Garden                      633,750
210         AR       72032     Faulkner           1         Multifamily             Section 8                 1,081,741

                                                                                     PADS                   STUDIOS
           CUT-OFF DATE    LOAN                                                  -------------   ------------------------------
              BALANCE     GROUP                    OCCUPANCY                      AVG RENT PER        #          AVG RENT PER
LOAN #     PER UNIT ($)   1 OR 2   OCCUPANCY %        DATE      TOTAL UNITS/PADS     MO. ($)         UNITS           MO. ($)
-------------------------------------------------------------------------------------------------------------------------------

14            83,841.46     2         99.09         6/20/2006         328
16            62,857.14     2         92.90         6/30/2006         420
19            73,619.63     2         99.69         4/11/2006         326
22            73,770.49     2         89.50          6/1/2006         305
23            68,108.97     2         94.87         6/14/2006         312
24           155,303.03     2        100.00         5/22/2006         132
37            61,131.39     2         93.00         5/25/2006         274
38            31,790.12     2         94.65         6/13/2006         486                             192              472
42            57,031.25     2         89.50         5/25/2006         256                              50              519
45            97,222.22     2         82.11         8/24/2006         144
49            78,143.71     2         98.20         5/24/2006         167
55            64,921.47     2         98.95         6/30/2006         191
58            69,696.97     2        100.00          8/3/2006         165             601
61            41,894.53     2         92.58         7/20/2006         256
63            70,945.95     2         93.92         5/16/2006         148
69            34,626.93     2         98.94         3/22/2006         282
75            60,811.78     2        100.00         5/17/2006         156
83            51,606.53     2         93.90          6/1/2006         164                              14              438
94            36,256.45     2         90.69         6/22/2006         204                              22              437
100           31,744.19     2         97.21          7/6/2006         215                              79              490
112           46,969.70     2         97.00         5/17/2006         132
144           26,349.24     2         90.56         6/12/2006         180
150           44,791.67     2         97.90         6/13/2006          96
166           30,508.47     2         97.46          5/2/2006         118
163           63,157.89     2         98.25         5/18/2006          57
165           31,304.35     2         86.09          6/1/2006         115
174           27,488.41     2         95.40         4/24/2006         109
180           15,217.39     2         90.22          8/8/2006         184                              76              330
187           21,336.21     2         98.28         6/25/2006         116
192           23,298.62     2         90.00          6/9/2006          90
193           47,071.35     2        100.00          6/5/2006          42
203          116,071.43     2         92.86         7/26/2006          14
203.01                      2         83.33         7/26/2006           6
203.02                      2        100.00         7/26/2006           8
210           27,043.53     2        100.00         4/30/2006          40

                       1 BEDROOM                               2 BEDROOM                                3 BEDROOM
           ------------------------------------   -------------------------------------    ------------------------------------
                  #            AVG RENT PER               #            AVG RENT PER               #            AVG RENT PER
LOAN #          UNITS            MO. ($)                UNITS             MO. ($)               UNITS            MO. ($)
-------------------------------------------------------------------------------------------------------------------------------

14                80               771                   200                 994                  48               1,153
16               216               819                   144               1,041                  60               1,313
19                48               913                   254               1,133                  24               1,625
22               153               740                   134               1,064                  18               1,342
23               204               761                   108                 872
24                 6               700                    14               1,000                  36               1,432
37                                                       274                 717
38               221               579                    73                 751
42               118               767                    88                 999
45                                                        12                 832                  60               1,248
49               128               932                    39               1,132
55                92               788                    99                 606
58
61               116               604                   140                 789
63                                                       148               1,084
69                41               529                   113                 642                  104                749
75                                                        80                 703                  76                 773
83                56               549                    56                 632                  38                 740
94                90               519                    92                 633
100              136               591
112               60               658                    66                 738                   6                 818
144                                                      108                 545                  72                 630
150                                                       96                 618
166               12               470                    92                 555                  14                 681
163                                                       25                 689                  26                 731
165               73               543                    42                 662
174               60               488                    41                 582                   8                 675
180               68               375                    28                 505                  11                 545
187               68               418                    48                 494
192               16               419                    54                 516                  20                 623
193               42               690
203                6               932                     8               1,023
203.01             6               932
203.02                                                     8               1,023
210                                                       40                 540

                      4 BEDROOM
            ------------------------------
                 #         AVG RENT PER     UTILITIES       ELEVATOR
LOAN #         UNITS          MO. ($)       TENANT PAYS     PRESENT     LOAN #
--------------------------------------------------------------------------------

14                                                          No          14
16                                                          No          16
19                                          E,G,S,W         No          19
22                                          E,W,S           No          22
23                                          E,S,W           No          23
24               76            1,867        E               Yes         24
37                                                          No          37
38                                                          No          38
42                                          E,S,W,T         No          42
45               72            1,540        E,S,W           No          45
49                                          E,S,W           No          49
55                                          E               Yes         55
58                                          E               No          58
61                                          E               No          61
63                                          E,W             No          63
69               24              780                        No          69
75                                                          No          75
83                                          E               No          83
94                                          E,G             No          94
100                                         G               No          100
112                                         E               No          112
144                                         E,G             No          144
150                                         E,W,S           No          150
166                                         E,G             No          166
163              6               770        E,S,W           No          163
165                                         E               No          165
174                                         E,H             No          174
180                                         E               No          180
187                                         E,H,W           No          187
192                                         E,G             No          192
193                                         E               No          193
203                                                         No          203
203.01                                                      No          203.01
203.02                                                      No          203.02
210                                         S,W             No          210

                             FOOTNOTES TO ANNEX B-1

1     MLML - Merrill Lynch Mortgage Lending, Inc., CRF - Countrywide Commercial
      Real Estate Finance, Inc., PNC - PNC Bank, National Association

                                                                         ANNEX C

The depositor has filed a registration statement (including a prospectus) with the SEC (SEC File No. 333-130408) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering.
You may get these documents for free by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 866-500-5408.

[LOGO] Merrill Lynch                               [LOGO] Countrywide(R)
                                           -------------------------------------
                                                  SECURITIES CORPORATION
                                           A Countrywide Capital Markets Company

                                   [LOGO] PNC

                PRELIMINARY STRUCTURAL AND COLLATERAL TERM SHEET
                          $2,246,176,000 (APPROXIMATE)

          COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
 CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-SB, CLASS A-4, CLASS A-1A, CLASS AM,
                     CLASS AJ, CLASS B, CLASS C AND CLASS D

--------------------------------------------------------------------------------

                     ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
                                 Issuing Entity

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                    Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
                COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                         PNC BANK, NATIONAL ASSOCIATION
                        Mortgage Loan Sellers & Sponsors

                           MIDLAND LOAN SERVICES, INC.
                              CAPMARK FINANCE INC.
                                Master Servicers

                              CLARION PARTNERS, LLC
                                Special Servicer

                        LASALLE BANK NATIONAL ASSOCIATION
                                     Trustee

                               SEPTEMBER 13, 2006

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

          NOTICE RELATING TO AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any legends, disclaimers or other notices or language that may appear in the text of, at the bottom of, or attached to, an email communication to which this material may have been attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via
Bloomberg or another e-mail system.

MERRILL LYNCH & CO.                           COUNTRYWIDE SECURITIES CORPORATION

                             PNC CAPITAL MARKETS LLC

GOLDMAN, SACHS & CO.                                              MORGAN STANLEY

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

OFFERED CERTIFICATES

                              INITIAL                        APPROX.
                            CERTIFICATE        APPROX.      PERCENTAGE
       EXPECTED RATINGS  PRINCIPAL BALANCE  TOTAL INITIAL   OF INITIAL      WEIGHTED        PRINCIPAL    ASSUMED FINAL
       ----------------     OR NOTIONAL        CREDIT        MORTGAGE        AVERAGE         WINDOW      DISTRIBUTION
CLASS   FITCH  MOODY'S       AMOUNT(1)         SUPPORT     POOL BALANCE  LIFE (YEARS)(2)  (MO./YR.)(2)      DATE(2)      RATE TYPE
----------------------------------------------------------------------------------------------------------------------------------

 A-1     AAA     Aaa      $    66,580,000      30.000          2.746          2.951        10/06-08/11    August 2011       (3)
----------------------------------------------------------------------------------------------------------------------------------
 A-2     AAA     Aaa      $   163,000,000      30.000          6.722          4.953        08/11-10/11    October 2011      (3)
----------------------------------------------------------------------------------------------------------------------------------
 A-3     AAA     Aaa      $    34,000,000      30.000          1.402          6.787        07/13-08/13    August 2013       (3)
----------------------------------------------------------------------------------------------------------------------------------
A-SB     AAA     Aaa      $   118,000,000      30.000          4.866          7.176        10/11-12/15   December 2015      (3)
----------------------------------------------------------------------------------------------------------------------------------
 A-4     AAA     Aaa      $ 1,023,044,000      30.000         42.187          9.748        12/15-09/16   September 2016     (3)
----------------------------------------------------------------------------------------------------------------------------------
A-1A     AAA     Aaa      $   292,891,000      30.000         12.078          9.040        10/06-09/16   September 2016     (3)
----------------------------------------------------------------------------------------------------------------------------------
 AM      AAA     Aaa      $   242,502,000      20.000         10.000          9.953        09/16-09/16   September 2016     (3)
----------------------------------------------------------------------------------------------------------------------------------
 AJ      AAA     Aaa      $   190,971,000      12.125          7.875          9.953        09/16-09/16   September 2016     (3)
----------------------------------------------------------------------------------------------------------------------------------
  B      AA      Aa2      $    48,500,000      10.125          2.000          9.953        09/16-09/16   September 2016     (3)
----------------------------------------------------------------------------------------------------------------------------------
  C      AA--    Aa3      $    18,188,000       9.375          0.750          9.953        09/16-09/16   September 2016     (3)
----------------------------------------------------------------------------------------------------------------------------------
  D       A       A2      $    48,500,000       7.375          2.000          9.953        09/16-09/16   September 2016     (3)
----------------------------------------------------------------------------------------------------------------------------------

NON-OFFERED CERTIFICATES(4)

                              INITIAL                        APPROX.
                            CERTIFICATE        APPROX.      PERCENTAGE
       EXPECTED RATINGS  PRINCIPAL BALANCE  TOTAL INITIAL   OF INITIAL      WEIGHTED        PRINCIPAL    ASSUMED FINAL
       ----------------     OR NOTIONAL        CREDIT        MORTGAGE        AVERAGE         WINDOW      DISTRIBUTION
CLASS   FITCH  MOODY'S       AMOUNT(1)         SUPPORT     POOL BALANCE  LIFE (YEARS)(2)  (MO./YR.)(2)      DATE(2)      RATE TYPE
----------------------------------------------------------------------------------------------------------------------------------

  E     A--      A3       $    21,219,000       6.500          0.875          9.953        09/16-09/16   September 2016     (3)
----------------------------------------------------------------------------------------------------------------------------------
  F     BBB+    Baa1      $    36,375,000       5.000          1.500         10.020        09/16-10/16    October 2016      (3)
----------------------------------------------------------------------------------------------------------------------------------
  G     BBB     Baa2      $    24,251,000       4.000          1.000         10.036        10/16-10/16    October 2016      (3)
----------------------------------------------------------------------------------------------------------------------------------
  H     BBB--   Baa3      $    21,219,000       3.125          0.875         10.036        10/16-10/16    October 2016      (3)
----------------------------------------------------------------------------------------------------------------------------------
  J     BB+      Ba1      $    12,125,000       2.625          0.500         10.036        10/16-10/16    October 2016      (3)
----------------------------------------------------------------------------------------------------------------------------------
  K      BB      Ba2      $     6,062,000       2.375          0.250         10.036        10/16-10/16    October 2016      (3)
----------------------------------------------------------------------------------------------------------------------------------
  L     BB--     Ba3      $     9,094,000       2.000          0.375         10.036        10/16-10/16    October 2016      (3)
----------------------------------------------------------------------------------------------------------------------------------
  M      B+      B1       $     6,063,000       1.750          0.250         10.265        10/16-02/17   February 2017      (3)
----------------------------------------------------------------------------------------------------------------------------------
  N      B       B2       $     6,062,000       1.500          0.250         10.369        02/17-02/17   February 2017      (3)
----------------------------------------------------------------------------------------------------------------------------------
  P     B--      B3       $     3,031,000       1.375          0.125         10.369        02/17-02/17   February 2017      (3)
----------------------------------------------------------------------------------------------------------------------------------
  Q      NR      NR       $    33,345,032       0.000          1.375         11.980        02/17-07/24     July 2024        (3)
----------------------------------------------------------------------------------------------------------------------------------
  X     AAA      Aaa      $ 2,425,022,032         N/A            N/A            N/A             N/A        July 2024        (3)
----------------------------------------------------------------------------------------------------------------------------------

__________________________________

(1)   In the case of each such class, subject to a permitted variance of plus or minus 5.0%. The class X certificates will not have a certificate principal balance and their holders will not receive distributions of principal.

(2)   As of the cut-off date. The weighted average life, principal window and assumed final distribution date were calculated assuming no prepayments will be made on the mortgage loans prior to their related maturity dates
      (except in the case of loans with anticipated repayment dates (ARD loans), which are assumed to prepay on their anticipated repayment dates) and the other Modeling Assumptions that will be described in the offering prospectus.

(3)   The pass-through rates on the class A-1, A-2, A-3, A-SB, A-4, A-1A, AM,
      AJ, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, and X certificates will equal any one of (i) a fixed rate, (ii) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve
      30-day months), (iii) a rate equal to the lesser of a specified pass-through rate and the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iv) the weighted average of certain net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) less a specified percentage, or (v) in the case of a class of certificates that does not have a principal balance but has a notional amount, the weighted average of the respective rates at which interest accrues from time to time on the respective components of that notional amount.

(4)   Not offered pursuant to the offering prospectus. Any information provided herein regarding the characteristics of these classes of certificates is provided only to enhance your understanding of the offered certificates.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        1

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--------------------------------------------------------------------------------

TRANSACTION TERMS
--------------------------------------------------------------------------------

ISSUE TYPE          Sequential pay REMIC. Class A-1, A-2, A-3, A-SB, A-4, A-1A, AM, AJ, B, C and D certificates are offered publicly. All other certificates will be privately placed with qualified institutional buyers, institutional accredited investors or non-U.S. persons in accordance with Regulation S.

CUT-OFF DATE        References in this term sheet to the "cut-off date" mean, with respect to each mortgage loan, the related due date of that mortgage loan in September 2006 or, with respect to those mortgage loans, if any, that have their respective first payment dates in October 2006, September 1, 2006 or with respect to any mortgage loan that has its first due date in November 2006, the date of origination.

OFFERING TERMS      The commercial mortgage backed securities referred to in this term sheet, and the mortgage pool backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you. Any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

MORTGAGE POOL       The mortgage pool consists of 211 mortgage loans with an aggregate initial mortgage pool balance of
                    $2,425,022,033, subject to a variance of plus or minus 5.0%. The mortgage loans are secured by 290 mortgaged real properties located throughout 34 states.

LOAN GROUPS         For purposes of making distributions to the class A-1, A-2, A-3, A-SB, A-4 and A-1A certificates, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 178 mortgage loans, representing approximately 85.81% of the initial mortgage pool balance and that are secured by the various property types that make up the collateral for those mortgage loans, and loan group 2 will consist of 33 mortgage loans, representing approximately 14.19% of the initial mortgage pool balance and that are secured by multifamily and manufactured housing community properties (approximately 91.4% of all the mortgage loans secured by multifamily and manufactured housing community properties).

ISSUING ENTITY      ML-CFC Commercial Mortgage Trust 2006-3

DEPOSITOR           Merrill Lynch Mortgage Investors, Inc.

MORTGAGE LOAN       Merrill Lynch Mortgage Lending, Inc. (MLML) ............44.45% of the initial mortgage pool balance
SELLERS/SPONSORS    Countrywide Commercial Real Estate Finance, Inc. (CRF) .41.64% of the initial mortgage pool balance
                    PNC Bank, National Association (PNC) ...................13.91% of the initial mortgage pool balance

UNDERWRITERS        Merrill Lynch, Pierce, Fenner & Smith Incorporated
                    Countrywide Securities Corporation
                    PNC Capital Markets LLC
                    Goldman, Sachs & Co.
                    Morgan Stanley & Co. Incorporated

TRUSTEE             LaSalle Bank National Association

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        2

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MASTER SERVICERS    Midland Loan Services, Inc., with respect to mortgage loans sold to the depositor by MLML and PNC.

                    Capmark Finance Inc. with respect to the mortgage loans sold to the depositor by CRF.

SPECIAL SERVICER    Clarion Partners, LLC

RATING AGENCIES     Fitch, Inc. (Fitch)
                    Moody's Investors Service, Inc. (Moody's)

DENOMINATIONS       $25,000 minimum for the offered certificates.

CLOSING DATE        On or about September 29, 2006.

SETTLEMENT TERMS    Book-entry through DTC for all offered certificates.

DETERMINATION DATE  For any distribution date, the fourth business day prior to the distribution date, except that in the case of certain mortgage loans, the applicable master servicer may make its determination as to the collections received as of a later date during each month.

DISTRIBUTION DATE   The 12th day of each month or, if the 12th day is not a business day, the next succeeding business day, beginning in October 2006.

DAY COUNT           30/360

INTEREST            Each class of offered certificates will be entitled on each distribution date to interest accrued
DISTRIBUTIONS       during the prior calendar month at its pass-through rate for such distribution date on the outstanding certificate principal balance of such class immediately prior to such distribution date.
                    Interest on the offered certificates will be calculated on the basis of twelve 30-day months and a
                    360-day year. Interest on the offered certificates will be distributed on each distribution date, to the extent of available funds, in sequential order of class designation, except that the class A-1,
                    A-2, A-3, A-SB, A-4, A-1A and X are pro rata and pari passu in entitlement to interest. In general, payments of interest in respect of the class A-1, A-2, A-3, A-SB and A-4 certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 1, payments of interest in respect of the class A-1A certificates will be made to the extent of available funds attributable to the mortgage loans in loan group 2, and payments of interest in respect of the class
                    X certificates will be made to the extent of available funds attributable to mortgage loans in both loan groups. However, if the application of available funds as described in the preceding sentence would result in an interest shortfall to any of those classes of certificates, then payments of interest will be made with respect to all of those classes on a pro rata (based on amount of interest accrued) and pari passu basis without regard to loan groups.

PRINCIPAL           Except as described below, principal will be distributed on each distribution date, to the extent of
DISTRIBUTIONS       available funds, to the most senior class of sequential pay certificates outstanding until its certificate balance is reduced to zero. Payments of principal will be generally made, to the extent of available funds, (i) to the class A-1, A-2, A-3, A-SB and A-4 certificates, in that order, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 1 and, after the principal balance of the class A-1A certificates has been reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 2, in each case until the principal balance of the subject class of certificates is reduced to zero, and (ii)
                    to the class A-1A certificates, in an amount equal to the funds received or advanced with respect to principal on mortgage loans in loan group 2 and, after the principal balance of the class A-4 certificates has been

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        3

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--------------------------------------------------------------------------------

                    reduced to zero, the funds received or advanced with respect to principal on mortgage loans in loan group 1, until the principal balance of the class A-1A certificates is reduced to zero.

                    Notwithstanding the foregoing, on any distribution date as of which the principal balance of the class A-SB certificates is required to be paid down to its scheduled principal balance for that distribution date in accordance with a specified schedule that will be annexed to the prospectus supplement, distributions of principal will be made, to the extent of available funds, to reduce the principal balance of the class A-SB certificates to its scheduled principal balance for the subject distribution date, out of the funds received or advanced with respect to principal on mortgage loans in loan group 1 (prior to any distributions of principal from those loan group 1 funds to any other class of certificates on that distribution date) and, after the principal balance of the class A-1A certificates has been reduced to zero, out of the funds received or advanced with respect to principal on mortgage loans in loan group 2 (prior to any distributions of principal to any other class of certificates on that distribution date). If, due to losses, the certificate balances of the class AM through class Q certificates are reduced to zero, payments of principal to the class A-1,
                    A-2, A-3, A-SB, A-4 and A-1A certificates (to the extent that any two or more of those classes are outstanding) will be made on a pro rata and pari passu basis without regard to loan groups.
                    Following retirement of the class A-1, A-2, A-3, A-SB, A-4, A-1A certificates, amounts distributable as principal will be distributed (without regard to loan groups) on each distribution date, to the extent of available funds, to the class AM, AJ, B, C, D, E, F, G, H, J, K, L, M, N, P and Q certificates, in that order, in each case until the related principal balance of the subject class of certificates is reduced to zero.

LOSSES              Losses realized on the mortgage loans and certain default-related and other unanticipated expenses, if any, will be allocated to the class Q, P, N, M, L, K, J, H, G, F, E, D, C, B, AJ and AM certificates, in that order, and then, on a pro rata and pari passu basis to the class A-1, A-2,
                    A-3, A-SB, A-4 and A-1A certificates.

PREPAYMENT          Any prepayment premiums or yield maintenance charges collected will be distributed to
PREMIUMS AND        certificateholders on the distribution date following the collection period in which the prepayment
YIELD MAINTENANCE   premium was received. On each distribution date, the holders of each class of offered certificates
CHARGES             and of the class E, F, G, and H certificates then entitled to principal distributions (to the extent such prepayment premium or yield maintenance charge is collected from mortgage loans in the loan group, if applicable, from which such class of certificates is receiving payments of principal) will be entitled to a portion of prepayment premiums or yield maintenance charges equal to the product of
                    (a) the amount of such prepayment premiums or yield maintenance charges, net of workout fees and principal recovery fees payable therefrom, multiplied by (b) a fraction, which in no event may be greater than 1.0, the numerator of which is equal to the excess, if any, of the pass-through rate of such class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, multiplied by (c) a fraction, the numerator of which is equal to the amount of principal distributable on such class of certificates on that distribution date, and the denominator of which is equal to the total principal distribution amount for that distribution date; provided that, if the A-4 and A-1A classes were both outstanding (prior to any distributions) on such distribution date, then the number in clause (c) will be a fraction, the numerator of which is equal to the amount of principal distributable on the subject class of certificates on such distribution date with respect to the loan group that includes the prepaid mortgage loan, and the denominator of which is equal to the portion of the total principal distribution amount for such distribution date that is attributable to the loan group that includes the prepaid mortgage loan.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        4

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--------------------------------------------------------------------------------

                    The portion, if any, of the prepayment premiums or yield maintenance charges remaining after any payments described above will be distributed to the holders of the class X certificates.

                    All prepayment premiums and yield maintenance charges payable as described above will be reduced, with respect to specially serviced mortgage loans, by an amount equal to certain expenses of the trust fund and losses realized in respect of the mortgage loans previously allocated to any class of certificates.

ADVANCES            The applicable master servicer (solely with respect to those mortgage loans as to which it is acting as master servicer) and, if it fails to do so, the trustee will be obligated to make P&I advances and servicing advances, including advances of delinquent property taxes and insurance, but only to the extent that such advances are considered recoverable, and, in the case of P&I advances, subject to appraisal reductions (which are described below) that may occur.

APPRAISAL           If any of certain adverse events or circumstances described in the offering prospectus occur or
REDUCTIONS          exist with respect to any mortgage loan or the mortgaged real property for any mortgage loan, that mortgage loan will be considered a required appraisal loan. An appraisal reduction will generally be made in the amount, if any, by which the principal balance of the required appraisal loan (plus other amounts overdue or advanced in connection with such loan) exceeds 90% of the appraised value of the related mortgaged real property plus all escrows and reserves (including letters of credit)
                    held as additional collateral with respect to the mortgage loan. As a result of calculating an appraisal reduction amount for a given mortgage loan, the interest portion of any P&I advance for such loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the certificates.

                    A required appraisal loan will cease to be a required appraisal loan when the related mortgage loan has been brought current for at least three consecutive months and no other circumstances exist which would cause such mortgage loan to be a required appraisal loan.

OPTIONAL            Each master servicer, the special servicer and certain certificateholders will have the option to
TERMINATION         terminate the trust and retire the then outstanding certificates, in whole but not in part, and purchase the remaining assets of the trust on or after the distribution date on which the stated
                    principal balance of the mortgage loans is less than approximately 1.0% of the initial mortgage pool balance. Such purchase price will generally be at a price equal to the unpaid aggregate principal balance of the mortgage loans, plus accrued and unpaid interest and certain other additional trust fund expenses, and the fair market value of any REO properties acquired by the trust following foreclosure.

                    In addition, if, following the date on which the total principal balances of the class A-1, A-2,
                    A-3, A-SB, A-4, A-1A, B, C and D certificates are reduced to zero, all of the remaining certificates, except the class Z, R-I and R-II certificates, are held by the same certificateholder, the trust fund may also be terminated, subject to such additional conditions as may be set forth in the pooling and servicing agreement, in connection with an exchange of all the remaining certificates, except the class Z, R-I and R-II certificates, for all the mortgage loans and REO properties remaining in the trust fund at the time of exchange.

CONTROLLING CLASS   The most subordinate class of principal balance certificates that has a class certificate balance greater than 25% of its original certificate balance will be the controlling class of certificates;
                    provided, however, that if no such class of principal balance certificates satisfies such requirement, the controlling class of certificates will be the most subordinate class of principal balance certificates with a class certificate balance greater than zero. The holder(s) of certificates representing a majority interest in the controlling class will have the right, subject to the limitations and conditions

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        5

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--------------------------------------------------------------------------------

                    described in the offering prospectus, to replace the special servicer and select a representative that may direct and advise the special servicer on various servicing matters.

                    In the case of two (2) mortgage loans that will be included in the trust, namely the Stonestown Mall mortgage loan and the SportMart/Westwood Storage mortgage loan, which are each a part of a separate loan combination that includes another loan that will not be included in the trust (each, a
                    "non-trust loan") and that is generally subordinate in right of payment to the subject mortgage loan, the holder of the related subordinate non-trust loan, will, under the circumstances that will be described in the offering prospectus, have the right to direct or advise the special servicer with respect to certain specified servicing actions with respect to the subject mortgage loan
                    (Stonestown Mall or SportMart/Westwood Storage, as the case may be) that is part of the same loan combination.

ERISA               The offered certificates are expected to be eligible for purchase by employee benefit plans and other plans or arrangements, subject to certain conditions.

SMMEA               The offered certificates will not be "mortgage related securities" for the purposes of the Secondary
                    Mortgage Market Enhancement Act of 1984.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        6

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--------------------------------------------------------------------------------

CONTACTS

                               MERRILL LYNCH & CO.

                                  John Mulligan
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Max Baker
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                    Rich Sigg
                             (212) 449-3860 (Phone)
                              (212) 738-1491 (Fax)

                                  David Rodgers
                             (212) 449-3611 (Phone)
                              (212) 449-7684 (Fax)

                                  Aaron Wessner
                             (212) 449-8571 (Phone)
                              (212) 449-7684 (Fax)

                              GOLDMAN, SACHS & CO.

                                Scott Wisenbaker
                             (212) 902-2858 (Phone)
                              (212) 902-1691 (Fax)

                                   Anthony Kim
                             (212) 357-7160 (Phone)
                              (212) 902-1691 (Fax)

                       COUNTRYWIDE SECURITIES CORPORATION

                                 Tom O'Hallaron
                             (818) 225-6353 (Phone)
                              (818) 225-4032 (Fax)

                                 Cary Carpenter
                             (818) 225-6336 (Phone)
                              (818) 225-4032 (Fax)

                                    Stew Ward
                             (818) 225-6353 (Phone)
                              (818) 225-4032 (Fax)

                                 Jerry Hirshkorn
                             (212) 649-8352 (Phone)
                              (212) 649-8391 (Fax)

                             PNC CAPITAL MARKETS LLC

                                  Scott Holmes
                             (704) 551-2847 (Phone)
                              (704) 643-2088 (Fax)

                        MORGAN STANLEY & CO. INCORPORATED

                                  Kara McShane
                             (212) 761-2164 (Phone)
                              (212) 507-5062 (Fax)

                                   Jon Miller
                             (212) 761-1317 (Phone)
                              (212) 507-6994 (Fax)

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        7

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

MORTGAGE POOL CHARACTERISTICS AS OF THE CUT-OFF DATE
(THE SUM OF THE PERCENTAGE CALCULATIONS MAY NOT EQUAL 100% DUE TO ROUNDING.)

All numerical information provided with respect to the mortgage loans is provided on an approximate basis. All weighted average information provided with respect to the mortgage loans reflects a weighting of the subject mortgage loans based on their respective cut-off date principal balances. When information with respect to the mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans comprising the mortgage pool.
If any of the mortgage loans is secured by multiple mortgaged real properties, the cut-off date principal balance has been allocated based on any of (i) an individual property's appraised value as a percentage of the total appraised value of all of the mortgaged real properties, including the subject individual property, securing the same mortgage loan, (ii) an individual property's underwritten net operating income as a percentage of the total underwritten net operating income of all the mortgaged real properties, including the subject individual property, securing the same mortgage loan and (iii) an allocated loan balance specified in the related loan documents. Unless specifically indicated
otherwise, statistical information presented with respect to any mortgage loan in the trust that is part of a loan combination excludes the related B-note non-trust loan.

GENERAL CHARACTERISTICS
--------------------------------------------------------------------------------

                                                                               ALL MORTGAGE         LOAN            LOAN
                                                                                  LOANS           GROUP 1          GROUP 2

Initial mortgage pool balance ..............................................  $2,425,022,033   $2,080,866,100   $  344,155,933
Number of pooled mortgage loans ............................................             211              178               33
Number of mortgaged properties .............................................             290              256               34
Percentage of investment grade loans(1) ....................................             6.4%             7.5%             0.0%
Average cut-off date principal balance .....................................      11,492,995       11,690,259       10,428,968
Largest cut-off date principal balance .....................................     247,200,000      247,200,000       27,500,000
Smallest cut-off date principal balance ....................................         745,455          745,455        1,081,741
Weighted average mortgage interest rate ....................................          6.1415%          6.1407%          6.1462%
Highest mortgage interest rate .............................................          7.1300%          7.1300%          7.0000%
Lowest mortgage interest rate ..............................................          5.2709%          5.2709%          5.4130%
Number of cross collateralized mortgage loans ..............................              11               11                0
Cross collateralized mortgage loans as % of IPB ............................             1.4%             1.7%             0.0%
Number of multi property mortgage loans ....................................              16               15                1
Multi property mortgage loans as a % of IPB ................................            23.0%            26.7%             0.5%
Weighted average underwritten debt service coverage ratio(2) ...............            1.36x            1.37x            1.28x
Maximum underwritten debt service coverage ratio ...........................            2.48x            2.48x            1.67x
Minimum underwritten debt service coverage ratio ...........................            1.15x            1.15x            1.15x
Weighted average cut-off date loan-to-value ratio(2) .......................           67.79%           66.99%           72.61%
Maximum cut-off date loan-to-value ratio ...................................           82.73%           80.07%           82.73%
Minimum cut-off date loan-to-value ratio ...................................           32.05%           32.05%           51.84%
Weighted average remaining term to maturity or anticipated repayment date
  (months) .................................................................             114              114              117
Maximum remaining term to maturity or anticipated repayment date (months) ..             214              179              214
Minimum remaining term to maturity or anticipated repayment date (months) ..              59               60               59
Weighted average remaining amortization term (months)(3) ...................             354              351              367
Maximum remaining amortization term (months) ...............................             420              420              420
Minimum remaining amortization term (months) ...............................             118              118              357

__________________________________

(1)   It has been confirmed by Fitch and Moody's, in accordance with their respective methodologies, that the Stonestown Mall mortgage loan has credit characteristics consistent with investment-grade rated obligations.

(2)   With respect to certain mortgage loans, debt service coverage ratios and/or cut-off date loan-to-value ratios were calculated assuming the application of a holdback amount and/or a letter of credit in reduction of their respective cut-off date principal balances or taking into account various assumptions regarding the financial performance or value of the related mortgaged real property on a "stablilized" basis.

(3)   Excludes mortgage loans that are interest-only for their entire term.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        8

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

                 PROPERTY TYPE BY STATE MATRIX FOR MORTGAGE POOL
--------------------------------------------------------------------------------

                                  % OF INITIAL MORTGAGE POOL BALANCE BY PROPERTY TYPE(1)

---------------------------------------------------------------------------------------------------------------------------
                  % OF INITIAL
                  MORTGAGE POOL                                                              MIXED    SELF     MANUFACTURED
     STATE           BALANCE      RETAIL   HOSPITALITY   MULTIFAMILY   OFFICE   INDUSTRIAL    USE    STORAGE     HOUSING
---------------------------------------------------------------------------------------------------------------------------

California .....       23.9        12.6        1.9            --         5.4       1.1        1.6      1.1         0.1
 Southern(2) ...       12.4         5.6        0.5            --         3.1       1.1        1.5      0.5          --
 Northern(2) ...       11.5         7.0        1.4            --         2.3        --        0.1      0.6         0.1
Texas ..........       11.5         3.1        1.1           4.8         0.3       2.0        0.1      0.1          --
Virginia .......       11.5         4.3        4.1            --         0.7       1.0        1.4       --          --
Florida ........        7.4         1.8        3.5           1.8         0.3        --         --       --          --
Arizona ........        6.0         2.4        0.3           2.9         0.3        --         --       --          --
Georgia ........        3.9         2.3         --           0.8         0.1       0.4         --      0.3          --
Illinois .......        3.5         2.0         --            --         0.1       0.3         --       --         1.2
North Carolina .        3.5         0.1        2.4            --         0.1       0.9         --       --          --
Tennessee ......        3.1         1.1        0.5            --         1.5        --         --       --          --
Oregon .........        2.5          --        2.0           0.2         0.3        --         --       --          --
New York .......        2.2         0.5         --           0.2         0.6        --         --      0.9          --
Indiana ........        2.0          --        0.6            --         1.4        --         --       --          --
Nevada .........        1.9         1.0         --           0.5         0.3        --         --      0.1          --
Pennsylvania ...        1.9         0.5        0.1           1.1         0.1        --         --       --          --
West Virginia ..        1.8          --        1.8            --          --        --         --       --          --
New Jersey .....        1.6         0.3         --            --         0.1       1.2         --       --          --
Washington .....        1.5         1.1         --            --          --        --         --       --         0.5
Rhode Island ...        1.3         1.0         --            --         0.3        --         --       --          --
Maryland .......        1.2         0.7        0.4            --          --        --         --       --          --
Kansas .........        1.0         0.3        0.7            --          --        --         --       --          --
Missouri .......        0.9          --        0.4           0.3          --        --         --      0.2          --
Louisiana ......        0.8          --         --            --         0.5        --         --      0.3          --
Arkansas .......        0.8          --        0.7            --          --        --         --       --          --
South Carolina .        0.6         0.3         --            --          --       0.3         --       --          --
Colorado .......        0.6         0.2        0.3            --          --        --         --      0.1          --
Delaware .......        0.5         0.2         --           0.3          --        --         --       --          --
Ohio ...........        0.5         0.3         --           0.2          --        --         --       --          --
Massachusetts ..        0.5          --         --            --         0.5        --         --       --          --
Kentucky .......        0.4          --         --           0.4          --        --         --       --          --
Utah ...........        0.4          --        0.4            --          --        --         --       --          --
Alabama ........        0.4         0.1        0.3            --          --        --         --       --          --
Connecticut ....        0.3         0.3         --            --          --        --         --       --          --
New Mexico .....        0.3         0.1         --            --         0.2        --         --       --          --
Michigan .......        0.2          --         --           0.1         0.1        --         --       --          --
                  ---------------------------------------------------------------------------------------------------------
                      100.0%       36.6%      21.4%         13.7%       13.4%      7.1%       3.1%     3.0%        1.8%
                  =========================================================================================================

________________________

(1)   The sum of the percentage calculations may not equal 100% due to rounding.

(2)   For purposes of determining whether a mortgaged real property is located in Northern California or Southern California, Northern California
      includes areas with zip codes of 93600 and above and Southern California includes areas below 93600.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                        9

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                                  CUT-OFF DATE   % OF INITIAL
                                                   NUMBER OF       PRINCIPAL     MORTGAGE POOL
                                                 MORTGAGE LOANS     BALANCE         BALANCE
----------------------------------------------------------------------------------------------

Interest Only .................................         11       $  280,490,000      11.6%
Single Tenant .................................         23          271,041,043      11.2
Loans > 50% Single Tenant(1) ..................         38          344,246,745      14.2
Current Secondary Debt ........................         11          305,747,140      12.6
Future Secondary Debt Permitted ...............         32          852,815,952      35.2
Lockbox .......................................         57        1,310,398,316      54.0
Escrow Type(2)
 TI/LC Reserves(3) ............................         92          740,557,643      50.8
 Real Estate Tax ..............................        189        1,758,946,686      72.5
 Insurance ....................................        171        1,521,627,772      62.8
 Replacement Reserves .........................        171        1,489,629,123      61.4

SELECT CHARACTERISTICS OF LOAN GROUP 1
----------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                                  CUT-OFF DATE   % OF INITIAL
                                                   NUMBER OF       PRINCIPAL     MORTGAGE POOL
                                                 MORTGAGE LOANS     BALANCE         BALANCE
----------------------------------------------------------------------------------------------

Interest Only .................................          8       $  237,015,000      11.4%
Single Tenant .................................         23          271,041,043      13.0
Loans > 50% Single Tenant(1) ..................         38          344,246,745      16.5
Current Secondary Debt ........................         10          279,347,140      13.4
Future Secondary Debt Permitted ...............         32          852,815,952      41.0
Lockbox .......................................         56        1,283,998,316      61.7
Escrow Type(2)
 TI/LC Reserves(3) ............................         92          740,557,643      35.6
 Real Estate Tax ..............................        159        1,459,002,391      70.1
 Insurance ....................................        141        1,213,821,839      58.3
 Replacement Reserves .........................        141        1,207,698,240      58.0

SELECT CHARACTERISTICS OF LOAN GROUP 2
----------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
                                                                  CUT-OFF DATE   % OF INITIAL
                                                   NUMBER OF       PRINCIPAL     MORTGAGE POOL
                                                 MORTGAGE LOANS     BALANCE         BALANCE
----------------------------------------------------------------------------------------------

Interest Only .................................          3       $   43,475,000      12.6%
Single Tenant .................................        NAP                  NAP       NAP
Loans > 50% Single Tenant(1) ..................        NAP                  NAP       NAP
Current Secondary Debt ........................          1           26,400,000       7.7
Future Secondary Debt Permitted ...............         --                   --        --
Lockbox .......................................          1           26,400,000       7.7
Escrow Type(2)
 Real Estate Tax ..............................         30          299,944,295      87.2
 Insurance ....................................         30          307,805,933      89.4
 Replacement Reserves .........................         30          281,930,933      81.9

___________________________

(1)   Includes loans with single tenant occupancy.

(2)   Includes only upfront or on-going reserves.

(3)   TI/LC escrows are expressed as a percentage of only the mortgage loans secured by office, retail, industrial and mixed use properties.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       10

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF MORTGAGE POOL
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE ($)

--------------------------------------------------------------------------------
                                                  AGGREGATE
                                                   CUT-OFF              % OF
         RANGE OF               NUMBER OF           DATE              INITIAL
       CUT-OFF DATE             MORTGAGE          PRINCIPAL           MORTGAGE
  PRINCIPAL BALANCES ($)          LOANS          BALANCE ($)        POOL BALANCE
--------------------------------------------------------------------------------
745,455 - 2,999,999                 45         $    94,614,112           3.9%
3,000,000 - 3,999,999               18              63,235,629           2.6%
4,000,000 - 4,999,999               17              76,029,364           3.1%
5,000,000 - 5,999,999               22             119,523,874           4.9%
6,000,000 - 6,999,999               21             135,124,736           5.6%
7,000,000 - 7,999,999                9              67,256,438           2.8%
8,000,000 - 9,999,999               20             177,719,274           7.3%
10,000,000 - 12,999,999             17             195,866,072           8.1%
13,000,000 - 19,999,999             18             277,410,283          11.4%
20,000,000 - 49,999,999             18             478,842,252          19.7%
50,000,000 - 247,200,000             6             739,400,000          30.5%
--------------------------------------------------------------------------------
TOTAL                              211         $ 2,425,022,033         100.0%
--------------------------------------------------------------------------------
Min: $745,455                 Max: $247,200,000                 Avg. $11,492,995
--------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)

--------------------------------------------------------------------------------
                                                  AGGREGATE             % OF
                                NUMBER OF       CUT-OFF DATE          INITIAL
                                MORTGAGE          PRINCIPAL           MORTGAGE
    RANGE OF DSCRS (X)            LOANS          BALANCE ($)        POOL BALANCE
--------------------------------------------------------------------------------
1.15 - 1.19                          7         $    82,730,966           3.4%
1.20 - 1.24                         88             883,050,960          36.4%
1.25 - 1.29                         42             437,344,507          18.0%
1.30 - 1.34                         23             453,410,449          18.7%
1.35 - 1.39                          7              65,299,832           2.7%
1.40 - 1.44                         15             123,375,332           5.1%
1.45 - 1.49                          8              83,863,391           3.5%
1.50 - 1.59                          8              36,691,886           1.5%
1.60 - 1.99                          8              66,614,953           2.7%
2.00 - 2.48                          5             192,639,757           7.9%
--------------------------------------------------------------------------------
TOTAL                              211         $ 2,425,022,033         100.0%
--------------------------------------------------------------------------------
Min: 1.15x                      Max: 2.48x                       Wtd. Avg. 1.36x
--------------------------------------------------------------------------------

MORTGAGE RATE (%)

--------------------------------------------------------------------------------
                                                  AGGREGATE             % OF
                                NUMBER OF       CUT-OFF DATE          INITIAL
    RANGE OF MORTGAGE           MORTGAGE          PRINCIPAL           MORTGAGE
        RATES (%)                 LOANS          BALANCE ($)        POOL BALANCE
--------------------------------------------------------------------------------
5.2709 - 5.6999                      4         $   227,025,000           9.4%
5.7000 - 5.8999                     11             139,344,043           5.7%
5.9000 - 6.0999                     35             528,296,811          21.8%
6.1000 - 6.1499                     17             204,038,942           8.4%
6.1500 - 6.2999                     67             764,531,963          31.5%
6.3000 - 6.4499                     47             318,610,774          13.1%
6.4500 - 6.5999                     15              83,512,468           3.4%
6.6000 - 6.7499                      7             113,287,086           4.7%
6.7500 - 6.9999                      5              31,593,724           1.3%
7.0000 - 7.0099                      2               4,077,978           0.2%
7.0100 - 7.1300                      1              10,703,243           0.4%
--------------------------------------------------------------------------------
TOTAL                              211         $ 2,425,022,033         100.0%
--------------------------------------------------------------------------------
Min: 5.2709                     Max: 7.1300                     Wtd. Avg. 6.1415
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

--------------------------------------------------------------------------------
                                                  AGGREGATE             % OF
         RANGE OF               NUMBER OF       CUT-OFF DATE          INITIAL
       CUT-OFF DATE             MORTGAGE          PRINCIPAL           MORTGAGE
      LTV RATIOS (%)              LOANS          BALANCE ($)        POOL BALANCE
--------------------------------------------------------------------------------
32.05 - 50.00                       11         $   204,113,024           8.4%
50.01 - 60.00                       22             241,597,345          10.0%
60.01 - 65.00                       28             190,181,376           7.8%
65.01 - 70.00                       40             371,040,033          15.3%
70.01 - 75.00                       65             964,569,883          39.8%
75.01 - 77.50                       16             190,097,247           7.8%
77.51 - 80.00                       25             238,373,126           9.8%
80.01 - 82.73                        4              25,050,000           1.0%
--------------------------------------------------------------------------------
TOTAL                              211         $ 2,425,022,033         100.0%
--------------------------------------------------------------------------------
Min: 32.05%                     Max: 82.73%                     Wtd. Avg. 67.79%
--------------------------------------------------------------------------------

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)

--------------------------------------------------------------------------------
         RANGE OF                                 AGGREGATE             % OF
      MATURITY DATE             NUMBER OF       CUT-OFF DATE          INITIAL
        OR ARD LTV              MORTGAGE          PRINCIPAL           MORTGAGE
        RATIOS (%)                LOANS          BALANCE ($)        POOL BALANCE
--------------------------------------------------------------------------------
Fully Amortizing                     1         $     3,557,540           0.1%
18.23 - 50.00                       28             329,986,100          13.6%
50.01 - 55.00                       20             201,271,498           8.3%
55.01 - 60.00                       34             329,941,669          13.6%
60.01 - 62.50                       26             271,872,728          11.2%
62.51 - 65.00                       22             162,805,064           6.7%
65.01 - 67.50                       40             677,125,156          27.9%
67.51 - 70.00                       17             159,494,278           6.6%
70.01 - 76.67                       23             288,968,000          11.9%
--------------------------------------------------------------------------------
TOTAL                              211         $ 2,425,022,033         100.0%
--------------------------------------------------------------------------------
Min: 18.23%                     Max: 76.67%                     Wtd. Avg. 60.91%
--------------------------------------------------------------------------------

ORIGINAL TERM TO MATURITY OR ARD (MOS)

--------------------------------------------------------------------------------
                                                  AGGREGATE             % OF
         RANGE OF               NUMBER OF       CUT-OFF DATE          INITIAL
      ORIGINAL TERMS            MORTGAGE          PRINCIPAL           MORTGAGE
    TO MATURITY (MOS.)            LOANS          BALANCE ($)        POOL BALANCE
--------------------------------------------------------------------------------
60 - 60                              4         $   186,600,000           7.7%
61 - 84                              3              34,890,000           1.4%
85 - 121                           197           2,150,426,482          88.7%
122 - 216                            7              53,105,551           2.2%
--------------------------------------------------------------------------------
TOTAL                              211         $ 2,425,022,033         100.0%
--------------------------------------------------------------------------------
Min: 60                          Max: 216                          Wtd. Avg. 115
--------------------------------------------------------------------------------

REMAINING TERM TO MATURITY OR ARD (MOS)

--------------------------------------------------------------------------------
                                                  AGGREGATE             % OF
                                NUMBER OF       CUT-OFF DATE          INITIAL
    RANGE OF REMAINING          MORTGAGE          PRINCIPAL           MORTGAGE
 TERMS TO MATURITY (MOS.)         LOANS          BALANCE ($)        POOL BALANCE
--------------------------------------------------------------------------------
59 - 60                              4         $   186,600,000           7.7%
61 - 84                              3              34,890,000           1.4%
85 - 121                           197           2,150,426,482          88.7%
122 - 214                            7              53,105,551           2.2%
--------------------------------------------------------------------------------
TOTAL                              211         $ 2,425,022,033         100.0%
--------------------------------------------------------------------------------
Min: 59                          Max: 214                          Wtd. Avg. 114
--------------------------------------------------------------------------------

REMAINING PARTIAL IO TERM (MOS)

--------------------------------------------------------------------------------
                                                  AGGREGATE             % OF
                                NUMBER OF       CUT-OFF DATE          INITIAL
    RANGE OF REMAINING          MORTGAGE          PRINCIPAL           MORTGAGE
     PARTIAL IO TERMS             LOANS          BALANCE ($)        POOL BALANCE
--------------------------------------------------------------------------------
4 -14                                7         $    50,473,000           2.1%
15 -24                              35             347,838,000          14.3%
25 -34                              19             169,533,000           7.0%
35 -39                              22             326,430,021          13.5%
40 -54                               9              78,762,360           3.2%
55 -70                              24             525,740,200          21.7%
--------------------------------------------------------------------------------
TOTAL                              116         $ 1,498,776,581          61.8%
--------------------------------------------------------------------------------
Min: 4                           Max: 70                            Wtd. Avg. 40
--------------------------------------------------------------------------------

PROPERTY STATE/LOCATION

--------------------------------------------------------------------------------
                                                  AGGREGATE             % OF
                                NUMBER OF       CUT-OFF DATE          INITIAL
                                MORTGAGED         PRINCIPAL           MORTGAGE
      STATE/LOCATION            PROPERTIES       BALANCE ($)        POOL BALANCE
--------------------------------------------------------------------------------
California                          57         $   578,645,822          23.9%
 Southern                           44             299,870,276          12.4%
 Northern                           13             278,775,546          11.5%
Texas                               34             279,201,534          11.5%
Virginia                            52             278,721,250          11.5%
Florida                             16             178,506,525           7.4%
Arizona                             14             144,812,988           6.0%
Other(a)                           117             965,133,913          39.8%
--------------------------------------------------------------------------------
TOTAL                              290         $ 2,425,022,033         100.0%
--------------------------------------------------------------------------------

(a)   Includes 29 States

PROPERTY TYPE

--------------------------------------------------------------------------------
                                                  AGGREGATE             % OF
                                NUMBER OF       CUT-OFF DATE          INITIAL
                                MORTGAGED         PRINCIPAL           MORTGAGE
      PROPERTY TYPE             PROPERTIES       BALANCE ($)        POOL BALANCE
--------------------------------------------------------------------------------
Retail                             113         $   886,782,259          36.6%
Hospitality                         30             519,174,711          21.4%
Multifamily                         37             376,580,018          15.5%
 Multifamily                        33             332,655,933          13.7%
 Manufactured Housing                4              43,924,085           1.8%
Office                              46             323,764,612          13.4%
Industrial                          35             171,550,240           7.1%
Mixed Use                            9              74,734,146           3.1%
Self Storage                        19              71,690,592           3.0%
Land                                 1                 745,455           0.0%
--------------------------------------------------------------------------------
TOTAL                              290         $ 2,425,022,033         100.0%
--------------------------------------------------------------------------------

AMORTIZATION TYPES

--------------------------------------------------------------------------------
                                                  AGGREGATE             % OF
                                NUMBER OF       CUT-OFF DATE          INITIAL
                                MORTGAGE          PRINCIPAL           MORTGAGE
    AMORTIZATION TYPES            LOANS          BALANCE ($)        POOL BALANCE
--------------------------------------------------------------------------------
IO-Balloon                         114         $ 1,482,976,581          61.2%
Balloon                             83             642,197,912          26.5%
Interest Only                       11             280,490,000          11.6%
IO-ARD                               2              15,800,000           0.7%
Fully Amortizing                     1               3,557,540           0.1%
--------------------------------------------------------------------------------
TOTAL                              211         $ 2,425,022,033         100.0%
--------------------------------------------------------------------------------

REMAINING STATED AMORTIZATION TERM (MOS)

--------------------------------------------------------------------------------
                                                  AGGREGATE             % OF
  RANGE OF REMAINING            NUMBER OF       CUT-OFF DATE          INITIAL
 STATED AMORTIZATION            MORTGAGE          PRINCIPAL           MORTGAGE
     TERMS (MOS.)                 LOANS          BALANCE ($)        POOL BALANCE
--------------------------------------------------------------------------------
Interest Only                       11         $   280,490,000          11.6%
118 - 240                            4              16,894,523           0.7%
241 - 300                           12             205,615,137           8.5%
301 -360                           176           1,829,762,143          75.5%
361 -420                             8              92,260,230           3.8%
--------------------------------------------------------------------------------
TOTAL                              211         $ 2,425,022,033         100.0%
--------------------------------------------------------------------------------
Min: 118                         Max: 420                          Wtd. Avg. 354
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       11

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 1
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE ($)

--------------------------------------------------------------------------------
                                                  AGGREGATE              % OF
         RANGE OF               NUMBER OF       CUT-OFF DATE             LOAN
       CUT-OFF DATE             MORTGAGE          PRINCIPAL            GROUP 1
  PRINCIPAL BALANCES ($)          LOANS          BALANCE ($)           BALANCE
--------------------------------------------------------------------------------
745,455 - 2,999,999                 38         $    79,562,262           3.8%
3,000,000 - 3,999,999               15              52,435,629           2.5%
4,000,000 - 4,999,999               15              66,986,500           3.2%
5,000,000 - 5,999,999               22             119,523,874           5.7%
6,000,000 - 6,999,999               19             122,099,736           5.9%
7,000,000 - 7,999,999                8              59,860,123           2.9%
8,000,000 - 9,999,999               17             150,004,370           7.2%
10,000,000 - 12,999,999             13             150,741,072           7.2%
13,000,000 - 19,999,999             13             203,560,283           9.8%
20,000,000 - 49,999,999             12             336,692,252          16.2%
50,000,000 - 99,999,999              3             201,600,000           9.7%
100,000,000 - 247,200,000            3             537,800,000          25.8%
--------------------------------------------------------------------------------
TOTAL                              178         $ 2,080,866,100         100.0%
--------------------------------------------------------------------------------
Min: $745,455                Max: $247,200,000                  Avg. $11,690,259
--------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)

--------------------------------------------------------------------------------
                                                  AGGREGATE              % OF
                                NUMBER OF       CUT-OFF DATE             LOAN
         RANGE OF               MORTGAGE          PRINCIPAL            GROUP 1
        DSCRS (X)                 LOANS          BALANCE ($)           BALANCE
--------------------------------------------------------------------------------
1.15 - 1.24                         75         $   754,617,418          36.3%
1.25 - 1.29                         40             425,648,192          20.5%
1.30 - 1.34                         19             409,614,211          19.7%
1.35 - 1.39                          5              48,722,835           2.3%
1.40 - 1.44                         14             119,775,332           5.8%
1.45 - 1.49                          6              39,363,391           1.9%
1.50 - 1.59                          7              34,595,011           1.7%
1.60 - 1.99                          7              55,889,953           2.7%
2.00 - 2.48                          5             192,639,757           9.3%
--------------------------------------------------------------------------------
TOTAL                              178         $ 2,080,866,100         100.0%
--------------------------------------------------------------------------------
Min: 1.15                       Max: 2.48x                       Wtd. Avg. 1.37x
--------------------------------------------------------------------------------

MORTGAGE RATE (%)

--------------------------------------------------------------------------------
                                                  AGGREGATE              % OF
         RANGE OF               NUMBER OF       CUT-OFF DATE             LOAN
         MORTGAGE               MORTGAGE          PRINCIPAL            GROUP 1
        RATES (%)                 LOANS          BALANCE ($)           BALANCE
--------------------------------------------------------------------------------
5.2709 - 5.7499                      7         $   229,013,534          11.0%
5.7500 - 5.9999                     21             265,342,321          12.8%
6.0000 - 6.0999                     13             267,785,000          12.9%
6.1000 - 6.1999                     33             292,637,286          14.1%
6.2000 - 6.2999                     38             535,334,038          25.7%
6.3000 - 6.3999                     29             210,644,787          10.1%
6.4000 - 6.4999                     17              85,967,848           4.1%
6.5000 - 6.6499                     13             150,711,987           7.2%
6.6500 - 6.8499                      5              27,532,779           1.3%
6.8500 - 6.9999                      1               5,193,279           0.2%
7.0000 - 7.1300                      1              10,703,243           0.5%
--------------------------------------------------------------------------------
TOTAL                              178         $ 2,080,866,100         100.0%
--------------------------------------------------------------------------------
Min: 5.2709                     Max: 7.1300                     Wtd. Avg. 6.1407
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

--------------------------------------------------------------------------------
         RANGE OF                                 AGGREGATE              % OF
       CUT-OFF DATE             NUMBER OF       CUT-OFF DATE             LOAN
         DATE LTV               MORTGAGE          PRINCIPAL            GROUP 1
        RATIOS (%)                LOANS          BALANCE ($)           BALANCE
--------------------------------------------------------------------------------
32.05 - 50.00                       11         $   204,113,024           9.8%
50.01 - 60.00                       19             205,247,345           9.9%
60.01 - 65.00                       27             182,785,061           8.8%
65.01 - 70.00                       35             333,431,295          16.0%
70.01 - 75.00                       53             864,357,474          41.5%
75.01 - 77.50                       13             156,947,247           7.5%
77.51 - 80.00                       19             128,059,655           6.2%
80.01 - 80.07                        1               5,925,000           0.3%
--------------------------------------------------------------------------------
TOTAL                              178         $ 2,080,866,100         100.0%
--------------------------------------------------------------------------------
Min: 32.05%                     Max: 80.07%                     Wtd. Avg. 66.99%
--------------------------------------------------------------------------------

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)

--------------------------------------------------------------------------------
         RANGE OF                                 AGGREGATE              % OF
      MATURITY DATE             NUMBER OF       CUT-OFF DATE             LOAN
        OR ARD LTV              MORTGAGE          PRINCIPAL            GROUP 1
        RATIOS (%)                LOANS          BALANCE ($)           BALANCE
--------------------------------------------------------------------------------
Fully Amortizing                     1         $     3,557,540           0.2%
18.23 - 50.00                       25             301,908,121          14.5%
50.01 - 55.00                       18             188,921,498           9.1%
55.01 - 60.00                       30             308,281,719          14.8%
60.01 - 62.50                       24             259,632,934          12.5%
62.51 - 65.00                       17             127,865,325           6.1%
65.01 - 67.50                       32             579,586,685          27.9%
67.51 - 70.00                       16             147,094,278           7.1%
70.01 - 74.18                       15             164,018,000           7.9%
--------------------------------------------------------------------------------
TOTAL                              178         $ 2,080,866,100         100.0%
--------------------------------------------------------------------------------
Min: 18.23%                     Max: 74.18%                     Wtd. Avg. 60.13%
--------------------------------------------------------------------------------

ORIGINAL TERM TO MATURITY OR ARD (MOS)

--------------------------------------------------------------------------------
    RANGE OF                                      AGGREGATE              % OF
 ORIGINAL TERMS                 NUMBER OF       CUT-OFF DATE             LOAN
   TO MATURITY                  MORTGAGE          PRINCIPAL            GROUP 1
     (MOS.)                       LOANS          BALANCE ($)           BALANCE
--------------------------------------------------------------------------------
60 - 60                              2         $   162,700,000           7.8%
61 - 84                              3              34,890,000           1.7%
85 - 121                           170           1,846,210,166          88.7%
122 - 180                            3              37,065,934           1.8%
--------------------------------------------------------------------------------
TOTAL                              178         $ 2,080,866,100         100.0%
--------------------------------------------------------------------------------
Min: 60                          Max: 180                          Wtd. Avg. 115
--------------------------------------------------------------------------------

REMAINING TERM TO MATURITY OR ARD (MOS)

--------------------------------------------------------------------------------
         RANGE OF
        REMAINING                                 AGGREGATE              % OF
          TERMS                 NUMBER OF       CUT-OFF DATE             LOAN
       TO MATURITY              MORTGAGE          PRINCIPAL            GROUP 1
          (MOS.)                  LOANS          BALANCE ($)           BALANCE
--------------------------------------------------------------------------------
60 - 60                              2         $   162,700,000           7.8%
61 - 84                              3              34,890,000           1.7%
85 - 121                           170           1,846,210,166          88.7%
122 - 179                            3              37,065,934           1.8%
--------------------------------------------------------------------------------
TOTAL                              178         $ 2,080,866,100         100.0%
--------------------------------------------------------------------------------
Min: 60                          Max: 179                          Wtd. Avg. 114
--------------------------------------------------------------------------------

REMAINING PARTIAL IO TERM (MOS)

--------------------------------------------------------------------------------
         RANGE OF                                 AGGREGATE              % OF
        REMAINING               NUMBER OF       CUT-OFF DATE             LOAN
        PARTIAL IO              MORTGAGE          PRINCIPAL            GROUP 1
          TERMS                   LOANS          BALANCE ($)           BALANCE
--------------------------------------------------------------------------------
4 - 12                               5         $    31,223,000           1.5%
13 - 24                             29             290,063,000          13.9%
25 - 36                             35             406,613,021          19.5%
37 - 54                              9              84,262,360           4.0%
55 - 70                             21             487,215,200          23.4%
--------------------------------------------------------------------------------
TOTAL                               99         $ 1,299,376,581          62.4%
--------------------------------------------------------------------------------
Min: 4                           Max: 70                            Wtd. Avg. 41
--------------------------------------------------------------------------------

PROPERTY STATE/LOCATION

--------------------------------------------------------------------------------
                                                  AGGREGATE              % OF
                                NUMBER OF       CUT-OFF DATE             LOAN
                                MORTGAGED         PRINCIPAL            GROUP 1
      STATE/LOCATION            PROPERTIES       BALANCE ($)           BALANCE
--------------------------------------------------------------------------------
California                          57         $   578,645,822          27.8%
 Southern                           44             299,870,276          14.4%
 Northern                           13             278,775,546          13.4%
Virginia                            52             278,721,250          13.4%
Texas                               25             163,125,102           7.8%
Florida                             13             135,979,529           6.5%
Other(a)                           109             924,394,397          44.4%
--------------------------------------------------------------------------------
TOTAL                              256         $ 2,080,866,100         100.0%
--------------------------------------------------------------------------------

(a)   Includes 28 States

PROPERTY TYPE

--------------------------------------------------------------------------------
                                                  AGGREGATE              % OF
                                NUMBER OF       CUT-OFF DATE             LOAN
         PROPERTY               MORTGAGED         PRINCIPAL            GROUP 1
           TYPE                 PROPERTIES       BALANCE ($)           BALANCE
--------------------------------------------------------------------------------
Retail                             113         $   886,782,259          42.6%
Hospitality                         30             519,174,711          24.9%
Office                              46             323,764,612          15.6%
Industrial                          35             171,550,240           8.2%
Mixed Use                            9              74,734,146           3.6%
Self Storage                        19              71,690,592           3.4%
Manufactured Housing                 3              32,424,085           1.6%
Land                                 1                 745,455           0.0%
--------------------------------------------------------------------------------
TOTAL                              256         $ 2,080,866,100         100.0%
--------------------------------------------------------------------------------

AMORTIZATION TYPES

--------------------------------------------------------------------------------
                                                  AGGREGATE              % OF
                                NUMBER OF       CUT-OFF DATE             LOAN
       AMORTIZATION             MORTGAGE          PRINCIPAL            GROUP 1
          TYPES                   LOANS          BALANCE ($)           BALANCE
--------------------------------------------------------------------------------
IO-Balloon                          97         $ 1,283,576,581          61.7%
Balloon                             70             540,916,979          26.0%
Interest Only                        8             237,015,000          11.4%
IO-ARD                               2              15,800,000           0.8%
Fully Amortizing                     1               3,557,540           0.2%
--------------------------------------------------------------------------------
TOTAL                              178         $ 2,080,866,100         100.0%
--------------------------------------------------------------------------------

REMAINING STATED AMORTIZATION TERM (MOS)

--------------------------------------------------------------------------------
         RANGE OF
        REMAINING                                 AGGREGATE              % OF
          STATED                NUMBER OF       CUT-OFF DATE             LOAN
       AMORTIZATION             MORTGAGE          PRINCIPAL            GROUP 1
       TERMS (MOS.)               LOANS          BALANCE ($)           BALANCE
--------------------------------------------------------------------------------
Interest Only                        8         $   237,015,000          11.4%
118 - 240                            4              16,894,523           0.8%
241 - 300                           12             205,615,137           9.9%
301 - 360                          148           1,563,977,525          75.2%
361 - 420                            6              57,363,915           2.8%
--------------------------------------------------------------------------------
TOTAL                              178         $ 2,080,866,100         100.0%
--------------------------------------------------------------------------------
Min: 118                         Max: 420                          Wtd. Avg. 351
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       12

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

SELECT CHARACTERISTICS OF LOAN GROUP 2
--------------------------------------------------------------------------------

CUT-OFF DATE BALANCE ($)

--------------------------------------------------------------------------------
                                                  AGGREGATE             % OF
         RANGE OF               NUMBER OF       CUT-OFF DATE            LOAN
       CUT-OFF DATE             MORTGAGE          PRINCIPAL            GROUP 2
  PRINCIPAL BALANCES ($)          LOANS          BALANCE ($)           BALANCE
--------------------------------------------------------------------------------
1,081,741 - 3,999,999               10         $    25,851,850           7.5%
4,000,000 - 5,999,999                2               9,042,864           2.6%
6,000,000 - 8,999,999                4              28,884,786           8.4%
9,000,000 - 10,999,999               4              40,476,432          11.8%
11,000,000 - 12,999,999              2              23,900,000           6.9%
13,000,000 - 14,999,999              3              41,650,000          12.1%
15,000,000 - 19,999,999              2              32,200,000           9.4%
20,000,000 - 27,500,000              6             142,150,000          41.3%
--------------------------------------------------------------------------------
TOTAL                               33         $   344,155,933         100.0%
--------------------------------------------------------------------------------
Min: $1,081,741                Max: $27,500,000                 Avg. $10,428,968
--------------------------------------------------------------------------------

DEBT SERVICE COVERAGE RATIO (X)

--------------------------------------------------------------------------------
                                                  AGGREGATE
                                NUMBER OF       CUT-OFF DATE            % OF
         RANGE OF               MORTGAGE          PRINCIPAL             LOAN
       OF DSCRS (X)               LOANS          BALANCE ($)           GROUP 2
--------------------------------------------------------------------------------
1.15 - 1.19                          2         $    11,961,638           3.5%
1.20 - 1.24                         18             199,202,870          57.9%
1.25 - 1.29                          2              11,696,315           3.4%
1.30 - 1.39                          6              60,373,234          17.5%
1.40 - 1.67                          5              60,921,875          17.7%
--------------------------------------------------------------------------------
TOTAL                               33         $   344,155,933         100.0%
--------------------------------------------------------------------------------
Min: 1.15x                      Max: 1.67x                       Wtd. Avg. 1.28x
--------------------------------------------------------------------------------

MORTGAGE RATE (%)

--------------------------------------------------------------------------------
                                                  AGGREGATE             % OF
         RANGE OF               NUMBER OF       CUT-OFF DATE            LOAN
         MORTGAGE               MORTGAGE          PRINCIPAL            GROUP 2
        RATES (%)                 LOANS          BALANCE ($)           BALANCE
--------------------------------------------------------------------------------
5.4130 - 5.7999                      1         $    10,725,000           3.1%
5.8000 - 5.9999                      2              51,500,000          15.0%
6.0000 - 6.1999                     11             152,264,794          44.2%
6.2000 - 6.2999                      8              58,634,786          17.0%
6.3000 - 7.0000                     11              71,031,353          20.6%
--------------------------------------------------------------------------------
TOTAL                               33         $   344,155,933         100.0%
--------------------------------------------------------------------------------
Min: 5.4130                     Max: 7.0000                     Wtd. Avg. 6.1462
--------------------------------------------------------------------------------

CUT-OFF DATE LOAN-TO-VALUE RATIO (%)

--------------------------------------------------------------------------------
                                                  AGGREGATE             % OF
         RANGE OF               NUMBER OF       CUT-OFF DATE            LOAN
       CUT-OFF DATE             MORTGAGE          PRINCIPAL            GROUP 2
      LTV RATIOS (%)              LOANS          BALANCE ($)           BALANCE
--------------------------------------------------------------------------------
51.84 - 70.00                        9         $    81,355,053          23.6%
70.01 - 72.50                        6              68,882,876          20.0%
72.51 - 75.00                        6              31,329,533           9.1%
75.01 - 77.50                        3              33,150,000           9.6%
77.51 - 82.73                        9             129,438,471          37.6%
--------------------------------------------------------------------------------
TOTAL                               33         $   344,155,933         100.0%
--------------------------------------------------------------------------------
Min: 51.84%                     Max: 82.73%                     Wtd. Avg. 72.61%
--------------------------------------------------------------------------------

MATURITY DATE OR ARD LOAN-TO-VALUE RATIO (%)

--------------------------------------------------------------------------------
         RANGE OF                                 AGGREGATE
      MATURITY DATE             NUMBER OF       CUT-OFF DATE            % OF
        OR ARD LTV              MORTGAGE          PRINCIPAL             LOAN
          RATIOS                  LOANS          BALANCE ($)           GROUP 2
--------------------------------------------------------------------------------
46.72 - 60.00                        9         $    62,087,928          18.0%
60.01 - 65.00                        7              47,179,533          13.7%
65.01 - 67.50                        8              97,538,471          28.3%
67.51 - 70.00                        1              12,400,000           3.6%
70.01 - 76.67                        8             124,950,000          36.3%
--------------------------------------------------------------------------------
TOTAL                               33         $   344,155,933         100.0%
--------------------------------------------------------------------------------
Min: 46.72%                     Max: 76.67%                     Wtd. Avg. 65.65%
--------------------------------------------------------------------------------

ORIGINAL TERM TO MATURITY OR ARD (MOS)

--------------------------------------------------------------------------------
         RANGE OF                                 AGGREGATE             % OF
      ORIGINAL TERMS            NUMBER OF       CUT-OFF DATE            LOAN
       TO MATURITY              MORTGAGE          PRINCIPAL            GROUP 2
          (MOS.)                  LOANS          BALANCE ($)           BALANCE
--------------------------------------------------------------------------------
60 - 60                              2         $    23,900,000           6.9%
85 - 121                            27             304,216,316          88.4%
122 - 216                            4              16,039,617           4.7%
--------------------------------------------------------------------------------
TOTAL                               33         $   344,155,933         100.0%
--------------------------------------------------------------------------------
Min: 60                          Max: 216                          Wtd. Avg. 118
--------------------------------------------------------------------------------

REMAINING TERM TO MATURITY OR ARD (MOS)

--------------------------------------------------------------------------------
         RANGE OF                                 AGGREGATE             % OF
     REMAINING TERMS            NUMBER OF       CUT-OFF DATE            LOAN
       TO MATURITY              MORTGAGE          PRINCIPAL            GROUP 2
          (MOS.)                  LOANS          BALANCE ($)           BALANCE
--------------------------------------------------------------------------------
59 - 60                              2         $    23,900,000           6.9%
84 - 120                            25             262,716,316          76.3%
121 - 214                            6              57,539,617          16.7%
--------------------------------------------------------------------------------
TOTAL                               33         $   344,155,933         100.0%
--------------------------------------------------------------------------------
Min: 59                          Max: 214                          Wtd. Avg. 117
--------------------------------------------------------------------------------

REMAINING PARTIAL IO TERM (MOS)

--------------------------------------------------------------------------------
         RANGE OF                                  AGGREGATE            % OF
    REMAINING PARTIAL            NUMBER OF       CUT-OFF DATE           LOAN
         IO TERM                 MORTGAGE          PRINCIPAL           GROUP 2
          (MOS.)                   LOANS          BALANCE ($)          BALANCE
--------------------------------------------------------------------------------
9 - 24                               8         $    77,025,000          22.4%
25 - 36                              4              47,350,000          13.8%
37 - 59                              5              75,025,000          21.8%
--------------------------------------------------------------------------------
TOTAL                               17         $   199,400,000          57.9%
--------------------------------------------------------------------------------
Min: 9                           Max: 59                            Wtd. Avg. 35
--------------------------------------------------------------------------------

PROPERTY STATE/LOCATION

--------------------------------------------------------------------------------
                                                   AGGREGATE            % OF
                                 NUMBER OF       CUT-OFF DATE           LOAN
                                 MORTGAGED         PRINCIPAL           GROUP 2
      STATE/LOCATION             PROPERTIES       BALANCE ($)          BALANCE
--------------------------------------------------------------------------------
Texas                                9         $   116,076,432          33.7%
Arizona                              5              71,421,315          20.8%
Florida                              3              42,526,997          12.4%
Pennsylvania                         2              26,800,000           7.8%
Georgia                              3              20,596,237           6.0%
Other(a)                            12              66,734,952          19.4%
--------------------------------------------------------------------------------
TOTAL                               34         $   344,155,933         100.0%
--------------------------------------------------------------------------------

(a)   Includes 9 states

PROPERTY TYPE

--------------------------------------------------------------------------------
                                                   AGGREGATE            % OF
                                 NUMBER OF       CUT-OFF DATE           LOAN
         PROPERTY                MORTGAGED         PRINCIPAL           GROUP 2
           TYPE                  PROPERTIES       BALANCE ($)          BALANCE
--------------------------------------------------------------------------------
Multifamily                         33         $   332,655,933          96.7%
Manufactured Housing                 1              11,500,000           3.3%
--------------------------------------------------------------------------------
TOTAL                               34         $   344,155,933         100.0%
--------------------------------------------------------------------------------

AMORTIZATION TYPES

--------------------------------------------------------------------------------
                                                   AGGREGATE            % OF
                                 NUMBER OF       CUT-OFF DATE           LOAN
       AMORTIZATION              MORTGAGE          PRINCIPAL           GROUP 2
          TYPES                    LOANS          BALANCE ($)          BALANCE
--------------------------------------------------------------------------------
IO-Balloon                          17         $   199,400,000          57.9%
Balloon                             13             101,280,933          29.4%
Interest Only                        3              43,475,000          12.6%
--------------------------------------------------------------------------------
TOTAL                               33         $   344,155,933         100.0%
--------------------------------------------------------------------------------

REMAINING STATED AMORTIZATION TERM (MOS)

--------------------------------------------------------------------------------
         RANGE OF                                  AGGREGATE            % OF
     REMAINING STATED            NUMBER OF       CUT-OFF DATE           LOAN
       AMORTIZATION              MORTGAGE          PRINCIPAL           GROUP 2
       TERMS (MOS.)                LOANS          BALANCE ($)          BALANCE
--------------------------------------------------------------------------------
Interest Only                        3         $    43,475,000          12.6%
357 - 360                           28             265,784,618          77.2%
361 - 420                            2              34,896,315          10.1%
--------------------------------------------------------------------------------
TOTAL                               33         $   344,155,933         100.0%
--------------------------------------------------------------------------------
Min: 357                         Max: 420                          Wtd. Avg. 367
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       13

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

MORTGAGE POOL PREPAYMENT PROFILE
--------------------------------------------------------------------------------

                                      PERCENT OF REMAINING BALANCE ANALYSIS(1)

                                          % OF REM       % OF REM    % OF REM     % OF REM     % OF REM     % OF REM
                                          MORTGAGE       MORTGAGE    MORTGAGE     MORTGAGE     MORTGAGE     MORTGAGE
                                            POOL           POOL        POOL         POOL         POOL         POOL
                       COLLATERAL         BALANCE        BALANCE     BALANCE      BALANCE      BALANCE      BALANCE
 PERIOD     LOANS        BALANCE        LOCKOUT/DEF(2)    YM(3)     6.00% PEN.   5.00% PEN.   4.00% PEN.   3.00% PEN.
---------------------------------------------------------------------------------------------------------------------

March-07     211    $2,420,611,613.94        98.82         1.18        0.00         0.00         0.00         0.00
March-08     211    $2,411,339,394.11        98.81         1.19        0.00         0.00         0.00         0.00
March-09     211    $2,398,539,213.08        98.35         1.65        0.00         0.00         0.00         0.00
March-10     211    $2,380,118,325.83        94.47         5.53        0.00         0.00         0.00         0.00
March-11     211    $2,357,979,965.78        87.20         6.20        0.00         0.00         0.00         0.00
March-12     207    $2,147,129,669.40        89.96         9.38        0.00         0.66         0.00         0.00
March-13     207    $2,116,502,430.78        89.96         9.38        0.00         0.00         0.66         0.00
March-14     204    $2,050,768,196.45        88.54         9.28        0.00         0.00         0.00         0.67
March-15     204    $2,016,522,939.98        88.53         9.28        0.00         0.00         0.00         0.00
March-16     201    $1,904,255,426.15        74.75         8.02        0.00         0.00         0.00         0.00
March-17       6    $   21,270,987.65        90.02         9.98        0.00         0.00         0.00         0.00
March-18       5    $   14,830,907.14        86.01        13.99        0.00         0.00         0.00         0.00
March-19       4    $    6,743,502.81        70.00        30.00        0.00         0.00         0.00         0.00
March-20       4    $    6,528,022.28        69.86        30.14        0.00         0.00         0.00         0.00
March-21       4    $    6,296,007.54        69.70        30.30        0.00         0.00         0.00         0.00
March-22       2    $    3,052,278.94       100.00         0.00        0.00         0.00         0.00         0.00
March-23       2    $    2,939,290.86       100.00         0.00        0.00         0.00         0.00         0.00
March-24       2    $    2,818,567.95        73.54         0.00        0.00         0.00         0.00         0.00

                % OF REM     % OF REM    % OF REM
                MORTGAGE     MORTGAGE    MORTGAGE
                  POOL         POOL        POOL
                BALANCE      BALANCE     BALANCE
 PERIOD        2.00% PEN.   1.00% PEN.     OPEN      TOTAL
-----------------------------------------------------------

March-07          0.00         0.00        0.00      100.00
March-08          0.00         0.00        0.00      100.00
March-09          0.00         0.00        0.00      100.00
March-10          0.00         0.00        0.00      100.00
March-11          0.00         0.00        6.60      100.00
March-12          0.00         0.00        0.00      100.00
March-13          0.00         0.00        0.00      100.00
March-14          0.00         0.00        1.51      100.00
March-15          0.67         0.00        1.52      100.00
March-16          0.00         0.70       16.53      100.00
March-17          0.00         0.00        0.00      100.00
March-18          0.00         0.00        0.00      100.00
March-19          0.00         0.00        0.00      100.00
March-20          0.00         0.00        0.00      100.00
March-21          0.00         0.00        0.00      100.00
March-22          0.00         0.00        0.00      100.00
March-23          0.00         0.00        0.00      100.00
March-24          0.00         0.00       26.46      100.00

_________________________
(1)   Calculated assuming that no mortgage loan prepays, defaults or is repurchased prior to stated maturity (except that mortgage loans with anticipated repayment dates (ARD loans) are assumed to prepay on their anticipated repayment dates). Otherwise calculated based on Modeling
      Assumptions to be described in the offering prospectus.

(2)   Mortgage loans included in this category are locked out from prepayment, but may include periods during which defeasance is permitted.

(3)   Mortgage Loans that permit either defeasance or prepayment with yield maintenance and mortgage loans that require defeasance if the cost of defeasance is less than yield maintenances are treated herein as yield maintenance loans.

TEN LARGEST MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS
--------------------------------------------------------------------------------

                                                  NUMBER OF
                                                   MORTGAGE                                        % OF
                                                    LOANS/                                        INITIAL
                                                  MORTGAGED    CUT-OFF DATE        SHADOW        MORTGAGE
                                     MORTGAGE        REAL       PRINCIPAL          RATING          POOL
NO.           LOAN NAME             LOAN SELLER   PROPERTIES     BALANCE      FITCH/MOODY'S(1)    BALANCE
---------------------------------------------------------------------------------------------------------

1.   The Atrium Hotel Portfolio        MLML         1    6     $247,200,000                        10.2%
2.   Stonestown Mall                   MLML         1    1      155,600,000        A+/A2            6.4
3.   Wilton Portfolio Pool 1           MLML         1   45      135,000,000                         5.6
4.   Westin Arlington Gateway           CRF         1    1       94,000,000                         3.9
5.   Farmers Market I, II and III       CRF         1    1       56,000,000                         2.3
6.   Valdosta - Colonial Mall           CRF         1    1       51,600,000                         2.1
7.   Exel Logistics                     CRF         1    1       37,027,252                         1.5
8.   Lufkin Mall                        CRF         1    1       30,000,000                         1.2
9.   Cool Springs Commons               PNC         1    1       29,975,000                         1.2
10.  South State Street                MLML         1    2       29,590,000                         1.2
                                                  ----  ---    ------------                      --------
     TOTAL/WEIGHTED AVERAGE                        10   60     $865,992,252                        35.7%
                                                  =========================                      ========

                                                                                       CUT-OFF
                                     PROPERTY     PROPERTY    LOAN BALANCE    DSCR     DATE LTV
NO.           LOAN NAME                TYPE        SIZE(2)    PER SF/UNIT    (X)(3)  RATIO (%)(3)
-------------------------------------------------------------------------------------------------

1.   The Atrium Hotel Portfolio     Hospitality       1,473   $  167,821      1.30x     71.49
2.   Stonestown Mall                  Retail        472,318          329      2.22      40.00
3.   Wilton Portfolio Pool 1          Various     1,868,121           72      1.23      72.41
4.   Westin Arlington Gateway       Hospitality         336      279,762      1.25      55.95
5.   Farmers Market I, II and III     Office        376,134          149      1.21      78.71
6.   Valdosta - Colonial Mall         Retail        442,832          117      1.27      68.80
7.   Exel Logistics                 Industrial    1,216,499           30      1.20      76.34
8.   Lufkin Mall                      Retail        343,069           87      1.36      74.07
9.   Cool Springs Commons             Office        301,697           99      1.21      73.88
10.  South State Street               Retail        107,543          275      1.29      69.95
                                                                              ----      -----
     TOTAL/WEIGHTED AVERAGE                                                   1.44x     64.92
                                                                              ===============

_________________________
(1)   It has been confirmed by Fitch and Moody's in accordance with their respective methodologies, the credit characteristics of the related loan is consistent with investment-grade rated obligations.

(2)   Property size is indicated in rooms (for hospitality properties), and square feet for all other property types.

(3)   With respect to Loan Nos. 4 and 6, calculated using stabilized appraised values. With respect to Loan No. 4, calculated using stabilized cash flows.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       14

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       15

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

THE ATRIUM HOTEL PORTFOLIO

                       [PHOTO OF THE ATRIUM HOTEL OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           6
Location (City/State)                                                   Various
Property Type                                                       Hospitality
Size (Rooms)                                                              1,473
Percentage Physical Occupancy as of May 31, 2006                         75.20%
Year Built                                                            See Table
Year Renovated                                                        See Table
Loan Purpose                                                          Refinance
Appraisal Value                                                    $345,800,000
Average Rent Per Room                                                       NAP
Underwritten Occupancy                                                   75.20%
Underwritten Revenues                                               $80,533,163
Underwritten Total Expenses                                         $53,444,982
Underwritten Net Operating Income (NOI)                             $27,088,181
Underwritten Net Cash Flow (NCF)                                    $23,866,854
Trailing 12 NOI as of June 30, 2006                                 $25,052,653
2005 NOI                                                            $23,171,596
2004 NOI                                                            $22,030,755
--------------------------------------------------------------------------------

                       [PHOTO OF THE ATRIUM HOTEL OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 Mortgage Loan Seller                                                      MLML
 Loan Group                                                                   1
 Origination Date                                               August 11, 2006
 Cut-off Date Principal Balance                                    $247,200,000
 Cut-off Date Loan Balance Per Room                                    $167,821
 Percentage of Initial Mortgage Pool Balance                             10.19%
 Number of Mortgage Loans                                                     1
 Type of Security (Fee/Leasehold)                             3 Fee/3 Leasehold
 Mortgage Rate                                                          6.2952%
 Amortization Type                                                   IO-Balloon
 IO Period (Months)                                                          60
 Original Term to Maturity/ARD (Months)                                     120
 Original Amortization Term (Months)                                        360
 Original Call Protection                                 LO(24), Def(92), O(4)
 Lockbox                                                                   Hard
 Cut-off Date LTV Ratio                                                  71.49%
 LTV Ratio at Maturity or ARD                                            67.14%
 Underwritten DSCR on NOI(1)                                              1.48x
 Underwritten DSCR on NCF(2)                                              1.30x
--------------------------------------------------------------------------------

(1)   The Underwritten DSCR on NOI during the interest only period is 1.72x

(2)   The Underwritten DSCR on NCF during the interest only period is 1.51x

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       16

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       17

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Atrium Hotel Portfolio Loan") is evidenced by two promissory notes secured by a first mortgage encumbering the Atrium Hotel
Portfolio Borrower's fee and the leasehold interests in six full-service hotel properties. The hotels, which total 1,473 rooms, are flagged by Embassy Suites with the exception of one hotel which is independently owned (each, an "Atrium
Hotel Portfolio Property" and collectively the "Atrium Hotel Portfolio
Properties"). The Atrium Hotel Portfolio Loan represents approximately 10.19% of the initial mortgage pool balance and approximately 11.88% of the initial loan group 1 balance.

The Atrium Hotel Portfolio Loan was originated on August 11, 2006 and has a principal balance as of the cut-off date of $247,200,000. The Atrium Hotel
Portfolio Loan has a remaining term of 120 months and a scheduled maturity date of September 1, 2016. The Atrium Hotel Portfolio Loan may be prepaid without premium beginning June 1, 2016. Additionally, the Atrium Hotel Portfolio Loan
permits defeasance with U.S. governmental obligations or other "government securities" beginning two years after the creation of the Series 2006-3 securitization trust.

THE PROPERTIES. The Atrium Hotel Portfolio Loan is secured by six hotel properties containing a total of 1,473 rooms. The properties are located in six states and will be managed by affiliates of John Q. Hammons Hotels Management
LLC.

The following tables present certain information relating to the Atrium Hotel
Portfolio Properties:

---------------------------------------------------------------------------------------------------------------------------------
                                                ATRIUM HOTEL PORTFOLIO PROPERTIES
                                                ---------------------------------
                                                                       CUT-OFF DATE
                                                                        ALLOCATED     YEAR BUILT/
PROPERTY NAME                      PROPERTY LOCATION           ROOMS     BALANCE       REVOVATED    APPRAISAL VALUE     U/W NCF
---------------------------------------------------------------------------------------------------------------------------------

Embassy Suites Raleigh-Durham      Cary, North Carolina          273   $ 58,200,000      1997        $ 74,900,000     $ 5,814,604
Embassy Suites Portland Airport    Portland, Oregon              251   $ 48,000,000      1998        $ 62,600,000     $ 4,522,398
Embassy Suites Tampa               Tampa, Florida                247   $ 48,000,000      1998        $ 63,300,000     $ 4,537,776
Embassy Suites Charleston          Charleston, West Virginia     253   $ 43,000,000      1997        $ 55,900,000     $ 3,851,369
Embassy Suites on Monterey Bay     Seaside, California           225   $ 33,000,000    1995/2005     $ 54,500,000     $ 3,755,326
Topeka Capitol Plaza Hotel         Topeka, Kansas                224   $ 17,000,000      1998        $ 34,600,000     $ 1,385,381
---------------------------------------------------------------------------------------------------------------------------------
TOTAL .........................                                1,473   $247,200,000                  $345,800,000     $23,866,854
---------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                       OPERATIONAL STATISTICS(1)
                                       -------------------------
                                                2004                                2005
                                  --------------------------------    ---------------------------------
PROPERTY NAME                        ADR       OCCUPANCY   REVPAR        ADR       OCCUPANCY    REVPAR
-------------------------------------------------------------------------------------------------------

Embassy Suites
 Raleigh-Durham                   $  120.10      73.7%     $ 88.78    $  126.04      74.9%      $ 94.35
Embassy Suites
  Portland Airport                   115.10      71.7        82.50       117.90      75.9         89.49
Embassy Suites Tampa                 115.29      72.1        83.17       124.16      77.7         96.57
Embassy Suites Charleston            112.44      77.2        86.77       117.14      74.2         86.90
Embassy Suites on
  Monterey Bay                       152.02      75.7       115.08       158.96      75.6        120.22
Topeka Capitol Plaza Hotel            81.27      60.8        49.52        84.56      57.1         48.29
-------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE .........  $  117.08      72.0%     $ 84.41    $  122.98      72.5%      $ 89.55
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------
                                    TRAILING 12-MONTH JUNE 2006               MLML UNDERWRITING
                                  --------------------------------    ---------------------------------
PROPERTY NAME                       ADR       OCCUPANCY   REVPAR        ADR       OCCUPANCY    REVPAR
-------------------------------------------------------------------------------------------------------

Embassy Suites
 Raleigh-Durham                   $  130.09      77.5%     $100.79    $  137.90      77.5%      $106.83
Embassy Suites
  Portland Airport                   122.10      78.7        96.13       129.43      78.7        101.90
Embassy Suites Tampa                 131.51      79.1       104.08       139.40      79.1        110.32
Embassy Suites Charleston            121.35      75.1        91.17       128.63      75.1         96.65
Embassy Suites on
  Monterey Bay                       161.98      81.6       132.21       171.70      81.6        140.14
Topeka Capitol Plaza Hotel            84.23      57.5        48.43        89.29      57.5         51.34
-------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE .........  $  127.37      75.2%     $ 95.73    $  135.01      75.2%      $101.48
-------------------------------------------------------------------------------------------------------

_________________________

(1)   Per information obtained from Smith Travel Research ("STR") as of May
      2006.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       18

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             PENETRATION INDICES(1)
                             ----------------------
PROPERTY NAME                        ADR INDEX   OCCUPANCY INDEX   REVPAR INDEX
--------------------------------------------------------------------------------
Embassy Suites Raleigh-Durham          121.2%         107.5%          130.3%
Embassy Suites Portland Airport        128.9          117.1           151.0
Embassy Suites Tampa                   130.6          114.9           150.0
Embassy Suites Charleston              152.4          124.2           189.3
Embassy Suites on Monterey Bay         100.2          119.2           119.4
Topeka Capitol Plaza Hotel             122.6          118.3           145.0
--------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                 126.5%         116.7%          147.8%
--------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                        HISTORICAL PERFORMANCE(2)
                                        -------------------------
                                           2001                     2002                    2003
                                           ----                     ----                    ----
                                               AVAILABLE                AVAILABLE               AVAILABLE
                                  HISTORICAL     ROOM      HISTORICAL     ROOM     HISTORICAL     ROOM
                                  OCCUPANCY     NIGHTS     OCCUPANCY     NIGHTS    OCCUPANCY     NIGHTS
---------------------------------------------------------------------------------------------------------

Embassy Suites Raleigh-Durham        68.7%      99,372        69.5%      101,283      67.2%      99,372
Embassy Suites Portland Airport      65.3       91,364        68.3        93,121      66.9       91,346
Embassy Suites Tampa                 66.9       89,908        71.1        91,637      66.8       89,908
Embassy Suites Charleston            68.2       92,092        73.9        93,863      77.2       92,092
Embassy Suites on Monterey Bay       74.5       81,900        79.6        83,475      75.7       81,900
Topeka Capital Plaza Hotel           55.5       81,536        56.9        83,104      59.6       81,536

---------------------------------------------------------------------------------
                                           2004                     2005
                                           ----                     ----
                                               AVAILABLE                AVAILABLE
                                  HISTORICAL     ROOM      HISTORICAL     ROOM
                                  OCCUPANCY     NIGHTS     OCCUPANCY     NIGHTS
---------------------------------------------------------------------------------

Embassy Suites Raleigh-Durham        74.1%      99,372        75.1%       99,372
Embassy Suites Portland Airport      72.1       91,364        76.1        91,364
Embassy Suites Tampa                 72.5       89,908        78.0        89,908
Embassy Suites Charleston            77.6       92,092        74.4        92,092
Embassy Suites on Monterey Bay       76.1       81,900        75.8        81,900
Topeka Capital Plaza Hotel           61.1       81,536        57.3        81,536

COMPETITIVE CONDITIONS(3). The Embassy Suites Raleigh-Durham, containing 273 rooms, is subject to competitive conditions. According to a third party appraisal, four hotels are considered primary competitors for the Embassy Suites
Raleigh-Durham. Additionally, the primary competitors reported occupancy rates of 66% to 76%, with an average of 71.7%. For 2005, the Embassy Suites
Raleigh-Durham reported an occupancy penetration of 106.3%, showing that the property is performing better than its market as a whole.

The Embassy Suites Portland Airport, containing 251 rooms, is subject to competitive conditions. According to a third party appraisal, three hotels are considered primary competitors for the Embassy Suites Portland Airport.
Additionally, the primary competitors reported occupancy rates of 60% to 68%, with an average of 67.4%. For 2005, the Embassy Suites Portland Airport reported an occupancy penetration of 113.0%, showing that the property is performing better than its market as a whole.

The Embassy Suites Tampa, containing 247 rooms, is subject to competitive conditions. According to a third party appraisal, four hotels are considered primary competitors for the Embassy Suites Tampa. Additionally, the primary competitors reported occupancy rates of 68% to 77%, with an average of 74.1%.
For 2005, the Embassy Suites Tampa reported an occupancy penetration of 107.7%, showing that the property is performing better than its market as a whole.

The Embassy Suites Charleston, containing 253 rooms, is subject to competitive conditions. According to a third party appraisal, two hotels are considered primary competitors for the Embassy Suites Charleston. Additionally, the primary competitors reported occupancy rates of 52% to 68%, with an average of 65.1%.
For 2005, the Embassy Suites Tampa reported an occupancy penetration of 116.4%, showing that the property is performing better than its market as a whole.

The Embassy Suites on Monterey Bay, containing 225 rooms, is subject to competitive conditions. According to a third party appraisal, four hotels are considered primary competitors for the Embassy Suites on Monterey Bay.
Additionally, the primary competitors reported occupancy rates of 55% to 76%, with an average of 68.8%. For 2005, the Embassy Suites Tampa reported an occupancy penetration of 109.2%, showing that the property is performing better than its market as a whole.

The Topeka Capital Plaza Hotel, containing 224 rooms, is subject to competitive conditions. According to a third party appraisal, two hotels are considered primary competitors for the Topeka Capital Plaza Hotel. Additionally, the
primary competitors reported occupancy rates of 45% to 50%, with an average of
50.4%. For 2005, the Embassy Suites Tampa reported an occupancy penetration of
109.5%, showing that the property is performing better than its market as a whole.

_________________________

(1)   Atrium Hotel Portfolio Properties ADR, Occupancy and RevPAR statistics as compared to Competitive Set ADR, Occupancy and RevPAR information obtained from STR as of May 2006.

(2)   Information provided by the Atrium Portfolio Loan Borrower.

(3)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no represenation is made as to the accuracy of the assumption underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       19

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

THE BORROWER. Atrium Finance V, LLC (the "Atrium Hotel Portfolio Borrower") is a
single purpose bankruptcy remote entity owned indirectly and controlled by
Atrium Hotels, L.P. ("Atrium Hotels"). Atrium Hotels was formed to privatize the formerly public John Q. Hammons Hotels, Inc. ("JQH"). The JQH-Atrium Hotels
merger closed on September 16, 2005. Atrium Hotels owns 43 hotels containing
10,552 guest rooms located in twenty states and has interests in 23 additional hotels located throughout the United States.

PROPERTY MANAGEMENT. The Atrium Hotel Portfolio Properties are managed by affiliates of John Q. Hammons Hotels Management LLC ("JQHM") pursuant to a management agreement. JQHM is not affiliated with the Atrium Hotel Portfolio
Borrower. Founded in 1958 and based in Springfield, Missouri, JQHM has been a leading independent builder, developer, owner and manager of upscale, full-service hotels and resorts. JQHM manages each of the hotels owned by Atrium
Hotels, pursuant to management agreements which are terminable upon a sale of each property.

LOCKBOX. The Atrium Hotel Portfolio Borrower and manager are required to deposit all rents and other gross revenue (including credit card receivables) from the property into lender-controlled clearing accounts. From and after (x) the occurrence and continuance of an event of default or (y) at any time from and after 6 months after the closing date upon the occurrence of a Cash Trap DSCR
Trigger Event until the occurrence of a Cash Trap DSCR Trigger Termination Event funds in the accounts will be swept into a lender-controlled cash management deposit account and applied in the following order: (a) fund the ground rents account, (b) fund the tax account, (c) fund the insurance account, (d) fund the debt service account, (e) fund the capital expense account, (f) to pay any other amounts due to the lender, (g) fund amounts to pay operating expenses and capital expenditures for the properties in accordance with the approved annual budget and other operating expenses approved by lender and (h) provided no event of default has occurred and be continuing, pay any excess amounts to the Atrium
Hotel Portfolio Borrower. If an Event of Default has occurred, lender may apply funds as it deems fit.

A "Cash Trap DSCR Trigger Event" means, as of any monthly payment date, the debt service coverage ratio (assuming a 4% reserve for FF&E) for the Atrium Hotel
Portfolio Properties is less than 1.20:1.00. A "Cash Trap DSCR Trigger
Termination Event" means the date, if any, upon which the debt service coverage ratio (assuming a 4% reserve for FF&E) for the Atrium Hotel Portfolio Properties as of three (3) consecutive monthly payment dates is equal to or greater than
1.35:1.00.

ESCROWS/RESERVES. In lieu of funding any reserves, Atrium Hotels has the right to provide a guaranty thereof so long as a Cash Reserve Period (defined below)
does exist. During a Cash Reserve Period the Atrium Hotel Portfolio Borrower
must make all such deposits or deliver letters of credit in lieu thereof. Atrium
Hotels has elected to provide a guaranty of all such reserves as of the closing date. "Cash Reserve Period" means the period of time from and after the occurrence of either (a) an event of default until the cure thereof or (b) the guarantor's net worth is less than $175,000,000 until such net worth is achieved for 60 consecutive days.

PERMITTED MEZZANINE DEBT. Lender shall permit new mezzanine debt, provided that certain conditions contained in the loan documents are satisfied. Such conditions include, but are not limited to: (i) the new mezzanine lender enters into an intercreditor agreement with lender that is acceptable to lender and the rating agencies; (ii) as of the funding date of the mezzanine loan, the loan-to-value ratio of the Atrium Hotel Portfolio Loan plus mezzanine debt outstanding or yet to be incurred is equal to or less than 79%; (iii) as of the funding date of the mezzanine loan, the debt service coverage ratio (assuming a
4% FF&E reserve) of the Atrium Hotel Portfolio Loan plus mezzanine debt outstanding or yet to be incurred is equal to or greater than 1.20:1.00; and
(iv) no more than two mezzanine loans may be outstanding at any time during the term of the Atrium Hotel Portfolio Loan.

RELEASE PROVISIONS. The Atrium Hotel Portfolio Borrower may obtain the release of an Atrium Hotel Portfolio Property for which a partial defeasance was accomplished in accordance with the requirements for a defeasance (including defeasance of the Atrium Hotel Portfolio Loan in an amount equal to or greater than the release price for the applicable property) set forth in the loan documents and upon satisfaction of, among other things, the following additional conditions: (i) the debt service coverage ratio (assuming a 4% FF&E reserve) as of the defeasance date (after giving effect to the defeasance) for the properties that will remain subject to the lien of the mortgages after such defeasance event shall be equal to or greater than the lesser of (a) the debt service coverage ratio (assuming a 4% FF&E reserve and without giving effect to the defeasance) as of the defeasance date for all of properties subject to the lien of the mortgages immediately prior to such defeasance date (including the properties to be released) and (b) 1.35 : 1.00; and (ii) the loan-to-value ratio
(including any permitted mezzanine debt) as of the defeasance date (after giving effect to the defeasance) shall be equal to or less than (a) the greater of (1)
the loan-to-value ratio (without giving effect to the defeasance) immediately prior to such defeasance date and (2) seventy five percent (75%) and (b) 71.53%.

SUBSTITUTION PROVISIONS. The Atrium Hotel Portfolio Borrower, at its option and sole cost and expense, may obtain a release of one or more of the properties securing the Atrium Hotel Portfolio Loan (each such property, an "Exchange
Property") subject to the satisfaction of certain conditions, including, but not limited to: (i) the Atrium Hotel Portfolio Borrower shall replace each Exchange
Property with another parcel of real property containing a hotel of like kind, use and quality (each such property, an "Acquired Property"); (ii) no event of default under the Atrium Hotel Portfolio Loan shall have occurred and be continuing; (iii) the fair market value of the Acquired Property must be equal to or greater than the fair market value of the Exchange Property as of the closing date of the Atrium Hotel Portfolio Loan and as of the date immediately preceding the date of the substitution; (iv) the debt service coverage ratio
(assuming a 4% reserve for FF&E) as of the substitution date shall not be less than the greater of (i) 1.20 : 1.00 and (ii) the lesser of (a) the debt service coverage ratio (assuming a 4% reserve for FF&E) as of the substitution date prior to giving effect to the substitution and (b) 1.35 : 1.00; and (v) the aggregate amount of the allocated loan amounts for all of the properties substituted during the term of the Atrium Hotel Portfolio Loan shall not exceed
35% of the original balance of the Atrium Hotel Portfolio Loan.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       20

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

OPERATING LEASE. The general operation and control of the Atrium Hotel Portfolio
Properties is effectuated through a single operating lease, with Atrium TRS V,
LLC as the operating lessee, covering all of the properties. Atrium TRS V, LLC serves as the franchisee under the various hotel franchise agreements. Atrium
TRS V, LLC is a single purpose Delaware entity and an affiliate of the Atrium
Hotel Portfolio Borrower (controlled by Atrium Hotels Two, L.P., the upstream entity controlling both the Atrium Hotel Portfolio Borrower and Atrium TRS V,
LLC). The operating lease is subordinated to the Atrium Hotel Portfolio Loan and is terminable, by the lender, upon an event of default under the Atrium Hotel
Portfolio Loan. Additionally the operating lessee has pledged its assets to the lender as collateral for the Atrium Hotel Portfolio Loan. Under certain circumstances the Atrium Hotel Portfolio Borrower may terminate or cancel the operating lease so long as, among other things, (i) all personal property, fixtures, furniture and equipment, licenses, permits, contracts and any other rights of the operating lessee are transferred to the Atrium Hotel Portfolio
Borrower and pledged to the lender as collateral for the Atrium Hotel Portfolio
Loan, (ii) the Atrium Hotel Portfolio Borrower shall have obtained the consent of the applicable franchisors to such termination, and delivered to the lender updated comfort letters from such franchisors or confirmed that the comfort letters delivered in connection with the closing of the Atrium Hotel Portfolio
Loan are still applicable, (iv) the loan documents are amended to reflect the termination of the operating lease and (v) certain other required materials are delivered.

ATRIUM GROUND LEASES. The Atrium Hotel Portfolio Loan is secured in part by the
Atrium Hotel Portfolio Borrower's leasehold interests in the Embassy Suites
Portland Airport and Embassy Suites on Monterey Bay and its sublease interest in the Embassy Suites Tampa.

The Embassy Suites Portland Airport ground lease expires on August 9, 2049 with two (2) options to extend the term for successive periods of ten (10) years each. The annual base rent is calculated on the basis of adjusted gross revenue and that the Atrium Hotel Portfolio Borrower is current on all rent payments pursuant to an estoppel certificate executed by the ground lessor in favor of lender.

The Embassy Suites on Monterey Bay ground lease has a term of ninety-nine years expiring on September 8, 2088. The annual base rent is $100,000 for the first twenty-eight (28) years of the lease and $250,000 for the final seventy-one (71)
years of the term. The base rent is subject to fluctuate in connection with changes to the CPI (United States Department of Labor Consumer Price Index).

The Embassy Suites Tampa ground lease and ground sublease each expire on
November 7, 2081. The Atrium Hotel Portfolio Borrower is the tenant under the sublease and as rent for subleasing the property, a one-time $65,000 payment was paid upon execution of the sublease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       21

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

STONESTOWN MALL

                       [PHOTO OF STONESTOWN MALL OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                         San Francisco, CA
Property Type                                                   Anchored Retail
Size (Square Feet)                                                      472,318
Percentage Occupancy as of June 5, 2006                                  96.65%
Year Built                                                                 1948
Year Renovated                                                        1987/1988
Loan Purpose                                                          Refinance
Appraisal Value                                                    $389,000,000
# of Tenants                                                                141
Average Rent Per Square Foot                                             $40.32
Underwritten Economic Occupancy                                          97.00%
Underwritten Revenues                                               $30,578,389
Underwritten Total Expenses                                         $10,512,860
Underwritten Net Operating Income (NOI)                             $20,065,529
Underwritten Net Cash Flow (NCF)                                    $19,414,205
--------------------------------------------------------------------------------

                       [PHOTO OF STONESTOWN MALL OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                                August 11, 2006
Cut-off Date Principal Balance                                     $155,600,000
Cut-off Date Loan Balance Per Square Foot(1)                               $329
Percentage of Initial Mortgage Pool Balance                               6.42%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.5536%
Amortization Type                                                 Interest Only
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                       60
Original Amortization Term (Months)                               Interest Only
Original Call Proection                                   LO(24), Def(29), O(7)
Lockbox                                         Soft at Closing, Springing Hard
Cut-off Date LTV Ratio(2)                                                40.00%
LTV Ratio at Maturity or ARD(3)                                          40.00%
Underwritten DSCR on NOI(4)                                               2.25x
Underwritten DSCR on NCF(5)                                               2.17x
Shadow Rating (Fitch/Moody's)(6)                                          A+/A2
--------------------------------------------------------------------------------

(1)   If the $60,000,000 subordinate non-trust loan ("Stonestown Mall B-Note")
      had been included in the calculation, the resulting Cut-Off Date Loan
      Balance Per Square Foot would be $456.

(2)   If the "Stonestown Mall B-Note" had been included in the calculation, the resulting Cut-Off Date LTV ratio would have been 55.42%.

(3)   If the "Stonestown Mall B-Note" had been included in the calculation, the resulting LTV ratio at maturity would have been 55.42%.

(4)   If the "Stonestown Mall B-Note" had been included in the calculation, the resulting Underwritten DSCR on NOI would have been 1.65x.

(5)   If the "Stonestown Mall B-Note" had been included in the calculation, the resulting Underwritten DSCR on NCF would have been 1.52x.

(6)   It has been confirmed by Fitch and Moody's in accordance with their respective methodologies, that the Stonestown Mall loan has credit characteristics consistent with investment-grade rated obligations.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       22

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       23

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Stonestown Mall Loan"), is evidenced by one of two promissory notes and secured by a first mortgage encumbering a two-level regional mall located in San Francisco, California (the "Stonestown Mall
Property"). The Stonestown Mall Loan has a principal balance of $155,600,000 as of the cut-off date and represents approximately 6.42% of the initial mortgage pool balance and approximately 7.48% of the initial loan group 1 balance.

The Stonestown Mall Loan was originated on August 11, 2006 and has a remaining term of 60 months to its maturity date of September 1, 2011. The Stonestown Mall
Loan may be prepaid, in whole but not in part, on or after March 1, 2011 without premium and permits defeasance with United States government obligations beginning two years after the creation of the Series 2006-3 securitization trust.

A second promissory note, which has a principal balance of $60,000,000 (the
"Stonestown Mall B-Note"), is also secured by the first mortgage encumbering
Stonestown Mall. It is subordinate in right of payment and certain other respects to the Stonestown Mall Loan and will be held outside the Series 2006-3 trust.

THE PROPERTY. Located in San Francisco, California, the Stonestown Mall Property
is a two-story super-regional mall that contains a total of 916,007 square feet, including 472,318 square feet under subject ownership. The 472,318 square feet of subject collateral excludes Macy's, which is independently owned, and
Nordstrom and United Artists Theaters which are under ground lease to the tenants. In addition to the 416,786 square feet of Mall space, the Stonestown
Mall Property also contains a 55,532 square foot medical office building.
Enclosed mall shops total 252,353 square feet (inclusive of the food court).

Stonestown Mall was originally developed as a grocery-anchored shopping center in 1952, and later redeveloped, enclosed and expanded to its current configuration in 1987/1988. Parking is provided by surface level parking, a multi-level parking structure adjacent to Nordstrom, and below-grade capacity totaling 4,213 spaces. The medical office building was built in 1952 and features an adjoining two-level 90-space parking garage. Additional parking is available via the mall parking lots. Recent improvements include a new roof installed in 1999 and upgrades to the HVAC system and elevators in 2000 and
2001, respectively.

The following table presents certain information relating to the major tenants of the retail component of Stonestown Mall:

-------------------------------------------------------------------------------------------------------------------------------
                                                      TENANT INFORMATION
                                                      ------------------
                                                                      FITCH
                                                                  CREDIT RATINGS       SQUARE    % OF    BASE RENT     LEASE
TENANT NAME                          PARENT COMPANY           (FITCH/MOODY'S/S&P)(1)    FEET     NRA        PSF      EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

Good Guys                     U.S. Commercial, S.A. de D.V.             NR              49,996   10.59%  $ 18.60      07/31/12
Borders Books & Music              Borders Group, Inc.                  NR              32,448    6.87     20.19      02/28/14
Copeland Sports                     Copelands Sports                    NR              23,796    5.04     16.00      01/31/09
Fitness U.S.A.                             NAP                          NR              12,222    2.59     11.87      12/31/13
Olive Garden                      Darden Concepts, Inc.           BBB+/Baa1/BBB+         9,933    2.10     32.00      06/30/11
H&M                                Hennes & Mauritz AB                  NR               9,719    2.06     47.00      06/30/17
Pottery Barn                      William Sonoma, Inc.                  NR               9,704    2.05     29.96      01/31/11
Express                              Limited Brands                NR/Baa2/BBB           9,012    1.91     32.64      05/31/14
Banana Republic                         Gap, Inc.                 BBB-/Baa3/BBB-         9,008    1.91     34.00      01/31/17
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                                 165,838   34.15     20.52
-------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the major tenants of the medical office component of Stonestown Mall:

-------------------------------------------------------------------------------------------------------------------------------
                                                      TENANT INFORMATION
                                                      ------------------
                                                                    CREDIT RATINGS       SQUARE   % OF   BASE RENT     LEASE
TENANT NAME                           PARENT COMPANY            (FITCH/MOODY'S/S&P)(1)    FEET    NRA       PSF      EXPIRATION
-------------------------------------------------------------------------------------------------------------------------------

Wells Fargo Bank                   Wells Fargo & Company              AA/Aa1/AA           5,930   1.22%    48.00      12/31/08
San Francisco Fire Cred       San Francisco Fire Credit Union             NR              3,112   0.64     42.00      5/31/11
Mitchell C. Sollod, M.D.                    NAP                           NR              2,762   0.57     53.43      9/30/04
-------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                                   11,804   2.43     47.69
-------------------------------------------------------------------------------------------------------------------------------

_______________

(1)   Ratings provided are for entity identified in the "Parent Company" column whether or not the Parent Company guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       24

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule of Stonestown Mall:

-----------------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE(1)
                                                    --------------------------
                                                                                                                         CUMULATIVE
                  NUMBER                                            % OF BASE   CUMULATIVE    CUMULATIVE   CUMULATIVE    % OF BASE
                 OF LEASES   SQUARE FEET   % OF NRA    BASE RENT      RENT      SQUARE FEET    % OF NRA     BASE RENT       RENT
     YEAR        EXPIRING     EXPIRING     EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING     EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

Vacant .......      NAP         15,827        3.4%    $         0      0.0%        15,827         3.4%     $         0       0.0%
MTM ..........       15         13,621        2.9         566,244      3.1         29,448         6.2          566,244       3.1
2007..........       11         12,025        2.5         896,592      4.9         41,473         8.8        1,462,836       7.9
2008..........       24         61,913       13.1       2,631,888     14.3        103,386        21.9        4,094,724      22.2
2009..........       15         42,861        9.1       1,502,724      8.2        146,247        31.0        5,597,448      30.4
2010..........       18         37,578        8.0       1,686,875      9.2        183,825        38.9        7,284,323      39.6
2011 .........       19         51,228       10.8       2,141,940     11.6        235,053        49.8        9,426,263      51.2
2012..........       15         70,558       14.9       1,988,270     10.8        305,611        64.7       11,414,533      62.0
2013..........       13         29,841        6.3       1,181,380      6.4        335,452        71.0       12,595,913      68.4
2014..........       11         69,949       14.8       2,121,534     11.5        405,401        85.8       14,717,447      80.0
2015..........        9         23,383        5.0       1,159,520      6.3        428,784        90.8       15,876,968      86.3
2016..........        9         14,503        3.1       1,027,117      5.6        443,287        93.9       16,904,085      91.8
2017..........        7         29,031        6.1       1,383,148      7.5        472,318       100.0       18,287,232      99.3
Thereafter ...        1         13,300        0.0         120,000      0.7        472,318       100.0       18,407,232     100.0
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL ........      141        472,318      100.0%    $18,407,232    100.0%
-----------------------------------------------------------------------------------------------------------------------------------

Simultaneously with the funding of the Stonestown Mall Loan, Stonestown Shopping
Center Holding L.L.C., a Delaware limited liability company (the "Stonestown
Mezzanine Borrower") incurred mezzanine debt in the amount of $57,400,000 (the
"Stonestown Mall Mezzanine Loan"). The Stonestown Mall Mezzanine Loan is secured by the Stonestown Mezzanine Borrower's pledge 100% of its ownership interests in the Stonestown Mall Borrower and in the general Partner of the Stonestown Mall
Borrower to the mezzanine lender. Lender and the mezzanine lender have entered into an intercreditor agreement, under which, generally, the mezzanine lender has subordinated and made junior the Stonestown Mall Mezzanine Loan to the
Stonestown Mall Loan and has agreed, among other things, not to enforce its rights under the Stonestown Mall Mezzanine Loan without written approval from the rating agencies or the satisfaction of certain conditions set forth in the intercreditor agreement.

THE MARKET(2). The Stonestown Mall Property is located in the Stonestown district within the City of San Francisco. This location is about five miles south of the downtown central business district. Generally, the boundaries of the local area are Golden Gate Park to the north, Interstate 280 and Highway 101 to the east, John Daly Boulevard to the south, and the Pacific Ocean to the west. The subject property is located along 19th Avenue, a major arterial connecting affluent comminutes of the San Francisco Bay area.

The subject is located within one of the most densely populated trade areas for a regional mall in the country. According to Claritas, as of 2005, population within the 3, 5 and 7 mile trade areas was 322,690, 718,055 and 961,117 people, respectively. Income figures indicate an upper-middle income market profile. As of 2005, average household within the 3, 5 and 7 mile trade areas was $98,922,
$94,709 and $92,975, respectively, with an average of 16.09%, 15.22%, 15.09% of households earning $150,000 or more. Average household income in the 5-mile trade area has grown 3.41% per year since 2000, compared to the city's growth in income at 3.31% per year. Over the next five years, income growth in the trade area is expected to average 3.14% per year, equal to city-wide income growth projections.

With respect to the medical office component of the Stonestown Mall according to
CoStar, the city of San Francisco contains approximately 33 medical-oriented office buildings totaling 1.3 million square feet. Medical facilities in the immediate vicinity of the subject include Laguna Honda Hospital and UCSF Medical
Center. The subject's tenant roster is weighted with dentists and practitioners serving the health care needs of the student population of San Francisco State
University to the south of the subject.

THE BORROWER. Stonestown Shopping Center, L.P., a Delaware limited partnership
(the "Stonestown Mall Borrower"), holds the fee interest in the Stonestown Mall
Property. The Stonestown Mall Borrower is sponsored by General Growth
Properties, Inc. ("GGP"). As of June 30, 2006, GGP (NYSE:GGP) is the second largest U.S.-based publicly traded real estate investment trust based upon market capitalization; had an ownership interest in or management responsibility for a portfolio of 200 regional shopping malls in 44 states, as well as ownership in master planned community developments and commercial office buildings; and had a portfolio which totaled approximately 200 million square feet of retail space and includes over 24,000 retail stores nationwide.

PROPERTY MANAGEMENT. The property is self managed by the Stonestown Mall
Borrower.

__________________

(1)   Information obtained from borrower's rent roll dated 6/5/06.

(2)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       25

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

LOCK BOX. The Stonestown Mall Borrower is required to notify and advise each tenant under each lease to send all payments of rent or any other item payable under the related lease directly to the lockbox. Only following the occurrence and during the continuance of a trigger event, provided no "trigger event" has occurred is continuing, any and all funds in the lockbox account are required to be transferred to an account designated by the Stonestown Mall Borrower on each business day. Upon the occurrence of a "trigger event," all amounts on deposit in the lockbox account will be automatically transferred daily to the cash management account and will be applied daily in the following order to: (i) fund the tax and insurance reserves (provided that reserves for insurance will not be required as long as a blanket policy covering the Stonestown Mall Property is maintained), (ii) pay the monthly debt service, (iii) fund the replacement reserve if required, (iv) fund the rollover reserve, if required, (v) pay any other amounts due to the lender, (vi) the Stonestown Mall Borrower for operating expenses, (vii) pay the holder of the Stonestown Mall Mezzanine Loan (as defined under "Additional Debt" below) amounts due under the Stonestown Mall Mezzanine
Loan, and (viii) provided no event of default has occurred and be continuing, pay any excess amounts to the Stonestown Mall Borrower. A "trigger event" will occur upon (i) an event of default or (ii) the debt service coverage ratio is less than 1.10:1.00x.

With respect to the medical office component of the Stonestown Mall according to
CoStar, the city of San Francisco contains approximately 33 medical-oriented office buildings totaling 1.3 million square feet. Medical facilities in the immediate vicinity of the subject include Laguna Honda Hospital and UCSF Medical
Center. The subject's tenant roster is weighted with dentists and practitioners serving the health care needs of the student population of San Francisco State
University to the south of the subject.

ESCROWS. The following escrow/reserve accounts have been established with respect to the Stonestown Mall Loan:

--------------------------------------------------------------------------------
                          ESCROWS/RESERVES
                          ----------------
TYPE:                              INITIAL                 MONTHLY(1)
--------------------------------------------------------------------------------
Taxes                                                1/12 of Annual Taxes
Insurance                                      1/12 of Annual Insurance Premiums
Rollover                                         $39,165 (capped at $469,977)
Capital Expenditures                              $9,791 (capped at $117,494)
--------------------------------------------------------------------------------

PERMITTED MEZZANINE DEBT. If the Stonestown Mall Mezzanine Loan has been paid in full and no event of default is then continuing under the Stonestown Mall Loan,
Lender shall permit new mezzanine debt, provided that certain conditions contained in the loan documents are satisfied. Such conditions include, but are not limited to: (i) lender's receipt of a rating agency confirmation letter;
(ii) the new mezzanine lender enters into an intercreditor agreement with lender that is acceptable to the rating agencies and reasonably acceptable to lender;
(iii) the aggregate debt service coverage ratio based upon the aggregate principal balance of the Stonestown Mall Loan, the Stonestown Mall B Note and
the new mezzanine loan shall be no less than 1.15:1.00; and (iv) the combined loan-to-value ratio based upon the aggregate principal balance of The Stonestown
Mall Loan, The Stonestown Mall B Note and the new mezzanine loan is not greater than 70%.

ADDITIONAL DEBT. The Stonestown Mall B-Note, which is subordinate to the
Stonestown Mall Loan, is also secured by the first mortgage encumbering the
Stonestown Mall. The Stonestown Mall Borrower is also the maker of the
Stonestown Mall B-Note. Additionally, the Stonestown Mall Mezzanine Loan was
originated simultaneously with the Stonestown Mall Loan. Stonestown Shopping
Center Holding L.L.C., a Delaware limited liability company (the "Stonestown
Mezzanine Borrower") incurred mezzanine debt in the amount of $57,400,000 (the
"Stonestown Mall Mezzanine Loan"). The Stonestown Mall Mezzanine Loan is secured by the Stonestown Mezzanine Borrower's pledge of 100% of its ownership interests in the Stonestown Mall Borrower and in the general partner of the Stonestown
Mall Borrower to the mezzanine lender. Lender and the mezzanine lender have entered into an intercreditor agreement, under which, generally, the mezzanine lender has subordinated and made junior the Stonestown Mall Mezzanine Loan to the Stonestown Mall Loan and has agreed, among other things, not to enforce its rights under the Stonestown Mall Mezzanine Loan without written approval from the rating agencies or the satisfaction of certain conditions set forth in the intercreditor agreement. The maturity date and the amortization period for the
Stonestown Mall B-Note and the Stonestown Mall Mezzanine Loan are the same as those of the Stonestown Mall Loan.

RELEASE PROVISIONS. The Stonestown Mall Borrower has the right to release one or more unimproved, non-income producing parcels of the Stonestown Mall Property from the lien of the mortgage without prepayment or defeasance of the Stonestown
Mall Loan subject to the satisfaction of certain conditions in the loan documents, which include, but are not limited to (i) lender's receipt of rating agency confirmation; and (ii) no event of default is then continuing.

SUBSTITUTION PROVISION. The Stonestown Mall Borrower, at its option and at its sole cost and expense, may obtain a release of one or more portions of
Stonestown Mall (each such portion, an "Exchange Parcel") on one or more occasions provided that certain conditions are satisfied, which include but are not limited to: (i) no event of default is then continuing; (ii) the Exchange
Parcel shall either be vacant, non-income producing and unimproved land or improved only by landscaping, utility facilities that are readily relocatable or surface parking areas; (iii) the Stonestown Mall Borrower shall substitute the
Exchange Parcel with a parcel reasonably equivalent in use, value and condition to the Exchange Parcel ("Acquired Parcel"); (iv) the Stonestown Mall Borrower
will provide lender with an environmental report and engineering report (if applicable) with respect to the Acquired Parcel, which reports satisfy certain conditions contained in the loan documents; and (v) the Stonestown Mall Borrower shall obtain title insurance or a title endorsement for the Acquired Parcel and prepare a release of lien in a form appropriate to be recorded in San Francisco
County.

_____________________

(1)   All monthly escrows shall be collected only upon the occurrence or during the continuance of a trigger event as defined above.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       26

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

GUARANTY. GGPLP L.L.C. executed and delivered to lender an indemnity agreement pursuant to which GGPLP L.L.C. indemnified lender against any loss incurred by lender in connection with the failure of the Stonestown Mall Borrower to pay certain tenant allowances in excess of $1 Million in the aggregate in connection with identified leases.

MASTER LEASE. The Stonestown Mall Borrower and GGPLP L.L.C. entered into a master lease of all vacant space at the Stonestown Mall for a period of ten (10)
years at a rental equal to $300,000 per annum reduced by the amount that the net operating income of the Stonestown Mall exceeds $19,600,000 during any fiscal year. The rent payable under the Master Lease will be due and payable only during the continuance of a "trigger event". In addition, the Master Lease will terminate on the date that the net operating income of the Stonestown Mall exceeds $19,900,000 per annum.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       27

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

WILTON PORTFOLIO POOL 1

                   [PHOTO OF WILTON PORTFOLIO POOL 1 OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          45
Location (City/State)                                                 See Table
Property Type                                                      Retail (21),
                                                          Industrial/Flex (18),
                                                                     Office (6)
Size (Square Feet)                                                    1,868,121
Percentage Physical Occupancy as of August 31, 2006                      88.26%
Year Built                                                            See Table
Year Renovated                                                        See Table
Loan Purpose                                                          Refinance
Appraisal Value                                                    $186,430,000
# of Tenant Leases                                                          423
Average Rent Per Square Foot                                              $8.32
Underwritten Economic Occupancy                                          81.91%
Underwritten Revenues                                               $17,403,812
Underwritten Total Expenses                                         $ 3,645,227
Underwritten Net Operating Income (NOI)                             $13,758,585
Underwritten Net Cash Flow (NCF)                                    $12,796,225
--------------------------------------------------------------------------------

                   [PHOTO OF WILTON PORTFOLIO POOL 1 OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                                August 17, 2006
Cut-off Date Principal Balance                                     $135,000,000
Cut-off Date Loan Balance Per Square Foot                                   $72
Percentage of Initial Mortgage Pool Balance                               5.57%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           6.0075%
Amortization Type                                                       Balloon
IO Period (Months)                                                            0
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         300
Original Call Protection                                  LO(24), Def(92), O(4)
Lockbox                                         Soft at Closing, Springing Hard
Cut-off Date LTV Ratio                                                   72.41%
LTV Ratio at Maturity or ARD                                             56.09%
Underwritten DSCR on NOI                                                  1.32x
Underwritten DSCR on NCF                                                  1.23x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       28

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       29

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Wilton Portfolio Loan") is evidenced by a promissory note (the "Note") secured, inter alia, by those certain Deeds of
Trust, Assignment of Leases and Rents and Security Agreements (individually and collectively, as the context may require, the "Security Instrument") which encumber forty-five (45) properties located in Henrico County, Hanover County,
Chesterfield County, the City of Richmond, and the City of Newport News, as
applicable, each in the State of Virginia. The Wilton Portfolio Loan represents approximately 5.57% of the initial pool balance and 6.49% of the initial loan group 1 balance.

The Wilton Portfolio Loan was originated on August 17, 2006 and has an aggregate principal balance as of the cut-off date of $135,000,000. The Wilton Portfolio
Loan has a remaining term of 120 months to its scheduled maturity date of
September 1, 2016. The Wilton Portfolio Loan is structured with a 25 year amortization schedule. The Wilton Portfolio Loan permits prepayment without premium on and after June 1, 2016 and defeasance as described in the section entitled "Release Provisions" below.

All of the properties are cross-collateralized and cross-defaulted with each other. There is a guaranty of payment of rents up to 95% economic occupancy guaranteed by the sponsors. As-stabilized LTV is 66% and as-stabilized DSCR assuming 95% economic occupancy based on the guaranty of payment of rents and underwritten NCF, is 1.48x.

THE PROPERTIES. The Wilton Portfolio Loan is comprised of 45 properties totaling
1,868,121 square feet comprised of: 6 anchored retail properties totaling
517,790 square feet or 28% of the portfolio NRA, 13 unanchored retail properties totaling 438,019 square feet or 23% of the portfolio NRA, 2 single tenant retail properties totaling 19,813 square feet or 1% of the portfolio NRA, 18 industrial
/ flex properties totaling 786,144 square feet or 42% of the portfolio NRA, and
6 office properties totaling 106,355 square feet or 5% of the portfolio NRA.
Major properties in the portfolio include John Rolf Commons, a 159,000 square foot Ukrops (lease expiring in 2023) anchored shopping center constructed in
2004, Tuckahoe Village Shopping Center, a 135,000 sf Food Lion (lease expiring in 2025) anchored shopping center, Hermitage Industrial Center, a 370,000 square foot industrial/flex park comprised of 12 buildings, and The Shoppes of
Crossridge, a 98,000 square foot Ukrop's (lease expiring in 2022) anchored shopping center built in 2003.

The following table presents certain information relating to the major tenants at the Wilton Portfolio:

------------------------------------------------------------------------------------------------------------------------------------
                                                    MAJOR TENANT INFORMATION(1)
                                                    --------------------------
                                                                       CREDIT
                                                                       RATING
                                                                       (FITCH      ANNUAL BASE   % OF TOTAL
            TENANT                          PARENT COMPANY        MOODY'S/S&P)(2)     RENT       BASE RENT    SQUARE FEET   % OF GLA
------------------------------------------------------------------------------------------------------------------------------------

Ukrop's ......................   Ukrop's Supermarkets Inc.               NR        $   922,226      6.28%       123,231       6.60%
Food Lion LLC ................   Delhaize                            NR/Aa3/A+         807,842      5.50         70,620       3.78
Walgreen's ...................   Walgreen Co.                        NR/Aa3/A+         386,000      2.50         14,820       0.80
CVS ..........................   CVS Corp                          BBB/Baa2/BBB+       355,276      2.42         31,005       1.66
Hollywood Video ..............   Movie Gallery Inc.                      NR            266,175      1.81         12,075       0.65
Eagle Construction of Virginia   Eagle Construction of Virginia          NR            228,126      1.55         15,268       0.82
Ben Franklin's ...............   Ben Franklin's                          NR            219,918      1.50         22,670       1.21
The Wilton Companies, LLC ....   The Wilton Companies, LLC               NR            210,618      1.43         12,982       0.69
Gentek Restructuring, Inc. ...   Gentek Restructuring, Inc.              NR            209,076      1.42         50,535       2.71
Tuckahoe Cleaners ............   Tuckahoe Cleaners                       NR            182,982      1.24         10,270       0.55
------------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE .......                                                     $ 3,788,240     24.36%       363,476      19.46%
------------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Wilton Portfolio:

------------------------------------------------------------------------------------------------------------------------------------
                                                     LEASE ROLLOVER SCHEDULE(1)
                                                     -------------------------
                                                                                                               CUMULATIVE    YEARLY
                  NUMBER                                      CUMULATIVE                PERCENT  CUMULATIVE     PERCENT     RENT PER
   YEAR OF      OF LEASES  EXPIRING   PERCENT OF  CUMULATIVE  PERCENT OF    ANNUAL     OF TOTAL     TOTAL       OF TOTAL     SQUARE
 EXPIRATION      EXPIRING     SF       TOTAL SF    TOTAL SF    TOTAL SF    REVENUES    REVENUES   REVENUES      REVENUES      FOOT
------------------------------------------------------------------------------------------------------------------------------------

Vacant ......       NAP      219,374     11.74%      219,374     11.74%   $         0     0.00%  $         0        0.00%    $ 0.00
MTM .........        17       37,045      1.98       256,419     13.73        219,954     1.41       219,954        1.41       5.94
2006 ........        37      100,790      5.40       357,209     19.12        848,064     5.45     1,068,018        6.87       8.41
2007 ........       111      263,685     14.11       620,894     33.24      2,273,828    14.62     3,341,845       21.49       8.62
2008 ........        84      326,799     17.49       947,693     50.73      2,718,593    17.48     6,060,438       38.98       8.32
2009 ........        70      242,514     12.98     1,190,207     63.71      2,385,002    15.34     8,445,440       54.32       9.83
2010 ........        29      135,410      7.25     1,325,617     70.96      1,339,638     8.62     9,785,078       62.93       9.89
2011 ........        30      133,086      7.12     1,458,703     78.08      1,169,947     7.52    10,955,025       70.46       8.79
2012 ........         9       32,731      1.75     1,491,434     79.84        506,122     3.26    11,461,147       73.71      15.46
2013 ........         1        4,320      0.23     1,495,754     80.07         55,956     0.36    11,517,103       74.07      12.95
2014 ........         7       35,774      1.91     1,531,528     81.98        648,730     4.17    12,165,834       78.25      18.13
2015 ........         9       33,278      1.78     1,564,806     83.76        490,290     3.15    12,656,124       81.40      14.73
Thereafter ..        18      303,315     16.24     1,868,121    100.00      2,892,023    18.60    15,548,146      100.00       9.53
------------------------------------------------------------------------------------------------------------------------------------
TOTAL .......       422    1,868,121    100.00%    1,868,121    100.00%   $15,548,146   100.00%  $15,548,146      100.00%    $ 8.32
------------------------------------------------------------------------------------------------------------------------------------

____________________

(1)   Information obtained from borrower's rent roll dated 8/31/2006.

(2)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       30

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

THE MARKET(1). The majority of the properties are strategically located in
Richmond's Northwest Quadrant in Henrico County, which is considered to be the region's most prestigious submarket. The Thalhimer/Cushman Wakefield Richmond
Retail Market Report for the First Quarter 2006 reported approximately 61.5 million square feet of retail space with an overall vacancy rate of 5.4% and an average triple net rental rate of $13.01 per square foot. Overall vacancy for the Northwest Quadrant submarket is 3.5% and the average triple net rent is
$17.45 per square foot, which is the Richmond area's highest retail rent. The
Thalhimer/Cushman Wakefield Richmond Industrial Overview for First Quarter 2006
showed a total of approximately 86.6 million square feet of industrial space with an overall vacancy rate of 9.4% and an average rental rate of $4.03 per square foot. The Northwest submarket at First Quarter 2006 comprised 21% of
Richmond's Industrial Market and its vacancy was reported to be 8.3%. The
Northwest Quadrant's rents average $4.56 per square foot. The Richmond Flex
Market as of First Quarter 2006 was comprised of over 8.9 million square feet with an overall vacancy rate of 11% and an average rental rate of $8.56, up over a dollar from a year-ago. This quadrant's overall square footage represents 50%
of Richmond's Flex Market. Vacancy levels for this market were reported to be
8.8%. As of First Quarter 2006, the Richmond Suburban Office Market had
approximately 46.5 million square feet with an overall vacancy rate of 10.2%.
The average rent for office space in Richmond's Northwest Quadrant is $16.02.

THE BORROWER: The Wilton Portfolio Borrower is composed of nineteen (19)
entities (the "Wilton Portfolio Borrowers"), which are not special purpose entities. Many of the Wilton Portfolio Borrowers have incurred debt with other financial institutions in connection with their ownership and operation of certain real properties that are not part of the Wilton Portfolio Loan (the
"Wilton Portfolio Existing Debt"). In addition, two of the Wilton Portfolio
Borrowers are permitted to acquire additional real properties during the Wilton
Portfolio Loan term and to secure financing in connection therewith (the "Wilton
Portfolio Permitted Debt"). Notwithstanding the foregoing, the Wilton Portfolio
Borrower has made customary special purpose entity and separateness covenants to lender and the Wilton Portfolio Borrower has represented that it will not incur any debt other than the Wilton Portfolio Loan, the Wilton Portfolio Existing
Debt, the Wilton Portfolio Permitted Debt and customary operational debt incurred in the ordinary course of business. Each Borrower is either a limited liability company or corporation formed in the State of Virginia.

The Wilton Companies is a privately owned full-service commercial real estate firm, which presently owns and manages over 3,000,000 square feet of shopping center, office and warehouse space and nearly 1,000 apartment units, primarily in the Richmond Virginia Metropolitan Area. The firm was founded in 1945 and over the years, in addition to its commercial interests, has developed many residential subdivisions, and built over 4,500 homes and 2,000 apartments.
Principals for the company are: Henry L. Wilton, Chairman, Richard S. Johnson,
President and Chief Executive Officer and Rodney M. Poole, Senior Vice President
and General Counsel. The common shares of The Wilton Companies, Inc. and The
Wilton Companies, LLC are each owned 1/3 by Hank Wilton, Richard Johnson, Rodney
Poole.

PROPERTY MANAGEMENT. The properties will be managed by Wilton Realty, Inc., which manages over 3,000,000 square feet of shopping center, office and warehouse space and nearly 1,000 apartment units, primarily in the Richmond
Virginia Metropolitan Area.

LOCKBOX. On the date of closing, the Wilton Portfolio Borrower established multiple deposit accounts in the name of the Wilton Portfolio Borrower for the benefit of lender (collectively, the "Clearing Account"). The Wilton Portfolio
Borrower is obligated to deposit (or cause manager to deposit) all income from the property into the Clearing Account until a cash management period (upon the occurrence of an event of default) has occurred. Upon the occurrence of a Cash
Management Period, Borrower shall notify and advise each tenant under each lease to send directly to the Clearing Account all payments of rents or any other item payable under such leases. Prior to the occurrence of a cash management period, all funds in the Clearing Account are disbursed to The
Wilton Portfolio Borrower.

____________________

(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       31

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

The following table presents certain information relating to the Wilton
Portfolio:

-------------------------------------------------------------------------------------------------------
                                      WILTON PORTFOLIO PROPERTIES
                                      ---------------------------
                                                            YEAR       SQUARE         % OF     PROPERTY
         PROPERTY                    CITY         STATE     BUILT       FEET         TOTAL     TYPE(1)
-------------------------------------------------------------------------------------------------------

Hermitage Industrial               Richmond        VA       1972        370,470       19.83       IW
Center
John Rolfe Commons                 Richmond        VA       2004        159,600        8.54       RA
Tuckahoe Village                   Richmond        VA       1974        135,351        7.25       RA
Shopping Center
The Shoppes of                    Glen Allen       VA       2003         98,262        5.26       RA
CrossRidge
Westland Shopping Center           Richmond        VA       1963         92,586        4.96       RU
Lauderdale Square                  Richmond        VA       1993         56,095        3.00       RU
Shopping Center
Gayton Business Center             Richmond        VA       1998         55,578        2.98       IW
Dickens Place                      Richmond        VA       1998         53,852        2.88       IW
Stratford Hills Shopping           Richmond        VA       1954         53,445        2.86       RU
Center
Montpelier Shopping               Montpelier       VA       2006         51,668        2.77       RA
Center
Atlee Commons II                   Ashland         VA       1995         51,323        2.75       IW
Canterbury Shopping                Richmond        VA       1969         46,295        2.48       RU
Center
Beverly Hills Shopping             Richmond        VA       1955         44,495        2.38       RA
Center
Atack-Eagle Building              Glen Allen       VA       1986         39,485        2.11       OS
Atlee Commerce Center III          Ashland         VA       2005         39,221        2.10       IW
2400 Westwood Avenue               Richmond        VA       1966         36,765        1.97       IW
Maybuery North Complex             Richmond        VA       1960         35,975        1.93       RU
Wilton Park                        Richmond        VA       1972         34,894        1.87       OS
2121 Dabney Road                   Richmond        VA       1957         30,035        1.61       IW
2208-2218 Perl Road                Richmond        VA       1969         29,040        1.55       IW
Crofton Green -- Nova              Richmond        VA       1997         28,414        1.52       RA
Complex
Tuckahoe Village                   Richmond        VA       1970         25,240        1.35       RU
Merchants Square
4411 Jacque Street                 Richmond        VA       1959         25,005        1.34       IF
Maybuery South Shopping            Richmond        VA       1963         24,030        1.29       RU
Center
Westland East Shopping             Richmond        VA       1963         23,362        1.25       RU
Center
5001-03 W. Leigh Street            Richmond        VA       1958         23,330        1.25       IW
2040 Westmoreland Street           Richmond        VA       1955         21,515        1.15       IW
Quioccasin Square                  Richmond        VA       1965         19,910        1.07       RU
Shopping Center
Canterbury Green                   Richmond        VA       1968         18,990        1.02       OS
Shopping Center
Crofton Green Shopping             Richmond        VA       1976         18,460        0.99       RU
Center
Genito Station Shopping           Midlothian       VA       1985         17,345        0.93       RU
Center
Ridgefield Walgreens               Richmond        VA       2006         14,820        0.79      RST
5712-16 Greendale Road             Richmond        VA       1972         14,195        0.76       IW
The Parham & Patterson             Richmond        VA       1980         10,680        0.57       OS
Bldg.
Canterbury Building                Richmond        VA       1970         10,200        0.55       OS
4909-4911 West Clay Street         Richmond        VA       1961          9,500        0.51       IW
5612-14 Greendale Road             Richmond        VA       1973          8,925        0.48       IW
4100 West Clay Street              Richmond        VA       1965          7,300        0.39       IF
Canterbury Green                   Richmond        VA       2002          6,690        0.36       OS
Brookside Convenience              Richmond        VA       1988          6,286        0.34       RU
Center
Children's World Learning        Newport News      VA       1984          4,993        0.27      RST
Center
4901 West Clay Street              Richmond        VA       1962          4,810        0.26       IW
Wilton Building                    Richmond        VA       2002          4,406        0.24       OS
5010 West Clay Street              Richmond        VA       1962          3,730        0.20       IW
4905-4907 West Clay Street         Richmond        VA       1958          1,550        0.08       IW
-------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE                                                1,868,121      100.00
-------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------
                                                                                   AS-IS          AS-STABILIZED
                                   %                                             APPRAISED          APPRAISED
         PROPERTY              OCCUPANCY             PRIMARY TENANT                VALUE              VALUE
---------------------------------------------------------------------------------------------------------------

Hermitage Industrial             89.53       Gentek Restructuring, Inc.         $ 18,200,000      $  18,200,000
Center
John Rolfe Commons               76.18       Ukrops                               31,300,000         32,200,000
Tuckahoe Village                 85.29       Food Lion                            18,500,000         19,300,000
Shopping Center
The Shoppes of                   93.54       Ukrops                               12,900,000         12,900,000
CrossRidge
Westland Shopping Center        100.00       Books a Million                      11,000,000         11,000,000
Lauderdale Square                98.28       CVS                                   9,800,000          9,800,000
Shopping Center
Gayton Business Center          100.00       W.S. Connelly & Co.                   4,900,000          4,900,000
Dickens Place                    86.81       Cherokee Wholesalers                  3,300,000          3,600,000
Stratford Hills Shopping         75.83       Stratford Hills Antique Market        7,100,000          7,300,000
Center
Montpelier Shopping              72.12       Food Lion                             1,250,000         10,600,000
Center
Atlee Commons II                 88.25       Rentway, Inc.                         3,400,000          3,400,000
Canterbury Shopping             100.00       M. Kambourian & Sons                  5,000,000          5,000,000
Center
Beverly Hills Shopping           97.17       Ben Franklins                         6,800,000          6,800,000
Center
Atack-Eagle Building             96.10       Eagle Construction of Virginia        5,100,000          5,100,000
Atlee Commerce Center III        60.22       Avad                                  3,410,000          3,620,000
2400 Westwood Avenue            100.00       Dixie Sporting Goods                  1,100,000          1,100,000
Maybuery North Complex           83.24       Dollar Tree Stores                    4,500,000          4,900,000
Wilton Park                      96.80       The Wilton Companies, LLC             4,500,000          4,500,000
2121 Dabney Road                100.00       L. Fishman & Sons                       890,000            890,000
2208-2218 Perl Road             100.00       Counterworks, Inc.                    1,100,000          1,100,000
Crofton Green -- Nova           100.00       NOVA of Virginia Aquatics               960,000            960,000
Complex
Tuckahoe Village                 85.22       Duron Paint Company                   3,000,000          3,100,000
Merchants Square
4411 Jacque Street              100.00       Snyder's of Hanover                     510,000            510,000
Maybuery South Shopping          96.25       Tuckahoe Cleaners                     4,300,000          4,300,000
Center
Westland East Shopping            5.99       Hertz                                 2,530,000          3,200,000
Center
5001-03 W. Leigh Street         100.00       Maddux Supply Company                 1,020,000          1,020,000
2040 Westmoreland Street        100.00       One of a Kind Kid, Inc.                 830,000            830,000
Quioccasin Square                77.77       Regency T.V. GT                       2,800,000          3,200,000
Shopping Center
Canterbury Green                 97.92       American Family Childcare             2,800,000          2,800,000
Shopping Center
Crofton Green Shopping           67.09       Daddio's Grill                        2,300,000          2,300,000
Center
Genito Station Shopping          96.60       Century 21 -- US Realty               2,700,000          2,700,000
Center
Ridgefield Walgreens            100.00       Walgreen's                            1,030,000          5,800,000
5712-16 Greendale Road           61.96       Richmond Hot Dogs                       350,000            350,000
The Parham & Patterson           66.15       W.S. Logan                            1,000,000          1,100,000
Bldg.
Canterbury Building             100.00       Environmental Solutions                 850,000            850,000
4909-4911 West Clay Street      100.00       Virginia Millwork and Fuqua             680,000            680,000
                                             and Sheffield
5612-14 Greendale Road          100.00       Lamb's Basket                           310,000            310,000
4100 West Clay Street           100.00       Cosby Appliance Center                  420,000            420,000
Canterbury Green                100.00       Gumineck Management                     740,000            740,000
                                             Company
Brookside Convenience           100.00       Jerry's Coin Laundry                  1,100,000          1,100,000
Center
Children's World Learning       100.00       Children's World Learning             1,000,000          1,000,000
Center                                       Center
4901 West Clay Street           100.00       Forest Ambulance Services               270,000            270,000
Wilton Building                 100.00       Diamond Source of VA.                   540,000            540,000
5010 West Clay Street           100.00       Maddux Supply Company                   250,000            250,000
4905-4907 West Clay Street      100.00       Divine Threads                           90,000             90,000
---------------------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE          88.26                                          $186,430,000      $ 204,630,000
---------------------------------------------------------------------------------------------------------------

(1)   RA - Retail Anchored, RU - Retail Unanchored, IW - Industrial
      Warehouse/Distribution, IF - Industrial Flex, RST - Retail Single Tenant,
      OS - Office Suburban,

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       32

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

ESCROWS. The following escrow/reserve accounts have been established with respect to the Wilton Portfolio Loan:

--------------------------------------------------------------------------------
                                     ESCROWS / RESERVES
                                     -------------------
TYPE:                                                      INITIAL       MONTHLY
--------------------------------------------------------------------------------
Taxes                                                     $  453,526    $113,337
Montpelier LOC                                            $6,767,323
Walgreen's LOC                                            $3,530,000
Westland East LOC                                         $  775,000
Holdback Reserve                                          $  100,000
Westland Environmental Reserve                            $   52,500
Maybeury South Environmental Reserve                      $   42,750
Transfer Fee Reserve LOC                                  $   27,631
--------------------------------------------------------------------------------

PERMITTED MEZZANINE DEBT. Notwithstanding anything to the contrary contained herein, constituent entities of The Wilton Portfolio Borrower shall be permitted to incur mezzanine financing (the "Mezzanine Loan") secured by 100% direct or indirect equity ownership interests in The Wilton Portfolio Borrower (the
"Mezzanine Option"); provided (i) Borrower obtains lender's approval of the
Mezzanine Option (including, but not limited to, approval of (a) the lender under the Mezzanine Loan and (b) the form and substance of the intercreditor agreement to be entered into between lender and the lender under the Mezzanine
Loan), which approval shall be at lender's sole discretion, and, if requested by lender, a rating agency confirmation and (ii) the Mezzanine Option loan to value ratio is equal to or less than 85%.

RELEASE PROVISIONS. Permitted after the second anniversary of securitization, provided that, among other conditions, the following conditions are satisfied after giving effect to the release: (i) Borrower shall provide lender with at least sixty (60) days but no more than ninety (90) days prior written notice of its request to obtain a release of the individual property; (ii) a wire transfer to lender of immediately available federal funds in an amount equal to the release price for the applicable individual property, together with (a) all accrued and unpaid interest on the amount of principal being prepaid on the date of such prepayment and (b) all other sums due under loan agreement, the Note or the other loan documents in connection with a partial prepayment to be applied in accordance with the provisions of the loan agreement; (iii) Borrower shall satisfy all of the requirements of the loan agreement and defease the portion of the note equal to the release price of the individual property being released
(together with all accrued and unpaid interest on the principal amount being defeased) in accordance with the terms and conditions of the loan agreement;
(iv) Borrower shall submit to lender, not less than thirty (30) days prior to the date of such release, a release of lien (and related loan documents) for such individual property for execution by lender; (v) after giving effect to such release, lender shall have determined that the debt service coverage ratio for the properties then remaining subject to the liens of the security instrument shall be equal to or greater than (A) 1.35 to 1.00 and (B) the debt service coverage ratio for all of the properties (including the individual property being released) for the twelve (12) full calendar months immediately preceding the property release; (vi) after giving effect to such release, lender shall have determined that the loan to value ratio for the properties then remaining subject to the liens of the security instrument shall be no greater than the lesser of (A) 75% and (B) the aggregate loan to value ratio with respect to the properties then remaining subject to the lien of the security instrument immediately prior to the date of such property release.

SUBSTITUTION PROVISIONS. Subject to the terms of the loan agreement, after the permitted defeasance date, and only with respect to those individual properties that, in the aggregate during the term of the Wilton Portfolio Loan, comprise no greater than thirty percent (30%) of the original principal balance of the
Wilton Portfolio Loan, Borrower may obtain a release of the lien of the applicable Security Instrument (and the related loan documents) encumbering an individual property (a "Substitution Release Property") up to one (1) time during the term of the Wilton Portfolio Loan by substituting therefore another office, retail or warehouse property, as applicable, of like kind and quality acquired by Borrower or an affiliate of Borrower (a "Property Substitution")
(individually, a "Substitute Property" and collectively, the "Substitute
Properties"), (provided, however, if the Substitute Property shall be owned by an affiliate of Borrower said affiliate (i) shall assume all the obligation of
Borrower under the Wilton Portfolio loan agreement, the Note and the other loan documents and (ii) shall become a party to the Note and the other loan documents and shall be bound by the terms and provisions thereof as if it had executed the
Note and the other loan documents and shall have the rights and obligations of
Borrower thereunder) provided that the conditions listed in the loan agreement are satisfied including that after the substitution the debt service coverage ratio for the 12 calendar months immediately preceding the date of the substitution with respect to all properties remaining subject to the lien of the security instruments after the substitution shall be equal to or greater than
(A) 1.35 : 1.00 and (B) debt service coverage ratio for the 12 calendar months immediately preceding the substitution.

GUARANTY OF PAYMENT. The Wilton Companies, Inc. and The Wilton Companies, LLC
unconditionally guarantee to lender and its successors and assigns the Effective
Gross Income Differential. The term "Effective Gross Income Differential" shall mean the amount equal to (i) $20,224,153 ("Assumed Effective Gross Income") less
(ii) the Actual Effective Gross Income of all of the individual properties on any date of determination. The term "Actual Effective Gross Income" shall mean
(i) the amount of gross income ("Gross Income") from all rents, additional rent, reimbursements or other income from the property less (ii) the greater of either
(A) 5% of Gross Income for tenant vacancy and credit losses or (B) Gross Income from actual tenant vacancy and credit losses.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       33

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

WESTIN ARLINGTON GATEWAY

                   [PHOTO OF WESTIN ARLINGTON GATEWAY OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                             Arlington, VA
Property Type                                                       Hospitality
Size (Rooms)                                                                336
Percentage Physical Occupancy as of May 30, 2006                         76.76%
Year Built                                                                 2006
Loan Purpose                                                        Acquisition
Appraisal Value(1)                                                 $168,000,000
Underwritten Economic Occupancy                                          74.30%
Underwritten Revenues                                               $29,784,266
Underwritten Total Expenses                                         $20,520,207
Underwritten Net Operating Income (NOI)                             $ 9,264,059
Underwritten Net Cash Flow (NCF)                                    $ 9,264,059
--------------------------------------------------------------------------------

                   [PHOTO OF WESTIN ARLINGTON GATEWAY OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    1
Origination Date                                                  July 24, 2006
Cut-off Date Principal Balance                                      $94,000,000
Cut-off Date Loan Balance Per Room                                     $279,762
Percentage of Initial Mortgage Pool Balance                               3.88%
Number of Mortgage Loans                                                      1
Type of Security (fee/leasehold)                                            Fee
Mortgage Rate                                                           6.6360%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           36
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         336
Original Call Protection                                    LO(25),Def(91),O(4)
Lockbox                                                                    Soft
Cut-off Date LTV Ratio(1)                                                55.95%
LTV Ratio at Maturity or ARD(1)                                          50.29%
Underwritten DSCR on NOI(2)                                               1.25x
Underwritten DSCR on NCF(3)                                               1.25x
--------------------------------------------------------------------------------

(1)   Based on stabilized appraised value as of June 1, 2009 and stabilized cash flows. The Cut-off Date LTV Ratio and LTV Ratio at Maturity are 63.09% and
      56.70%, respectively, based on an "as is" appraised value of $149,000,000.
      On the origination date, the Westin Gateway Borrower deposited $1,250,000 into a debt service reserve account. See "Escrows/Reserves -- Debt Service
      Reserve Account" below.

(2)   The Underwritten DSCR on NOI during the interest only period is 1.46x.

(3)   The Underwritten DSCR on NCF during the interest only period is 1.46x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       34

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       35

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Westin Arlington Gateway Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a newly constructed 336 room full service Westin Hotel (the "Westin Arlington Gateway
Property") located in Arlington, Virginia. The Westin Arlington Gateway Loan
represents approximately 3.88% of the initial mortgage pool balance and approximately 4.52% of the initial loan group 1 balance.

The Westin Arlington Gateway Loan was originated on July 24, 2006, and has a principal balance as of the cut-off date of $94,000,000. The Westin Arlington
Gateway Loan has a remaining term of 119 months and a scheduled maturity date of
August 8, 2016. The Westin Arlington Gateway Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Westin Arlington Gateway Loan is permitted on or after May 8, 2016 without penalty.

THE PROPERTY. The Westin Arlington Gateway Loan is secured by a fee interest in a newly constructed 336 room upscale, full service Westin hotel located in the heart of the Ballston submarket, in Arlington Virginia. The hotel is comprised of one 15-story tower and 181 available parking spaces located in a 3-story subterranean parking structure operated by a third-party operator. A portion of the hotel opened in March 2006 and the remaining portion opened in April 2006.

Amenities at the Westin Arlington Gateway Property include a lounge area, a new
120 seat Italian steakhouse and bar, a Starbucks, a 3,800 square foot fitness facility, an indoor swimming pool, a 6,798 square foot ballroom, a 17,036 square foot meeting space, and an underground parking garage with 281 spaces. An adjacent property owner leased 100 of the parking spaces at a total cost of
$3500 per month.

The hotel has 175 king rooms (including 25 executive club rooms), 145 double/double rooms (including 20 executive club rooms), 12 suites, one gateway suite (non-bedded that adjoins a traditional king room) and 3 work-out rooms.
The rooms consist of Westin's "Heavenly Bed and Bath" amenities, a 32 inch
HDTV-LCD television with Web TV, cordless phones, Turbonet High Speed internet access (wireless and hard wired in every guest room) and full service mini-bars.
The average room size is approximately 350 square feet.

The following tables present certain information regarding the Westin Arlington
Gateway Loan Property.

--------------------------------------------------------------------------------------------------------
                                        OPERATIONAL STATISTICS(1)
                                        -------------------------

                                      2006 BUDGET   2007 BUDGET   2008 BUDGET   APPRAISAL(2)      UW
--------------------------------------------------------------------------------------------------------

Average Daily Rate (ADR) .........      $190.22      $ 213.04      $ 232.22       $ 242.77     $ 213.00
Occupancy % ......................        69.58%        74.30%        78.21%         78.00%       74.30%
RevPAR ...........................      $132.36      $ 158.29      $ 181.62       $ 189.36     $ 158.26
--------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PENETRATION INDICES(3)
                              ----------------------
PROPERTY NAME                         ADR INDEX   OCCUPANCY INDEX   REVPAR INDEX
--------------------------------------------------------------------------------
Westin Arlington Gateway .........     106.0%          82.8%           87.7%
--------------------------------------------------------------------------------

THE MARKET.(4)

The Westin Arlington Gateway Property is located in the Ballston neighborhood of the Rosslyn-Ballston Corridor in Arlington, which is in the metropolitan
Washington, D.C. area across the Potomac River.

The location provides access to primary demand driver areas of commerce and government such as the Arlington business district (approximately 3 miles south east), U.S. Department of Defense (Pentagon -- approximately 5 miles east), and
Capitol Hill (approximately 8 miles north east). The Westin Arlington Gateway
Property is part of an expected one million square foot, five building, mixed-use Arlington Gateway development sponsored by JBG Companies, of which a residential condominium building and an office building, in addition to the
Westin Arlington Gateway Property, have already been completed.

_____________________

(1)   Based on the Westin Arlington Gateway Borrower's budget.

(2)   Based on the appraiser's stabilized values.

(3)   Westin Arlington Gateway Property ADR, Occupancy and RevPAR penetration statistics obtained from Smith Travel Research Reports as of July 2006;
      represents three months worth of data.

(4)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       36

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

The Westin Arlington Gateway Property anchors the west end of the Rosslyn
Ballston Corridor. There is a Metrorail station across the street from the
Westin Arlington Gateway Property with service throughout Arlington and into
Washington, D.C. According to a report by CB Richard Ellis, as of the first quarter of 2006, the eight submarkets of Arlington County comprise 33.7 million square feet of rentable office space, which is only 7.9% vacant with year to date absorption of 170,799 square feet. The Rosslyn-Ballston Corridor contains approximately 18.6 million square feet, with a vacancy of approximately 6%.
Additionally, the Westin Arlington Gateway Property is less than one quarter mile away from Interstate 66 which travels around Arlington and provides access into Washington, D.C. and to the Pentagon. According to the appraisal, other than Westin Arlington Gateway Property, which came on-line in 2006, no full service hotel has been added to the submarket since 1990.

THE BORROWER. The borrower, Arlington Gateway Hotel, L.L.C. (the "Westin
Arlington Gateway Borrower") is a single purpose entity that is a Delaware limited liability company. The Westin Arlington Gateway Borrower is 100% owned by Arlington Gateway Hotel Member, L.L.C. Arlington Gateway Hotel Member,
L.L.C.'s managing member, with a 0% economic interest, is JBG/Company Manager
II, L.L.C. The Arlington Gateway Hotel Member, L.L.C.'s members, each with a 50%
interest, are KFS Arlington Gateway, Inc. and JBG/Arlington Hotel, L.L.C. KFS
Arlington Gateway, Inc. is indirectly owned 100% by institutional foreign investors. JBG/Arlington Hotel, L.L.C.'s managing member, with a 0% economic interest, is also JBG/Company Manager II, L.L.C. JBG Investment Fund III, L.P
has a 96.36% membership interest in this entity with the balance indirectly owned by individual investors.

JBG Investment Fund III, L.P., an institutionally backed fund sponsored by the
JBG Companies ("JBG") is the non recourse covenant guarantor under the Westin
Arlington Gateway Loan. Founded in 1960, JBG is a commercial developer, owner and operator in the Washington, D.C., Virginia and Maryland markets, with a portfolio, owned via 7 JBG-managed closed-end funds, that exceeds 21,000,000 square feet and a market valuation estimated by it at $8 billion as of June,
2006. Through these affiliated companies, JBG has invested equity of approximately $900 million in 82 assets during the past six years. JBG's funds own 7 hotels in the Washington, D.C. metropolitan area and is currently the largest franchisee of Starwood hotels in the D.C. area. JBG Investment Fund III,
L.P. owns 17 assets in Maryland, Virginia and Washington, D.C. with a value estimated by it as greater than $1 billion.

PROPERTY MANAGEMENT. The hotel is operated by Westin Hotel Management, L.P. (the
"Manager"), an affiliate of Starwood Hotels & Resorts, pursuant to a management agreement expiring on December 31, 2023. The Manager is not affiliated with the
Westin Arlington Gateway Borrower. The Starwood Hotels & Resorts owns or leases
130 hotels, manages 378 hotels and franchises 337 hotels. Starwood Hotels &
Resorts' Frequent Guest Program has over 27 million members and since its inception in 1999, it has been awarded the Hotel Program of the Year six times by consumers.

LOCKBOX. The Manager is required to deposit all amounts payable to the Lessee
(as defined below under "-- Master Lease") directly into a cash collateral account controlled by the lender after the payment of (i) operating expenses and
(ii) for so long as the Manager is Westin Hotel Management, L.P. or any one of
its affiliates, amounts required to be deposited into a reserve for furniture, fixtures and equipment (the "FFE Reserve"). Amounts in the cash collateral account are required to be applied to pay debt service and reserves prior to any disbursements to the Westin Arlington Gateway Borrower.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Westin Arlington Gateway Loan.

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
                                ----------------
TYPE:                                                  INITIAL         MONTHLY
--------------------------------------------------------------------------------
Taxes .............................................   $  188,350       $33,333
Insurance .........................................   $   58,708       $14,677
                                                                        2%of
                                                                      operating
FFE ...............................................   $  154,307      revenue(1)
Debt Service(2) ...................................   $1,250,000          $0
--------------------------------------------------------------------------------

Debt Service Reserve Account. On the origination date, the Westin Arlington
Gateway Borrower deposited $1,250,000 into a debt service reserve account. On each payment date thereafter, until the 18th payment date, provided that an event of default under the Westin Arlington Gateway Loan does not exist and provided that the ratio of the net operating income (net of the FFE Reserve) to the actual interest and/or principal payment for the previous month is greater than 1.15:1.00 on a trailing one month basis, the lender will be required to release to the Westin Arlington Gateway Borrower an amount equal to $69,444.44 minus the amount applied by lender to the payment of interest and/or principal on the loan from the debt service reserve account. From the 19th payment date, provided that an event of default under the Westin Arlington Gateway Loan does not exist and the net operating income exceeds 115% of $9,265,000 for two consecutive calendar quarters, annualized in each instance, all amounts remaining in the debt service reserve account are required to be released to the
Westin Arlington Gateway Borrower.

_______________________

(1)   A percentage of the gross operating revenue at the Westin Arlington
      Gateway Property is required to be reserved as follows: 2% for months 1 through 24, 3% for months 25 through 36 and 4% thereafter. These amounts will be held by the Manager so long as the Manager is Westin Hotel
      Management, L.P. (or one of its affiliates) and provided it is not in default.

(2)   See "-- Debt Service Reserve Account".

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       37

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

CASH FLOW SWEEP. If, at any time after all funds in the debt service reserve account have been depleted and the net operating income is less than $9,265,000 for any trailing 12-month period for two consecutive calendar quarters, then all funds remaining in the cash collateral account after payment of debt service and reserves are required to be swept to a lender controlled account and held as additional collateral for the Westin Arlington Gateway Loan, until the net operating income equals or exceeds 115% of $9,265,000 on a trailing 12-month period for two consecutive calendar quarters.

MASTER LEASE. The Westin Arlington Gateway Property is operated under a master lease dated July 24, 2006 between the Westin Arlington Gateway Borrower, as lessor, and Arlington Hotel Operator, L.L.C., a Delaware limited liability company, as lessee (the "Lessee"), which is an affiliate of the Westin Arlington
Gateway Borrower. The master lease has a five year term commencing on the opening date of the Westin Arlington Gateway Property. The master lease has a base rent plus a participating rent provision. Pursuant to the master lease, base rent for 2006 is $2,650,000, base rent for 2007 will be $8,570,000, base rent for 2008 will be $8,720,000 and base rent for 2009 will be $8,820,000.
Additionally, there is a participating rent percentage that is calculated based on gross revenue. For the first lease year, the percentages are as follows: 15%
for the first quarter, 20% for the second quarter, 22% for the third quarter and
23% for the fourth quarter. The master lease is subordinate to the Westin
Arlington Gateway Loan and the Lessee granted the lender a security interest in its interest in the master lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       38

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       39

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

FARMERS MARKET I, II & III

                        [PHOTO OF FARMERS MARKET OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                          1
Location (City/State)                                           Sacramento, CA
Property Type                                                           Office
Size (Square Feet)                                                     376,134
Percentage Occupancy as of May 1, 2006                                 100.00%
Year Built                                                                1989
Loan Purpose                                                       Acquisition
Appraised Value                                                    $71,150,000
# of Tenants                                                                 2
Average Rent Per Square Foot                                        $    19.83
Underwritten Occupancy                                                  95.30%
Underwritten Revenues                                              $ 8,181,872
Underwritten Total Expenses                                        $ 2,757,007
Underwritten Net Operating Income (NOI)                            $ 5,424,865
Underwritten Net Cash Flow (NCF)                                   $ 4,987,017
--------------------------------------------------------------------------------

                        [PHOTO OF FARMERS MARKET OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    1
Origination Date                                                   June 8, 2006
Cut-off Date Principal Balance                                      $56,000,000
Cut-off Date Loan Balance Per Square Foot                                  $149
Percentage of Initial Mortgage Pool Balance                                2.31
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                  Fee/Leasehold
Mortgage Rate                                                           6.2000%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           60
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Original Call Protection                                  LO(27), Def(89), O(4)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                   78.71%
LTV Ratio at Maturity or ARD                                             73.84%
Underwritten DSCR on NOI(1)                                               1.32x
Underwritten DSCR on NCF(2)                                               1.21x
--------------------------------------------------------------------------------

(1)   The Underwritten DSCR on NOI during the interest only period is 1.54x.

(2)   The Underwritten DSCR on NCF during the interest only period is 1.42x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       40

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       41

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Farmers Market I, II & III Loan") is evidenced by a single promissory note secured by a first mortgage encumbering three Class
A- office buildings and a two-level parking garage (collectively, the "Farmers
Market I, II & III Properties") located in Sacramento, California. The Farmers
Market I, II & III Loan represents approximately 2.31% of the initial mortgage pool balance and approximately 2.69% of the initial loan group 1 balance.

The Farmers Market I, II & III Loan was originated on June 8, 2006, and has a principal balance as of the cut-off date of $56,000,000. The Farmers Market I,
II & III Loan has a remaining term of 117 months and a scheduled maturity date of June 8, 2016. The Farmers Market I, II & III Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Farmers Market I, II & III
Loan is permitted on or after March 8, 2016 without penalty.

THE PROPERTY. The Farmers Market I, II & III Loan is secured by a fee interest in three, Class A-, multi-story urban office buildings totaling 376,134 net rentable square feet, and a leasehold interest in a two-level parking garage serving the office buildings. Overall, the Farmers Market I, II & III Properties
are 100% leased. More specifically, the Farmers Market I, II & III Properties are 99.3% leased (as described below) to the State of California's Department of
Transportation ("Caltrans") with the balance leased to Little Folks University,
Inc. The Farmers Market I, II and III Properties are situated in close proximity
(approximately 1.5 miles away) to Caltrans' headquarters, in Sacramento,
California. Caltrans employs approximately 1,800 employees at the Farmers Market
I, II & III Properties. The Farmers Market I, II & III Properties are located adjacent to the Capitol City Freeway and the Sacramento Regional Transit
District Light Rail stop, each of which is considered a necessity for occupancy by a State agency.

The Farmers Market I, II & III Properties were built in two phases. Farmers
Market I, located at 1801 30th Street, is a five-story structure with 160,900 square feet that was built in 1989. Farmers Market II, located at 1820 Alhambra
Street, is a three-story structure with 91,498 square feet that was built in
1989. Farmers Market III, located at 1727 30th Street, is a six-story structure with 123,736 square feet that was built in 1994. The office structures are steel-framed structures supported by spread footings with stucco exterior.
According to the appraisal, many of the interior fixtures were replaced and/or repaired between 1998 and 1999.

The parking garage, located at 2910 S Street, across the street from Farmers
Market I and situated directly below the freeway, is an approximately 217,800 square foot, two-level parking garage containing 697 available parking spaces.
The parking garage, built in 1989, has reinforced concrete block walls. The
Farmers Market I, II & III Properties contain 53 additional surface parking spaces. Overall, there are 750 parking spaces available resulting in a parking ratio of 1.99 per 1000 square feet. The parking garage is ground leased from the
State of California pursuant to a lease that expires in September 2034.

Caltrans occupies 99.3% of the three buildings: 100% of Farmers Market I and
Farmers Market III and 97% of Farmers Market II. The Caltrans lease for Farmers
Market I & II expires on June 30, 2014. Caltrans has an option to terminate the lease and vacate the premises upon 30 days notice beginning June 30, 2009. The
Caltrans lease for Farmers Market III expires on June 30, 2009.

The following tables present certain information regarding the Farmers Market
I, II & III Loan Property.

--------------------------------------------------------------------------------------------------------------------------------
                                                     TENANT INFORMATION(1)
                                                     ---------------------
                                                                            SQUARE    % OF   BASE RENT            LEASE
TENANT NAME                            PARENT COMPANY   FITCH/MOODY'S/S&P    FEET      GLA      PSF             EXPIRATION
--------------------------------------------------------------------------------------------------------------------------------

State of CA Dept. of Transportation         NAP             A+/A1/A+        373,522   99.3%   $ 19.83     6/30/2009/6/30/2014(2)
Little Folks University, Inc. ......        NAP                NR             2,612    0.7      12.32           6/30/2010
--------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE .............                                        376,134    100%     19.78
--------------------------------------------------------------------------------------------------------------------------------

(1)   Based on Information obtained from the Farmers Market I, II & III
      Borrower's rent roll dated May 1, 2006.

(2)   This tenant has an early termination option, as described above.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE EXPIRATION SCHEDULE(1),(2)
                                                  --------------------------------
                                                                                                CUMULATIVE   CUMULATIVE   CUMULATIVE
                                                                        % OF      CUMULATIVE       % OF         BASE         % OF
                 NUMBER OF      SQUARE FEET   % OF GLA   BASE RENT    BASE RENT   SQUARE FEET      GLA          RENT      BASE RENT
YEAR          LEASES EXPIRING    EXPIRING     EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING     EXPIRING
------------------------------------------------------------------------------------------------------------------------------------

Vacant ....         NAP                 0        0.0%    $      0.0         0%            0          0.0%    $      0.0          0%
MTM .......           0                 0        0.0            0.0       0.0             0          0.0            0.0        0.0
2009 ......           2           123,736      32.90      2,393,490     32.10       123,736        32.90      2,393,490      32.10
2010 ......           1             2,612       0.69         31,863      0.43       126,348        33.59      2,425,353      32.53
2011 ......           0                 0         --             --        --       126,348        33.59      2,425,353      32.53
2012 ......           0                 0         --             --        --       126,348        33.59      2,425,353      32.53
2013 ......           0                 0         --             --        --       126,348        33.59      2,425,353      32.53
2014 ......           1           249,786      66.41      5,031,023     67.46       376,134       100.00      7,456,376     100.00
Thereafter            0                --         --             --        --       376,134       100.00      7,456,376     100.00
------------------------------------------------------------------------------------------------------------------------------------
TOTALS ....           4           376,134      100.0%    $7,456,376     100.0%
------------------------------------------------------------------------------------------------------------------------------------

THE MARKET(3). The Farmers Market I, II & III Properties are located in the
Sacramento Central Business District ("CBD"), specifically in the Midtown submarket. According to CB Richard Ellis, Inc. ("CBRE"), the Sacramento CBD in
the first quarter of 2006 consisted of 10,494,840 square feet with a reported first quarter 2006 vacancy of 13.32% and a positive net absorption of 10,292 square feet. The average asking gross rents were $20.76 a square foot.

The Midtown submarket for the first quarter of 2006 consisted of 1,807,728 square feet with a reported first quarter 2006 vacancy of 10.4% and a positive net absorption of 3,405 square feet. The average asking gross rents were $20.40 a square foot. The Midtown submarket vacancy decreased from 15.3% at year end
2004 to 10.44% at year end 2005. Other than the Farmers Market I, II & III
Properties, the Midtown submarket has no other Class A- structures that are part of the CBRE survey. All offices in the survey are Class B and C competitive ratings, which has a downward impact on the reported average lease rate.

According to Reis, Inc., rental comparables for Class B office buildings
(assuming mid-rise buildings, 40,000 square feet in a 3 mile radius and built circa 1990, i.e. competitive set contains 8 buildings comprising 944,738 square feet) are averaging $22.88 a square foot. On a weighted average basis, Caltrans'
in-place rent is $19.83 per square foot. However, vacancy for this same submarket is 15%.

Located in the Sacramento-Yolo Consolidated Metropolitan Statistical Area
("CMSA"), the Farmers Market I, II & III Properties are in the hub of population and employment activity for the Central Valley. Sacramento, the principal urban center in the CMSA and the state capital, serves as the financial, communication, cultural and transportation hub of the Central Valley. It is the center for state government and is California's most populous inland metropolitan area.

The year 2005 population count is estimated at 2,023,510, which indicates an average annual growth rate of approximately 2.5%. Population by the year 2010 is projected to be near 2,260,441, an average annual increase of 2.3% from 2005.
Between 2005 and 2010, median household income is projected to increase from
$52,712 to $59,607, an average increase of 2.7% per year for the Sacramento area. Strategically located in the Central Valley with few physical barriers to limit growth, the area has enjoyed one of the fastest growth rates in the country over the past several years. The average 2004 California unemployment rate was 5.4%, with the rate decreasing to 5.1% as of January 2006. In addition to private-sector employers like Kaiser Permanente, Raley's, Inc., Intel Corp.
and UC Davis Health System, the State of California plays a critical roll in employment in the region, with over 66,000 employees.

The Farmers Market I, II & III Properties are located within a stable neighborhood experiencing minimal new development due to the fully built out nature of the area. The neighborhood is appealing due to its proximity to all major freeways in the area, and the proximity to the state capitol and downtown district, as well as other governmental and business-related entities close to the downtown Sacramento core. Given its proximity to major freeways in the area and direct placement along the Sacramento Regional Transit District Light Rail
Transit line, the location of the Farmers Market I, II & III Properties offers convenient transportation to the state capital.

THE BORROWER. The borrower, AREF Sacramento, L.P. (the "Farmers Market I, II &
III Borrower") is a single purpose entity that is a Texas limited partnership.
The general partner of the Farmers Market I, II & III Borrower is AFSGP, Inc.,
with a 1.0% ownership interest. The limited partner of the Farmers Market I, II
& III Borrower is Americus Real Estate Fund II, Ltd., with a 99.0% ownership interest. Americus Real Estate Fund II, Ltd. and Americus Real Estate
Investments, Inc. ("Americus") are the non-recourse carve out guarantors under the Farmers Market I, II & III Loan.

_______________________

(1)   Based on information obtained from the Farmers Market I, II & III
      Borrower's rent roll dated May 1, 2006.

(2)   The numbers in the Lease Expiration Schedule are based on the assumption that no tenant exercises an early termination option.

(3)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       43

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

According to Americus, it is a privately held investment company that invests in commercial real estate across the United States. With combined experience of over 100 years, the Americus team has been investing in real estate for the last
17 years. Americus founded Americus Real Estate Fund II, Ltd., an investment fund organized and managed by AM-PM Management, LP, a partnership between
Americus and PM Realty Group, LP, a Houston-based real estate organization providing comprehensive real estate services through its 20 divisional and regional offices with over 1,300 employees. Established in December 2005 with initial investor equity of $25,000,000 and a maximum equity pool of $50,000,000,
Americus Real Estate Fund II, Ltd. plans on leveraging its equity and securing debt financing of up to 80% for total property acquisition funds. Prior to
January of 2005 Americus owned the Farmers Market I & II Properties and is therefore familiar with the properties.

According to Americus's website, John Gravenor and Andrew Schatte, the founding principals of Americus, have been involved in acquiring, managing, constructing, redeveloping, and disposing of real estate and formed a formal partnership in
1999. Mr. Gravenor has been involved in real estate management, development, acquisition, disposition, and financing for more than 25 years. Active in the commercial real estate industry since 1978, Mr. Schatte has served in multiple capacities including development principal, institutional advisor, investor, and financial intermediary in every sector of the real estate market. He has over 29 years of experience working with governmental entities in numerous capacities.

PROPERTY MANAGEMENT. The property manager for the Farmers Market I, II & III
Property is PM Realty Group, L.P. (the "PM Realty Group") an affiliate of the
Farmers Market I, II & III Borrower. PM Realty Group has over 50 years of history providing commercial real estate services and manages over 140 million square feet of office, industrial, R&D, manufacturing, retail, multi-family and special-use space. PM Realty Group, with more than 1,300 employees, offers property and facility management, leasing and marketing, corporate services, investment services, construction management, asset management and development, engineering services, portfolio administration, disposition and acquisition, consulting and due diligence and healthcare services. Headquartered in Houston,
Texas, the firm conducts business in almost every state and maintains divisional or regional offices in Houston, Dallas, Washington DC, Newport Beach, Atlanta,
Austin, Chicago, Denver, El Paso, Honolulu, Los Angeles, New Orleans, New York
City, Orlando, Phoenix, Sacramento, San Diego, San Francisco, Seattle, and
Tampa.

LOCKBOX. The Farmers Market I, II & III Loan is structured with a hard lockbox
(in place at closing) and springing cash management. The loan documents require the Farmers Market I, II & III Borrower to direct the tenant to pay its rent directly to the lockbox account. Prior to a Cash Sweep Event, all rents are required to be swept to an account controlled by the Farmers Market I, II & III
Borrower. Following the occurrence and continuance of a Cash Sweep Event, all rents are required to be swept into an account controlled by the lender.

A Cash Sweep Event will occur upon the occurrence of any of the following: (i)
the debt service coverage ratio is less than 1.10:1.00 for any trailing twelve month period, (ii) an event of default has occurred, (iii) any of the Caltrans leases are terminated or expire for any reason, (iv) Caltrans has not given notice to the Farmers Market I, II & III Borrower that it intends to renew both leases (the lease covering Farmers Market I & II as well as the lease covering
Farmers Market III) at least twelve months prior to June 30, 2009 or such notice was given but is subsequently rescinded, (v) either Caltrans lease is renewed
(or a new lease is entered into for any leased space) for a period of less than ten years from the expiration date set forth in such lease as of the origination date and either (a) the date which is twelve months prior to the expiration date of the new or renewal lease with the earlier expiration date has occurred or (b)
the date which is twelve months prior to the first date in either new or renewal lease upon which Caltrans has the unilateral right to terminate a lease has occurred, (vi) both state leases are renewed (or new leases are entered into for the Caltrans space) for a period of greater than ten years from the expiration date set forth in such lease as of the origination date, the date which is twelve months prior to the first date in either new or renewal lease upon which
Caltrans has the unilateral right to terminate a lease has occurred, or (vii)
Caltrans (a) provides notice to the Farmers Market I, II & III Borrower that it intends to vacate any portion of the space, (b) executes any lease or letter of intent or term sheet evidencing a lease that may be executed for alternative space to any portion of the space, (c) otherwise commences or executes contracts, term sheets or other documents in advance of the construction of alternative space to any portion of the space, (d) conducts a feasibility study or issues a request for proposal for an alternative space to any portion of the space, or (e) ceases operating in any portion of the space for a period of thirty or more days.

A Cash Sweep Event will terminate ("Cash Sweep Termination Event") if (i) no event of default has occurred and is continuing, (ii) the debt service coverage ratio has been at least 1.15:1.00 for at least two consecutive calendar quarters; (iii) (A) with respect to a Cash Sweep Event pursuant to clause (iv)
above, the notice contemplated in such clause is given (B) with respect to a
Cash Sweep Event pursuant to clauses (v) or (vi) above, both new or renewed state leases are subsequently renewed (or a new lease is entered into for any state lease space) and both (a) the date which is twelve months prior to the expiration date of the new or renewal state lease with the earlier expiration date has not occurred and (b) the date which is twelve months prior to the first date in either new or renewal state lease upon which Caltrans has the unilateral right to terminate a state lease has not occurred; and (iv) at least $1,600,000 is in the TI/LC reserve account.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

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ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Farmers Market I, II & III Loan.

--------------------------------------------------------------------------------
                               ESCROWS / RESERVES
                               ------------------
TYPE:                                                    INITIAL       MONTHLY
--------------------------------------------------------------------------------
Taxes .............................................    $   200,400     $66,800
Insurance .........................................    $     7,388     $ 7,388
TI/LC Reserve .....................................    $ 1,600,000(1)  $     0
Capital Expenditure Reserve .......................    $         0     $ 6,268
Deferred Maintenance ..............................    $         0     $     0
Carpet Replacement Reserve ........................    $   725,000     $     0
--------------------------------------------------------------------------------

CASHFLOW SWEEP. Commencing on the occurrence of a Cash Sweep Event (as defined above) any funds remaining in the cash collateral account after the funding of debt service, reserves, operating expenses and extra-ordinary expenses will be swept into the excess cash collateral account and held as additional collateral until the occurrence of a Cash Sweep Termination Event (as defined above).

RELEASE OF PARCEL. The Farmers Market I, II & III Borrower is permitted to obtain a release from the lien of the mortgage of an unimproved portion of land currently used for surface parking (the "Release Parcel") without any required prepayment or defeasance of the Farmers Market I, II & III Loan in the event that Farmer's Market III, Ltd. exercises its option under an agreement dated
November 24, 2004 to purchase the Release Parcel, provided, among other things,
(a) no event of default exists; (b) the Farmers Market I, II & III Borrower certifies that sufficient parking remains to comply with the ground lease and all other leases on the remaining property, and (c) the Farmers Market I, II &
III Borrower pays all costs and expenses of the lender incurred in connection with the partial release (including the lender's reasonable attorneys' fees and expenses).

_____________________

(1)   The Farmers Market I, II and III Borrower is required to maintain at least
      $1,600,000 in the TI/LC reserve account through the maturity date or a
      Cash Sweep Event will be triggered.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       45

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VALDOSTA-COLONIAL MALL

                    [PHOTO OF VALDOSTA-COLONIAL MALL OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                              Valdosta, GA
Property Type                                                            Retail
Size (Square Feet)                                                      442,832
Percentage Occupancy as of September 6, 2006                             91.17%
Year Built                                                                 1983
Year Renovated                                                             2005
Loan Purpose                                                        Acquisition
Appraised Value(1)                                                  $75,000,000
# of Tenants                                                                 62
Average Rent Per Square Foot                                             $11.53
Underwritten Occupancy                                                   88.76%
Underwritten Revenues                                                $6,647,147
Underwritten Total Expenses                                          $1,970,807
Underwritten Net Operating Income (NOI)                              $4,676,340
Underwritten Net Cash Flow (NCF)                                     $4,360,562
--------------------------------------------------------------------------------

                    [PHOTO OF VALDOSTA-COLONIAL MALL OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    1
Origination Date                                              November 23, 2005
Cut-off Date Principal Balance                                      $51,600,000
Cut-off Date Loan Balance Per Square Foot                                  $117
Percentage of Initial Mortgage Pool Balance                                2.13
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.2709%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           36
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Original Call Protection                                  LO(33), Def(83), O(4)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio(1)                                                68.80%
LTV Ratio at Maturity or ARD(1)                                          61.25%
Underwritten DSCR on NOI(2)                                               1.36x
Underwritten DSCR on NCF(3)                                               1.27x
--------------------------------------------------------------------------------

(1)   Based on stabilized value as of September 1, 2007. Cut-off Date LTV Ratio and LTV Ratio at Maturity are 101.17% and 90.07%, respectively, based on
      "as is" appraised value of $51,000,000.

(2)   The Underwritten DSCR on NOI during the interest only period is 1.70x.

(3)   The Underwritten DSCR on NCF during the interest only period is 1.58x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       46

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       47

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Valdosta-Colonial Mall Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a 442,832 square foot (inclusive of a newly constructed power center and lifestyle space but exclusive of the non-owned Belk Store) single-story, Class-B, enclosed regional mall (the "Valdosta-Colonial Mall Property") located in Valdosta,
Georgia. The Valdosta-Colonial Mall Loan represents approximately 2.13% of the initial mortgage pool balance and approximately 2.48% of the initial loan group
1 balance.

The Valdosta-Colonial Mall Loan was originated on November 23, 2005, and has a principal balance as of the cut-off date of $51,600,000. The Valdosta-Colonial
Mall Loan has a remaining term of 111 months and a scheduled maturity date of
December 8, 2015. The Valdosta-Colonial Mall Loan permits defeasance of the entire loan with United States Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Valdosta-Colonial Mall Loan is permitted on or after September 8, 2015 without penalty.

THE PROPERTY. The Valdosta-Colonial Mall Loan is secured by a fee interest in a single-story, Class-B, enclosed regional mall and an adjacent, recently constructed power center and lifestyle space. The Valdosta-Colonial Mall
Property is anchored by Sears, JC Penney and the Belk store (which is owned by the tenant and is not part of the collateral for the Valdosta-Colonial Mall
Loan). During 2005, the Valdosta-Colonial Mall Borrower spent approximately
$15,000,000 on the construction of an approximately 110,406 square foot power center and lifestyle space which includes an additional 23,332 square feet of in-line mall shop space. The junior anchors in the power center include Old
Navy, Petsmart, Office Depot and Ross Dress for Less.

The mall is located at 1700 Norman Drive in Valdosta, GA. It is the only enclosed mall within the south central part of Georgia and northern Florida. The nearest large city and enclosed mall competition is located to the southwest in
Tallahassee, Florida, approximately 65 miles away. The Valdosta-Colonial Mall
Property is situated in the retail hub of the region, located at the intersection of State Route 94 (St. Augustine Road) and Norman Road. The
Valdosta-Colonial Mall Property is located less than one mile west of Interstate
75, which runs north/south and in close proximity to U.S. Route 84, which is the area's primary east/west thoroughfare. The immediate area includes a high commercial/retail concentration including additional retail, hotels, grocery stores, restaurants, and a movie theater complex. These stores include,
Wal-Mart, Target, Best Buy, Home Depot and Lowes. There are approximately 2,866 parking spaces or 5.45 spaces per 1,000 square feet.

Situated on 57.57 acres, the Valdosta-Colonial Mall Property was constructed in
1983 and renovated in 1999 and again in 2005. In addition to the improvements made adding the power center, the Valdosta-Colonial Mall Borrower has spent nearly $500,000 in capital improvements over the past three years, including replacing the roof, maintaining the HVAC system and resurfacing/re-striping the parking lot.

The following tables present certain information regarding the Valdosta-Colonial
Mall Loan Property.

----------------------------------------------------------------------------------------------------------------------------
                                                   TENANT INFORMATION(1)
                                                   ---------------------
                                                                                                        BASE
                                                                                                      RENT PER
                                                                   FITCH/        SQUARE        %       SQUARE       LEASE
TENANT NAME                             PARENT COMPANY         MOODY'S/S&P(2)     FEET      OF GLA      FOOT      EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Sears ..........................      Sears Holding Corp.        BB/Ba1/BB+       80,347    18.14%    $ 3.23      2/15/2008
JC Penney ......................    J.C Penney Company Inc.    BBB-/Baa3/BBB-     65,616    14.82       3.90      2/28/2011
Ross Dress for Less ............              NAP                 NR/NR/BBB       30,187     6.82       9.90      1/31/2017
Petsmart .......................              NAP                 NR/Ba2/BB       20,087     4.54      12.00      5/31/2016
Office Depot ...................              NAP                NR/Ba1/BBB-      20,000     4.52      11.00     12/31/2016
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE .........                                                 216,237    48.83%    $ 5.90
----------------------------------------------------------------------------------------------------------------------------

(1)   Based on information obtained from the Valdosta-Colonial Mall Borrower's rent roll dated September 6, 2006.

(2)   Ratings provided are for the entity identified in the "Parent Company"
      column, if applicable, whether or not the parent company guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       48

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                  LEASE ROLLOVER SCHEDULE(1),(2)
                                                  ------------------------------

                     NUMBER      SQUARE      % OF                  % OF BASE   CUMULATIVE    CUMULATIVE   CUMULATIVE   CUMULATIVE %
                    OF LEASES     FEET       GLA      BASE RENT      RENT      SQUARE FEET    % OF GLA    BASE RENT    OF BASE RENT
YEAR                EXPIRING    EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------

Vacant ..........      NAP        39,086     8.83%    $        0      0.00%       39,086        8.83%     $       0        0.00%
MTM .............        1         1,250     0.28         30,625      0.66        40,336        9.11         30,625        0.66
2006 ............        4         8,983     2.03        186,625      4.01        49,319       11.14        217,250        4.67
2007 ............       14        47,955    10.83        861,960     18.51        97,274       21.97      1,079,210       23.18
2008 ............        6       103,640    23.40        571,021     12.26       200,914       45.37      1,650,231       35.44
2009 ............        7        17,283     3.90        392,433      8.43       218,197       49.27      2,042,664       43.87
2010 ............        6        17,189     3.88        363,955      7.82       235,386       53.15      2,406,619       51.69
2011 ............        8        95,785    21.63        771,046     16.56       331,171       74.78      3,177,665       68.25
2012 ............        1           582     0.13         32,010      0.69       331,753       74.92      3,209,675       68.94
2013 ............        3         7,992     1.80        152,542      3.28       339,745       76.72      3,362,217       72.21
2014 ............        2         4,301     0.97         76,997      1.65       344,046       77.69      3,439,214       73.87
2015 ............        1         1,064     0.24         54,892      1.18       345,110       77.93      3,494,106       75.05
Thereafter ......        9        97,722    22.07      1,161,800     24.95       442,832      100.00      4,655,904      100.00
-----------------------------------------------------------------------------------------------------------------------------------
TOTALS ..........       62       442,832   100.00%    $4,655,904    100.00%
-----------------------------------------------------------------------------------------------------------------------------------

THE MARKET.(3) The Valdosta-Colonial Mall Property is the only enclosed mall within the south central part of Georgia and northern Florida. Due to the distance of its competition as well as the configuration of area roads, the
Valdosta-Colonial Mall Property draws from a trade area of up to 30 miles or well beyond that of a typical regional mall. Overall, Valdosta is expected to continue to experience moderate economic growth over the near-term resulting in population and household growth rates that match typical averages for relatively rural areas. The City of Valdosta had a 2004 estimated population of 45,000 persons. At the same time, about 80,000 persons were estimated to live within a
10-mile radius from the Valdosta-Colonial Mall Property and 178,000 persons within 30 miles. Population within this radius is projected to grow 0.55% over the next five years or about 3/5 of the U.S. average growth rate. At the same time, average household income of $43,352 within the 30 mile radius is expected to grow 1.86% as compared to the U.S. average of 2.53%. The Valdosta-Colonial
Mall Property also benefits from the approximately 10,000 students attending the nearby Valdosta State University.

Valdosta's economy is highly dependent on the local government as the city serves as the county seat. Other large employers include Moody Air Force Base
(currently employing approximately 3,200 military and civilian personnel), South
Georgia Medical Center (2,350 employees) and Valdosta State University (1,460 employees). The city is also actively marketing a number of business parks with substantial relocation incentives in an effort to attract new business.

THE BORROWER. The borrower, Marelda Valdosta Mall LLC (the "Valdosta-Colonial
Mall Borrower") is a single purpose entity that is a Delaware limited liability company. The Valdosta-Colonial Mall Borrower is 100% owned by Marelda Retail
Development LLC ("Marelda Retail"). Marelda Realty is the non-recourse carveout guarantor under the Valdosta-Colonial Mall Loan. Colonial Realty Limited
Partnership indirectly owns a 10% non-managing membership interest in Marelda
Retail and Babcock & Brown GPT Reit Inc. indirectly owns a 0.01% managing membership interest and directly owns an 89.99% non-managing membership interest in Marelda Retail.

PROPERTY MANAGEMENT. Colonial Properties Services, Inc., an affiliate of
Colonial Realty Limited Partnership and an affiliate of the seller, will continue to manage the Valdosta-Colonial Mall Property. Colonial Properties owns or manages 47 retail properties across 26 cities in 8 states. Its portfolio includes more than 13.5 million square feet and eleven enclosed malls.

LOCKBOX. The Valdosta-Colonial Mall Loan documents are structured with a hard lockbox (in place at closing) and springing cash management. The loan documents require the Valdosta-Colonial Mall Borrower to direct the tenants to pay rent directly to the lockbox account. Prior to a Cash Management Period, all funds on deposit in the lockbox account are required to be swept to an account controlled by the Valdosta-Colonial Mall Borrower. Following the occurrence and continuance of a Cash Management Period, all funds on deposit in the lockbox account are required to be swept into an account controlled by the lender. A "Cash
Management Period" will commence upon the occurrence of an event of default under the loan documents and will terminate upon the lender giving notice that such event of default no longer exists and no other event of default exists under the loan documents.

___________________________
(1)   Based on information obtained from the Valdosta-Colonial Mall Borrower's rent roll dated September 6, 2006.

(2)   The numbers in the Lease Rollover Schedule are based on the assumption that no tenant exercises an early termination option.

(3)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       49

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Valdosta-Colonial Mall Loan.

      -------------------------------------------------------------------
                                ESCROWS/RESERVES

      TYPE:                                         INITIAL       MONTHLY
      -------------------------------------------------------------------
      Tax ........................                $    43,423     $21,712
      Insurance ..................                $    17,542     $ 8,771
      Capital Expenditures .......                $   443,833     $ 6,933
      Valdosta Holdback(1)........                $17,727,044     $     0
      TI/LC ......................                $   741,365     $20,579
      -------------------------------------------------------------------

PERMITTED MEZZANINE DEBT. The direct or indirect parents of the
Valdosta-Colonial Mall Borrower are permitted to incur mezzanine debt secured by their ownership interests in the Valdosta-Colonial Mall Borrower provided that certain conditions are met including, (i) that the mezzanine loan will have a maturity date that is co-terminous or later than the maturity date of the
Valdosta-Colonial Mall Loan, (ii) that the aggregate debt service coverage ratio for the trailing 12 month period (including the Valdosta-Colonial Mall Loan and the mezzanine loan, assuming the mezzanine loan had been advanced at the beginning of such period) is at least 1.20:1.0 and the projected aggregate debt service coverage ratio (including the mezzanine loan and assuming it is fully advanced) for the next 12 months is at least 1.20:1.0, (iii) that the aggregate amounts of the Valdosta-Colonial Mall Loan and the mezzanine debt as of the effective date of the mezzanine debt do not exceed 85% of the aggregate fair market value of the Valdosta-Colonial Mall Property, and (iv) a rating agency confirmation letter is obtained from each of the rating agencies rating the
Certificates.

RELEASE OF UNIMPROVED PARCEL. Pursuant to the terms of the Valdosta-Colonial
Mall Loan documents, an unimproved portion of the Valdosta-Colonial Mall
Property was released from the lien of the Mortgage on May 6, 2006.

___________________________
(1)   $16,782,044 of the Valdosta Holdback was reserved at closing in connection with construction costs related to the power center. $945,0000 of the
      Valdosta Holdback was reserved at closing in connection with tenants not in occupancy. As of the cut-off date, $12,530,245, in the aggregate, has been released to the Valdosta-Colonial Borrower.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       50

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       51

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

EXEL LOGISTICS

                        [PHOTO OF EXEL LOGISTICS OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                               Baytown, TX
Property Type                                                        Industrial
Size (Square Feet)                                                    1,216,499
Percentage Occupancy as of May 10, 2006                                 100.00%
Year Built                                                                 1991
Year Renovated                                                             2005
Loan Purpose                                                        Acquisition
Appraised Value                                                     $48,500,000
# of Tenants                                                                  1
Average Rent Per Square Foot                                              $2.96
Underwritten Occupancy                                                   98.00%
Underwritten Revenues                                                $4,662,140
Underwritten Total Expenses                                          $1,246,893
Underwritten Net Operating Income (NOI)                              $3,415,247
Underwritten Net Cash Flow (NCF)                                     $3,301,652
--------------------------------------------------------------------------------

                        [PHOTO OF EXEL LOGISTICS OMITTED]

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    1
Origination Date                                                   May 15, 2006
Cut-off Date Principal Balance                                      $37,027,252
Cut-off Date Loan Balance Per Square Foot                                   $30
Percentage of Initial Mortgage Pool Balance                               1.53%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           6.2750%
Amortization Type                                                       Balloon
IO Period (Months)                                                            0
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Original Call Protection                                    LO(27),Def(89),O(4)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                   76.34%
LTV Ratio at Maturity or ARD                                             65.44%
Underwritten DSCR on NOI                                                  1.24x
Underwritten DSCR on NCF                                                  1.20x
-------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       52

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       53

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Exel Logistics Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a Class B bulk warehouse facility (the "Exel Logistics Property") located in Baytown, Texas. The Exel
Logistics Loan represents approximately 1.53% of the initial mortgage pool balance and approximately 1.78% of the initial loan group 1 balance.

The Exel Logistics Loan was originated on May 15, 2006, and has a principal balance as of the cut-off date of $37,027,252. The Exel Logistics Loan has a remaining term of 117 months and a scheduled maturity date of June 8, 2016. The
Exel Logistics Loan permits defeasance of the entire loan with United States
Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Exel Logistics Loan is permitted on or after March 8, 2016 without penalty.

THE PROPERTY. The Exel Logistics Loan is secured by a fee interest in a
1,216,499 square foot single-tenant, Class B bulk warehouse facility on 68.05 acres in the Cedar Crossing Business Park, located in Baytown, Texas. The Exel
Logistics Property consists of four separate buildings with the characteristics described in the chart below. The buildings were constructed in phases starting in the early 1990s with the newest expansion completed in 2005 (a portion of buildings 5 and 6). The buildings are a combination of insulated metal and tilt up concrete construction with metal roofs. The Exel Logistics Property has approximately 1% of office space in each building. All buildings contain sprinklers, front loading docks and direct access to rail service.

      -------------------------------------------------------------------
                                                          CEILING HEIGHTS
        BUILDING        APPROXIMATE SF     YEAR BUILT         (FEET)
      -------------------------------------------------------------------
      1-3 .........        305,896            1991              24
      4 ...........        310,000            1995              28
      5 ...........        212,000            1999              28
      6 ...........        392,000            2002              28
      -------------------------------------------------------------------

The Exel Logistics Property is 100% leased to Exel Inc. ("Exel"), an integrated logistics company that packages, warehouses and distributes petrochemical resin
(a raw material used in the production of plastic) domestically and internationally. According to Exel's website, Exel has approximately 111,000 employees, in 2000 operating locations and facilities in over 135 countries. The
Exel Logistics Property is in close proximity to petrochemical manufacturing and petroleum refining facilities including Exxon, Chevron and First Chemical, all located within a 10-mile radius of the Exel Logistics Property.

The Exel Logistics Property is located at 4000 Cedar Boulevard, Baytown, Texas, in Southeast Houston, in the Cedar Crossing Business Park. The Exel Logistics
Property affords direct access to operating rail tracks and to 2 barge terminals for direct access to the Port of Houston, one of the largest domestic and international distribution ports. It is also located near major thoroughfares, such as Beltway 8, IH-45, SH-225 and 380/Loop 380, air transportation (a
60-minute drive from the George Bush International Airport), shipping gateways via the Port of Houston and Houston Ship Channel and a 45-minute drive from the
Houston central business district.

The following tables present certain information regarding the Exel Logistics
Loan Property.

--------------------------------------------------------------------------------------------------------------
                                            TENANT INFORMATION(1)
                                            ---------------------
                                                   FITCH/         SQUARE        %         BASE        LEASE
TENANT NAME                  PARENT COMPANY     MOODY'S/S&P(2)     FEET       OF GLA    RENT PSF    EXPIRATION
--------------------------------------------------------------------------------------------------------------

Exel Logistics .........    Deutsche Post AG       A+/A2/A       1,216,499    100.0%     $2.96      5/19/2016
--------------------------------------------------------------------------------------------------------------

(1)   Based on information obtained from the Excel Logistics Borrower's rent roll dated May 10, 2006.

(2)   Credit ratings are of the parent company whether the parent guarantees the lease or not.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       54

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COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

THE MARKET(1). Population growth and employment rates in Houston have experienced a positive trend in recent years. Specifically, the Houston population has increased 9.8% from 2000 to 2005; a 1.5% increase from 2004 to
2005; and a 2.4% increase from 2005 to 2006. The Houston unemployment rate has decreased from 6.3% in 2004 to 5.6% in 2005; and held steady in 2006. Total employment has also increased by 0.7% in 2004; 2.6% in 2005 and 3.6% in 2006.
Within a 5-mile radius of the Exel Logistics Property there has been a 4.33%
population growth from 1990 - 2000; 1.61% population growth from 2000 - 2003;
and 2.35% population growth is expected from 2003-2008. In 2005, the population within a 5-mile radius was 54,824.

As of the first quarter of 2006, the Baytown area industrial market's average occupancy is 93.5%. In addition, as of the first quarter of 2006, the Southeast
Houston industrial submarket's average occupancy is 95.1% and rents range from
$3.00 to $5.40 per square foot. Industrial properties have been positively absorbed in the submarket for the past 4 years: 508,208 square feet in 2002;
95,253 square feet in 2003; 2,209,664 square feet in 2004; and 922,672 square feet in 2005. The submarket's vacancy has also remained in the 2-7% range for the past 8 years. Big box stores such as Home Depot and Wal-Mart have also entered the submarket in recent years.

The Exel Logistics Property is in close proximity to the Port of Houston
(approximately 25 miles long), which port is ranked first in US foreign waterborne commerce and second in total tonnage. The Port of Houston Authority's
("PHA") expansion plan includes construction of Bayport, an estimated $1.2 billion project anticipated to create 12,000 jobs within the first 10 years.

THE BORROWER. The borrower, Baytown Long Ball, L.P. (the "Exel Logistics
Borrower") is a single purpose entity that is a Texas limited partnership. The general partner of the Exel Logistics Borrower is GP Baytown Long Ball, Inc.
with a 0.10% ownership interest. The limited partners of the Exel Logistics
Borrower consist of over 30 individuals/entities each owning less than a 20%
ownership interest. The managing members of the general partner corporation are
George and Kathryn Hicker, with 40% ownership interest, Carl M. Buck, Jr.,
Trustee of the Carl M. Buck Building Co. Profit Sharing Plan & Trust with a 40%
ownership interest and Marty Jones with a 20% ownership interest. The non-recourse carve out guarantor is George Hicker. George Hicker has equity interests in 8 commercial properties and 34 years of real estate experience.

PROPERTY MANAGEMENT. The property manager for the Exel Logistics Property is
Longo Real Estate Services, Inc. doing business as Cardinal Industrial an affiliate of the Exel Logistics Borrower.

LOCKBOX. The Exel Logistics Loan is structured with a hard lockbox (in place at closing) and springing cash management. The Exel Logistics Loan documents require the Exel Logistics Borrower to direct the tenant to pay its rent directly to the lockbox account. Prior to a Cash Sweep Event, all rents are required to be swept to an account controlled by the Exel Logistics Borrower.
Following the occurrence and continuance of an event of default or a Cash Sweep
Event, all rents are required to be swept into an account controlled by the lender.

A "Cash Sweep Event" will occur upon the occurrence of any of the following: (i)
the date that is twelve months prior to the expiration of the initial term of the Exel lease, (ii) if Exel or its parent company declares, files, or acquiesces to the filing of, bankruptcy, (iii) if Exel physically vacates the
Exel Logistics Property, (iv) if Exel (A) is unable to issue financial statements, and/or (B) fails to maintain a minimum net worth of $30,000,000.00, as determined by the lender, (v) if the parent of Exel fails to maintain an S&P rating of "BBB-" or above or an equivalent investment grade rating by Fitch, or
(vi) if the debt service coverage ratio for the Exel Logistics Property is less than 1.10:1.00.

A Cash Sweep Event will terminate ("Cash Sweep Termination Event") if there is no event of default under the Exel Logistics loan documents, if certain other conditions are satisfied, and if the Cash Sweep Event was caused solely by the occurrence of: (A) clause (i) in the definition of "Cash Sweep Event," the Exel lease has been renewed or relet to a new tenant on terms and conditions acceptable to lender, and in either case the tenant has been in possession, open for business, and paying full rent under such lease for at least one month, (B)
clause (ii) in the definition of "Cash Sweep Event," the bankruptcy filing is discharged, stayed or dismissed within ninety days of such filing, provided that such filing of an involuntary petition against Exel or its parent company (after dismissal or discharge) does not materially increase the monetary obligations of
Exel or its parent company, (C) clause (iii) in the definition of "Cash Sweep
Event," Exel has reoccupied the space leased pursuant to its lease or such space has been leased to a new tenant and on terms and conditions acceptable to lender, and in either case the tenant has been in possession, open for business, and paying full rent under such lease for at least one month, (D) clause (iv) in the definition of "Cash Sweep Event," (1) Exel is again able to issue financial statements and satisfy the minimum net worth requirement, as determined by lender and has continued to do so for a period of two quarters, or (2) the Exel lease has been renewed on terms and conditions acceptable to lender, or such space has been leased to a new tenant and on terms and conditions acceptable to
Lender, and in either case the tenant has been in possession, open for business, and paying full rent under such Lease for at least one month, (E) clause (v) in the definition of "Cash Sweep Event," the parent of Exel has an S&P rating of
"BBB-" or above or an equivalent investment grade rating by Fitch; or (F) clause
(vi) in the definition of "Cash Sweep Event," the debt service coverage ratio has been at least 1.20:1.00 for at least two consecutive calendar quarters.

__________________________
(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       55

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Exel Logistics Loan.

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES

TYPE:                          INITIAL                   MONTHLY
--------------------------------------------------------------------------------
Taxes ......................    $ 0.00           1/12 of annual taxes(1)
Insurance ..................    $ 0.00     1/12 of annual insurance premiums(1)
--------------------------------------------------------------------------------

__________________________
(1)   The Exel Logistics Loan documents provide that such monthly reserves are required only if an event of default under the Exel Logistics Loan documents exists or the Exel Logistics Borrower has failed to deliver evidence, reasonably acceptable to lender, that the tenant has paid all such amounts.

CASHFLOW SWEEP. Commencing on the occurrence of a Cash Sweep Event (as defined above) any funds remaining in the cash collateral account after the funding of debt service, reserves, operating expenses and extra-ordinary expenses will be swept into the excess cash collateral account and held as additional collateral for the Exel Logistics Loan until the occurrence of a Cash Sweep Termination
Event (as defined above).

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       56

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       57

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

LUFKIN MALL

                         [PHOTO OF LUFKIN MALL OMITTED]

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                                Lufkin, TX
Property Type                                                            Retail
Size (Square Feet)                                                      343,069
Percentage Occupancy as of June 30, 2006                                 93.63%
Year Built                                                                 1980
Year Renovated                                                             2005
Loan Purpose                                                        Acquisition
Appraised Value                                                     $40,500,000
# of Tenants                                                                 73
Average Rent Per Square Foot                                             $11.29
Underwritten Occupancy                                                   93.30%
Underwritten Revenues                                                $5,729,320
Underwritten Total Expenses                                          $2,544,887
Underwritten Net Operating Income (NOI)                              $3,184,433
Underwritten Net Cash Flow (NCF)                                     $2,884,903
-------------------------------------------------------------------------------

                         [PHOTO OF LUFKIN MALL OMITTED]

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
Mortgage Loan Seller                                                        CRF
Loan Group                                                                    1
Origination Date                                               February 7, 2006
Cut-off Date Principal Balance                                      $30,000,000
Cut-off Date Loan Balance Per Square Foot                                   $87
Percentage of Initial Mortgage Pool Balance                               1.24%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.8700%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           24
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Original Call Protection                                  LO(31), Def(85), O(4)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                   74.07%
LTV Ratio at Maturity or ARD                                             65.45%
Underwritten DSCR on NOI(1)                                               1.50x
Underwritten DSCR on NCF(2)                                               1.36x
-------------------------------------------------------------------------------

__________________________
(1)   The Underwritten DSCR on NOI during the interest only period is 1.78x.

(2)   The Underwritten DSCR on NCF during the interest only period is 1.62x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       58

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       59

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Lufkin Mall Loan") is evidenced by a single promissory note secured by a first mortgage encumbering a 343,069 square foot single-story, Class-B, enclosed regional mall (the "Lufkin Mall Property")
located in Lufkin, Texas. The Lufkin Mall Loan represents approximately 1.24% of the initial mortgage pool balance and approximately 1.44% of the initial loan group 1 balance.

The Lufkin Mall Loan was originated on February 7, 2006, and has a principal balance as of the cut-off date of $30,000,000. The Lufkin Mall Loan has a remaining term of 113 months and a scheduled maturity date of February 8, 2016.
The Lufkin Mall Loan permits defeasance of the entire loan with United States
Treasury obligations or other non-callable government securities beginning two years after the creation of the securitization trust. Voluntary prepayment of the Lufkin Mall Loan is permitted on or after November 8, 2015 without penalty.

THE PROPERTY. The Lufkin Mall Loan is secured by a fee interest in a 343,069
(excluding the non owned space) square feet single-story, Class-B, enclosed regional shopping center located in Lufkin, Texas. The Lufkin Mall Property is anchored by Sears, JC Penney, Bealls and Carmike Cinema, with in-line tenants that include, Gap, Victoria's Secret, American Eagle, Bath & Body Works, The
Body Shop, Aeropostale, and Footlocker. A portion of the mall is not part of the collateral including two out-parcels, an IHOP and a Red Lobster. The Lufkin Mall
Property is the largest shopping mall within an 86-mile radius.

The Lufkin Mall Property was constructed in 1980 and renovated four times: in
1999, 2001, 2002 and 2004/2005. The Lufkin Mall Property has undergone significant renovations to its interior and exterior, in recent years, including the installation of new monument signage, upgrades to entrance signs, renovations of the northeast and southeast mall entrances, parking lot repairs, new common area seating for food court tenants, a new customer service center and soft play area for children and replacement of the entire roof over the common area of the mall. The Carmike Theaters, one the anchor tenants, was recently renovated and expanded to add stadium seating and five new screens (the theater now has 9 screens) for an estimated cost, according to the Lufkin Mall
Borrower, of approximately $2,300,0000.

The Lufkin Mall Property sits on a 33.65-acre parcel at the intersection of
South Medford Drive (State Loop 287) and South First Street (U.S. 59) -- two of
the region's major thoroughfares, in Lufkin, Angelina County, Texas.

The following tables present certain information regarding the Lufkin Mall Loan
Property.

---------------------------------------------------------------------------------------------------------------------
                                                TENANT INFORMATION(1)

                                         PARENT                FITCH/       SQUARE     % OF    BASE RENT     LEASE
         TENANT NAME                    COMPANY            MOODY'S/S&P(2)    FEET      GLA        PSF      EXPIRATION
---------------------------------------------------------------------------------------------------------------------

Sears Roebuck & Co. .........     Sears Holding Corp.        BB/Ba1/BB+     64,772    18.88%    $ 2.53    2/1/2030(3)
J C Penney ..................   J.C. Penney Company Inc.   BBB-/Baa3/BBB-   51,324    14.96       2.85     2/28/2010
Bealls ......................            NAPNR                   NR         30,650     8.93       9.00    12/31/2015
Carmike Cinemas Inc. ........             NAP                 NR/B2/B-      29,305     8.54      16.21     6/30/2019
Nickels and Dimes, Inc. .....             NAP                    NR         15,799     4.61       5.10    12/31/2007
---------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE ......                                               191,850   55.92%    $ 5.95
---------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------------
                                                 LEASE EXPIRATION SCHEDULE(1),(4)

                  NUMBER      SQUARE                              % OF      CUMULATIVE    CUMULATIVE   CUMULATIVE     CUMULATIVE
                 OF LEASES     FEET     % OF GLA    BASE RENT   BASE RENT   SQUARE FEET    % OF GLA    BASE RENT    % OF BASE RENT
      YEAR       EXPIRING    EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING       EXPIRING
----------------------------------------------------------------------------------------------------------------------------------

Vacant .......      NAP       21,845      6.37%    $        0      0.00%       21,845         6.37%    $       0         0.00%
MTM ..........       13        7,339      2.14        173,548      5.16        29,184         8.51       173,548         5.16
2006 .........        9        8,737      2.55        195,308      5.81        37,921        11.05       368,856        10.97
2007 .........       15       40,762     11.88        505,555     15.04        78,683        22.94       874,411        26.01
2008 .........        5       11,655      3.40        211,893      6.30        90,338        26.33     1,086,304        32.31
2009 .........        4       10,977      3.20        150,020      4.46       101,315        29.53     1,236,324        36.78
2010 .........        8       71,878     20.95        477,348     14.20       173,193        50.48     1,713,672        50.98
2011 .........        6       16,253      4.74        279,008      8.30       189,446        55.22     1,992,680        59.28
2012 .........        1        1,149      0.33         28,725      0.85       190,595        55.56     2,021,405        60.13
2013 .........        2        7,300      2.13         61,250      1.82       197,895        57.68     2,082,655        61.95
2014 .........        3       12,689      3.70        162,796      4.84       210,584        61.38     2,245,451        66.80
2015 .........        4       36,875     10.75        451,226     13.42       247,459        72.13     2,696,677        80.22
Thereafter ...        3       95,610     27.87        664,935     19.78       343,069       100.00     3,361,612       100.00
----------------------------------------------------------------------------------------------------------------------------------
TOTALS .......       73      343,069    100.00%    $3,361,612    100.00%
----------------------------------------------------------------------------------------------------------------------------------

(1)   Based on information obtained from the Lufkin Mall Borrower's rent roll dated June 30, 2006.

(2)   Credit Ratings are of the parent company, if applicable, whether or not the parent guarantees the lease.

(3)   Sears may terminate its lease at any time with two years notice. Sears has not provided a termination notice.

(4)   The numbers in the Lease Expiration Schedule are based on the assumption that no tenant exercises an early termination option.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       60

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

THE MARKET.(1) The Lufkin Mall Property is located in Angelina County at the intersection of U.S. highways 59 and 69, in the heart of Piney Woods of East
Texas. Lufkin is the largest city in the Northeastern Texas area that lies between Houston (approximately 120 miles southwest), Dallas (160 miles northwest) and Shreveport, Louisiana (93 miles northeast). The city serves as the commercial and economic hub of a growing 12 country regional trade area.

The Lufkin Mall Property is the largest retail destination within the surrounding 12-county primary trade area and a nine county secondary trade area, which together comprise the mall's Effective Trade Area. The mall is one of just two enclosed malls within the primary trade area (an area of more than 9,900 square miles). In addition, Stephen F. Austin State University is located within the primary trade area in neighboring Nacogdoches, approximately 20 miles north of the Lufkin Mall. In 2003, nearly 11,500 full and part time students were enrolled at the university, with an additional 1,000 faculty and staff members.
Lufkin Mall benefits from its close proximity to the university (via US Highway
59), as students and faculty from the university add to the region's daily population.

According to the appraisal, the primary trade area has approximately 367,077 people and the overall market occupancy rate for retail properties is 95%, with occupancies ranging from 85%-100%. According to the appraisal, retail rents at regional malls in Texas range anywhere from $20.75 to $130.52 per square foot
(triple net) for small space, while larger spaces rent in the $21.00 to $40.00 per square foot range, also on a net basis. Anchor leases were in the $2.00 per square foot range on a net basis.

THE BORROWER. The borrower, Lufkin GKD Partners, LP (the "Lufkin Mall Borrower")
is a single purpose entity that is a Texas Limited Partnership. The general partner of the Lufkin Mall Borrower is Lufkin GKD Management, LLC., with a 1.0%
ownership interest. The limited partner of the Lufkin Mall Borrower is Invest
Linc/GK Properties Fund II, LLC, with a 99.0% ownership interest. The sole member of the general partner and also the non-recourse carveout guarantor is
Invest Linc/GK Properties Fund II, LLC.

PROPERTY MANAGEMENT. The property manager for the Lufkin Mall Property is GK
Development, Inc., an affiliate of the Lufkin Mall Borrower.

Garo Kholamian is the founder and President of GK Development, Inc., a real estate development and acquisition company specializing in retail and commercial properties. The company was formed in 1995 and is currently engaged in various projects in the Chicago area. Since the company's formation in 1995, the company acquired and redeveloped approximately 1.8 million square feet. Over the past 3 years, the company has acquired 7 regional shopping malls for a total of over
2.8 million square feet and a reported value of $246,300,000. The company's current portfolio under management contains 19 properties totaling 4million square feet.

LOCKBOX. The Lufkin Mall Loan documents are structured with a hard lockbox and cash management in place at closing. The loan documents require the Lufkin Mall
Borrower to direct the tenants to pay rent directly to the lockbox account.
Funds will be transferred daily into the cash collateral account, from which the lender will pay taxes and insurance, debt service, capital expenditures, and rollover reserves.

ESCROWS/RESERVES. The following escrow/reserve accounts have been established with respect to the Lufkin Mall Loan.

      --------------------------------------------------------------------
                                ESCROWS/RESERVES

      TYPE:                                 INITIAL             MONTHLY
      --------------------------------------------------------------------
      Taxes .............                   $44,505             $22,253
      Insurance .........                   $59,293              $5,390
      TI/LC .............                     $0              Springing(2)
      --------------------------------------------------------------------

SEARS EXPANSION RIGHT AND PERMITTED MEZZANINE DEBT. Pursuant to the Sears lease,
Sears has a one-time option to expand its space by 17,000 square feet through
May 31, 2007. In the event that Sears exercises its right to require expansion of its premises, then the direct or indirect parents of the Lufkin Mall Borrower are permitted to incur mezzanine debt secured by their ownership interests in the Lufkin Mall Borrower provided that certain conditions, are met including:
(i) the amount of the debt does not exceed $1,500,000, (ii) the aggregate debt service coverage ratio (including the Lufkin Mall Loan and the mezzanine loan)
is at least 1.10:1.0 and the stressed aggregate debt service coverage ratio
(using a debt service constant of 9.25%) is at least 0.85:1.0, (iii) the aggregate amounts of the Lufkin Mall Loan and the mezzanine debt immediately after the effective date of the mezzanine debt do not exceed 85% of the aggregate fair market value of the Lufkin Mall Property, and (iv) the proceeds of the mezzanine loan will be used to finance the Lufkin Mall Borrower's obligations to improve the Lufkin Mall Property in connection with the expansion of the premises under the Sears lease.

__________________________
(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2)   The loan documents provide that a reserve amount of $0.55 per square foot will be collected in the event that the in-line leasing falls below 80% or if any of the anchor tenants (other than Sears) gives notice of non-renewal, vacates or goes dark. If at any time during the loan term
      Sears gives notice to terminate its lease, an additional $20,000 per month will be collected for the 24-month notice period that Sears is required to give.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       61

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

COOL SPRINGS COMMONS

                     [PHOTO OF COOL SPRINGS COMMONS OMITTED]

-------------------------------------------------------------------------------
                              PROPERTY INFORMATION
-------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           1
Location (City/State)                                             Brentwood, TN
Property Type                                                            Office
Size (Square Feet)                                                      301,697
Percentage Physical Occupancy as of April 1, 2006                        96.79%
Year Built                                                            1983/1990
Year Renovated                                                        2004/2005
Loan Purpose                                                        Acquisition
Appraisal Value                                                     $40,575,000
# of Tenant Leases                                                           16
Average Rent Per Square Foot                                             $15.95
Underwritten Economic Occupancy                                          95.00%
Underwritten Revenues                                                $4,631,722
Underwritten Total Expenses                                          $1,701,975
Underwritten Net Operating Income (NOI)                              $2,929,747
Underwritten Net Cash Flow (NCF)                                     $2,574,736
-------------------------------------------------------------------------------

                     [PHOTO OF COOL SPRINGS COMMONS OMITTED]

-------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------------------
Mortgage Loan Seller                                                        PNC
Loan Group                                                                    1
Origination Date                                                 April 28, 2006
Cut-off Date Principal Balance                                      $29,975,000
Cut-off Date Loan Balance Per Square Foot                                   $99
Percentage of Initial Mortgage Pool Balance                               1.24%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.8800%
Amortization Type                                                    IO-Balloon
IO Period (Months)                                                           36
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                                         360
Original Call Portection                                  LO(36), Def(81), O(3)
Lockbox                                         Soft at closing, Springing Hard
Cut-off Date LTV Ratio                                                   73.88%
LTV Ratio at Maturity or ARD                                             66.61%
Underwritten DSCR on NOI(1)                                               1.38x
Underwritten DSCR on NCF(2)                                               1.21x
-------------------------------------------------------------------------------

(1)   The Underwritten DSCR on NOI during the interest only period is 1.64x.

(2)   The Underwritten DSCR on NCF during the interest only period is 1.44x.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       62

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       63

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "Cool Springs Common Loan") represents acquisition financing for two, two and three-story Class A multi-tenant office buildings totaling 301,697 square feet in Brentwood, Tennessee. The mortgage loan is structured with a ten year term and a 30-year amortization. The Borrower received a 36 month interest only period. The Cool Springs Commons loan represents approximately 1.24% of the initial mortgage pool balance and approximately 1.44% of the initial loan group 1 balance.

THE PROPERTY. The property is located at 7100 Commerce Way in Brentwood,
Williamson County, Tennessee (the "Cool Springs Commons Property"). Brentwood is
located approximately 10 miles south of the Nashville CBD and the property is located in an office market commonly referred to as Cool Springs. Neighborhood development is centered around the Cool Springs Galleria, a 1.1 million square foot, quad anchored mall, one mile south of this property. These buildings were completed in two phases (1983 and 1990) and are the former corporate headquarters for Service Merchandise. The property recently received a complete renovation into its current multi-tenant office configuration at considerable cost.

The two-story building is 107,705 square feet and the three-story building is
193,992 square feet. The buildings are connected by a recently upgraded lobby and two-story atrium. A spiral staircase and five passenger elevators lead to the upper floor tenant spaces. The two-story building is fully occupied by
Community Health Systems, an operator of acute care hospitals. The three-story building is a multi-tenanted with the largest tenant, Ardent Health Services, occupying 11.3% of the space. Ardent Health Services is a health care provider in communities throughout the United States.

The following table presents certain information relating to the major tenants at the Cool Springs Commons Property:

----------------------------------------------------------------------------------------------------------------------------------
                                                        TENANT INFORMATION
                                                        ------------------
                                                                         CREDIT RATINGS      SQUARE     %       BASE      LEASE
TENANT NAME                               PARENT COMPANY             (FITCH/MOODY'S/S&P)(1)   FEET    OF GLA  RENT PSF  EXPIRATION
----------------------------------------------------------------------------------------------------------------------------------

Community Health Systems .....                                             NR/NR/BB-         107,705   35.7%   $15.88   1/31/2016
Ardent Health Services .......                                                 NR             34,183   11.3     16.47   6/30/2014
Nationwide Mutual Insurance ..  Nationwide Financial Services, Inc.         A-/A3/A-          24,114    8.0%   $18.00  11/30/2011
----------------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE .......                                                               166,002   55.0%   $16.31
----------------------------------------------------------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the Cool Springs Commons Property:

---------------------------------------------------------------------------------------------------------------------------------
                                                   LEASE ROLLOVER SCHEDULE(2)
                                                   -------------------------

                  NUMBER      SQUARE      % OF                  % OF BASE   CUMULATIVE    CUMULATIVE   CUMULATIVE   CUMULATIVE %
                 OF LEASES     FEET       GLA      BASE RENT      RENT      SQUARE FEET    % OF GLA    BASE RENT    OF BASE RENT
YEAR             EXPIRING    EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING     EXPIRING      EXPIRING
---------------------------------------------------------------------------------------------------------------------------------

Vacant .......      NAP        9,698      3.21%    $     0.00      0.00%        9,698         3.21%    $    0.00          0.0%
MTM ..........      NAP            0      0.00           0.00      0.00         9,698         3.21          0.00          0.0
2006 .........       0             0      0.00           0.00      0.00         9,698         3.21          0.00          0.0
2007 .........       5         5,490      1.82         50,565      1.09        15,188         5.03        50,565         1.09
2008 .........       0             0      0.00           0.00      0.00        15,188         5.03        50,565         1.09
2009 .........       1         1,163      0.39         21,108      0.45        16,351         5.42        71,673         1.54
2010 .........       6        64,141     21.26        854,589     18.35        80,492        26.68       926,263        19.89
2011 .........       4        57,624     19.10        992,150     21.31       138,116        45.78     1,918,413        41.20
2012 .........       1         9,241      3.06        159,407      3.42       147,357        48.84     2,077,820        44.62
2013 .........       0             0      0.00           0.00      0.00       147,357        48.84     2,077,820        44.62
2014 .........       2        34,183     11.33        559,412     12.01       181,540        60.17     2,637,232        56.64
2015 .........       1        12,452      4.13        309,000      6.64       193,992        64.30     2,946,232        63.28
2016 .........       2       107,705     35.70      1,709,985     36.72       301,697       100.00     4,696,217       100.00
Thereafter ...       0             0      0.00           0.00      0.00       301,697       100.00                     100.00
---------------------------------------------------------------------------------------------------------------------------------
TOTAL ........      22       301,697    100.00%    $4,656,217    100.00%
---------------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

(2)   Based on information provided from the Borrower's rent roll dated 4/1/06.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       64

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

THE MARKET.(1) The Cool Springs Commons Property is located in the City of
Brentwood, 13 miles south of Nashville's CBD, in an office market referred to as
Cool Springs. Cool Springs is an affluent Nashville suburb and the property has good demographics with average household incomes above $85,000 within a 5-mile ring. According to CoStar's 2005 Year End Report, the Cool Springs office market comprises four million square feet in 184 properties with an overall occupancy of 97.1%. The report further segments by class type and the 2.2 million square feet of Class A space had a year-end occupancy of 96.9%. Market rent for these buildings is concluded to be $16.90 per square foot.

THE BORROWER. The Borrower is a series of co-makers organized as tenants in common and sponsored by Michael and Randy McQuay through Principal Equity
Management, LP. Principle Equity is the designated manager and has signed the non-recourse carveouts. Principle Equity is owned by Michael and Randy McQuay.
The sponsors have more than 25 years of combined commercial real estate experience. They formed Principle Equity in 1997 and have acquired and managed a portfolio of 15 office properties totaling more than 1.4 million square feet,
1,120 multifamily units, and 175,000 square feet of retail.

PROPERTY MANAGEMENT. The property manager for the Cool Springs Commons Property is the Nashville office of Colliers Turley Martin Tucker ("CTMT"). CTMT manages a portfolio in excess of 82 million square feet throughout the United States.
CTMT's management agreement provides for a fee equal to 2% of the gross rental collections for the Cool Springs Commons Property. Colliers employs 80 real estate professionals in the Nashville market to manage a portfolio of 14.2 million square feet of office space in 81 buildings and lease 12.6 million square feet in 131 buildings.

LOCKBOX. The Cool Springs Commons Loan has a soft lockbox that springs in the event of a default. Following an event of default under the loan documents, all tenants shall pay all rents directly to the lockbox.

ESCROWS. The Cool Springs Commons Loan provides for the following escrow/reserve accounts:

      ------------------------------------------------------------------
                               ESCROWS/RESERVES
                               ----------------
      TYPE:                                       INITIAL       MONTHLY
      ------------------------------------------------------------------
      Taxes ........................           $  144,333      $36.083
      Insurance ....................               10,963        3,654
      Immediate Repairs ............              165,345            0
      Capital Expenditures .........                    0        5,026
      Rollover Reserve .............           $1,500,000(2)    12,500(3)
      Rent Credit ..................           $   24,706(4)   $     0
      ------------------------------------------------------------------

__________________________
(1)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

(2)   On June 8, 2006, Borrower deposited $1,150,000.00 in the Rollover Reserve.

(3)   Borrower shall commence monthly payments into the Rollover Reserve on the
      37th monthly payment date. In the event amounts in the Rollover Reserve exceed $1,150,000.00 Borrower shall cease monthly payments into the
      Rollover Reserve. In the event amounts in the Rollover Reserve fall below
      $1,150,000.00 Borrower shall commence monthly payments in the Rollover
      Reserve until such time as the funds in the Rollover Reserve equal or exceed $1,150,000.00.

(4)   At closing, Borrower deposited $196,372 into a Rent Credit escrow, which shall be fully distributed to Borrower as of November 2006. The balance as of September 6, 2006 is $24,706.05

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       65

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

SOUTH STATE STREET

                      [PHOTO OF SOUTH STATE STREET OMITTED]

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
Number of Mortgaged Real Properties                                           2
Location (City/State)                                               Chicago, IL
Property Type                                                            Retail
Size (Square Feet)                                                      107,543
Percentage Physical Occupancy as of July 31, 2006                       100.00%
Year Built                                                          1912 / 1925
Year Renovated                                                      2002 / 2004
Loan Purpose                                                          Refinance
Appraisal Value                                                     $42,300,000
# of Tenant Leases                                                            4
Average Rent Per Square Foot                                             $22.11
Underwritten Economic Occupancy                                          98.00%
Underwritten Revenues                                                $2,762,395
Underwritten Total Expenses                                            $411,383
Underwritten Net Operating Income (NOI)                              $2,351,012
Underwritten Net Cash Flow (NCF)                                     $2,313,738
--------------------------------------------------------------------------------

                      [PHOTO OF SOUTH STATE STREET OMITTED]

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
Mortgage Loan Seller                                                       MLML
Loan Group                                                                    1
Origination Date                                                August 24, 2006
Cut-off Date Principal Balance                                      $29,590,000
Cut-off Date Loan Balance Per Square Foot                                  $275
Percentage of Initial Mortgage Pool Balance                               1.22%
Number of Mortgage Loans                                                      1
Type of Security (Fee/Leasehold)                                            Fee
Mortgage Rate                                                           5.9790%
Amortization Type                                                 Interest Only
IO Period (Months)                                                          120
Original Term to Maturity/ARD (Months)                                      120
Original Amortization Term (Months)                               Interest Only
Call Protection                                            LO(24), Def(92),O(4)
Lockbox                                                                    Hard
Cut-off Date LTV Ratio                                                   70.00%
LTV Ratio at Maturity or ARD                                             70.00%
Underwritten DSCR on NOI                                                  1.31x
Underwritten DSCR on NCF                                                  1.29x
--------------------------------------------------------------------------------

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       66

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                                  [MAP OMITTED]

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       67

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

THE LOAN. The mortgage loan (the "South State Street Loan") is evidenced by a single promissory note and is secured by a first priority fee mortgage, encumbering the 107,543 square foot retail shopping center known as South State
Street, located in Chicago, Illinois (the "South State Street Properties").

The South State Street Loan has a principal balance of $29,590,000 as of the cut-off date and represents 1.22% of the initial mortgage pool balance and 1.42%
of the initial loan group 1 balance. The South State Street Loan was originated on August 24, 2006 and has a remaining term of 120 months to its maturity date on September 1, 2016. The South State Street Loan may be voluntarily prepaid, in whole but not in part on or after June 1, 2016 without a prepayment premium and permits defeasance with United States government obligations beginning 2 years after the creation of the series 2006-3 securitization trust.

THE PROPERTY. The South State Street Properties are comprised of two properties,
26-34 South State Street and 36 South State Street, and consists of a 107,543 square foot retail shopping center located in Chicago, Illinois. The South State
Street Properties are located at the intersection of South State Street and West
Monroe Street in the downtown area of the city of Chicago.

The 26-34 South State Street property is comprised of 2 buildings totaling approximately 88,000 square feet. The 26 South State Street building is seven stories while the 34 South State Street building is eight stories. The 26-34
South State Street Property is 100% occupied by Forever 21. Forever 21 leases all 88,000 square feet but only occupies 33,136 square feet which makes up the basement, first and second floor of the property. The remaining floors are part of the Forever 21 lease but the space is currently vacant and not built out.

The 36 South State Street property is a 19,543 square foot retail property that occupies the first two floors of a 19 story retail/residential development. The property was constructed in 1912 and was gut renovated in 2004. The tenants include Zales Fine Jewelry (3,000 sf), T-Mobile (1,543 sf) and Dick Blicks
(15,000 sf). The 36 South State Street property is 100% occupied by three tenants.

The following table presents certain information relating to the major tenants at the South State Street Properties:

----------------------------------------------------------------------------------------------------------------------------
                                                     TENANT INFORMATION
                                                     ------------------
                                                             CREDIT RATINGS       SQUARE     % OF     BASE RENT     LEASE
TENANT NAME                           PARENT COMPANY     (FITCH/MOODY'S/S&P)(1)    FEET       GLA        PSF      EXPIRATION
----------------------------------------------------------------------------------------------------------------------------

Forever 21 .......................      Forever 21                 NR              88,000    81.83%   $ 15.63    12/15/2014
Dick Blick Retail, Inc. ..........   Dick Blick Retail             NR              15,000    13.95%     32.33    12/31/2022
Zale Delaware, Inc. ..............      Zales Inc.                 NR               3,000     2.79%    120.00     1/31/2016
T-Mobile .........................       T-Mobile             NR/Ba2/BBB+           1,543     1.43%    102.07     3/31/2016
----------------------------------------------------------------------------------------------------------------------------
TOTAL/WEIGHTED AVERAGE ...........                                                107,543   100.00%   $ 22.11
----------------------------------------------------------------------------------------------------------------------------

(1)   Ratings provided are for the entity identified in the "Parent Company"
      column whether or not the Parent Company guarantees the lease.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       68

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

The following table presents certain information relating to the lease rollover schedule at the South State Street Properties:

----------------------------------------------------------------------------------------------------------------------------
                                                    LEASE ROLLOVER SCHEDULE(1)
                                                    --------------------------

              NUMBER      SQUARE      % OF                  % OF BASE   CUMULATIVE    CUMULATIVE   CUMULATIVE   CUMULATIVE %
             OF LEASES     FEET       GLA      BASE RENT      RENT      SQUARE FEET    % OF GLA     BASE RENT   OF BASE RENT
YEAR         EXPIRING    EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING      EXPIRING      EXPIRING     EXPIRING
----------------------------------------------------------------------------------------------------------------------------

Vacant ...       0             0       0.0%    $        0         0%            0            0%    $       0            0%
MTM ......       0             0       0.0              0         0             0            0             0            0
2006 .....       0             0       0.0              0         0             0            0             0            0
2007 .....       0             0       0.0              0         0             0            0             0            0
2008 .....       0             0       0.0              0         0             0            0             0            0
2009 .....       0             0       0.0              0         0             0            0             0            0
2010 .....       0             0       0.0              0         0             0            0             0            0
2011 .....       0             0       0.0              0         0             0            0             0            0
2013 .....       0             0       0.0              0         0             0            0             0            0
2014 .....       1        88,000     81.83      1,375,000     57.85        88,000        81.83     1,375,000        57.85
2015 .....       0             0       0.0              0         0        88,000        81.83     1,375,000        57.85
2016 .....       3        19,543     18.17      1,002,500     42.17       107,543       100.00     2,377,000       100.00
----------------------------------------------------------------------------------------------------------------------------
TOTAL ....               107,543    100.00%    $2,377,000    100.00%
----------------------------------------------------------------------------------------------------------------------------

THE MARKET.(2) The South State Street Properties are made up of 2 properties known as 26-34 South State Street and 36 South State Street.

The 26-34 South State Street property is located on the west side of South State
Street, between West Madison Street and West Monroe Street to the north and south respectively, in the downtown area of the city of Chicago, Illinois. The street address is 26-34 South State Street, Chicago, Cook County, Illinois.
Based on the 33,136 square feet that Forever 21 occupies in the 26-34 South
State Street property, the rental rate per square foot is $41.50, below the appraisers concluded current market rents for the subject at $55.00 per square foot.

The 36 South State Street Property is located at the northwest corner of South
State Street and West Monroe Street within downtown Chicago, Illinois. The street address is 36 South State Street, Chicago, Cook County, Illinois.

Within a 5-mile radius of the South State Street Properties, there are 314,624 households as of 2005. In 2000, household counts were 308,242 up from 284,389 in
1990, representing a change of 8.39%. It is estimated that the number of households in this area will be 319,834 in 2010, representing a change of 1.66%
from 2005. In 2005, the average estimated household income within a one-mile radius of the subject is $103,647.

The vacancy rate for the City North Submarket, in Chicago, is 4.2% as of the 4th
quarter 2005 based on CBRE's MarketView Chicago Retail Report.

THE BORROWER. The borrowing entities are Thor Gallery at State Street, LLC., a
New York limited liability company, and Thor Gallery II at State Street, LLC, a
Delaware limited liability company. Thor Gallery at State Street, LLC. is the borrowing entity for the 26-34 South State Street Property. The managing member is Thor MM Gallery at State Street, LLC, a New York limited liability company that holds a 1.0% ownership interest in the borrowing entity. The Joseph J. Sitt
SBT Trust, holds a 99.0% ownership interest in the borrowing entity. The Joseph
J. Sitt SBT Trust and Mr. Joseph J. Sitt have a 99.0% and 1.0% interest in the managing member, respectively. Thor Gallery II at State Street, LLC. is the borrowing entity for the 36 South State Street Property. The managing member is
Thor MM Gallery II at State Street, LLC, a Delaware limited liability company that holds a 1.0% ownership interest in the borrowing entity. The Joseph J. Sitt
SBT Trust, holds a 99.0% ownership interest in the borrowing entity. The Joseph
J. Sitt SBT Trust and Mr. Joseph J. Sitt have a 99.0% and 1.0% interest in the managing member, respectively.

Joseph J. Sitt founded Thor Equities, a real estate acquisition and development company, in 1986. From its inception, Mr. Sitt has led Thor Equities through all aspects of the investment process, including sourcing and screening investment opportunities, as well as due diligence, structuring, and negotiating transactions. Thor Equities has acquired a retail, hotel, office, warehouse and residential portfolio totaling approximately 10 million square feet and valued at more than $2 billion. Thor Equities has purchased properties in New York
City, Chicago, Detroit, New Orleans, Atlanta, Philadelphia and Norfolk and
Virginia.

__________________________

(1)   Information obtained from Borrower's rent roll dated 3/31/2006 and
      7/31/2006.

(2)   Certain information in this section was obtained from a third party appraisal. The appraisal relies on many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       69

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

PROPERTY MANAGEMENT. The South State Street Properties are managed by Thor
Equities, LLC, a Delaware limited liability company, an affiliate of the borrowing entity.

LOCKBOX. Borrower was required to establish an account (the "Clearing Account")
at a bank acceptable to lender into which all proceeds from the property shall be deposited. At closing borrower or the property manager was required to notify each tenant and account debtor to remit all amounts due with respect to the
Property directly into the Clearing Account. During the "Cash Management Period"
(defined below), all proceeds including excess cash flow on deposit in the
Clearing Account shall be swept into another account (the "Lockbox Account").
The Lockbox Account shall be in the name and under the sole dominion and control of lender. Borrower shall pay all fees and expenses in connection with both the
Clearing Account and the Lockbox Account. Cash Management Period shall mean the period (a) commencing on the date upon which the debt service coverage ratio for the property, as reasonably determined by lender, for the immediately preceding six (6) month period is less than 1.15:1.00 (on an interest only basis), and ending on the date the debt service coverage ratio equals or exceeds 1.30:1.00
(based on an interest only basis) for the immediately preceding six (6) month period, or (b) commencing on the date upon which an event of default occurs and ending on the date that such event of default is cured, or (c) commencing on the date that the 36 S State Street is released from the lien of the Security
Instrument with respect to a release in accordance with the loan documents, or
(d) the date which is three (3) months prior to the maturity date, or (e) the date upon which Dick Blick has given Borrower notice of its intent not to renew the Dick Blick Lease or to terminate the Dick Blick Lease until certain conditions in the loan agreement are met including an estoppel from a new replacement tenant acceptable to lender, or (f) the date upon which T-Mobile has given notice to borrower to terminate the T-Mobile Lease until the certain conditions in the loan agreement are met including an estoppel from a new replacement tenant acceptable to lender.

ESCROWS. The following escrow/reserve accounts have been established with respect to South State Street Loan:

--------------------------------------------------------------------------------
                                ESCROWS/RESERVES
                                ----------------
TYPE:                                INITIAL                MONTHLY
--------------------------------------------------------------------------------
Taxes ............................   $63,460                  $28,588
Insurance ........................   $53,570                  $6,696
Immediate Repairs ................    $2,000                    $0
Capital Expenditures .............      $0           $317 (capped at $11,412)
TI/LC Reserve ....................      $0          $3,175 (capped at $114,300)
Other Reserve ....................   $627,274(1)                $0
--------------------------------------------------------------------------------

(1)   An initial tenant improvement allowance reserve ($539,158) and an initial occupancy holdback T-Mobile reserve ($88,116) was collected.

RELEASE PROVISIONS. Provided no event of default has occurred and is continuing, at any time after the permitted defeasance date, Borrower may obtain the release of either property from the lien of the security instrument thereon upon the satisfaction of certain conditions contained in the loan agreement which include
(i) the payment of the release price (which shall be 110% of the Allocated Loan
Amount (defined below) for such individual property plus defeasance costs and expenses in accordance with the loan agreement) and (ii) after giving effect to the release (A) a debt service coverage ratio of 1.40:1.00 (on an interest only basis) for the property remaining and (B) a loan to value for the remaining property of no more than 75%. The Allocated Loan Amounts for 26-34 South State
Street and 36 South State Street are $17,990,000 and $11,600,000, respectively.

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       70

ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3
--------------------------------------------------------------------------------

                       THIS PAGE INTENTIONALLY LEFT BLANK

This material is being provided by Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Countrywide Securities Corporation, PNC Capital Markets, LLC,
Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated (collectively, the
"Underwriters") for your information. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal. The information contained in this material may pertain to securities that ultimately are not sold. The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected herein.
The Underwriters make no representation regarding the likelihood that any of such assumptions will coincide with actual market conditions or events. The
Underwriters and their affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).
Information contained in this material is current as of the date appearing in this material only. INFORMATION IN THIS MATERIAL REGARDING ANY ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN SUPERSEDES ALL PRIOR INFORMATION REGARDING SUCH
ASSETS. ANY INFORMATION IN THIS MATERIAL, WHETHER REGARDING THE ASSETS BACKING
ANY SECURITIES DISCUSSED HEREIN OR OTHERWISE, WILL BE SUPERSEDED BY THE
INFORMATION CONTAINED IN ANY PROSPECTUS DELIVERED TO YOU PRIOR TO THE TIME OF
SALE. The Underwriters are acting as underwriters and not acting as agents for the issuer in connection with the proposed transaction.

                                       71

                                                                         ANNEX D

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
135 S. LaSalle Street, Suite 1625                                                   Next Payment:   13-Nov-06
Chicago, IL 60603                                                                   Record Date:    29-Sep-06
USA

Administrator:                                      ABN AMRO ACCT:                  Analyst:
Daniel Laz 312.992.2191                  REPORTING PACKAGE TABLE OF CONTENTS        Patrick Gong 714.259.6253
daniel.laz@abnamro.com                                                              patrick.gong@abnamro.com

--------------------------------------------------------------------------------

-----------------------------------------
Issue Id:                        MLCFC063
Monthly Data File
Name:               MLCFC063_200610_3.ZIP
-----------------------------------------

----------------------------------------------------------------
                                                         Page(s)
                                                         -------
Statements to Certificateholders                         Page 2
Cash Reconciliation Summary                              Page 3
Bond Interest Reconciliation                             Page 4
Bond Interest Reconciliation                             Page 5
Bond Principal Reconciliation                            Page 6
Shortfall Summary Report                                 Page 7
Asset-Backed Facts ~ 15 Month Loan Status Summary        Page 8
Asset-Backed Facts ~ 15 Month Loan Payoff/Loss Summary   Page 9
Mortgage Loan Characteristics                            Page 10
Delinquent Loan Detail                                   Page 11
Loan Level Detail                                        Page 12
Realized Loss Detail                                     Page 13
Collateral Realized Loss                                 Page 14
Appraisal Reduction Detail                               Page 15
Material Breaches Detail                                 Page 16
Historical Collateral Prepayment                         Page 17
Specially Serviced (Part I) - Loan Detail                Page 18
Specially Serviced (Part II) - Servicer Comments         Page 19
Summary of Loan Maturity Extensions                      Page 20
Rating Information                                       Page 21
Other Related Information                                Page 22
----------------------------------------------------------------

---------------------------------------
Closing Date:               28-Sep-2006
First Payment Date:         12-Oct-2006
Rated Final Payment Date:
Determination Date:          5-Oct-2006
---------------------------------------
        Trust Collection Period
---------------------------------------
          9/1/2006 - 10/8/2006
---------------------------------------

--------------------------------------------------------------------------------
                           PARTIES TO THE TRANSACTION
--------------------------------------------------------------------------------
                Depositor: Merrill Lynch Mortgage Investors, Inc.
   Underwriter: Merrill Lynch, Pierce, Fenner & Smith Incorporated/Countrywide
                 Securities Corporation/PNC Capital Markets LLC

       Master Servicer: Midland Loan Services, Inc./Capmark Finance, Inc.
                  Special Servicer: ING Clarion Partners, LLC.

           Rating Agency: Fitch, Inc./Moody's Investors Service, Inc.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
LaSalle Web Site                                                www.etrustee.net
Servicer Web Site                              www.capmark.com,www.midlandls.com
LaSalle Factor Line                                                 800.246.5761
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                                                    PAGE 1 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
ABN AMRO                            COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                                    ABN AMRO ACCT:

           ORIGINAL      OPENING   PRINCIPAL     PRINCIPAL      NEGATIVE     CLOSING     INTEREST     INTEREST    PASS-THROUGH
CLASS   FACE VALUE (1)   BALANCE    PAYMENT    ADJ. OR LOSS   AMORTIZATION   BALANCE   PAYMENT (2)   ADJUSTMENT       RATE
------------------------------------------------------------------------------------------------------------------------------

CUSIP                                                                                                             Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------
Total
------------------------------------------------------------------------------------------------------------------------------
                                                              ------------------------------------
                                                              Total P&I Payment
                                                              ------------------------------------

Notes: (1) N denotes notional balance not included in total (2) Accrued Interest
Plus/Minus Interest Adjustment Minus Deferred Interest equals Interest Payment
(3) Estimated. * Denotes Controlling Class

                                                                    PAGE 2 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:

                          CASH RECONCILIATION SUMMARY

--------------------------------------------------------------------------------
                                INTEREST SUMMARY
--------------------------------------------------------------------------------
Current Scheduled Interest                                                  0.00
Less Deferred Interest                                                      0.00
Less PPIS Reducing Scheduled Int                                            0.00
Plus Gross Advance Interest                                                 0.00
Less ASER Interest Adv Reduction                                            0.00
Less Other Interest Not Advanced                                            0.00
Less Other Adjustment                                                       0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------
UNSCHEDULED INTEREST:
--------------------------------------------------------------------------------
Prepayment Penalties                                                        0.00
Yield Maintenance Penalties                                                 0.00
Other Interest Proceeds                                                     0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Less Fee Paid To Servicer                                                   0.00
Less Fee Strips Paid by Servicer                                            0.00
--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO SERVICER
--------------------------------------------------------------------------------
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Interest Due Serv on Advances                                               0.00
Non Recoverable Advances                                                    0.00
Misc. Fees & Expenses                                                       0.00
--------------------------------------------------------------------------------
Total Unscheduled Fees & Expenses                                           0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Interest Due Trust                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
LESS FEES & EXPENSES PAID BY/TO TRUST
--------------------------------------------------------------------------------
Trustee Fee                                                                 0.00
Fee Strips                                                                  0.00
Misc. Fees                                                                  0.00
Interest Reserve Withholding                                                0.00
Plus Interest Reserve Deposit                                               0.00
--------------------------------------------------------------------------------
Total                                                                       0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total Interest Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                PRINCIPAL SUMMARY
--------------------------------------------------------------------------------
SCHEDULED PRINCIPAL:
--------------------------------------------------------------------------------
Current Scheduled Principal                                                 0.00
Advanced Scheduled Principal                                                0.00
--------------------------------------------------------------------------------
Scheduled Principal                                                         0.00
--------------------------------------------------------------------------------
UNSCHEDULED PRINCIPAL:
Curtailments                                                                0.00
Prepayments in Full                                                         0.00
Liquidation Proceeds                                                        0.00
Repurchase Proceeds                                                         0.00
Other Principal Proceeds                                                    0.00
--------------------------------------------------------------------------------
Total Unscheduled Principal                                                 0.00
--------------------------------------------------------------------------------
Remittance Principal                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Remittance P&I Due Trust                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Remittance P&I Due Certs                                                    0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              POOL BALANCE SUMMARY
--------------------------------------------------------------------------------
                                                                 Balance   Count
--------------------------------------------------------------------------------
Beginning Pool                                                      0.00       0
Scheduled Principal                                                 0.00       0
Unscheduled Principal                                               0.00       0
Deferred Interest                                                   0.00
Liquidations                                                        0.00       0
Repurchases                                                         0.00       0
--------------------------------------------------------------------------------
Ending Pool                                                         0.00       0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        NON-P&I SERVICING ADVANCE SUMMARY
--------------------------------------------------------------------------------
                                                                          Amount
--------------------------------------------------------------------------------
Prior Outstanding                                                           0.00
Plus Current Period                                                         0.00
Less Recovered                                                              0.00
Less Non Recovered                                                          0.00
Ending Outstanding                                                          0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              SERVICING FEE SUMMARY
--------------------------------------------------------------------------------
Current Servicing Fees                                                      0.00
Plus Fees Advanced for PPIS                                                 0.00
Less Reduction for PPIS                                                     0.00
Plus Delinquent Servicing Fees                                              0.00
--------------------------------------------------------------------------------
Total Servicing Fees                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  CUMULATIVE PREPAYMENT CONSIDERATION RECEIVED
--------------------------------------------------------------------------------
Prepayment Premiums                                                         0.00
Yield Maintenance                                                           0.00
Other Interest                                                              0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  PPIS SUMMARY
--------------------------------------------------------------------------------
Gross PPIS                                                                  0.00
Reduced by PPIE                                                             0.00
Reduced by Shortfalls in Fees                                               0.00
Reduced by Other Amounts                                                    0.00
--------------------------------------------------------------------------------
PPIS Reducing Scheduled Interest                                            0.00
--------------------------------------------------------------------------------
PPIS Reducing Servicing Fee                                                 0.00
--------------------------------------------------------------------------------
PPIS Due Certificate                                                        0.00
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
--------------------------------------------------------------------------------
                                                            Principal   Interest
--------------------------------------------------------------------------------
Prior Outstanding                                                0.00       0.00
Plus Current Period                                              0.00       0.00
Less Recovered                                                   0.00       0.00
Less Non Recovered                                               0.00       0.00
Ending Outstanding                                               0.00       0.00
--------------------------------------------------------------------------------

                                                                    PAGE 3 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:

                       BOND INTEREST RECONCILIATION DETAIL

           Accrual                                 Accrued       Total        Total
        -------------   Opening   Pass-Through   Certificate    Interest    Interest
Class   Method   Days   Balance       Rate         Interest    Additions   Deductions
-------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------

                                                 ------------------------------------

                                    Current     Remaining            Credit
        Distributable   Interest     Period    Outstanding           Support
         Certificate     Payment   Shortfall     Interest    ----------------------
Class      Interest      Amount     Recovery    Shorfalls    Original   Current (1)
-----------------------------------------------------------------------------------

-----------------------------------------------------------------------------------

        --------------------------------------------------

(1)  Determined as follows: (A) the ending balance of all the classes less (B)
     the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).

                                                                    PAGE 4 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:

                       BOND INTEREST RECONCILIATION DETAIL

                                                                     Additions
                              -----------------------------------------------------------------------------
         Prior      Current                                                                        Other
        Interest   Interest   Prior Interest    Interest Accrual    Prepayment      Yield        Interest
Class   Due Date   Due Date    Shortfall Due   on Prior Shortfall    Premiums    Maintenance   Proceeds (1)
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------

                              -----------------------------------------------------------------------------

                    Deductions
        -------------------------------------
                    Deferred &                  Distributable   Interest
        Allocable    Accretion     Interest      Certificate     Payment
Class      PPIS      Interest    Loss Expense     Interest       Amount
------------------------------------------------------------------------

------------------------------------------------------------------------

        ----------------------------------------------------------------

(1)  Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the Bondholder's
     Distributable Interest.

                                                                    PAGE 5 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:
                          BOND PRINCIPAL RECONCILIATION

                                                                               Accreted Principal
                                                                           -------------------------
                         Basic        Extra     Int Shortfall     Pool        Extra       Pledged        Prior    Cumulative
         Beginning     Principal    Principal      Res Fund       Loss      Principal   Certificate     Losses       Pool
Class  Class Balance  Payment Amt  Payment Amt      Release    Allocation  Payment Amt  Def Interest  Reimbursed     Loss
----------------------------------------------------------------------------------------------------------------------------

                                                                                            0.00
----------------------------------------------------------------------------------------------------------------------------
                                                                                            0.00
----------------------------------------------------------------------------------------------------------------------------

                        Interest
                       Accrued on    Rated      Credit Support
          Ending      Pool Losses    Final   --------------------
Class  Class Balance    Cls A-M    Maturity  Original  Current(4)
-----------------------------------------------------------------

-----------------------------------------------------------------

-----------------------------------------------------------------

(1)  Extra Principal Amounts: the lessor of (i) the excess, if any, of the overcollateralization Target Amount over the Overcollateralization Amount.

                                                                    PAGE 6 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:
                          INTEREST ADJUSTMENTS SUMMARY

SHORTFALL ALLOCATED TO THE BONDS:
Net Prepayment Int. Shortfalls Allocated to the Bonds                       0.00
Special Servicing Fees                                                      0.00
Workout Fees                                                                0.00
Liquidation Fees                                                            0.00
Legal Fees                                                                  0.00
Misc. Fees & Expenses Paid by/to Servicer                                   0.00
Interest Paid to Servicer on Outstanding Advances                           0.00
ASER Interest Advance Reduction                                             0.00
Interest Not Advanced (Current Period)                                      0.00
Recoup of Prior Advances by Servicer                                        0.00
Servicing Fees Paid Servicer on Loans Not Advanced                          0.00
Misc. Fees & Expenses Paid by Trust                                         0.00
Shortfall Due to Rate Modification                                          0.00
Other Interest Loss                                                         0.00
                                                                            ----
Total Shortfall Allocated to the Bonds                                      0.00
                                                                            ====

EXCESS ALLOCATED TO THE BONDS:
Other Interest Proceeds Due the Bonds                                       0.00
Prepayment Interest Excess Due the Bonds                                    0.00
Interest Income                                                             0.00
Yield Maintenance Penalties Due the Bonds                                   0.00
Prepayment Penalties Due the Bonds                                          0.00
Recovered ASER Interest Due the Bonds                                       0.00
Recovered Interest Due the Bonds                                            0.00
ARD Excess Interest                                                         0.00
                                                                            ----
Total Excess Allocated to the Bonds                                         0.00
                                                                            ====

              AGGREGATE INTEREST ADJUSTMENT ALLOCATED TO THE BONDS

Total Excess Allocated to the Bonds                                         0.00
Less Total Shortfall Allocated to the Bonds                                 0.00
                                                                            ----
Total Interest Adjustment to the Bonds                                      0.00
                                                                            ====

                                                                    PAGE 7 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

                                           Delinquency Aging Categories
               -----------------------------------------------------------------------------------
               Delinq 1 Month   Delinq 2 Months   Delinq 3+ Months    Foreclosure         REO
               --------------   ---------------   ----------------   -------------   -------------
Distribution
    Date         #    Balance     #     Balance     #     Balance     #    Balance    #    Balance
--------------------------------------------------------------------------------------------------

                          Special Event Categories (1)
               --------------------------------------------------
               Modifications   Specially Serviced     Bankruptcy
               -------------   ------------------   -------------
Distribution
    Date         #    Balance     #      Balance     #    Balance
-----------------------------------------------------------------

(1)  Note: Modification, Specially Serviced & Bankruptcy Totals are Included in
     the Appropriate Delinquency Aging Category

                                                                    PAGE 8 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:
          ASSET-BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

               Ending Pool (1)    Payoffs (2)      Penalties    Appraisal Reduct. (2)   Liquidations (2)
Distribution   ---------------   -------------   ------------   ---------------------   ----------------
    Date         #    Balance     #    Balance    #    Amount        #    Balance         #    Balance
--------------------------------------------------------------------------------------------------------

               Realized Losses (2)   Remaining Term   Curr Weighted Avg.
               -------------------   --------------   ------------------
Distribution
    Date           #    Amount           Life          Coupon   Remit
------------------------------------------------------------------------

                                                                    PAGE 9 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:
                         MORTGAGE LOAN CHARACTERISTICS

                       DISTRIBUTION OF PRINCIPAL BALANCES

                                                      Weighted Average
Current Scheduled   # of    Scheduled     % of    ------------------------
     Balance        Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                     0         0         0.00%
--------------------------------------------------------------------------

Average Schedule Balance                0
Maximum Schedule Balance    (9,999,999,99)
Minimum Schedule Balance    9,999,999,999

                DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)

                                                     Weighted Average
Fully Amortizing   # of    Scheduled     % of    ------------------------
 Mortgage Loans    Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                     0         0        0.00%
--------------------------------------------------------------------------

                     DISTRIBUTION OF MORTGAGE INTEREST RATES

                                                     Weighted Average
Current Mortgage   # of    Scheduled     % of    -------------------------
  Interest Rate    Loans    Balance    Balance   Term   Coupon   PFY DSCR
--------------------------------------------------------------------------

--------------------------------------------------------------------------
                     0         0        0.00%
--------------------------------------------------------------------------

Minimum Mortgage Interest Rate   ,900.000%
Maximum Mortgage Interest Rate   ,900.000%

                    DISTRIBUTION OF REMAINING TERM (BALLOON)

                                                   Weighted Average
   Balloon        # of   Scheduled     % of    ------------------------
Mortgage Loans   Loans    Balance    Balance   Term   Coupon   PFY DSCR
-----------------------------------------------------------------------

-----------------------------------------------------------------------
                     0         0      0.00%
-----------------------------------------------------------------------

                                                                   PAGE 10 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                                          ABN AMRO ACCT:
                                                     DELINQUENT LOAN DETAIL

--------------------------------------------------------------------------------------------------------------------------------
             Paid                 Outstanding   Out. Property                    Special
Disclosure   Thru   Current P&I       P&I        Protection     Loan Status     Servicer      Foreclosure   Bankruptcy    REO
 Control #   Date     Advance      Advances**     Advances       Code (1)     Transfer Date      Date          Date      Date
--------------------------------------------------------------------------------------------------------------------------------

TOTAL
--------------------------------------------------------------------------------------------------------------------------------
A. In Grace Period                      1. Delinq. 1 month    3. Delinquent 3 + months        5. Non Performing Matured   9. REO
                                                                                                 Balloon

B. Late Payment but < 1 month delinq.   2. Delinq. 2 months   4. Performing Matured Balloon   7. Foreclosure
--------------------------------------------------------------------------------------------------------------------------------

**   Outstanding P&I Advances include the current period P&I Advances and may include Servicer Advances.

                                                                   PAGE 11 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                                    ABN AMRO ACCT:
                                                  LOAN LEVEL DETAIL

------------------------------------------------------------------------------------------------------------------------------
                                             Operating              Ending                                              Loan
Disclosure         Property  Maturity   PFY  Statement    Geo.    Principal  Note  Scheduled  Prepayment  Prepayment   Status
Control #   Group    Type      Date    DSCR     Date    Location   Balance   Rate     P&I       Amount       Date     Code (1)
------------------------------------------------------------------------------------------------------------------------------

*    NOI and DSCR, if available and reportable under the terms of the trust agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:  A. In Grace Period   1. Delinquent 1 month   3. Delinquent 3+ months        5. Non Performing Matured  9. REO
                                                                                            Ballon
             B. Late Payment but  2. Delinquent 2 months  4. Performing Matured Balloon  7. Foreclosure
                < 1 month delinq

                                                                   PAGE 12 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                                         ABN AMRO ACCT:
                                                      REALIZED LOSS DETAIL

---------------------------------------------------------------------------------------------------------------------------------
                                          Beginning            Gross Proceeds   Aggregate       Net       Net Proceeds
        Disclosure  Appraisal  Appraisal  Scheduled    Gross      as a % of    Liquidation  Liquidation     as a % of    Realized
Period   Control #     Date      Value     Balance   Proceeds  Sched. Balance   Expenses *    Proceeds   Sched. Balance    Loss
---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL

CUMULATIVE
---------------------------------------------------------------------------------------------------------------------------------

*    Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc..

                                                                   PAGE 13 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:

                  BOND/COLLATERAL REALIZED LOSS RECONCILIATION

                       Beginning                                                                   Interest
                    Balance of the      Aggregate      Prior Realized    Amounts Covered by      (Shortages)/
Prospectus              Loan at     Realized Loss on  Loss Applied to  Overcollateralization    Excesses applied
    ID      Period    Liquidation         Loans         Certificates      and other Credit    to Realized Losses
                                                             A                   B                     C
----------------------------------------------------------------------------------------------------------------

CUMULATIVE

                                                                                                 (Recoveries)/
                                        Additional                                               Realized Loss
                 Modification          (Recoveries)/     Current Realized Loss   Recoveries of     Applied to
Prospectus   Adjustments/Appraisal  Expenses applied to       Applied to        Realized Losses   Certificate
    ID       Reduction Adjustment     Realized Losses        Certificates*        paid as Cash      Interest
                       D                     E
--------------------------------------------------------------------------------------------------------------

CUMULATIVE

*    In the Initial Period the Current Realized Loss Applied to Certificates
     will equal Aggregate Realized Loss on Loans - B - C - D + E instead of A -
     C - D + E

Description of Fields
---------------------
          A             Prior Realized Loss Applied to Certificates

          B             Reduction to Realized Loss applied to bonds (could
                        represent OC, insurance policies, reserve accounts, etc)

          C             Amounts classified by the Master as interest adjustments
                        from general collections on a loan with a Realized Loss

          D             Adjustments that are based on principal haircut or
                        future interest foregone due to modification

          E             Realized Loss Adjustments, Supplemental Recoveries or
                        Expenses on a previously liquidated loan

                                                                   PAGE 14 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:

                           APPRAISAL REDUCTION DETAIL

                                                                             Remaining Term                               Appraisal
Disclosure  Appraisal  Scheduled    AR    Current P&I        Note  Maturity  --------------  Property  Geographic        -----------
 Control#   Red. Date   Balance   Amount    Advance    ASER  Rate    Date     Life             Type     Location   DSCR  Value  Date
------------------------------------------------------------------------------------------------------------------------------------

            -----------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 15 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:

              MATERIAL BREACHES AND MATERIAL DOCUMENT DEFECT DETAIL

               Ending    Material
Disclosure   Principal    Breach    Material Breach and Material Document Defect
 Control #    Balance      Date                     Description
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
   Material breaches of pool asset representation or warranties or transaction covenants.

                                                                   PAGE 16 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:

                  HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

Disclosure   Payoff   Initial          Payoff   Penalty   Prepayment   Maturity   Property   Geographic
 Control #   Period   Balance   Type   Amount    Amount      Date        Date       Type      Location
-------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------

CURRENT                                      -----------------------------

CUMULATIVE                                   -----------------------------

                                                                   PAGE 17 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:

            SPECIALLY SERVICED (PART I) ~ LOAN DETAIL (END OF PERIOD)

                         Loan        Balance                      Remaining
Disclosure  Servicing   Status  ----------------  Note  Maturity  ---------  Property    Geo.                             NOI
Control #   Xfer Date  Code(1)  Schedule  Actual  Rate    Date    Life         Type    Location     NOI        DSCR       Date
--------------------------------------------------------------------------------------------------------------------------------

                                                                                                 Not Avail  Not Avail  Not Avail

            ---------           ----------------

--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------

(1) Legend:  A. P&I Adv - in Grace Period  1. P&I Adv - delinquent  3. P&I Adv - delinquent      5. Non Performing Mat.  9. REO
                                              1 month                  3+ months                    Balloon
             B. P&I Adv -                  2. P&I Adv - delinquent  4. Mat. Balloon/Assumed P&I  7. Foreclosure
                < one month delinq            2 months
--------------------------------------------------------------------------------------------------------------------------------

                                                                   PAGE 18 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:

  SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS (END OF PERIOD)

Disclosure   Resolution
Control #     Strategy    Comments
----------------------------------

----------------------------------

                                                                   PAGE 19 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:
                           MATURITY EXTENSION SUMMARY

LOANS WHICH HAVE HAD THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0
LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES EXTENDED
   Number of Loans:                                                            0
   Stated Principal Balance outstanding:                                    0.00
   Weighted Average Extension Period:                                          0
LOANS IN THE PROCESS OF HAVING THEIR MATURITY DATES FURTHER EXTENDED
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0
LOANS PAID-OFF THAT DID EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00
   Weighted Average Extension Period:                                          0
LOANS PAID-OFF THAT DID NOT EXPERIENCE MATURITY DATE EXTENSIONS
   Number of Loans:                                                            0
   Cutoff Principal Balance:                                                0.00

                                                                   PAGE 20 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3      Statement Date: 12-Oct-06
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Payment Date:   12-Oct-06
                                                    SERIES 2006-3                   Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:
                               RATING INFORMATION

                ORIGINAL RATINGS   RATING CHANGE/CHANGE DATE(1)
              -------------------  ----------------------------
CLASS  CUSIP  FITCH  MOODY'S  S&P   FITCH     MOODY'S     S&P
---------------------------------------------------------------

---------------------------------------------------------------

NR - Designates that the class was not rated by the rating agency.

(1)  Changed ratings provided on this report are based on information provided by the applicable rating agency via electronic transmission. It shall be understood that this transmission will generally have been provided to
     LaSalle within 30 days of the payment date listed on this statement.
     Because ratings may have changed during the 30 day window, or may not be being provided by the rating agency in an electronic format and therefore not being updated on this report, LaSalle recommends that investors obtain current rating information directly from the rating agency.

                                                                   PAGE 21 OF 22

[LaSalle Bank LOGO]                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
 ABN AMRO                           COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Statement Date: 12-Oct-06
                                                    SERIES 2006-3                   Payment Date:   12-Oct-06
                                                                                    Prior Payment:        N/A
                                                                                    Next Payment:   13-Nov-06
                                                                                    Record Date:    29-Sep-06

                                 ABN AMRO ACCT:
                                     LEGEND

Until this statement/report is filed with the Commission with respect to the
Trust pursuant to Section 15(d) of the Securities Exchange Act of 1934, as
amended, the recipient hereof shall be deemed to keep the information contained herein confidential and such information will not, without the prior consent of the Master Servicer or the Trustee, be disclosed by such recipient or by its officers, directors, partners, employees, agents or representatives in any manner whatsoever, in whole or in part.

                                                                   PAGE 22 OF 22

                                     ANNEX E

                  CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

                PRINCIPAL                       PRINCIPAL                       PRINCIPAL
DATE           BALANCE ($)         DATE        BALANCE ($)         DATE        BALANCE ($)
-----------  ----------------  ------------  ----------------  ------------  ---------------

 9/29/2006    118,000,000.00    11/12/2009    118,000,000.00     1/12/2013    83,751,925.30
10/12/2006    118,000,000.00    12/12/2009    118,000,000.00     2/12/2013    81,635,319.51
11/12/2006    118,000,000.00     1/12/2010    118,000,000.00     3/12/2013    78,612,369.33
12/12/2006    118,000,000.00     2/12/2010    118,000,000.00     4/12/2013    76,468,363.44
 1/12/2007    118,000,000.00     3/12/2010    118,000,000.00     5/12/2013    74,015,466.59
 2/12/2007    118,000,000.00     4/12/2010    118,000,000.00     6/12/2013    71,846,961.62
 3/12/2007    118,000,000.00     5/12/2010    118,000,000.00     7/12/2013    69,678,456.65
 4/12/2007    118,000,000.00     6/12/2010    118,000,000.00     8/12/2013    67,811,160.25
 5/12/2007    118,000,000.00     7/12/2010    118,000,000.00     9/12/2013    65,644,118.25
 6/12/2007    118,000,000.00     8/12/2010    118,000,000.00    10/12/2013    63,176,985.66
 7/12/2007    118,000,000.00     9/12/2010    118,000,000.00    11/12/2013    60,985,240.94
 8/12/2007    118,000,000.00    10/12/2010    118,000,000.00    12/12/2013    58,494,074.78
 9/12/2007    118,000,000.00    11/12/2010    118,000,000.00     1/12/2014    56,277,366.99
10/12/2007    118,000,000.00    12/12/2010    118,000,000.00     2/12/2014    54,048,844.75
11/12/2007    118,000,000.00     1/12/2011    118,000,000.00     3/12/2014    50,948,802.04
12/12/2007    118,000,000.00     2/12/2011    118,000,000.00     4/12/2014    48,691,864.89
 1/12/2008    118,000,000.00     3/12/2011    118,000,000.00     5/12/2014    46,137,272.21
 2/12/2008    118,000,000.00     4/12/2011    118,000,000.00     6/12/2014    43,854,684.81
 3/12/2008    118,000,000.00     5/12/2011    118,000,000.00     7/12/2014    41,275,136.68
 4/12/2008    118,000,000.00     6/12/2011    118,000,000.00     8/12/2014    38,966,628.67
 5/12/2008    118,000,000.00     7/12/2011    118,000,000.00     9/12/2014    36,645,815.73
 6/12/2008    118,000,000.00     8/12/2011    118,000,000.00    10/12/2014    34,029,077.52
 7/12/2008    118,000,000.00     9/12/2011    118,000,000.00    11/12/2014    31,681,941.07
 8/12/2008    118,000,000.00    10/12/2011    116,071,562.15    12/12/2014    29,039,592.40
 9/12/2008    118,000,000.00    11/12/2011    114,141,883.91     1/12/2015    26,665,854.96
10/12/2008    118,000,000.00    12/12/2011    111,901,213.05     2/12/2015    24,279,464.10
11/12/2008    118,000,000.00     1/12/2012    109,949,313.80     3/12/2015    21,036,068.55
12/12/2008    118,000,000.00     2/12/2012    107,987,016.56     4/12/2015    18,619,653.43
 1/12/2009    118,000,000.00     3/12/2012    105,414,954.94     5/12/2015    15,909,902.64
 2/12/2009    118,000,000.00     4/12/2012    103,428,491.23     6/12/2015    13,466,156.18
 3/12/2009    118,000,000.00     5/12/2012    101,132,573.24     7/12/2015    10,729,814.39
 4/12/2009    118,000,000.00     6/12/2012     99,123,290.26     8/12/2015     8,258,448.49
 5/12/2009    118,000,000.00     7/12/2012     96,805,171.18     9/12/2015     5,773,907.50
 6/12/2009    118,000,000.00     8/12/2012     94,758,122.47    10/12/2015     2,997,876.18
 7/12/2009    118,000,000.00     9/12/2012     92,700,167.62    11/12/2015       485,285.71
 8/12/2009    118,000,000.00    10/12/2012     90,330,990.72    12/12/2015                -
 9/12/2009    118,000,000.00    11/12/2012     88,249,443.53
10/12/2009    118,000,000.00    12/12/2012     85,857,313.41

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX F

          GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

      Except in limited circumstances, the globally offered ML-CFC Commercial
Mortgage Trust 2006-3, Commercial Mortgage Pass-Through Certificates, Series
2006-3, class A-1, class A-2, class A-3, class A-SB, class A-4, class A-1A, class AM, class AJ, class B, class C and class D, will be available only in book-entry form.

      The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

      Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

      As described under "U.S. Federal Income Tax Documentation Requirements"
below, non-U.S. holders of book-entry certificates will be subject to U.S.
withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

INITIAL SETTLEMENT

      All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors'
interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

      Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold their book-entry certificates through
Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

                                       F-1

      Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

      Trading between DTC Seller and Clearstream or Euroclear Purchaser. When
book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or
Euroclear, as the case may be. The securities credit will appear the next day,
European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the
Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

      As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts.
However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or
Euroclear.

      Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

      Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to
time zone differences in their favor, member organizations of Clearstream or
Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of
Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 1st day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear

                                       F-2

the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in
New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

      Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

      o     borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or
            Euroclear accounts, in accordance with the clearing system's customary procedures;

      o     borrowing the book-entry certificates in the United States from a
            DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o     staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

      A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S.
holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a
"U.S. withholding agent") establishing an exemption from withholding. A non-U.S.
holder may be subject to withholding unless each U.S. withholding agent receives:

      1.    from a non-U.S. holder that is classified as a corporation for U.S.
            federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS
            Form W-8BEN (or any successor form);

      2.    from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

      3.    from a non-U.S. holder that is classified as a partnership for U.S.
            federal income tax purposes, a duly completed and executed IRS Form
            W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

                                       F-3

      4.    from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

            (a)     if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury
                    Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form):

                    (i)     stating the name, permanent residence address and
                            qualified intermediary employer identification
                            number of the qualified intermediary and the country
                            under the laws of which the qualified intermediary
                            is created, incorporated or governed;

                    (ii)    certifying that the qualified intermediary has
                            provided, or will provide, a withholding statement
                            as required under section 1.1441-1(e)(5)(v) of the
                            U.S. Treasury Regulations;

                    (iii)   certifying that, with respect to accounts it
                            identifies on its withholding statement, the
                            qualified intermediary is not acting for its own
                            account but is acting as a qualified intermediary;
                            and

                    (iv)    providing any other information, certifications, or
                            statements that may be required by the IRS Form
                            W-8IMY or accompanying instructions in addition to,
                            or in lieu of, the information and certifications
                            described in section 1.1441-1(e)(3)(ii) or
                            1.1441-1(e)(5)(v) of the U.S. Treasury Regulations;
                            or

            (b)     if the intermediary is not a qualified intermediary (a
                    "nonqualified intermediary"), a duly completed and executed
                    IRS Form W-8IMY (or any successor or substitute form):

                    (i)     stating the name and permanent residence address of
                            the nonqualified intermediary and the country under
                            the laws of which the nonqualified intermediary is
                            created, incorporated or governed;

                    (ii)    certifying that the nonqualified intermediary is not
                            acting for its own account;

                    (iii)   certifying that the nonqualified intermediary has
                            provided, or will provide, a withholding statement
                            that is associated with the appropriate IRS Forms
                            W-8 and W-9 required to substantiate exemptions from
                            withholding on behalf of such nonqualified
                            intermediary's beneficial owners; and

                    (iv)    providing any other information, certifications or
                            statements that may be required by the IRS Form
                            W-8IMY or accompanying instructions in addition to,
                            or in lieu of, the information, certifications, and
                            statements described in section 1.1441-1(e)(3)(iii)
                            or (iv) of the U.S. Treasury Regulations; or

            5.      from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS
                    Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

      All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S.
Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until

                                       F-4

the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

      In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

      o     provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a
            non-U.S. holder;

      o     provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

      o     can be treated as an "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a
            corporation or a financial institution such as a bank).

      This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are
non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

                                       F-5

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PROSPECTUS

              MERRILL LYNCH MORTGAGE INVESTORS, INC., THE DEPOSITOR
             MORTGAGE PASS-THROUGH CERTIFICATES, ISSUABLE IN SERIES

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We intend to offer from time to time mortgage pass-through certificates, issuable in series. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "METHOD OF DISTRIBUTION."

      THE OFFERED CERTIFICATES:               ASSETS OF THE ISSUING ENTITY:

The offered certificates will be        The assets of each issuing entity will
issuable in series. The issuing         include--
entity for each series of offered
certificates will be a statutory or     o    mortgage loans secured by first
common law trust created at our              and/or junior liens on, or security
direction. Each series of offered            interests in, various interests in
certificates will--                          commercial and multifamily real
                                             properties,
o    have its own series designation,
     and                                o    mortgage-backed securities that
                                             directly or indirectly evidence
o    consist of one or more classes          interests in, or are directly or
     with various payment                    indirectly secured by, those types
     characteristics.                        of mortgage loans, or

The offered certificates will           o    some combination of those types of
represent interests only in the              mortgage loans and mortgage-backed
issuing entity. The offered                  securities.
certificates will not represent
interests in or obligations of the      The assets of the issuing entity may
depositor, any of the sponsors or any   also include cash, permitted
of our or their respective              investments, letters of credit, surety
affiliates.                             bonds, insurance policies, guarantees,
                                        reserve funds, guaranteed investment
                                        contracts, interest rate exchange
                                        agreements, interest rate cap or floor
                                        agreements or currency exchange
                                        agreements.

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the assets of the related issuing entity, which may consist of any of the assets described under "THE TRUST FUND.". In that document, we will also state the price to the public for the subject offered certificates or explain the method for determining that price, identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. We will identify in each prospectus supplement the sponsor or sponsors for the subject securitization transaction.

     Structural credit enhancement will be provided for the respective classes of offered certificates through overcollateralization, the subordination of more junior classes of offered and/or non-offered certificates, the use of a letter of credit, a surety bond, an insurance policy or a guarantee, the establishment of one or more reserve funds or any combination of the foregoing. Payments on a class of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually or at any other specified interval, commencing on the distribution date specified in the related prospectus supplement.

     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 18 IN THIS
PROSPECTUS PRIOR TO INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED
UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is September 13, 2006.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

   Arrangements Providing Reinvestment, Interest Rate and Currency

   Collection and Other Servicing Procedures with Respect to Mortgage

   Matters Regarding the Master Servicer, the Special Servicer, the

   Incorporation of Certain Documents by Reference; Reports Filed with
      the SEC............................................................    111
   Reports to Certificateholders.........................................    112

                                       -2-

                                       -3-

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different.
In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

                              AVAILABLE INFORMATION

     We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. The Securities Act registration statement number for that registration statement is 333-130408. This prospectus is part of that registration statement, but the registration statement contains additional information. Any materials, including our registration statement and the exhibits to it, that we file with the Securities and Exchange Commission may be read and copied at prescribed rates at the SEC's Public Reference Room at 100
F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The
SEC maintains an internet website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, in addition to copies of these materials, and that internet website is located at http://www.sec.gov.

                                       -4-

--------------------------------------------------------------------------------

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF
CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED
PROSPECTUS SUPPLEMENT IN FULL.

THE DEPOSITOR.................   We are Merrill Lynch Mortgage Investors, Inc.,
                                 the depositor with respect to each series of
                                 offered certificates. We are a special purpose
                                 Delaware corporation. Our principal offices are
                                 located at 4 World Financial Center, 10th
                                 Floor, 250 Vesey Street, New York, New York
                                 10080. Our main telephone number is
                                 212-449-1000. We will acquire the mortgage
                                 assets that are to back each series of offered
                                 certificates and transfer them to the issuing
                                 entity. See "THE DEPOSITOR."

THE SPONSOR...................   Unless we state otherwise in the related
                                 prospectus supplement, Merrill Lynch Mortgage
                                 Lending, Inc., which is our affiliate, will be
                                 a sponsor with respect to each securitization
                                 transaction involving the issuance of a series
                                 of offered certificates. If and to the extent
                                 that there are other sponsors with respect to
                                 any securitization transaction involving the
                                 issuance of a series of offered certificates,
                                 we will identify each of those sponsors and
                                 include relevant information with respect
                                 thereto in the related prospectus supplement.
                                 With respect to any securitization transaction
                                 involving the issuance of a series of offered
                                 certificates, a sponsor will be a person or
                                 entity that organizes and initiates that
                                 securitization transaction by selling or
                                 transferring assets, either directly or
                                 indirectly, including through an affiliate, to
                                 the issuing entity. See "THE SPONSOR."

THE ISSUING ENTITIES..........   The issuing entity with respect to each series
                                 of offered certificates will be a statutory or
                                 common law trust created at our direction. Each
                                 issuing entity will own and hold assets of the
                                 type described under "THE TRUST FUND" and be
                                 the entity in whose name the subject offered
                                 certificates are issued.

THE ORIGINATORS...............   Some or all of the mortgage loans backing a
                                 series of offered certificates may be
                                 originated by Merrill Lynch Mortgage Lending,
                                 Inc. or by one of our other affiliates. In
                                 addition, there may be other third-party
                                 originators of the mortgage loans backing a
                                 series of offered certificates. See "THE TRUST
                                 FUND--Mortgage Loans--Originators." We will
                                 identify in the related prospectus supplement
                                 for each series of offered certificates any
                                 originator or group of affiliated originators
                                 --apart from a sponsor and/or its affiliates--
                                 that originated or is expected to originate
                                 mortgage loans representing 10% or more of the
                                 related mortgage asset pool, by balance.

THE SECURITIES BEING OFFERED..   The securities that will be offered by this
                                 prospectus and the related prospectus
                                 supplements consist of mortgage pass-through
                                 certificates. These certificates will be issued
                                 in series, and each

--------------------------------------------------------------------------------

                                       -5-

--------------------------------------------------------------------------------

                                 series will, in turn, consist of one or more
                                 classes. Each series of offered certificates
                                 will evidence interests only in the issuing
                                 entity. Each class of offered certificates
                                 must, at the time of issuance, be assigned an
                                 investment grade rating by at least one
                                 nationally recognized statistical rating
                                 organization. We will identify in the related
                                 prospectus supplement, with respect to each
                                 class of offered certificates, each applicable
                                 rating agency and the minimum rating to be
                                 assigned. Typically, the four highest rating
                                 categories, within which there may be
                                 sub-categories or gradations to indicate
                                 relative standing, signify investment grade.
                                 See "RATING."

THE OFFERED CERTIFICATES MAY
BE ISSUED WITH OTHER
CERTIFICATES..................   We may not publicly offer all the mortgage
                                 pass-through certificates evidencing interests
                                 in an issuing entity established by us. We may
                                 elect to retain some of those certificates, to
                                 place some privately with institutional
                                 investors, to place some with investors outside
                                 the United States or to deliver some to the
                                 applicable seller as partial consideration for
                                 the mortgage assets that such seller is
                                 contributing to the subject securitization
                                 transaction. In addition, some of those
                                 certificates may not satisfy the rating
                                 requirement for offered certificates described
                                 under "--The Securities Being Offered" above.

THE GOVERNING DOCUMENTS.......   In general, a pooling and servicing agreement
                                 or other similar agreement or collection of
                                 agreements will govern, among other things--

                                 o    the issuance of each series of offered
                                      certificates,

                                 o    the creation of and transfer of assets to
                                      the issuing entity, and

                                 o    the servicing and administration of those
                                      assets.

                                 The parties to the governing document(s) for a
                                 series of offered certificates will always
                                 include us and a trustee. We will be
                                 responsible for establishing the issuing entity
                                 for each series of offered certificates. In
                                 addition, we will transfer or arrange for the
                                 transfer of the initial trust assets to each
                                 issuing entity. In general, the trustee for a
                                 series of offered certificates will be
                                 responsible for, among other things, making
                                 payments and preparing and disseminating
                                 various reports to the holders of those offered
                                 certificates.

                                 If the assets of any issuing entity include
                                 mortgage loans, the parties to the applicable
                                 governing document(s) will also include--

                                 o    one or more master servicers that will
                                      generally be responsible for performing
                                      customary servicing duties

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                                       -6-

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                                      with respect to those mortgage loans that
                                      are not defaulted, nonperforming or
                                      otherwise problematic in any material
                                      respect, and

                                 o    one or more special servicers that will
                                      generally be responsible for servicing and
                                      administering (a) those mortgage loans
                                      that are defaulted, nonperforming or
                                      otherwise problematic in any material
                                      respect, including performing work-outs
                                      and foreclosures with respect to those
                                      mortgage loans, and (b) real estate assets
                                      acquired as part of the related trust with
                                      respect to defaulted mortgage loans.

                                 The same person or entity, or affiliated
                                 entities, may act as both master servicer and
                                 special servicer for one of our trusts.
                                 Notwithstanding the reference to the duties of
                                 a special servicer above, we will not transfer
                                 to an issuing entity any mortgage loan that is
                                 more than 90 days delinquent or in foreclosure
                                 or any foreclosure property. However, any
                                 mortgage loan that we transfer to an issuing
                                 entity may subsequently become non-performing
                                 or the related mortgaged real property may
                                 subsequently become foreclosure property.

                                 If the assets of any issuing entity include
                                 mortgage-backed securities, the parties to the
                                 applicable governing document(s) may also
                                 include a manager that will be responsible for
                                 performing various administrative duties with
                                 respect to those mortgage-backed securities. If
                                 the related trustee assumes those duties,
                                 however, there will be no manager.

                                 Compensation arrangements for a trustee, master
                                 servicer, special servicer or manager for any
                                 issuing entity may vary from securitization
                                 transaction to securitization transaction.

                                 In the related prospectus supplement, we will
                                 identify the trustee and any master servicer,
                                 special servicer or manager for each series of
                                 offered certificates and will describe their
                                 respective duties and compensation in further
                                 detail. See "DESCRIPTION OF THE GOVERNING
                                 DOCUMENTS."

                                 Any servicer, master servicer or special
                                 servicer for any issuing entity may perform any
                                 or all of its servicing duties under the
                                 applicable governing document(s) through one or
                                 more primary servicers or sub-servicers. In the
                                 related prospectus supplement, we will identify
                                 any such primary servicer or sub-servicer that,
                                 at the time of initial issuance of the subject
                                 offered certificates, is (a) affiliated with us
                                 or with the issuing entity or any sponsor for
                                 the subject securitization transaction or (b)
                                 services 10% or more of the related mortgage
                                 asset pool, by balance.

CHARACTERISTICS OF THE
MORTGAGE ASSETS...............   The assets of any issuing entity will, in
                                 general, include mortgage loans. Each of those
                                 mortgage loans will constitute the

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                                      -7-

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                                 obligation of one or more persons to repay a
                                 debt. The performance of that obligation will
                                 be secured by a first or junior lien on, or
                                 security interest in, the fee, leasehold or
                                 other interest(s) of the related borrower or
                                 another person in or with respect to one or
                                 more commercial or multifamily real properties.
                                 In particular, those properties may include:

                                 o    rental or cooperatively-owned buildings
                                      with multiple dwelling units;

                                 o    retail properties related to the sale of
                                      consumer goods and other products, or
                                      related to providing entertainment,
                                      recreational or personal services, to the
                                      general public;

                                 o    office buildings;

                                 o    hospitality properties;

                                 o    casino properties;

                                 o    health care-related facilities;

                                 o    industrial facilities;

                                 o    warehouse facilities, mini-warehouse
                                      facilities and self-storage facilities;

                                 o    restaurants, taverns and other
                                      establishments involved in the food and
                                      beverage industry;

                                 o    manufactured housing communities, mobile
                                      home parks and recreational vehicle parks;

                                 o    recreational and resort properties;

                                 o    arenas and stadiums;

                                 o    churches and other religious facilities;

                                 o    parking lots and garages;

                                 o    mixed use properties;

                                 o    other income-producing properties; and/or

                                 o    unimproved land.

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                                 The mortgage loans underlying a series of
                                 offered certificates may have a variety of
                                 payment terms. For example, any of those
                                 mortgage loans--

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that is fixed
                                      over its term, that resets on one or more
                                      specified dates or that otherwise adjusts
                                      from time to time;

                                 o    may provide for the accrual of interest at
                                      a mortgage interest rate that may be
                                      converted at the borrower's election from
                                      an adjustable to a fixed interest rate or
                                      from a fixed to an adjustable interest
                                      rate;

                                 o    may provide for no accrual of interest;

                                 o    may provide for level payments to stated
                                      maturity, for payments that reset in
                                      amount on one or more specified dates or
                                      for payments that otherwise adjust from
                                      time to time to accommodate changes in the
                                      mortgage interest rate or to reflect the
                                      occurrence of specified events;

                                 o    may be fully amortizing or, alternatively,
                                      may be partially amortizing or
                                      nonamortizing, with a substantial payment
                                      of principal due on its stated maturity
                                      date;

                                 o    may permit the negative amortization or
                                      deferral of accrued interest;

                                 o    may prohibit some or all voluntary
                                      prepayments or require payment of a
                                      premium, fee or charge in connection with
                                      those prepayments;

                                 o    may permit defeasance and the release of
                                      real property collateral in connection
                                      with that defeasance;

                                 o    may provide for payments of principal,
                                      interest or both, on due dates that occur
                                      monthly, bi-monthly, quarterly,
                                      semi-annually, annually or at some other
                                      interval; and/or

                                 o    may have two or more component parts, each
                                      having characteristics that are otherwise
                                      described in this prospectus as being
                                      attributable to separate and distinct
                                      mortgage loans.

                                 Most, if not all, of the mortgage loans
                                 underlying a series of offered certificates
                                 will be secured by liens on real properties
                                 located in the United States, its territories
                                 and possessions. However, some of those
                                 mortgage loans may be secured by liens on real
                                 properties located outside the United States,
                                 its territories and possessions, provided that
                                 foreign mortgage loans do not

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                                      -9-

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                                 represent more than 10% of the related mortgage
                                 asset pool, by balance.

                                 We, the depositor, do not originate mortgage
                                 loans. However, some or all of the mortgage
                                 loans held by an issuing entity may be
                                 originated by our affiliates.

                                 Neither we nor any of our affiliates will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates. Unless we expressly state
                                 otherwise in the related prospectus supplement,
                                 no governmental agency or instrumentality will
                                 guarantee or insure repayment of any of the
                                 mortgage loans underlying a series of offered
                                 certificates.

                                 The assets of any issuing entity may also
                                 include mortgage participations, mortgage
                                 pass-through certificates, collateralized
                                 mortgage obligations and other mortgage-backed
                                 securities, that evidence an interest in, or
                                 are secured by a pledge of, one or more
                                 mortgage loans of the type described above. We
                                 will not transfer a mortgage-backed security to
                                 any issuing entity unless--

                                 o    the security has been registered under the
                                      Securities Act of 1933, as amended, or

                                 o    we would be free to publicly resell the
                                      security without registration.

                                 In addition to the asset classes described
                                 above in this "--Characteristics of the
                                 Mortgage Assets" subsection, we may transfer to
                                 an issuing entity loans secured by equipment or
                                 inventory related to the real property
                                 collateral securing a mortgage loan held by
                                 that issuing entity, provided that such other
                                 asset classes in the aggregate will not exceed
                                 10% by principal balance of the related asset
                                 pool.

                                 We will describe the specific characteristics
                                 of the mortgage assets underlying a series of
                                 offered certificates in the related prospectus
                                 supplement.

                                 Assets held by an issuing entity will also
                                 include: (a) cash, including in the form of
                                 initial deposits and collections on the related
                                 mortgage loans, mortgage-backed securities and
                                 instruments of credit enhancement, guaranteed
                                 investment contracts, interest rate exchange
                                 agreements, interest rate floor or cap
                                 agreements and currency exchange agreements;
                                 (b) bank accounts; (c) permitted investments;
                                 and (d) following foreclosure, acceptance of a
                                 deed in lieu of foreclosure or any other
                                 enforcement action, real property and other
                                 collateral for defaulted mortgage loans.

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                                 See "THE TRUST FUND--Mortgage Loans" and
                                 "--Mortgage-Backed Securities."

SUBSTITUTION, ACQUISITION AND
REMOVAL OF MORTGAGE ASSETS....   We will generally acquire the mortgage assets
                                 to be securitized from Merrill Lynch Mortgage
                                 Lending, Inc. or another of our affiliates or
                                 from another seller of commercial and
                                 multifamily mortgage loans. We will then
                                 transfer those mortgage assets to the issuing
                                 entity for the related securitization
                                 transaction.

                                 If and to the extent described in the related
                                 prospectus supplement, we, a mortgage asset
                                 seller or another specified person or entity
                                 may make or assign to or for the benefit of an
                                 issuing entity various representations and
                                 warranties, or may be obligated to deliver to
                                 an issuing entity various documents, in either
                                 case relating to some or all of the mortgage
                                 assets transferred to that issuing entity. A
                                 material breach of one of those representations
                                 and warranties or a failure to deliver a
                                 material document may, under the circumstances
                                 described in the related prospectus supplement,
                                 give rise to an obligation to repurchase the
                                 affected mortgage asset(s) from the subject
                                 issuing entity or to replace the affected
                                 mortgage asset(s) with other mortgage asset(s)
                                 that satisfy the criteria specified in the
                                 related prospectus supplement.

                                 In general, the total outstanding principal
                                 balance of the mortgage assets transferred by
                                 us to any particular issuing entity will equal
                                 or exceed the initial total outstanding
                                 principal balance of the related series of
                                 certificates. In the event that the total
                                 outstanding principal balance of the related
                                 underlying mortgage loans initially delivered
                                 by us to the related trustee is less than the
                                 initial total outstanding principal balance of
                                 any series of certificates, the subject
                                 securitization transaction may include a
                                 prefunding feature, in which case we may
                                 deposit or arrange for the deposit of cash or
                                 liquid investments on an interim basis with the
                                 related trustee to cover the shortfall. For a
                                 specified period, as set forth in the related
                                 prospectus supplement, following the date of
                                 initial issuance of that series of
                                 certificates, which will constitute the
                                 prefunding period, we or our designee will be
                                 entitled to obtain a release of the deposited
                                 cash or investments if we deliver or arrange
                                 for delivery of a corresponding amount of
                                 mortgage assets. If we fail, however, to
                                 deliver or arrange for the delivery of mortgage
                                 assets sufficient to make up the entire
                                 shortfall within the prefunding period, any of
                                 the cash or, following liquidation, investments
                                 remaining on deposit with the related trustee
                                 will be used by the related trustee to pay down
                                 the total principal balance of the related
                                 series of certificates, as described in the
                                 related prospectus supplement.

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                                      -11-

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                                 If the subject securitization transaction
                                 involves a prefunding feature, then we will
                                 indicate in the related prospectus supplement,
                                 among other things:

                                 o    the term or duration of the prefunding
                                      period, which may not extend beyond one
                                      year from the date of initial issuance of
                                      the related offered certificates;

                                 o    the amount of proceeds to be deposited in
                                      the applicable prefunding account and the
                                      percentage of the mortgage asset pool and
                                      any class or series of offered
                                      certificates represented by those
                                      proceeds, which proceeds may not exceed
                                      50% of the related offering proceeds; and

                                 o    any limitation on the ability to add pool
                                      assets.

                                 If so specified in the related prospectus
                                 supplement, we or another specified person or
                                 entity may be permitted, at our or its option,
                                 but subject to the conditions specified in that
                                 prospectus supplement, to acquire from the
                                 related issuing entity particular mortgage
                                 assets underlying a series of certificates in
                                 exchange for:

                                 o    cash that would be applied to pay down the
                                      principal balances of certificates of that
                                      series; and/or

                                 o    other mortgage loans or mortgage-backed
                                      securities that--

                                      1.   conform to the description of
                                           mortgage assets in this prospectus,
                                           and

                                      2.   satisfy the criteria set forth in the
                                           related prospectus supplement.

                                 For example, if a mortgage loan backing a
                                 series of offered certificates defaults, then
                                 it may be subject to (a) a purchase option on
                                 the part of another lender whose loan is
                                 secured by a lien on the same real estate
                                 collateral or by a lien on an equity interest
                                 in the related borrower and/or (b) a fair value
                                 purchase option under the applicable governing
                                 document(s) for the subject securitization
                                 transaction or another servicing agreement.

                                 In addition, if so specified in the related
                                 prospectus supplement, but subject to the
                                 conditions specified in that prospectus
                                 supplement, one or more holders of certificates
                                 may exchange those certificates for one or more
                                 of the mortgage loans or mortgage-backed
                                 securities constituting part of the mortgage
                                 pool underlying those certificates.

                                 Further, if so specified in the related
                                 prospectus supplement, a special servicer or
                                 other specified party for one of our

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                                      -12-

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                                 securitizations may be obligated, under the
                                 circumstances described in that prospectus
                                 supplement, to sell on behalf of the related
                                 issuing entity a delinquent or defaulted
                                 mortgage asset.

                                 See also "--Optional or Mandatory Redemption or
                                 Termination" below.

CHARACTERISTICS OF THE OFFERED
CERTIFICATES .................   An offered certificate may entitle the holder
                                 to receive:

                                 o    a stated principal amount, which will be
                                      represented by its principal balance, if
                                      any;

                                 o    interest on a principal balance or
                                      notional amount, at a fixed, floating,
                                      adjustable or variable pass-through rate,
                                      which pass-through rate may change as of a
                                      specified date or upon the occurrence of
                                      specified events or for any other reason
                                      from one accrual or payment period to
                                      another, as described in the related
                                      prospectus supplement;

                                 o    specified, fixed or variable portions of
                                      the interest, principal or other amounts
                                      received on the related underlying
                                      mortgage loans or mortgage-backed
                                      securities;

                                 o    payments of principal, with
                                      disproportionate, nominal or no payments
                                      of interest;

                                 o    payments of interest, with
                                      disproportionate, nominal or no payments
                                      of principal;

                                 o    payments of interest on a deferred or
                                      partially deferred basis, which deferred
                                      interest may be added to the principal
                                      balance, if any, of the subject class of
                                      offered certificates or which deferred
                                      interest may or may not itself accrue
                                      interest, all as set forth in the related
                                      prospectus supplement;

                                 o    payments of interest or principal that
                                      commence only as of a specified date or
                                      only after the occurrence of specified
                                      events, such as the payment in full of the
                                      interest and principal outstanding on one
                                      or more other classes of certificates of
                                      the same series;

                                 o    payments of interest or principal that
                                      are, in whole or in part, calculated based
                                      on or payable specifically from payments
                                      or other collections on particular related
                                      underlying mortgage loans or
                                      mortgage-backed securities;

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                                      -13-

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                                 o    payments of principal to be made, from
                                      time to time or for designated periods, at
                                      a rate that is--

                                      1.   faster and, in some cases,
                                           substantially faster, or

                                      2.   slower and, in some cases,
                                           substantially slower,

                                      than the rate at which payments or other
                                      collections of principal are received on
                                      the related underlying mortgage loans or
                                      mortgage-backed securities;

                                 o    payments of principal to be made, subject
                                      to available funds, based on a specified
                                      principal payment schedule or other
                                      methodology;

                                 o    payments of principal that may be
                                      accelerated or slowed in response to a
                                      change in the rate of principal payments
                                      on the related underlying mortgage loans
                                      or mortgage-backed securities in order to
                                      protect the subject class of offered
                                      certificates or, alternatively, to protect
                                      one or more other classes of certificates
                                      of the same series from prepayment and/or
                                      extension risk;

                                 o    payments of principal out of amounts other
                                      than payments or other collections of
                                      principal on the related underlying
                                      mortgage loans or mortgage-backed
                                      securities, such as excess spread on the
                                      related underlying mortgage loans or
                                      mortgage-backed securities or amounts
                                      otherwise payable as interest with respect
                                      to another class of certificates of the
                                      same series, which other class of
                                      certificates provides for the deferral of
                                      interest payments thereon;

                                 o    payments of residual amounts remaining
                                      after required payments have been made
                                      with respect to other classes of
                                      certificates of the same series; or

                                 o    payments of all or part of the prepayment
                                      or repayment premiums, fees and charges,
                                      equity participations payments or other
                                      similar items received on the related
                                      underlying mortgage loans or
                                      mortgage-backed securities.

                                 Any class of offered certificates may be senior
                                 or subordinate to or pari passu with one or
                                 more other classes of certificates of the same
                                 series, including a non-offered class of
                                 certificates of that series, for purposes of
                                 some or all payments and/or allocations of
                                 losses.

                                 A class of offered certificates may have two or
                                 more component parts, each having
                                 characteristics that are otherwise described in

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                                      -14-

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                                 this prospectus as being attributable to
                                 separate and distinct classes.

                                 Payments on a class of offered certificates may
                                 occur monthly, bi-monthly, quarterly,
                                 semi-annually or at any other specified
                                 interval, commencing on the distribution date
                                 specified in the related prospectus supplement.

                                 We will describe the specific characteristics
                                 of each class of offered certificates in the
                                 related prospectus supplement, including
                                 payment characteristics and authorized
                                 denominations. Among other things, in the
                                 related prospectus supplement, we will
                                 summarize the flow of funds, payment priorities
                                 and allocations among the respective classes of
                                 offered certificates of any particular series,
                                 the respective classes of non-offered
                                 certificates of that series, and fees and
                                 expenses, to the extent necessary to understand
                                 the payment characteristics of those classes of
                                 offered certificates, and we will identify any
                                 events in the applicable governing document(s)
                                 that would alter the transaction structure or
                                 flow of funds. See "DESCRIPTION OF THE
                                 CERTIFICATES."

CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY-RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES..................   Some classes of offered certificates may be
                                 protected in full or in part against defaults
                                 and losses, or select types of defaults and
                                 losses, on the related underlying mortgage
                                 loans or mortgage-backed securities through the
                                 subordination of one or more other classes of
                                 certificates of the same series or by other
                                 types of credit support. The other types of
                                 credit support may include
                                 overcollateralization or a letter of credit, a
                                 surety bond, an insurance policy, a guarantee
                                 or a reserve fund. We will describe the credit
                                 support, if any, for each class of offered
                                 certificates and, if applicable, we will
                                 identify the provider of that credit support,
                                 in the related prospectus supplement. In
                                 addition, we will summarize in the related
                                 prospectus supplement how losses not covered by
                                 credit enhancement or support will be allocated
                                 to the subject series of offered certificates.

                                 The assets of an issuing entity with respect to
                                 any series of offered certificates may also
                                 include any of the following agreements:

                                 o    guaranteed investment contracts in
                                      accordance with which moneys held in the
                                      funds and accounts established with
                                      respect to those offered certificates will
                                      be invested at a specified rate;

                                 o    interest rate exchange agreements or
                                      interest rate cap or floor agreements; or

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                                      -15-

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                                 o    currency exchange agreements.

                                 We will describe the types of reinvestment,
                                 interest rate and currency related protection,
                                 if any, for each class of offered certificates
                                 and, if applicable, we will identify the
                                 provider of that protection, in the related
                                 prospectus supplement.

                                 See "RISK FACTORS," "THE TRUST FUND" and
                                 "DESCRIPTION OF CREDIT SUPPORT."

ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS...............   If the assets of an issuing entity for a series
                                 of offered certificates include mortgage loans,
                                 then, as and to the extent described in the
                                 related prospectus supplement, the related
                                 master servicer, the related special servicer,
                                 the related trustee, any related provider of
                                 credit support and/or any other specified
                                 person may be obligated to make, or may have
                                 the option of making, advances with respect to
                                 those mortgage loans to cover--

                                 o    delinquent scheduled payments of principal
                                      and/or interest, other than balloon
                                      payments,

                                 o    property protection expenses,

                                 o    other servicing expenses, or

                                 o    any other items specified in the related
                                      prospectus supplement.

                                 Any party making advances will be entitled to
                                 reimbursement from subsequent recoveries on the
                                 related mortgage loan and as otherwise
                                 described in this prospectus or the related
                                 prospectus supplement. That party may also be
                                 entitled to receive interest on its advances
                                 for a specified period. See "DESCRIPTION OF THE
                                 GOVERNING DOCUMENTS--Advances."

                                 If the assets of an issuing entity for a series
                                 of offered certificates include mortgage-backed
                                 securities, we will describe in the related
                                 prospectus supplement any comparable advancing
                                 obligations with respect to those
                                 mortgage-backed securities or the underlying
                                 mortgage loans.

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                                      -16-

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OPTIONAL OR MANDATORY
REDEMPTION OR TERMINATION.....   We will describe in the related prospectus
                                 supplement any circumstances involving an
                                 optional or mandatory redemption of offered
                                 certificates or an optional or mandatory
                                 termination of the related issuing entity. In
                                 particular, a master servicer, special servicer
                                 or other designated party may be permitted or
                                 obligated to purchase or sell--

                                 o    all the mortgage assets held by any
                                      particular issuing entity, thereby
                                      resulting in a termination of that issuing
                                      entity, or

                                 o    that portion of the mortgage assets held
                                      by any particular issuing entity as is
                                      necessary or sufficient to retire one or
                                      more classes of offered certificates of
                                      the related series.

                                 See "DESCRIPTION OF THE
                                 CERTIFICATES--Termination and Redemption."

FEDERAL INCOME TAX
CONSEQUENCES..................   Any class of offered certificates will
                                 constitute or evidence ownership of:

                                 o    regular interests or residual interests in
                                      a real estate mortgage investment conduit
                                      under Sections 860A through 860G of the
                                      Internal Revenue Code of 1986; or

                                 o    interests in a grantor trust under Subpart
                                      E of Part I of Subchapter J of the
                                      Internal Revenue Code of 1986.

                                 See "FEDERAL INCOME TAX CONSEQUENCES."

ERISA CONSIDERATIONS..........   If you are a fiduciary of an employee benefit
                                 plan or other retirement plan or arrangement,
                                 you are encouraged to review with your legal
                                 advisor whether the purchase or holding of
                                 offered certificates could give rise to a
                                 transaction that is prohibited or is not
                                 otherwise permissible under applicable law. See
                                 "ERISA CONSIDERATIONS."

LEGAL INVESTMENT..............   If your investment authority is subject to
                                 legal investment laws and regulations,
                                 regulatory capital requirements or review by
                                 regulatory authorities, then you may be subject
                                 to restrictions on investment in the offered
                                 certificates. You are encouraged to consult
                                 your legal advisor to determine whether and to
                                 what extent the offered certificates constitute
                                 a legal investment for you. We will specify in
                                 the related prospectus supplement which classes
                                 of the offered certificates, if any, will
                                 constitute mortgage related securities for
                                 purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. See "LEGAL
                                 INVESTMENT."

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                                      -17-

                                  RISK FACTORS

     YOU SHOULD CONSIDER THE FOLLOWING FACTORS, AS WELL AS THE FACTORS SET FORTH
UNDER "RISK FACTORS" IN THE RELATED PROSPECTUS SUPPLEMENT, IN DECIDING WHETHER
TO PURCHASE OFFERED CERTIFICATES.

LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND
MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES

     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market.
Furthermore, a particular investor or a few investors may acquire a substantial portion of a given class of offered certificates, thereby limiting trading in that class. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.

     We will describe in the related prospectus supplement the information that will be available to you with respect to your offered certificates. The limited nature of the information may adversely affect the liquidity of your offered certificates.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY
FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE
UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE
SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally.
The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o    the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

                                      -18-

     o    legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o    investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties,
          and

     o    investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related underlying mortgage loans or mortgage-backed securities. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS
OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED
PAYMENTS ON THOSE CERTIFICATES

     The offered certificates will represent interests solely in, and will be payable solely from the limited assets of, the related issuing entity. The offered certificates will not represent interests in or obligations of us, any sponsor or any of our or their respective affiliates, and no such person or entity will be responsible for making payments on the offered certificates if collections on the assets of the related issuing entity are insufficient. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. Furthermore, some classes of offered certificates will represent a subordinate right to receive payments out of collections and/or advances on some or all of the assets of the related issuing entity. If the assets of the related issuing entity are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.

ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT
YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related underlying mortgage loans or mortgage-backed securities. Actual losses may, however, exceed the assumed levels. See "DESCRIPTION OF THE
CERTIFICATES--Allocation of Losses and Shortfalls" and "DESCRIPTION OF CREDIT
SUPPORT." If actual losses on the related underlying mortgage loans or mortgage-backed securities exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses.
For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the
Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is

                                      -19-

possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.

THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON
PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE
PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your
Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o    an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o    a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute
Certainty as to the Rate, Timing and Amount of Payments on Your Offered
Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o    the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o    the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

                                      -20-

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life
of Your Offered Certificates; and the Rate and Timing of Those Prepayments May
Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related underlying mortgage loans or mortgage-backed securities.
Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o    vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o    be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your
Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly
Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield.
The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large as compared to the amount of principal payable on your offered certificates, or if your offered certificates entitle you to receive payments of interest but no payments of principal, then you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May
Affect the Amount and Timing of Payments on Your Offered Certificates; and the
Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those
Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a

                                      -21-

series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There Is No Assurance" below.

     There Is an Increased Risk of Default Associated with Balloon Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    occupancy levels at or near the time of refinancing;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant geographic area;

     o    changes in rental rates in the relevant geographic area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o    the availability of credit for multifamily rental or commercial properties.

                                      -22-

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on
the Performance and Value of the Underlying Real Property, Which May Decline
Over Time, and the Related Borrower's Ability to Refinance the Property, of
Which There is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.

REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE
PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER
TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH
THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be
Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In the event that the income generated by a real property were to decline as a result of the poor economic performance of that real property with the result that the real property is not able to support debt service payments on the related mortgage loan, neither the related borrower nor any other person would be obligated to remedy the situation by making payments out of their own funds. In such a situation, the borrower could choose instead to surrender the related mortgaged property to the lender or let it be foreclosed upon.

     In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o    the sufficiency of the net operating income of the applicable real property;

     o    the market value of the applicable real property at or prior to maturity; and

     o    the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, multifamily rental and commercial real estate lending generally involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related mortgaged property and the related borrower's ability to refinance the mortgage loan or sell the related mortgaged property.

                                      -23-

     Many Risk Factors Are Common to Most or All Multifamily and Commercial
Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the location, age, functionality, design and construction quality of the subject property;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the degree to which the subject property competes with other properties in the area;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o    tenant mix and concentration;

     o    national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o    local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer confidence, tastes and preferences;

     o    retroactive changes in building codes and other applicable laws;

     o    changes in governmental rules, regulations and fiscal policies, including environmental legislation; and

     o    vulnerability to litigation by tenants and patrons.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o    an increase in interest rates, real estate taxes and other operating expenses;

     o    an increase in the capital expenditures needed to maintain the property or make improvements;

     o    a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced;

                                      -24-

     o    natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions, terrorist attacks or riots; and

     o    environmental contamination.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o    the ratio of fixed operating expenses to those that vary with revenues; and

     o    the level of capital expenditures required to maintain the property and to maintain or replace tenants.

     Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on
Tenants. Generally, multifamily and commercial properties are subject to leases.
The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o    to pay for maintenance and other operating expenses associated with the property;

     o    to fund repairs, replacements and capital improvements at the property; and

     o    to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

Accordingly, mortgage loans secured by income-producing properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis.

     Factors that may adversely affect the ability of an income-producing property to generate net operating income from lease and rental payments include:

     o    a general inability to lease space;

     o    an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

                                      -25-

     o    an increase in tenant payment defaults or any other inability to collect rental payments;

     o    a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o    an increase in leasing costs and/or the costs of performing landlord obligations under existing leases;

     o    an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition and/or bankruptcy or insolvency of a significant or sole tenant.

     With respect to any mortgage loan backing a series of offered certificates, you should anticipate that, unless the related mortgaged real property is owner occupied, one or more--and possibly all--of the leases at the related mortgaged real property will expire at varying rates during the term of that mortgage loan and some tenants will have, and may exercise, termination options. In addition, some government-sponsored tenants will have the right as a matter of law to cancel their leases for lack of appropriations.

     Additionally, in some jurisdictions, if tenant leases are subordinated to the lien created by the related mortgage instrument but do not contain attornment provisions, which are provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure, the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged real property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged real property could experience a further decline in value if such tenants' leases were terminated.

     Some mortgage loans that back offered certificates may be secured by mortgaged real properties with tenants that are related to or affiliated with a borrower. In those cases a default by the borrower may coincide with a default by the affiliated tenants. Additionally, even if the property becomes a foreclosure property, it is possible that an affiliate of the borrower may remain as a tenant.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property
Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Accordingly, factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

                                      -26-

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the
U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o    the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o    an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant
Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted.
Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial, could exceed any reserves maintained for that purpose and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income
is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o    planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

                                      -27-

     o    managing operating expenses; and

     o    ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s)
that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an
Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

                                      -28-

Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     The Prospective Performance of the Multifamily and Commercial Mortgage
Loans to be Included in Any of Our Trusts Should be Evaluated Separately from the Performance of the Multifamily and Commercial Mortgage Loans in Any of Our
Other Trusts. Notwithstanding that there are many common factors affecting the profitability and value of income-producing properties in general, those factors do not apply equally to all income-producing properties and, in many cases, there are special factors that will affect the profitability and/or value of a particular income-producing property. See, for example, "--Various Types of
Income-Producing Properties May Secure Mortgage Loans Underlying a Series of
Offered Certificates and Each Type of Income-Producing Property May Present
Special Risks as Collateral for a Loan" below. Each income-producing property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of our trusts requires a unique underwriting analysis. Furthermore, economic conditions, whether worldwide, national, regional or local, vary over time. The performance of a mortgage pool originated and outstanding under one set of economic conditions may vary dramatically from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying a series of offered certificates independently from the performance of the mortgage loans underlying any other series of offered certificates.

VARIOUS TYPES OF INCOME-PRODUCING PROPERTIES MAY SECURE MORTGAGE LOANS
UNDERLYING A SERIES OF OFFERED CERTIFICATES AND EACH TYPE OF INCOME-PRODUCING
PROPERTY MAY PRESENT SPECIAL RISKS AS COLLATERAL FOR A LOAN

     General. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As discussed under "--Repayment of a Commercial or Multifamily Mortgage Loan
Depends on the Performance and Value of the Underlying Real Property, Which May
Decline Over Time, and the Related Borrower's Ability to Refinance the Property,
of Which There is No Assurance" above, the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property, and the type and use of a particular income-producing property may present special risks. Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o    the physical attributes of the property, such as its age, appearance, amenities and construction quality in relation to competing buildings;

     o    the types of services or amenities offered at the property;

     o    the location of the property;

     o    distance from employment centers and shopping areas;

     o    local factory or other large employer closings;

                                      -29-

     o    the characteristics of the surrounding neighborhood, which may change over time;

     o    the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o    the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o    the existence or construction of competing or alternative residential properties in the local market, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    compliance with and continuance of any government housing rental subsidy programs and/or low income housing tax credit or incentive programs from which the property receives benefits;

     o    the ability of management to respond to competition;

     o    the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, or personnel from a local military base or students;

     o    in the case of student housing facilities, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, and the relatively higher turnover rate compared to other types of multifamily tenants;

     o    adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o    state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o    the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o    the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase;

     o    the extent to which increases in operating costs may be passed through to tenants; and

     o    the financial condition of the owner of the property.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     In addition, multifamily rental properties are typically in markets that, in general, are characterized by low barriers to entry. Thus, a particular multifamily rental property market with historically low vacancies could

                                      -30-

experience substantial new construction and a resultant oversupply of rental units within a relatively short period of time. Since apartments within a multifamily rental property are typically leased on a short-term basis, the tenants residing at a particular property may easily move to alternative multifamily rental properties with more desirable amenities or locations or to single family housing.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o    prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control or rent stabilization regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline. The differences in rents between subsidized or supported properties and other multifamily rental properties in the same area may not be a sufficient economic incentive for some eligible tenants to reside at

                                      -31-

a subsidized or supported property that may have fewer amenities or be less attractive as a residence. As a result, occupancy levels at a subsidized or supported property may decline, which may adversely affect the value and successful operation of the property.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o    any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property. Additional factors likely to affect the economic performance of a cooperative corporation include--

     o    the failure of the corporation to qualify for favorable tax treatment as a "cooperative housing corporation" each year, which may reduce the cash flow available to make debt service payments on a mortgage loan secured by cooperatively owned property; and

     o    the possibility that, upon foreclosure, if the cooperatively-owned property becomes a rental property, certain units could be subject to rent control, stabilization and tenants' rights laws, at below market rents, which may affect rental income levels and the marketability and sale proceeds of the ensuing rental property as a whole.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be

                                      -32-

offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor of the cooperative corporation holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of that sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit.
Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     A number of factors may affect the value and operation of a retail property. Some of these factors include:

                                      -33-

     o    the strength, stability, number and quality of the tenants;

     o    tenants' sales;

     o    tenant mix;

     o    whether the property is in a desirable location;

     o    the physical condition and amenities of the building in relation to competing buildings;

     o    whether a retail property is anchored, shadow anchored or unanchored and, if anchored or shadow anchored, the strength, stability, quality and continuous occupancy of the anchor tenant or the shadow anchor, as the case may be, are particularly important factors; and

     o    the financial condition of the owner of the property.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o    make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o    perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o    the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o    the particular mixture of the goods and services offered at the property;

                                      -34-

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues.
Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     With respect to some retail properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. Retail properties that are anchored have traditionally been perceived as less risky than unanchored properties. As to any given retail property, an anchor tenant is generally understood to be a nationally or regionally recognized tenant whose space is, in general, materially larger in size than the space occupied by other tenants at the same retail property and is important in attracting customers to the retail property.

     A retail property may also benefit from a shadow anchor. A shadow anchor is a store or business that satisfies the criteria for an anchor store or business, but which may be located at an adjoining property or on a portion of the subject retail property that is not collateral for the related mortgage loan. A shadow anchor may own the space it occupies. In those cases where the property owner does not control the space occupied by the anchor store or business, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant.

     In some cases, an anchor tenant or a shadow anchor may cease to operate at the property, thereby leaving its space unoccupied even though it continues to pay rent on or even own the vacant space. If an anchor tenant or a shadow anchor ceases operations at a retail property or if its sales do not reach a specified threshold, other tenants at the property may be entitled to terminate their leases prior to the scheduled expiration date or to pay rent at a reduced rate for the remaining term of the lease.

     Accordingly, the following factors, among others, will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o    the bankruptcy or economic decline of an anchor tenant or a shadow anchor;

                                      -35-

     o    the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be;
          or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    home shopping networks and programs;

     o    internet web sites and electronic media shopping; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o    the strength, stability, number and quality of the tenants, particularly significant tenants, at the property;

     o    the physical attributes and amenities of the building in relation to competing buildings, including the condition of the HVAC system.
          parking and the building's compatibility with current business wiring requirements;

     o    whether the area is a desirable business location, including local labor cost and quality, tax environment, including tax benefits, and quality of life issues, such as schools and cultural amenities;

     o    the location of the property with respect to the central business district or population centers;

     o    demographic trends within the metropolitan area to move away from or towards the central business district;

     o    social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

                                      -36-

     o    tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o    local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation;

     o    accessibility from surrounding highways/streets;

     o    changes in zoning laws; and

     o    the financial condition of the owner.

     With respect to some office properties, one or more tenants may have the option, at any time or after the expiration of a specified period, to terminate their leases at the property. In many cases, the tenant is required to provide notice and/or pay penalties in connection with the exercise of its termination option. Notwithstanding any disincentives with respect to a termination option, there can be no assurance a tenant will not exercise such an option, especially if the rent paid by that tenant is in excess of market rent.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o    the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o    amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy.
Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life considerations, such as schools and cultural amenities.

                                      -37-

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o    hotels and motels associated with national or regional franchise chains;

     o    hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the value, operation and economic performance of a hospitality property include:

     o    the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation, if any;

     o    economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o    the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o    increases in operating costs, which may not be offset by increased room rates;

     o    the property's dependence on business and commercial travelers and tourism;

     o    changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors; and

     o    changes in travel patterns caused by perceptions of travel safety, which perceptions can be significantly and adversely influenced by terrorist acts and foreign conflict as well as apprehension regarding the possibility of such acts or conflicts.

                                      -38-

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature and/or may be adversely affected by prolonged unfavorable weather conditions.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise, which may be at significantly higher fees than the previous franchise, or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure.
Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Additionally, any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager will generally not be enforceable. In the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated operating, liquor and other licenses. That party would be required to apply in its own right for new operating, liquor and other licenses. There can be no assurance that a new license could be obtained or that it could be obtained promptly. The lack of a liquor license in a hospitality property could have an adverse impact on the revenue from that property or on its occupancy rate.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o    location, including proximity to or easy access from major population centers;

     o    appearance;

     o    economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

                                      -39-

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o    providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership, operation, maintenance and/or financing of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health care-related properties include:

     o    hospitals;

     o    medical offices;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

                                      -40-

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Health care-related facilities are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties. Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o    laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and
Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services.
Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals.
The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. Also, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.

                                      -41-

     The value and operation of an industrial property depends on:

     o    location of the property, the desirability of which in a particular instance may depend on--

          1.   availability of labor services,

          2.   proximity to supply sources and customers, and

          3.   accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o    building design of the property, the desirability of which in a particular instance may depend on--

          1.   ceiling heights,

          2.   column spacing,

          3.   number and depth of loading bays,

          4.   divisibility,

          5.   floor loading capacities,

          6.   truck turning radius,

          7.   overall functionality, and

          8.   adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities;
               and

     o    the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. In addition, properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse,
mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. Depending on their location, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

                                      -42-

     o    tenant privacy,

     o    efficient access to the property,

     o    proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     In addition, it is difficult to assess the environmental risks posed by warehouse, mini-warehouse and self-storage properties due to tenant privacy restrictions, tenant anonymity and unsupervised access to these facilities.
Therefore, these facilities may pose additional environmental risks to investors. Environmental site assessments performed with respect to warehouse, mini-warehouse and self-storage properties would not include an inspection of the contents of the facilities. Therefore, it would not be possible to provide assurance that any of the units included in these kinds of facilities are free from hazardous substances or other pollutants or contaminants.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o    competition from facilities having businesses similar to a particular restaurant or tavern;

     o    perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o    negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o    retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    market segment,

     o    product,

     o    price,

                                      -43-

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o    actions and omissions of any franchisor, including management practices that--

          1.   adversely affect the nature of the business, or

          2.   require renovation, refurbishment, expansion or other
               expenditures;

     o    the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o    the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related

                                      -44-

franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational
Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or "home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    location of the manufactured housing property;

     o    the ability of management to provide adequate maintenance and insurance;

     o    the number of comparable competing properties in the local market;

     o    the age, appearance, condition and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

                                      -45-

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control or rent stabilization on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control or rent stabilization laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control or rent stabilization on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control or rent stabilization is not imposed at the state level in those states. In some states, however, local rent control and/or rent stabilization ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control or rent stabilization with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort.
Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o    the existence or construction of competing properties, whether are not they offer the same activities;

     o    the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

                                      -46-

     o    geographic location and dependence on tourism;

     o    changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o    seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. In addition, some recreational and resort properties may be adversely affected by prolonged unfavorable weather conditions.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

     The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o    perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o    perceptions by prospective patrons of the safety of the surrounding area; and

     o    the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to

                                      -47-

decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o    the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o    the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

ANY ANALYSIS OF THE VALUE OR INCOME PRODUCING ABILITY OF A COMMERCIAL OR
MULTIFAMILY PROPERTY IS HIGHLY SUBJECTIVE AND SUBJECT TO ERROR

     Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o    its ability to generate income sufficient to make payments on the loan.

                                      -48-

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income-producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

                                      -49-

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the mortgage loan and any other senior and/or pari passu loans that are secured by the related real property collateral, to

     o    the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o    the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o    the lender has greater protection against loss on liquidation following a borrower default.

     However, loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o    the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o    the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

                                      -50-

     o    the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o    it is often difficult to find truly comparable properties that have recently been sold;

     o    the replacement cost of a property may have little to do with its current market value; and

     o    income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o    the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.

LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT
AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.

                                      -51-

GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF
DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o    any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o    changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o    acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.

CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase offered certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS
THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.

ADDITIONAL SECURED DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON
A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any additional secured indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans.

                                      -52-

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "LEGAL ASPECTS OF MORTGAGE LOANS--Subordinate Financing."

WITH RESPECT TO CERTAIN MORTGAGE LOANS INCLUDED IN OUR TRUSTS, THE MORTGAGED
PROPERTY OR PROPERTIES THAT SECURE THE SUBJECT MORTGAGE LOAN IN THE TRUST ALSO
SECURE ONE (1) OR MORE RELATED MORTGAGE LOANS THAT ARE NOT IN THE TRUST; THE
INTERESTS OF THE HOLDERS OF THOSE NON-TRUST MORTGAGE LOANS MAY CONFLICT WITH
YOUR INTERESTS

     Certain mortgage loans included in our trusts are each part of a loan combination or split loan structure that includes one or more additional mortgage loans (not included in the trust) that are secured by the same mortgage instrument(s) encumbering the same mortgaged property or properties, as applicable, as is the subject mortgage loan. See "THE TRUST FUND--Mortgage
Loans--Loan Combinations." Pursuant to one or more co-lender or similar agreements, a holder of a particular non-trust mortgage loan in a subject loan combination, or a group of holders of non-trust mortgage loans in a subject loan combination (acting together), may be granted various rights and powers that affect the mortgage loan in that loan combination that is in one of our trusts, including (a) cure rights with respect to the mortgage loan in our trust, (b) a purchase option with respect to the mortgage loan in our trust, (c) the right to advise, direct and/or consult with the applicable servicer regarding various servicing matters, including certain modifications, affecting that loan combination, and/or (d) the right to replace the applicable special servicer
(without cause) with respect to the mortgage loan in our trust. In some cases, those rights and powers may be assignable or may be exercised through a representative or designee. In connection with exercising any of the foregoing rights afforded to it, the holder of any non-trust mortgage loan in a loan combination that includes a mortgage loan in one of our trusts --or, if applicable, any representative, designee or assignee of that holder with respect to the particular right -- will likely not be an interested party with respect to the related series of certificates, will have no obligation to consider the interests of, or the impact of exercising such rights on, the related series of certificates and may have interests that conflict with your interests. If any such non-trust mortgage loan is included in a securitization, then the representative, designee or assignee exercising any of the rights of the holder of that non-trust mortgage loan may be a securityholder, an operating advisor, a controlling class representative or other comparable party or a servicer from that other unrelated securitization. You should expect that the holder or beneficial owner of a non-trust mortgage loan will exercise its rights and powers to protect its own economic interests, and will not be liable to the related series of certificateholders for so doing.

     In addition, certain of mortgage loans included in our trusts that are part of a loan combination will be serviced and administered pursuant to the servicing agreement for the securitization of a non-trust mortgage loan that is part of the same loan combination. Consequently, the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans and the parties with control over the servicing of those mortgage loans may have interests that conflict with your interests. See "DESCRIPTION OF THE GOVERNING DOCUMENTS--Servicing Mortgage Loans
That Are Part of a Loan Combination."

THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS AND/OR HINDER RECOVERY

     Some of the mortgage loans underlying a series of offered certificates may have borrowers that are individuals or, alternatively, are entities that either have not been structured to diminish the likelihood of their becoming bankrupt or do not satisfy all the characteristics of special purpose entities. Further, some of the borrowing entities may have been in existence and conducting business prior to the origination of the related underlying mortgage loans, may own other property that is not part of the collateral for the related underlying mortgage loans and, further, may not have always satisfied all the characteristics of special purpose entities even if they currently do so. The related mortgage documents and/or organizational documents of those borrowers may not contain the representations, warranties and covenants customarily made by a borrower that is a special purpose entity, such as limitations on indebtedness and affiliate transactions and restrictions on the borrower's ability to dissolve, liquidate, consolidate, merge, sell all or any material portion of its assets or amend its

                                      -53-

organizational documents. These provisions are designed to mitigate the possibility that the borrower's financial condition would be adversely impacted by factors unrelated to the related mortgaged real property and the related mortgage loan.

     Borrowers not structured as bankruptcy-remote entities may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because those borrowers may be:

     o    operating entities with businesses distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; and

     o    individuals that have personal liabilities unrelated to the property.

     In addition, if an underlying mortgage loan is secured by a mortgage on both the related borrower's leasehold interest in the related mortgaged real property and the underlying fee interest in such property, the related borrower may be a special purpose entity, but the owner and pledgor of the related fee interest may not be a special purpose entity.

     However, any borrower, even an entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against such borrower or corporate or individual general partner or managing member.

     With respect to those borrowers that are structured as special purposes entities, although the terms of the borrower's organizational documents and/or related loan documents require that the related borrower covenants to be a special purpose entity, in some cases those borrowers are not required to observe all covenants and conditions that typically are required in order for such an entity to be viewed under the standard rating agency criteria as a special purpose entity.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of such borrowers with those of the parent. Consolidation of the assets of such borrowers would likely have an adverse effect on the funds available to make distributions on your offered certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your offered certificates. See "--Borrower Bankruptcy
Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your
Offered Certificates" below and "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy
Laws."

     The mortgage loans underlying a series of offered certificates may have borrowers that own the related mortgaged real properties as tenants-in-common or may permit the related borrowers to convert into a tenant-in-common structure in the future. Generally, in tenant-in-common ownership structures, each tenant-in-common owns an undivided share in the subject real property. If a tenant-in-common desires to sell its interest in the subject real property and is unable to find a buyer or otherwise desires to force a partition, the tenant-in-common has the ability to request that a court order a sale of the subject real property and distribute the proceeds to each tenant-in-common owner proportionally. To reduce the likelihood of a partition action, a tenant-in-common borrower may be required to waive its partition right. However, there can be no assurance that, if challenged, this waiver would be enforceable or that it would be enforced in a bankruptcy proceeding.

     The enforcement of remedies against tenant-in-common borrowers may be prolonged because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay is reinstated. While a lender may seek to mitigate this risk after the commencement of the first bankruptcy of a tenant-in-common by commencing an involuntary proceeding against the other tenant-in-common borrowers and moving to consolidate all those cases, there can be no assurance that a bankruptcy court would consolidate those separate cases. Additionally, tenant-in-common borrowers may be permitted to transfer portions of their interests in the subject mortgaged real property to numerous additional tenant-in-common borrowers.

                                      -54-

     The bankruptcy, dissolution or action for partition by one or more of the tenants-in-common could result in an early repayment of the related mortgage loan, a significant delay in recovery against the tenant-in-common borrowers, a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for these mortgage loans may be special purpose entities and some of those tenants-in-common may be individuals.

BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN
UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property.
This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o    grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE
CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o    as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

                                      -55-

     o    that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o    that the results of the environmental testing were accurately evaluated in all cases;

     o    that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o    that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o    conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an
"owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o    agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o    the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

                                      -56-

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal
Comprehensive Environmental Response, Compensation and Liability Act of 1980, as
amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to
1978--

     o    to disclose to potential residents or purchasers information in their possession regarding the presence of known lead-based paint or lead-based paint-related hazards in such housing, and

     o    to deliver to potential residents or purchasers a United States
          Environmental Protection Agency approved information pamphlet describing the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.

SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY
BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.   was insolvent at the time of granting the lien,

          2.   was rendered insolvent by the granting of the lien,

          3.   was left with inadequate capital, or

          4.   was not able to pay its debts as they matured; and

     o    the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

                                      -57-

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "LEGAL ASPECTS OF MORTGAGE
LOANS--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of U.S. Treasury obligations or other government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.

CERTAIN ASPECTS OF SUBORDINATION AGREEMENTS, INCLUDING CO-LENDER AGREEMENTS
EXECUTED IN CONNECTION WITH MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES
THAT ARE PART OF A SPLIT LOAN STRUCTURE, MAY BE UNENFORCEABLE

     Pursuant to co-lender, intercreditor and similar agreements for certain of the mortgage loans included in one of our trusts, which mortgage loans are, in each case, intended to be senior to one or more other mortgage loans--not included in the related trust--that encumber the related mortgaged property, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including

                                      -58-

any actions relating to the bankruptcy of the related borrower, and that the holder of the related mortgage loan that is included in our trust--directly or through an applicable servicer--will have all rights to direct all such actions.
There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender. While subordination agreements are generally enforceable in bankruptcy, in its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr.
N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern
District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that pre-bankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.
In the event the foregoing holding is followed with respect to a co-lender relationship related to one of the mortgage loans underlying your offered certificates, the trustee's recovery with respect to the related borrower in a bankruptcy proceeding may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

WORLD EVENTS AND NATURAL DISASTERS COULD HAVE AN ADVERSE IMPACT ON THE REAL
PROPERTIES SECURING THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES AND
CONSEQUENTLY COULD REDUCE THE CASH FLOW AVAILABLE TO MAKE PAYMENTS ON THE
OFFERED CERTIFICATES

     The economic impact of the United States' military operations in Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material effect on general economic conditions, consumer confidence, and market liquidity. We can give no assurance as to the effect of these events on consumer confidence and the performance of the loans held by trust fund. Any adverse impact resulting from these events would be borne by the holders of one or more classes of the securities. In addition, natural disasters, including earthquakes, floods and hurricanes, also may adversely affect the real properties securing the mortgage loans that back your offered certificates. For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or widespread fires) than properties in other parts of the country and mortgaged real properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country. Hurricanes and related windstorms, floods and tornadoes have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the southeastern United States. The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties. We cannot assure you that any damage caused by hurricanes, windstorms, floods or tornadoes would be covered by insurance.

JURISDICTIONS WITH ONE ACTION OR SECURITY FIRST RULES AND/OR ANTI-DEFICIENCY
LEGISLATION MAY LIMIT THE ABILITY OF THE SPECIAL SERVICER TO FORECLOSE ON A REAL
PROPERTY OR TO REALIZE ON OBLIGATIONS SECURED BY A REAL PROPERTY

     Several states, including California, have laws that prohibit more than one
"judicial action" to enforce a mortgage obligation, requiring the lender to exhaust the real property security for such obligation first and/or limiting the ability of the lender to recover a deficiency judgment from the obligor following the lender's realization upon the collateral. This could be particularly problematic for cross-collateralized, cross-defaulted or multi-property mortgage loans secured by real properties located in multiple states where only some of those states have such rules. A lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or forfeiting the right to enforce the underlying obligation. In some jurisdictions, the benefits of such laws may also be available to a guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first proceeding against the collateral and without a judicial foreclosure. Accordingly, where real properties are located in jurisdictions in which "one action," "security first" and/or "anti-deficiency"
rules may be applicable, the special servicer should seek to obtain advice of counsel prior to enforcing any of the trust's rights under any of the related mortgage loans and/or guarantees of those mortgage loans. As a result, the special servicer may incur additional - and perhaps significant additional -
delay and expense in

                                      -59-

foreclosing on the underlying real properties located in states affected by "one action," "security first" or "anti-deficiency" rules. See "LEGAL ASPECTS OF
MORTGAGE LOANS--Foreclosure--One Action and Security First Rules" and
"--Foreclosure--Anti-Deficiency Legislation."

LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD
LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     o    war,

     o    riot, strike and civil commotion,

     o    terrorism,

     o    nuclear, biological or chemical materials,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    mold,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.

     Not all of the mortgaged real properties that secure mortgage loans included in one of our trusts will be insured against acts of terrorism. Some of those mortgage loans may not require terrorism insurance coverage. In other cases, because of heightened concern over future terrorist activities in the
United States, it may be difficult for borrowers to obtain or renew terrorism insurance coverage at commercially reasonable rates.

     There is also a possibility of casualty losses on a real property for which insurance proceeds, together with land value, may not be adequate to pay the mortgage loan in full or rebuild the improvements. Consequently, there can be no assurance that each casualty loss incurred with respect to a real property securing one of the mortgage loans included in one of our trusts will be fully covered by insurance or that the mortgage loan will be fully repaid in the event of a casualty.

                                      -60-

     Furthermore, various forms of insurance maintained with respect to any of the real properties for the mortgage loans included in one of our trusts, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in that trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in our trust.

LENDING ON CONDOMINIUM UNITS CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON NON-CONDOMINIUMS

     Some mortgage loans underlying the offered certificates will be secured by--

     o    the related borrower's interest in a commercial condominium unit or multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the subject building, development or project.

     Condominiums may create risks for lenders that are not present when lending on properties that are not condominiums. In the case of condominiums, a condominium owner is generally responsible for the payment of common area maintenance charges. In the event those charges are not paid when due, the condominium association may have a lien for those unpaid charges against the owner of the subject condominium unit, and, in some cases, pursuant to the condominium declaration, the lien of the mortgage for a related mortgage loan is subordinate to that lien for unpaid common area maintenance charges. In addition, pursuant to many condominium declarations, the holders of the remaining units would become responsible for the common area maintenance charges that remain unpaid by any particular unit holder.

     Further, in the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building, restoration following a casualty and many other decisions affecting the maintenance of that building, may not be consistent with the mortgage loan documents and may have an adverse impact on the mortgage loans that are secured by real properties consisting of such condominium interests.

     There can be no assurance that the related board of managers will act in the best interests of the borrower under those mortgage loans. Further, because of the nature of condominiums, a default on the part of the borrower with respect to such real properties will not allow the special servicer the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject real property, because of the possible existence of multiple loss payees on any insurance policy covering the property, there could be a delay in the restoration of the property and/or the allocation of related insurance proceeds, if any.
Consequently, if any of the mortgage loans underlying the offered certificates are secured by the related borrower's interest in a condominium, servicing and realizing upon such mortgage loan could subject the holders of such offered certificates to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

                                      -61-

LENDING ON GROUND LEASES CREATES RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN
LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default under the ground lease on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.

     Further, in a recent decision by the United States Court of Appeals for the
Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 2003 U.S. App.
LEXIS 7612 (7th Cir. Apr. 23, 2003)), the court ruled that where a statutory sale of the leased property occurs under Section 363(f) of the U.S. Bankruptcy
Code upon the bankruptcy of a landlord, the sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section
363(e) of the U.S. Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, there can be no assurance that, in the event of a statutory sale of leased property pursuant to Section 363(f)
of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, there can be no assurance that the lessee and/or the lender (to the extent it can obtain standing to intervene)
will be able to recuperate the full value of the leasehold interest in bankruptcy court.

CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.

COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the

                                      -62-

owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION AND OTHER LEGAL PROCEEDINGS MAY ADVERSELY AFFECT A BORROWER'S ABILITY
TO REPAY ITS MORTGAGE LOAN

     From time to time, there may be legal proceedings pending or threatened against the borrowers and their affiliates relating to the business of, or arising out of the ordinary course of business of, the borrowers and their affiliates. It is possible that such legal proceedings may have a material adverse effect on any borrower's ability to meet its obligations under the related mortgage loan and, therefore, on distributions on your certificates.

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property.
If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

     From time to time, there may be condemnations pending or threatened against one or more of the mortgaged real properties securing the mortgage loans in one of our trusts. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged real property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generated by, the affected mortgaged real property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your offered certificates.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON
THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o    any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o    any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and health care-related properties. These taxes, and the cost of retaining an independent contractor, would reduce the net proceeds available for payment with respect to the related offered certificates.

                                      -63-

     In addition, in connection with the trust's acquisition of a real property, through foreclosure or similar action, and/or its liquidation of such property, the trust may in certain jurisdictions, particularly in New York and California, be required to pay state or local transfer or excise taxes. Such state or local taxes may reduce net proceeds available for distribution to the offered certificates.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX
CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a
certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "FEDERAL INCOME TAX CONSEQUENCES--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the
Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal
Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o    for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o    for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual
Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the
Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o    pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to:

                                      -64-

     o    a foreign person under the Internal Revenue Code of 1986, or

     o    a U.S. person that is classified as a partnership under the Internal
          Revenue Code of 1986, unless all of its beneficial owners are U.S.
          persons, or

     o    a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of a U.S. person.

     It is possible that a class of offered certificates would also evidence a residual interest in a REMIC and therefore that class of offered certificates or the portion thereof that represents the residual interest in the REMIC would exhibit the characteristics, and be subject to the risks, described above in this "--Residual Interests in a Real Estate Mortgage Investment Conduit Have
Adverse Tax Consequences" section.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates."

ADDITIONAL COMPENSATION TO THE MASTER SERVICER AND THE SPECIAL SERVICER AND
INTEREST ON ADVANCES WILL AFFECT YOUR RIGHT TO RECEIVE DISTRIBUTIONS ON YOUR
OFFERED CERTIFICATES

     To the extent described in the related prospectus supplement, the master servicer, the special servicer, the trustee and any fiscal agent will each be entitled to receive interest on unreimbursed advances made by that party with respect to the mortgage assets. This interest will generally accrue from the date on which the related advance was made or the related expense was incurred through the date of reimbursement. In addition, under certain circumstances, including a default by the borrower in the payment of principal and interest on a mortgage asset, that mortgage asset will become specially serviced and the related special servicer will be entitled to compensation for performing special servicing functions pursuant to the related governing document(s). The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions on the offered certificates. Thus, the payment of interest on advances and the payment of special servicing compensation may lead to shortfalls in amounts otherwise distributable on your offered certificates.

INABILITY TO REPLACE THE MASTER SERVICER COULD AFFECT COLLECTIONS AND RECOVERIES
ON THE MORTGAGE ASSETS

     The structure of the servicing fee payable to the master servicer might affect the ability to find a replacement master servicer. Although the trustee is required to replace the master servicer if the master servicer is terminated or resigns, if the trustee is unwilling (including for example because the servicing fee is insufficient) or unable (including for example, because the trustee does not have the systems to service mortgage loans), it may be necessary to appoint a replacement master servicer. Because the master servicing fee is structured as a percentage of the stated principal balance of each mortgage asset, it may be difficult to replace the servicer at a time when the balance of the mortgage loans has been significantly reduced because the fee may be insufficient to cover the costs associated with servicing the mortgage assets and/or related REO properties remaining in the mortgage pool. The performance of the mortgage assets may be negatively impacted, beyond the expected transition period during a servicing transfer, if a replacement master servicer is not retained within a reasonable amount of time.

PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o    you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

                                      -65-

     o    you may have only limited access to information regarding your offered certificates;

     o    you may suffer delays in the receipt of payments on your offered certificates; and

     o    your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "DESCRIPTION OF THE CERTIFICATES--Book-Entry Registration and
Definitive Certificates."

POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A SERVICER'S PERFORMANCE

     A master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, a master servicer, special servicer or sub-servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.
These relationships may create conflicts of interest.

     In servicing mortgage loans in any of our trusts, a master servicer, special servicer or sub-servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates--or, in the case of a sub-servicer, a consistent sub-servicing agreement--and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that if any of these parties or an affiliate owns certificates or has financial interests in or other financial dealings with any of the related borrowers, then it may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer or an affiliate thereof or any other related entity owns any certificates, and in particular a class of non-offered certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying acceleration or other enforcement in the hope of realizing greater proceeds in the future. However, this action or failure to take immediate action by a special servicer could pose a greater risk to the trust and ultimately result in a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, a master servicer, special servicer or sub-servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer, special servicer or sub-servicer may be acting on behalf of parties with conflicting interests.

THE RISK OF TERRORISM IN THE UNITED STATES AND MILITARY ACTION MAY ADVERSELY
AFFECT THE VALUE OF THE OFFERED CERTIFICATES AND PAYMENTS ON THE MORTGAGE ASSETS

     It is impossible to predict the extent to which terrorist activities may occur in the United States. Furthermore, it is uncertain what effects any past or future terrorist activities and/or consequent actions on the part of the
United States Government and others, including military action, will have on
U.S. and world financial markets; local, regional and national economies; real estate markets across the U.S.; and/or particular business segments, including those that are important to the performance of the real properties that secure the mortgage loans underlying any series of offered certificates. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

                                      -66-

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the mortgage loans underlying any series of offered certificates, the liquidity and market value of those offered certificates may be impaired.

                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Frequently used capitalized terms will have the respective meanings assigned to them in the glossary attached to this prospectus.

                                 THE TRUST FUND

ISSUING ENTITIES

     The issuing entity with respect to each series of offered certificates is the entity that will own and hold the related underlying mortgage loans or mortgage-backed securities and in whose name those certificates will be issued.
Each issuing entity will be a statutory trust or a common law trust organized at our direction under the laws of the State or other jurisdiction specified in the related prospectus supplement. As described in the related prospectus supplement, the Governing Document for each series of offered certificates will set forth the permissible activities and restrictions on the activities of the related issuing entity and will govern the servicing and administration of the related trust assets. Each series of offered certificates will represent interests only in, and be payable solely from assets of, the related trust.
However, a series of offered certificates may be issued together with other certificates of the same series, which other certificates will not be offered pursuant to this prospectus.

DESCRIPTION OF THE TRUST ASSETS

     The trust assets backing a series of offered certificates will collectively constitute the related trust fund. Each such trust fund will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o    mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o    a combination of mortgage loans and mortgage-backed securities of the types described above.

     In addition to the asset classes described above in this "--Description of the Trust Assets"--section, we may include in the trust fund with respect to any series of offered certificates loans secured by equipment or inventory related to the real property collateral securing a mortgage loan in that trust fund, provided that such other asset classes in the aggregate will not exceed 10% by principal balance of the related asset pool.

     We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee payment of any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure payment of any of those mortgage assets.

                                      -67-

MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o    retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o    retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o    hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o    health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o    warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o    restaurants, taverns and other establishments involved in the food and beverage industry;

     o    manufactured housing communities, mobile home parks and recreational vehicle parks;

     o    recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth under "RISK FACTORS--Various Types of Income-Producing
Properties May Secure Mortgage Loans Underlying a Series of Offered Certificates
and Each

                                      -68-

Type of Income-Producing Property May Present Special Risks as Collateral for a
Loan" is a discussion of some of the various factors that may affect the value and operations of each of the indicated types of multifamily and commercial properties.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o    a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o    an estate for years, which consists of ownership of the property for a specified period of years,

     o    a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United
States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     Junior Mortgage Loans. If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property.
However, the loan or loans secured by the more senior liens on that property may not be included in the related trust fund. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are generally applied--

     o    first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o    third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

                                      -69-

     Delinquent Mortgage Loans. If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o    the ability of the related real property to generate income to service the mortgage debt.

     We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.
Furthermore, delinquent mortgage loans will not constitute 20% or more, as measured by dollar volume, of the mortgage asset pool for a series of offered certificates as of the relevant measurement date.

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o    scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:

     o    provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o    provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o    provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o    be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o    permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o    prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

                                      -70-

     Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and, in general, are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender, intercreditor or similar agreement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes, a common loan agreement or other common loan document. Such co-lender, intercreditor or similar agreement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination. See "RISK FACTORS--With
Respect to Certain Mortgage Loans Included in Our Trusts, the Mortgaged Property
or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One
(1) or More Related Mortgage Loans That Are Not in the Trust; The Interests of
the Holders of Those Non-Trust Mortgage Loans May Conflict with Your Interests."

     Real Property and Other Collateral. Following a foreclosure, acceptance of a deed in lieu of foreclosure or any enforcement action, trust assets may include real property or other collateral for a defaulted mortgage loan pending the liquidation of that collateral.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o    the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o    the type or types of property that provide security for repayment of the mortgage loans;

     o    the earliest and latest maturity date for the mortgage loans;

     o    the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o    loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o    the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o    if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

                                      -71-

     o    information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o    debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o    the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o    specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K following the issuance of those certificates.

     In addition, with respect to any obligor or group of affiliated obligors with respect to any pool asset or group of pool assets, or property or group of related properties securing any pool asset or group of pool assets, if such pool asset or group of pool assets represents a material concentration within the mortgage asset pool, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties as required under the Securities Act and the Exchange Act.

     Originators. Some or all of the mortgage loans included in one of our trusts may be originated by Merrill Lynch Mortgage Lending, Inc. or by one of
our other affiliates. In addition, there may be other third-party originators of the mortgage loans to be included in one of our trusts. Accordingly, we will acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee, in privately negotiated transactions. See
"THE SPONSOR." We will identify in the related prospectus supplement any originator or group of affiliated originators--apart from any sponsor and/or its affiliates--that will or is expected to originate mortgage loans representing
10% or more of the related mortgage asset pool, by balance.

     Method and Criteria by Which Mortgage Loans are Selected for Inclusion in a
Securitization. There is no formal method or established criteria by which mortgage loans are selected for inclusion in any particular asset securitization. Merrill Lynch Mortgage Lending, Inc. ("MLML"), which is expected to be one of the sponsors, and its affiliates generally originate mortgage loans in accordance with the underwriting criteria described under the heading "THE
SPONSOR." When any such mortgage loan is originated, MLML or one of its affiliates will generally determine whether the subject mortgage loan is to be targeted for securitization. Mortgage loans targeted for securitization are usually securitized as soon as possible after origination. Accordingly, all such mortgage loans held by MLML pending securitization would be expected to be securitized as soon thereafter as possible.

     Notwithstanding the foregoing, we or MLML could decide not to include one or more mortgage loans in a particular securitization transaction for business reasons. For example, MLML or one of its affiliates could hold a mortgage loan out of securitization transactions until the related mortgaged property
"stabilizes" (such as following significant renovations, a lease-up period or a free rent period for a significant portion of the tenants). A mortgage loan may not be included in a securitization transaction because it would have adverse effects on the diversity of the subject asset pool (including by reason of its size, the related property type or the related geographic property location), which in turn could make the related certificates less appealing to investors or adversely affect rating levels. Also, MLML or an affiliate could remove a mortgage loan from the potential asset pool in response to investor feedback.
Likewise, we could request another sponsor or mortgage loan seller that is

                                      -72-

contributing mortgage loans to one of our securitizations not to include one or more of those mortgage loans for reasons similar to those above or because of material inconsistencies with MLML's underwriting standards.

MORTGAGE-BACKED SECURITIES

     The mortgage-backed securities underlying a series of offered certificates may include:

     o    mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o    certificates issued and/or insured or guaranteed by Freddie Mac,
          Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o    will have been registered under the Securities Act, or

     o    will be exempt from the registration requirements of the Securities
          Act, or will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     o    may otherwise be resold by us publicly without registration under the
          Securities Act.

     We will register the offering of any mortgage-backed security to be included in one of our trusts with the SEC if --

     o    the issuer of the subject mortgage-backed securities has a direct or indirect agreement, arrangement, relationship or understanding with the issuing entity, the depositor, any sponsor or an underwriter, relating to inclusion of those mortgage-backed securities in our trust,

     o    the issuer of the subject mortgage-backed securities or any of its affiliates is an affiliate of the issuing entity, the depositor, any sponsor or an underwriter of a series of offered certificates, or

     o    the depositor would not be free to publicly resell the subject mortgage-backed securities without registration under the Securities
          Act.

     Any registration of underlying securities will be made in compliance with the provisions of Rule 190 under the Securities Act. In connection with any such registration--

     o    the prospectus supplement for the related series of offered certificates will describe the plan of distribution for both that series of offered certificates and the underlying mortgage-backed securities; and

     o    the separate prospectus relating to the offering of the underlying mortgage-backed securities will be delivered simultaneously with the delivery of the prospectus relating to the series of offered certificates described in the prospectus supplement that relates to that series of offered certificates, which prospectus supplement will either state that the prospectus for the offering of the underlying mortgage-backed securities is being delivered along with the prospectus for the

                                      -73-

          underlying mortgage-backed securities, or will be combined with the prospectus for the offering of the underlying mortgage-backed securities.

     If the offering of the subject series of offered certificates and the underlying mortgage-backed securities is not made on a firm commitment basis, the issuing entity or the underwriters for the offering of the subject series of offered certificates will be required to distribute a preliminary prospectus for both the subject series of offered certificates and the underlying mortgage-backed securities to any person who is expected to receive a confirmation of sale of the subject series of offered certificates at least 48 hours prior to sending such confirmation.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o    the initial and outstanding principal amount(s) and type of the securities;

     o    the original and remaining term(s) to stated maturity of the securities;

     o    the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o    the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o    the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o    the terms and conditions for substituting mortgage loans backing the securities; and

     o    the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Exchange Act, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.

SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     We will generally acquire the mortgage assets to be included in one of our trusts from Merrill Lynch Mortgage Lending, Inc. or another of our affiliates or from another seller of commercial and multifamily mortgage loans. We will then transfer those mortgage assets to the issuing entity for the related securitization transaction.

     If and to the extent described in the related prospectus supplement, we, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and

                                      -74-

warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement.

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, the subject securitization transaction may include a prefunding feature, in which case we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For a specified period, as set forth in the related prospectus supplement, following the date of initial issuance of that series of certificates, which will constitute the prefunding period, we or our designee will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver or arrange for the delivery of mortgage assets sufficient to make up the entire shortfall within the prefunding period, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.

     If the subject securitization transaction involves a prefunding period, then we will indicate in the related prospectus supplement, among other things:

     o    the term or duration of the prefunding period, which period may not extend more than one year beyond the date of initial issuance of the related offered certificates;

     o    the amount of proceeds to be deposited in the prefunding account and the percentage of the mortgage asset pool and any class or series of offered certificates represented by those proceeds, which proceeds may not exceed 50% of the related offering proceeds;

     o    triggers or events that would trigger limits on or terminate the prefunding period and the effects of such triggers;

     o    when and how new pool assets may be acquired during the prefunding period, and any limits on the amount, type or speed with which pool assets may be acquired;

     o    the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding period, including any differences from the criteria used to select the current asset pool;

     o    which party has the authority to add assets to the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets, and whether or not there will be any independent verification of such person's exercise of authority or determinations;

     o    any requirements to add minimum amounts of pool assets and any effects of not meeting those requirements;

                                      -75-

     o    if applicable, the procedures and standards for the temporary investment of funds in a prefunding account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

     o    the circumstances under which funds in a prefunding account will be returned to investors or otherwise disposed of; and

     o    a statement of whether, and if so, how investors will be notified of changes to the asset pool.

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

     o    cash that would be applied to pay down the principal balances of certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1.   conform to the description of mortgage assets in this prospectus,
               and

          2.   satisfy the criteria set forth in the related prospectus
               supplement.

     For example, if a mortgage loan backing a series of offered certificates defaults, then it may be subject to (a) a purchase option on the part of another lender whose loan is secured by a lien on the same real estate collateral or by a lien on an equity interest in the related borrower and/or (b) a fair value purchase option under the applicable governing document(s) for the subject securitization transaction or another servicing agreement.

     In addition, if so specified in the related prospectus supplement, but subject to the conditions specified in that prospectus supplement, one or more holders of certificates may exchange those certificates for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.

     Further, if so specified in the related prospectus supplement, a special servicer or other specified party for one of our trusts may be obligated, under the circumstances described in that prospectus supplement, to sell on behalf of the trust a delinquent or defaulted mortgage asset.

     See also "DESCRIPTION OF THE CERTIFICATES--Termination and Redemption."

CASH, ACCOUNTS AND PERMITTED INVESTMENTS

     The trust assets underlying a series of offered certificates will include cash from various sources, including initial deposits and payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as applicable.

     The trust assets underlying a series of offered certificates will also include one or more accounts established and maintained on behalf of the holders. All initial deposits, payments and collections received or advanced on the related mortgage loans, mortgage-backed securities, instruments of credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, as the case may be, and any other cash held by one of our trusts will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.

                                      -76-

     Funds on deposit in any account established and maintained on behalf of certificateholders may be invested in Permitted Investments. In the related prospectus supplement, we will provide a summary description of those Permitted
Investments and identify the beneficiary of any interest and other income earned on funds in an account established and maintained on behalf of certificateholders.

CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related underlying mortgage loans or mortgage-backed securities. The types of credit support that may benefit the holders of a class of offered certificates include:

     o    the subordination of one or more other classes of certificates of the same series;

     o    overcollateralization;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee; and/or

     o    a reserve fund.

     See "DESCRIPTION OF CREDIT SUPPORT".

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates and, if applicable, we will identify the provider of that credit support.

ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements; or

     o    currency exchange agreements.

     An interest rate exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (called counterparties) enter into an agreement to exchange periodic interest payments. The dollar amount the counterparties pay each other is an agreed-upon periodic interest rate multiplied by a predetermined dollar principal amount (which may decline over time according to an agreed-upon schedule), called the notional principal amount. No principal (notional amount) is exchanged between the parties to the transaction; only

                                      -77-

interest is exchanged. In its most common form, one party agrees to the pay the other a fixed rate of interest in exchange for a floating rate.

     An interest rate cap agreement is an arrangement whereby two parties (also called counterparties) enter into an agreement that places a ceiling (a "cap strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate cap agreement uses the interest rate cap agreement to limit its maximum payable interest rate in respect of an obligation it has to make payments at a floating rate. If the buyer's floating rate rises above the cap strike, the interest rate cap agreement provides for payments from the seller to the buyer for the difference between the floating rate and the cap strike. If the floating rate remains below the cap strike, no payments are required. The cap buyer is required to pay an up-front fee for the cap agreement.

     An interest rate floor agreement is an arrangement whereby two parties
(also called counterparties) enter into an agreement that places a minimum value
(a "floor strike") on a floating rate of interest on a specified notional principal amount for a specific term. The buyer of the interest rate floor agreement uses the interest rate floor agreement to limit its minimum receivable interest rate in respect of an entitlement it has to receive payments at a floating rate. The seller of the interest rate floor agreement accepts a minimum on the interest rate it will pay in return for the receipt of a premium payment.
If the floating rate drops below the floor strike, the floor agreement provides for payments from the seller to the buyer for the difference between the floor strike and the floating rate.

     A currency exchange agreement, which is a type of swap agreement, is an arrangement whereby two parties (also called counterparties) enter into an agreement to exchange interest and/or principal payments in different currencies on a periodic or one-time basis.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                                   THE SPONSOR

GENERAL CHARACTER OF THE SPONSOR AND ITS BUSINESS

     Unless otherwise specified in the related prospectus supplement, Merrill
Lynch Mortgage Lending, Inc. ("MLML") will act as the sole sponsor or a co-sponsor for each securitization transaction involving the issuance of a series of offered certificates. Any other entity which acts as a sponsor or as a co-sponsor with MLML will be described in the related prospectus supplement.

     MLML is a Delaware corporation formerly known as ML Health Care Servicing,
Inc., and is a wholly-owned subsidiary of Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. MLML makes, and purchases from lenders, commercial and multifamily mortgage loans for the purpose of securitizing them in commercial mortgage-backed securitization
("CMBS") transactions. MLML and its affiliates also purchase prime, subprime, nonperforming and subperforming residential mortgage loans from originators of these loans and aggregates these loans for sale in asset-backed securitization transactions.

     MLML is licensed as a Title II Nonsupervised Mortgagee approved by the
United States Department of Housing and Urban Development to originate and service mortgage loans. MLML acts as servicer of record for a small number of
FHA-insured loans that are serviced by a sub-servicer. MLML does not service the commercial and multifamily loans that it originates or acquires for securitization in CMBS transactions.

                                      -78-

     MLML also engages in the origination, and/or buying and selling, of mortgages and other interests in mortgage loans for investment purposes.
Further, MLML enters into resale and repurchase agreements to finance trading inventory positions.

THE SPONSOR'S SECURITIZATION PROGRAM

     MLML and its affiliates, directly or through correspondents, originate multifamily and commercial mortgage loans throughout the United States and abroad. MLML and its affiliates have been engaged in the origination of multifamily and commercial mortgage loans for securitization since 1994. The multifamily and commercial mortgage loans originated and securitized by MLML and its affiliates include both fixed-rate loans and floating-rate loans and both conduit balance loans--which are average-sized by industry standards-- and large balance loans. Most of the multifamily and commercial mortgage loans included in commercial mortgage securitizations sponsored by MLML and its affiliates have been originated, directly or through correspondents, by MLML or an affiliate.

     In addition, in the normal course of its securitization program, MLML and its affiliates, may also acquire multifamily and commercial mortgage loans from various third party originators. These mortgage loans may have been originated using underwriting guidelines not established by MLML or any of its affiliates.
The trust fund relating to a series of offered certificates may include mortgage loans originated by one or more of these third parties.

     MLML and its affiliates may also originate multifamily and commercial mortgage loans in conjunction with third-party correspondents and, in those cases, the third-party correspondents would perform the underwriting based on various criteria established or reviewed by MLML, and MLML or an affiliate would originate the subject mortgage loan on a specified closing date prior to inclusion in the subject securitization.

     In connection with its commercial mortgage securitization transactions,
MLML or an affiliate generally transfers the subject mortgage assets to a depositor, who then transfers those mortgage assets to the issuing entity for the related securitization. In return for the transfer of the subject mortgage assets by the depositor to the issuing entity, the issuing entity issues commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage assets.

     MLML and its affiliates also work with rating agencies, unaffiliated mortgage loan sellers and servicers in structuring the securitization transaction. MLML will generally act as sponsor, originator and mortgage loan seller in its commercial mortgage securitization transactions. With respect to certain of its commercial mortgage securitization transactions, there may be a co-sponsor and/or other mortgage loan sellers and originators. We will identify any co-sponsor in the related prospectus supplement. Neither MLML nor any of its affiliates acts as servicer of the multifamily and commercial mortgage loans in its commercial mortgage securitizations. Instead, MLML and/or the related depositor contract with other entities to service the multifamily and commercial mortgage loans following their transfer into a trust fund for a series of offered certificates.

     In connection with MLML or an affiliate contributing mortgage loans to a commercial mortgage securitization transaction, MLML or that affiliate may be obligated, specifically with respect to the mortgage loans that it is contributing, generally pursuant to a mortgage loan purchase agreement or other comparable agreement, to:

     o    deliver various specified loan documents;

     o    file and/or record various specified loan documents and assignments of those documents; and

     o    make various loan-specific representations and warranties.

                                      -79-

     If it is later determined that any mortgage asset contributed by MLML or an affiliate fails to conform to the specified representations and warranties or there is a defect in or an omission with respect to certain specified mortgage loan documents related to that mortgage asset, which breach, defect or omission, as the case may be, is determined to have a material adverse effect on the value of the subject mortgage asset or such other standard as is described in the related prospectus supplement, then MLML or such affiliate will generally have an obligation to cure the subject defect, omission or breach or to repurchase or replace the subject mortgage asset.

UNDERWRITING STANDARDS

     General. Set forth below is a discussion of certain general underwriting guidelines of MLML with respect to multifamily and commercial mortgage loans originated by MLML. The underwriting guidelines described below may not--and generally will not--apply to multifamily and commercial mortgage loans acquired by MLML from third party originators.

     Notwithstanding the discussion below, given the unique nature of income-producing real properties, the underwriting and origination procedures and the credit analysis with respect to any particular multifamily or commercial mortgage loan may differ significantly from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, physical quality, size, environmental condition, location, market conditions, capital reserve requirements and additional collateral, tenants and leases, borrower identity, borrower sponsorship and/or performance history. Consequently, there can be no assurance that the underwriting of any particular multifamily or commercial mortgage loan will conform to the general guidelines described in this "--Underwriting Standards"
section.

     Loan Analysis. MLML performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan it originates. The credit analysis of the borrower may include a review of third-party credit reports, reports resulting from judgment, lien, bankruptcy and pending litigation searches and, if applicable, the loan payment history of the borrower and its principals. Generally, borrowers are required to be single-purpose entities, although exceptions may be made from time to time on a case-by-case basis. The collateral analysis includes an analysis, in each case to the extent available, of historical property operating statements, rent rolls and a projection of future performance and a review of tenant leases. Depending on the type of real property collateral involved and other relevant circumstances, MLML's underwriting staff and/or legal counsel will review leases of significant tenants. MLML may also perform a limited qualitative review with respect to certain tenants located at the real property collateral, particularly significant tenants, credit tenants and sole tenants. MLML generally requires third-party appraisals, as well as environmental reports, building condition reports and, if applicable, seismic reports. Each report is reviewed for acceptability by a MLML staff member or a third-party reviewer. The results of these reviews are incorporated into the underwriting report.

     Loan Approval. Prior to commitment, all multifamily and commercial mortgage loans to be originated by MLML must be approved by one or more --depending on loan size--specified officers of MLML. The officer or officers responsible for loan approval may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

     Debt Service Coverage Ratio. The repayment of a multifamily or commercial mortgage loan is typically dependent upon the successful operation of the related real property collateral and the ability of that property to generate income sufficient to make payments on the loan. Accordingly, in connection with the origination of any multifamily or commercial mortgage loan, MLML will analyze whether cash flow expected to be derived from the subject real property collateral will be sufficient to make the required payments under that mortgage loan, taking into account, among other things, revenues and expenses for, and other debt currently secured by, or that in the future may be secured by, the subject real property collateral as well as debt secured by pledges of the ownership interests in the related borrower.

                                      -80-

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o    the amount of income, net of operating expenses, capital expenditures and other amounts required to be reserved for various purposes, derived or expected to be derived from the related real property collateral for a given period that is available to pay debt service on the subject mortgage loan, to

     o    the scheduled payments of principal and/or interest during that given period on the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral.

However, the amount described in the first bullet of the preceding sentence is often a highly subjective number based on variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral.

     For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, MLML may utilize annual net cash flow that was calculated based on assumptions regarding projected rental income, expenses and/or occupancy, including, without limitation, one or more of the following:

     o    the assumption that a particular tenant at the subject real property collateral that has executed a lease, but has not yet taken occupancy and/or has not yet commenced paying rent, will take occupancy and commence paying rent on a future date;

     o    the assumption that an unexecuted lease that is currently being negotiated with respect to a particular tenant at the subject real property collateral or is out for signature will be executed and in place on a future date;

     o    the assumption that a portion of currently vacant and unleased space at the subject real property collateral will be leased at current market rates and consistent with occupancy rates of comparable properties in the subject market;

     o    the assumption that certain rental income that is to be payable commencing on a future date under a signed lease, but where the subject tenant is in an initial rent abatement or free rent period or has not yet taken occupancy, will be paid commencing on such future date;

     o    assumptions regarding the probability of renewal of particular leases and/or the re-leasing of certain space at the subject real property collateral and the anticipated effect on capital and re-leasing expenditures; and

     o    various additional lease-up assumptions and other assumptions regarding the payment of rent not currently being paid.

     There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance.

     Generally, the debt service coverage ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or greater than 1.20:1 (subject to the discussion under "--Additional Debt"
below); however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a

                                      -81-

multifamily or commercial mortgage loan with a debt service coverage ratio below
1.20:1 based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization) the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

     We expect to provide in the related prospectus supplement debt service coverage ratios for each mortgage loan backing a series of offered certificates and a more detailed discussion of the calculation of net cash flow used in determining those debt service coverage ratios.

     Loan-to-Value Ratio. MLML also looks at the loan-to-value ratio of a prospective multifamily or commercial mortgage loan as one of the factors it takes into consideration in evaluating the likelihood of recovery if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o    the then outstanding principal balance of the subject mortgage loan and any other loans that are secured by liens of senior or equal priority on the related real property collateral, to

     o    the estimated value of the related real property collateral based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Generally, the loan-to-value ratio for multifamily and commercial mortgage loans originated by MLML, calculated as described above, will be equal to or less than 80% (subject to the discussion under "--Additional Debt" below);
however, exceptions may be made when consideration is given to circumstances particular to the mortgage loan or related real property collateral. For example, MLML may originate a multifamily or commercial mortgage loan with a loan-to-value ratio above 80% based on, among other things, the amortization features of the mortgage loan (for example, if the mortgage loan provides for relatively rapid amortization), the type of tenants and leases at the subject real property collateral, the taking of additional collateral such as reserves, letters of credit and/or guarantees, MLML's judgment of improved property performance in the future and/or other relevant factors.

     We expect to provide in the related prospectus supplement loan-to-value ratios for each mortgage loan backing a series of offered certificates and the property valuation used in determining those loan-to-value ratios.

     Additional Debt. When underwriting a multifamily or commercial mortgage loan, MLML will take into account whether the subject real property collateral and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that MLML or an affiliate will be the lender on that additional debt.

     The debt service coverage ratios described above under "--Debt Service
Coverage Ratio" and the loan-to-value ratios described above under
"--Loan-to-Value Ratio" may be below 1.20:1 and above 80%, respectively, based on the existence of additional debt secured by the related real property collateral or directly or indirectly by equity interests in the related borrower.

     Assessments of Property Condition. As part of the underwriting process,
MLML will analyze the condition of the real property collateral for a prospective multifamily or commercial mortgage loan. To aid in that analysis,
MLML may, subject to certain exceptions, inspect or retain a third party to inspect the property and will obtain the property assessments and reports described below.

     Appraisals. MLML will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser or an appraiser belonging to the
Appraisal Institute, a membership association of professional real estate appraisers. In addition, MLML will

                                      -82-

generally require that those appraisals be conducted in accordance with the
Uniform Standards of Professional Appraisal Practices developed by The Appraisal
Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and
Enforcement Act of 1989 were followed in preparing the appraisal. In some cases, however, MLML may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     Environmental Assessment. MLML may require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant,
MLML may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, MLML might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint and lead in drinking water will usually be conducted only at multifamily rental properties and only when MLML or the environmental consultant believes that such an analysis is warranted under the circumstances.

     Depending on the findings of the initial environmental assessment, MLML may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral.

     Engineering Assessment. In connection with the origination process, MLML may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, MLML will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

     Seismic Report. If the subject real property collateral includes any material improvements and is located in California or in seismic zones 3 or 4,
MLML may require a report to establish the probable maximum or bounded loss for the improvements at the property as a result of an earthquake. If that loss is in excess of 20% of the estimated replacement cost for the improvements at the property, MLML may require retrofitting of the improvements or that the borrower obtain earthquake insurance if available at a commercially reasonable price. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, MLML will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents;
temporary or permanent certificates of occupancy; letters from government officials or agencies; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

     Where a property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, MLML will analyze whether--

     o    any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

                                      -83-

     o    casualty insurance proceeds together with the value of any additional collateral would be available in an amount estimated by MLML to be sufficient to pay off the related mortgage loan in full;

     o    the real property collateral, if permitted to be repaired or restored in conformity with current law, would in MLML's judgment constitute adequate security for the related mortgage loan; and/or

     o    to require the related borrower to obtain law and ordinance insurance.

     Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, MLML may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. MLML conducts a case-by-case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by MLML. Furthermore, MLML may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

     Notwithstanding the foregoing discussion under this "--Underwriting
Guidelines" section, we may purchase mortgage loans for inclusion in a trust fund which vary from, or do not comply with, MLML's underwriting guidelines. In addition, in some cases, MLML's and/or its affiliates may not have strictly applied these underwriting guidelines as the result of a case-by-case permitted exception based upon other compensating factors.

                                  THE DEPOSITOR

     We are Merrill Lynch Mortgage Investors, Inc., the depositor with respect to each series of certificates offered by this prospectus. We are a corporation organized under the laws of the State of Delaware. We were initially incorporated on June 13, 1986. We are a wholly owned, direct subsidiary of
Merrill Lynch Mortgage Capital Inc., which is an indirect wholly owned subsidiary of Merrill Lynch & Co., Inc. Our principal executive offices are located at 4 World Financial Center, 10th Floor 250 Vesey Street, New York, New
York 10080. Our telephone number is 212-449-1000. There can be no assurance that at any particular time we will have any significant assets. We do not file with the SEC annual reports on Form 10-K or any other reports with respect to ourselves or our financial condition pursuant to Section 13(a) or 15(d) of the
Exchange Act.

     We were organized, among other things, for the purposes of:

     o    issuing and selling one or more series of bonds secured primarily by mortgage collateral and manufactured housing conditional sales contracts and loan agreements, investing in certain mortgage collateral and manufactured housing conditional sales contracts and loan agreements to be purchased with the proceeds of bonds secured thereby and taking certain other actions with respect thereto;

     o    selling interests in mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, evidencing those interests with pass-through certificates, using the proceeds of the sale of the pass-through certificates to acquire the mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements, retaining an interest, including a subordinated interest, in the mortgage loans, mortgage collateral or manufactured housing conditional sales contracts and loan agreements acquired and sold and taking certain other actions with respect thereto;

                                      -84-

     o    acting as settlor or depositor of trusts formed to issue, sell and deliver series of bonds secured by a pledge or assignment of mortgage obligations, pass-through certificates in mortgage loans or other mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing in or selling beneficial interests in the same, acquiring, owning, holding and pledging or selling interests in residential mortgage loans, mortgage collateral and manufactured housing conditional sales contracts and loan agreements and investing cash balances on an interim basis in certain short term investments; and

     o    doing all such things as are reasonable or necessary to enable us to carry out any of the above, including entering into loan agreements, servicing agreements and reimbursements agreements and selling certificates of interest in any trust for which we serve as depositor.

     Since our incorporation in 1986, we have been engaged in the securitization of commercial and multifamily mortgage loans and in acting as depositor of one or more trusts formed to issue commercial mortgage pass-through certificates that are secured by or represent interests in, pools of mortgage loans.

     We will generally acquire the mortgage assets that are to back each series of offered certificates from the sponsor(s) for the subject securitization transaction or, if specified in the prospectus supplement, from one or more other mortgage asset sellers, in each case in privately negotiated transactions.
We will thereupon transfer those mortgage assets to the related trust.

     After the issuance of a series of offered certificates, we may be required, to the extent specified in the related Governing Document, to perform certain actions on a continual basis, including but not limited to:

     o    to remove the trustee upon the occurrence of certain specified events, including certain events of bankruptcy or insolvency, failure to deliver certain required reports or imposition of a tax upon the trust fund, and thereupon appoint a successor trustee;

     o    to appoint a successor trustee in the event that the trustee resigns, is removed or becomes ineligible to continue serving in such capacity under the related Governing Document;

     o    to provide the trustee, the master servicer and the special servicer with any reports, certifications and information--other than with respect to the mortgage loans--that they may reasonably require to comply with the terms of the related Governing Document; and

     o    to provide to the related tax administrator in respect of the related trust such information as it may reasonably require to perform its reporting and other tax compliance obligations under the related
          Governing Document.

     Generally, it is expected that the functions and/or duties set out under this "The Depositor" section will be performed by our agents or affiliates.

                        YIELD AND MATURITY CONSIDERATIONS

GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates, and

                                      -85-

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.

PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.

PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.

YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o    the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o    the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o    whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o    when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

                                      -86-

     If you purchase your offered certificates at a discount, then you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, then you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, then you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o    be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o    equal the total principal balance, or a designated portion of the total principal balance, of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o    payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, and/or

     o    payments are made in reduction of the total principal balance of the class or classes of certificates, or the designated portion of that total principal balance, referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o    the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

     In general, those factors that increase--

     o    the attractiveness of selling or refinancing a commercial or multifamily property, or

     o    the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

                                      -87-

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o    requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o    to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o    the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o    the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those

                                      -88-

certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.   voluntary prepayments by borrowers, and

          2.   involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     In the prospectus supplement for a series of offered certificates, we will specify the projected weighted average life of each class of those offered certificates with principal balances, based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those weighted average lives and assumptions are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.

PREPAYMENT MODELS

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model.
CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2%
per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans.
Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

                                      -89-

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o    adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o    limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o    provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o    provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates.
We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series.
Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

                                      -90-

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o    the number of foreclosures with respect to the underlying mortgage loans; and

     o    the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o    a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o    the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.

                                      -91-

                     DESCRIPTION OF THE GOVERNING DOCUMENTS

GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing
Document for a series of offered certificates will include us, a trustee, one or more master servicers and one or more special servicers. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for the subject series of offered certificates.

     If we so specify in the related prospectus supplement, the originator of the mortgage assets or a party from whom we acquire mortgage assets or one of their respective affiliates may perform the functions of master servicer, special servicer, primary servicer, sub-servicer or manager for the trust to which we transfer those assets. The same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the
Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing
Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the
Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "The Depositor."

ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will acquire and assign, or cause to be directly assigned, to the designated trustee those mortgage loans or mortgage-backed securities and any other assets to be included in the related trust fund. We will specify in the related prospectus supplement all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related underlying mortgage loans or mortgage-backed securities in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required.
Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

                                      -92-

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.   the address of the related real property,

          2.   the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap
               information,

          3.   the remaining term to maturity,

          4.   if the mortgage loan is a balloon loan, the remaining
               amortization term, and

          5.   the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.   the outstanding principal balance, and

          2.   the pass-through rate or coupon rate.

REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     If and to the extent set forth in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o    the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the
          Governing Document for that series;

     o    the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.   the enforceability of the related mortgage note and mortgage,

          2.   the existence of title insurance insuring the lien priority of the related mortgage, and

          3.   the payment status of the mortgage loan.

     We will identify the warranting party, and give a more detailed summary of the representations and warranties made thereby, in the related prospectus supplement. In most cases, the warranting party will be a prior holder of the particular mortgage assets. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a material breach of any of those representations and warranties.

                                      -93-

COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through primary servicers or sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related
Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan.

     The master servicer and/or the special servicer for one or our trusts, directly or through primary servicers or sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o    maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o    responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o    protecting the interests of certificateholders with respect to senior lienholders;

     o    conducting inspections of the related real properties on a periodic or other basis;

     o    collecting and evaluating financial statements for the related real properties;

     o    managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.

                                      -94-

     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o    mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1.   entered into or consented to bankruptcy, appointment of a
               receiver or conservator or similar insolvency proceeding, or

          2.   become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o    real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also provide that if, in the judgment of the related master servicer or other specified party, a payment default or a material non-monetary default is reasonably foreseeable, the related master servicer may elect or be required to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time period within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o    accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related

                                      -95-

real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time.
See "LEGAL ASPECTS OF MORTGAGE LOANS--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o    making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     If and to the extent set forth in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.

SERVICING MORTGAGE LOANS THAT ARE PART OF A LOAN COMBINATION

     Certain of the mortgage loans that are included in our trusts will be part of a loan combination as described under "The Trust Fund--Mortgage Loans--Loan
Combinations." With respect to certain of those mortgage loans, the entire loan combination may be serviced under the applicable Governing Document for our trust, in which case the servicers under the Governing Document will have to service the loan combination with regard to and considering the interests of the holders of the non-trust mortgage loans included in the related loan combination. With respect to other mortgage loans in our trusts that are part of a loan combination, the entire loan combination may be serviced under a servicing agreement for the securitization of a related non-trust loan in that loan combination, in which case our servicers and the certificateholders of the related series of certificates will have limited ability to control the servicing of those mortgage loans. In any event, the related non-trust mortgage loan noteholders may be permitted to exercise certain rights and direct certain servicing actions with respect to the entire loan combination, including the mortgage loan in our trust. See "RISK FACTORS--With Respect to Certain Mortgage
Loans Included in Our Trusts, the Mortgaged Property or Properties that Secure the Subject Mortgage Loan in the Trust Also Secure One (1) or More Related
Mortgage Loans That Are Not in the Trust; The Interests of the Holders of Those
Non-Trust Mortgage Loans May Conflict with Your Interests."

PRIMARY SERVICERS AND SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers, primary servicers and sub-servicers. In addition, an originator or a seller of a mortgage loan may act as primary servicer or sub-servicer with respect to that mortgage loan after it is included in one of our trusts. A primary servicer or sub-servicer with respect to a particular mortgage loan will often have direct contact with the related borrower and may effectively perform all of the related primary servicing functions (other than special

                                      -96-

servicing functions), with related collections and reports being forwarded by that primary servicer or sub-servicer to the master servicer for aggregation of such items with the remaining mortgage pool. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated for performance of the delegated duties under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing
Document.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing
Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the related trust, through the master servicer or special servicer, as the case may be, that retained it, for expenditures that it makes, generally to the same extent that such master servicer or special servicer, as the case may be, would be reimbursed under the related Governing Document.

     We will identify in the related prospectus supplement any primary servicer or sub-servicer that, at the time of initial issuance of the subject offered certificates, is affiliated with us or with the issuing entity or any sponsor for the subject securitization transaction or is expected to be a servicer of mortgage loans representing 10% or more of the related mortgage asset pool, by balance.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o    that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o    the related trustee will receive payments on that mortgage-backed security; and

     o    subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o    delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

                                      -97-

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o    subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o    any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o    periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o    at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, the master servicer, special servicer or manager for any of our trusts may each resign from its obligations in that capacity, upon--

     o    the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o    a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be. In some cases, the appointment of a successor master servicer may require our consent, but if we have not responded to a request for consent to a successor within the requisite time period, that consent may be deemed to have been given. If the duties of the master servicer or the special servicer are transferred to a successor thereto, the master servicing fee and the special servicing fee and, except as otherwise described in the related prospectus supplement, any workout fee and/or any liquidation fee, as applicable, that accrues or otherwise becomes payable under the Governing Document from and after the date of such transfer will be payable to such successor. The Governing Document will require the resigning master servicer or special servicer to pay all costs and expenses in connection with its resignation and the resulting transfer of servicing.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related
Governing Document.

                                      -98-

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other parties to the related Governing Document will be protected, however, against any liability that would otherwise be imposed by reason of--

     o    willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the related Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any such loss, liability or expense:

     o    specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o    incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o    incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o    the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1.   that party is specifically required to bear the expense of the action, or

          2.   the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be
               reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

                                      -99-

     With limited exception, any person or entity--

     o    into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o    resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o    succeeding to all or substantially all of our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.

EVENTS OF DEFAULT

     We will identify in the related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity. In general, the Governing Document for each series of offered certificates will provide that if the defaulting party is terminated as a result of any such event of default, and if a non-defaulting party to that Governing
Document incurs any costs or expenses in connection with the termination of the defaulting party and the transfer of the defaulting party's duties under that
Governing Document, then those costs and expenses of such non-defaulting party must be borne by the defaulting party, and if not paid by the defaulting party within a specified period after its termination, such non-defaulting party will be entitled to indemnification for those costs and expenses from the related trust fund, although the defaulting party will not thereby be relieved of its liability for those costs and expenses.

AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2.   to correct, modify or supplement any provision in the Governing
          Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3.   to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4.   to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal
          Revenue Code relating to REMICs or grantor trusts if the provisions of the Internal Revenue Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

                                      -100-

     5.   to relax or eliminate any requirement under the Governing Document imposed by the Securities Act, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     6.   to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC or grantor trust created under the Governing Document;

     7.   to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC;

     8.   to further clarify or amend any provision of the Governing Document to reflect the new agreement between the parties regarding SEC reporting and filing obligations and related matters; or

     9.   to otherwise modify or delete existing provisions of the Governing
          Document.

     However, no amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, then no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66
2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to the certificateholders of that series.
However, the Governing Document for a series of offered certificates may not be amended to--

     o    reduce in any manner the amount of, or delay the timing of, payments received on the related underlying mortgage loans or mortgage-backed securities that are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o    adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o    modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o    if the related trust is intended to be a "qualifying special purpose entity" under FASB 140, significantly change the activities of the related trust without the consent of the holders of offered and non-offered certificates of that series representing, in total, not less than a majority of the voting rights for that series, without regard to any of those certificates held by us or any of our affiliates or agents.

                                      -101-

Notwithstanding the foregoing, the Governing Document for any series of offered certificates may provide that we need not be a party to any amendment to that
Governing Document, but rather may provide that any such amendment may not adversely affect our rights and/or interests without our consent.

LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing
Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders propose to send.

THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.

DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o    make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o    be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related
Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related
Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related
Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.

MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees, affiliates, agents and "control persons" within the meaning of the Securities Act will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document.
However, the indemnification of a trustee or any of its directors, officers, employees, affiliates, agents and "control persons" will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

                                      -102-

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related
Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.

     The protections, immunities and indemnities afforded to the trustee for one of our trusts will also be available to it in its capacity as authenticating agent, certificate registrar, tax administrator and custodian for that trust.

RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time by giving written notice thereof to us, the master servicer, the special servicer and all certificateholders. Upon receiving such notice, we will be obligated to appoint a successor to a resigning trustee. If no successor trustee has been appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     In general, if--

     o    at any time the trustee ceases to be eligible in accordance with the provisions of the Governing Document and fails to resign after we make a written request for the trustee to resign, or

     o    if at any time the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of
          rehabilitation, conservation or liquidation, or

     o    if the trustee fails (other than by reason of the failure of either the master servicer or the special servicer to timely perform its obligations or as a result of other circumstances beyond the trustee's reasonable control) to timely deliver or otherwise make available in accordance with the Governing Document certain reports or statements required under the Governing Document and such failure continues unremedied for a period set forth in the Governing Document after receipt of written notice by the trustee of such failure, or

     o    if a tax is imposed or threatened with respect to the trust fund by any state in which the trustee is located or in which it holds any portion of the trust fund,

                                      -103-

then we may remove the trustee and appoint a successor trustee acceptable to us and the master servicer by written instrument, in duplicate, which instrument must be delivered to the trustee so removed and to the successor trustee.

     In addition, unless we indicate otherwise in the related prospectus supplement, the holders of the offered and non-offered certificates of a subject series of certificates evidencing not less than 51%--or any other percentage specified in the related prospectus supplement--of the voting rights for that series may at any time remove the trustee and appoint a successor trustee by written instrument(s), signed by such holders or their attorneys-in-fact, delivered to the master servicer, the trustee so removed and the successor trustee so appointed.

     In the event that the trustee is terminated or removed, all of its rights and obligations under the Governing Document and in and to the trust assets will be terminated, other than any rights or obligations that accrued prior to the date of such termination or removal, including the right to receive all fees, expenses, advances, interest on advances and other amounts accrued or owing to it under the Governing Document with respect to periods prior to the date of such termination or removal, and no termination without cause will be effective until the payment of those amounts to the trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. The Governing Document will generally provide that the predecessor trustee is required to deliver to the successor trustee--at the expense of the certificateholders that effected the removal if the trustee has been removed without cause, otherwise, if the trustee has been removed with cause or not at the request of certificateholders, or if such expenses are not paid by such certificateholders within a specified period, at the expense of the trust--all documents related to the mortgage assets held by it or its agent and statements held by it under the Governing
Document.

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interests in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o    a stated principal amount, which will be represented by its principal balance, if any;

                                      -104-

     o    interest on a principal balance or notional amount, at a fixed, floating, adjustable or variable pass-through rate, which pass-through rate may change as of a specified date or upon the occurrence of specified events or for any other reason from one accrual or payment period to another, as described in the related prospectus supplement;

     o    specified, fixed or variable portions of the interest, principal or other amounts received on the related underlying mortgage loans or mortgage-backed securities;

     o    payments of principal, with disproportionate, nominal or no payments of interest;

     o    payments of interest, with disproportionate, nominal or no payments of principal;

     o    payments of interest on a deferred or partially deferred basis, which deferred interest may be added to the principal balance, if any, of the subject class of offered certificates or which deferred interest may or may not accrue interest, all as set forth in the related prospectus supplement;

     o    payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o    payments of interest or principal that are, in whole or in part, calculated based on or payable specifically or primarily from payments or other collections on particular related underlying mortgage loans or mortgage-backed securities;

     o    payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.   faster and, in some cases, substantially faster, or

          2.   slower and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the related underlying mortgage loans or mortgage-backed
               securities;

     o    payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

     o    payments of principal that may be accelerated or slowed in response to a change in the rate of principal payments on the related underlying mortgage loans or mortgage-backed securities in order to protect the subject class of offered certificates or, alternatively, to protect one or more other classes of certificates of the same series from prepayment and/or extension risk;

     o    payments of principal out of amounts other than payments or other collections of principal on the related underlying mortgage loans or mortgage-backed securities such as excess spread on the related underlying mortgage loans or mortgage-backed securities or amounts otherwise payable as interest with respect to another class of certificates of the same series, which other class of certificates provides for the deferral of interest payments thereon;

     o    payments of residual amounts remaining after required payments have been made with respect to other classes of certificates of the same series; or

                                      -105-

     o    payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related underlying mortgage loans or mortgage-backed securities.

     Any class of offered certificates may be senior or subordinate to or pari passu with one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, floating, adjustable or variable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, floating, adjustable or variable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, floating, adjustable or variable rate and on another portion of its total principal balance or notional amount at a different fixed, floating, adjustable or variable rate. Furthermore, a class of offered certificates may be senior to another class of certificates of the same series in some respects, such as receiving payments out of payments and other collections on particular related underlying mortgage loans or mortgage-backed securities, but subordinate in other respects, such as receiving payments out of the payments and other collections on different related underlying mortgage loans or mortgage-backed securities.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream
Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.

PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. Payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities will be the primary source of funds payable on a series of offered certificates. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the frequency of distributions and the periodic distribution date for that series,

     o    the relevant collection period for payments and other collections on or with respect to the related underlying mortgage loans or mortgage-backed securities that are payable on that series on any particular distribution date; and

     o    the record date as of which certificateholders entitled to payments on any particular distribution date will be established.

                                      -106-

     All payments with respect to a class of offered certificates on any distribution date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates.
Payments on an offered certificate will be made to the holder entitled thereto either--

     o    by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date, or in most cases, a specified number of days, generally no more than five, prior to that date, and has satisfied any other conditions specified in the related prospectus supplement, or

     o    by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     In connection with the offering and issuance of each series of offered certificates, we will include the following information in the related prospectus supplement:

     o    the flow of funds for the transaction, including the payment allocations, rights and distribution priorities among all classes of the subject offered certificates, and within each class of those offered certificates, with respect to cash flows;

     o    any specified changes to the transaction structure that would be triggered upon a default or event of default on the related trust assets, such as a change in distribution priority among classes;

     o    any credit enhancement, guaranteed investment contracts, interest rate exchange agreements, interest rate floor or cap agreements and/or currency exchange agreements, that are designed to enhance credit, facilitate the timely payment of monies due on the mortgage assets or owing to certificateholders, adjust the rate of return on those offered certificates, or preserve monies that will or might be distributed to certificateholders;

     o    how cash held pending distribution or other uses is held and invested, the length of time cash will be held pending distributions to certificateholders, the identity of the party or parties with access to cash balances and the authority to invest cash balances, the identity of the party or parties making decisions regarding the deposit, transfer or disbursement of mortgage asset cash flows and whether there will be any independent verification of the transaction accounts or account activity; and

     o    an itemized list (in tabular format) of fees and expenses to be paid or payable out of the cash flows from the related underlying mortgage loans or mortgage-backed securities.

     In the flow of funds discussion in any prospectus supplement, we will provide information regarding any directing of cash flows from the trust assets
- such as to reserve accounts, cash collateral accounts or expenses - and the purpose and operation of those requirements.

     Payments of Interest. In the case of a class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.
However, in some cases, the interest payable with respect to a class of interest-bearing offered certificates will equal a specified percentage or

                                      -107-

other specified portion, calculated as described in the related prospectus supplement, of the interest accrued or payable, as applicable, on some or all of the related underlying mortgage loans or mortgage-backed securities or on a particular related underlying mortgage loan or mortgage-backed security.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, floating, adjustable or variable. For example, the pass-through rate for a class of interest-bearing offered certificates may be:

     o    a specified fixed rate;

     o    a rate based on the interest rate for a particular related mortgage asset;

     o    a rate based on a weighted average of the interest rates for some or all of the related underlying mortgage loans or mortgage-backed securities, except that for purposes of calculating that weighted average rate any or all of the underlying rates may first be subject to a cap or floor or be increased or decreased by a specified spread or percentage or a spread or percentage calculated based on a specified formula, with any such underlying rate adjustments permitted to vary from mortgage asset to mortgage asset or, in the case of any particular mortgage asset, from one accrual or payment period to another;

     o    a rate that resets periodically based upon, and that varies either directly or indirectly with, the value from time to time of a designated objective index, such as the London interbank offered rate, a particular prime lending rate, a particular Treasury rate, the average cost of funds of one or more financial institutions or another similar index rate, as determined from time to time as set forth in the related prospectus supplement;

     o    a rate that is equal to the product of (a) a rate described in any of the foregoing bullets in this sentence, multiplied by (b) a specified percentage or a percentage calculated based on a specified formula, which specified percentage or specified formula may vary from one accrual or payment period to another;

     o    a rate that is equal to (a) a rate described in any of the foregoing bullets in this sentence, increased or decreased by (b) a specified spread or a spread calculated based on a specified formula, which specified spread or specified formula may vary from one accrual or payment period to another;

     o    a floating, adjustable or otherwise variable rate that is described in any of the foregoing bullets in this sentence, except that it is limited by (a) a cap or ceiling that establishes either a maximum rate or a maximum number of basis points by which the rate may increase from one accrual or payment period to another or over the life of the subject offered certificates or (b) a floor that establishes either a minimum rate or a maximum number of basis points by which the rate may decrease from one accrual or payment period to another or over the life of the subject offered certificates;

     o    a rate that is described in any of the foregoing bullets in this sentence, except that it is subject to a limit on the amount of interest to be paid on the subject offered certificates in any accrual or payment period that is based on the total amount available for distribution;

     o    the highest, lowest or average of any two or more of the rates described in the foregoing bullets in this sentence, or the differential between any two of the rates described in the foregoing bullets in this sentence; or

                                      -108-

     o    a rate that is based on (a) one fixed rate during one or more accrual or payment periods and a different fixed rate or rates, or any other rate or rates described in any of the foregoing bullets in this sentence, during other accrual or payment periods or (b) a floating, adjustable or otherwise variable rate described in any of the foregoing bullets in this sentence, during one or more accrual or payment periods and a fixed rate or rates, or a different floating, adjustable or otherwise variable rate or rates described in any of the foregoing bullets in this sentence during other accrual or payment periods.

     We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a floating, adjustable or variable pass-through rate, the method for determining that pass-through rate and how frequently it will be determined. If the rate to be paid with respect to any class of offered certificates can be a combination of two or more rates, we will provide information in the related prospectus supplement regarding each of those rates and when it applies.

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o    the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o    the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each distribution date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o    based on the principal balances of some or all of the related underlying mortgage loans or mortgage-backed securities; or

     o    equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related underlying mortgage loans or mortgage-backed securities.

                                      -109-

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related underlying mortgage loans or mortgage-backed securities and the other related trust assets (which will be of the type described under "THE TRUST FUND").

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o    if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related underlying mortgage loans or mortgage-backed securities that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular distribution date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement. Unless we so state in the related prospectus supplement, the initial total principal balance of a series of certificates will not be greater than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities transferred by us to the related trust. We will specify in the related prospectus supplement, if applicable the extent, expressed as a percentage, initial total principal balance of a series of certificates is greater than or less than the total outstanding principal balance of the related underlying mortgage loans or mortgage-backed securities that we transfer to the trust

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances of principal received or made with respect to the mortgage assets. Payments of principal on a series of offered certificates may also be made from the following sources:

     o    amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o    interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o    prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each distribution date including any principal distribution schedules and formulas for calculating principal distributions from cash flows on the trust assets. Payment priorities among, principal distribution schedules for and formulas for calculating principal, distributions from cash flows on the related trust assets with respect to various classes of certificates of any particular series may be affected by and/or subject to change based upon defaults and/or losses with respect to the related trust assets or one or more particular trust assets and/or

                                      -110-

liquidation, amortization, performance or similar riggers or events with respect to the related trust assets or one or more particular trust assets. We will identify in the related prospectus supplement the rights of certificateholders and changes to the transaction structure or flow of funds if the events or triggers described in the preceding sentence occur.

     The offered certificates will not have maturity dates in a traditional sense, and it will not be an event of default if a class of offered certificates is not paid in full by a specified date. However, if the offered certificates of any particular class or series are not paid in full by a specified date, then, as and to the extent described in the related prospectus supplement, the applicable Governing Document may provide for a liquidation of a sufficient amount of related underlying mortgage loans or mortgage-backed securities to retire that class or series.

ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o    by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "DESCRIPTION OF CREDIT SUPPORT."

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE; REPORTS FILED WITH THE SEC

     All documents filed for the trust relating to a series of offered certificates after the date of this prospectus and before the end of the related offering with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act, are incorporated by reference in this prospectus and are a part of this prospectus from the date of their filing. Any statement contained in a document incorporated by reference in this prospectus is modified or superseded for all purposes of this prospectus to the extent that a statement contained in this prospectus--or in the related prospectus supplement--or in any other subsequently filed document that also is incorporated by reference differs from that statement. Any statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     We or another transaction party on behalf of the trust for a series of offered certificates will file the reports required under the Securities Act and under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. These reports include but are not limited to:

     o    Reports on Form 8-K (Current Report), following the issuance of the series of certificates of the related trust fund, including as
          Exhibits to the Form 8-K, various agreements or other documents specified in the related prospectus supplement, if applicable;

     o    Reports on Form 8-K (Current Report), following the occurrence of events specified in Form 8-K requiring disclosure, which are required to be filed within the time-frame specified in Form 8-K related to the type of event;

     o    Reports on Form 10-D (Asset-Backed Issuer Distribution Report),
          containing the distribution and pool performance information required on Form 10-D, which are required to be filed 15 days following each related distribution date; and

                                      -111-

     o    Report on Form 10-K (Annual Report), containing the items specified in
          Form 10-K with respect to a fiscal year and filing or furnishing, as appropriate, the required exhibits and the certification delivered pursuant to Section 302(a) of the Sarbanes-Oxley Act of 2002.

     We do not intend, and no other transaction party will be required, to file with the SEC any reports required under Section 13(a), 13(c), 14 or 15(d) of the
Exchange Act with respect to any of our trusts following completion of the reporting period required by Rule 15d-1 or Regulation 15D under the Securities
Exchange Act of 1934. Unless specifically stated in the report, the reports and any information included in the report will neither be examined nor reported on by an independent public accountant. Each of our trusts will have a separate file number assigned by the SEC, which unless otherwise specified in the related prospectus supplement is not available until filing of the final prospectus supplement related to the series. Reports filed with the SEC with respect to one of our trusts after the final prospectus supplement is filed will be available under trust's specific number, which will be a series number assigned to the file number for our registration statement as shown under "AVAILABLE
INFORMATION."

     We anticipate that, with respect to each of our trusts, the annual reports on Form 10-K, the distribution reports on Form 10-D, the current reports on Form
8-K and amendments to those reports filed or furnished pursuant to section 13(a)
or 15(d) of the Exchange Act will be made available on the website of the related trustee or the website of such other transaction party as may be identified in the prospectus supplement for the related series of offered certificates, as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. If this is the case, we will identify in the applicable prospectus supplement the address of that website. If the foregoing reports will not be made available in this manner, then we will, in the related prospectus supplement, state whether an identified transaction party voluntarily will provide electronic or paper copies of the subject filings free of charge upon request.

     We will, or will cause another transaction party to, provide to each person, including any beneficial owner, to whom a prospectus is delivered in connection with any offered certificates, free of charge upon written or oral request, a copy of any and all of the information that is incorporated by reference in that prospectus but not delivered with that prospectus. We will, in the related prospectus supplement, state the name, address and telephone number to which the request for this information must be made.

REPORTS TO CERTIFICATEHOLDERS

     On or about each distribution date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o    the payments made on that distribution date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate, upon request, a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o    the applicable portion of that calendar year during which the person was a certificateholder.

                                      -112-

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any distribution date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.

     Except as described in the related prospectus supplement, neither the master servicer nor any other party to a Governing Document will be required to provide certificateholders, or a trustee on their behalf, periodic evidence of the absence of a default under, or of compliance with the terms of, that
Governing Document.

VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o    with respect to those amendments to the governing documents described under "DESCRIPTION OF THE GOVERNING DOCUMENTS--Amendment," or

     o    as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.

TERMINATION AND REDEMPTION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o    the final payment or other liquidation of the last mortgage asset in that trust; and

     o    the payment, or provision for payment (i) to the certificateholders of that series of all amounts required to be paid to them and (ii) to the trustee, the fiscal agent, the master servicer, the special servicer and the members, managers, officers, directors, employees and/or agents of each of them of all amounts which may have become due and owing to any of them under the Governing Document.

     Written notice of termination of a trust will be given to each affected certificateholder prior to the date of termination. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement which parties may exercise that purchase option, the circumstances under which those parties may exercise that purchase option and the price or the formula for determining the price.

     If we so specify in the related prospectus supplement, following the date on which the total principal balances of the offered certificates are reduced to zero, if all of the remaining certificates (but excluding any class

                                      -113-

of certificates evidencing a residual interest in a REMIC) are held by the same certificateholder, that certificateholder will be entitled to exchange all of the remaining certificates for all of the mortgage assets underlying that series, thereby effecting the early termination of the related trust. We will describe in the related prospectus supplement the specific circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value or at such other price as may be set forth in, or as may be calculated in accordance with the formula set forth in, the related prospectus supplement. If the price at which the mortgage assets are sold is less than their unpaid balance, plus accrued interest, then the holders of one or more classes of certificates of the applicable series may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.

     The title for any class of offered certificates with an optional redemption or termination feature that may be exercised when 25% or more of the original principal balance of the related mortgage asset pool is still outstanding, will include the word "callable."

BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking Luxembourg for so
long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o    a "clearing corporation" within the meaning of the New York Uniform
          Commercial Code, and

     o    a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock
Exchange, Inc. and the National Association of Securities Dealers, Inc. Access
to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

                                      -114-

     It is our understanding that Clearstream Banking Luxembourg holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars.
Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary,
Clearstream is subject to regulation by the Luxembourg Monetary Institute.
Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises
Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major
European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 30 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this
"--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank
S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear
Clearance System Public Limited Company. The Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of
Belgium. All operations are conducted by the Euroclear Operator, and all
Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and
Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear
Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and
Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial
Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not

                                      -115-

maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or
Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in
Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of
Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o    governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o    the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related distribution date.

                                     -116-

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as
"certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a
"certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o    we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o    we notify DTC of our intent to terminate the book-entry system through
          DTC with respect to those offered certificates and, in the event applicable law and/or DTC's procedures require that the DTC participants holding beneficial interests in those offered certificates submit a withdrawal request to DTC in order to so terminate the book-entry system, we additionally notify those DTC participants and they submit a withdrawal request with respect to such termination.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all
DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                          DESCRIPTION OF CREDIT SUPPORT

GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related underlying mortgage loans or mortgage-backed securities. That credit support may be in the form of any of the following:

     o    the subordination of one or more other classes of certificates of the same series;

     o    overcollateralization, whether in the form of mortgage assets or otherwise;

     o    the use of a letter of credit, a surety bond, an insurance policy, a guarantee;

     o    the establishment of one or more reserve funds; or

                                     -117-

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related underlying mortgage loans or mortgage-backed securities exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o    any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.

SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any distribution date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates.
If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.

OVERCOLLATERALIZATION

     If and to the extent described in the related prospectus supplement, the mortgage assets underlying any series of offered certificates may generate cashflows for the benefit of the related trust that, in the absence of

                                     -118-

default, will be in excess of the amount needed to make all required payments with respect to the offered and non-offered certificates of that series. This may be as a result of excess spread or because the mortgage assets have a greater total principal balance than the total principal balance of the certificates of the subject series. As and to the extent described in the related prospectus supplement, the additional cashflow may be available to cover losses or other shortfalls on one or more classes of related offered certificates and/or to amortize one or more classes of related certificates.

INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default and/or loss risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default and/or loss risks and the extent of that coverage.

LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related underlying mortgage loans or mortgage-backed securities as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under it and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.

CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.

RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, Permitted
Investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only

                                     -119-

against select types of losses and shortfalls. Following each distribution date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

CREDIT SUPPORT WITH RESPECT TO MORTGAGE-BACKED SECURITIES

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the
United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United
States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United
States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "THE TRUST FUND--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.

GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o    the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o    in general, the order of recordation of the mortgage in the appropriate public recording office.

                                     -120-

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o    a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o    the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.

INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property

                                     -121-

in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o    unless the lender's interest in the room rates is given adequate protection.

                                     -122-

For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.

PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.

FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o    nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o    all parties having a subordinate interest of record in the real property, and

     o    all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties, including defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

                                     -123-

     Equitable and Other Limitations on Enforceability of Particular Provisions.
United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o    alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o    require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o    require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o    limit the right of the lender to foreclose in the case of a nonmonetary default, such as--

          1.   a failure to adequately maintain the mortgaged property, or

          2.   an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o    found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger
          constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o    a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o    notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o    send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

                                     -124-

     In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o    the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist,
          and

     o    the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o    to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a

                                     -125-

statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure.
Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

     One Action and Security First Rules. Some states (including California)
have laws that prohibit more than one "judicial action" to enforce a mortgage obligation secured by a mortgage on real property or an interest therein, and some courts have construed the term "judicial action" broadly. In addition, some states (including California) require that the lender proceed first against any real property security for such mortgage obligation before proceeding directly upon the secured obligation itself. In the case where either a cross-collateralized, cross-defaulted or a multi-property mortgage loan is secured by real properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" and/or "security first" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in the states where judicial foreclosure is the only permitted method of foreclosure. Otherwise, a second action in a state with "one action" rules might be precluded because of a prior first action, even if such first action occurred in a state without "one action" rules. Moreover, while the consequences of breaching these rules will vary from jurisdiction to jurisdiction, as a general matter, a lender who proceeds in violation of these rules may run the risk of forfeiting collateral and/or even the right to enforce the underlying obligation. In addition, under certain circumstances, a lender with respect to a real property located in a
"one action" or "security first" jurisdiction may be precluded from obtaining a deficiency judgment against the borrower following foreclosure or sale under a deed of trust (unless there has been a judicial foreclosure). Finally, in some jurisdictions, the benefits of such laws may be available not just to the underlying obligor, but also to any guarantor of the underlying obligation, thereby limiting the ability of the lender to recover against a guarantor without first complying with the applicable anti-deficiency statutes.

     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan.
However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other state statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale. In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower such as for waste upon the property. Finally, some statutes may preclude deficiency judgments altogether with respect to certain kinds of obligations such as purchase-money indebtedness. In some jurisdictions the courts have extended the benefits of this legislation to the guarantors of the underlying obligation as well.

                                     -126-

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o    requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o    permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o    contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the
UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

     In the case of foreclosure on a building converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elected to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt

                                     -127-

are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o    reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o    reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o    permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o    permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o    a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

                                     -128-

     In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o    assume the lease and either retain it or assign it to a third party,
          or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance.
These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S.
Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o    the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o    unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.

ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and
Liability Act of 1980, as amended, imposes strict liability on present and past
"owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or
"operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

                                     -129-

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996
(the "Lender Liability Act") amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o    it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o    assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     CERCLA does not apply to petroleum products, and the secured creditor exclusion does not govern liability for cleanup costs under federal laws other than CERCLA, in particular Subtitle I of the federal Resource Conservation and
Recovery Act ("RCRA"), which regulates underground petroleum storage tanks, except heating oil tanks. The Environmental Protection Agency has adopted a lender liability rule for underground storage tanks (USTs) under Subtitle I of
RCRA. Under that rule a lender with a security interest in an UST or real property containing an UST is not liable as an "owner" or "operator" so long as the lender does not engage in decision making control of the use, storage, filing or dispensing of petroleum contained in the UST, exercise control over the daily operation of the UST, or engage in petroleum production, refining or marketing. Moreover, under the Lender Liability Act, the protections accorded to lenders under CERCLA are also accorded to holders of security interests in underground petroleum storage tanks. It should be noted, however, that liability for cleanup of petroleum contamination may be governed by state law, which may not provide for any specific protection for secured creditors, or alternatively, may not impose liability on secured creditors at all.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and
Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o    impose liability for releases of or exposure to asbestos-containing materials, and

     o    provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

                                     -130-

     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository
Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that act and the regulations promulgated under that act. The inability to enforce a due-on-sale clause may result in transfer of the related mortgaged property to an uncreditworthy person, which could increase the likelihood of default and thereby may affect the average life of the mortgage loans and the number of mortgage loans which may extend to maturity.

JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust.
The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

                                     -131-

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o    first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o    third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o    last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.

SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable.
Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o    the borrower may have difficulty servicing and repaying multiple loans;

     o    if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o    acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o    if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o    the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.
Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

                                     -132-

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control
Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.
In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated under that act, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals.
The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the
Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and
officers of the U.S. Public Health Service assigned to duty with the military.
Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG, RICO AND MONEY LAUNDERING PROCEEDINGS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses can be seized by and ordered forfeited to the

                                     -133-

United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and
Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the Uniting and Strengthening America by Providing
Appropriate Tools Required to Intercept and Obstruct Terrorism Act (commonly referred to as the Patriot Act) and the regulations issued pursuant to that Act, as well as the narcotic drug laws. Under procedures contained in the
Comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o    its mortgage was executed and recorded before commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or

     o    the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was subject to forfeiture.

     However, there is no assurance that such defense will be successful.

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     This is a general discussion of the anticipated material federal income tax consequences of purchasing, owning and transferring the offered certificates.
This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the
Internal Revenue Code. This section does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal
Revenue Code, including:

     o    banks,

     o    insurance companies,

     o    foreign investors,

     o    tax exempt investors,

     o    holders whose "functional currency" is not the United States dollar,

     o    United States expatriates, and

     o    holders holding the offered certificates as part of a hedge, straddle or conversion transaction.

     Further, this discussion does not address investors who treat items of income, expense, gain or loss with respect to the offered certificates differently for book and tax purposes.

     This discussion and any legal opinions referred to in this discussion are based on current provisions and interpretations of the Internal Revenue Code and the accompanying Treasury regulations and on current judicial and administrative rulings. All of these authorities are subject to change and any change can apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the
IRS may take contrary positions.

                                     -134-

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o    given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors are encouraged to consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "STATE AND
OTHER TAX CONSEQUENCES."

     The following discussion addresses securities of two general types:

     o    REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue
          Code; and

     o    grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing
Document or an agent appointed by that trustee or other party will make a REMIC election and/or act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC election, we also will identify in the related prospectus supplement all regular interests and residual interests in the resulting REMIC.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "THE TRUST FUND--Arrangements Providing Reinvestment,
Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and
in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue
Code and in the Treasury regulations issued or proposed under those sections.
The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.

REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o    the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

                                     -135-

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o    REMIC regular certificates, representing regular interests in the
          REMIC, or

     o    REMIC residual certificates, representing residual interests in the
          REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation.
Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury
Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue
Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code in the hands of a real estate investment trust,
          and

     o    "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in
          the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section
7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless we state otherwise in the related prospectus supplement, offered certificates that are REMIC regular certificates will be
"qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal
Revenue Code in the hands of another REMIC.

     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the
Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the
Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar

                                     -136-

quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable
Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o    collections on mortgage loans held pending payment on the related offered certificates, and

     o    any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal
Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue
Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section
856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o    a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o    a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue
          Code; and

     o    the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For certain series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as interests in one REMIC solely for purposes of determining:

     o    whether the related REMIC certificates will be "real estate assets"
          within the meaning of Section 856(c)(5)(B) of the Internal Revenue
          Code,

     o    whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the
          Internal Revenue Code, and

     o    whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue
          Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal
Revenue Code treats REMIC regular certificates as debt instruments issued by the
REMIC and not as ownership interests in the REMIC or its assets.

                                     -137-

Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal
Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method described below, prior to the receipt of the cash attributable to that income. The Treasury Department has issued regulations under Sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section
1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal
Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the
Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a
REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o    a combination of a single fixed rate and one or more "qualified floating rates,"

     o    a combination of a single fixed rate and one "qualified inverse floating rate," or

                                     -138-

     o    a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the
IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each distribution date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the
REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first distribution date in excess of interest accrued from the date of initial issuance to the first distribution date is included in the stated
redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o    the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2.   the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

                                     -139-

     o    a fraction--

          1.   the numerator of which is the amount of the principal payment,
               and

          2.   the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market
Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a
REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a distribution date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the next following distribution date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1.   the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2.   the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o    the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o    the total amount of original issue discount previously accrued on the certificate, reduced by

     o    the amount of all prior payments of amounts included in its stated
          redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o    assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

                                     -140-

     o    using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o    taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated
redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate.
However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o    the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o    the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset the negative amount against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "RISK FACTORS--The
Investment Performance of Your Offered Certificate Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates are encouraged to consult their tax advisors concerning the tax treatment of these certificates in this regard.

     The Treasury Department proposed regulations on August 24, 2004 concerning the accrual of interest income by the holders of REMIC regular interests. The proposed regulations would create a special rule for accruing original issue discount on REMIC regular certificates that provide for a delay between record and distribution dates, such that the period over which original issue discount accrues coincides with the period over which the certificate holder's right to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, certificate holders would be required to accrue interest from the issue date to the first record date, but would not

                                     -141-

be required to accrue interest after the last record date. The proposed regulations are limited to REMIC regular certificates with delayed payment periods of fewer than 32 days. The proposed regulations are proposed to apply to any REMIC regular certificate issued after the date the final regulations are published in the Federal Register. The proposed regulations provide automatic consent for the holder of a REMIC regular certificate to change its method of accounting for original issue discount under the final regulations. The change is proposed to be made on a cut-off basis and, thus, does not affect REMIC regular interests certificates before the date the final regulations are published in the Federal Register.

     The Treasury Department issued a notice of proposed rulemaking on the timing of income and deductions attributable to interest-only regular interests in a REMIC on August 24, 2004. In this notice, the Treasury Department and the
IRS requested comments on whether to adopt special rules for taxing regular interests in a REMIC that are entitled only to a specified portion of the interest in respect of one or more mortgage loans held by the REMIC, high-yield
REMIC regular interests, and apparent negative-yield instruments. The Treasury
Department and the IRS also requested comments on different methods for taxing the foregoing instruments, including the possible recognition of negative amounts of original issue discount, the formulation of special guidelines for the application of Internal Revenue Code Section 166 to REMIC IOs and similar instruments, and the adoption of a new alternative method applicable to REMIC
IOs and similar instruments. It is uncertain whether IRS actually will propose any regulations as a consequence of the solicitation of comments and when any resulting new rules would be effective.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o    in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o    in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue
Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC
Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

                                     -142-

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal
Revenue Code if the market discount is less than 0.25% of the remaining stated
redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above. This treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the
Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o    in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o    in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue
Code to amortize the

                                     -143-

premium over the life of the certificate as an offset against qualified stated
interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See
"--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The
Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o    the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are
either a corporate holder of a REMIC regular certificate or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o    you will not be entitled to deduct a loss under Section 166 of the
          Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other
Taxes" below. Rather, a holder of REMIC residual certificates must generally include in income the taxable income or net loss of the related REMIC.
Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently

                                     -144-

than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted
in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the
REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the residual certificateholders'
gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of
REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC
residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the
REMIC's termination. Income derived from the REMIC residual certificates will be
"portfolio income" for the purposes of the limitations under Section 469 of the
Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate.
These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you.

     The Treasury Department has issued final regulations, effective May 11,
2004, which address the federal income tax treatment of "inducement fees"
received by transferees of noneconomic REMIC residual interests. The final regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. The final regulations provide two safe harbor methods which permit transferees to include inducement fees in income, either (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the prepayment assumption. If the holder of a REMIC residual interest sells or otherwise disposes of the residual certificate, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. The final regulations also provide that an inducement fee shall be treated as income from sources within the United States.
In addition, the IRS has issued administrative guidance addressing the procedures by which transferees of noneconomic REMIC residual interests may obtain automatic consent from the IRS to change the method of accounting for
REMIC inducement fee income to one of the safe harbor methods provided in these final regulations (including a change from one safe harbor method to the other safe harbor method). Prospective purchasers of the REMIC residual certificates are encouraged to consult with their tax advisors regarding the effect of these final regulations and the related guidance regarding the procedures for obtaining automatic consent to change the method of accounting.

                                     -145-

     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period.
Consequently, you should have--

     o    other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "RISK FACTORS--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o    any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1.   the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2.   amortization of any premium on the mortgage loans held by the
               REMIC,

          3.   bad debt losses with respect to the mortgage loans held by the
               REMIC, and

          4.   except as described below in this "--Taxable Income of the REMIC"
               subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are

                                     -146-

retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal
Revenue Code to amortize any premium on the mortgage loans that it holds.
Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the
REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue
Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account.
See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related
REMIC certificates, subject to the limitation of Section 67 of the Internal
Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below.
If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o    increased by amounts included in the income of the holder of that
          REMIC residual certificate, and

                                     -147-

     o    decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a
REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o    upon the sale of its REMIC residual certificate.

See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual
Certificates--General" above. These adjustments could require a holder of a
REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o    the daily portions of REMIC taxable income allocable to that certificate, over

     o    the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the

                                     -148-

long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o    the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o    any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term
Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the
IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o    will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o    will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o    will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors.

See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o    excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o    alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these
REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a
REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2)
of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

                                     -149-

     o    common trusts, and

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related
Governing Document:

     o    the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o    the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate. This rate is computed and published monthly by the
IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o    from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o    from the prospective transferee, providing representations as to its financial condition and that it understands that, as the holder of a non-economic REMIC residual certificate, it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that such transferee intends to pay its taxes associated with holding such REMIC residual certificate as they become due, and

     o    from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "Safe Harbor
Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor: (i) the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a
"foreign branch") of the transferee or another U.S. taxpayer, and (ii) the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations. A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if: at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any

                                     -150-

obligations of certain related persons, the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test. The "formula test" makes the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o    the present value of any consideration given to the transferee to acquire the interest,

     o    the present value of the expected future distributions on the interest, and

     o    the present value (computed using a discount rate equal to the applicable Federal short-term rate) of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the Safe Harbor Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors are encouraged to consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered
REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a
REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue
Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a

                                     -151-

REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That Are Foreign
Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing
Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a
REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o    an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o    the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code currently provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by an amount equal to the lesser of:

     o    3% of the excess, if any, of such taxpayer's adjusted gross income, or

     o    80% of the amount of itemized deductions otherwise allowable for such tax year.

     Under current law, the applicable reduction will be two-thirds of the above amount for taxable years beginning in 2006 and 2007, and one-third of the above amount for taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the reduction of itemized deductions is repealed.
Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

                                     -152-

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or Section
68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o    a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate.
The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o    income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o    payments on the certificate received by that certificateholder, amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual
Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the
Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

                                     -153-

cannot be the subject of a constructive sale for this purpose. Because most
REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o    the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable
          Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o    the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under
"--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount"
and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the
"wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

                                     -154-

     o    acquires any other residual interest in a REMIC, or

     o    acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code
imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o    the receipt of income from a source other than a mortgage loan or other Permitted Investments,

     o    the receipt of compensation for services, or

     o    the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the
          REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the
REMIC issues all of its interests could result in the imposition of a tax on the
REMIC equal to 100% of the value of the contributed property. The related
Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a
"Permitted Investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o    the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

                                     -155-

     Tax and Restrictions on Transfers of REMIC Residual Certificates to
Particular Organizations. If a REMIC residual certificate is transferred to a
Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o    the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o    the highest marginal federal income tax rate applicable to corporations.

     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the
REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o    any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o    the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o    as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o    the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified
          Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o    the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder,
          or

     o    a statement under penalties of perjury that the record holder is not a
          Disqualified Organization.

                                     -156-

     If an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified
Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a
Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o    the residual interests in the entity are not held by Disqualified
          Organizations, and

     o    the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the

                                     -157-

tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under section 6111 of the
Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o    30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Market Discount."

                                     -158-

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o    fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o    not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements.
These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and any other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related
REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the
Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o    if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to
United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

                                     -159-

     Unless we otherwise state in the related prospectus supplement, the related
Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o    U.S. Persons, if classified as a partnership under the Internal
          Revenue Code, unless all of their beneficial owners are U.S. Persons.

GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue
Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o    a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o    a grantor trust strip certificate representing ownership of all or a portion of the difference between--

          1.   interest paid on the mortgage loans constituting the related grantor trust, minus

          2.   the sum of:

               o    normal administration fees, and

               o    interest paid to the holders of grantor trust fractional
                    interest certificates issued with respect to that grantor
                    trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.

     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o    "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but
          only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o    "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)
          of the Internal Revenue Code; and

     o    "real estate assets" within the meaning of Section 856(c)(5)(B) of the
          Internal Revenue Code.

                                     -160-

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered
"interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal
Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o    consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section
          7701(a)(19)(C)(v) of the Internal Revenue Code,

     o    consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o    the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the
          Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     o    The grantor trust strip certificates will be "obligation[s] (including any participation or certificate of beneficial ownership therein)
          which . . . [are] principally secured by an interest in real property"
          within the meaning of Section 860G(a)(3)(A) of the Internal Revenue
          Code.

     Taxation of Owners of Grantor Trust Fractional Interest Certificates.

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o    will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o    will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code currently reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount. Under current law, the applicable deduction will be decreased by one-third for taxable years beginning in 2006 and 2007, and by two-thirds in taxable years beginning in 2008 and 2009. For taxable years beginning after December 31, 2009, the reduction of itemized deductions is repealed.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may

                                      -161-

be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o    a class of grantor trust strip certificates is issued as part of the same series, or

     o    we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6)
of the Internal Revenue Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the
Internal Revenue Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     In light of the application of Section 1286 of the Internal Revenue Code, a beneficial owner of a stripped bond generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own prepayment assumption. The information necessary to perform the related calculations for

                                      -162-

information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these stripped bonds, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a stripped bond generally will be different than that reported to holders and the IRS. Prospective investors should consult their own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences to them if they should fail to do so.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the
Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC
Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated
redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated
interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o    the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in
          "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o    the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed at the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between distribution dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the
Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

                                      -163-

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when certificates are offered and sold under this prospectus, which we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury regulation section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o    there is no original issue discount or only a de minimis amount of original issue discount, or

     o    the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis

                                      -164-

original issue discount and market discount described in "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of
Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the
REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See
"--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o    the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o    the daily portions of original issue discount for all days during the accrual period prior to that day.

                                      -165-

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o    the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o    the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o    a prepayment assumption determined when the certificates are offered and sold under this prospectus and disclosed in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o    in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o    in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described below, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various

                                      -166-

respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust
Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular
Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of
REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o    be allocated among the payments of stated redemption price on the mortgage loan, and

     o    be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor
Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If
Stripped Bond Rules Apply," no regulations or published rulings under Section
1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

                                      -167-

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o    the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o    an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section
1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section
1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "RISK FACTORS--The
Investment Performance of Your Offered Certificates Will Depend Upon Payments,
Defaults and Losses on the Underlying Mortgage Loans; and Those Payments,
Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the
IRS and certificateholders will be based on:

     o    the prepayment assumption we will disclose in the related prospectus supplement, and

     o    a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o    the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

                                      -168-

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o    the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o    any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o    any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income.
Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

                                      -169-

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o    the amount of servicing compensation received by a master servicer or special servicer, and

     o    all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On January 24, 2006, the Treasury Department published final regulations which establish a reporting framework for interests in "widely held fixed investment trusts" and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as a "trust"
under Treasury regulation section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

                                      -170-

     The trustee, or its designated agent, will be required to calculate and provide information to requesting persons with respect to the trust in accordance with these new regulations beginning with respect to the 2007 calendar year. The trustee (or its designated agent), or the applicable middleman (in the case of interests held through a middleman), will be required to file information returns with the IRS and provide tax information statements to holders in accordance with these new regulations after December 31, 2007.

     Backup Withholding. In general, the rules described under "--REMICs--Backup
Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United
States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "FEDERAL
INCOME TAX CONSEQUENCES," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

                              ERISA CONSIDERATIONS

GENERAL

     The following description is general in nature, is not intended to be all-inclusive, is based on the law and practice existing at the date of this document and is subject to any subsequent changes therein. In view of the individual nature of ERISA and Internal Revenue Code consequences, each potential investor that is a Plan is advised to consult its own legal advisor with respect to the specific ERISA and Internal Revenue Code consequences of investing in the offered certificates and to make its own independent decision.
The following is merely a summary and should not be construed as legal advice.

     ERISA imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section
410(d) of the Internal Revenue Code, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of

                                      -171-

other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a)
and 501(a) of the Internal Revenue Code, moreover, is subject to the prohibited transaction rules in Section 503 of the Internal Revenue Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing documents.

     Section 406 of ERISA also prohibits a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA
Plan, unless a statutory, regulatory or administrative exemption exists. Section
4975 of the Internal Revenue Code contains similar prohibitions applicable to the assets of an I.R.C. Plan.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code or a penalty imposed under Section 502(i) of ERISA, unless a statutory, regulatory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified, resulting in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. The Plan Asset Regulation provides that when a Plan acquires an equity interest in an entity, the assets of the Plan include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and employee benefit plans not subject to ERISA or Section 4975 of the Internal
Revenue Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1.   those with discretionary authority or control over the assets of the entity,

     2.   those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3.   those who are affiliates of the persons described in the preceding clauses 1. and 2.

                                      -172-

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o    has discretionary authority or control over the management or disposition of the assets of the Plan, or

     o    provides investment advice with respect to the assets of the Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are
Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code. For
example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulation provides that when a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of the Plan include the certificate but do not include any of the mortgages underlying the certificate.
The Plan Asset Regulation includes in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae or Fannie Mae. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulation.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in
Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you are encouraged to consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates on behalf of or with assets of the
Plan.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of, or with assets of, a
Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o    Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

                                      -173-

     o    Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o    Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in
          Interest;

     o    Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o    Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in
          Interest; and

     o    Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions with respect to those certificates.

UNDERWRITER'S EXEMPTION

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S.
Department of Labor issued PTE 90-29 to Merrill Lynch, Pierce, Fenner & Smith
Incorporated. Subject to the satisfaction of the conditions specified in that exemption, PTE 90-29, as most recently amended by PTE 2002-41, generally exempts from the application of the prohibited transaction provisions of ERISA and
Section 4975 of the Internal Revenue Code, various transactions relating to, among other things--

     o    the servicing and operation of some mortgage asset pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o    the purchase, sale and holding of some certificates such as particular classes of the offered certificates that evidence interests in those pools and are underwritten by Merrill Lynch, Pierce, Fenner & Smith
          Incorporated or any person affiliated with Merrill Lynch, Pierce,
          Fenner & Smith Incorporated.

     The related prospectus supplement will state whether PTE 90-29 is or may be available with respect to any offered certificates underwritten by Merrill
Lynch, Pierce, Fenner & Smith Incorporated.

INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are Plan assets. That regulation generally provides that, if the specified requirements are satisfied with

                                      -174-

respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section
401(c) of ERISA, may be treated as Plan assets. In addition, because Section
401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of Plans invested in the separate account. If you are an insurance company and you are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.

CONSULTATION WITH COUNSEL

     If you are a fiduciary of a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1.   the potential applicability of ERISA and Section 4975 of the
               Internal Revenue Code to that investment, and

          2.   the availability of any prohibited transaction exemption in connection with that investment.

TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the
Internal Revenue Code will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of
Section 512 of the Internal Revenue Code. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "FEDERAL INCOME TAX CONSEQUENCES--REMICs--Taxation of Owners of REMIC
Residual Certificates--Excess Inclusions" in this prospectus.

                                      -175-

                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, certain classes of the offered certificates of any series will constitute mortgage related securities for purposes of the Secondary Mortgage Market
Enhancement Act of 1984, as amended.

     Generally, the only classes of offered certificates that will qualify as
"mortgage related securities" will be those that: (1) are rated in one of two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate. The appropriate characterization of offered certificates not qualifying as "mortgage related securities" for purposes of SMMEA under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase such certificates, may be subject to significant interpretive uncertainties. All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities are encouraged to consult with their own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for them.

     Mortgage related securities are legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts, and business entities, including depository institutions, insurance companies, trustees and pension funds--

     o    that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the
October 3, 1991 cut-off for those enactments, limiting to various extents the ability of some entities (in particular, insurance companies) to invest in
"mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act
of 1994, which amended the definition of "mortgage related security" to include, in relevant part, certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o    federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

                                      -176-

     o    federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. Section 24 (Seventh),

subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with certain general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(m) to include certain commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities (other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities) under limited circumstances, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's
"investment pilot program" under 12 C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2).

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of
Interest Rate Risk, Investment Securities, and Derivatives Activities," and
Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities,"
which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment
Securities and End-User Derivatives Activities" of the Federal Financial
Institutions Examination Council, which has been adopted by the Board of
Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective
May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     Investors whose investment activities are subject to regulation by federal or state authorities should review rules, policies, and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies, or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions that may restrict or prohibit investment in securities that are not
"interest-bearing" or "income-paying," and, with regard to any offered certificates issued in book-entry form, provisions that may restrict or prohibit investments in securities that are issued in book-entry form.

                                      -177-

     Except as to the status of some classes as "mortgage related securities,"
we make no representations as to the proper characterization of any class of offered certificates for legal investment, financial institution regulatory or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you are encouraged to consult with your legal advisor in determining whether and to what extent--

     o    the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in your state.

                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to (a) cover expenses related to that purchase and the issuance of those certificates, including legal and accounting costs, rating agency fees, registration fees, upfront fees of any master servicer, special servicer, manager or trustee, and payments to any provider of credit support or a derivative instrument, (b) fund any prefunding account, (c) fund any reserve accounts or (d) make any initial deposits to the trust necessary to make payments on the related certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.

                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1.   by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

                                      -178-

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions.
Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o    the obligations of the underwriters will be subject to various conditions precedent,

     o    the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o    in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be
"underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates are encouraged to consult with their legal advisors in this regard prior to any reoffer or sale.

     It is expected that Merrill Lynch, Pierce, Fenner & Smith Incorporated will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. Merrill Lynch,
Pierce, Fenner & Smith Incorporated is an affiliate of Merrill Lynch Mortgage
Investors, Inc.

                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Sidley Austin LLP;

     o    Latham & Watkins LLP; or

     o    Cadwalader, Wickersham & Taft LLP.

                                      -179-

                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.

                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade. We will, in the related prospectus supplement, with respect to each class of offered certificates, identify the applicable rating agency or agencies and specify the minimum rating(s) that must be assigned thereto.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o    whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o    the yield to maturity or, if they have principal balances, the average life of those certificates;

     o    the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o    the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o    whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o    the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o    if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                      -180-

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this glossary whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response,
Compensation and Liability Act of 1980, as amended.

     "Committee Report" means the Conference Committee Report accompanying the
Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "Disqualified Organization" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o    any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal
          Revenue Code or the Freddie Mac,

     o    any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the
          Internal Revenue Code, or

     o    any organization described in Section 1381(a)(2)(C) of the Internal
          Revenue Code.

     "Electing Large Partnership" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as
amended.

     "ERISA Plan" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "Euroclear Operator" means Euroclear Bank, S.A./N.V., as operator of the
Euroclear System, or any successor entity.

     "Euroclear Terms and Conditions" means the Terms and Conditions Governing
Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System,
Belgian law.

     "Exchange Act" means the Exchange Act of 1934, as amended.

                                      -181-

     "Fannie Mae" means the Federal National Mortgage Association.

     "Farmer Mac" means the Federal Agricultural Mortgage Corporation.

     "FASB 140" means the Financial Accounting Standards Board's Statement No.
140, entitled "Accounting for Transfers and Servicing of Financial Assets and
Extinguishment of Liabilities," issued in September 2002.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "Financial Intermediary" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "Freddie Mac" means the Federal Home Loan Mortgage Corporation.

     "Ginnie Mae" means the Government National Mortgage Association.

     "Governing Document" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. Plan" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code, including individual retirement accounts and certain Keogh plans.

     "IRS" means the Internal Revenue Service.

     "Lender Liability Act" means the Asset Conservation Lender Liability and
Deposit Insurance Act of 1996, as amended.

     "Net Income From Foreclosure Property" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "Party In Interest" means any person that is a "party in interest" within the meaning of Section 3(14) of ERISA or a "disqualified person" within the meaning of Section 4975(e)(2) of the Internal Revenue Code.

     "Pass-Through Entity" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o    other entities described in Section 860E(e)(6) of the Internal Revenue
          Code.

                                      -182-

     "Permitted Investments" means U.S. government securities and other investment grade obligations, including:

     o    direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (having original maturities of not more than 365 days), provided that those obligations are backed by the full faith and credit of the United States;

     o    repurchase agreements or obligations with respect to any security described in the preceding bullet (having original maturities of not more than 365 days), provided that the short-term deposit or debt obligations of the party agreeing to repurchase the subject security are investment grade rated;

     o    federal funds, unsecured uncertified certificates of deposit, time deposits, demand deposits and bankers' acceptances of any bank or trust company organized under the laws of the United States or any state thereof (having original maturities of not more than 365 days), the short-term obligations of which are investment grade rated;

     o    commercial paper (including both non-interest bearing discount obligations and interest-bearing obligations and having original maturities of not more than 365 days) of any corporation or other entity organized under the laws of the United States or any state thereof which commercial paper is investment grade rated;

     o    money market funds which are rated in one of the four highest applicable rating categories of a nationally recognized statistical rating organization; and

     o    any other obligation or security acceptable to each applicable rating agency for the related offered certificates, evidence of which acceptability will be provided in writing by each of those rating agencies to, among others, the related trustee;

provided that (1) no investment described above may evidence either the right to receive (x) only interest with respect to such investment or (y) a yield to maturity greater than 120% of the yield to maturity at par of the underlying obligations; and (2) no investment described above may be purchased at a price greater than par if such investment may be prepaid or called at a price less than its purchase price prior to stated maturity.

     "Plan" means an ERISA Plan or an I.R.C. Plan.

     "Plan Asset Regulation" means U.S. Department of Labor Regulation Section
2510.3-101 promulgated under ERISA.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S.
Department of Labor, as it may be amended from time to time, or any successor thereto.

     "RCRA" means the federal Resource Conservation and Recovery Act.

     "REIT" means a real estate investment trust within the meaning of Section
856(a) of the Internal Revenue Code.

     "Relief Act" means the Servicemembers Civil Relief Act, as amended.

                                      -183-

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code.

     "REMIC IO" means a REMIC that is entitled to only a specified portion of the interest in respect of one or more mortgage loans held by the REMIC.

     "REO Property" means any mortgaged property or interest therein that is acquired by or on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding underlying mortgage loan.

     "Safe Harbor Regulations" means the final Treasury regulations issued on
July 18, 2002.

     "SEC" means the Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as
amended.

     "SPA" means standard prepayment assumption.

     "Title V" means Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980.

     "Treasury Department" means the United States Department of the Treasury.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. Person" means:

     o    a citizen or resident of the United States;

     o    a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of
          Columbia;

     o    an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business in the United States; or

     o    a trust as to which--

          1.   a court in the United States is able to exercise primary
               supervision over the administration of the trust, and

          2.   one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                                      -184-

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

The attached CD-ROM contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "ML-CFC
2006-3.xls". The spreadsheet file "ML-CFC 2006-3.xls" is a Microsoft Excel(1),
Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the
Mortgage Pool" in this offering prospectus and on Annexes A-1, A-2, A-3, A-4 and
B to this offering prospectus. Defined terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in the glossary to this offering prospectus. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this offering prospectus. Prospective investors are strongly urged to read this offering prospectus and the accompanying base prospectus in their respective entireties prior to accessing the spreadsheet file.

__________________

(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================

                                 $2,246,176,000

                                 (Approximate)

                    ML-CFC COMMERCIAL MORTGAGE TRUST 2006-3
                               as Issuing Entity

         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-3

                     MERRILL LYNCH MORTGAGE INVESTORS, INC.
                                 as Depositor

                      MERRILL LYNCH MORTGAGE LENDING, INC.
               COUNTRYWIDE COMMERCIAL REAL ESTATE FINANCE, INC.
                        PNC BANK, NATIONAL ASSOCIATION
                          as Sponsors and Loan Sellers

                           --------------------------

                               OFFERING PROSPECTUS

                           --------------------------

                               MERRILL LYNCH & CO.

                       COUNTRYWIDE SECURITIES CORPORATION

                             PNC CAPITAL MARKETS LLC

                              GOLDMAN, SACHS & CO.

                                 MORGAN STANLEY

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